UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a party other than the Registrant ☐
Check the appropriate box:

☑	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under to § 240.14a-12

Earthstone Energy, Inc.
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED MAY 28, 2021

[•], 2021

Dear Fellow Stockholder:

You are cordially invited to attend our Annual Meeting of Stockholders to be held on [•], [•], 2021 at 9:00 a.m., Central Daylight Time, at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. The other directors and officers join me in extending this invitation. We are sensitive to the public health and travel concerns our stockholders may have and recommendations that public health officials may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). We plan to announce any such updates on our proxy website at www.iproxydirect.com/ESTE, and we encourage you to check this website prior to the meeting if you plan to attend.

It is important that your shares are represented at the meeting. If you are unable to attend the meeting but have questions or comments about our operations, we would like to hear from you.

To assure that your shares will be voted at the meeting, please complete, sign, date and return your proxy card in the postage-paid envelope provided, or submit your proxy electronically via the Internet or by telephone using the instructions on the proxy card. Submitting your proxy will not affect your right to vote in person if you attend the meeting.

We thank you for your continued support.

Sincerely,

FRANK A. LODZINSKI Executive Chairman

This proxy statement is dated [•], 2021, and is being mailed to stockholders on or about [•], 2021.

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Date:	[•], 2021

Time:	9:00 a.m. CDT

Place:	1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380

Matters to be voted on:	1.	To elect three Class III directors named in the proxy statement to our board of directors to serve for a term expiring in 2024 and until their successors are duly elected and qualified;

	2.	To amend the Third Amended and Restated Certificate of Incorporation to increase the authorized size of our board of directors from nine members to eleven members;

	3.	To approve and adopt an amendment to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan;

	4.	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2021;

	5.	To approve the issuance of 6,200,000 shares of Class A Common Stock pursuant to the rules of the New York Stock Exchange;

	6.	To authorize one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above at the Annual Meeting or any adjournments thereof; and

	7.	To transact such other business as may properly come before the Annual Meeting.

We do not expect to transact any other business at the Annual Meeting. Stockholders of record at the close of business on May 24, 2021, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A complete list of our stockholders entitled to vote at the meeting will be available for examination at our offices in The Woodlands, Texas during ordinary business hours for a period of ten (10) days prior to the Annual Meeting.

By Order of the Board of Directors,

WILLIAM A. WIEDERKEHR, JR.
Corporate Secretary
[•], 2021

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

2021 PROXY STATEMENT SUMMARY
This summary highlights selected information contained in this proxy statement and does not contain all the information that may be important to you. Earthstone urges you to read carefully this proxy statement in its entirety, including the annexes. Additional, important information, which Earthstone also urges you to read, is contained in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.” Unless stated otherwise, all references in this proxy statement to Earthstone are to Earthstone Energy, Inc., all references to EEH are to Earthstone Energy Holdings, LLC, all references to the Company, us, we, our, are to Earthstone and its consolidated subsidiaries.

Annual Meeting of Stockholders

●	Time:	9:00 a.m. Central Daylight Time

●	Date:	[•], 2021

●	Place:	1400 Woodloch Forest Drive, Suite 300 The Woodlands, Texas 77380

●	Record date:	May 24, 2021

●	Voting:
Stockholders as of the record date are entitled to vote. Each share of Class A Common Stock and Class B Common Stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on. The Class A Common Stock and the Class B Common Stock vote together as one class.

Meeting Agenda

●	Election of three Class III directors for terms expiring in 2024
●	Approve and adopt an amendment (the “Charter Amendment”) to the Earthstone Energy, Inc. Third Amended and Restated Certificate of Incorporation
●	Approve and adopt an amendment (the “Plan Amendment”) to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan (the “2014 Plan”)
●	Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for 2021
●	Approve the issuance of 6.2 million shares of Class A Common Stock (the “Transaction Shares”) pursuant to the rules of the New York Stock Exchange (“NYSE”)
●
Approve a proposal to authorize one or more adjournments of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above at the Annual Meeting or any adjournments thereof

Proposal 1: Election of Three Class III Directors

We are asking stockholders to elect three Class III directors.

Proposal 2: Approve and Adopt an Amendment to our Third Amended and Restated Certificate of Incorporation

We are asking stockholders to approve and adopt an amendment to Earthstone’s Third Amended and Restated Certificate of Incorporation to increase the authorized size of the Board of Directors from nine members to eleven members.

Proposal 3: Approve and Adopt an Amendment to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan

We are asking stockholders to approve and adopt an amendment to the Amended and Restated 2014 Long-Term Incentive Plan, to authorize an additional 2.6 million shares of Class A Common Stock under the plan.

Proposal 4: Ratification of the Auditors

We are asking stockholders to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2021.

Proposal 5: Approve the Issuance of the Transaction Shares

We are asking stockholders to approve the issuance of 6.2 million shares of Class A Common Stock to be issued upon the closing of the Purchase Agreements (as discussed below) pursuant to the rules of the NYSE in connection with our acquisition of interests in oil and gas leases and related property located in Irion County, Texas. See “The Transaction” section in this proxy statement.

Proposal 6: Authorize One or More Adjournments

We are asking stockholders to authorize one or more adjournments of the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the proposals listed above at the Annual Meeting or any adjournments thereof.

Recommendation of the Board of Directors

After careful consideration, our Board unanimously recommends that the stockholders vote “FOR” each of the director nominees, “FOR” the approval and adoption of the Charter Amendment to increase the authorized size of the Board from nine members to eleven members, “FOR” the approval and adoption of the Plan Amendment to the 2014 Plan, “FOR” the ratification of the appointment of Moss Adams as our independent registered public accounting firm for 2021, “FOR” the approval, for purposes of the applicable rules of the NYSE, of the issuance of the Transaction Shares pursuant to the Purchase Agreements, and “FOR” the adjournment proposal at the Annual Meeting. For a more complete description of the proposals, please see proposals set forth in this document.

Summary of the Transaction

On March 31, 2021, Earthstone, EEH, Tracker Resource Development III, LLC, a Delaware limited liability company (“Tracker”), and TRD III Royalty Holdings (TX), LP, a Delaware limited partnership (“RoyaltyCo”), entered into a purchase and sale agreement (the “Tracker Agreement”), which provides that EEH will acquire (the “Tracker Acquisition”) interests in oil and gas leases and related property of Tracker located in Irion County, Texas (the “Tracker Assets”). At the closing of the Tracker Acquisition, Tracker will receive (the “Tracker Purchase Price”) (i) $29.6 million in cash, subject to customary purchase price adjustments, and (ii) 4.7 million shares of Class A Common Stock (the “Tracker Shares”). Also, on March 31, 2021, Earthstone, EEH, SEG-TRD LLC, a Delaware limited liability company (“SEG-I”), and SEG-TRD II LLC, a Delaware limited liability company (“SEG-II” and collectively with SEG-I, “Sequel”), entered into a purchase and sale agreement (the “Sequel Agreement” and collectively with the Tracker Agreement, the “Purchase Agreements”), which provides that EEH will acquire (the “Sequel Acquisition” and with the Tracker Acquisition, the “Transaction”) certain well-bore interests and related equipment held by Sequel that are part of a joint development agreement between Tracker and Sequel involving portions of the acreage covered by the Tracker Agreement (the “Sequel Assets” and collectively with the Tracker Assets, the “Assets”). At the closing of the Sequel Acquisition, Sequel will receive (the “Sequel Purchase Price”) (i) $52.0 million in cash, subject to customary purchase price adjustments, and (ii) 1.5 million shares of Class A Common Stock (the “Sequel Shares” and collectively with the Tracker Shares, the “Transaction Shares”). The Purchase Agreements have an effective time of 12:01 a.m., Central Time, on March 1, 2021. As a result of the Purchase Agreements, Earthstone expects to acquire approximately 20,300 net developed acres located in Irion County, Texas for an aggregate purchase price of approximately $126.5 million (as of the announcement date), consisting of $81.6 million in cash, subject to customary closing adjustments, and 6.2 million shares of Class A Common Stock.

The Parties

Earthstone Energy, Inc.

Earthstone Energy, Inc., a Delaware corporation (“Earthstone” and with its consolidated subsidiaries, the “Company,” “we,” “us” and “our”), is a growth-oriented independent oil and gas company engaged in the acquisition and development of oil and gas reserves through activities that include the acquisition, drilling and development of undeveloped leases, asset and corporate acquisitions and mergers. Our operations are all in the upstream segment of the oil and natural gas industry and all our properties are onshore in the State of Texas.  Our assets are located primarily in the Midland Basin of west Texas and to a lesser extent, in the Eagle Ford Trend of south Texas. Our Class A Common Stock is listed on the NYSE under the trading symbol “ESTE.” Earthstone’s principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Earthstone is the sole managing member of Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), with a controlling interest in EEH. Earthstone, together with its wholly-owned subsidiary, Lynden Energy Corp., a corporation organized under the laws of British Columbia (“Lynden Corp.”), and Lynden Corp.’s wholly-owned consolidated subsidiary, Lynden USA Inc., a Utah corporation (“Lynden US”), and also a member of EEH, consolidates the financial results of EEH and records a noncontrolling interest in the consolidated financial statements representing the economic interests of EEH’s members other than Earthstone and Lynden US.

Earthstone Energy Holdings, LLC

EEH was formed on November 4, 2016. Earthstone is the sole managing member of EEH. EEH is a holding company of operating subsidiaries that own and operate our assets and will own and operate the Assets after the closing of the Transaction. EEH’s principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Tracker Resource Development III, LLC
TRD III Royalty Holdings (TX), LP

Tracker Resource Development III, LLC, a Delaware limited liability company (“Tracker”), was formed on April 6, 2011, and is owned by an affiliate of EnCap Investments L.P. (“EnCap”), EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership (“EnCap Fund VIII”), and two entities not affiliated with the Company or EnCap, ZIP Ventures I, L.L.C., a Delaware limited liability company (“ZIP”), and Tracker III Holdings, LLC, a Delaware limited liability company (“Tracker Holdings”). TRD III Royalty Holdings (TX), LP, a Delaware limited partnership (“RoyaltyCo”), was formed on July 15, 2014. Tracker’s and RoyaltyCo’s principal executive offices are located at 9155 East Nichols Avenue, Suite 360, Centennial, Colorado 80112, and their telephone number is (303) 534-9513.

SEG-TRD LLC
SEG-TRD II LLC

SEG-TRD LLC, a Delaware limited liability company (“SEG-I”), was formed on June 9, 2017 for the purpose of entering into a drilling financing arrangement with Tracker. SEG-TRD II LLC, a Delaware limited liability company (“SEG-II” and collectively with SEG-I, “Sequel”), was formed on October 19, 2018 for the purpose of entering into a drilling financing arrangement with Tracker. SEG-I and SEG-II have no other operations. Sequel’s principal executive offices are located at 8101 E. Prentice Avenue, Suite 1175, Greenwood Village, Colorado 80111, and its telephone number is (303) 468-2106.

The Audit Committee of the Board of Directors

As a result of the potential conflicts of interest resulting from EnCap’s indirect ownership interests in both Earthstone and Tracker and pursuant to Earthstone’s Covered Transactions Policy, the Earthstone Audit Committee was delegated the responsibility to evaluate a potential transaction between Earthstone and Tracker and make its recommendation thereon to the full Board. The Audit Committee members are Jay F. Joliat (Chairman), Phil D. Kramer and Zachary G. Urban, each an independent and disinterested member of our Board. To assist with the process, the Audit Committee engaged Richards, Layton & Finger, P.A. (“RLF”), as its legal counsel, and Northland Securities, Inc. (“Northland”) as its financial advisor.

For the reasons discussed below, the Audit Committee unanimously: (i) approved the Transaction, the Tracker Agreement, the Sequel Agreement, and the ancillary agreements and documents appended thereto and each of the transactions contemplated therein, and (ii) recommended that the Transaction, the Tracker Agreement and the Sequel Agreement be approved by the full Board and the approval of the issuance of the Transaction Shares be submitted to our stockholders for approval in accordance with the terms of the Tracker Agreement, the Sequel Agreement and the rules of the NYSE. See “The Transaction—Opinion of Northland Securities, Inc. to the Audit Committee.”

Opinion of Northland Securities, Inc. to the Audit Committee

On March 31, 2021, Northland, as financial advisor to the Audit Committee, rendered its oral opinion to the Audit Committee (which was subsequently confirmed in writing by delivery of Northland’s written opinion dated March 31, 2021) that, as of March 31, 2021, the Transaction Consideration (as defined below) to be paid by Earthstone in the Transaction is fair, from a financial point of view, to Earthstone.

Northland’s opinion was directed to the Audit Committee of the Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to Earthstone of the Transaction Consideration to be paid by the Company in the Transaction and did not address any other terms, conditions, aspects or implications of the Transaction. The summary of Northland’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex E to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Northland in preparing its opinion. However, neither Northland’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be, and they do not constitute, a recommendation as to, or otherwise address, how any holder of shares of Class A Common Stock and Class B Common Stock should act or vote with respect to the issuance of the Transaction Shares or any related matter. See “The Transaction—Opinion of Northland Securities, Inc. to the Audit Committee.”

Related Agreements

Support and Voting Agreement

As a condition and inducement to Tracker’s willingness to enter into the Tracker Agreement and Sequel’s willingness to enter into the Sequel Agreement, the Warburg Entities (as defined below) simultaneously entered into a Support and Voting Agreement (the “Voting Agreement”) with Earthstone, EEH, Tracker, RoyaltyCo, SEG-I and SEG-II, with respect to all of the shares of our Class A Common Stock beneficially owned by the Warburg Entities. The Voting Agreement provides that the Warburg Entities, in their capacity collectively as a significant stockholder of Earthstone, will: (i) appear at any meeting of Earthstone’s stockholders or otherwise cause all securities of Earthstone beneficially owned by the Warburg Entities to be counted as present at such a meeting for purposes of calculating a quorum; and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the securities of Earthstone owned by the Warburg Entities in favor of the issuance of the Transaction Shares and any other matter necessary for the consummation of the transactions contemplated by the Purchase Agreements. In addition, the Warburg Entities agree to vote against any action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transaction.

The Warburg Entities’ obligations under the Voting Agreement terminate on the earliest to occur of: (i) the consummation of the closing of the Tracker Agreement; (ii) the termination of the Purchase Agreements pursuant to and in compliance with the terms set forth therein; and (iii) the mutual written agreement of the Warburg Parties, Earthstone, EEH, Tracker, RoyaltyCo, SEG-I and SEG-II to terminate the Voting Agreement. As of the record date, 13,238,110 shares of Class A Common Stock, representing approximately 16.9% of the total voting power of the outstanding voting securities of Earthstone, were beneficially owned by the Warburg Entities. See “The Transaction – The Support and Voting Agreement.”

Registration Rights Agreements

Pursuant to the terms of the Tracker Agreement, at the closing of the Tracker Acquisition, Earthstone and the members of Tracker will enter into a registration rights agreement (the “Tracker Registration Rights Agreement”) relating to the Tracker Shares. The Tracker Registration Rights Agreement provides that, within sixty days after the closing date of the Tracker Acquisition, Earthstone will prepare and file a registration statement to permit the public resale of the Tracker Shares. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until the earlier of (i) all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Tracker Acquisition outstanding or (ii) four years after the closing of the Tracker Acquisition. See “The Transaction – The Registration Rights Agreements and The Lock-up Agreement.”

Pursuant to the terms of the Sequel Agreement, at the closing of the Sequel Acquisition, Earthstone and Sequel will enter into a registration rights agreement (the “Sequel Registration Rights Agreement”) relating to the Sequel Shares. The Sequel Registration Rights Agreement provides that, within thirty days after the closing date of the Sequel Acquisition, Earthstone will prepare and file a registration statement to permit the public resale of the Sequel Shares. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until the earlier of (i) all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act, until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Sequel Acquisition outstanding or (ii) four years after the closing of the Sequel Acquisition. See “The Transaction – The Registration Rights Agreements and The Lock-up Agreement.”

Lock-up Agreements

Pursuant to the terms of the Tracker Agreement, at the closing of the Tracker Acquisition, Earthstone and certain members of Tracker will enter into a lock-up agreement (the “Lock-up Agreement”) providing that such parties will not transfer any of the shares of Class A Common Stock that they receive at the closing of the Tracker Acquisition for a period of 120 days after the closing of the Tracker Acquisition. See “The Transaction – The Registration Rights Agreements and The Lock-up Agreement.”

Board of Directors and Management of Earthstone Following Completion of the Transaction

Upon closing of the Transaction, Earthstone’s Board and executive management will remain unchanged. Additionally, Earthstone will continue to be headquartered in The Woodlands, Texas.

Treatment of Equity Awards

The Transaction will not affect our outstanding equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the Transaction.

Interests of Directors and Executive Officers in the Transaction

You should be aware that some of the directors and executive officers of Earthstone have interests in the Transaction that may be different from, or are in addition to, the interests of our stockholders generally, including without limitation, that the executive officers and directors of Earthstone have rights to indemnification and directors’ and officers’ liability insurance that will survive the closing of the Transaction.

Accounting Treatment of the Transaction

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Tracker Acquisition and the Sequel Acquisition will be accounted for as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The fair value of the consideration paid by us and allocation of that amount to the underlying Tracker Assets and Sequel Assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the transaction will be capitalized as a component of the purchase price. The operating results of Tracker and Sequel will be consolidated in our financial statements beginning on the date of the closing of the Tracker Acquisition and the Sequel Acquisition, respectively. For combined financial information giving effect to the Transaction, see “Unaudited Pro Forma Condensed Combined Financial Information.”

No Appraisal Rights

Our stockholders do not have any rights to appraisal with respect to the issuance of the Transaction Shares or the Charter Amendment under Delaware law.

Conditions to Completion of the Transaction

The Tracker Agreement

The respective obligations of Earthstone, EEH, Tracker and RoyaltyCo to complete the Tracker Acquisition are subject to the satisfaction of the following conditions:
•no order restraining or otherwise prohibiting the consummation of the transactions contemplated by the Tracker Agreement shall have been issued and remain in force by any governmental authority;

•Earthstone shall have obtained all requisite stockholder approvals;

•the Tracker Shares shall have been approved for listing on the NYSE, subject to official notice of issuance;

•each party’s representations and warranties regarding organization, capitalization and authority relative to the Tracker Agreement shall be true and correct when made and as of the closing date (other than de minimis inaccuracies) and each party’s other representations and warranties, when read without regard to materiality qualifications, shall be true and correct in all respects, except where such failures of such representations and warranties to be true and correct when made and as of the closing date in all respects, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as defined in “The Transaction – The Purchase Agreements – The Tracker Agreement—Representations and Warranties”);

•each party shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under the Tracker Agreement prior to or on the closing date;

•the aggregate title defect amounts and environmental defect amounts asserted by EEH in good faith shall be less than ten percent (10%) of the unadjusted base purchase price;

•the aggregate amount of the allocated value of the affected assets with respect to any preferential rights to purchase any portion of the Tracker Assets that are not set forth in a schedule to the Tracker Agreement, regardless of whether such preferential purchase rights are exercised or unexercised, shall be less than twenty-five percent (25%) of the unadjusted base purchase price; and

•each party shall have performed all closing obligations and delivered to the other parties the closing deliverables and certifications stating that certain conditions are satisfied.

For a more complete discussion of the conditions to the Tracker Acquisition, see “The Transaction – The Purchase Agreements – The Tracker Agreement—Conditions to Completion of the Tracker Acquisition.”

The Sequel Agreement

The respective obligations of Earthstone, EEH and Sequel to complete the Sequel Acquisition are subject to the satisfaction of the following conditions:
•no order restraining or otherwise prohibiting the consummation of the transactions contemplated by the Sequel Agreement shall have been issued and remain in force by any governmental authority;

•Earthstone shall have obtained all requisite stockholder approvals;

•the Sequel Shares shall have been approved for listing on the NYSE, subject to official notice of issuance;

•the Tracker Acquisition shall have closed or close simultaneously with the Sequel Acquisition;

•each party’s representations and warranties regarding organization, capitalization and authority relative to the Sequel Agreement shall be true and correct when made and as of the closing date (other than de minimis inaccuracies) and each party’s other representations and warranties, when read without regard to materiality qualifications, shall be true and correct in all respects, except where such failures of such representations and warranties to be true and correct when made and as of the closing date in all respects, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect (as defined in “The Transaction – The Purchase Agreements – The Sequel Agreement—Representations and Warranties”);

•each party shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under the Sequel Agreement prior to or on the closing date;

•the aggregate title defect amounts and environmental defect amounts asserted by EEH in good faith shall be less than ten percent (10%) of the unadjusted base purchase price;

•the aggregate amount of the allocated value of the affected assets with respect to any preferential rights to purchase any portion of the Sequel Assets that are not set forth in a schedule to the Sequel Agreement, regardless of whether such preferential purchase rights are exercised or unexercised, shall be less than twenty-five percent (25%) of the unadjusted base purchase price; and

•each party shall have performed all closing obligations and delivered to the other parties the closing deliverables and certifications stating that certain conditions are satisfied.

For a more complete discussion of the conditions to the Sequel Acquisition, see “The Transaction – The Purchase Agreements – The Sequel Agreement—Conditions to Completion of the Sequel Acquisition.”

Timing of the Transaction

If the requisite stockholder approval is received to approve the issuance of the Transaction Shares, the Transaction is expected to be completed in the third quarter of 2021. However, it is possible that factors outside of each party’s control could require them to complete the Transaction at a later time or not to complete it at all.

Termination of the Purchase Agreements and Termination Fees

The Tracker Agreement

The Tracker Agreement may be terminated in any of the following ways:

•    by mutual written consent of Earthstone, EEH, Tracker and RoyaltyCo;

•    by either Earthstone and EEH or Tracker and RoyaltyCo if:
•    the closing has not occurred on or before August 15, 2021 (the “Outside Date”); provided, the Outside Date shall be automatically extended until October 14, 2021 in the event the filing of the preliminary proxy statement with the SEC shall have occurred on or before June 8, 2021 and the stockholders’ meeting shall not have been held on or before August 1, 2021. However, no party shall be entitled to terminate the Tracker Agreement if the closing has failed to occur as a result of such party’s breach of any closing conditions; and

•    if the Annual Meeting shall have concluded and the approval of our stockholders shall not have been obtained for the issuance of the Transaction Shares.
The Tracker Agreement provides that, upon a termination of the Tracker Agreement under specified circumstances, we are required to pay a termination fee equal to $2.96 million to Tracker. If we do not receive stockholder approval of the issuance of the Transaction Shares, we have agreed to pay Tracker a termination fee of $1.0 million.

For a more detailed discussion of each party’s termination rights and the related termination fee, see “The Transaction – The Purchase Agreements – The Tracker Agreement—Termination of the Tracker Agreement.”

The Sequel Agreement

The Sequel Agreement may be terminated in any of the following ways:

•    by mutual written consent of Earthstone, EEH and Sequel;

•    by either Earthstone and EEH or Sequel if:
•    the closing has not occurred on or before the Outside Date; provided, the Outside Date shall be automatically extended until October 14, 2021 in the event the filing of the preliminary proxy statement with the SEC shall have occurred on or before June 8, 2021 and the stockholders’ meeting shall not have been held on or before August 1, 2021. However, no party shall be entitled to terminate the Sequel Agreement if the closing has failed to occur as a result of such party’s breach of any closing conditions; and

•    if the Annual Meeting shall have concluded and the approval of our stockholders shall not have been obtained for the issuance of the Transaction Shares;

•    by EEH, if the Tracker Agreement is terminated or the Tracker Acquisition has not closed by the Outside Date.

The Sequel Agreement provides that, upon a termination of the Sequel Agreement under specified circumstances, we are required to pay a termination fee equal to $5.2 million to Sequel. If we do not receive stockholder approval of the issuance of the Transaction Shares, we have agreed to pay Sequel a termination fee of $1.0 million. If the Tracker Agreement is terminated through no fault of Earthstone or EEH and neither Tracker or RoyaltyCo is entitled to a termination fee thereunder, we have agreed to reimburse Sequel for documented out-of-pocket expenses of up to $1.0 million.

For a more detailed discussion of each party’s termination rights and the related termination fee, see “The Transaction – The Purchase Agreements – The Sequel Agreement—Termination of the Sequel Agreement.”

Tracker Summary Historical Financial Data

Tracker’s consolidated and combined statements of operations information for the years ended December 31, 2020 and 2019 and Tracker’s consolidated and combined balance sheet information at December 31, 2020 and 2019 are derived from Tracker’s audited consolidated and combined financial statements included in this proxy statement. Tracker’s consolidated and combined statements of operations information for the three months ended March 31, 2021 and Tracker’s consolidated and combined balance sheet information at March 31, 2021 are derived from Tracker’s unaudited consolidated and combined financial statements included in this proxy statement. This information is only a summary and you should read it in conjunction with Tracker’s consolidated financial statements and related notes included in this proxy statement. See “Historical Consolidated and Combined Financial Statements of Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP” beginning on page F-1.

	As of and for the Year Ended December 31,		As of and for the Three Months Ended March 31,
	2020	2019	2021
(in thousands, except per share data)			(unaudited)
Summary of Operations:
Total revenues and other income	$25,570	$34,566	$7,532
Production and operating expenses	$7,332	$7,649	$1,374
Depreciation, depletion and accretion	$18,982	$17,046	$3,694
Impairment expense	$273,838	$3,125	$—
Net loss	$(275,925)	$(6,670)	$(240)

Summary Balance Sheet Data at Period End:
Property, plant and equipment	$71,082	$363,593	$68,396
Total assets	$80,843	$385,825	$74,637
Credit facility	$20,300	$33,000	$18,000
Total equity	$42,067	$318,793	$41,493

Sequel Summary Historical Financial Data

Sequel’s revenues and direct operating expenses information for the years ended December 31, 2020 and 2019 are derived from Sequel’s audited statements of revenues and direct operating expenses included in this proxy statement. Sequel’s revenues and direct operating expenses information for the three months ended March 31, 2021 are derived from Sequel’s unaudited statements of revenues and direct operating expenses included in this proxy statement. This information is only a summary and you should read it in conjunction with the Statements of Revenues and Direct Operating Expenses of Sequel and related notes included in this proxy statement. See “Statements of Revenues and Direct Operating Expenses of SEG-TRD LLC and SEG-TRD II LLC Properties” beginning on page F-52. The financial data may not be indicative of future performance.

	For the Year Ended December 31,		For the Three Months Ended March 31,
	2020	2019	2021
(in thousands)			(unaudited)
Oil and gas revenues	$36,793	$37,432	$9,379
Direct operating expenses	9,974	7,991	1,930
Revenues in excess of direct operating expenses	$26,819	$29,441	$7,449

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Earthstone, Tracker and Sequel for the periods presented and the unaudited pro forma condensed combined financial information and related notes provided under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.” The information for the year ended December 31, 2020 also includes balance sheet and statements of operations data for Independence Resources Management, LLC (“Independence”) that was acquired by Earthstone on January 7, 2021. The unaudited pro forma condensed combined balance sheet information assumes the Transaction occurred on March 31, 2021. The unaudited pro forma condensed combined statements of operations information for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives effect to the Transaction as if it had occurred on January 1, 2020.

The selected unaudited pro forma condensed combined financial information does not purport to represent what the Company’s financial position or results of operations would have been had the Transaction been consummated on the assumed dates nor is it indicative of the Company’s future financial position or results of operations. The unaudited pro forma condensed combined financial information does not reflect future events that may occur after the Transaction, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies.

	For the Year Ended December 31, 2020	As of and for the Three Months Ended March 31, 2021
(in thousands, except per share data)	(unaudited)	(unaudited)
Pro Forma Statement of Operations Data
Total revenues	$287,359	$94,179
Net income (loss)	$27,196	$(6,226)
Net income (loss) attributable to noncontrolling interest	$11,368	$(2,547)
Net income (loss) attributable to Earthstone Energy, Inc. common stockholders	$15,828	$(3,679)
Net loss per common share:
Basic and diluted	$0.32	$(0.08)

Pro Forma Balance Sheet Data
Total assets		$1,369,210
Long-term debt		$305,024
Total Earthstone Energy, Inc. stockholders’ equity		$479,765
Equity attributable to noncontrolling interest		$458,174
Total equity		$937,939

Historical and Unaudited Pro Forma Condensed Combined Per Share Information

The following table sets forth certain historical net income (loss) per share of Earthstone and per share book value information on an unaudited pro forma condensed combined basis after giving effect to the Transaction.

Historical per share data of Earthstone for the year ended December 31, 2020 and as of and for the three months ended March 31, 2021 was derived from Earthstone’s historical financial statements for the respective periods and for the year ended December 31, 2020. The information includes the acquisition of Independence by Earthstone on January 7, 2021. This information should be read together with the consolidated financial statements and related notes of Earthstone that are incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

Unaudited pro forma condensed combined net income (loss) per share from continuing operations for the year ended December 31, 2020 and for the three months ended March 31, 2021, as well as the book value per share of Common Stock as of March 31, 2021, were derived and should be read in conjunction with the unaudited pro forma condensed combined financial data included under “Unaudited Pro Forma Condensed Combined Financial Information.” The pro forma net income (loss) per share from continuing operations is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have occurred had the Transaction been completed on January 1, 2020. The pro forma book value per share of Common Stock is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have occurred had the Transaction been completed on March 31, 2021. Shares of Earthstone’s Class B Common Stock have been excluded from the calculation of amounts presented herein as they hold no share in Earthstone’s earnings or equity. The Class B Common Stock share of such amounts are included in Noncontrolling interest in Earthstone’s Consolidated Balance Sheet and Net (loss) income attributable to noncontrolling interest in the Earthstone’s Consolidated Statements of Operations.

	As of and for the Year Ended December 31, 2020	As of and for the Three Months Ended March 31, 2021
Earthstone — Historical
Net loss per common share attributable to Earthstone Energy, Inc.:
Basic and diluted	$(0.45)	$(0.14)
Book value per share of Class A Common Stock	$11.37	$9.61

Unaudited Pro Forma Condensed Combined Amounts
Net loss per common share attributable to Earthstone Energy, Inc.:
Basic and diluted		$(0.08)
Book value per share of Class A Common Stock (1)		$9.54

(1)Computed by dividing Total Earthstone Energy, Inc. equity by the number of issued and outstanding shares of Class A Common Stock as of March 31, 2021, adjusted to include the estimated number of shares of Class A Common Stock to be issued in the Transaction.

Summary Historical and Combined Reserve and Production Data

The following table sets forth information with respect to the historical and combined estimated oil, natural gas and NGL reserves as of December 31, 2020 for Earthstone, Independence, Tracker and Sequel. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the unweighted arithmetic average of the first day of the month price for each of the preceding 12 months for oil, natural gas and NGLs for the year ended December 31, 2020 for Earthstone, Independence, Tracker and Sequel.

	Year Ended December 31, 2020
	Earthstone Historical (1)	Independence Historical (2)	Tracker Historical	Sequel Historical	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	18,876	13,713	1,673	1,398	35,660
Natural Gas (MMcf)	55,752	49,157	24,237	15,186	144,332
Natural Gas Liquids (MBbl)	10,123	—	4,009	2,491	16,623
Total (MBOE) (3)	38,291	21,906	9,721	6,419	76,337
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	21,212	19,993	10,641	—	51,846
Natural Gas (MMcf)	55,450	31,368	97,386	—	184,204
Natural Gas Liquids (MBbl)	10,123	—	16,598	—	26,721
Total (MBOE) (3)	40,577	25,221	43,470	—	109,268
Estimated Proved Reserves:
Oil (MBbl)	40,088	33,706	12,314	1,398	87,506
Natural Gas (MMcf)	111,202	80,525	121,623	15,186	328,536
Natural Gas Liquids (MBbl)	20,246	—	20,607	2,491	43,344
Total (MBOE) (3)	78,868	47,127	53,192	6,419	185,606

(1)As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Transaction and the acquisition of Independence.
(2)The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3)Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil, natural gas and natural gas liquids production for the year ended December 31, 2020 for Earthstone, Independence, Tracker and Sequel. The Earthstone oil, natural gas and NGL production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference in this proxy statement. The Independence oil and natural gas production data presented below was derived by Earthstone management from Independence's internal management reports. The Tracker oil, natural gas and NGL production data presented below was derived from Tracker management’s internal reports. The Sequel oil, natural gas and NGL production data presented below was derived from Sequel management’s internal reports.

	Year Ended December 31, 2020
	Earthstone Historical	Independence Historical (1)	Tracker Historical	Sequel Historical	Combined
Oil (MBbl)	3,180	1,993	440	665	6,278
Natural Gas (MMcf)	7,282	4,769	3,089	3,645	18,785
Natural Gas Liquids (MBbl)	1,198	—	495	589	2,282
Total (MBOE) (2)	5,592	2,788	1,449	1,862	11,691
(1)The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(2)Assumes a ratio of 6 Mcf of natural gas per Boe.

The following table sets forth summary information with respect to historical and combined oil, natural gas and NGL production for the three months ended March 31, 2021 for Earthstone, Independence, Tracker and Sequel. The Earthstone oil, natural gas and NGL production data presented below was derived from Earthstone’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, which is incorporated by reference in this proxy statement. The Independence oil and natural gas production data presented below was derived by Earthstone management from Independence's internal management reports. The Tracker oil, natural gas and NGL production data presented below was derived from Tracker management’s internal reports. The Sequel oil, natural gas and NGL production data presented below was derived from Sequel management’s internal reports.

	Three Months Ended March 31, 2021
	Earthstone Historical	Independence Historical (1)	Tracker Historical	Sequel Historical	Combined
Oil (MBbl)	1,057	28	59	81	1,225
Natural Gas (MMcf)	2,445	52	748	886	4,131
Natural Gas Liquids (MBbl)	365	10	109	114	598
Total (MBOE) (2)	1,830	47	293	343	2,513
(1)Based on the pro rata allocation of 6 days of January 2021 production from internal reports.
(2)Assumes a ratio of 6 Mcf of natural gas per Boe.

Common Stock and Dividend Information

The closing price of our Class A Common Stock reported on the NYSE on [•], 2021 was $[•] per share. On May 24, 2021, we had 44,138,004 issued and outstanding shares of Class A Common Stock, which were held by approximately 1,800 holders of record and 13 holders of record of our Class B Common Stock. Holders of record do not include owners for whom Class A Common Stock may be held in “street” name.

We have never declared or paid any cash dividends on our Class A Common Stock or our Class B Common Stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our Class A Common Stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our Board and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors that our Board considers relevant. In addition, our existing revolving credit agreement places restrictions on our ability to pay cash dividends on our Class A Common Stock and our Class B Common Stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Any statements in this proxy statement regarding the Transaction, the expected timetable for completing the proposed Transaction, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed Transaction, future opportunities for the Company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the Board or management of Earthstone constitute “forward-looking statements” within the meaning of the Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of the proposed Transaction to Earthstone and its stockholders, the anticipated completion of the proposed Transaction or the timing thereof, the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. Forward-looking statements may include statements about:

•risks and uncertainties relating to the Transaction, including the possibility that the Transaction does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all;

•the possibility that the anticipated benefits of the Transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the Assets with those of the Company;

•the possibility that the Tracker Acquisition closes and the Sequel Acquisition does not close;

•the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•business strategy;

•oil, natural gas and NGL reserves;

•development drilling locations, inventories, projects and programs;

•our ability to replace the reserves that we produce through drilling and property acquisitions;

•financial strategy, liquidity and capital required for our development program and other capital expenditures;

•realized oil and natural gas prices;

•timing and amount of future production of oil, natural gas and NGLs;

•our hedging and strategy results;

•availability of pipeline connections and transportation facilities on economic terms;

•competition, government regulations and political developments;

•our ability to obtain permits and governmental approvals;

•legal, governmental regulatory and environmental matters;

•the markets for and our marketing of oil, natural gas and NGLs;

•asset, leasehold or business acquisitions on desired terms;

•costs of developing properties;

•general economic conditions;

•credit markets and interest rates;

•impact of new accounting pronouncements on earnings in future periods;

•estimates of future income taxes and income tax rates;

•our estimates and forecasts of the timing, number, profitability and other results of wells we expect to drill and other oil and natural gas activities;

•uncertainty regarding our future operating results and our future revenues and expenses;

•plans, objectives, expectations and intentions contained in this proxy statement that are not historical; and

•the other factors and financial, operational and legal risks or uncertainties described in Earthstone’s public filings with the SEC, including its Annual Report on Form 10-K and as amended by Form 10-K/A for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

We disclaim any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, failure to find, acquire or gain access to other discoveries and prospects or to successfully develop and produce from our current discoveries and prospects, geologic risk, drilling and other operating risks, well control risk, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks discussed in the section entitled “Risk Factors” in Earthstone’s filings with the SEC.

Reserve engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers or other qualified estimators. In addition, the results of drilling, testing and production activities may justify upward or downward revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this proxy statement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. All forward-looking statements speak only as of the date of this proxy statement. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this proxy statement.

PROPOSAL 1 - ELECTION OF THREE CLASS III DIRECTORS

Earthstone’s Board of Directors (“Board”) is divided into three classes to allow for staggered three-year terms. The term of office of the Class III directors expires at this Annual Meeting and the election of their successors. Our Board has nominated Jay F. Joliat, Phillip D. Kramer and Robert L. Zorch as the three Class III directors for election at this Annual Meeting to hold office until the 2024 annual meeting and the election of their successors. All of the nominees currently serve as directors. Each of the nominees has agreed to be named in this proxy statement and to serve if elected.

In the election of directors, each proxy will be voted for each of the Class III director nominees unless the proxy withholds authority to vote for any or all of the Class III director nominees.

We have no reason to believe that any of the Class III director nominees will be unable or unwilling for good cause to serve if elected. If any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Class III directors.

Additional information regarding Messrs. Joliat, Kramer and Zorich and all of our other directors, can be found under the “Our Board of Directors” section, the “Security Ownership of Management and Certain Beneficial Owners” section, and the “Compensation of Directors” section of this proxy statement.

Directors are elected by a plurality vote of the shares present in person or represented by proxy at the Annual Meeting, meaning that the director nominees receiving the greatest number of votes for their election at the meeting are elected as directors, up to the maximum number of directors to be elected at the meeting. Any shares not voted (whether by withholding the vote, broker non-vote or otherwise) have no impact in the election of the Class III directors. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for Messrs. Joliat, Kramer and Zorich. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of Class III directors, your shares will constitute a broker non-vote and will not be voted for any of the Class III director nominees. See the section of this proxy statement entitled “General Information about the Annual Meeting – Voting Instructions and Information – Election of Directors.”

The following provides summary information about each of our Class III director nominees:

JAY F. JOLIAT Age: 64 Director Since: 2014 Board Committees: ☐ Audit ☐ Compensation
Mr. Joliat has served as a director since December 2014. For more than the past 35 years, Mr. Joliat has been an independent investor and developer in commercial, industrial and apartment real estate, residential home building, restaurant ownership and management. He has had direct and extensive experience in placement of venture private equity in generic pharmaceuticals, medical devices or procedures, and for over 30 years, oil and gas E&P in particular. He has been the CEO and CIO of Joliat & Company, Inc. since October 1988. He has been the CEO of Joliat Ventures, LLC since January 1998. Since January 1981, Mr. Joliat has served as Treasurer of Beefcarver Restaurants, Inc., and has been its CEO since 1989. He formed and managed his own registered investment management company early in his career after having held VP and/or SVP positions at E.F. Hutton, Dean Witter Reynolds, and LPL Financial. He holds a Bachelor’s Degree in Management and Finance from Oakland University (1982) and became a Certified Investment Management Analyst (CIMA) in 1983 after completing the requisite IMCA curriculum from the Wharton School of Business at the University of Pennsylvania. From 1996 through 2003, Mr. Joliat served on the Board of Directors of Caraco Pharmaceutical Laboratories Ltd., and served in various capacities on its audit, executive and compensation committees. From 2007 through August 2012, Mr. Joliat served on the Board of Directors of GeoResources, Inc., and served in various capacities on the audit, nominating and compensation committees until its merger with Halcón in August 2012.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Joliat to the Board, determined that his business experience in management and investments, as well as previously serving on the boards of directors of SEC-reporting companies, brings a unique perspective as an outside investor in oil and gas entities. His management skills, understanding of public and private capital markets, and financial acumen provide the Board with a valuable resource for planning corporate strategy.

PHILLIP D. KRAMER Age: 65 Director Since: 2016 Board Committees: ☐ Audit ☐ Compensation ☐ Nominating
Mr. Kramer has served as a director since October 2016. He served as an Executive Vice President of Plains All American Pipeline, L.P. (“PAA”), an energy infrastructure and logistics company based in Houston, Texas, from November 2008 until February 2017. He also served as Executive Vice President and Chief Financial Officer of PAA from 1998 until 2008. He was a director and chairman of the audit committee of PetroLogistics GP, the general partner of PetroLogistics LP, from July 2012 until its sale in July 2014. Mr. Kramer has served on the board of directors of Oasis Midstream Partners since their initial public offering in September 2017. He graduated from the University of Oklahoma in 1978 with a degree in accounting and was previously a Certified Public Accountant. He is currently on the board of advisors of Price College of Business at the University of Oklahoma.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Kramer to the Board, determined that his management experience, understanding of public and private capital markets, and financial background provide the Board with a valuable resource for planning corporate strategy.

ROBERT L. ZORICH Age: 71 Director Since: 2014

Mr. Zorich has served as a director since December 2014. Mr. Zorich is a Managing Partner and co-founder of EnCap. He serves on the firm’s upstream investment and management committees and has been actively involved in all aspects of the firm’s management and growth since its inception in 1988. EnCap is a leading private equity firm focused on the upstream and midstream sectors of the oil and gas industry in North America, having raised 19 institutional oil and gas investment funds, totaling in excess of $27 billion of capital. Over its history, the firm has created over 220 oil and gas companies and currently manages capital on behalf of more than 250 U.S. and international investors, including public and private pension funds, insurance companies, sovereign wealth funds, university endowments and foundations. Prior to the formation of EnCap, Mr. Zorich was a Senior Vice President in charge of the Houston office of Trust Company of the West, then a large, privately-held pension manager. Previously, Mr. Zorich co-founded MAZE Exploration, Inc., a private oil and gas company headquartered in Denver. For the first seven years of his career, Mr. Zorich was employed by Republic Bank as a Vice President and Division Manager in the energy group. Mr. Zorich serves on the boards of several EnCap portfolio companies and previously served on the Board of Directors of Montage Resources Corporation (formerly Eclipse Resources Corporation) and Oasis Petroleum Inc. In addition, he serves on the investment committee of EnCap Flatrock Midstream. Mr. Zorich’s community involvement includes serving as a member of the Leadership Cabinet of Texas Children’s Hospital, as well as serving on the boards of the Workfaith Connection and the Memorial Assistance Ministries Endowment. He is a member of the Independent Petroleum Association of America, the Houston Producers’ Forum and Texas Independent Producers and Royalty Owners Association. Mr. Zorich holds a B.A. in Economics from the University of California at Santa Barbara and a Master’s Degree in International Management (with distinction) from the American Graduate School of International Management in Phoenix, Arizona.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Zorich to the Board, determined that his significant experience with financing, forming, and guiding numerous oil and gas companies while serving as a co-founder and managing partner of EnCap provides significant contributions to the Board. His insights and relationships have proven valuable towards guiding corporate strategies and pursuing growth opportunities.

In light of the individual skills and qualifications of each of our Class III director nominees, our Board has concluded that each of our Class III director nominees should be elected to our Board.
Our Board unanimously recommends that stockholders vote FOR each of our Class III director nominees.

PROPOSAL 2 – THE CHARTER AMENDMENT PROPOSAL

General

We are asking you to approve and adopt an amendment (the “Charter Amendment”) to our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the authorized size of our Board from nine members to eleven members. The Board regularly reviews Earthstone’s corporate governance policies and procedures. The Board believes that increasing the authorized size of the Board from nine members to eleven members is in the best interests of the Company and its stockholders. The Charter Amendment will facilitate Earthstone’s ability to address and meet evolving corporate governance standards and the rules, regulations and other requirements of the SEC and the NYSE.

In May 2021, our Board adopted a resolution which authorizes, subject to stockholder approval, an amendment to our Certificate of Incorporation, whereby the first paragraph of Section 5.1 of our Certificate of Incorporation is amended and restated in its entirety to read as follows:

“5.1 Authority, Number and Election of Directors. The affairs of the Company shall be conducted by the Board of Directors. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article 5, the number of directors shall not be less than three (3) or more than eleven (11). Election of directors need not be by written ballot except and to the extent provided in the bylaws. Commencing with the election of directors at the 2017 Annual Meeting of Stockholders, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Initial class assignments shall be determined by the Board of Directors. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three-year term except that, initially, the director elected to Class I will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2019; the director elected to Class II will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2017; and the director elected to Class III will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2018. If the number of directors changes, any increase or decrease shall be apportioned among the classes such that the number of directors in each class shall remain as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.”

The Board directed that the Charter Amendment be submitted to a vote of our stockholders at the Annual Meeting and recommended that our stockholders approve and adopt the Charter Amendment. If the proposed Charter Amendment is approved and adopted by our stockholders, our Board will amend our Certificate of Incorporation to reflect the revisions set forth above, and we will file a Certificate of Amendment to the Certificate of Incorporation setting forth the amendment with the Secretary of State of the State of Delaware shortly after the Annual Meeting. Such amendment will be effective upon filing. See “Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc.” attached hereto as Annex A to this proxy statement. If the Charter Amendment is not approved and adopted by our stockholders, the size of our Board will remain at nine directors.

If the Charter Amendment is approved and adopted by our stockholders, our Board intends to expand the size of the Board to ten members, to expand the size of Class III to four members and to nominate and appoint Robert J. Anderson, our President and Chief Executive Officer, to fill the newly created directorship as a Class III director. For biographical information about Mr. Anderson, please see “Management.”

No Appraisal Rights

Stockholders are not entitled to appraisal rights with respect to the proposal.

Approval by the Stockholders of the Proposal

Approval and adoption of the Charter Amendment to our Certificate of Incorporation requires the affirmative vote of the holders of 66-2/3% of the issued and outstanding shares of our Class A Common Stock and Class B Common Stock, voting together as a single class. Both broker non-votes and abstentions will have the effect of a vote AGAINST the Charter Amendment to our Certificate of Incorporation.

Our Board unanimously recommends that stockholders vote FOR the approval and adoption of the Charter Amendment (Proposal 2).

PROPOSAL 3 – THE AMENDMENT TO THE EARTHSTONE ENERGY, INC. AMENDED AND RESTATED 2014 LONG-TERM INCENTIVE PLAN PROPOSAL

General

At the annual meeting of our stockholders on June 6, 2018, the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan was approved and adopted by our stockholders, and was subsequently amended at the annual meeting of our stockholders on June 3, 2020 (the “2014 Plan”). In May 2021, our Board approved an amendment (the “Plan Amendment”) to the 2014 Plan, subject to stockholder approval, to increase the number of shares of our Class A Common Stock authorized to be issued under the 2014 Plan by 2.6 million shares. See the “Amendment No. 2 to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan” attached as Annex B to this proxy statement. If the Plan Amendment is approved by stockholders, we intend to file, pursuant to the Securities Act, a registration statement on Form S-8 to register the additional shares available for delivery under the 2014 Plan as soon as practicable after the Annual Meeting.

Description and Text of the Proposed Plan Amendment

Our Board has determined that, to give us the ability to attract and retain the executive and key employee talent necessary for our continued growth and success, the number of shares of our Class A Common Stock available for issuance under the 2014 Plan should be increased by 2.6 million shares, and is proposing an amendment to effect such an increase. In evaluating the amount of the increase in the number of shares available under the 2014 Plan, the Board considered our employee headcount, which has increased due to recently closed and pending acquisitions, and the Board believes that equity incentives, if fully achieved, should be a larger portion of overall compensation. Additionally, the recently closed acquisition, as well as the Transaction discussed below in Proposal 5, have resulted in, and will result in (if Proposal 5 is approved) the issuance of a significant number of shares of Class A Common Stock and the increase in the shares pursuant to the Plan Amendment are commensurate with such shares. In approving and recommending the increase in the number of shares of Class A Common Stock authorized for issuance under the 2014 Plan, the Board concluded such increase was advisable and in our best interests to provide us with maximum flexibility to use equity awards to continue to support our growth strategy and maintain our ability to attract and retain talented executives and employees. Because the amount and timing of specific equity awards in the future is dependent on our employee headcount, management performance, competitive compensation practices, our stock price and a variety of other factors, some of which are beyond our control, it is not possible to determine when or if the currently proposed increase in shares under the 2014 Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.

To effect the increase in the aggregate number of shares of our Class A Common Stock that may be issued under the 2014 Plan, it is proposed that the first sentence of Section 3.1 of the 2014 Plan be deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, 12,000,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

Summary of Principal Terms of the 2014 Plan

The following is a summary description of the material features of the 2014 Plan, as proposed to be amended (the “Amended Plan”). The statements made in this proxy statement regarding the Plan Amendment to the 2014 Plan should be read in conjunction with and are qualified in their entirety by reference to the 2014 Plan, a copy of which is available as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2018 and Amendment No. 1 to the 2014 Plan, a copy of which is available as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 5, 2020. Prior filings with the SEC are available through our website at www.earthstoneenergy.com or in printed form upon request by any stockholder.

The Amended Plan currently is effective until June 6, 2028. The purposes of the Amended Plan are to create incentives which are designed to motivate participants to put forth maximum effort toward our success and growth and to enable us to attract and retain experienced individuals who, by their position, ability and diligence are able to make important contributions to our success, and thereby to enhance stockholder value.

Under the Amended Plan, we may grant stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, performance bonuses, stock awards and other incentive awards to our employees or those of our subsidiaries or affiliates, subject to the terms and conditions set forth in the Amended Plan. We may also grant nonqualified stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance units, stock awards and other incentive awards to any persons rendering consulting or advisory services and non-employee directors, subject to the conditions set forth in the Amended Plan. Generally, all classes of our employees are eligible to participate in the Amended Plan. As of [•], 2021, there were approximately [•] full-time employees, [•] part-time employees, [•] consultant, and eight non-employee directors of the Company that are eligible to participate in the Amended Plan.

The Amended Plan provides that a maximum of 12.0 million shares of our Class A Common Stock may be issued in conjunction with awards granted under the Amended Plan. At December 31, 2020, 327,955 shares of our Class A Common Stock remained available for awards to be granted under the Amended Plan. On [•], 2021, the closing price of a share of our Class A Common Stock on the NYSE was $[•]. Shares of Class A Common Stock cancelled, settled in cash, forfeited, withheld, or tendered by the participant to satisfy exercise prices or tax withholding obligations will be available for delivery pursuant to other awards.

The Amended Plan limits the aggregate number of shares of our Class A Common Stock that may be issued pursuant to any awards to any eligible director in any calendar year to 500,000 shares. One of the requirements for the favorable tax treatment available to incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), is that the Amended Plan must specify, and our stockholders must approve, the maximum number of shares available for issuance pursuant to incentive stock options. As a result, in order to provide flexibility, the Amended Plan provides that up to 1,000,000 shares of Class A Common Stock may be issued pursuant to incentive stock options. The shares issued under the Amended Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares.

The Amended Plan expires on June 6, 2028, and no awards may be granted under the Amended Plan after that date. However, the terms and conditions of the Amended Plan will continue to apply after that date to all Amended Plan awards granted prior to that date until they are no longer outstanding.

Administration

Our Board has delegated and authorized the compensation committee (the “Compensation Committee”) of the Board to administer the Amended Plan. Except as set forth in the Amended Plan, the Compensation Committee serves at the pleasure of the Board.

With respect to awards to be made to any of our non-employee directors, the Compensation Committee will determine:

•    which of such persons should be granted awards;
•    the terms of proposed grants or awards to those selected to participate;
•    the exercise price for options and stock appreciation rights;
•    any limitations, restrictions and conditions upon any awards; and
•    rules for the administration of the Amended Plan and resolution of any disputes that may arise under the Amended Plan.

In connection with the administration of the Amended Plan, the Compensation Committee, with respect to awards to be made to any officer, employee or consultant who is not one of our non-employee directors, will:

•    determine which employees and other persons will be granted awards under the Amended Plan;
•    grant the awards to those selected to participate;
•    determine the exercise price for options and stock appreciation rights; and
•    prescribe any limitations, restrictions and conditions upon any awards.

In addition, our Compensation Committee will:

•    interpret the Amended Plan; and
•    make all other determinations and take all other actions that may be necessary or advisable to implement and administer the Amended Plan.

The Compensation Committee may allocate or delegate its responsibilities to the extent permitted by applicable law or stock exchange rules.

Types of Awards

The Amended Plan permits the Compensation Committee to make several types of awards and grants, including awards of shares of restricted stock, awards of restricted stock units, the grant of options to purchase shares of our Class A Common Stock, awards of stock appreciation rights (“SARs”), awards of performance units, awards of performance bonuses, stock awards and other incentive awards.

Restricted Stock. Restricted shares of our Class A Common Stock may be granted under the Amended Plan subject to such terms and conditions, including forfeiture and vesting provisions, time and performance-based restrictions, and restrictions against sale, transfer or other disposition as the Compensation Committee may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Compensation Committee, vesting and/or the grant of restricted stock awards may be subject to our achievement of specified performance criteria. In addition, the Compensation Committee may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the participant, be delivered to and held by us until such restrictions lapse. Shares of restricted stock will generally vest upon the occurrence of a change of control.

Restricted Stock Units. A restricted stock unit entitles the recipient to receive a payment from us, following the lapse of restrictions on the award, equal to the fair market value of a share of our Class A Common Stock. The Amended Plan provides for payment in the form of shares of our Class A Common Stock or cash. Restricted stock units may be granted under the Amended Plan subject to such terms and conditions, including forfeiture and vesting provisions, as well as time and performance-based restrictions, as the Compensation Committee may determine to be appropriate at the time of making the award. In addition to or in lieu of any time vesting conditions determined by the Compensation Committee, vesting and/or the grant of restricted stock units may be subject to our achievement of specified performance criteria. Restricted stock units would generally vest upon the occurrence of a change of control.

The Amended Plan also permits the Compensation Committee to grant tandem cash dividend rights or dividend unit rights with respect to restricted stock units. A cash dividend right is a contingent right to receive an amount in cash equal to the cash distributions made by us with respect to a share of our Class A Common Stock during the period the tandem restricted stock unit is outstanding. A grant of cash dividend rights may provide that such cash payments shall be paid directly to the participant at the time of payment of the related dividend, be credited to a bookkeeping account subject to the same vesting and payment provisions as the tandem restricted stock unit award (with or without interest in the discretion of the Compensation Committee), or be subject to such other provisions or restrictions as determined in the discretion of the Compensation Committee. A dividend unit right is a contingent right to have an additional number of restricted stock units credited to a participant in respect of a restricted stock unit award equal to the number of shares of our Class A Common Stock that could be purchased at fair market value with the amount of each cash distribution made by us with respect to a share of our Class A Common Stock during the period the tandem restricted stock unit is outstanding. A grant of dividend unit rights shall be subject to the same vesting and payment provisions as the tandem restricted stock unit award.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of Class A Common Stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under the

Amended Plan will be determined by the Compensation Committee at the time of the grant. The Compensation Committee will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Compensation Committee may, in its discretion, impose limitations on the exercise of all or some options granted under the Amended Plan, such as specifying minimum periods of time after grant during which options may not be exercised. The Amended Plan generally provides for acceleration of the right of a participant to exercise his or her stock option in the event we experience a change of control.

The Amended Plan provides that the stock options may either be incentive stock options within the meaning of Section 422 of the Code, or nonqualified options, which are stock options other than incentive stock options.

Incentive Stock Options. Incentive stock options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share exercise price not less than the fair market value of Class A Common Stock on the date the incentive stock option is granted. In the case of an incentive stock option granted to a stockholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date the incentive stock option is granted and the term of such option may not exceed five years. As required by Section 422 of the Code, the aggregate fair market value, determined at the time an incentive stock option is granted, of Class A Common Stock with respect to which incentive stock options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option Amended Plans may not exceed $100,000.

Nonqualified Options. Nonqualified options are stock options which do not qualify as incentive stock options under Section 422 of the Code. Nonqualified options may be granted to directors and consultants, as well as to employees, or those directors, consultants, and employees of subsidiaries in which we have a controlling interest. The exercise price for nonqualified options will be determined by the Compensation Committee at the time the nonqualified options are granted, but may not be less than the fair market value of our Class A Common Stock on the date the nonqualified option is granted. Nonqualified options are not subject to any of the restrictions described above with respect to incentive stock options. Incentive stock options and nonqualified options are treated differently for federal income tax purposes as described below under “Tax Treatment.”

The Amended Plan provides that the exercise price of stock options may be paid (1) in cash, (2) subject to the prior approval by the Compensation Committee, in whole shares of Class A Common Stock, (3) subject to the prior approval by the Compensation Committee, by withholding shares of Class A Common Stock which otherwise would be acquired on exercise, or (4) subject to the prior approval by the Compensation Committee, by a combination of the foregoing, equal in value to the exercise price. The Compensation Committee may also permit a stock option to be exercised by a broker-dealer acting on behalf of a participant through procedures approved by the Compensation Committee, as applicable.

Stock Appreciation Rights. Awards of SARs entitle the recipient to receive a payment from us equal to the amount of any increase in the fair market value of the shares of our Class A Common Stock subject to the SAR award between the date of the grant of the SAR award and fair market value of these shares on the exercise date. The Amended Plan provides for payment in the form of shares of our Class A Common Stock or cash. The Amended Plan generally provides for acceleration of the right of a participant to exercise his or her SAR in the event we experience a change of control.

Performance Unit Awards. Performance units entitle the recipient to receive a certain target, maximum or minimum value in cash or Class A Common Stock per unit upon the achievement of performance goals established by the Compensation Committee.

Performance Bonuses. A performance bonus entitles the recipient to receive a cash bonus upon the attainment of one or more performance targets established by the Compensation Committee. The Amended Plan permits payment of performance bonuses in the form of cash or our Class A Common Stock.

Stock Awards. A stock award entitles the recipient to shares of our Class A Common Stock not subject to vesting or forfeiture restrictions. Stock awards are awarded with respect to such number of shares of our Class A Common Stock and at such times as the Compensation Committee may determine, and the Compensation Committee may require a participant to pay a stipulated purchase price for each share of our Class A Common Stock covered by a stock award.

Other Incentive Awards. The Amended Plan permits the grant of other incentive awards based upon, payable in or otherwise related to, in whole or in part, shares of our Class A Common Stock if the Compensation Committee determines that such other incentive awards are consistent with the purposes of the Amended Plan. Such other incentive awards may include, but are not limited to, Class A Common Stock awarded as a bonus, dividend equivalents, convertible or exchangeable debt securities, other rights convertible or exchangeable into Class A Common Stock, purchase rights for Class A Common Stock, awards with value and payment contingent upon our performance or any other factors designated by the Compensation Committee, and awards valued by reference to the book value of our Class A Common Stock or the value of securities or the performance of specified subsidiaries. Long-term cash awards are also permitted under the Amended Plan. Cash awards are also permitted as an element of or a supplement to any awards permitted under the Amended Plan. Awards are permitted in lieu of obligations to pay cash or deliver other property under the Amended Plan or under other Amended Plans or compensation arrangements, subject to any applicable provision under Section 16 of the Exchange Act.

Transferability

Awards under the Amended Plan are not transferrable other than by will or by the laws of descent and distribution. Nonqualified Options are transferable on a limited basis, only with prior approval or authorization of the Compensation Committee. In no event may a stock option be exercised after the expiration of its stated term.

Termination

Stock options, restricted stock, restricted stock units, SARs, performance units, performance bonuses and other incentive awards which have not vested will generally terminate immediately upon the holder’s termination of employment with us or any of our subsidiaries or affiliates, unless the Compensation Committee specifies otherwise in an award agreement or elects to accelerate the vesting of the award. Unless the Compensation Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates as a result of death or disability, the employee (or personal representative in the case of death) may exercise any vested incentive stock options for a period of up to one year after such termination and any vested nonqualified option during the remaining term of the option. Unless the Compensation Committee specifies otherwise in an award agreement, if an employee’s employment with us or any of our subsidiaries or affiliates terminates for any other reason, the employee may exercise any vested option for a period of up to three months after such termination. Unless the Compensation Committee specifies otherwise in an award agreement, if a consultant ceases to provide services to us or any of our subsidiaries or affiliates or a director terminates service as our director, the unvested portion of any award will be forfeited unless otherwise accelerated by the Compensation Committee. Unless the Compensation Committee specifies otherwise in an award agreement, a consultant or director may have three years following the date he or she ceases to provide consulting services or ceases to be a director, as applicable, to exercise any nonqualified options which are otherwise exercisable on the date of termination of service. No stock option or SAR may be exercised following the expiration date of the stock option or SAR.

Dilution; Substitution

The Amended Plan provides protection against substantial dilution or enlargement of the rights granted to holders of awards in the event of stock splits, recapitalizations, mergers, consolidations, reorganizations or similar transactions. The Amended Plan provides that, upon the occurrence of a change of control event, the Compensation Committee would have discretion, without the consent of any participant or holder of an award, to the extent permitted by applicable law, to cancel awards and make payments in respect thereof in cash; replace awards with other rights or property selected by the Compensation Committee; provide that awards will be assumed by a successor or survivor entity (or a parent or subsidiary thereof) or be exchanged for similar rights or awards based on the equity of the successor or survivor (or a parent or subsidiary thereof); adjust outstanding awards as appropriate to reflect the change of control event; accelerate any vesting schedule to which an award is subject; provide that awards are payable; and/or provide that awards terminate upon such event.

Amendment

The Board may amend the Amended Plan, or any part of the Amended Plan, at any time and for any reason. However, without stockholder approval, the Amended Plan may not be amended in a manner that would (i) materially increase the number of shares that may be issued under the Amended Plan, (ii) materially modify the requirements as to eligibility for participation in the Amended Plan, (iii) materially increase the benefits to participants provided by the Amended Plan, (iv) decrease the exercise price for an outstanding stock option or SAR, or (v) must otherwise be approved by the stockholders in order to comply with national securities exchange rules.

Tax Treatment

The following is a brief description of the U.S. federal income tax consequences, under existing law, with respect to awards that may be granted under the Amended Plan. This summary is based on current U.S. federal income tax laws and is not intended to provide or supplement tax advice to eligible employees or other participants. This summary is not intended to be exhaustive and does not describe state, local or foreign consequences, employment withholding tax consequences, or the effect, if any, of gift, estate and inheritance taxes.

Restricted Stock. A recipient of restricted stock generally will not recognize taxable income until the shares of restricted stock become freely transferable or are no longer subject to a substantial risk of forfeiture. At that time, the excess of the fair market value of the restricted stock over the amount, if any, paid for the restricted stock is taxable to the recipient as ordinary income. If a recipient of restricted stock subsequently sells the shares, he or she generally will realize capital gain or loss (long-term or short-term depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis in the stock, equal to the price paid for the stock, if any, plus the amount previously included in income as ordinary income with respect to such restricted shares.

A recipient has the opportunity, within certain limits, to fix the amount and timing of the taxable income attributable to a grant of restricted stock. Section 83(b) of the Code permits a recipient of restricted stock, which is not yet required to be included in taxable income, to elect, within 30 days of the award of restricted stock, to include in ordinary income immediately the difference between the fair market value of the shares of restricted stock at the date of the award and the amount paid for the restricted stock, if any. The election permits the recipient of restricted stock to fix the amount of ordinary income that must be recognized by virtue of the restricted stock grant. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required (or elects) to recognize income by virtue of receipt of restricted stock, equal to the amount of taxable income recognized by the recipient.

Restricted Stock Units. A recipient of restricted stock units generally will not recognize taxable income until the recipient receives cash and/or the transfer of shares in settlement of the restricted stock unit award. At that time, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income. If a recipient of restricted stock units subsequently sells any shares so transferred, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the amount realized from the sale and his or her basis equal to the amount previously included in income as ordinary income with respect to such shares received in satisfaction of a restricted stock unit award. Subject to Section 162(m) of the Code, we generally will be entitled to a deduction in the year the recipient is required to recognize income by virtue of receipt of cash or shares, equal to the amount of taxable income recognized by the recipient.

Incentive Stock Options. An optionee will not realize taxable income upon the grant of an incentive stock option. As long as the optionee has been an employee of us or of one of our permissible corporate subsidiaries from the date of grant through the date the incentive stock option is exercised and if the incentive stock option is exercised during his or her period of employment and within three months after termination, the optionee will not recognize taxable income upon exercise. Upon exercise, however, the amount by which the fair market value of the shares with respect to which the incentive stock option is exercised (determined on the date of exercise) exceeds the exercise price paid will be an item of tax preference to which the alternative minimum tax may apply, depending on each optionee’s individual circumstances. If the optionee does not dispose of the shares of Class A Common Stock acquired by exercising an incentive stock option within two years from the date of the grant of the incentive stock option or within one year after the shares are transferred to the optionee, when the optionee later sells or otherwise disposes of the stock, any amount realized by the optionee in excess of the exercise price will be taxed as a long-term capital gain and any loss will be recognized as a long-term capital loss. We generally will not be entitled to an income tax deduction with respect to the grant or exercise of an incentive stock option.

If any shares of Class A Common Stock acquired upon exercise of an incentive stock option are resold or disposed of before the expiration of the prescribed holding periods (i.e., two years from grant and one year from exercise), the optionee will realize ordinary income instead of capital gain. The amount of the ordinary income realized will generally be equal to the lesser of (i) the excess of the fair market value of the stock on the exercise date over the exercise price; or (ii) in the case of a taxable sale or exchange, the amount of the gain realized upon the sale over the exercise price. Any additional gain would generally be either long-term or short-term capital gain, depending on whether the applicable capital gain holding period has been satisfied. In the event of a premature disposition of shares of stock acquired by exercising an incentive stock option, subject to Section 162(m) of the Code, we generally would be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

If an optionee uses already owned shares of Class A Common Stock to pay the exercise price under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares of Class A Common Stock are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase Amended Plan, but not stock acquired through the exercise of a nonqualified stock option. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of the stock in payment of the exercise price of an incentive stock option. If the stock used to pay the exercise price is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering the stock was exercised over the amount paid for the stock.

If an optionee effects a net exercise of an incentive stock option by surrendering a portion of the shares of stock with respect to which the option is exercisable to pay the exercise price, the surrender of the stock will be a premature disposition, as described above, which will result in the recognition of ordinary income by the optionee in an amount equal to the fair market value of the surrendered stock.

Nonqualified Options. An optionee will generally not realize taxable income upon the grant of a nonqualified option. At the time the optionee exercises the nonqualified option, the amount by which the fair market value, at the time of exercise, of the shares with respect to which the nonqualified option is exercised exceeds the exercise price paid upon exercise will constitute ordinary income to the optionee in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the optionee. If the optionee thereafter sells such shares, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the optionee as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the optionee before sale.

If an optionee uses already owned shares of Class A Common Stock to pay the exercise price under a nonqualified option, the number of shares received pursuant to the nonqualified option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares of Class A Common Stock are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified option will not be statutory option stock. However, if the already owned shares of Class A Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a premature disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.

Stock Appreciation Rights. A recipient of SARs generally will not realize taxable income upon the grant of a SAR. At the time the recipient exercises the SAR, an amount equal to the aggregate of any cash and the fair market value of any shares received is taxable to the recipient as ordinary income in the year of such exercise. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction in the year of exercise equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received upon exercise, the difference between any amount realized on the sale and the fair market value of the shares at the time of exercise will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Performance Units and Performance Bonuses. A recipient of performance units or a performance bonus generally will not realize taxable income upon the grant of such award. The recipient will recognize ordinary income upon the receipt of cash and/or the transfer of shares in satisfaction of the award of performance units or performance bonus in an amount equal to the aggregate of any cash and the fair market value of any shares received. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If the recipient thereafter sells any shares received in satisfaction of the award, the difference between any amount realized on the sale and the fair market value of the shares at the time of their receipt will be taxed to the recipient as a capital gain or loss, at short-term or long-term rates depending on the length of time the stock was held by the recipient before sale.

Stock Awards. A recipient of a stock award will recognize ordinary income upon the receipt of shares in an amount equal to the fair market value of any shares received over the amount, if any, paid for the shares. Subject to Section 162(m) of the Code, we generally will be entitled to a corresponding income tax deduction equal to the ordinary income recognized by the recipient. If a recipient subsequently sells the shares, he or she generally will realize capital gain or loss (at long-term or short-term rates depending on the holding period) in the year of such sale in an amount equal to the difference between the net proceeds from the sale and the fair market value of the shares at the time of receipt plus the price paid for the stock, if any.

Other Incentive Awards. The specific tax consequences applicable with respect to other incentive awards granted under the Amended Plan will depend on the terms and conditions applicable to the award.

Code Section 162(m). Under Section 162(m) of the Code, no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to our “covered employees.” A “covered employee” is any individual who has served at any time after December 31, 2016 as our chief executive officer, chief financial officer, or other executive officer whose compensation has been reported in our proxy statement, regardless of whether any such individual is still employed by us.

Code Section 409A. The Amended Plan and any awards granted under it are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code and its related Treasury Regulations and guidance. If any provision of the Amended Plan or award granted under the Amended Plan is determined not to comply with Section 409A, the Compensation Committee has authority to take any actions necessary and appropriate for compliance. No payments that would constitute “deferred compensation” upon termination of employment or other service under Section 409A will be made under the Amended Plan unless the termination is also a “separation from service” under Section 409A. If a participant is a “specified employee” under Section 409A, the commencement of any payments or benefits under the award that constitute “deferred compensation” will be deferred until six months plus one day following the date of the participant’s termination or, if earlier, death (or such other period as required to comply with Section 409A). The Company will not be liable for any additional tax, interest or penalties imposed on a participant by Section 409A of the Code or damages for failing to comply with Section 409A.

The foregoing is only a summary of the current effect of certain U.S. federal income taxation upon the participant and us with respect to the grant and exercise of awards or compensation granted under the Amended Plan. Participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

Equity Compensation Plan Information

The following table provides information related to our Class A Common Stock which may be issued under our existing equity compensation plans as of December 31, 2020, including the 2014 Plan:

PLAN CATEGORY	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a) (c)
Equity compensation plans approved by security holders: (1)	3,575,710	(1)	$—	(2)	327,955
Equity compensation plans not approved by security holders:	—		—		—
Total	3,575,710		$—	(2)	327,955

(1)
Represents the number of shares of Class A Common Stock underlying outstanding time-vested RSU awards and performance-based Performance Unit awards and assumes a 100% issuance related to the Performance Units which have a range of 0% to 200% based on the results of the performance criteria of the award.

(2)	The outstanding RSU awards do not have an exercise price.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve and adopt the Plan Amendment requires the affirmative vote of the holders of a majority in voting power of the shares Class A Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on such matter; provided that a quorum is present. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect on the outcome of the vote on the proposal.

Our Board believes that approval and adoption of the Plan Amendment will promote our interests and the interests of the stockholders and continue to enable us to attract, retain and reward persons important to our success and to provide incentives based on the attainment of corporate objectives and increases in shareholder value. Members of the Board are eligible to participate in the 2014 Plan, and thus, have a personal interest in the approval and adoption of the Plan Amendment.

Our Board unanimously recommends that stockholders vote FOR the Plan Amendment to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan proposal (Proposal 3).

PROPOSAL 4 – RATIFICATION OF AUDITORS PROPOSAL

General

The Audit Committee of the Board has selected Moss Adams LLP (“Moss Adams”) as the independent registered public accounting firm of the Company for 2021. Moss Adams has audited the Company’s consolidated financial statements since 2018. The 2020 audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting was completed on March 10, 2020.

The Board is submitting the selection of Moss Adams for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Moss Adams, the Audit Committee may reconsider the selection of that firm as the Company’s auditors. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of Moss Adams does not limit the authority of the Audit Committee to change auditors at any time.

For further information and discussion, see “Independent Public Accountants” in this proxy statement.

The Company does not anticipate that representatives of Moss Adams will be present at the Annual Meeting; however, if they are present, Moss Adams may respond to appropriate questions and make such statements as they may desire.

Approval by the Stockholders of the Proposal

The affirmative vote of the holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal will be required for approval; provided that a quorum is present. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect on the outcome of the vote on the proposal.

Our Board unanimously recommends that stockholders vote FOR ratification of the appointment of Moss Adams as the Company’s independent registered public accounting firm for 2021 (Proposal 4).

PROPOSAL 5 – THE NYSE STOCK ISSUANCE PROPOSAL

General

On March 31, 2021, Earthstone, EEH, Tracker and RoyaltyCo entered into the Tracker Agreement, which provides that EEH will acquire (the “Tracker Acquisition”) interests in oil and gas leases and related property of Tracker located in Irion County, Texas (the “Tracker Assets”). At the closing of the Tracker Acquisition, Tracker will receive (the “Tracker Purchase Price”) (i) $29.6 million in cash, subject to customary purchase price adjustments, and (ii) 4.7 million shares of Class A Common Stock (the “Tracker Shares”). Also, on March 31, 2021, Earthstone, EEH, SEG-I and SEG-II entered into the Sequel Agreement which provides that EEH will acquire (the “Sequel Acquisition” and with the Tracker Acquisition, the “Transaction”) certain well-bore interests and related equipment held by Sequel that are part of a joint development agreement between Tracker and Sequel involving well-bores and production covered by the Tracker Agreement (the “Sequel Assets” and collectively with the Tracker Assets, the “Assets”). At the closing of the Sequel Acquisition, Sequel will receive (the “Sequel Purchase Price”) (i) $52.0 million in cash, subject to customary purchase price adjustments, and (ii) 1.5 million shares of Class A Common Stock (the “Sequel Shares” and collectively with the Tracker Shares, the “Transaction Shares”). As a result of the Purchase Agreements, Earthstone expects to acquire approximately 20,300 net developed acres located in Irion County, Texas for an aggregate purchase price of approximately $126.5 million (as of the announcement date), consisting of $81.6 million in cash, subject to customary closing adjustments, and 6.2 million shares of Class A Common Stock.

EnCap Fund VIII, an affiliate of EnCap, owns 49.0% of the outstanding membership interests of Tracker and will receive its proportionate share of the Tracker Purchase Price. Since EnCap is a Related Party (as defined in the NYSE Listed Company Manual) of Earthstone, an affiliate of EnCap owns greater than five percent of the outstanding interests of Tracker and the Tracker Shares represent greater than five percent of the outstanding voting power of Earthstone, the rules of the NYSE require Earthstone to obtain stockholder approval of the issuance of the Transaction Shares. In addition, because an affiliate of EnCap will receive additional shares of Class A Common Stock in the Transaction, the Audit Committee determined that the issuance of the Transaction Shares shall also be subject to the approval of the holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock not held by EnCap or the executive officers of Earthstone.

Approval by the Stockholders of the Proposal

Approval of the proposal to approve the issuance of the Transaction Shares requires the affirmative vote of the holders of: (i) a majority in voting power of the shares of Class A Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal (where abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect on the outcome of the vote on the proposal); provided that a quorum is present; and (ii) a majority in voting power of the issued and outstanding shares of our Class A Common Stock and Class B Common Stock that are not held by EnCap or Earthstone’s executive officers (where abstentions and broker non-votes will have the effect of a vote AGAINST the proposal).

Our Board unanimously recommends that stockholders vote FOR the approval of the issuance of the Transaction Shares (Proposal 5).

PROPOSAL 6 – THE ADJOURNMENT PROPOSAL

General

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the proposals, our proxy holders may move to authorize one or more adjournments of the Annual Meeting in order to enable the Board to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize one or more adjournments of the meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve the proposals. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted.

If it is necessary to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Approval by the Stockholders of the Proposal

Approval of the proposal to authorize or more adjournments of the Annual Meeting requires the affirmative vote of the holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on this Proposal; provided that a quorum is present. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes should have no effect on the outcome of the vote on the proposal.

Our Board unanimously recommends that stockholders vote FOR the approval of the Adjournment Proposal (Proposal 6).

THE TRANSACTION

THE PARTIES

Earthstone Energy, Inc.

Earthstone Energy, Inc., a Delaware corporation (“Earthstone” and with its consolidated subsidiaries, the “Company,” “we,” “us” and “our”), is a growth-oriented independent oil and natural gas development and production company. In addition, the Company is active in corporate mergers and the acquisition of oil and natural gas properties that have production and future development opportunities. The Company's operations are all in the upstream segment of the oil and natural gas industry and all its properties are onshore in the United States. Our assets are located primarily in the Midland Basin of west Texas and to a lesser extent, in the Eagle Ford Trend of south Texas. Our Class A Common Stock is listed on the NYSE under the trading symbol “ESTE.” Earthstone’s principal offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Earthstone is the sole managing member of EEH with a controlling interest in EEH. Earthstone, together with its wholly-owned subsidiary, Lynden Corp. and Lynden Corp.’s wholly-owned consolidated subsidiary, Lynden US, and also a member of EEH, consolidates the financial results of EEH and records a noncontrolling interest in the consolidated financial statements representing the economic interests of EEH’s members other than Earthstone and Lynden US.

Earthstone Energy Holdings, LLC

Earthstone Energy Holdings, LLC, a Delaware limited liability company and a subsidiary of Earthstone (“EEH”), was formed on November 4, 2016. Earthstone is the sole managing member of EEH. EEH is a holding company of operating subsidiaries that own and operate our assets and will own and operate the Assets after the closing of the Transaction. EEH’s principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and its telephone number is (281) 298-4246.

Tracker Resource Development III, LLC
TRD III Royalty Holdings (TX), LP

Tracker Resource Development III, LLC, a Delaware limited liability company (“Tracker”), was formed on April 6, 2011, and is owned by EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership and an affiliate of EnCap (“EnCap Fund VIII”), and two entities not affiliated with the Company or EnCap, ZIP Ventures I, L.L.C., a Delaware limited liability company (“ZIP”), and Tracker III Holdings, LLC, a Delaware limited liability company (“Tracker Holdings”). Tracker is a privately-held company that invests in the energy sector through exploration, development, and production. Tracker has significant acreage in Irion County, Texas. Tracker has previously drilled and completed wells in the Wolfcamp formation. TRD III Royalty Holdings (TX), LP, a Delaware limited partnership (“RoyaltyCo”), was formed on July 15, 2014. Tracker’s and RoyaltyCo’s principal executive offices are located at 9155 East Nichols Avenue, Suite 360, Centennial, Colorado 80112, and their telephone number is (303) 534-9513.

SEG-TRD LLC
SEG-TRD II LLC

SEG-TRD LLC, a Delaware limited liability company (“SEG-I”), was formed on June 9, 2017 for the purpose of entering into a drilling financing arrangement with Tracker. SEG-TRD II LLC, a Delaware limited liability company (“SEG-II” and collectively with SEG-I, “Sequel”), was formed on October 19, 2018 for the purpose of entering into a drilling financing arrangement with Tracker. SEG-I and SEG-II have no other operations. Sequel’s principal executive offices are located at 8101 E. Prentice Avenue, Suite 1175, Greenwood Village, Colorado 80111, and its telephone number is (303) 468-2106.

SUMMARY OF THE TRANSACTION

General

On March 31, 2021, Earthstone, EEH, Tracker and RoyaltyCo entered into the Tracker Agreement, which provides that EEH will acquire (the “Tracker Acquisition”) interests in oil and gas leases and related property of Tracker located in Irion County, Texas. Also, on March 31, 2021, Earthstone, EEH, SEG-I and SEG-II entered into the Sequel Agreement, which provides that EEH will acquire (the “Sequel Acquisition” and with the Tracker Acquisition, the “Transaction”) certain well-bore interests and related equipment held by Sequel that are part of a joint development agreement between Tracker and Sequel involving portions of the acreage covered by the Tracker Agreement. As a result of the Tracker Agreement and the Sequel Agreement, Earthstone

expects to acquire approximately 20,300 net developed acres located in Irion County, Texas for an aggregate purchase price of approximately $126.5 million (as of the announcement date), consisting of $81.6 million in cash, subject to customary closing adjustments, and 6.2 million shares of Class A Common Stock.

The members, managers, and directors, as applicable, of the parties to the Tracker Agreement, the Sequel Agreement and the ancillary agreements contemplated by such agreements have determined that the Tracker Agreement, the Sequel Agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of their respective equity holders, and have unanimously approved the Tracker Agreement, the Sequel Agreement and the transactions contemplated thereby. The issuance of the Transaction Shares pursuant to the Tracker Agreement and the Sequel Agreement are subject to approval of Earthstone’s stockholders at the Annual Meeting and other closing conditions.

Background of the Transaction

Earthstone is actively involved in acquisition and evaluation of oil and natural gas properties throughout the Permian Basin and the Eagle Ford plays in Texas. It conducts an on-going review of results in each area based on publicly-available data and where available, company-specific data, in order to assess relative drilling economics and identify acquisition opportunities. Earthstone management has spent time in the past discussing opportunities with operators and investment banks regarding the southern Midland Basin and specifically Irion County, Texas and producers in that county. Earthstone has either prepared screening material or investment banks have supplied limited public information on both Irion County and producers in the county, including Tracker.

In 2020, Mr. Ray Singleton, an Earthstone outside director, as is his custom, carried on discussions with numerous operators about the status of the oil and gas industry in light of record low commodity prices experienced in April 2020 and the need for companies to consolidate in order to survive. As Earthstone is constantly considering consolidation opportunities, Mr. Robert J. Anderson, President and Chief Executive Officer of Earthstone, and Mr. Singleton often discuss different companies and their assets and whether Earthstone would be able to purchase them on terms acceptable to Earthstone. In early October 2020, Messrs. Anderson and Singleton discussed ongoing evaluation of various announced exploration and production transactions in the E&P space as well as potential transactions, one of which was Tracker and its assets. Mr. Singleton and Jeff Vaughan, President and CEO of Tracker, had known each other for a number of years as both worked in the Denver, Colorado area and in similar oil and natural gas producing basins.

On October 7, 2020, Messrs. Anderson and Singleton received an unsolicited email from Mr. Vaughan, introducing himself to Mr. Anderson and providing an executive summary of the Tracker Assets.

On October 9, 2020, Mr. Anderson sent an email to the Audit Committee (consisting of Messrs. Joliat (Chairman), Kramer and Urban) and other members of the Board not affiliated with EnCap, being Frank A. Lodzinski and Mr. Singleton. Mr. Anderson was aware that EnCap was a significant owner of Tracker and hence any acquisition of Tracker would be considered a related party transaction requiring independent review and approval by the Audit Committee. The email highlighted summary information about Tracker and indicated that Earthstone intended to sign a confidentiality agreement to further evaluate the potential opportunity.

On October 12, 2020, Messrs. Vaughan, Anderson and Singleton held a conference call to generally discuss the Tracker Assets and Tracker’s current plans regarding a potential sale of those assets.

On October 20, 2020, Earthstone and Tracker executed a confidentiality agreement.

On October 22, 2020, Tracker management held a WebEx meeting with Earthstone’s internal technical team to review and discuss the Tracker Assets. Tracker management indicated to Earthstone that Jefferies Group LLC (“Jefferies”) was acting as Tracker’s investment banker with respect to the Tracker Assets. After the meeting was completed, Earthstone was provided with access to Tracker’s virtual data room so Earthstone could begin to evaluate the Tracker Assets in more depth.

On November 4, 2020, Mr. Guy Oliphint and Mr. Greg Chitty from Jefferies contacted Mr. Anderson to discuss the Tracker Assets and the Sequel Assets. Sequel held well-bore interests in certain properties that are operated by Tracker. After a discussion, Jefferies indicated that initial third-party bids regarding the sale of the Tracker Assets and the Sequel Assets would be due on December 9, 2020, with a November 1, 2020 effective date.

On November 13, 2020, Mr. Anderson sent a memorandum and meeting presentation materials to the Board and Earthstone’s outside legal counsel in preparation for a Board meeting to be held on November 18, 2020. Included in the memorandum and presentation were overviews and highlights relating to several potential acquisition opportunities, which also included an overview of preliminary information relating to a potential transaction with Tracker and the purchase of the Sequel Assets, including the following observations by Mr. Anderson:

•Contiguous, position in the Midland Basin of approximately 26,600 net acres with approximately 6,300 acres that would either expire in 2021 or be subject to an option lease
•100% operated wells with ~90% leasehold working interest (~80% NRI)
•October 2020 net production of 8,400 Boe/d (62% liquids)
•72 wells (30 horizontal)
•PDP PV10 of ~$107mm (10/30/2020 NYMEX strip pricing)
•PDP PV20 of ~$80mm (10/30/2020 NYMEX strip pricing)

On November 13, 2020, Jefferies hosted a management presentation for Earthstone’s technical team relating to the Tracker Assets and the Sequel Assets.

The Board met on November 18, 2020, and discussed, among other items, potential acquisition opportunities, including the Tracker opportunity. Mr. Anderson reported to the Board that Jefferies was running the sales process and Earthstone was currently evaluating the potential opportunity. Mr. Anderson further advised the Board that if this potential opportunity is pursued, the negotiation, review and approval of the opportunity would need to be handled by the Audit Committee.

Shortly thereafter, Earthstone management, after discussions with the Board, determined to not proceed with a bid relating to the Tracker Assets or the Sequel Assets because of another impending transaction. On December 17, 2020, Earthstone announced the entry into an agreement to acquire Independence Resources Management, LLC (“Independence”). Earthstone management did not want any possible transaction with Tracker to interfere with the Independence acquisition.

On January 6, 2020, representatives of Jefferies contacted Mr. Anderson to discuss a potential acquisition of the Tracker Assets and the Sequel Assets. They indicated that no definitive agreement with any third party had been reached with respect to Tracker or Sequel, and inquired whether Earthstone would consider a bid with some component of equity, which could be compelling to Tracker and Sequel.

On January 14, 2021, Mr. Anderson advised the Audit Committee and the non-EnCap related Board members of the potential opportunity to bid on the Tracker Assets and the Sequel Assets and management’s view that the Company should submit a non-binding proposal to acquire the Tracker Assets and Sequel Assets. As a result of EnCap’s indirect ownership interests in both Earthstone and Tracker, the Audit Committee was delegated all of the authority of the Board to evaluate a potential transaction between Earthstone and Tracker consistent with Earthstone’s Covered Transactions Policy. The Audit Committee and the non-EnCap members of the Board discussed in depth the merits of the Transaction. The discussion included the corporate governance requirements associated with a related party transaction and the advisability for a stockholder vote whereby a majority of the dis-interested stockholders would need to approve the issuance of the Transaction Shares. After discussion, the Audit Committee authorized the Company to submit a non-binding proposal for $110 million (to be paid in cash and shares of the Company’s stock) and instructed Mr. Anderson to deliver the proposal to Jeffries. On January 15, 2021, Mr. Anderson delivered the non-binding bid of $110 million with an effective date of November 1, 2020 on behalf of the Company to Jefferies.

On January 26, 2021, Jefferies called Mr. Anderson to discuss the consideration offered in the bid. Jefferies indicated that the total consideration was low compared to other bids.

On February 14, 2021, Jefferies contacted Mr. Anderson to ask for an updated bid that would include cash and Class A Common Stock with an effective date of March 1, 2021.

On February 14, 2021, Mr. Anderson sent out a memorandum and presentation materials to the Board in preparation for the Board meeting to be held on February 18, 2021 (which Board meeting was later postponed due to a winter storm in Texas). The presentation included, among other items, overviews and highlights relating to several potential transactions, including an overview of the highlights of a possible acquisition of the Tracker Assets and the Sequel Assets.

On February 18, 2021, Mr. Anderson sent an email to the Audit Committee providing an update on the proposed Tracker transaction. Included in the email were updated evaluation materials. Mr. Anderson proposed submitting a revised bid on behalf of the Company which provided for consideration of $55 million in cash and 10 million shares of Class A Common Stock (for total consideration of approximately $125 million) for both the Tracker Assets and the Sequel Assets. There were several emails that were exchanged between and among the Audit Committee members, other non-EnCap Board members and management regarding the potential transaction, consideration, and rationale for the transaction. Ultimately, the Audit Committee authorized Mr. Anderson to submit the revised non-binding bid on behalf of the Company to Jefferies.

On February 19, 2021, pursuant to the express direction of the Audit Committee, Mr. Anderson submitted a revised proposal to Tracker, which included a 50/50 split between Tracker and Sequel, each receiving $27.5 million cash and five million shares of Class A Common Stock.

On February 22, 2021, representatives of Jefferies contacted Mr. Anderson and Mark Lumpkin, Jr., Executive Vice President and Chief Financial Officer of Earthstone, to discuss the proposal. Tracker management orally indicated acceptance of the terms regarding the Tracker Assets and agreed to begin discussions in moving toward a purchase and sale agreement. Later that day, Jefferies distributed an initial draft of the Tracker Agreement to Earthstone with respect to the Tracker Assets. The Sequel Agreement was put on hold pending near finalization of the Tracker Agreement.

On February 23, 2021, Mr. Anderson notified the Audit Committee that the principal deal terms with Tracker as approved by the Audit Committee had been orally agreed to and the Audit Committee was provided with additional evaluation materials prepared by management of Earthstone. Mr. Anderson also prepared and sent out details for a Board meeting in order for the Audit Committee and the non-EnCap members of the Board to discuss the potential transaction. Mr. Anderson and Mr. Joliat held a telephone call to discuss the hiring of legal and financial advisors to the Audit Committee with a list of potential candidates. Mr. Anderson and Mr. Joliat also discussed the need for Mr. Anderson to contact EnCap to confirm it desired to receive shares of Class A Common Stock as part of the consideration in the proposed transaction.

On February 24, 2021, the Audit Committee engaged Richards, Layton & Finger, PA (“RLF”) as its legal adviser. The members of the Audit Committee had previously worked with RLF regarding related-party transactions and the firm was familiar with Earthstone, its Audit Committee and business practices.

On February 25, 2021, the rescheduled Board meeting was held via Zoom with all Board members in attendance, in which several items were discussed, including other potential acquisitions. Before the meeting concluded, EnCap-affiliated Board members were excused from the meeting and the remaining members of the Board discussed in depth the proposed Tracker Acquisition and the Sequel Acquisition. Mr. Joliat was charged with interviewing and selecting a financial advisor to the Audit Committee. Mr. Joliat discussed providing management with the authority to meet with EnCap to ensure that EnCap would require shares of Class A Common Stock as consideration in the Tracker Acquisition rather than additional cash. The Audit Committee and remaining non-EnCap Board members and management discussed the need for a stockholder vote under the then existing rules of the NYSE to approve the issuance of the Transaction Shares in the event that the number of shares to be received by EnCap exceeded the thresholds set by the NYSE requiring a stockholder vote. It was decided that any such stockholder approval should also require a majority of the disinterested shares of Common Stock to approve the issuance of the Transaction Shares.

After the Board meeting concluded, Mr. Anderson spoke with Mr. Thielemann of EnCap regarding its desire to receive shares of Class A Common Stock as consideration in the Tracker Acquisition. Later that afternoon, EnCap confirmed that it wanted to receive its pro-rata share of Class A Common Stock as consideration in the Tracker Acquisition.

On March 1, 2021, Messrs. Joliat and Anderson interviewed financial advisors and discussed the role of the financial advisor to the Audit Committee. Following these interviews, Mr. Joliat, after consulting with other members of the Audit Committee, determined to hire Northland Securities, Inc. (“Northland”) as the financial advisor to the Audit Committee due to Northland’s experience with similar engagements.

On March 3, 2021, Mr. Anderson updated the Audit Committee on the status of the negotiations of the Tracker Agreement, with a draft of the Tracker Agreement being provided, along with detailed descriptions of the various business points as well as the status of current negotiation of legal aspects of the proposed transaction.

On March 8, 2021, Northland was engaged as the financial advisor to the Audit Committee. Earthstone management and representatives of Northland held a call on March 11, 2021, to review the proposed transaction. Earthstone provided Northland with access to a virtual data room.

From March 6, 2021 to March 12, 2021, negotiations occurred between the two selling parties and management of Earthstone acting under the guidance of the Audit Committee. Tracker requested additional cash and a reduced number of shares and the parties discussed changing the consideration to be paid to Tracker to consist of $29.6 million in cash, subject to customary purchase price adjustments, and 4.7 million shares of Class A Common Stock. Sequel requested as much as 100% in cash, but ultimately agreed to $52.0 million in cash, subject to customary purchase price adjustments, and 1.5 million shares of Class A Common Stock. The total consideration was agreed to be $81.6 million in cash and 6.2 million shares of Class A Common Stock. After discussions thereon, the Audit Committee agreed to the final consideration with the increased cash because it had determined that it would not materially impact liquidity or leverage of the Company.

On March 17, 2021, Earthstone management received a draft of the Sequel Agreement based on the version of the Tracker Agreement sent to Earthstone on March 16, 2021.

On March 18, 2021, Mr. Anderson and Mr. Joliat discussed the timing of the fairness opinion update from Northland and preliminary timing of the Transaction. Several calls occurred between the parties and their respective legal representatives regarding business and legal points of the Purchase Agreements and associated agreements throughout March. These discussions included Warburg Pincus LLC, who, as a significant beneficial owner of Class A Common Stock would provide a support and voting agreement in connection with the Transaction. The parties also discussed a lock-up agreement whereby certain members of Tracker would be prohibited from selling shares of Class A Common Stock for 120 days after the closing of the Tracker Acquisition.

On March 23, 2021, the Audit Committee held a meeting with representatives of Northland, RLF, Jones & Keller, P.C., legal adviser to the Company, and Company management in attendance for Northland to present its preliminary financial analysis with respect to the Transaction. The Audit Committee invited management to attend the call to answer any questions that could give rise to updates on Earthstone or the Transaction.

On March 31, 2021, the Audit Committee held a meeting with representatives of Northland RLF, Jones & Keller and Company management in attendance. The Audit Committee discussed the key terms of the Purchase Agreements. Northland rendered its oral fairness opinion (which was later confirmed in writing) that the Transaction Consideration (as defined below) to be paid by Earthstone in the Transaction is fair, from a financial point of view, to Earthstone. Following further discussion regarding the Transaction and a discussion regarding the fiduciary duties of the Audit Committee, the Audit Committee determined that the Transaction is advisable, fair to and in the best interests of the Company and its public stockholders, approved and declared advisable the Purchase Agreements and the transactions and agreements contemplated thereby (including the Transaction) and recommended that the Board approve the Transaction, the execution, delivery and performance by the Company of the Purchase Agreements, and the transactions and agreements contemplated thereby and recommended approval of the issuance of the Transaction Shares to the Company’s stockholders. Following the meeting, the full Board met telephonically and was presented with the recommendation by the Audit Committee. Following discussion, the Board unanimously approved the Transaction, the Purchase Agreements, the associated agreements, including the Voting Agreement, the form of Lock-up Agreement, the form of Tracker Registration Rights Agreement and the form of Sequel Registration Rights Agreement and recommended approval of the issuance of the Transaction Shares to the stockholders.

On March 31, 2021, the Purchase Agreements with Tracker and Sequel, along with all associated agreements and documents, were executed and delivered by the parties to the Transaction.

On April 1, 2021, Earthstone issued a press release announcing the proposed Transaction.

Recommendation of the Audit Committee and the Board of Directors and their Reasons for the Transaction

The Audit Committee and the Board determined that the Purchase Agreements and the transactions contemplated thereby, including the Transaction, are fair to, advisable and in the best interests of, Earthstone and its stockholders. Specifically, our Audit Committee and Board unanimously adopted resolutions (i) determining and declaring that the Purchase Agreements and the transactions contemplated thereby, including the Transaction, are fair to, advisable and in the best interests of Earthstone and its stockholders, (ii) approving and adopting the Purchase Agreements, and the transactions contemplated thereby, including the Transaction, (iii) directing that the issuance of the Transaction Shares be submitted to a vote of our stockholders at a meeting of the stockholders, and (iv) recommending that the stockholders vote “FOR” the approval of the issuance of the Transaction Shares.

The Audit Committee and the Board considered a variety of factors in determining its recommendation, including the following material factors:
●    the Audit Committee, assisted by its legal and financial advisers, was active in each phase of the negotiations and the decision making process leading to Purchase Agreements, and unanimously determined that the Purchase Agreements and the transactions contemplated thereby were fair to, advisable and in the best interests of Earthstone and its stockholders, and recommended that the full Board approve the Purchase Agreements and submit to the stockholders for approval in the manner required by the Purchase Agreements and pursuant to Delaware law and the rules of the NYSE;
●    the Audit Committee and Board’s belief that the Transaction will be a complementary step in the Company’s growth strategy;
●    Tracker and Sequel combined have a well-established and high-quality asset base that includes:
▪approximately 20,300 net developed acres located in a highly contiguous operated position in the Midland Basin;
▪100% operated working interest in existing horizontal units;

▪100% of acreage held by production;
▪net production for the month of March 2021 of approximately 7,800 Boe/d (21% oil, 59% liquids);
▪approximately 49 Earthstone-identified horizontal Wolfcamp locations at four wells per section exceeding 25% IRR threshold on a $50/barrel WTI price deck and using Earthstone’s current estimate of capital costs; and
▪proved reserves of approximately 19.8 MMBoe with PDP PV-10 of approximately $153 million based on Earthstone management estimates as of March 1, 2021, discounting cash flows at a rate of 10% and utilizing NYMEX strip pricing as of March 29, 2021;
●    the Transaction will significantly enhance the scale and magnitude of our operations, Midland Basin acreage position, and drilling locations. Notably, we expect to have on a combined basis:
▪an operated position of approximately 87,800 net acres in the core of the Midland Basin;
▪approximately 681 gross highly prospective, largely de-risked, operated horizontal drilling locations across multiple benches; and
▪net daily production of approximately 27,900 Boe/d (49% oil, 73% liquids) based on Earthstone’s first quarter 2021 average daily production, Independence production for 6 days of January 2021 and Tracker’s and Sequel’s first quarter 2021 estimated average daily production;
●    the potential to realize operational synergies and efficiencies resulting from the increased scale of operations;
●    our post-acquisition market capitalization should enhance our access to debt and equity capital markets; and
●    current industry, economic and market conditions, and the present and anticipated environment in the independent upstream sector of the oil and gas industry suggest that attractive potential acquisition and development opportunities will arise in the sector for companies that are able to achieve superior operating efficiencies and are sufficiently capitalized to operate in the current commodity price environment and its volatility from period to period.

The Audit Committee and the Board considered other information and a number of additional factors in reaching their decisions including:
●    the results of business, legal and financial due diligence investigations of the Tracker Assets and the Sequel Assets conducted by our management and legal and financial advisors and the nature and extent of the representations made by Tracker in the Tracker Agreement and Sequel in the Sequel Agreement;
●    the recommendation of our management in favor of the Transaction; and
●    the terms of the Purchase Agreements, including the obligations and rights of the parties under the Purchase Agreements, the conditions to each parties’ obligation to complete the Purchase Agreements, the circumstances in which each party is permitted to terminate such agreements, and the related termination fee payable by us in the event of termination of the Purchase Agreements under special circumstances.

The Audit Committee and the Board also considered, and balanced against the potentially positive aspects of the Transaction, the following material potential risks and other negative factors in connection with its deliberations:
●    the risks relating to the announcement and pendency of the Transaction and the risks and costs to us if the completion of the Transaction is not timely, or does not occur at all, which may be for reasons beyond our control, including the potential impact on the relationships between us and our employees, industry partners, service providers and other third parties, as well as the potential impact on the public trading prices of our Class A Common Stock;
●    the level of obligations and servicing of such obligations related to incremental debt incurred in connection with the Transaction;
●    the risks associated with having a high degree of concentration of our properties, activities and future prospects in the Midland Basin of Texas;
●    a decrease in oil or natural gas prices resulting in the Assets being less desirable from a financial point of view;

●    the risk that management focus, employee attention and resources available for other strategic opportunities could be diverted for an extended period of time while the parties work to complete the Transaction and the integration process;
●    the challenges inherent in the integration of the Assets, including the attendant risks that the anticipated production and operational synergies and other benefits sought to be obtained from the Transaction might not be achieved in the time frame contemplated by us if at all; and
●    the risks inherent in our, Tracker’s and Sequel’s business and operations, including those identified in our SEC filings, which include the matters described under “Cautionary Statement Concerning Forward-Looking Statements.”

This discussion of the information and factors considered by our Audit Committee and our Board in reaching their decision and recommendation includes the material factors considered by the Audit Committee and the Board, but is not intended to be exhaustive and may not include all of the factors considered by each member of the Audit Committee or the Board. In view of the wide variety of factors considered in connection with their evaluation of the Transaction and the complexity of these matters, the Audit Committee and the Board did not consider it practical, nor did they attempt, to quantify, rank or otherwise assign relative weights to the different factors they considered in reaching their decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to their ultimate determination. Rather, the Audit Committee and the Board viewed their decision as being based on the totality of the information presented to them and the factors they considered, particularly, in the case of the Board, the recommendation of the Audit Committee, its discussion with, and the questioning of, members of management and its outside financial and legal advisors. In addition, individual members of the Audit Committee and the Board may have given different weight to different factors.

In considering the recommendation of our Audit Committee and our Board that the stockholders vote to approve the issuance of the Transaction Shares, stockholders should be aware that the directors and executive officers of Earthstone may have certain interests in the Transaction that may be different from, or in addition to, the interests of Earthstone stockholders generally. Our Board was aware of these interests and considered them when approving the Purchase Agreements and recommending that stockholders vote to approve the issuance of the Transaction Shares, which are described in the section entitled “The Transaction—Interests of Our Directors and Executive Officers in the Transaction.”

The foregoing discussion of the information and factors considered by the Audit Committee and the Board is forward-looking in nature and should be read in light of the factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”

Opinion of Northland Securities, Inc. to the Audit Committee

The Audit Committee retained Northland Securities, Inc. (“Northland”), to act as its financial advisor in connection with the Transaction. In selecting Northland, the Audit Committee considered, among other things, Northland’s qualifications, expertise, reputation, independence from Tracker, Sequel and EnCap, and knowledge of Earthstone, our track record, our business and the industry in which we operate and that of the Assets.

On March 31, 2021, Northland rendered its oral opinion to the Audit Committee, which was subsequently confirmed in a letter dated as March 31, 2021, stating that, as of the date of the letter and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications in such letter, the Transaction Consideration is fair, from a financial point of view, to us. Northland’s calculation of the value of the total consideration of $129,030,000 (the “Transaction Consideration”) of the Purchase Agreements is based upon $81.6 million in cash and 6.2 million shares of Class A Common Stock valued at $7.65 per share which was the 30-day volume weighted average price of the Class A Common Stock.

The full text of Northland’s written opinion letter, dated as of March 31, 2021, is attached as Annex E. You should read Northland’s opinion letter carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Northland in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion letter. Northland’s opinion letter was directed to the Audit Committee, in its capacity as the Audit Committee, and addressed only the fairness from a financial point of view, as of the date of the opinion, to us of the Transaction Consideration to be paid under the Purchase Agreements. The opinion letter does not constitute a recommendation as to how any stockholder should vote with respect to the approval of the issuance of the Transaction Shares or any other matter and does not in any manner indicate the price at which our securities will trade at any time.

In connection with rendering its opinion, Northland has informed us that, among other things, it:

(i)    reviewed and analyzed the financial terms of the Purchase Agreements;
(ii)    reviewed our Annual Reports on Form 10-K for the last three fiscal years;
(iii)    reviewed certain of our interim reports to stockholders and Quarterly Reports on Form 10-Q;
(iv)    reviewed Earthstone’s estimated proved reserves as of December 31, 2020, as prepared by CGA, which were discussed by Northland with our management;
(v)    reviewed unaudited historical financial statements related to the Assets;
(vi)    reviewed estimated proved reserves of the Assets as of March 1, 2021, provided by us and discussed by Northland with our management;
(vii)    reviewed certain non-public financial and production projections provided by our management;
(viii)    reviewed certain internal financial information, estimates, and financial and operational forecasts for the Assets, prepared by our management;
(ix)    reviewed certain publicly available research analyst reports regarding our future financial performance; and
(x)    reviewed the reported historic price and trading activity for our Class A Common Stock; compared certain of our financial stock market information with similar information for certain other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent business combinations in the oil and gas exploration and production industry specifically and in other industries generally, and other studies and analyses Northland deemed appropriate.

In addition, Northland held numerous discussions with Jay F. Joliat, Chairman of the Audit Committee, and members of our senior management regarding the assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition, and prospects of the Assets.

In its review and analysis and in arriving at its opinion, Northland assumed and relied on the accuracy and completeness of all of the financial, reserves, and other information provided to or otherwise discussed with Northland or publicly available. Northland was not engaged to, and did not independently attempt to, verify any of such information. Northland also relied upon information provided by our management as to the reasonableness and achievability of the financial and production projections (and the assumptions and bases therefor) provided to Northland, and, with our consent, Northland assumed that the projections were reasonably prepared and reflect the best currently available estimates and judgments of our management. Northland was not engaged to assess the reasonableness or achievability of the projections or the assumptions on which they were based, and Northland expressed no view as to such projections or assumptions. In addition, Northland did not conduct a physical inspection or appraisal of any of the assets, properties or facilities contained in the Assets, and Northland was not furnished with any such evaluation or appraisal. Northland also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained without any material adverse effect on us or the Transaction.

Northland was not asked to, nor did Northland, offer any opinion as to the material terms of the Purchase Agreements or the form of the Transaction. In rendering its opinion, Northland assumed, with our consent, that the final executed form of the Purchase Agreements would not differ in any material respect from the drafts that Northland examined, and that the conditions to the Transaction in the Purchase Agreements will be satisfied and that the transaction will be consummated on a timely basis in the manner contemplated by the Purchase Agreements.

Northland’s opinion was based on economic and market conditions and other circumstances existing on, and information made available to Northland as of, March 31, 2021 and does not address any matters subsequent to such date. Northland’s opinion was limited to the fairness from a financial point of view, as of the date of the opinion, to us of the Transaction Consideration to be paid under the Purchase Agreements. Northland’s opinion does not address our underlying business decision to effect the Transaction or any other terms of the Purchase Agreements. Although subsequent developments may affect Northland’s opinion, Northland does not have any obligation to update, revise, or reaffirm its opinion. Northland’s opinion was approved by a fairness committee of Northland.

The following is a summary of the material financial analyses performed by Northland in arriving at its opinion. Northland’s opinion letter was only one of many factors considered by the Audit Committee and the Board in evaluating the Transaction. Neither Northland’s opinion nor its financial analyses were determinative of the Transaction Consideration or of the views of the Audit Committee, our Board or our management with respect to the Transaction Consideration or the Transaction. None of the analyses performed by Northland were necessarily assigned a greater significance by Northland than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Northland. The summary text describing each financial analysis does not constitute a complete description of Northland’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Northland. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by Northland with respect to any of the analyses performed by it in connection with its opinion. Rather, Northland made its determination as to the fairness, from a financial point of view, to us of the Transaction Consideration to be paid under the Purchase Agreements.

Analysis of Comparable Publicly Traded Companies

Northland reviewed and compared certain publicly available financial data, ratios and trading multiples for comparable publicly traded companies that Northland determined, based on its professional judgment that their businesses, financial information, product mix, and operating profiles are reasonably comparable to those of the Assets for purposes of this analysis. Financial data of the selected companies were based on publicly available information such as public filings and third party equity research reports. Northland reviewed data, including Market Capitalization, Enterprise Value (“EV”), fourth quarter 2020 earnings before interest, taxes, depreciation and amortization (“EBITDA”), EV/4Q 2020 EBITDA, 2020 EBITDA, EV/2020 EBITDA, Fourth Quarter 2020 Production, EV/4Q 2020 Production, Fourth Quarter 2020 % Oil, Proved Reserves, EV/Proved Reserves, Proved Reserves PV-10, EV/Proved PV-10, PDP Reserves, EV/PDP Reserves, PDP PV-10, and EV/PDP PV-10 of the Assets and each of the following selected publicly traded companies, the operations of which Northland deemed similar for purposes of this analysis, based on its professional judgement and experience. The multiples for each of the selected companies were calculated using their respective closing prices on March 30, 2021 and were based on the most recent publicly available information and S&P Capital IQ.

The following table reflects the results of these analyses with respect to financial results and production (Market Cap, Enterprise Value, 4Q 2020 EBITDA and 2020 EBITDA in millions):

The following table reflects the results of these analyses with respect to reserves (Market Cap, Enterprise Value, 4Q 2020 EBITDA and 2020 EBITDA in millions):

Based on its analyses and other considerations that Northland deemed relevant in its professional judgment and experience, Northland selected comparable companies based on similarities in geography of their primary assets, market capitalization and market perception, reserves and production mix. Northland made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of the Assets and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.

Northland used reserve data as of December 31, 2020 and production data for the fourth quarter of 2020 unless otherwise noted. In-the-money warrants and options were included in the shares outstanding. Northland made the following assumptions and calculations with respect to the comparable companies for purpose of its analyses:
•Shares outstanding of Callon Petroleum Company assumed the exercise of 8.4 million warrants, as noted in the “Subsequent Events” section in its Annual Report on Form 10-K for the year ended December 31, 2020. Upon the exercise of the warrants, Callon Petroleum Company had 621,741 warrants outstanding, which are “net share settled” whereupon the warrants will be converted into shares of common stock pursuant to a cashless exercise.
•The enterprise value of Centennial Resource Development, Inc. included pro forma total debt and cash as illustrated in a recently publicly filed prospectus related to the issuance of $150 million of Exchangeable Senior Notes.
•Cimarex Energy Co. does not report PDP reserves or PDP PV-10.
•The enterprise value of Laredo Petroleum, Inc. was adjusted to incorporate subsequent repayments on Credit Facility, as publicly disclosed in its Annual Report on Form 10-K for the year ended December 31, 2020.
•Shares outstanding of Matador Resources Company assumed exercise of 608,000 in-the-money warrants to purchase 608,000 shares of common stock.
•Shares outstanding of Penn Virginia Corporation assumed the redemption of 225,481.09 shares of Series A Preferred Stock for 22,548,109 shares of common stock. Enterprise value was adjusted to incorporate a subsequent partnership with JSTX Holdings, LLC. Production and reserves data pro forma included changes as a result of the JSTX Holdings, LLC partnership, with PV-10 being calculated by applying Penn Virginia Corporation’s PV-10 $/BOE to the JSTX Holdings, LLC reserves.
•Earthstone shares outstanding included both Class A Common Stock and Class B Common Stock. Our enterprise value was adjusted to incorporate “Liquidity Update” in Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2020, showing cash and total debt as of March 1, 2021. The production and reserves data were adjusted pro forma to incorporate the acquisition of Independence that closed in January 2021.

    Northland calculated barrels of oil equivalent ("BOE") amounts using the conversion ratio of six thousand cubic feet (6 Mcf) of natural gas to one barrel of oil (1 bbl). Northland annualized EBITDA for the fourth quarter of 2020 for full year. Northland calculated EBITDA by beginning with net income (excluding non-controlling interests), and adding back interest expenses, income taxes, depreciation, amortization and accretion, impairment expenses, dry-hole expenses, losses on exchanges of debt, derivative settlement (both realized and unrealized), stock-based compensation, and sales of long-lived assets. Northland calculated enterprise value using the market capitalization, plus total debt and preferred equity, plus non-controlling interest, minus cash.

Using the first quartile and third quartile as the low and high points of the range resulted in an implied enterprise value range for the Assets of approximately $151.6 million to $289.1 million using the EV/4Q 2020 EBITDA analysis, $158.7 million to $367.2 million using the EV/2020 EBITDA analysis, $216.6 million to $365.9 million using the EV/4Q 2020 Production analysis, $213.9 million to $359.0 million using the EV/2020 Production analysis, $210.3 million to $439.6 million using the EV/Proved Reserved analysis, $269.3 million to $490.8 million using the EV/Proved PV-10 analysis, $212.5 million to $396.9 million using the EV/Proved Developed Producing (“PDP”) Reserves analysis, and $178.0 million to $319.0 million using the EV/PDP PV-10 analysis. The median implied enterprise values for each analysis ranged from $244.2 million to $377.4 million. The mean implied enterprise values for each analysis ranged from $225.8 million to $398.3 million. Northland then compared these ranges to the Transaction Consideration to be paid under the Purchase Agreements.

No company used in the selected publicly traded companies analysis is identical to the Assets. In evaluating selected publicly traded companies, Northland made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond our control, such as the impact of competition on us and the industry generally, industry growth and the absence of any adverse material change in our financial conditions and prospects or those of the Assets or the industry or the financial markets in general.

Analysis of Comparable Transactions
Northland performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms for selected transactions.

In connection with its analysis, Northland compared publicly available statistics for transactions involving onshore oil and gas exploration and production transactions that were publicly announced with sufficient data to analyze, closed within the last three years, and with assets located primarily in the Irion, Crockett, or Reagan Counties of Texas. The following were the transactions used in the analysis:
•Independence/Earthstone
•EP Energy/Undisclosed Buyer
•Prime Energy/Undisclosed Buyer
•Approach Operating/Zavona Energy

Northland also reviewed and compared certain publicly available transaction valuation metrics that Northland determined, based on its professional judgment, including Total Consideration, Proved Reserves, EV/Proved Reserves, Net Acreage, EV/Net Acreage, Production, and EV/Production. The information was derived from Enverus as of March 30, 2021.

The following table reflects the results of these analyses with respect to comparable transactions (Total Consideration in millions):

Using the first quartile and third quartile as the high and low points of the range resulted in an implied enterprise value range for the Assets of approximately $131.2 million to $295.6 million using the Transaction EV/Net Acres analysis, $160.4 million to $219.0 million using the Transaction EV/Proved Reserves analysis, and $138.9 million to $289.3 million using the Transaction EV/Current Production analysis. The median implied enterprise values for each analysis ranged from $189.7 million to $225.2 million. The mean implied enterprise values for each analysis ranged from $189.7 million to $213.2 million. Northland then compared these ranges to the Transaction Consideration to be paid under the Purchase Agreements.

No transaction used in the analysis of comparable transactions is identical to the Assets or the Transaction. In evaluating the precedent transactions, Northland made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond our control. These include, among other things, the impact of competition on the business of the Assets or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Assets or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared.

Discounted Cash Flow Analysis

Northland performed a discounted cash flow analysis of the Assets, which was performed to demonstrate an illustrative indication of the implied present value of the Assets as an enterprise value. The illustrative discounted cash flow analysis of the Assets was based on the PDP reserve report provided by us, adjusted for three commodity price sensitivities as well as marketing and transportation costs, as of March 1, 2021:

    SEC price deck as of December 31, 2020, which averages the spot NYMEX price on the first day of the preceding twelve months and holds that price flat throughout the reserve life;
    Northland Capital Market’s (“NCM”) price deck as of March 30, 2021, which has a flat price for all years; and
    NYMEX forward pricing as of March 30, 2021.

Northland noted that that the prevailing industry discount rate in valuations of this type is 10%. The following is an overview of the discounted cash flow analysis at varying discount rates based on PDP reserves:

Northland also performed an illustrative discounted cash flow analysis of the Assets based on the proved reserve report provided by Earthstone, adjusted for three commodity price sensitivities as well as marketing and transportation costs, as of March 1, 2021, as set forth above. The following is an overview of the DCF analysis with varying discount rates based on proved reserves:

These analyses resulted in resulted in an implied enterprise value range for the Assets of approximately $109.4 million to $158.0 million using the PDP reserves analysis and $200.5 million to $245.4 million using the proved reserves analysis.

Although discounted cash flow analysis is a widely accepted and practiced valuation methodology, it relies on a number of assumptions, including commodity prices and discount rates. The valuation derived from the discounted cash flow analysis is not necessarily indicative of the Assets’ present or future value or results. Discounted cash flow analysis in isolation from other analyses is not an effective method of evaluating transactions.

Miscellaneous

The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Northland did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Northland made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.

In connection with Northland’s services as our financial advisor in connection with the Transaction, we paid Northland a fee of $200,000. No portion of the fee was based upon whether Northland delivered a favorable opinion with respect to the Transaction Consideration to be paid pursuant to the Purchase Agreements. In addition, we have agreed to reimburse Northland for certain of its expenses and to indemnify Northland and related persons against various potential liabilities, including certain liabilities that may arise in connection with Northland’s engagement. Aside from its current engagement by the Audit Committee, Northland had not been engaged to provide financial advisory services to Earthstone, Tracker, Sequel or EnCap during the two years prior to the date of Northland’s opinion.

Interests of Our Directors and Executive Officers in the Transaction

In considering the recommendation of the Board with respect to approving the Transaction, stockholders should be aware that members of the Board and executive officers have interests in the Transaction that may be different from, or in addition to interests they may have as stockholders.

For example, two of the nine directors on our Board are also officers, directors, partners or members of EnCap or its affiliates. EnCap and its affiliates beneficially own approximately 49.1% of the outstanding voting securities of Earthstone, and 49.0% of the membership interests of Tracker. As a result of the Earthstone Covered Transactions Policy, the Audit Committee, consisting of three independent and disinterested members of the Board, was vested with the power on behalf of Earthstone to negotiate, approve or terminate discussions with respect to a potential transaction with Tracker and had its own financial advisor and legal counsel.

Our executive officers and directors will receive no payments, compensation or other consideration in connection with the Transaction.

Interests of Related Parties in the Transaction

EnCap, which holds approximately 49.1% of the outstanding voting power of Earthstone as of the record date, is the general partner of EnCap Equity Fund VII GP, L.P. and EnCap Equity Fund IX GP, L.P., which are the general partners, or in the case of EnCap Fund V-B and EnCap Fund VI-B indirectly controls the general partner, of the EnCap Funds, and EnCap Fund IX. EnCap Partners is the managing member of EnCap Investments Holdings, LLC, which is the sole member of EnCap Investments GP, L.L.C., which is the general partner of EnCap. Therefore, EnCap Partners and certain of its affiliates through their direct and indirect ownership may be deemed to share the right to direct the disposition of the Class A Common Stock and Class B Common Stock held by the EnCap Funds and EnCap Fund IX’s ownership of Bold Holdings. EnCap is the sole general partner of EnCap Equity Fund VIII GP, L.P. (“EnCap Fund VIII GP”). EnCap Fund VIII GP is the sole general partner of EnCap Fund VIII, which holds 49.0% of the membership interests of Tracker.

Board of Directors and Management of Earthstone Following Completion of the Transaction

Upon closing of the Transaction, Earthstone’s Board and executive management will remain unchanged. Additionally, Earthstone will continue to be headquartered in The Woodlands, Texas.

Regulatory Filings and Approvals Required for Completion of the Transaction

We are not aware of any material government or regulatory approval required for the completion of the Transaction, other than filings and compliance with the applicable corporate law of the State of Delaware.

Treatment of Equity Awards

The Transaction will not affect our outstanding equity awards. All such awards will remain outstanding subject to the same terms and conditions that are applicable prior to the Transaction.

No Appraisal Rights

The stockholders do not have any rights to appraisal with respect to the Transaction or the issuance of the Transaction Shares under Delaware law.

Accounting Treatment of the Transaction

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Tracker Acquisition and the Sequel Acquisition will be accounted for as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The fair value of the consideration paid by us and allocation of that amount to the underlying Tracker Assets and Sequel Assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the transaction will be capitalized as a component of the purchase price. The operating results of Tracker and Sequel will be consolidated in our financial statements beginning on the date of the closing of the Tracker Acquisition and the Sequel Acquisition, respectively. For combined financial information giving effect to the Transaction, see “Unaudited Pro Forma Condensed Combined Financial Information.”

Listing of Shares of Class A Common Stock

It is a condition to completion of the Transaction that the Transaction Shares upon the closing of the Purchase Agreements be authorized for listing on the NYSE, subject to official notice of issuance.

RISK FACTORS

In addition to the other information included and incorporated by reference into this proxy statement, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to vote for the approval of the proposal to approve the issuance of the Transaction Shares. In addition, you should read and consider the risks associated with our business. Descriptions of some of these risks can be found in Earthstone’s Annual Report on Form 10-K and as amended on Form 10-K/A for the year ended December 31, 2020, as updated by any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and incorporated by reference into this proxy statement. You should also read and consider the other information in this proxy statement and the other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”

If the Transaction is consummated, we may be unable to successfully integrate the Assets or to realize anticipated cost savings, revenues or other benefits of the Transaction.

Our ability to achieve the anticipated benefits of the Transaction, if consummated, will depend in part upon whether we can successfully integrate the Assets into our existing business in a timely, efficient and effective manner. The beneficial acquisition of producing and non-producing properties and undeveloped acreage that can be economically developed, including the Assets, requires an assessment of several factors, including:

•recoverable reserves;

•future oil and natural gas prices and their appropriate differentials;

•availability and cost of transportation of production to markets;

•availability and cost of drilling and completion equipment and of skilled personnel;

•development and operating costs and potential environmental and other liabilities; and

•regulatory, permitting and similar matters.

The accuracy of these assessments is inherently uncertain. In connection with these assessments, we have performed, and will continue to perform, a review of the properties of Tracker and Sequel that we believe to be generally consistent with reasonable industry practices. Our review may not reveal all existing or potential problems or permit us to become sufficiently familiar with the properties to fully assess their deficiencies and potential recoverable reserves. Inspections will not always be performed on every well, and environmental problems are not necessarily observable even when an inspection is undertaken. The integration process may be subject to delays or changed circumstances, and we can give no assurance that the acquired properties will perform in accordance with our expectations or that our expectations with respect to integration or cost savings resulting from added scale as a result of the Transaction will materialize. Significant acquisitions, including the Transaction, and other strategic transactions may involve other risks that may cause negative impacts on our business, including:

•diversion of our management’s attention resulting in the inability to evaluate, negotiate and integrate other significant acquisitions and strategic transactions;

•the challenge and cost of integrating the Assets acquired in the Transaction with existing assets and operations while carrying on our ongoing business; and

•the failure to realize the full benefit that we expect in estimated proved reserves, production volume, cost savings from operating synergies or other benefits anticipated from an acquisition, or to realize these benefits within the expected time frame.

We will only have limited recourse against Tracker and Sequel regarding the properties acquired in the Transaction for losses and liabilities arising or discovered after closing.

Under the terms of the Purchase Agreements, we will have only limited recourse against Tracker and Sequel for losses and liabilities arising or discovered after the closing of the Tracker Acquisition and the Sequel Acquisition. We have limited indemnification rights in the event of a breach of a representation, warranty or covenant by Tracker and Sequel. We also have limited rights to assert title defects or environmental defects, and any claims for title defects which were not timely asserted by us by May 14, 2021 have been deemed waived. As is customary in oil and gas transactions, we have agreed to assume various liabilities associated with the Transaction, including environmental liabilities, plugging and abandonment obligations, and unpaid royalties, regardless of when such liabilities arose.

The representations and warranties provided by Tracker and Sequel are limited as to scope and in many cases, qualified by knowledge and materiality thresholds. We must bring any claims for indemnification for a breach of a representation or warranty not involving title defects within the time period after the closing specified in the Purchase Agreements, and for most representations and warranties, this time period ends on December 1, 2021.

Indemnification claims are subject to an individual claim threshold of $50,000 and Tracker and Sequel are only required to indemnify us for claims totaling in excess of 2.0% of the unadjusted base purchase price. In addition, our right of recovery in most circumstances is limited to $2.96 million for Tracker and $5.2 million for Sequel. We have conducted, and will continue to conduct prior to closing, considerable diligence on the properties to be acquired in the Transaction, but our diligence may not uncover all events or conditions that might negatively affect the value of the Assets within such time periods. The short period for asserting claims for indemnification increases the likelihood that we may incur or uncover liabilities for which we have no recourse.

In addition, we may be obligated to complete the closing of the Tracker Acquisition and the Sequel Acquisition, even if Tracker or Sequel may have breached certain representations, warranties or covenants, as long as the breaches do not result in a material adverse effect with respect to the properties to be acquired as part of the Tracker Acquisition or the Sequel Acquisition, as applicable. In such instance, our post-closing right to indemnification for such breaches by Tracker and Sequel may be very limited, as described above.

Failure to complete the Transaction could negatively affect our stock price, future business and financial results.

Completion of the Tracker Acquisition and the Sequel Acquisition is not assured and are subject to risks, including the risks that approval by our stockholders of the issuance of the Transaction Shares as required by the rules of the NYSE will not be obtained or that certain other closing conditions will not be satisfied. If the Tracker Acquisition or the Sequel Acquisition is not completed, our ongoing business and financial results may be adversely affected and we will be subject to several risks, including:
•    having to pay certain significant transaction costs relating to the Transaction without receiving the benefits of the Transaction;
•    that the share price of our Class A Common Stock may decline to the extent that the current market prices reflect an assumption by the market that the Transaction will be completed; and
•    that we may be subject to litigation related to any failure on our part to complete the Transaction, or litigation resulting from minority stockholder actions.

Delays in completing the Transaction may substantially reduce the expected benefits of the Transaction.

Satisfying the conditions to, and completion of, the Transaction may take longer than, and could cost more than, we expect. Any delay in completing or any additional conditions imposed in order to complete the Transaction may materially adversely affect the synergies and other benefits that we expect to achieve from the Transaction and the integration of our respective assets. In addition, each of us and Tracker and us and Sequel has the right to terminate the respective Purchase Agreements if the Tracker Acquisition or the Sequel Acquisition is not completed by August 15, 2021 (subject to limited circumstances to extend for 60 days).

We will incur substantial fees and costs in connection with the Transaction.

We expect to incur significant non-recurring expenses in connection with the Transaction. Additional unanticipated costs may be incurred, including, without limitation, unexpected costs and other expenses in the course of the integration of the Assets with those of Earthstone. In addition, the companies cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the businesses will offset the integration costs in the near term, or at all.

We will be subject to various uncertainties and contractual restrictions while the Transaction is pending that could adversely affect our financial results.

The pursuit of the Transaction and the preparation for the integration of the Assets with our assets may place a significant burden on our management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could adversely affect our financial results.

The market price of our Class A Common Stock may decline in the future as a result of the Transaction.

The market price of our Class A Common Stock may decline in the future as a result of the Transaction for a number of reasons, including the unsuccessful integration of the Assets with our assets or our failure to achieve the perceived benefits of the Transaction, including financial and operating results, as rapidly as or to the extent anticipated by financial or industry analysts. These factors are, to some extent, beyond our control.

Our current stockholders will have a reduced ownership and voting power after the Transaction.

As a result of the Class A Common Stock that we expect to issue as part of the Tracker Acquisition and the Sequel Acquisition, current stockholders are expected to hold approximately 92.7% of Earthstone’s voting power on a fully diluted basis immediately following completion of the Transaction. When the Transaction occurs, each stockholder will have a percentage ownership of Earthstone that will be smaller than the stockholder’s percentage ownership prior to the Transaction. As a result of the reduced ownership percentages, stockholders will have less voting power after the Transaction than they now have now.

The pro forma condensed combined financial information included in this proxy statement is presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the Transaction.

The pro forma condensed combined financial information contained in this proxy statement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of our financial condition or results of operations following the Transaction. See “Unaudited Pro Forma Condensed Combined Financial Information.” The actual financial condition and results of operations of the Company following the Transaction may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the Transaction. Any potential decline in our financial condition or results of operations may cause significant variations in the market price of our Class A Common Stock.

Following the consummation of the Transaction, most of our producing properties will continue to be located in the Midland Basin, making us vulnerable to risks associated with operating in a limited geographic area.

Following the consummation of the Transaction, most of our producing properties will continue to be geographically concentrated in the Midland Basin. As a result, we may be disproportionately exposed to the impact of regional supply and demand factors, oil and gas price differentials, delays or interruptions of production from wells in the Midland Basin caused by governmental regulation, processing or transportation capacity constraints, market limitations, availability of equipment and personnel, water shortages or other drought related conditions or interruption of the processing or transportation of oil, natural gas or NGLs.

THE PURCHASE AGREEMENTS

The following summarizes material provisions of the Tracker Agreement and the Sequel Agreement (collectively, the “Purchase Agreements”). This summary does not purport to be complete and may not contain all of the information about the Purchase Agreements that is important to you. The rights and obligations of the parties are governed by the express terms and conditions of the Purchase Agreements and not by this summary or any other information contained in this proxy statement. Earthstone stockholders are urged to read the entire Tracker Agreement and the Sequel Agreement carefully, as well as this proxy statement, before making any decisions regarding your vote to approve the issuance of the Transaction Shares. This summary is qualified in its entirety by reference to each of the Tracker Agreement and the Sequel Agreement, a copy of which is attached as Annex C and Annex D, respectively, to this proxy statement.

The Tracker Agreement

In reviewing the Tracker Agreement and this summary, please recognize that they have been included to provide you with information regarding the essential terms of the Tracker Agreement and are not intended to provide any other factual information about Earthstone, EEH, Tracker, RoyaltyCo or any of their subsidiaries or affiliates. The Tracker Agreement contains representations and warranties and covenants by each of the parties thereto, certain of which are itemized below. These representations and warranties have been made solely for the benefit of the other parties to the Tracker Agreement and:
•    were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and

•    may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties in the Tracker Agreement and described below may have changed since the date of the Tracker Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties and other provisions of the Tracker Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

General

In general, the Tracker Agreement provides for the acquisition by EEH of interests in oil and gas leases, wells, and related property of Tracker located in Irion County, Texas (the “Tracker Assets”). This is referred to below as the “Tracker Acquisition.” At signing, EEH delivered to escrow a deposit of $2.96 million which will be applied toward the cash purchase price at closing. The Tracker Agreement has an effective time of 12:01 a.m., Central Time, on March 1, 2021.

The Tracker Acquisition

The Tracker Agreement provides that:

(a)    EEH will pay to Tracker an aggregate of $29.6 million in cash;

(b)    Earthstone will issue to the members of Tracker 4.7 million shares of its Class A Common Stock; and

(c)    Tracker will assign its interests in the Tracker Assets to EEH.

The cash portion of the purchase price described in clause (a) above is subject to adjustment under the Tracker Agreement by increases or decreases as follows (without duplication):

    (a)    increased by proceeds received by EEH from production and sale of oil and natural gas produced from the Tracker Assets prior to the effective time;

(b)    increased by the value of all inventory (production in storage or line-fill) related to the Tracker Assets as of the effective time;

    (c)    increased by property expenses attributable to periods from and after the effective time that are paid or borne by Tracker and its affiliates;

(d)    increased by prepaid property expenses attributable to the Tracker Assets from and after the effective time that are paid or borne by Tracker or its affiliates;

(e)    increased by expenses related to capital expenditures, incurred or paid by Tracker in connection with capital projects incurred or paid after the effective time;

(f)    increased by the overhead of Tracker for the period from the execution date of the Tracker Agreement to the closing date;

(g)    increased by asset taxes allocable to EEH but paid by Tracker;

(h)    increased by title benefit amounts, if any;

(i)    decreased by an amount equal to all proceeds received and retained by Tracker or its affiliates from the production, transportation, gathering, processing, treating, or sale of hydrocarbons produced from or attributable or credited to the Tracker Assets from and after the effective time, and less any property expenses, burdens, taxes, transportation, quality or other deductions, differentials and post-production costs and expenses;

    (j)    decreased by the amount equal to all property expenses attributable to periods before the effective time that are paid or borne by EHH or its affiliates;

    (k)    decreased by an amount equal to all asset taxes allocable to Tracker or RoyaltyCo that are paid or borne by EEH or its affiliates;

    (l)    decreased by an amount equal to title defect adjustments, environmental defect adjustments, and certain casualty losses;

    (m)     decreased by an amount equal to the suspense funds; and

    (n)    decreased by an amount equal to the allocated value of any preferential purchase rights exercised prior to the closing and any consents not obtained prior to closing.

Certain Ordinary-Course Costs and Revenues

    (a)    With respect to revenues earned or property costs incurred with respect to the Tracker Assets attributable to the time period prior to the effective time:

    (i)    Tracker shall be entitled to all amounts earned from the sale, during the period up to but excluding the effective time, of hydrocarbons produced from, or attributable to, the Tracker Assets; and

    (ii)    Tracker shall be responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred prior to the effective time.

    (b)    With respect to revenues earned or property costs incurred with respect to the Tracker Assets from and after the effective time:

    (i)    EEH shall be entitled to all amounts earned from the sale, during the period from and after the effective time, of hydrocarbons produced from, or attributable to, the Tracker Assets; and

    (ii)    EEH shall be responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred from and after the effective time.

Conditions to Completion of the Tracker Acquisition

Conditions of Tracker to Closing

The obligations of Tracker to consummate the Tracker Acquisition is subject, at the option of Tracker, to the satisfaction on or prior to closing of each of the following conditions:

    (a)    all representations and warranties of Earthstone and EEH shall be true and correct at and as of closing in accordance with their terms as if such representations and warranties were remade at and as of closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or material adverse effect), individually or in the aggregate has not had and would not reasonably be expected to materially impair the ability of EEH to consummate the Tracker Acquisition and perform its obligations under the Tracker Agreement;

    (b)    EEH shall have performed and satisfied all covenants and agreements required by the Tracker Agreement to be performed and satisfied by EEH at or prior to closing in all material respects;

    (c)    no order shall have been entered by any court or governmental authority having jurisdiction over the parties or the subject matter of the Tracker Agreement that restrains or prohibits the Tracker Acquisition and that remains in effect at the time of closing;

    (d)    the aggregate title defect amounts and remediation costs asserted by EEH in good faith less any title benefits shall be less than ten percent (10%) of the unadjusted base purchase price;

    (e)    the Class A Common Stock issuable upon closing of the Tracker Agreement shall have been approved for listing on NYSE, subject only to official notice of issuance thereof; and

    (f)    Earthstone and EEH shall have delivered or be ready, willing and able to deliver all of the deliverables they are required to deliver pursuant to the Tracker Agreement.

Conditions of Earthstone and EEH to Closing

The obligations of Earthstone and EEH to consummate the Tracker Acquisition is subject, at the option of Earthstone and EEH, to the satisfaction on or prior to closing of each of the following conditions:

    (a)    all representations and warranties of Tracker and RoyaltyCo contained in the Tracker Agreement shall be true and correct at and as of closing in accordance with their terms as if such representations and warranties were remade at and as of closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or material adverse effect), individually or in the aggregate has not had and would not reasonably be expected to result in a material adverse effect;

    (b)    Tracker and RoyaltyCo shall have performed and satisfied all covenants and agreements required by the Tracker Agreement to be performed and satisfied by Tracker and RoyaltyCo at or prior to closing in all material respects;

    (c)    no order shall have been entered by any court or governmental authority having jurisdiction over the parties or the subject matter of the Tracker Agreement that restrains or prohibits the
Tracker Acquisition and that remains in effect at the time of closing;

    (d)    the aggregate title defect amounts and remediation costs asserted by EEH in good faith less any title benefits shall be less than ten percent (10%) of the unadjusted base purchase price;

    (e)    Earthstone shall have received the approval of its stockholders with regard to the NYSE rules described in this proxy statement;

    (f)    the aggregate amount of the allocated value of the affected assets with respect to any preferential rights to purchase any portion of the assets that are not set forth in a schedule to the Tracker Agreement, regardless of whether such preferential purchase rights are exercised or unexercised, shall be less than twenty-five percent (25%) of the unadjusted base purchase price; and

(g)    Tracker and RoyaltyCo shall have delivered or be ready, willing and able to deliver all of the deliverables Tracker and RoyaltyCo are required to deliver pursuant to the Tracker Agreement.

Representations and Warranties

The Tracker Agreement contains certain customary representations and warranties, many of which are qualified by knowledge, materiality or material adverse effect, made by each of Earthstone, EEH, Tracker and RoyaltyCo. The statements embodied in those representations and warranties are made solely for purposes of the Tracker Agreement and are subject to important qualifications and limitations agreed to by Earthstone, EEH, Tracker and RoyaltyCo in connection with negotiating its terms.

The representations and warranties of Earthstone and EEH, and Tracker and RoyaltyCo relate to, among other items (except where only one party has made representations and warranties as indicated below):

•organization and qualification;
•power and authority to perform its obligations;
•capitalization (Earthstone);
•authorization for execution and delivery of the Tracker Agreement and its enforceability;
•absence of bankruptcy, reorganization and receivership proceedings; solvency (Tracker);
•absence of conflicts or defaults under organizational documents, absence of material breach of contracts and violations of applicable laws as a result of the transactions contemplated by the Tracker Agreement;
•litigation;
•financial statements (Tracker);
•governmental approvals (Earthstone);
•fairness opinion (Earthstone);
•absence of undisclosed liabilities (Tracker);

•absence of certain changes (Earthstone);
•environmental matters (Tracker);
•compliance with laws (Tracker);
•taxes and tax matters (Tracker);
•preferential rights and consents (Tracker);
•broker fees;
•permits (Tracker);
•wells and equipment (Tracker);
•hedges (Tracker);
•records and information (Tracker);
•leases (Tracker);
•bonds (Tracker);
•capital projects (Tracker);
•special warranty of title (Tracker);
•payments for production; imbalances (Tracker);
•plugging obligations (Tracker);
•wells and equipment (Tracker);
•agreements and contracts (Tracker);
•surface rights (Tracker);
•NYSE listing and compliance (Earthstone);
•SEC compliance (Earthstone);
•securities laws compliance;
•valid issuance of securities to Tracker (Earthstone); and
•internal controls (Earthstone).

As used in the Tracker Agreement, the term “material adverse effect” in relation to a party means, any change, effect, event, development, circumstance, condition, occurrence or combination of the foregoing that, individually or in the aggregate, has had or would reasonably be expected to have (a) a material adverse effect on the ability of such party to perform or comply with any material obligation under the Tracker Agreement or to consummate the Tracker Acquisition contemplated by the Tracker Agreement in accordance with the terms thereof or (b) a material adverse effect on the business, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events, developments, circumstances, conditions or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a material adverse effect: (1) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such party operates; (2) the announcement or pendency of the Tracker Agreement or the transactions contemplated thereby or the performance of the Tracker Agreement; (3) any change in the market price or trading volume of Class A Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a material adverse effect has occurred or is reasonably likely to occur); (4) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (5) any epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof or related health condition); (6) changes in any applicable laws or regulations applicable to such party or applicable accounting regulations or principles or the interpretation thereof; (7) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such party (on their own or on behalf of such party) arising out of or related to the Tracker Agreement or the transactions contemplated thereby; and (8) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided further, however, that any change, effect, event, development, circumstance, condition or occurrence referred to in clause (1), (4) or (8) shall be taken into account for purposes of determining whether there has been a material adverse effect if and to the extent that such change, effect, event, development, circumstance, condition or occurrence disproportionately adversely affects such party, as compared to other similarly situated persons operating in the industries in which such party operates.

Conduct of Business of the Parties Pending the Tracker Acquisition

Conduct of the Business of Tracker and RoyaltyCo Pending Closing

Until the closing, Tracker and RoyaltyCo shall operate the Tracker Assets in the ordinary course, maintain all leases and contracts in full force and effect, and pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with the operation of the Tracker Assets and notify EEH of any ongoing activities and major capital expenditures in excess of $200,000 (in gross costs) conducted on the Tracker Assets and, except as otherwise expressly contemplated by the Tracker Agreement or except as otherwise consented to in writing by EEH, Tracker and RoyaltyCo shall not:

(a)     approve any operations on the Tracker Assets that is anticipated to cost the owner of the Tracker Assets more than $200,000 in gross costs per activity or series of activities (excepting (i) emergency operations required to address an immediate threat to health, safety, or the environment, (ii) operations that are required if a well goes down and Tracker believes, acting reasonably, that there is a reasonable likelihood or risk of immediate reservoir or downhole damage or other immediate potential loss of the wellbore of such well provided that such operation is not expected to exceed $250,000 in gross costs, or (iii) operations immediately necessary to avoid material monetary penalty or forfeiture provisions of any applicable contract or order of any governmental authority;

(b)    lease, transfer, sell, convey or dispose of, or grant a lien on or otherwise encumber any, Tracker Assets (other than replacement of equipment, other asset retirement obligations, or sale of hydrocarbons in the ordinary course of business consistent with past practices);

(c)     let lapse any of Tracker’s or RoyaltyCo’s insurance in force as of the execution date with respect to the Tracker Assets;

(d)     modify or terminate or allow to be modified or terminated any material contract or lease or enter into any agreement that, if in effect as of the execution date, would be a material contract;

(e)     waive, release, assign, settle, or compromise any claim, action, or proceeding relating to the Tracker Assets, other than waivers, releases, assignments, settlements, or compromises that involve only the payment of monetary damages not in excess of $50,000 individually or in the aggregate (excluding amounts to be paid under insurance policies); or

    (f)    commit or agree to take or refrain from taking any action that, if so taken or omitted, would result in a violation of the foregoing.

Conduct of Earthstone and EEH Pending Closing

Except with the prior written consent of Tracker, from the execution date until the closing, each of Earthstone and EEH shall conduct its business and operations in the ordinary course.

Termination of the Tracker Agreement

The Tracker Agreement may be terminated at any time prior to closing:

    (a)    by the mutual prior written consent of Tracker and Earthstone and EEH;

    (b)    by either Tracker or Earthstone and EEH if:

    (i)    the closing has not occurred on or before 5:00 p.m. Mountain Time on August 15, 2021 (the “Outside Date”); provided that the Outside Date shall automatically be extended until October 14, 2021 in the event the preliminary proxy statement is filed with the SEC on or before June 8, 2021 and the stockholder meeting shall have not been held on or before August 1, 2021. However, no party shall be entitled to terminate the Tracker Agreement if the closing has failed to occur through the fault of such party. The Tracker Agreement may not be extended beyond October 14, 2021 without the mutual written consent of Earthstone, EEH and Tracker;

    (ii)    at or after the date that is the latter to occur of (A) July 16, 2021, (B) such later date as EEH and Tracker may agree, (C) if certain closing conditions have not been met, then the earlier of (x) the date three business days after such conditions have been satisfied or waived and (y) the Outside Date (such applicable date, the “Scheduled Closing Date”), if the conditions set forth above for the other party are not satisfied or are not capable of satisfaction at such time through no fault of the party terminating the Tracker Agreement and not waived by such party; or

(iii)    if the stockholder meeting shall have concluded and the approval of the stockholders with respect to the proposal regarding approval of the issuance of the Transaction Shares shall not have been obtained.

If the Tracker Agreement is terminated pursuant to the above, the Tracker Agreement shall become void and of no further force or effect (except for certain provisions regarding indemnification, confidentiality, injunctive relief, and remedies, all of which shall continue in full force and effect).

Damages for Failure to Close

In the event that (i) (A) Tracker is entitled to terminate the Tracker Agreement because the conditions precedent to the obligations of Tracker set forth above are not satisfied as of the Scheduled Closing Date (or the Outside Date as applicable) as a result of the breach or failure of Earthstone’s and EEH’s representations, warranties, or covenants under the Tracker Agreement, including, if and when required, Earthstone’s and EEH’s obligations to consummate the transactions contemplated under the Tracker Agreement at closing, and (B) all conditions precedent to the obligations of Earthstone and EEH set forth above have been satisfied or waived in writing by Earthstone and EEH (except for those conditions that by their nature are to be satisfied at closing, all of which Tracker stands ready, willing and able to satisfy), or (ii) Tracker is entitled to terminate the Tracker Agreement because closing has not occurred prior to the Outside Date through no fault of Tracker, then Tracker shall be entitled, to either (x) terminate the Tracker Agreement and receive the deposit of $2.96 million as liquidated damages, or (y) seek specific performance of the Tracker Agreement.

In the event that Tracker or Earthstone terminates the Tracker Agreement because of the failure of Earthstone to obtain stockholder approval with respect to Proposal 5 regarding the Transaction Shares, then within two business days of termination of the Tracker Agreement, Tracker shall be entitled to receive $1.0 million as liquidated damages.

In the event that (i) (A) all conditions precedent to the obligations of Earthstone and EEH set forth above have been satisfied or waived in writing by Earthstone and EEH (except for those conditions that by their nature are to be satisfied at closing, all of which Earthstone and EEH stand ready, willing and able to satisfy) and (B) Earthstone and EEH are entitled to terminate the Tracker Agreement because the conditions precedent to the obligations of Earthstone and EEH are not satisfied as of the Scheduled Closing Date (or the Outside Date as applicable) solely as a result of the breach or failure of Tracker’s representations, warranties, or covenants thereunder, including, if and when required, Tracker’s obligations to consummate the transactions contemplated hereunder at closing, or (ii) EEH is entitled to terminate the Tracker Agreement because closing has not occurred prior to the Outside Date through no fault of Earthstone and EEH, then EEH shall be entitled to elect, in its sole discretion, to either (x) seek specific performance of the Tracker Agreement, or (y) terminate the Tracker Agreement, in which event Earthstone shall be entitled to receive from Tracker reimbursement of expenses of up to $500,000 as liquidated damages.

Other Covenants and Agreements of the Parties

Tracker, Earthstone and EEH have agreed to several obligations under the Tracker Agreement pending the closing of the Tracker Acquisition, including:

•access to the Tracker Assets, books, records and files;
•prior mutual agreement with respect to press releases and other public disclosures regarding the Tracker Agreement and the contemplated Tracker Acquisition;
•Tracker’s cooperation and assistance in providing tax, financial, audit and other information that may be required by Earthstone to meet its public disclosure and SEC filing requirements, including its proxy statement requirements;
•non-compete and similar restrictions on certain persons associated with Tracker acquisition activities within the boundaries of the Tracker Assets for a period ending on December 31, 2021; and
•mutual post-closing indemnification rights and obligations for breaches of representations, warranties or covenants with customary basket (minimum limit on claims), holdback escrow of $2.96 million, time periods within which claims must be brought and aggregate limits of liability depending on the nature of the claim.

The Sequel Agreement

In reviewing the Sequel Agreement and this summary, please recognize that they have been included to provide you with information regarding the essential terms of the Sequel Agreement and are not intended to provide any other factual information about Earthstone, EEH and Sequel or any of their subsidiaries or affiliates. The Sequel Agreement contains representations and warranties and covenants by each of the parties thereto, certain of which are itemized below. These representations and warranties have been made solely for the benefit of the other parties to the Sequel Agreement and:
•    were not intended as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; and

•    may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Moreover, information concerning the subject matter of the representations and warranties in the Sequel Agreement and described below may have changed since the date of the Sequel Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations and warranties and other provisions of the Sequel Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information.”

General

In general, the Sequel Agreement provides for the acquisition by EEH of interests in certain well-bore interests and related equipment held by Sequel that are part of a joint development agreement between Tracker and Sequel involving portions of the acreage covered by the Tracker Agreement (the “Sequel Assets”). This is referred to below as the “Sequel Acquisition.” At signing, EEH delivered to escrow the deposit of $5.2 million which will be applied toward the cash purchase price at closing. The Sequel Agreement has an effective time of 12:01 a.m., Central Time, on March 1, 2021.

The Sequel Acquisition

The Sequel Agreement provides that:

(a)    EEH will pay to Sequel an aggregate of $52.0 million in cash;

(b)    Earthstone will issue to Sequel 1.5 million shares of its Class A Common Stock; and

(c)    Sequel will assign its interests in the Sequel Assets to EEH.

The cash portion of the purchase price described in clause (a) above is subject to adjustment under the Sequel Agreement by increases or decreases as follows (without duplication):

    (a)    increased by proceeds received by EEH from production and sale of oil and natural gas produced from the Sequel Assets prior to the effective time;

(b)    increased by the value of all inventory (production in storage or line-fill) related to the Sequel Assets as of the effective time;

    (c)    increased by property expenses attributable to periods from and after the effective time that are paid or borne by Sequel and its affiliates;

(d)    increased by prepaid property expenses attributable to the Sequel Assets from and after the effective time that were paid or borne by Sequel or its affiliates;

(e)    increased by expenses related to capital expenditures, incurred or paid by Sequel in connection with capital projects incurred or paid after the effective time;

(f)    increased by asset taxes allocable to EEH but paid by Sequel;

(g)    increased by title benefit amounts, if any;

    (h)    decreased by an amount equal to all proceeds received and retained by Sequel or its affiliates from the production, transportation, gathering, processing, treating, or sale of hydrocarbons produced from or attributable or credited to the Sequel Assets from and after the effective time, and less any property expenses, burdens, taxes, transportation, quality or other deductions, differentials and post-production costs and expenses;

    (i)    decreased by the amount equal to all property expenses attributable to periods before the effective time that are paid or borne by EHH or its affiliates;

    (j)    decreased by an amount equal to all asset taxes allocable to Sequel that are paid or borne by EEH or its affiliates;

    (k)    decreased by an amount equal to title defect adjustments, environmental defect adjustments, and certain casualty losses; and

    (l)    decreased by an amount equal to the allocated value of any preferential purchase rights exercised prior to the closing and any consents not obtained prior to closing.

Certain Ordinary-Course Costs and Revenues

    (a)    With respect to revenues earned or property costs incurred with respect to the Sequel Assets attributable to the time period prior to the effective time:

    (i)    Sequel shall be entitled to all amounts earned from the sale, during the period up to but excluding the effective time, of hydrocarbons produced from, or attributable to, the Sequel Assets; and

    (ii)    Sequel shall be responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred prior to the effective time.

    (b)    With respect to revenues earned or property costs incurred with respect to the Sequel Assets from and after the effective time:

    (i)    EEH shall be entitled to all amounts earned from the sale, during the period from and after the effective time, of hydrocarbons produced from, or attributable to, the Sequel Assets; and

    (ii)    EEH shall be responsible for (and entitled to any refunds and indemnities with respect to) all property costs incurred from and after the effective time.

Conditions to Completion of the Sequel Acquisition

Conditions of Sequel to Closing

The obligations of Sequel to consummate the Sequel Acquisition is subject, at the option of Sequel, to the satisfaction on or prior to closing of each of the following conditions:

    (a)    all representations and warranties of Earthstone and EEH shall be true and correct at and as of closing in accordance with their terms as if such representations and warranties were remade at and as of closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or material adverse effect), individually or in the aggregate has not had and would not reasonably be expected to materially impair the ability of EEH to consummate the Sequel Acquisition and perform its obligations under the Sequel Agreement;

    (b)    EEH shall have performed and satisfied all covenants and agreements required by the Sequel Agreement to be performed and satisfied by EEH at or prior to closing in all material respects;

    (c)    no order shall have been entered by any court or governmental authority having jurisdiction over the parties or the subject matter of the Sequel Agreement that restrains or prohibits the
Sequel Acquisition and that remains in effect at the time of closing;

    (d)    the aggregate title defect amounts and remediation costs asserted by EEH in good faith less any title benefits shall be less than ten percent (10%) of the unadjusted base purchase price;

    (e)    the Class A Common Stock issuable upon closing of the Sequel Agreement shall have been approved for listing on NYSE, subject only to official notice of issuance thereof; and

    (f)    Earthstone and EEH shall have delivered or be ready, willing and able to deliver all of the deliverables they are required to deliver pursuant to the Sequel Agreement.

Conditions of Earthstone and EEH to Closing

The obligations of Earthstone and EEH to consummate the Sequel Acquisition is subject, at the option of Earthstone and EEH, to the satisfaction on or prior to closing of each of the following conditions:

    (a)    all representations and warranties of Sequel contained in the Sequel Agreement shall be true and correct at and as of closing in accordance with their terms as if such representations and warranties were remade at and as of closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or material adverse effect), individually or in the aggregate has not had and would not reasonably be expected to result in a material adverse effect;

    (b)    Sequel shall have performed and satisfied all covenants and agreements required by the Sequel Agreement to be performed and satisfied by Sequel at or prior to closing in all material respects;

    (c)    no order shall have been entered by any court or governmental authority having jurisdiction over the parties or the subject matter of the Sequel Agreement that restrains or prohibits the Sequel Acquisition and that remains in effect at the time of closing;

    (d)    the aggregate title defect amounts and remediation costs asserted by EEH in good faith less any title benefits shall be less than ten percent (10%) of the unadjusted base purchase price;

    (e)    Earthstone shall have received the approval of its stockholders with regard to the NYSE rules described in this proxy statement;

    (f)    EEH shall have closed the Tracker Acquisition;

(g)    the aggregate amount of the allocated value of the affected assets with respect to any preferential rights to purchase any portion of the assets that are not set forth in a schedule to the Sequel Agreement, regardless of whether such preferential purchase rights are exercised or unexercised, shall be less than twenty-five percent (25%) of the unadjusted base purchase price; and

(h)    Sequel shall have delivered or be ready, willing and able to deliver all of the deliverables Sequel is required to deliver pursuant to the Sequel Agreement.

Representations and Warranties

The Sequel Agreement contains certain customary representations and warranties, many of which are qualified by knowledge, materiality or material adverse effect, made by each of Earthstone, EEH and Sequel. The statements embodied in those representations and warranties are made solely for purposes of the Sequel Agreement and are subject to important qualifications and limitations agreed to by Earthstone, EEH and Sequel in connection with negotiating its terms.

The representations and warranties of Earthstone and EEH, and Sequel relate to, among other items (except where only one party has made representations and warranties as indicated below):

•organization and qualification;
•power and authority to perform its obligations;
•capitalization (Earthstone);
•authorization for execution and delivery of the Sequel Agreement and its enforceability;
•absence of bankruptcy, reorganization and receivership proceedings (Sequel);
•absence of conflicts or defaults under organizational documents, absence of material breach of contracts and violations of applicable laws as a result of the transactions contemplated by the Sequel Agreement;
•litigation;
•financial statements (Sequel);
•governmental approvals (Earthstone);
•fairness opinion (Earthstone);
•absence of certain changes (Earthstone);
•environmental matters (Sequel);
•compliance with laws (Sequel);
•taxes and tax matters (Sequel);
•preferential rights and consents (Sequel);
•broker fees;

•hedges (Sequel);
•records and information (Sequel);
•leases (Sequel);
•capital projects (Sequel);
•special warranty of title (Sequel);
•imbalances (Sequel);
•agreements and contracts (Sequel);
•NYSE listing and compliance (Earthstone);
•SEC compliance (Earthstone);
•securities laws compliance;
•valid issuance of securities to Sequel (Earthstone); and
•internal controls (Earthstone).

As used in the Sequel Agreement, the term “material adverse effect” in relation to a party means, any change, effect, event, development, circumstance, condition, occurrence or combination of the foregoing that, individually or in the aggregate, has had or would reasonably be expected to have (a) a material adverse effect on the ability of such party to perform or comply with any material obligation under the Sequel Agreement or to consummate the Sequel Acquisition contemplated by the Sequel Agreement in accordance with the terms thereof or (b) a material adverse effect on the business, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events, developments, circumstances, conditions or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a material adverse effect: (1) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such party operates; (2) the announcement or pendency of the Sequel Agreement or the transactions contemplated thereby or the performance of the Sequel Agreement; (3) any change in the market price or trading volume of Class A Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a material adverse effect has occurred or is reasonably likely to occur); (4) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (5) any epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof or related health condition); (6) changes in any applicable laws or regulations applicable to such party or applicable accounting regulations or principles or the interpretation thereof; (7) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such party (on their own or on behalf of such party) arising out of or related to the Sequel Agreement or the transactions contemplated thereby; and (8) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided further, however, that any change, effect, event, development, circumstance, condition or occurrence referred to in clause (1), (4) or (8) shall be taken into account for purposes of determining whether there has been a material adverse effect if and to the extent that such change, effect, event, development, circumstance, condition or occurrence disproportionately adversely affects such party, as compared to other similarly situated persons operating in the industries in which such party operates.

Conduct of Business of the Parties Pending the Sequel Acquisition

Conduct of the Business of Sequel Pending Closing

Until the closing, Sequel shall maintain all leases and contracts in full force and effect, to the extent that it has the ability to do so, pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with the operation of the Sequel Assets and Sequel will not elect to terminate any lease or contract, and notify EEH of any ongoing activities and major capital expenditures in excess of $200,000 (in gross costs) conducted on the Sequel Assets and, except as otherwise expressly contemplated by the Sequel Agreement or except as otherwise consented to in writing by EEH, Sequel shall not:

(a)     approve any operations on the Sequel Assets that is anticipated to cost the owner of the Sequel Assets more than $200,000 in gross costs per activity or series of activities (excepting (i) emergency operations required to address an immediate threat to health, safety, or the environment, (ii) operations that are required if a well goes down and Sequel believes, acting reasonably, that there is a reasonable likelihood or risk of immediate reservoir or downhole damage or other immediate potential loss of the wellbore of such well provided that such operation is not expected to exceed $250,000 in gross costs, or (iii) operations immediately necessary to avoid material monetary penalty or forfeiture provisions of any applicable contract or order of any governmental authority;

(b)    lease, transfer, sell, convey or dispose of, or grant a lien on or otherwise encumber any, Sequel Assets (other than replacement of equipment, other asset retirement obligations, or sale of hydrocarbons in the ordinary course of business consistent with past practices);

(c)     let lapse any of Sequel’s insurance in force as of the execution date with respect to the Sequel Assets;

(d)     modify or terminate or allow to be modified or terminated any material contract or lease or enter into any agreement that, if in effect as of the execution date, would be a material contract;

(e)     waive, release, assign, settle, or compromise any claim, action, or proceeding relating to the Sequel Assets, other than waivers, releases, assignments, settlements, or compromises that involve only the payment of monetary damages not in excess of $50,000 individually or in the aggregate (excluding amounts to be paid under insurance policies); or

    (f)    commit or agree to take or refrain from taking any action that, if so taken or omitted, would result in a violation of the foregoing.

Conduct of Earthstone and EEH Pending Closing

Except with the prior written consent of Sequel, from the execution date until the closing, each of Earthstone and EEH shall conduct its business and operations in the ordinary course.

Termination of the Sequel Agreement

The Sequel Agreement may be terminated at any time prior to closing:

    (a)    by the mutual prior written consent of Sequel and Earthstone and EEH;

    (b)    by either Sequel or Earthstone and EEH if:

    (i)    the closing has not occurred on or before 5:00 p.m. Mountain Time on August 15, 2021 (the “Outside Date”); provided that the Outside Date shall automatically be extended until October 14, 2021 in the event the preliminary proxy statement is filed with the SEC on or before June 8, 2021 and the stockholder meeting shall have not been held on or before August 1, 2021. However, no party shall be entitled to terminate the Sequel Agreement if the closing has failed to occur through the fault of such party. The Sequel Agreement may not be extended beyond October 14, 2021 without the mutual written consent of Earthstone, EEH and Sequel;

    (ii)    at or after the date that is the latter to occur of (A) July 16, 2021, (B) such later date as EEH and Sequel may agree, (C) if certain closing conditions have not been met, then the earlier of (x) the date three business days after such conditions have been satisfied or waived and (y) the Outside Date (such applicable date, the “Scheduled Closing Date”), if the conditions set forth above for the other party are not satisfied or are not capable of satisfaction at such time through no fault of the party terminating the Sequel Agreement and not waived by such party; or

(iii)    if the stockholder meeting shall have concluded and the approval of the stockholders with respect to the proposal regarding approval of the issuance of the Transaction Shares shall not have been obtained; or

    (c)    by EEH, if the Tracker Acquisition has not closed by the Outside Date or the Tracker Agreement is terminated.

If the Sequel Agreement is terminated pursuant to the above, the Sequel Agreement shall become void and of no further force or effect (except for certain provisions regarding confidentiality, injunctive relief, and remedies, all of which shall continue in full force and effect).

Damages for Failure to Close

In the event that (i) (A) Sequel is entitled to terminate the Sequel Agreement because the conditions precedent to the obligations of Sequel set forth above are not satisfied as of the Scheduled Closing Date (or the Outside Date as applicable) as a result of the breach or failure of Earthstone’s and EEH’s representations, warranties, or covenants under the Sequel Agreement, including, if and when required, Earthstone’s and EEH’s obligations to consummate the transactions contemplated under the Sequel Agreement at closing, and (B) all conditions precedent to the obligations of Earthstone and EEH set forth above have been satisfied or waived in writing by Earthstone and EEH (except for those conditions that by their nature are to be satisfied at closing, all of which Sequel stands ready, willing and able to satisfy), or (ii) Sequel is entitled to terminate the Sequel Agreement because closing has not occurred prior to the Outside Date through no fault of Sequel, then Sequel shall be entitled, to either (x) terminate the Sequel Agreement and receive the deposit of $5.2 million as liquidated damages, or (y) seek specific performance of the Sequel Agreement.

In the event that EEH or Sequel terminates the Sequel Agreement because of the failure of Earthstone to obtain stockholder approval with respect to Proposal 5 regarding the Transaction Shares, then within two business days of termination of the Sequel Agreement, Sequel shall be entitled to receive $1.0 million as liquidated damages.

In the event that EEH terminates the Sequel Agreement because the Tracker Acquisition is not consummated by the Outside Date or the Tracker Agreement is terminated and Tracker or RoyaltyCo is entitled to receive the entire deposit under the Tracker Agreement, then within two business days of termination of the Sequel Agreement, Sequel shall be entitled to receive the deposit of $5.2 million as liquidated damages.

In the event that EEH terminates the Sequel Agreement because the Tracker Acquisition is not consummated by the Outside Date or the Tracker Agreement is terminated and neither Tracker nor RoyaltyCo is entitled to receive a termination fee under the Tracker Agreement, then within two business days of termination of the Sequel Agreement, Sequel shall be entitled to receive from EEH reimbursement of expenses of up to $1.0 million as liquidated damages.

In the event that (i) (A) all conditions precedent to the obligations of Earthstone and EEH set forth above have been satisfied or waived in writing by Earthstone and EEH (except for those conditions that by their nature are to be satisfied at closing, all of which Earthstone and EEH stand ready, willing and able to satisfy) and (B) Earthstone and EEH are entitled to terminate the Sequel Agreement because the conditions precedent to the obligations of Earthstone and EEH are not satisfied as of the Scheduled Closing Date (or the Outside Date as applicable) solely as a result of the breach or failure of Sequel’s representations, warranties, or covenants thereunder, including, if and when required, Sequel’s obligations to consummate the transactions contemplated hereunder at closing, or (ii) EEH is entitled to terminate the Sequel Agreement because closing has not occurred prior to the Outside Date through no fault of Earthstone and EEH, then EEH shall be entitled to elect, in its sole discretion, to either (x) seek specific performance of the Sequel Agreement, or (y) terminate the Sequel Agreement, in which event Earthstone shall be entitled to receive from Sequel reimbursement of expenses of up to $1.0 million as liquidated damages.

Other Covenants and Agreements of the Parties

Sequel, Earthstone and EEH have agreed to several obligations under the Sequel Agreement pending the closing of the Sequel Acquisition, including:

•access to the Sequel Assets, books, records and files;
•prior mutual agreement with respect to press releases and other public disclosures regarding the Sequel Agreement and the contemplated Sequel Acquisition;
•Sequel’s cooperation and assistance in providing tax, financial, audit and other information that may be required by Earthstone to meet its public disclosure and SEC filing requirements, including its proxy statement requirements; and
•mutual post-closing indemnification rights and obligations for breaches of representations, warranties or covenants with customary basket (minimum limit on claims), holdback escrow of $2.6 million (with a cap for some claims of $5.2 million), time periods within which claims must be brought and aggregate limits of liability depending on the nature of the claim.

THE SUPPORT AND VOTING AGREEMENT

The following summary describes specific aspects of the Voting Agreement entered into in connection with the Purchase Agreements and the proposed Transaction. This discussion does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is attached as Annex F. We urge you to read the Voting Agreement carefully and in its entirety.

As a condition and inducement to Tracker’s willingness to enter into the Tracker Agreement and Sequel’s willingness to enter into the Sequel Agreement, the Warburg Entities simultaneously entered into a Support and Voting Agreement (the “Voting Agreement”) with Earthstone, EEH, Tracker, RoyaltyCo, SEG-I and SEG-II, with respect to all of the shares of our Class A Common Stock beneficially owned by the Warburg Entities. The Voting Agreement provides that the Warburg Entities, in their capacity collectively as a significant stockholder of Earthstone, will: (i) appear at any meeting of Earthstone’s stockholders or otherwise cause all securities of Earthstone beneficially owned by the Warburg Entities to be counted as present at such a meeting for purposes of calculating a quorum; and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the securities of Earthstone owned by the Warburg Entities in favor of the issuance of the Transaction Shares and any other matter necessary for the consummation of the transactions contemplated by the Purchase Agreements. In addition, the Warburg Entities agree to vote against any action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transaction.

The Warburg Entities’ obligations under the Voting Agreement terminate on the earliest to occur of: (i) the consummation of the closing of the Tracker Agreement; (ii) the termination of the Purchase Agreements pursuant to and in compliance with the terms set forth therein; and (iii) the mutual written agreement of the Warburg Parties, Earthstone, EEH, Tracker, RoyaltyCo, SEG-I and SEG-II to terminate the Voting Agreement.

THE REGISTRATION RIGHTS AGREEMENTS AND THE LOCK-UP AGREEMENT

The following summary describes specific aspects of the Tracker Registration Rights Agreement and the Sequel Registration Rights Agreement to be entered into at the closing of the Tracker Acquisition and the Sequel Acquisition, respectively. The following summary also describes specific aspects of the Lock-up Agreement that certain members of Tracker will enter into at the closing of the Tracker Agreement. This discussion does not purport to be complete and is qualified in its entirety by reference to the form of Tracker Registration Rights Agreement, the form of Sequel Registration Rights Agreement and the form of Lock-up Agreement, which are attached as Annex G, Annex H and Annex I, respectively. We urge you to read the form of Tracker Registration Rights Agreement, the form of Sequel Registration Rights Agreement and the form of Lock-up Agreement carefully and in their entirety.

Tracker Registration Rights Agreement

Pursuant to the terms of the Tracker Agreement, at the closing of the Tracker Acquisition, Earthstone and the members of Tracker will enter into a registration rights agreement (the “Tracker Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the closing of the Tracker Acquisition. The Tracker Registration Rights Agreement provides that, within sixty days after the closing of the Tracker Acquisition, Earthstone will prepare and file a registration statement to permit the public resale of the shares of Class A Common Stock issued by Earthstone to Tracker in connection with the closing of the Tracker Acquisition. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until the earlier of (i) all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act, until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Tracker Acquisition outstanding; and (ii) four years after the closing of the Tracker Acquisition.

In addition, in the event that Earthstone proposes to engage in an underwritten offering in which shares of Class A Common Stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, Earthstone will give at least ten business days’ prior written notice of the proposed underwritten offering to the parties to the Tracker Registration Rights Agreement and offering such parties the right to include in the underwritten offering such number of shares of Class A Common Stock as they may request in writing, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, Earthstone will notify the parties to the Tracker Registration Rights Agreement no later than one business day after Earthstone engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of Class A Common Stock as they may request in writing, subject to certain limitations contained therein.

Finally, in the event that holders of at least $10 million of shares of Class A Common Stock registrable under the Tracker Registration Rights Agreement elect to dispose of such Class A Common Stock under the shelf registration statement filed by Earthstone as required by the Tracker Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, Earthstone will notify the parties to the Tracker Registration Rights Agreement of the proposed underwritten offering or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of Class A Common Stock as they may request in writing.

Earthstone will pay all registration expenses incident to the performance of its obligations under the Tracker Registration Rights Agreement other than: (i) transfer taxes and fees of transfer agents and registrars; (ii) fees and expenses of counsel engaged by the selling stockholders; and (iii) commissions and discounts of brokers, dealers and underwriters.

Sequel Registration Rights Agreement

Pursuant to the terms of the Sequel Agreement, at the closing of the Sequel Acquisition, Earthstone and Sequel will enter into a registration rights agreement (the “Sequel Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the closing of the Sequel Acquisition. The Sequel Registration Rights Agreement provides that, within thirty days after the closing of the Sequel Acquisition, Earthstone will prepare and file a registration statement to permit the public resale of the shares of Class A Common Stock issued by Earthstone to Sequel in connection with the closing of the Sequel Acquisition. Earthstone shall cause the registration statement to be continuously effective from and after the date it is first declared or becomes effective until the earlier of (i) all such shares of Class A Common Stock have been disposed of in the manner set forth in the registration statement or under Rule 144 of the Securities Act, until the distribution of the Class A Common Stock does not require registration under the Securities Act, or until there are no longer any such registrable shares of Class A Common Stock issued in connection with the Sequel Acquisition outstanding; and (ii) four years after the closing of the Sequel Acquisition.

In addition, in the event that Earthstone proposes to engage in an underwritten offering in which shares of Class A Common Stock are to be sold to an underwriter on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” with one or more investment banks, Earthstone will give at least ten business days’ prior written notice of the proposed underwritten offering to the parties to the Sequel Registration Rights Agreement and offering such parties the right to include in the underwritten offering such number of shares of Class A Common Stock as they may request in writing, subject to certain limitations contained therein. If the underwritten offering is to be structured as an overnight underwritten offering, such that the offering would be launched after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day, Earthstone will notify the parties to the Sequel Registration Rights Agreement no later than one business day after Earthstone engages a managing underwriter and offer such parties the right to include in the overnight underwritten offering such number of shares of Class A Common Stock as they may request in writing, subject to certain limitations contained therein.

Finally, in the event that holders of at least $10 million of shares of Class A Common Stock registrable under the Sequel Registration Rights Agreement elect to dispose of such Class A Common Stock under the shelf registration statement filed by Earthstone as required by the Sequel Registration Rights Agreement pursuant to an underwritten offering or overnight underwritten offering, Earthstone will notify the parties to the Sequel Registration Rights Agreement of the proposed underwritten offering or overnight underwritten offering and offer such parties the opportunity to include in the underwritten offering or underwritten overnight offering such number of shares of Class A Common Stock as they may request in writing.

Earthstone will pay all registration expenses incident to the performance of its obligations under the Sequel Registration Rights Agreement other than: (i) transfer taxes and fees of transfer agents and registrars; (ii) fees and expenses of counsel engaged by the selling stockholders; and (iii) commissions and discounts of brokers, dealers and underwriters.

Lock-up Agreement

Pursuant to the terms of the Tracker Agreement, at the closing of the Tracker Acquisition, Earthstone and certain members of Tracker will enter into a lock-up agreement (the “Lock-up Agreement”) providing that such parties will not transfer any of the shares of Class A Common Stock that they receive at the closing of the Tracker Acquisition for a period of 120 days after the closing of the Tracker Acquisition.

INFORMATION ABOUT TRACKER

General

Tracker Resource Development III, LLC, a Delaware limited liability company (“Tracker”), and TRD III Royalty Holdings (TX), LP, a Delaware limited partnership (“RoyaltyCo”), are privately-held companies that invest in the energy sector through exploration, development and production of oil, natural gas and natural gas liquids. These entities are collectively referred to as Tracker below. Tracker holds significant acreage in Irion County, Texas. Tracker had previously drilled and completed horizontal wells in the Wolfcamp formation.

As of December 31, 2020, Tracker’s estimated proved reserves totaled 53,192 MBoe. For the year ended December 31, 2020, Tracker had oil and natural gas revenues of approximately $25.6 million and net loss of approximately $275.9 million. For the three months ended March 31, 2021, Tracker had oil and natural gas revenues of approximately $7.5 million and net loss of approximately $0.2 million.

Properties
The following sets forth information about Tracker’s properties and operations.

Proved Reserves

Substantially all of Tracker’s oil and gas reserves are in the Midland Basin of west Texas. Unaudited information concerning the estimated net quantities of Tracker’s proved reserves and the standardized measure of future net cash flows from the reserves is presented in Note 13, Supplemental Oil and Natural Gas Information (Unaudited), in the Historical Consolidated and Combined Financial Statements of Tracker included elsewhere in this proxy statement. Tracker’s reserve estimates have been prepared internally by Tracker management. Set forth below is a summary of Tracker’s oil, natural gas and natural gas liquids reserves as of December 31, 2020. Tracker does not have any long-term supply or similar agreements with foreign governments or authorities.

Estimated Proved Reserves Quantities and Standardized Measure

	Oil	Natural Gas Liquids	Natural Gas	Total	Standardized Measure of Discounted Future Net Cash Flows ($ in thousands)
	(MBbl)	(MBbl)	(MMcf)	(MBOE) (1)
Proved developed	1,673	4,009	24,237	9,721	$34,915
Proved undeveloped	10,641	16,598	97,386	43,471	12,035
Total proved	12,314	20,607	121,623	53,192	$46,950
(1)Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.

	Oil	Natural Gas Liquids	Natural Gas	Total
	(MBbl)	(MBbl)	(MMcf)	(MBOE) (1)
Proved reserves at December 31, 2019	32,923	33,691	195,329	99,169
Revisions	(20,169)	(12,589)	(70,617)	(44,528)
Production	(440)	(495)	(3,089)	(1,449)
Proved reserves at December 31, 2020	12,314	20,607	121,623	53,192
Proved developed reserves:
December 31, 2019	2,492	3,942	23,419	10,338
December 31, 2020	1,673	4,009	24,237	9,721
(1)Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.
Uncertainties are inherent in estimating quantities of proved reserves, including many risk factors beyond Tracker’s control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and the interpretation thereof. Thus, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing and production after the date of the estimates, as well as economic factors such as change in commodity prices and drilling, completion and operating costs, may require revision of such estimates. Accordingly, oil and natural gas quantities ultimately recovered will vary from reserve estimates.

Proved Undeveloped Reserves
At December 31, 2020, Tracker had 42 proved undeveloped (“PUD”) locations with 43,471 MBoe of reserves, which were a result of Tracker’s 2020 successful drilling results and those of offset operators.

Preparation of Reserve Estimates

The proved reserves estimates shown herein have been prepared by Tracker management which has historically prepared annual internal reserve estimates. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of -the month prices. The primary inputs to the reserve estimation process are technical information, financial data, ownership interest and production data. Current revenue and expense information is obtained from Tracker’s accounting records, which are subject to annual audits. All current financial data such as commodity prices, lease operating expenses, production taxes and field-level commodity price differentials are updated in the reserve database which is prepared by Tracker’s internal reserve engineer, and then analyzed to ensure that they have been entered accurately and that all updates are complete and accurate. In addition, Tracker’s current ownership of mineral interests and well production data are incorporated in the reserve database and verified by Tracker’s personnel to ensure their accuracy and completeness.

Gross and Net Productive Wells

As of December 31, 2020, Tracker’s total gross and net productive wells were as follows:

	Oil(1)		Natural Gas(1)		Total(1)
	Gross Wells	Net Wells	Gross Wells	Net Wells	Gross Wells	Net Wells
Operated	47	30.3	6	6	53	36.3
Non-operated	—	—	—	—	—	—

(1)A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractions of working interests Tracker owns in gross wells. Productive wells are those that produce commercial quantities of hydrocarbons.

Acreage

The following table summarizes Tracker’s gross and net developed and undeveloped acreage in the Midland Basin as of December 31, 2020. Net acreage represents Tracker’s percentage ownership of gross acreage.

	Developed		Undeveloped		Total
	Gross	Net	Gross	Net	Gross	Net
Midland Basin	12,477	12,477	14,728	14,116	27,205	26,593

The following table summarizes, as of December 31, 2020, the portion of Tracker’s gross and net acreage subject to expiration over the next three years if not successfully developed or renewed.

	Expiring Acreage
	2021		2022		2023		Total
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Midland Basin	6,236	6,236	652	40	—	—	6,888	6,276

Exploratory Wells and Development Wells

Set forth below for the two years ended December 31, 2020 is information concerning the number of wells Tracker completed during the years indicated.

	Net Exploratory Wells Drilled		Net Development Wells Drilled		Total Net Productive and Dry Wells Drilled
Year	Productive	Dry	Productive	Dry
2020	—	—	0.3	—	0.3
2019	—	—	3.8	—	3.8

Drilling Commitments

Tracker is the operator of 100% of its acreage in Irion County, Texas. Tracker began drilling operations in 2017 and has been developing this acreage with the last completions occurring in January 2020. Tracker has no future drilling obligations in order to maintain its acreage.

Management’s Discussion and Analysis of Tracker Operations

Critical Accounting Policies

Critical accounting policies are those that reflect significant judgments and uncertainties and that could potentially result in materially different results under different assumptions and conditions. For a detailed description of Tracker’s accounting policies, see Note 2 – Significant Accounting Policies in the Notes to the Historical Consolidated and Combined Financial Statements of Tracker included in this proxy statement.

Results of Operations

Year ended December 31, 2020 compared to the year ended December 31, 2019

	Years Ended December 31,
	2020	2019	Change

Sales volumes (MBoe) (1)	1,449	1,313	10%
Average daily production (Boe per day)	3,970	3,597	10%

Average prices realized (per Boe)	$17.65	$26.33	(33)%

Average prices adjusted for realized derivatives settlements (per Boe)	$22.79	$26.96	(15)%

(In thousands)
Oil and natural gas revenues	$25,570	$34,566	(26)%

Lease operating expense	$5,378	$5,254	2%
Production taxes	$1,381	$1,723	(20)%
Marketing expense	$573	$672	(15)%
Depreciation, depletion and amortization	$18,982	$17,046	11%
Impairment expense	$273,838	$3,124	NM
Exploration expense	$130	$2,815	(95)%
General and administrative expense	$4,940	$5,837	(15)%
Interest expense	$(1,907)	$(2,345)	(19)%

Unrealized loss on derivative contracts	$(1,497)	$(3,187)	(53)%
Realized gain on derivative contracts	$7,459	$839	789%
Gain (loss) on derivative contracts, net	$5,962	$(2,348)	(354)%
(1) Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equals one Boe.

NM – Not meaningful

Oil and natural gas revenues

For the year ended December 31, 2020, oil and natural gas revenues decreased by $9.0 million or 26% compared to 2019. The average realized price per Boe decreased 33% from $26.33 for the year ended December 31, 2019 to $17.65 for the year ended December 31, 2020. The total volume of oil and natural gas produced and sold increased 136 MBoe or 10% primarily due to new wells brought online in 2020.

Lease operating expense (“LOE”)

LOE includes all costs incurred to operate wells and related facilities for both operated and non-operated properties. In addition to direct operating costs such as labor, repairs and maintenance, re-engineering and workovers, equipment rentals, materials and supplies, fuel and chemicals, LOE includes insurance and overhead charges provided for in operating agreements.

LOE remained relatively flat, increasing by $0.1 million or 2% for the year ended December 31, 2020 compared to 2019, primarily due to costs reduction efforts, offset by increased production in 2020.

Production taxes

Production taxes for the year ended December 31, 2020 decreased by $0.3 million or 20% compared to 2019, as the impact of increased volume was more than offset by the impact of decreased commodity prices. As a percentage of revenues from oil, natural gas, and natural gas liquids, production taxes remained relatively flat in 2020 compared to the prior year.

Marketing expense

Marketing expense for the year ended December 31, 2020 decreased by $0.1 million or 15% compared to 2019 primarily due to improvements in contractual arrangements.

Depreciation, depletion and amortization (“DD&A”)
DD&A increased for the year ended December 31, 2020 by $1.9 million, or 11% compared to 2019, primarily due to reserve reductions resulting from depressed commodity prices (lower reserve quantities leads to higher DD&A per Boe).

Impairment expense

During the year ended December 31, 2020, we recorded non-cash impairments totaling $273.8 million which consisted of $103.0 million to proved oil and natural gas properties and $170.8 million to unproved oil and natural gas properties. We recorded non-cash impairments totaling $3.1 million during the year ended December 31, 2019.

Exploration expense

Exploration expense for the year ended December 31, 2020 decreased by $2.7 million or 95% compared to 2019 primarily due to recording a dry hole in 2019.

General and administrative expense (“G&A”)

These expenses consist primarily of employee remuneration, professional and consulting fees and other overhead expenses. G&A decreased by $0.9 million for the year ended December 31, 2020 relative to the comparable period in 2019, primarily due to cost reduction efforts implemented in 2020.

Interest expense, net

Interest expense includes commitment fees, amortization of deferred financing costs, and interest on outstanding indebtedness. Interest expense decreased from $2.3 million for the year ended December 31, 2019, to $1.9 million for the year ended December 31, 2020 primarily due to lower effective interest rates, as well as lower outstanding borrowings compared to the prior year.

Gain (loss) on derivative contracts, net

For the year ended December 31, 2020, we recorded a net gain on derivative contracts of $6.0 million, consisting of net realized gains on settlements of $7.5 million offset by unrealized mark-to-market losses of $1.5 million. For the year ended December 31, 2019, we recorded a net loss on derivative contracts of $2.3 million, consisting of unrealized mark-to-market losses of $3.2 million, partially offset by net realized gains on settlements of $0.9 million.

Contractual Obligations

Tracker had the following contractual obligations and commitments as of December 31, 2020:

(in thousands)	2021	2022	2023	2024	2025	Thereafter
Office leases	$373	$132	$—	$—	$—	$—

Three months ended March 31, 2021 compared to the Three Months Ended March 31, 2020

	Three Months Ended March 31,
	2021	2020	Change

Sales volumes (MBoe) (1)	293	429	(32)%
Average daily production (Boe per day)	3,256	4,767	(32)%

Average prices realized (per Boe)	$25.71	$20.31	27%

Average prices adjusted for realized derivatives settlements (per Boe)	$22.98	$24.19	(5)%

(In thousands)
Oil and natural gas revenues	$7,532	$8,713	(14)%

Lease operating expense	$903	$1,382	(35)%
Production taxes	$472	$418	13%
Marketing expenses	$—	$176	NM
Depreciation, depletion and amortization	$3,694	$5,348	(31)%
Exploration expense	$11	$96	(89)%
General and administrative expense	$938	$1,586	(41)%
Interest expense	$(302)	$(543)	(44)%

Unrealized (loss) gain on derivative contracts	$(590)	$7,925	(107)%
Realized (loss) gain on derivative contracts	$(798)	$1,664	(148)%
(Loss) gain on derivative contracts, net	$(1,388)	$9,589	(114)%
(1) Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equals one Boe.

NM – Not meaningful

Oil and natural gas revenues

For the three months ended March 31, 2021, oil and natural gas revenues decreased by $1.2 million or 14% compared to 2020. Our average realized price per Boe increased 27% from $20.31 for the three months ended March 31, 2020 to $25.71 for the three months ended March 31, 2021. The total volume of oil and natural gas produced and sold decreased 136 MBoe or 32% primarily due to natural decline from new wells brought online in the first quarter of 2020.

Lease operating expense (“LOE”)

LOE includes all costs incurred to operate wells and related facilities for both operated and non-operated properties. In addition to direct operating costs such as labor, repairs and maintenance, re-engineering and workovers, equipment rentals, materials and supplies, fuel and chemicals, LOE includes insurance and overhead charges provided for in operating agreements.

LOE decreased by $0.5 million or 35% for the three months ended March 31, 2021 compared to 2020, primarily due to cost reduction efforts.

Production taxes

Production taxes for the three months ended March 31, 2021 increased by $0.1 million or 13% relative to the comparable period in 2020 due to improved commodity prices, partially offset by decreased volume. As a percentage of revenues from oil, natural gas, and natural gas liquids, production taxes remained relatively flat in 2020 compared to the prior year.

Marketing expense

Marketing expense was $0.2 million for the three months ended March 31, 2020. We incurred no such changes during the three months ended March 31, 2021 as Tracker sold the wells which incurred the marketing expense effective November 1, 2020.

Depreciation, depletion and amortization (“DD&A”)
DD&A for the three months ended March 31, 2021 decreased by $1.7 million, or 31% relative to the comparable period in 2020, primarily due to the decreased depletable oil and natural gas properties base resulting from impairment charges recorded in 2020.

General and administrative expense (“G&A”)

These expenses consist primarily of employee remuneration, professional and consulting fees and other overhead expenses. G&A decreased by $0.6 million for the three months ended March 31, 2021 relative to the comparable period in 2020, primarily due to a decrease in employees compared to the same period in 2020.

Interest expense, net

Interest expense includes commitment fees, amortization of deferred financing costs, and interest on outstanding indebtedness. Interest expense decreased from $0.5 million for the three months ended March 31, 2020, to $0.3 million for the three months ended March 31, 2021 primarily due to lower outstanding borrowings compared to the same period in the prior year.

(Loss) gain on derivative contracts, net

For the three months ended March 31, 2021, we recorded a net loss on derivative contracts of $1.4 million, consisting of net realized losses on settlements of $0.8 million and unrealized mark-to-market losses of $0.6 million. For the three months ended March 31, 2020, we recorded a net gain on derivative contracts of $9.6 million, consisting of unrealized mark-to-market gains of $7.9 million and net realized gains on settlements of $1.7 million.

INFORMATION ABOUT SEQUEL

General

SEG-TRD LLC, a Delaware limited liability company (“SEG-I”), was formed on June 9, 2017, for the purpose of entering into a drilling financing arrangement with Tracker. SEG-TRD II LLC, a Delaware limited liability company (“SEG-II” and collectively with SEG-I, “Sequel”), as formed on the October 19, 2018, for the purpose of entering into a drilling financing arrangement with Tracker. SEG-I and SEG-II have no other operations.

As of December 31, 2020, Sequel’s estimated proved reserves totaled 6,419 MBoe. For the year ended December 31, 2020, Sequel had total revenues of approximately $36.8 million and revenues in excess of direct operating expenses of approximately $26.8 million. For the three months ended March 31, 2021, Sequel had total revenues of approximately $9.4 million and revenues in excess of direct operating expenses of approximately $7.4 million.

Properties

The following sets forth information about Sequel’s properties and operations.

Proved Reserves

All of Sequel’s oil and gas reserves are in the Midland Basin of west Texas. Unaudited information concerning the estimated net quantities of Sequel’s proved reserves and the standardized measure of future net cash flows from the reserves is presented in Note 6, Supplemental Oil and Gas Reserve Information (Unaudited), in the Statements of Revenues and Direct Operating Expenses of SEG-TRD LLC and SEG-TRD II LLC Properties included elsewhere in this proxy statement. Sequel’s reserve estimates have been prepared internally by Sequel management. Set forth below is a summary of Sequel’s oil and natural gas reserves as of December 31, 2020. Sequel does not have any long-term supply or similar agreements with foreign governments or authorities.

Estimated Proved Reserves Quantities and Standardized Measure

	Oil	Natural Gas Liquids	Natural Gas	Total	Standardized Measure of Discounted Future Net Cash Flows ($ in thousands)
	(MBbl)	(MBbl)	(MMcf)	(MBOE) (1)
Proved developed	1,398	2,491	15,186	6,419	$34,977
Proved undeveloped	—	—	—	—	—
Total proved	1,398	2,491	15,186	6,419	$34,977
(1)Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.

	Oil	Natural Gas Liquids	Natural Gas	Total
	(MBbl)	(MBbl)	(MMcf)	(MBOE) (1)
Proved reserves at December 31, 2019	2,247	2,413	14,341	7,050
Revisions	(184)	667	4,490	1,231
Production	(665)	(589)	(3,645)	(1,862)
Proved reserves at December 31, 2020	1,398	2,491	15,186	6,419
Proved developed reserves:
December 31, 2020	1,398	2,491	15,186	6,419
(1)Barrels of oil equivalent have been calculated on the basis of six Mcf of natural gas equal to one Boe.
Uncertainties are inherent in estimating quantities of proved reserves, including many risk factors beyond Sequel’s control. Reserve engineering is a subjective process of estimating subsurface accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and the interpretation thereof. Thus, estimates by different engineers often vary, sometimes significantly. In addition, physical factors such as the results of drilling, testing and production after the date of the estimates, as well as economic factors such as change in commodity prices and drilling, completion and operating costs, may require revision of such estimates. Accordingly, oil and natural gas quantities ultimately recovered will vary from reserve estimates.

Proved Undeveloped Reserves

At December 31, 2020, Sequel had no proved undeveloped locations.

Preparation of Reserve Estimates

Sequel management prepares its annual reserve estimates. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of -the month prices. The primary inputs to the reserve estimation process are provided by Tracker and include relevant technical information, financial data, ownership interest and production data. Sequel owns well-bore interests in certain properties that are operated by Tracker.

Gross and Net Productive Wells

As of December 31, 2020, Sequel’s total gross and net productive wells were as follows:

	Oil(1)		Natural Gas(1)		Total(1)
	Gross Wells	Net Wells	Gross Wells	Net Wells	Gross Wells	Net Wells
Operated	—	—	—	—	—	—
Non-operated(2)	28	15.9	—	—	28	15.9

(1)A gross well is a well in which a working interest is owned. The number of net wells represents the sum of fractions of working interests Sequel owns in gross wells. Productive wells are those that produce commercial quantities of hydrocarbons.
(2)All wells are operated by Tracker.
Acreage

Sequel does not hold any acreage as it holds only well-bore interests.

Exploratory Wells and Development Wells

Set forth below for the two years ended December 31, 2020 is information concerning the number of wells Sequel completed during the years indicated.

	Net Exploratory Wells Drilled		Net Development Wells Drilled		Total Net Productive and Dry Wells Drilled
Year	Productive	Dry	Productive	Dry
2020	—	—	0.7	—	0.7
2019	—	—	8.2	—	8.2

Drilling Commitments

Tracker is the operator of 100% of the Sequel wells. Tracker began drilling operations in Irion County, Texas, in 2017 and has been developing the acreage with the last completion occurring in January 2020. Sequel began participation in Tracker-operated properties in 2017 and completed this participation program in January 2020 and has no further drilling commitments.

Management’s Discussion of Sequel

Sequel’s revenues and direct operating expenses information for the years ended December 31, 2020 and 2019 are derived from Sequel’s audited statements of revenues and direct operating expenses included in this proxy statement. Sequel’s revenues and direct operating expenses information for the three months ended March 31, 2021 are derived from Sequel’s unaudited statements of revenues and direct operating expenses that are included in this proxy statement. This information is only a summary and you should read it in conjunction with the Statements of Revenues and Direct Operating Expenses of Sequel and related notes included in this proxy statement. See “Statements of Revenues and Direct Operating Expenses of SEG-TRD LLC and SEG-TRD II LLC Properties” beginning on page F-52. The financial data may not be indicative of future performance.

	Year Ended December 31,		Three Months Ended
	2020	2019	March 31, 2021
(In thousands)			(unaudited)
Oil and gas revenues	$36,793	$37,432	$9,379
Direct operating expenses	9,974	7,991	1,930
Revenues in excess of direct operating expenses	$26,819	$29,441	$7,449

Average oil prices received were approximately $38.42 per barrel and $53.80 per barrel, respectively, for the years ended December 31, 2020 and 2019. Average natural gas prices were approximately $1.13 per Mcf and $1.36 per Mcf, respectively for the years ended December 31, 2021 and 2020. Average natural gas liquids prices received were $12.09 per Bbl and $13.50 per Bbl, respectively, during the years ended December 31, 2020 and 2019. Average oil prices received were approximately $56.80 per barrel for the three months ended March 31, 2021. Average natural gas prices were approximately $2.25 per Mcf for the three months ended March 31, 2021. Average natural gas liquids prices received were $24.56 per Bbl during the three months ended March 31, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 31, 2021, Earthstone, EEH, Tracker and RoyaltyCo entered into the Tracker Agreement. Also, on March 31, 2021, Earthstone, EEH, SEG-I and SEG II entered into the Sequel Agreement.

Pursuant to the Tracker Agreement, EEH will acquire (the “Tracker Acquisition”) interests in oil and gas leases and related property of Tracker located in Irion County, Texas, for a purchase price (the “Tracker Purchase Price”) of $29.6 million in cash, subject to customary purchase price adjustments, and 4.7 million shares (the “Tracker Shares”) of Class A Common Stock. The cash portion of the Tracker Purchase Price is subject to adjustments with an effective date of March 1, 2021. Upon execution of the Tracker Agreement, EEH deposited $2.96 million in cash into a third-party escrow account as a deposit, which will be credited against the purchase price upon closing of the Tracker Acquisition.

Pursuant to the Sequel Agreement, EEH will acquire (the “Sequel Acquisition” and with the Tracker Acquisition, the “Transaction”) certain well-bore interests and related equipment held by Sequel that are part of a joint development agreement between Tracker and Sequel involving portions of the acreage covered by the Tracker Agreement for a purchase price (the “Sequel Purchase Price”) of $52.0 million in cash, subject to customary purchase price adjustments, and 1.5 million shares (the “Sequel Shares” and with the Tracker Shares, the “Acquisition Shares”) of Class A Common Stock. The cash portion of the Sequel Purchase Price is subject to adjustments with an effective date of March 1, 2021. Upon execution of the Sequel Agreement, EEH deposited $5.2 million in cash into a third-party escrow account as a deposit, which will be credited against the purchase price upon closing of the Sequel Acquisition.

Each of the Tracker Agreement and the Sequel Agreement contains customary representations and warranties for transactions of this nature. The Tracker Agreement and the Sequel Agreement also contain customary pre-closing covenants of the parties, including the obligation of the Tracker and Sequel to conduct their business in the ordinary course consistent with past practice and to refrain from taking certain specified actions, subject to certain exceptions.

The Tracker Acquisition and the Sequel Acquisition will be accounted for as asset acquisitions in accordance with Accounting Standards Codification Topic 805, Business Combinations (referred to as “ASC 805”). The fair value of the consideration paid by us and allocation of that amount to the underlying Tracker Assets and Sequel Assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the transaction will be capitalized as a component of the purchase price. The operating results of Tracker and Sequel will be consolidated in our financial statements beginning on the date of the closing of the Tracker Acquisition and the Sequel Acquisition, respectively. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to Earthstone’s historical condensed consolidated financial information in order to account for the Transaction and will include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

As previously disclosed in its Current Report on Form 8-K filed on January 13, 2021 with the SEC, on January 7, 2021, Earthstone completed the acquisition (the “IRM Acquisition”) of all of the issued and outstanding limited liability company interests in Independence and certain wholly owned subsidiaries as contemplated in a purchase and sale agreement dated December 17, 2020. On February 24, 2021, Earthstone filed a Current Report on Form 8-K/A for the purpose of providing unaudited pro forma condensed combined financial statements giving effect to the IRM Acquisition, as required by Item 9.01(b) of Form 8-K. The IRM Acquisition was accounted for as a business combination using the acquisition method of accounting, with Earthstone identified as the acquirer.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Transaction as if it had been completed on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 give effect to IRM Acquisition and the Transaction (collectively, the “Acquisitions”) as if they had been completed on January 1, 2020. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements. As of the date of issuance of the unaudited pro forma condensed combined financial information, Earthstone has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the assets to be acquired and liabilities assumed.

The unaudited pro forma condensed combined balance sheet does not purport to represent what Earthstone’s financial position would have been had the Transaction actually been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations do not purport to represent what Earthstone’s results of operations would have been had the Acquisitions actually been consummated on January 1, 2020. The unaudited pro forma condensed combined financial information is not indicative of Earthstone’s future financial position or results of operations and does not reflect future events that may occur after the Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been derived from and should be read in conjunction with:
•the unaudited historical condensed consolidated balance sheet of Earthstone as of March 31, 2021 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2021; and
•the unaudited historical condensed consolidated balance sheet of Tracker as of March 31, 2021 included in this proxy statement.
The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been derived from:
•the unaudited historical condensed consolidated statement of operations of Earthstone for the three months ended March 31, 2021 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2021;
•the unaudited historical condensed consolidated statement of operations of Independence for the period January 1, 2021 through January 7, 2021, based on the allocated number of days from the entire month’s results;

•the unaudited historical condensed consolidated statement of operations of Tracker for the three months ended March 31, 2021 included in this proxy statement; and
•the unaudited historical statements of revenues and direct expenses of Sequel for the three months ended March 31, 2021 included in this proxy statement.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been derived from:
•the audited historical consolidated statement of operations of Earthstone for the year ended December 31, 2020 included in its 2020 Annual Report on Form 10-K for the year ended December 31, 2020;
•the audited historical consolidated statement of operations of Independence for the year ended December 31, 2020 included in this proxy statement;
•the audited historical consolidated statement of operations of Tracker for the year ended December 31, 2020 included in this proxy statement; and
•the audited historical statements of revenues and direct expenses of Sequel for the year ended December 31, 2020 included in this proxy statement.

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
(In thousands, except share and per share amounts)

ASSETS	Earthstone Historical	Tracker Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma as Adjusted
Current assets:
Cash	$1,447	$4,677	$(4,677)	(a)	$1,447

Accounts receivable:
Oil and natural gas revenues	33,134	3,086	(3,086)	(a)	33,134
Joint interest billings and other, net of allowance	6,497	—	—		6,497
Inventory	—	195	(195)	(a)	—
Derivative asset	196	—	—		196
Prepaid expenses and other current assets	3,204	112	(112)	(a)	3,204
Total current assets	44,478	8,070	(8,070)		44,478

Oil and gas properties, successful efforts method:
Proved properties	1,253,689	127,083	(54,178)	(b)	1,393,946
			66,149	(c)
			1,203	(d)
Unproved properties	233,767	4,900	(4,900)	(b)	233,767
Land (surface rights)	5,382	—	—		5,382
Total oil and gas properties	1,492,838	131,983	8,274		1,633,095

Accumulated depreciation, depletion and amortization	(315,460)	(65,601)	65,601	(b)	(315,460)
Net oil and gas properties	1,177,378	66,382	73,875		1,317,635

Other noncurrent assets:
Office and other equipment, net of accumulated depreciation	1,249	14	(14)	(a)	1,249
Derivative asset	1,495	—	—		1,495
Operating lease right-of-use assets	2,289	—	—		2,289
Other noncurrent assets	2,064	171	(171)	(a)	2,064
TOTAL ASSETS	$1,228,953	$74,637	$65,620		$1,369,210
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$16,891	$393	$(393)	(a)	$16,891
Revenues and royalties payable	25,522	2,204	(2,204)	(a)	$25,522
Accrued expenses	18,688	293	(293)	(a)	19,891
			1,203	(d)
Asset retirement obligation	568	118	(118)	(e)	568
Derivative liability	25,063	1,876	(1,876)	(a)	25,063

Advances	2,246	33	(33)	(a)	2,246
Operating lease liabilities	777	—	—		777
Finance lease liabilities	54	—	—		54
Other current liabilities	912	1,922	(1,922)	(a)	912
Current portion of long-term debt	—	18,000	(18,000)	(f)	—
Total current liabilities	90,721	24,839	(23,636)		91,924

Noncurrent liabilities:
Long-term debt	223,424	5,063	(5,063)	(f)	305,024
			81,600	(f)
Deferred tax liability	14,189	—	—		14,189
Asset retirement obligation	13,448	3,242	(1,650)	(e)	15,040
Derivative liability	2,566	—	—		2,566
Operating lease liabilities	1,674	—	—		1,674
Finance lease liabilities	—	—	—		—
Other noncurrent liabilities	854	—	—		854
Total noncurrent liabilities	256,155	8,305	74,887		339,347

Equity:
Members' Equity	—	41,493	(41,493)	(g)	—
Preferred stock	—	—	—		—
Class A common stock	44	—	6	(h)	50
Class B common stock	34	—	—		34
Additional paid-in capital	624,916	—	55,856	(h)	680,772
Accumulated deficit	(201,091)	—	—		(201,091)
Total Earthstone Energy, Inc. stockholders’ equity	423,903	41,493	14,369		479,765
Noncontrolling interest	458,174	—	—		458,174
Total equity	882,077	41,493	14,369		937,939

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,228,953	$74,637	$65,620		$1,369,210

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2021
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical (1/1/21 - 1/7/21)	Tracker Historical	Sequel Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$75,572	$1,696	$7,532	$9,379	$—		$94,179
Loss on sale of oil and gas properties	—	—	(49)	—	49	(i)	—
Unrealized loss - commodity derivatives	—	(1,861)	—	—	1,861	(i)	—
Total revenues	75,572	(165)	7,483	9,379	1,910		94,179

OPERATING COSTS AND EXPENSES
Lease operating expense	10,849	423	903	1,085	—		13,260
Production and ad valorem taxes	5,027	135	472	845	—		6,479
Depreciation, depletion, amortization and accretion	24,697	578	3,694	—	700	(j)	29,669
General and administrative expense	8,380	185	938	—	29	(i)	9,532
Equity-based compensation	—	29	—	—	(29)	(i)	—
Transaction costs	2,106	—	—	—	—		2,106
Exploration expense	—	—	11	—	—		11
Total operating costs and expenses	51,059	1,350	6,018	1,930	700		61,057

(Loss) gain on sale of oil and gas properties	—	—	—	—	(49)	(i)	(49)

Income (loss) from operations	24,513	(1,515)	1,465	7,449	1,161		33,073

OTHER INCOME (EXPENSE)
Interest expense, net	(2,217)	(127)	(302)	—	(349)	(k)	(3,056)
					(61)	(l)
(Loss) gain on derivative contracts, net	(33,263)	—	(1,388)	—	(1,861)	(i)	(36,512)
Loss on disposal of asset	—	—	(16)	—	—		(16)
Other income (expense), net	103	—	1	—	—		104
Total other income (expense)	(35,377)	(127)	(1,705)	—	(2,271)		(39,480)

(Loss) income before income taxes	(10,864)	(1,642)	(240)	7,449	(1,110)		(6,407)
Income tax benefit (expense)	308	10			(137)	(m)	181
Net (loss) income	$(10,556)	$(1,632)	$(240)	$7,449	$(1,247)		$(6,226)

Less: Net loss attributable to noncontrolling interests	(4,723)	—	(17)	—	2,193	(n)	(2,547)
Net (loss) income attributable to common stockholders	$(5,833)	$(1,632)	$(223)	$7,449	$(3,440)		$(3,679)

Net income (loss) per common share:
Basic	$(0.14)		$(0.08)
Diluted	$(0.14)		$(0.08)

Weighted average common shares outstanding:
Basic	42,778,916	6,200,000	48,978,916
Diluted	42,778,916	6,200,000	48,978,916

EARTHSTONE ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except share and per share amounts)

	Earthstone Historical	Independence Historical	Tracker Historical	Sequel Historical	Transaction Accounting Adjustments	Notes	Earthstone Pro Forma Combined
REVENUES
Oil and natural gas revenues	$144,523	$80,473	$25,570	$36,793	$—		$287,359
Realized gain (loss) - commodity derivatives	—	28,585	—	—	(28,585)	(i)	—
Unrealized (loss) gain - commodity derivatives	—	(1,109)	—	—	1,109	(i)	—
Loss on sale of oil and gas properties	—	—	(73)	—	73	(i)	—
Other revenues	—	56	—	—	(56)	(i)	—
Total revenues	144,523	108,005	25,497	36,793	(27,459)		287,359

OPERATING COSTS AND EXPENSES
Lease operating expense	29,131	16,473	5,378	6,960	517	(i)	58,459
Production and ad valorem taxes	9,411	5,154	1,381	3,014	—		18,960
Marketing expenses	—	—	573	—	(573)	(i)	—
Rig termination expense	426	(24)	—	—	—		402
Depreciation, depletion, amortization and accretion	96,721	47,507	18,982	—	(20,178)	(j)	143,032
Impairment expense	64,498	—	273,838	—	(273,838)	(o)	64,498
General and administrative expense	28,233	8,735	4,940	—	1,799	(i)	43,707
Equity-based compensation	—	1,799	—	—	(1,799)	(i)	—
Transaction costs	622	—	—	—	4,555	(p)	5,177
Exploration expense	298	—	130	—	—		428
Total operating costs and expenses	229,340	79,644	305,222	9,974	(289,517)		334,663

Gain (loss) on sale of oil and gas properties	204	—	—	—	(73)	(i)	131

Income (loss) from operations	(84,613)	28,361	(279,725)	26,819	261,985		(47,173)

OTHER INCOME (EXPENSE)
Interest expense, net	(5,232)	(9,845)	(1,907)	—	(402)	(k)	(17,632)
					(246)	(l)
Gain on derivative contracts, net	59,899	—	5,962	—	27,476	(i)	93,337
Loss on disposal of asset	—	—	(277)	—	—		(277)
Other income (expense) , net	400	—	22	—	—		422
Total other income (expense)	55,067	(9,845)	3,800	—	26,828		75,850

(Loss) income before income taxes	(29,546)	18,516	(275,925)	26,819	288,813		28,677
Income tax benefit (expense)	112	(340)	—	—	(1,253)	(m)	(1,481)
Net (loss) income	$(29,434)	$18,176	$(275,925)	$26,819	$287,560		$27,196

Less: Net loss attributable to noncontrolling interests	(15,887)	—	(2,754)	—	30,009	(n)	11,368
Net (loss) income attributable to common stockholders	$(13,547)	$18,176	$(273,171)	$26,819	$257,551		$15,828

Net income (loss) per common share:
Basic	$(0.45)						$0.32
Diluted	$(0.45)						$0.32

Weighted average common shares outstanding:
Basic	29,911,625				18,919,594		48,831,219
Diluted	29,911,625				18,919,594		48,831,219

EARTHSTONE ENERGY, INC.
NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of Earthstone, Independence, Tracker and Sequel. The Transaction has been accounted for herein using the acquisition method of accounting (the “Acquisition Method”) in accordance with ASC 805. The fair value of the consideration paid by us and allocation of that amount to the underlying Tracker Assets and Sequel Assets acquired, on a relative fair value basis, will be recorded on our books as of the date of the closing of the Tracker Acquisition and the Sequel Acquisition. Additionally, costs directly related to the transaction will be capitalized as a component of the purchase price.

Certain transaction accounting adjustments have been made in order to show the effects of the Transaction on the combined historical financial information of Earthstone, Independence, Tracker and Sequel. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that Earthstone believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what Earthstone’s financial position or results of operations would have been if the Transaction had occurred on the dates indicated above, nor are they indicative of Earthstone’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of Earthstone, Independence, Tracker and Sequel for the periods presented.

The pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the Transaction as if it had been completed on March 31, 2021. The pro forma condensed combined statements of operations for the year ended December 31, 2020 and the three months ended March 31, 2021 give effect to the Acquisitions as if they had been completed on January 1, 2020.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 have been compiled in a manner consistent with the accounting policies adopted by Earthstone. Certain reclassifications and adjustments have been made to the historical financial information of both Independence and Tracker presented herein to conform to Earthstone’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase price in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2021 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by Earthstone are expected to be recorded as follows (in thousands, except share amounts and stock price):

	Tracker	Sequel	Total
Consideration:
Shares of Earthstone Class A Common Stock issued	4,700,000	1,500,000	6,200,000
Earthstone Class A Common Stock price as of May 25, 2021 (1)	$9.01	$9.01	$9.01
Class A Common Stock consideration	42,347	13,515	55,862
Cash consideration	29,600	52,000	81,600
Direct transaction costs (2)	648	555	1,203
Total consideration transferred	$72,595	$66,070	$138,665

Fair value of assets acquired:
Oil and gas properties	$74,108	$66,149	$140,257
Amount attributable to assets acquired	$74,108	$66,149	$140,257

Fair value of liabilities assumed:
Noncurrent liabilities - ARO	1,513	79	1,592
Amount attributable to liabilities assumed	$1,513	$79	$1,592

(1)Closing price of ESTE shares as of May 25, 2021 used herein for estimation purposes only. Actual Class A Common Stock consideration will be based on the Class A Common Stock price at the time of the closing of the Transaction.
(2)Represents $1.2 million of estimated transaction costs associated with the Tracker Acquisition and the Sequel Acquisition which are expected to be capitalized in accordance with ASC 805-50.

Total consideration transferred was based on the terms of the Tracker Agreement and the Sequel Agreement, the consideration expected to be paid by Earthstone at closing of $81.6 million in cash and 6.2 million shares of Class A Common Stock. The estimated purchase price is based upon the cash and the fair value of the Class A Common Stock which was determined using the closing price of $9.01 per share on May 25, 2021 and the number of shares issued.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020:

(a)Adjustment to remove items not acquired as part of the Transactions.
(b)Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Tracker's oil and gas properties as of March 31, 2021 and to reflect the Tracker Assets acquired, on a relative fair value basis in accordance with the Acquisition Method.
(c)Adjustment to reflect the Sequel Assets acquired, on a relative fair value basis in accordance with the Acquisition Method.
(d)Represents estimated nonrecurring transaction costs, including advisory, legal, regulatory, accounting, valuation and other professional fees, associated with the Tracker Acquisition and the Sequel Acquisition which are expected to be capitalized in accordance with the Acquisition Method. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.

(e)Adjustment to the historical book value of Tracker's asset retirement obligations as of March 31, 2021 to reflect liabilities incurred, on a relative fair value basis, in accordance with the Acquisition Method.
(f)Adjustment to reflect the elimination of outstanding historical debt and record expected cash consideration to be conveyed to Tracker and Sequel of $81.6 million borrowed under the Company's revolving credit facility.
(g)Adjustment to reflect the elimination of Tracker’s Members’ Equity.
(h)Adjustment to reflect the issuance of 4,700,000 and 1,500,000 shares of Class A Common Stock pursuant to the Purchase Agreements.
(i)Adjustment to reflect certain reclassifications of historical line items to conform financial statement presentations.
(j)Adjustments to reflect the depreciation, depletion and amortization expense that would have been recorded had the Acquisitions occurred on January 1, 2020 and the properties were adjusted, on a relative fair value basis, in accordance with the Acquisition Method.
(k)Adjustments to reflect the estimated interest expense that would have been recorded in the periods presented with respect to the incremental borrowings expected to finance the cash consideration for the Acquisitions.
(l)Adjustments to reflect the amortization of deferred financing costs related to the financing of the Acquisitions.
(m)Adjustments to reflect the estimated incremental Income tax expense that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020 based on the income tax rates used in calculating the tax impact of the adjustments.
(n)Adjustments to reflect the estimated incremental Net loss (income) attributable to noncontrolling interests that would have been recorded in the period presented if the Acquisitions had occurred on January 1, 2020. The Acquisitions impacted noncontrolling interest as presented below.

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Year Ended December 31, 2020	29,911,625	46.0%	35,077,712	54.0%	64,989,337
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
Pro Forma Weighted Average Units Outstanding for the Year Ended December 31, 2020	48,831,219	58.2%	35,077,712	41.8%	83,908,931

	EEH Units Held By Earthstone and Lynden US	%	EEH Units Held By Others	%	Total EEH Units Outstanding
Weighted Average Units Outstanding for the Three Months Ended March 31, 2021	30,907,295	47.3%	34,502,153	52.7%	65,409,448
EEH Units assumed issued in connection with the IRM Acquisition on January 1, 2020	12,719,594		—		12,719,594
EEH Units assumed issued in connection with the Tracker Acquisition on January 1, 2020	4,700,000		—		4,700,000
EEH Units assumed issued in connection with the Sequel Acquisition on January 1, 2020	1,500,000		—		1,500,000
Pro Forma Weighted Average Units Outstanding for the Three Months Ended March 31, 2021	49,826,889	59.1%	34,502,153	40.9%	84,329,042
(o)Adjustment to reverse the Tracker asset impairment as, based on the purchase price contemplated by the Tracker Agreement, no impairment would have been recorded.
(p)Represents estimated nonrecurring transaction costs related to the acquisition of Independence that are expected to be incurred by Earthstone, including advisory, legal, regulatory, accounting, valuation and other professional fees that are not capitalized as part of the Acquisitions. These transaction costs are based on preliminary estimates and the final amounts and the resulting effect on Earthstone’s financial position and results of operations may differ significantly.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following table sets forth information with respect to the historical and combined estimated oil and natural gas reserves as of December 31, 2020 for Earthstone, Independence, Tracker and Sequel. The Earthstone reserve data presented below was derived from the independent engineering report of Cawley, Gillespie & Associates, Inc. (“CG&A”), Earthstone’s independent reserve engineer. The Independence reserve information was prepared by Earthstone management. The reserve information of Tracker and Sequel was prepared by Tracker management and Sequel management, respectively. Future exploration, exploitation and development expenditures, as well as future commodity prices and service costs, will affect the quantity of reserve volumes. The reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2020 for Earthstone, Independence, Tracker and Sequel.

	As of December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Combined
Estimated Proved Developed Reserves:
Oil (MBbl)	18,876	13,713	1,673	1,398	35,660
Natural Gas (MMcf)	55,752	49,157	24,237	15,186	144,332
Natural Gas Liquids (MBbl)	10,123	—	4,009	2,491	16,623
Total (MBoe)(3)	38,291	21,906	9,721	6,419	76,337
Estimated Proved Undeveloped Reserves:
Oil (MBbl)	21,212	19,993	10,641	—	51,846
Natural Gas (MMcf)	55,450	31,368	97,386	—	184,204
Natural Gas Liquids (MBbl)	10,123	—	16,598	—	26,721
Total (MBoe)(3)	40,577	25,221	43,470	—	109,268
Estimated Proved Reserves:
Oil (MBbl)	40,088	33,706	12,314	1,398	87,506
Natural Gas (MMcf)	111,202	80,525	121,623	15,186	328,536
Natural Gas Liquids (MBbl)	20,246	—	20,607	2,491	43,344
Total (MBoe)(3)	78,868	47,127	53,192	6,419	185,606
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.
The following table sets forth summary information with respect to historical and combined oil and natural gas production for the year ended December 31, 2020 for Earthstone, Independence, Tracker and Sequel. The Earthstone oil and natural gas production data presented below was derived from Earthstone’s Annual Report on Form 10-K for the year ended December 31, 2020. The Independence, Tracker and Sequel oil and natural gas production data presented below was derived from the supplemental oil and gas reserve information (unaudited) included in notes to their audited financial statements for the year ended December 31, 2020.

	Year Ended December 31, 2020
	Earthstone (1)	Independence (2)	Tracker	Sequel	Combined
Oil (MBbl)	3,180	1,993	440	665	6,278
Natural Gas (MMcf)	7,282	4,769	3,089	3,645	18,785
Natural Gas Liquids (MBbl)	1,198	—	495	589	2,282
Total (MBoe)(3)	5,592	2,788	1,449	1,862	11,691
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.
(2) The historical results of Independence are presented with natural gas and natural gas liquids combined within Natural Gas (MMcf).
(3) Assumes a ratio of 6 Mcf of natural gas per Boe.

The following unaudited combined estimated discounted future net cash flows reflect Earthstone, Independence, Tracker and Sequel as of December 31, 2020. The unaudited combined standardized measure of discounted future net cash flows are as follows (in thousands):

	As of December 31, 2020
	Earthstone (1)	Independence	Tracker	Sequel	Combined
Future cash inflows	$1,902,073	$1,433,588	$724,574	$94,087	$4,154,322
Future production costs	(633,248)	(491,740)	(282,631)	(43,592)	(1,451,211)
Future development costs	(285,088)	(250,836)	(239,999)	(3,226)	(779,149)
Future income tax expense	(35,557)	(1,582)	(1,834)	(355)	(39,328)
Future net cash flows	948,180	689,430	200,110	46,914	1,884,634
10% annual discount for estimated timing of cash flows	(487,327)	(426,942)	(153,160)	(11,937)	(1,079,366)
Standardized measure of discounted future net cash flows	$460,853	$262,488	$46,950	$34,977	$805,268
(1) As of December 31, 2020, holders of Earthstone's Class B Common Stock owned a non-controlling indirect interest of 41.5% of the estimated proved reserves, as adjusted for the impact of the Acquisitions.

DESCRIPTION OF CAPITAL STOCK

This section of the proxy statement includes a description of our capital stock. You are encouraged to read our Certificate of Incorporation and our amended and restated bylaws, as amended (the “Bylaws”) for greater detail on the provisions that may be important to you. See “Where You Can Find More Information.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as a stockholder.

General

The following description summarizes certain important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth in this section entitled “Description of Capital Stock,” you should refer to our Certificate of Incorporation, and our Bylaws, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 270,000,000 shares of capital stock, $0.001 par value per share, of which:

•    200,000,000 shares are designated as Class A Common Stock;

•    50,000,000 shares are designated as Class B Common Stock (together with the Class A Common Stock, the “Common Stock”); and

•    20,000,000 shares are designated as preferred stock.

As of May 24, 2021, there were 44,138,004 shares of Class A Common Stock issued and outstanding, 34,397,877 shares of Class B Common Stock issued and outstanding, and no shares of preferred stock issued or outstanding. Our Board is authorized, without stockholder approval except as required by the rules of the NYSE, to issue additional shares of capital stock.

Common Stock

Each holder of common stock is entitled to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote. Except as otherwise provided in our Certificate of Incorporation, or by applicable law, the holders of shares of common stock shall vote together as a single class on all matters. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of all classes of stock at the time outstanding have prior rights, and any series of preferred stock which may from time to time come into existence, and except as may be otherwise provided by the laws of the State of Delaware, the holders of Class A Common Stock have exclusively all other rights of stockholders of the Company, including but not limited to, (i) the right to receive dividends when, as and if declared by the Board out of assets lawfully available therefore and (ii) in the event of any distribution of assets upon the dissolution and liquidation of the Company, the right to receive ratably and equally all of the assets of the Company remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided in the future. Holders of Class B Common Stock as such are not entitled to receive dividends or distributions of assets upon dissolution or liquidation of the Company.

Shares of Class B Common Stock are exchangeable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the First Amended and Restated Limited Liability Company Agreement of EEH (the “EEH LLC Agreement”). The Company has reserved out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of the outstanding shares of Class B Common Stock and EEH Units for Class A Common Stock pursuant to the EEH LLC Agreement, such number of shares of Class A Common Stock that will be issuable upon any such exchange pursuant to the EEH LLC Agreement.

Preferred Stock

Our Board is expressly authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by our Board, subject to the limitations prescribed by law and in accordance with the provisions of our Certificate of Incorporation, including but not limited to the following:

•The designation of the series and the number of shares to constitute the series.

•The dividend rate of the series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock, and whether such dividends shall be cumulative or noncumulative.

•Whether the shares of the series shall be subject to redemption by Earthstone and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption.

•The terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series.

•Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

•The extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise.

•The restrictions, if any, on the issue or reissue of any additional preferred stock.

•The rights of the holders of the shares of the series upon the dissolution, liquidation, or winding up of Earthstone.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Certain provisions in our Certificate of Incorporation and Bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our Certificate of Incorporation and Bylaws contain provisions that (unless, as a general matter, a preferred stock designation provides otherwise for that series of preferred stock):

•permit us to issue, without any further vote or action by our stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series;

•provide that special meetings of our stockholders may only be called by an officer of the Company upon the written request of a majority of the Board;

•our Board be classified into three classes: Class I, Class II, and Class III, each class having a three-year term of office. Under the Delaware General Corporation Law (the “DGCL”), stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Our Certificate of Incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause.” The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the Earthstone Board will need at least two annual meetings of stockholders to effect this change;

•provide that the authorized number of directors may be changed only by resolution of our Board;

•provide that all vacancies, including newly created directorships shall be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice; and

•provide that amendments to certain provisions of the Certificate of Incorporation require the approval of the holders of not less than 66-2/3% of the outstanding shares of the capital stock entitled to vote generally in the election of directors.

Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” generally is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

(1)    before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)    upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

(3)    at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions our Board does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for our shares of Class A Common Stock held by stockholders.

Section 203 could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Class A Common Stock that often result from actual or rumored hostile takeover attempts. It may also have the effect of preventing changes in our management. It is possible that Section 203 could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

The provisions of Section 203 of the DGCL do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because our Certificate of Incorporation and Bylaws do not include any provision to “opt-out” of Section 203 of the DGCL, the statute will apply to business combinations involving us.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock and Class B Common Stock is Direct Transfer, LLC, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603. Its telephone number is (919) 744-2722.

Limitations of Liability and Indemnification

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not to be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

(1)    any breach of their duty of loyalty to us or our stockholders;

(2)    any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

(3)    unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

(4)    any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

The Certificate of Incorporation provides that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Certificate of Incorporation provides that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in the Certificate of Incorporation and in indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained or will obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our Class A Common Stock is listed on the NYSE under the symbol “ESTE.”

CORPORATE GOVERNANCE

General

Our business and affairs are managed under the direction of our Board. Our Certificate of Incorporation provides that our Board is classified into three classes: Class I, Class II and Class III, with each class having a three-year term of office. Messrs. Lodzinski, Singleton and Snoots serve as Class I directors. Messrs. Habachy, Thielemann and Urban serve as Class II directors, and Messrs. Joliat, Kramer and Zorich serve as Class III directors.

We are committed to high quality corporate governance, which helps us compete more effectively, sustain our success and build long-term stockholder value. The Board reviews the Company’s policies and business strategies, and advises and counsels the executive officers who manage the Company.

The full text of the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Corporate Governance Guidelines, and our Code of Ethics can be found at www.earthstoneenergy.com. Copies of these documents also may be obtained from our Corporate Secretary.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings and also through telephone contact and other communications with management.

Our Board of Directors

Our business and affairs are managed under the direction of our Board. Our Certificate of Incorporation specifies that we shall not have less than three nor more than nine directors; provided, however, we are asking stockholders to approve the Charter Amendment which will increase the authorized size of the Board from nine members to eleven members. Currently, our Board has nine members. Under our Certificate of Incorporation, each director holds office until the annual meeting of stockholders at which such director’s class is up for re-election and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, retirement, disqualification or removal. Our Certificate of Incorporation provides that our Board is classified into three classes: Class I, Class II and Class III, with each class having a three-year term of office to allow for staggered three-year terms.

As discussed more fully above under “Proposal 1—Election of Three Class III Directors,” Messrs. Joliat, Kramer and Zorich have been nominated for re-election at this Annual Meeting because of the expiration of the term of their class, Class III, on our classified board.

Below is information about each of our directors, including biographical data for at least the past five years and an assessment of the skills and qualifications of each director.

Name	Class (1)	Age	Director Since	Position with the Company	Experience/ Qualifications	Independent	Audit Committee Membership	Compensation Committee Membership	Nominating Committee Membership
Frank A. Lodzinski	I	71	2014	Chairman and Chief Executive Officer Director (through April 1, 2020) and Executive Chairman (commencing April 1, 2020)	Leadership, Industry Expertise, Operations and Experience

Ray Singleton	I	70	1989	Director	Industry Expertise, Operations and Experience				X

Wynne M. Snoots, Jr.	I	60	2017	Director	Finance and Industry Expertise	X

David S. Habachy	II	45	2021	Director	Finance and Industry Expertise	X

Brad A. Thielemann	II	44	2014	Director	Finance and Industry Expertise

Zachary G. Urban	II	43	2014	Director	Accounting and Finance	X	X	X	X

Jay F. Joliat	III	62	2014	Director	Finance, Industry Expertise and Experience	X	X	X

Phillip D. Kramer	III	65	2016	Director	Accounting, Finance and Experience	X	X	X	X

Robert L. Zorich	III	71	2014	Director	Finance, Industry Expertise and Experience
(5)    Class I directors serve until our annual meeting in 2022 and Class II directors serve until our annual meeting in 2023.

For Class III Director Nominees for Election at the Annual Meeting, see Proposal 1 above.

Continuing Class I Directors Whose Terms Expire in 2022

FRANK A. LODZINSKI Chairman and Chief Executive Officer (through April 1, 2020) and Executive Chairman (commencing April 1, 2020) Age: 71 Director Since: 2014
Mr. Lodzinski has over 48 years of oil and gas industry experience and served as our Chairman since December 2014 and as Executive Chairman since April 1, 2020. He served as our Chief Executive Officer from December 2014 through March 2020. He also served as our President from December 2014 through April 2018. Previously, he served as President and Chief Executive Officer of Oak Valley Resources LLC (“Oak Valley”) from its formation in December 2012 until the closing of its strategic combination with Earthstone in December 2014. Prior to his service with Oak Valley, Mr. Lodzinski was Chairman, President and Chief Executive Officer of GeoResources, Inc. from April 2007 until its merger with Halcón Resources Corporation (“Halcón”) in August 2012 and from September 2012 until December 2012 he conducted pre-formation activities for Oak Valley. From 1984 to 2004, he formed, acquired and/or managed several entities that were ultimately sold or merged into larger companies or were otherwise monetized for the benefit of shareholders. In 2004, Mr. Lodzinski formed Southern Bay Energy, LLC (“Southern Bay”) and served as its President. Through an affiliated limited partnership, Southern Bay acquired oil and gas assets. The Southern Bay entities were merged into GeoResources in April 2007. Mr. Lodzinski served as a director and member of various board committees of Yuma Energy, Inc. (“Yuma”) from September 2014 to October 2020. Yuma, together with its subsidiaries, filed voluntary Chapter 11 petitions for relief under the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas on April 15, 2020 and on October 19, 2020 the cases were converted to a Chapter 7 liquidation. In connection therewith, Mr. Lodzinski resigned from Yuma’s board of directors. Mr. Lodzinski holds a BSBA degree in Accounting and Finance from Wayne State University in Detroit, Michigan.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Lodzinski to the Board, determined that his leadership and intimate knowledge of the oil and gas industry, our structure, and our operations, provide the Board with company-specific experience and expertise.

RAY SINGLETON Age: 70 Director Since: 1989 Board Committee: ☐ Nominating
Mr. Singleton has been one of our directors since July 1989. From December 2014 through June 2018, he served as our Executive Vice President - Northern Region. Previously, he served as our President and Chief Executive Officer from March 1993 until the closing of our strategic combination with Oak Valley in December 2014. Mr. Singleton joined us in 1988 as a Production Manager/Petroleum Engineer. From 1983 until 1988, he owned and operated an engineering consulting firm serving the needs of 40 small oil and gas clients. During this period, he was engaged by Earthstone on various projects in south Texas and the Rocky Mountain region. Mr. Singleton began his career with Amoco Production Company in 1973 as a production engineer. He was subsequently employed by Champlin Petroleum as a drilling, completion, and production engineer from 1980 to 1983. Mr. Singleton is a petroleum engineer with over 40 years of experience in the oil and gas industry. His professional experience includes acquisition evaluation and economics, along with drilling, completion and production engineering in both Texas and the Rocky Mountain region. In addition, he possesses over 25 years of C-suite experience. Mr. Singleton received a B.S. degree in Petroleum Engineering from Texas A&M University in 1973 and received an MBA from Colorado State University’s Executive MBA Program in 1992. He is a member of the Society of Petroleum Engineers and was recently recognized by the National Association of Corporate Directors (NACD) as a Board Leadership Fellow, NACD’s Gold Standard Director Credential. Mr. Singleton is of Hispanic origin.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing Mr. Singleton’s qualifications to serve on the Board, considered, among other things, his experience and expertise in the oil and gas industry, including the operating, management or executive positions he has held with the Company and other oil and gas companies, and his extensive knowledge of the Company’s business, all of which has proven to be beneficial to us.

WYNNE M. SNOOTS, JR. Age: 60 Director Since: 2017
Mr. Snoots has served as a director since May 2017. Mr. Snoots was previously a Partner at EnCap and was employed at EnCap from January 2001 through December 2020. Prior to joining EnCap, he was one of three partners of Paradigm Development & Trade, Inc., a private company focused on generating and monetizing exploration prospects located along the Gulf Coast of Louisiana. For the two years prior to his involvement in Paradigm, Mr. Snoots served as President of Magellan Exploration, LLC, a private portfolio company. He previously spent seven years with Enron Capital & Trade Resources in the Producer Finance Group, most recently as a Vice President. Mr. Snoots began his career as a petroleum engineer with Texas Oil and Gas Corporation. He received a Master of Business Administration from the University of Texas at Austin and holds a B.S. in Petroleum Engineering from the University of Oklahoma. Mr. Snoots is a member of the Independent Petroleum Association of America and the Houston Producers' Forum.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Snoots to the Board, determined that his extensive experience in the oil and gas exploration and production industry, including managing and serving on the boards of numerous oil and gas companies provides significant contributions to the Board.

Continuing Class II Directors Whose Terms Expire in 2023

DAVID S. HABACHY Age: 45 Director Since: 2021
Mr. Habachy has served as a director since January 2021. He has been a Managing Director on the Energy team of Warburg Pincus LLC since 2017. Previously, Mr. Habachy served as Managing Director and member of the Investment Committee of the Kayne Anderson Energy Funds. Additionally, while at Kayne Anderson, Mr. Habachy served on numerous boards of oil and gas upstream E&P and midstream companies in the U.S. and Canada from 2008 to 2017. Prior to entering into Private Equity in 2008, Mr. Habachy spent 10 years in asset management, operations and consulting in the upstream E&P business. He started his Petroleum Engineering career at Arco/Vastar in 1998. Mr. Habachy serves as a Director of Ridge Runner Resources, LLC, Stronghold Energy II Holdings, LLC, Tall City Exploration III LLC, and Trident Energy GP, Ltd.  Meanwhile, Mr. Habachy currently serves on the Investment Committee Board for Memorial Hermann Health System and is a Board member of the Houston Producers’ Forum. Mr. Habachy holds a B.S. in Chemical Engineering and an M.B.A degree with George Kozmetsky highest honors distinction from The University of Texas at Austin.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Habachy to the Board, determined that his extensive experience in the oil and gas industry, including serving on the boards of private oil and gas exploration and production companies provides significant contributions to the Board. As a managing director at Warburg Pincus LLC, Mr. Habachy is uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

BRAD A. THIELEMANN Age: 43 Director Since: 2014 Board Committee:
Mr. Thielemann has served as a director since December 2014. Mr. Thielemann served as a member of our Compensation Committee from August 2017 to May 2021. He is a Partner at EnCap. Prior to joining EnCap in 2006, he worked in the Investor Relations and Strategic Planning Groups at Plains All American Pipeline, L.P. Prior to that, he was an Associate at EnCap from 2000 to 2003 and a Treasury Analyst at Dynegy. Mr. Thielemann holds an M.B.A. from Duke University and a B.A. in Business Administration from the University of Texas at Austin. He serves on the boards of several EnCap portfolio companies, previously served on the board of the Houston Producers’ Forum and is a member of the Independent Petroleum Association of America.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Thielemann to the Board, determined that his extensive experience in the oil and gas industry, including serving on the boards of private oil and gas exploration and production companies provides significant contributions to the Board. As a partner at EnCap, Mr. Thielemann is uniquely positioned to provide the Board with insight and advice on a full range of strategic, financial and governance matters.

ZACHARY G. URBAN Age: 42 Director Since: 2014 Board Committee: ☐ Audit ☐ Compensation ☐ Nominating
Mr. Urban has served as a director since December 2014. Since August 2019, Mr. Urban has served as Principal at RHV Capital, an investment company that invests in privately held operating businesses. From January 2014 to July 2019, Mr. Urban served as CEO at the Vlasic Group, which is a private investment company with holdings in a wide variety of asset classes. Prior to being named CEO, Mr. Urban held the position of Managing Director of Investments at Vlasic Group from 2011 through 2013. At Vlasic Group, Mr. Urban was responsible for a full spectrum of investment disciplines, including asset allocation, investment strategy, direct investments, manager selection, due diligence, and performance measurement. From 2001 to 2011, Mr. Urban worked at Donnelly Penman & Partners (“DP&P”), a regional investment bank. At DP&P, Mr. Urban specialized in merger and acquisition transactions, business valuations, financial advisory, due diligence services, and capital raising for middle market public and private clients. Prior to his time at DP&P, Mr. Urban also worked in the Corporate Value Consulting practice of PricewaterhouseCoopers LLP, where he focused on business valuation services, strategic consulting, and corporate finance consulting for public and private companies, including multinational and Fortune 500 clients. Mr. Urban holds the Chartered Financial Analyst (CFA) designation and graduated from the Honors College of Michigan State University with a B.A. degree in Finance with High Honor.

SKILLS AND QUALIFICATIONS: The Board of Directors, in reviewing and assessing the contributions of Mr. Urban to the Board, determined that his extensive investment experience across diverse industries provides significant contributions to the Board. In addition, his prior experience as an investment banker will enable Mr. Urban to provide the Board with insight and advice on a full range of general business and financial matters.

Director Attendance

During 2020, all of the Company's directors attended at least 75 percent of all meetings of the Board and committees of which the director was a member. During 2020, the Board held six meetings. In addition, the Board acts from time to time by unanimous written consent in lieu of holding a meeting. During 2020, the Board effected four actions by unanimous written consent.

While we do not have a formal policy regarding our Board members’ attendance at the annual meeting of stockholders, we encourage their attendance. In 2020, five directors attended our annual meeting of stockholders.

Director Independence

On January 7, 2021, as a result of the closing of our transaction with Independence Resources Holdings, LLC (“IRH”), our Board determined that we were no longer a “controlled company” as defined under the rules of the NYSE, which allowed us to rely on exemptions from certain corporate governance requirements. Pursuant to such exemption, a majority of the members of Board were not required to be independent and we did not have a Nominating and Corporate Governance Committee. On January 7, 2021, the Board established a Nominating and Corporate Governance Committee; however, one of the three members is not currently independent pursuant to the rules of the NYSE. Earthstone intends to have a majority of the members of its Board be independent and have a fully independent Nominating and Corporate Governance Committee within the one-year transition period set forth by the NYSE.

The current Board consists of nine directors. In May 2021, the Board conducted an annual review and affirmatively determined that certain non-employee directors (Messrs. Habachy, Joliat, Kramer, Snoots and Urban) were “independent” as that term is defined in the rules of the NYSE. The Board made a subjective determination as to each independent director that no relationship exists, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. In making these determinations, the Board reviewed and discussed information provided with regard to each director’s business and personal activities as they may relate to the Company and its management. Further, the Board determined that Mr. Lodzinski is not independent because, in 2020, he served as the Chief Executive Officer of the Company through April 1, 2020 and the Executive Chairman through the remainder of 2020 and into 2021. Mr. Singleton is not independent since he was employed by the Company within the past three years. The Board determined that Mr. Zorich and Mr. Swanson (a director through June 3, 2020) were not independent because they are managing partners of EnCap, and thus, may be deemed to beneficially own our Class A Common Stock and Class B Common Stock that is beneficially owned by EnCap (approximately 49.1% of the outstanding Class A Common Stock on a fully-diluted as-converted basis). As of May 2021, the Board determined that Mr. Thielemann was not independent as a result of his increased roles at EnCap. In conjunction with the closing of our transaction with IRH on January 7, 2021, Mr. David S. Habachy was appointed to the Board as a Class II director who will hold office until our annual meeting of stockholders in 2023. See “Security Ownership of Management and Certain Beneficial Owners.”

The Board has determined that all of the members of the Audit Committee and Compensation Committee, and two of the three members of the Nominating and Corporate Governance Committee are independent pursuant to the independence standards for the applicable committee set forth in the rules of the NYSE. Mr. Singleton, a member of the Nominating and Corporate Governance Committee, is not independent because he was employed by the Company within the past three years. However, the Board anticipates that it will review his independence in July 2021 because his retirement as an employee of Earthstone occurred on June 30, 2018 and thus, will be three years after his retirement.

Board of Directors Diversity

The Board does not have a formal diversity policy. The Board considers candidates that will make the Board, as a whole, reflective of a range of talents, skills, diversity and expertise. We are striving to incrementally diversify our Board so that we can further benefit from a variety of backgrounds and perspectives. In January 2021, Mr. Habachy joined our Board. He has extensive experience in the oil and gas industry, including serving on the boards of private oil and gas exploration and production companies, and his appointment further increases our ethnic diversity as he is the first American born in his family as his parents immigrated to the U.S. from Egypt. Mr. Singleton also enhances the Board’s ethnic diversity. Mr. Singleton identifies as Hispanic in that his mother, and both his maternal grandfather and grandmother, are Hispanic. The Board has determined that increasing the authorized size of the Board pursuant to Proposal 2 will allow for consideration of increasing Board diversity in the future.

Stockholder-Recommended Director Candidates

The Board (and as of January 7, 2021, the Nominating and Corporate Governance Committee) is responsible for identifying individuals qualified to become Board members and nominees for directorship are selected by the Board. The Board (and as of January 7, 2021, the Nominating and Corporate Governance Committee) takes into account many factors, including a general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business on a technical level; and educational and professional background. The Board (and as of January 7, 2021, the Nominating and Corporate Governance Committee) evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience, represent stockholder interests through the exercise of sound judgment.

Although the Board (and as of January 7, 2021, the Nominating and Corporate Governance Committee) is willing to consider candidates recommended by our stockholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our stockholders. The Board believes that a formal policy is not necessary or appropriate because the current Board already has a diversity of business background and industry experience. Additionally, the Board does not have a formal diversity policy in place for the director nomination process, but instead considers diversity of a candidate’s viewpoints, professional experience, education and skill set as a factor in the consideration and assessment of a candidate as set forth above.

In accordance with our Bylaws, stockholders wishing to recommend a director candidate to serve on the Board may do so by providing advance written notice to the Board, which identifies the candidate and includes the information described below. The notice should be sent to the following address: Earthstone Energy, Inc., Attention: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Director Nomination Recommendation.”

The notice must contain the following information as to each proposed nominee:

•    name, age, business address and residence address of the nominee;
•    principal occupation or employment of the nominee;
•    class or series and number of shares of our capital stock that are owned beneficially or of record by the nominee; and
•    any other information relating to the nominee that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

The notice must also contain the following information as to the stockholder giving the notice:

•    name and record address of such stockholder;
•    class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder;
•    all other ownership interests of such stockholder relating to us, including derivatives, hedged positions, synthetic and temporary ownership techniques, swaps, securities, loans, timed purchases and other economic and voting interests;
•    a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•    a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in such stockholder’s notice; and
•    any other information relating to such stockholder that would require disclosure in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act.

In addition to the foregoing requirements, such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Each proposed nominee will be required to complete a questionnaire, in a form to be provided by us, to be submitted with the stockholder’s notice. We may also require any proposed nominee to furnish such other information as we may reasonably require in order to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Board Leadership

Our Board is responsible for the control and direction of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. In April 2020, Mr. Anderson became Chief Executive Officer (in addition to serving as President) and Mr. Lodzinski became the Executive Chairman of the Board. The Board believes that this leadership structure, which separates the Chairman and the Chief Executive Officer roles, is appropriate at this time in light of our operating environment. As Executive Chairman, Mr. Lodzinski remains involved in key matters, such as corporate strategy and major transactions, and continues to advise the Board and the executive management team. In Mr. Lodzinski’s role and given that he is the director most familiar with our business and operations and is also the person most capable of effectively identifying strategic priorities and leading the discussion and execution of corporate strategy, the Board believes that Mr. Lodzinski continues to be best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. In this role, the Board believes that Mr. Lodzinski is able to foster clear accountability and effective decision making, strengthen the communication between the Board and management and provide a clear roadmap for stockholder communications. Further, as the individual that managed the day-to-day operations (through April 1, 2020) and has detailed knowledge of our operations and activities, Mr. Lodzinski is best positioned to chair regular Board meetings and ensure that key business issues and risks are brought to the attention of our Board. We therefore believe that the creation of a lead independent director position is not necessary at this time.

Executive Sessions

Our Corporate Governance Guidelines provide that the non-management directors will have regularly scheduled meetings in executive sessions without management participation. In the event that the non-management directors include directors who are not independent, then at least once a year, we will have an executive session including only independent directors. Since the Chairman of the Board is not independent, the Board recommends an independent director to preside at these meetings.

Board Risk Oversight

Our Board has ultimate responsibility for general oversight of risk management processes. The Board receives regular reports from Mr. Anderson and certain executive officers on areas of risk facing the Company. Our risk management processes are intended to identify, manage and control risks so that they are appropriate considering our scope, operations and business objectives. The full Board (or the appropriate Committee in the case of risks in areas for which responsibility has been delegated to a particular Committee) engages with the appropriate members of management to enable its members to understand and provide input to and oversight of our risk identification, risk management and risk mitigation strategies. The Audit Committee also meets without management present to, among other things, discuss the Company’s risk management culture and processes. In the event a Committee receives a report from a member of management regarding areas of risk, the Chairperson of the relevant Committee will report on the discussion to the full Board to the extent necessary or appropriate. This enables the Board to coordinate risk oversight, particularly with respect to interrelated or cumulative risks that may involve multiple areas for which more than one committee has responsibility.

Communications with Directors

Stockholders and other interested parties may communicate with any of our independent directors, including the Committee Chairs, by using the following address:

Earthstone Energy, Inc.
Board of Directors
c/o William A. Wiederkehr, Jr., Corporate Secretary
1400 Woodloch Drive, Suite 300
The Woodlands, Texas 77380
E-mail: billw@earthstoneenergy.com

The Corporate Secretary of the Company reviews communications to the independent directors and forwards the communications to the independent directors as appropriate. All such communications should identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. Our Corporate Secretary will make copies of all such communications and circulate them to the appropriate director or directors. Communications involving substantive accounting or auditing matters will be immediately forwarded to the Chairperson of the Audit Committee. Communications that pertain to non-financial matters will be forwarded promptly to the appropriate Committee. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded such as: business solicitation or advertisements; product related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; spam and overly hostile, threatening, potentially illegal or similarly unsuitable communications.

Board Committees

To assist it in carrying out its duties, the Board has delegated certain authority to an Audit Committee, a Compensation Committee and a Nominating Committee (as of January 7, 2021) as the functions of each are described below. Each member of the Audit and Compensation Committees has been determined by the Board to be “independent” for purposes of the rules of the NYSE and the rules of the SEC, including the heightened “independence” standard required for members of the Audit Committee. Two of the three members of the Nominating Committee have been determined by the Board to be “independent” for purposes of the rules of the NYSE and the rules of the SEC. Additionally, our Board has determined that Messrs. Kramer, Joliat and Urban are each a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

Audit Committee

The Audit Committee provides oversight of the Company’s accounting policies, internal controls, financial reporting practices and legal and regulatory compliance, including approval of the Company’s Code of Ethics and any related party transactions. Among other things, the Audit Committee appoints our independent auditor and evaluates its independence and performance; maintains a line of communication between the Board, our management and the independent auditor; and oversees compliance with the Company’s policies for conducting business, including ethical business standards.

During 2020, the members of our Audit Committee were Messrs. Joliat (Chairperson), Kramer and Urban, and the Audit Committee held seven meetings and all three of its members attended each of the meetings. During 2020, the Audit Committee effected one action by unanimous written consent. The Board has determined that Mr. Joliat is an “audit committee financial expert” as that term is defined in the rules of the NYSE and applicable rules of the SEC.

Compensation Committee

The Compensation Committee oversees the development and administration of the Company’s compensation policies and programs. The primary function of this Committee is to review and approve executive compensation and benefit programs. Additionally, the Compensation Committee approves the compensation of our named executive officers, including the

Chief Executive Officer. Our President and Chief Executive Officer is expected to recommend to the Compensation Committee the compensation for our named executive officers.

In 2020 and through May 28, 2021, the members of the Compensation Committee were Messrs. Kramer (Chairperson), Joliat and Thielemann. During 2020, the Compensation Committee held three meetings and all of its members attended each of the meetings. During 2020, the Compensation Committee effected one action by unanimous written consent. As of May 28, 2021, the members of the Compensation are Messrs. Kramer (Chairperson), Joliat and Urban.

Nominating and Corporate Governance Committee

On January 7, 2021, the Nominating and Corporate Governance Committee was established by the Board. The Nominating and Corporate Governance Committee is responsible for identifying qualified candidates to be presented to our Board for nomination as directors and ensuring that our Board and our organizational documents are structured in a way that best serves our practices and objectives.

The members of the Nominating and Corporate Governance Committee are Messrs. Urban (Chairperson), Kramer and Singleton.

Corporate Code of Business Conduct and Ethics

Our Board adopted a Code of Business Conduct and Ethics (“Code of Ethics”), which provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. Among other things, the Code of Ethics provides that:

•    we will comply with all laws, rules and regulations;
•    our directors, officers, and employees are to avoid conflicts of interest and are prohibited from competing with the Company or personally exploiting our corporate opportunities;
•    our directors, officers, and employees are to protect our assets and maintain our confidentiality;
•    we are committed to promoting values of integrity and fair dealing; and
•    we are committed to accurately maintaining our accounting records under generally accepted accounting principles and timely filing our SEC periodic reports and our tax returns.

Our Code of Ethics also contains procedures for employees to report, anonymously or otherwise, violations of the Code of Ethics.

Environmental, Social and Governance

Sustainability Position Statement

We believe that it is our responsibility to conduct business in line with our core values of operating with high ethics, integrity and respect for our employees and contractors, the environment we all share, and the communities in which we live and work. As part of our “do the right thing” approach, our goal is to manage our business in a way that minimizes risk and protects people, land, air and water, while providing economic benefits to landowners, lessors, communities and our stakeholders. We recognize that operating in this industry is a privilege, and for decades, we have set high operating standards and have worked hard to earn our reputation for excellence among members of the oil and gas industry and communities in which we operate.

Environment

Our commitment to uphold high standards of environmental stewardship and responsible practices is at the core of our operations. We believe it is essential to conduct business in accordance with all applicable environmental laws and regulations and implement quality applications when such laws and regulations do not exist. The combined mission for protection of land, air, water and people is one that we take seriously.

With a goal of continuous improvement, our field operations staff uses best practices and the latest in technologies, many of which help us to reduce our environmental impact and improve our outcomes. All lease operators receive specialized environmental training focused on air quality compliance, waste management, spill prevention, and other areas of environmental compliance. In particular, we have taken meaningful steps to reduce our greenhouse gas emissions through reduced flaring, enhanced vapor recovery, an improved leak detection and repair program, and reduced truck hauling though the increased use of pipelines for oil and water transportation. We are also working with the industry, the community and our partners to establish and refine our practices and share our culture of respect for the environment. Below are some of the responsible steps and best practices that we employ to safeguard the environment and resulting impacts:

•    Minimizing air emissions by installing Vapor Recovery Units (“VRUs”) in conjunction with tank battery construction
•    Targeting Zero Flaring by connecting natural gas pipelines ahead of flowback and first production, which negates need for flaring and allowed us to limit our flaring to 2% of our natural gas production in 2020
•    Incorporate a comprehensive Leak Detection & Repair (“LDAR”) program to further minimize air emissions
•    Utilize silos for handling of frac sand to reduce the presence of free-floating silica dust and create a safer work environment
•    Continuing to reduce truck hauls, and therefore CO2 emissions, in the Midland Basin by increasing operated oil on pipelines from the wellhead
◦    Increased oil on pipelines from 14% in 2019 to 43% in 2020
◦    Targeting increase to 60% of oil on pipelines in 2021
•    Emissions reduction efforts resulted in a 28% decrease in greenhouse gas intensity rate in 2020 to 12.4 mT CO2e/MBoe
•    100% of water disposal on pipeline in the Midland Basin, which reduces truck hauls, leading to reduced CO2 emissions
•    Extensive use of multi-well pads and long laterals to reduce surface footprint and impact
•    Protect groundwater sources by adopting best practices for drilling, well design and well casing
•    Spill Prevention Policy/ Preventative Measures/ Procedures for minimizing impact of spills
◦        Spill Prevention, Containment and Countermeasure (“SPCC”) plans in place for all facilities
◦        Comprehensive leak detection program on operated pipelines
◦    Achieved zero reportable spills in 2020

Health and Safety

The health, safety and wellbeing of our employees, contractors, and everyone impacted by our operations is of paramount importance to all of us at Earthstone. We believe that it is our responsibility to employ best practices for safety procedures and provide a safe workplace, as well as strive to ensure that each and every one of our employees and contractors understands the importance of the role each plays in maintaining a safe work environment. Through leadership and commitment to training, safety has become imbedded in our culture and is a critical component of our success.

Contractors and vendors are held to the same high safety standards that we require of employees. As part of this mandate, we monitor these partners to make certain that proper procedures are maintained and that contractors comply with regulatory requirements and guidelines.

In response to the emergence of the COVID-19 pandemic, we continue to monitor and take seriously the guidelines of health experts and are adhering to the highest possible standards issued by the World Health Organization (“WHO”) and Centers for Disease Control (“CDC”) as well as governments and regulators across our areas of operations. We have implemented a number of measures to safeguard the health of our employees, contractors and the community, while continuing to operate responsibly and maintaining the resiliency of the Company.

Our focus on health and safety is demonstrated by:

•    Zero employee recordable incidents due to injuries at the workplace in each of 2019 and 2020
•    Achieved an improvement in contractor Total Recordable Incident Rate (“TRIR”) from 1.36 in 2019 to 0.92 in 2020

Community

Earthstone is dedicated to making a positive impact on the communities in which we live, work and operate. Our employees are encouraged to seek out organizations and initiatives they wish to support. Our employees donate their time and financial support to a wide range of charities, community organizations and activities, such as food banks, school supply drives, toy drives, natural disaster recovery, and other local events. In many cases, their efforts are supplemented with generous financial support from Earthstone.

We also work hard each day to promote safe, healthy and ethical business practices to earn the trust of the people in our communities. We believe that our success is achieved through safe and responsible operations, and by treating landowners and lessors as valued business partners that deserve our utmost respect.

Our People

At Earthstone, we know that our people drive our success, and we are committed to providing a rewarding and productive work environment and a culture of respect for our employees. We value the perspectives, experiences and ideas contributed by all employees and pledge to foster their professional growth by embracing the following principles:

•    A culture of empowerment, transparency, and cooperation is embraced
•    All employees, customers, suppliers, and community members are treated fairly
•    Integrity and ethical behavior are demanded
•    Diversity of perspectives and ideas is acknowledged and valued
•    Communication is open and civil
•    Conflict is addressed early and productively
•    Professional and personal development is encouraged
•    Teamwork is fostered
•    Respect for others, the community and environment is valued
•    Collaboration and openness to new ideas is appreciated

Governance

We have a highly experienced and engaged Board that is dedicated to sound corporate governance principles. Although considered a controlled company under the guidelines of the NYSE and exempt from certain actions until January 7, 2021, the Company and the Board are committed to achieving long-term stockholder value by adhering to the highest level of ethical standards. As part of this commitment, the Board has adopted charters, policies and codes of conduct, which can be accessed from the Company’s website at https://www.earthstoneenergy.com.

Key governance actions taken by the Company include the following:

•    The Board Chair position is split from the CEO position;
•    The independent members of the Board meet regularly without the presence of management;
•    Our independent accountant, reports directly to the Audit Committee;
•    We have a Compensation Committee that meets regularly and reports to the full Board;
•    We have a Nominating and Corporate Governance Committee that meets regularly and reports to the full Board;
•    We have an ethics policy (Code of Ethics), and an insider trading policy, to which our key corporate decision-makers must strictly adhere; and
•    All directors, officers and employees must affirm annually in writing their acceptance of the Code of Ethics.

We will continue to evaluate our corporate governance policies to ensure that they reflect our commitment to good corporate governance.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table includes all holdings of our Class A Common Stock and Class B Common Stock, as of May 24, 2021, of our directors and our named executive officers, our directors and named executive officers as a group, and all those known by us to be beneficial owners of more than five percent of our outstanding shares of Class A Common Stock or Class B Common Stock. Unless otherwise noted, the mailing address of each person or entity named below is 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380.

	Shares Beneficially Owned by Certain Beneficial Owners and Management (1)(2)
	Class A Common Stock		Class B Common Stock		Combined Voting Power (3)
Name	Number	Percent of Class (4)	Number	Percent of Class (5)	Number	Percent
Named Executive Officers:
Frank A. Lodzinski (6)(7)	627,154	1.4%	—	—	627,154	*
Robert J. Anderson (7)	357,394	*	—	—	357,394	*
Steven C. Collins (7)	210,329	*	—	—	210,329	*
Tony Oviedo (7)	121,985	*	—	—	121,985	*
Mark Lumpkin, Jr. (7)	104,683	*	—	—	104,683	*
Timothy D. Merrifield (7)	285,278	*	—	—	285,278	*

Non-Employee Directors:
David S. Habachy	—	*	—	—	—	—
Jay F. Joliat (7)	196,501	*	—	—	196,501	*
Phillip D. Kramer (7)	84,050	*	—	—	84,050	*
Ray Singleton (7)	588,760	1.3%	—	—	588,760	*
Wynne M. Snoots, Jr.	—	—	—	—	—	—
Brad A. Thielemann (8)	—	—	—	—	—	—
Zachary G. Urban (7)	47,015	*	—	—	47,015	*
Robert L. Zorich (8)	4,611,808	10.4%	33,956,524	98.7%	38,568,332	49.1%

Officers and Directors as a Group (14 persons):	7,234,957	10.4%	33,956,524	98.7%	41,191,481	52.4%

Beneficial Owners of More than Five Percent:
EnCap Investments L.P. (8)	4,611,808	10.4%	33,956,524	98.7%	38,568,332	49.1%
Warburg Pincus, LLC (9)	13,238,110	30.0%	—	—	13,238,110	16.9%
*    Less than one percent.
(1)    Subject to the terms of the First Amended and Restated Limited Liability Company Agreement (the “EEH LLC Agreement”) of Earthstone Energy Holdings, LLC (“EEH”), holders (“EEH Unit Holders”) of limited liability company interests of EEH (“EEH Units”) will have the right to exchange all or a portion of its EEH Units (together with a corresponding number of shares of Class B Common Stock) for Class A Common Stock (or the cash option) at an exchange ratio of one share of Class A Common Stock for each EEH Unit (and corresponding share of Class B Common Stock) exchanged. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days. The Company has the option to deliver cash in lieu of shares of Class A Common Stock upon exercise by EEH Unit Holders of their exchange right. As a result, beneficial ownership of Class B Common Stock and EEH Units is not reflected as beneficial ownership of shares of our Class A Common Stock for which such units and stock may be exchanged.
(2)    This table lists beneficial ownership of voting securities as calculated under SEC rules. Otherwise, except to the extent noted below, each director, named executive officer or entity has sole voting and investment power over the shares reported. None of the shares are pledged as security by the named person.

(3)    Represents the percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each EEH Unit held by such holder.
(4)    The percentage is based upon 44,138,004 shares of Class A Common Stock issued and outstanding as of May 24, 2021.
(5)    The percentage is based upon 34,397,877 shares of Class B Common Stock issued and outstanding as of May 24, 2021.
(6)    462,369 shares are held in the name of Azure Energy, LLC (“Azure”). Mr. Lodzinski disclaims beneficial ownership of the shares held by Azure, except to the extent of his pecuniary interests therein.
(7)    Represents the following number of restricted stock units that will vest within 60 days of May 24, 2021 with each restricted stock unit representing the contingent right to receive one share of our Class A common stock: Mr. Lodzinski – 30,356; Mr. Anderson – 25,572; Mr. Collins – 14,390; Mr. Oviedo – 14,390; Mr. Lumpkin – 14,390; Mr. Merrifield – 13,878; Mr. Joliat – 7,500; Mr. Kramer – 7,500; Mr. Singleton – 7,500; Mr. Urban – 7,500; and all directors and named executive officers as a group – 142,976.
(8)    Two affiliated investment funds (the “EnCap Funds”), specifically EnCap Energy Capital Fund VII, L.P. (“EnCap Fund VII”) holds 4,611,808 shares of Class A Common Stock and EnCap Energy Capital Fund IX, L.P. (“EnCap Fund IX”) beneficially holds 33,956,524 shares of Class B Common Stock, which are owned by its wholly-owned subsidiary Bold Holdings. EnCap Partners GP, LLC (“EnCap Partners GP”) is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments Blocker, LLC (“EnCap Investments Holdings”). EnCap Investments Holdings is (i) the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap, and (ii) the sole limited partner of EnCap. EnCap is the sole general partner of each of EnCap Equity Fund VII GP, L.P. (“EnCap Fund VII GP”) and EnCap Equity Fund IX GP, L.P. (“EnCap Fund IX GP”). EnCap Fund VII GP is the general partner of EnCap Fund VII. EnCap Fund IX GP is the general partner of EnCap Fund IX. Therefore, EnCap Partners GP, EnCap Partners, EnCap Holdings, EnCap Investments Holdings, EnCap Investments GP, EnCap, EnCap Fund VII GP and EnCap Fund IX GP may be deemed to beneficially own the listed securities. Messrs. Thielemann and Zorich do not have the sole or shared power to vote or dispose of the Class A Common Stock or Class B Common Stock held by the EnCap Funds. Mr. Zorich is a managing partner of EnCap Partners and may be deemed to beneficially own the reported securities held by the EnCap Funds. Mr. Thielemann is a partner at EnCap Partners. Mr. Zorich disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The address for the EnCap entities listed above is 1100 Louisiana Street, Suite 4900, Houston, Texas 77002.
(9)    Based solely on a Schedule 13D filed with the SEC on January 19, 2021 by the Warburg Entities: the Warburg Pincus LLC shareholders (the “WP Shareholders”) are: (i) Warburg Pincus Private Equity (E&P) XI – A, L.P. (“WP E&P XI A”) which holds 2,123,393 shares of Class A Common Stock, (ii) Warburg Pincus XI (E&P) Partners – A, L.P. (“WP XI E&P Partners A”) which holds 163,270 shares of Class A Common Stock, (iii) WP IRH Holdings, L.P. (“WP IRH Holdings”) which holds 2,068,675 shares of Class A Common Stock, (iv) Warburg Pincus XI (E&P) Partners-B IRH, LLC (“WP XI E&P Partners B IRH”) which holds 57,365 shares of Class A Common Stock, (v) WP Energy IRH Holdings, L.P. (“WPE IRH Holdings”) which holds 3,179,794 shares of Class A Common Stock, (vi) WP Energy Partners IRH Holdings, L.P. (“WPE Partners IRH Holdings”) which holds 260,350 shares of Class A Common Stock, (vii) Warburg Pincus Energy (E&P) Partners-B IRH, LLC (“WPE E&P Partners B IRH”) which holds 101,492 shares of Class A Common Stock, (viii) Warburg Pincus Energy (E&P) Partners-A, L.P. (“WPE E&P Partners A”) which holds 300,946 shares of Class A Common Stock, and (ix) Warburg Pincus Energy (E&P)-A, L.P. (“WPE E&P A”) which holds 4,982,825 shares of Class A Common Stock. Warburg Pincus XI (E&P) Partners – B, L.P. (“WP XI E&P Partners B”) is the general partner of WP XI E&P Partners B IRH. Warburg Pincus (E&P) XI, L.P. (“WP XI E&P GP”) is the general partner of WP E&P XI A, WP XI E&P Partners A, WP IRH Holdings, and WP XI E&P Partners B. Warburg Pincus (E&P) XI LLC (“WP XI E&P GP LLC”) is the general partner of WP XI E&P GP. Warburg Pincus Partners (E&P) XI LLC (“WPP E&P XI”) is the managing member of WP XI E&P GP LLC. Warburg Pincus Energy (E&P) Partners-B, L.P. (“WPE E&P Partners B”) is the general partner of WPE E&P Partners B IRH. Warburg Pincus (E&P) Energy GP, L.P. (“WPE E&P GP”) is the general partner of WPE IRH Holdings, WPE Partners IRH Holdings, WPE E&P Partners B, WPE E&P Partners A, and WPE E&P A. Warburg

Pincus (E&P) Energy LLC (“WPE E&P GP LLC”) is the general partner of WPE E&P GP. Warburg Pincus Partners II (US), L.P. (“WPP II US”) is the managing member of WPP E&P XI and WPE E&P GP LLC. Warburg Pincus & Company US, LLC (“WP & Co. US LLC”) is the general partner of WPP II US. Warburg Pincus LLC (“WP LLC” and collectively, with WP XI E&P Partners B, WP XI E&P GP, WP XI E&P GP LLC, WPP E&P XI, WPE E&P Partners B, WPE E&P GP, WPE E&P GP LLC, WPP II US, WP & Co. US LLC and the WP Shareholders, the “Warburg Entities”) is a registered investment adviser, and the manager of WP E&P XI A, WP XI E&P Partners A, WPE E&P Partners A, and WPE E&P A. Each of WP XI E&P GP, WP XI E&P GP LLC and WPP E&P XI may be deemed to share beneficial ownership of the shares held of record by each of WP E&P XI A, WP XI E&P Partners A, WP IRH Holdings, WP XI E&P Partners B IRH and WP XI E&P Partners B. WP XI E&P Partners B may be deemed to share beneficial ownership of the shares held of record by WP XI E&P Partners B IRH. Each of WPE E&P GP, WPE E&P GP LLC, WPP II US and WP & Co. US LLC may be deemed to share beneficial ownership of the shares held of record by each of WPE IRH Holdings, WPE Partners IRH Holdings, WPE E&P Partners B IRH, WPE E&P Partners B, WPE E&P Partners A and WPE E&P A. WPE E&P Partners B may be deemed to share beneficial ownership of the shares held of record by WPE E&P Partners B IRH. Each of WPP II US and WP & Co. US LLC may be deemed to share beneficial ownership of the shares held of record by the WP Shareholders. WP & Co. US LLC may be deemed to share beneficial ownership of the shares held of record by each of WP E&P XI A, WP XI E&P Partners A, WPE E&P Partners A, and WPE E&P A. Each of the Warburg Entities disclaims any such beneficial ownership. The address of the Warburg Entities is 450 Lexington Avenue, New York, New York 10017.

COMPENSATION OF DIRECTORS

Directors who are employees of the Company, as well as directors who are employed by EnCap or Warburg, receive no additional compensation for serving on the Board. The following describes our compensation program for four of the non-employee members of the Board, Jay F. Joliat, Phillip D. Kramer, Zachary G. Urban and Ray Singleton: (i) an annual cash retainer of $75,000, (ii) an annual equity grant in the equivalent of approximately $150,000 per year that vests in four equal quarterly installments, (iii) the chairperson of the Audit Committee receives an additional annual cash retainer of $20,000, and (iv) the chairperson of the Compensation Committee receives an additional annual cash retainer of $15,000. The Nominating and Corporate Governance Committee was established in January 2021 and the chairperson of this committee will receive an annual cash retainer of $15,000.

Director Compensation in 2020

The following table sets forth the aggregate compensation paid to our non-employee directors related to their services for the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	Total ($)
Jay F. Joliat (3)	95,000	147,290	242,290
Phillip D. Kramer (4)	90,000	147,290	237,290
Ray Singleton	75,000	147,290	222,290
Wynne M. Snoots, Jr.	—	—	—
Douglas E. Swanson, Jr. (5)	—	—	—
Brad A. Thielemann	—	—	—
Zachary G. Urban	75,000	147,290	222,290
Robert L. Zorich	—	—	—
(1)    Reflects the full grant date fair value of the RSU awards granted in 2020 calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12. Stock Based Compensation, in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2020. The RSU awards each vested in four equal installments on March 31, 2020, June 30, 2020, September 30, 2020 and December 31, 2020.
(2)    No Directors had any unvested RSU awards outstanding at December 31, 2020.
(3)    Mr. Joliat’s compensation includes an annual cash retainer of $20,000 to serve as the chairman of the Audit Committee.
(4)    Mr. Kramer’s compensation includes an annual cash retainer of $15,000 to serve as the chairman of the Compensation Committee.

(5)    Mr. Swanson did not seek re-election to the Board in 2020. His term of office expired on June 3, 2020.

MANAGEMENT

The following table sets forth the names and ages of all of our executive officers, the positions and offices with us held by such persons and the months and years in which continuous service as executive officers began:

Name	Executive Officer Since	Age	Position
Frank A. Lodzinski	December 2014	71	Chairman and Chief Executive Officer Director (through April 1, 2020) and Executive Chairman (commencing April 1, 2020)
Robert J. Anderson	December 2014	59	President (through April 1, 2020) and President and Chief Executive Officer (commencing on April 1, 2020)
Tony Oviedo	February 2017	67	Executive Vice President, Accounting and Administration
Mark Lumpkin, Jr.	August 2017	47	Executive Vice President and Chief Financial Officer
Steven C. Collins	December 2014	56	Executive Vice President, Completions and Operations
Timothy D. Merrifield	December 2014	65	Executive Vice President, Geological and Geophysical

See “Our Board of Directors” above for biographical information of Mr. Lodzinski.

Robert J. Anderson has served as our President and Chief Executive Officer since April 2020, having previously served as President since April 2018. From December 2014 through April 2018, he served as our Executive Vice President, Corporate Development and Engineering. Previously, he served in a similar capacity with Oak Valley from March 2013 until the closing of its strategic combination with the Company in December 2014. Prior to joining Oak Valley, he served from August 2012 to February 2013 as Executive Vice President and Chief Operating Officer of Halcón. Mr. Anderson was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012, ultimately serving as a director and Executive Vice President, Chief Operating Officer - Northern Region. He was involved in the formation of Southern Bay Energy in September 2004 as Vice President, Acquisitions until its merger with GeoResources in April 2007. From March 2004 to August 2004, Mr. Anderson was employed by AROC, a predecessor company to Southern Bay Energy, as Vice President, Acquisitions and Divestitures. Prior to March 2004, he was employed in technical and supervisory roles with Anadarko Petroleum Corporation, major oil companies including ARCO International/Vastar Resources, and independent oil companies, including Hugoton Energy, Hunt Oil and Pacific Enterprises Oil Company. His professional experience of over 30 years includes acquisition evaluation, reservoir and production engineering, field development, project economics, budgeting and planning, and capital markets. Mr. Anderson has a B.S. degree in Petroleum Engineering from the University of Wyoming and an MBA from the University of Denver.

Tony Oviedo has served as our Executive Vice President - Accounting and Administration (Principal Accounting Officer) since February 10, 2017. Mr. Oviedo has over 30 years of professional experience with both private and public companies. Prior to joining the Company, he was employed by GeoMet, Inc., where, since 2006, he served as the Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Controller. In addition, prior to joining GeoMet, Mr. Oviedo was employed by Resolution Performance Products, LLC, where he was Compliance Director and has held positions as Chief Accounting Officer, Controller, and Director of Financial Reporting with various companies in the oil and gas industry. Prior to the aforementioned experience, he served in the audit practice of KPMG LLP’s Energy Group. Mr. Oviedo holds a Bachelor’s degree in Business Administration with a concentration in accounting and tax from the University of Houston and is a Certified Public Accountant in the state of Texas.

Mark Lumpkin, Jr. has over 22 years of experience including over 15 years of oil and gas finance experience. He has served as our Executive Vice President and Chief Financial Officer since August 2017. Immediately prior to joining Earthstone, he served as Managing Director at RBC Capital Markets in the Oil and Gas Corporate Banking group, beginning in 2011 with a focus on upstream and midstream debt financing. From 2006 until 2011, he was employed by The Royal Bank of Scotland (“RBS”) in the Oil and Gas group within the Corporate and Investment Banking division, focusing primarily on the upstream subsector. Prior to RBS, he spent two years focused on capital markets and mergers and acquisitions primarily in the upstream sector at a boutique investment bank. Mr. Lumpkin graduated with a B.A. degree in Economics from Louisiana State University and graduated with a Master of Business Administration degree with a Finance concentration from Tulane University.

Steven C. Collins is a petroleum engineer with over 30 years of operations and related experience. He has served as our Executive Vice President, Completions and Operations since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014. Mr. Collins was employed by GeoResources, Inc. from April 2007 until its merger with Halcón in August 2012 and directed field operations, including well completion, production and workover operations. Prior to employment by GeoResources, he served as Vice President of Operations for Southern Bay, AROC, and Texoil, and as a petroleum and operations engineer at Hunt Oil Company and Pacific Enterprises Oil Company. His experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, and the Mid-Continent. Mr. Collins graduated with a B.S. degree in Petroleum Engineering from the University of Texas.

Timothy D. Merrifield has over 39 years of oil and gas industry experience. He has served as our Executive Vice President, Geology and Geophysics since December 2014. Previously, he served in a similar capacity with Oak Valley from its formation in December 2012 until the closing of its strategic combination with the Company in December 2014. Prior to employment by Oak Valley, he served from August 2012 to November 2012 as a consultant to Halcón upon its merger with GeoResources, Inc. in August 2012. From April 2007 to August 2012, Mr. Merrifield led all geology and geophysics efforts at GeoResources. He has held previous roles at AROC, Force Energy, Great Western Resources and other independents. His domestic experience includes Texas, Louisiana (onshore and offshore), North Dakota, Montana, New Mexico, Rocky Mountain States, and the Mid-Continent. In addition, he has international experience in Peru and the East Irish Sea. Mr. Merrifield attended Texas Tech University.

There are no arrangements or understandings between any of Messrs. Lodzinski, Anderson, Collins, Lumpkin, Merrifield and Oviedo, or any other person pursuant to which such person was selected as an officer. None of Messrs. Lodzinski, Anderson, Collins, Lumpkin, Merrifield and Oviedo has any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

EXECUTIVE COMPENSATION
Overview

The following discussion provides information about the compensation program for our principal executive officer and certain other highly-compensated executive officers identified in the “Summary Compensation Table” below (collectively, the “named executive officers” or “NEOs”), and is intended to place in perspective the information contained in the executive compensation tables that follow this discussion. This discussion provides a general description of the material elements of our compensation program and specific information about its various components.

Compensation Philosophy and Objectives

We operate in a highly competitive and challenging environment and must retain, attract and motivate talented individuals with the requisite technical and managerial skills to successfully pursue our business strategy. The objectives of our compensation program are to:

•    Encourage profitable growth in our oil and natural gas reserves and production;
•    Encourage growth in cash flow and profitability;
•    Survive and preserve value and upside potential for shareholders during industry and economic downturns, including present conditions related to both;
•    Mitigate risks in our business related to compensation by balancing fixed compensation with short-term and long-term performance-based incentive compensation; and
•    Enhance total stockholder returns through a compensation program that attracts and retains highly qualified executive officers.

Elements of our Executive Compensation Program

Base Salary. Base salary is the principal fixed component of our compensation program, and has historically been reviewed in the first quarter of each year. It is intended to provide our named executive officers with a regular source of income to compensate them for their day-to-day efforts in managing the Company. Base salary is primarily used to retain and attract highly talented individuals. Base salary varies depending on the named executive officer’s experience, responsibilities, education, professional standing in the industry, changes in the competitive marketplace and the importance of the position to the Company.

Annual Incentive Payments. Annual incentive payments (“AIP”) are the short-term portion of our compensation program. The AIP award is determined by the Compensation Committee based on performance factors in relation to the stated operating goals for the year and strategic factors which are based on longer-term corporate objectives. The Compensation Committee has historically reviewed performance objectives in the first quarter of each year. The objective of these incentives is to reward our named executive officers based on the performance of the Company as a whole and the contributions of the individual named executive officer in relation to our success.

Long-Term Incentives. Long-term incentives (“LTIP”) are equity-based awards granted under the Earthstone Amended and Restated 2014 Long-Term Incentive Plan (the “2014 Plan”). Under our 2014 Plan, the Compensation Committee has the flexibility to choose among a number of forms of long-term incentive compensation, including stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units, performance bonuses, or other incentive awards. In the past, the Company has granted restricted stock unit (“RSU”) awards and performance stock unit (“Performance Unit”) awards to employees and RSU awards to non-employee directors under our 2014 Plan. A majority of long-term incentives for named executive officers are awarded through Performance Units which are tied to absolute shareholder performance over a three-year time frame.

Other Benefits. All employees may participate in our 401(k) Retirement Savings Plan (“401(k) Plan”). Each employee may make before-tax contributions in accordance with the limits established by the Internal Revenue Service. We provide our 401(k) Plan to help our employees attain financial security by providing them with a program to save a portion of their cash compensation for retirement in a tax efficient manner. Our matching contribution is an amount equal to 100% of the employee’s elective deferral contribution not to exceed 6% of the employee’s base compensation. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Roles of our Executives and the Compensation Committee

The Compensation Committee is comprised solely of independent directors and has overall responsibility for the compensation of our named executive officers. The Compensation Committee monitors our director and named executive officer compensation and benefit plans, policies and programs to ensure that they are market competitive and consistent with our compensation philosophy and objectives, along with our corporate governance guidelines. Generally, through December 31, 2020, our Executive Chairman, Mr. Lodzinski, and our President and Chief Executive Officer, Mr. Anderson, have made recommendations to the Compensation Committee regarding the base salary, AIP and long-term incentive compensation with respect to the named executive officers based on analysis and assessment of competitive markets and their performance. The Compensation Committee, in its sole discretion, may accept, modify or reject any or all such recommendations. The Compensation Committee will consider such recommendations and independently consider compensatory matters related to all of the named executive officers.

Factors Considered in Setting Executive Compensation

To achieve the objectives of our compensation program, the Compensation Committee believes that the compensation of each of our named executive officers should reflect the performance of the Company as a whole and the contributions of the individual named executive officer in relation to our success. In other words, our compensation program is based on the idea of pay for performance. Additionally, when evaluating our executive compensation, the Compensation Committee considers the results of the Company’s most recent Say-on-Pay advisory vote.

Other Compensation Practices

Accounting and Tax Considerations. Our Compensation Committee reviews and takes into account current tax, accounting and securities regulations as they relate to the design of our compensation programs and related decisions.

Stock Ownership Guidelines, Hedging Prohibitions and Pledging Limitations. We do not currently have ownership requirements or a stock retention policy for our named executive officers or non-employee directors. The Board has adopted a policy that effectively prohibits directors, officers and employees, including named executive officers, and contractors from engaging in hedging transactions, by prohibiting such persons from purchasing or selling put or call options, short sales, prepaid variable forward contracts, equity swaps, collars and exchange funds put or call options, and collars. The Board has adopted a policy requiring our named executive officers and members of the Board to obtain Board approval prior to pledging, or using as collateral, our common stock in order to secure personal loans or other obligations, which includes holding shares of our common stock in a margin account.

We will continue to review periodically best practices in this area and re-evaluate our position with respect to stock ownership guidelines, hedging restrictions and pledging limitations.

Summary Compensation Table

The following table presents, for the years ended December 31, 2020 and 2019, the compensation of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) (2)($)	All Other Compensation ($)	Total ($)
Frank A. Lodzinski	2020	$312,500	$—	294,065	$—	$606,565
Chief Executive Officer (through April 1, 2020)	2019	$498,333	$400,000	$2,893,118	$—	$3,791,451
(also Principal Executive Officer through April 1, 2020)

Robert J. Anderson	2020	$420,000	$294,000	3,363,125	$19,200	$4,096,325
President (through April 1, 2020) (Principal Executive Officer commencing April 1, 2020)	2019	$414,167	$350,000	$1,928,745	$16,800	$2,709,712

Steven C. Collins	2020	$320,000	$192,000	1,921,565	$19,200	$2,452,765
Executive Vice President, Completions and Operations	2019	$316,667	$275,000	$1,060,928	$28,300	$1,680,895

Mark Lumpkin, Jr.	2020	$320,000	$192,000	1,921,565	$19,200	$2,452,765
Executive Vice President and Chief Financial Officer

Timothy D. Merrifield	2020	$320,000	$192,000	1,921,565	$19,200	$2,452,765
Executive Vice President, Geological and Geophysical

Tony Oviedo	2020	$320,000	$192,000	1,921,565	$19,200	$2,452,765
Executive Vice President, Accounting and Administration
(1)    Reflects the full grant date fair value of the RSU awards and Performance Unit awards granted pursuant to the 2014 Plan calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 12. Stock Based Compensation, in the Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended December 31, 2020. These amounts were calculated based on the closing market price for our shares on the NYSE on the date of grant.
(2)    The following table provides information about time-vested RSU awards and Performance Unit awards granted under the 2014 Plan to our named executive officers during the years presented. Each RSU represents a contingent right to receive one share of our Class A Common Stock. RSUs are generally settled and shares of Class A Common Stock are issued on a quarterly basis shortly after the end of each calendar quarter. The Performance Units are generally settled in shares of Class A Common Stock based upon the achievement by the Company of performance criteria established by the Compensation Committee. The number of shares of Class A Common Stock that may be issued will be determined by multiplying the number of Performance Units granted by the relative total shareholder return percentage (0% to 200%). Thus, the number of shares of Class A Common Stock that may be issued upon settlement of the Performance Unit awards may vary from 0% to 200% of the number of Performance Units granted.

2020 Awards	Restricted Stock Unit Awards		Performance Stock Unit Awards		Total Awards
Name	Granted (#)	Value ($)(a)	Granted (#)	Value ($)(a)	Value ($)
Frank A. Lodzinski	57,100	294,065	—	—	294,065
Robert J. Anderson	100,000	515,000	262,500	2,848,125	3,363,125
Steven C. Collins	57,100	294,065	150,000	1,627,500	1,921,565
Mark Lumpkin, Jr.	57,100	294,065	150,000	1,627,500	1,921,565
Timothy D. Merrifield	57,100	294,065	150,000	1,627,500	1,921,565
Tony Oviedo	57,100	294,065	150,000	1,627,500	1,921,565

2019 Awards	Restricted Stock Unit Awards		Performance Stock Unit Awards		Total Awards
Name	Granted (#)	Value ($)(a)	Granted (#)	Value ($)(a)	Value ($)
Frank A. Lodzinski	184,275	1,179,360	184,275	1,713,758	2,893,118
Robert J. Anderson	122,850	786,240	122,850	1,142,505	1,928,745
Steven C. Collins	67,575	432,480	67,575	628,448	1,060,928
(a)     Amount shown represents the fair value of the time-vested RSUs and Performance Units based on the closing market price of our shares of Class A Common Stock on the NYSE on, the respective grant date (performance-based valued utilizing the Monte Carlo Simulation pricing model, which calculates multiple potential outcomes for an award), multiplied by the number of time-vested RSUs and Performance Units, respectively.

Outstanding Equity Awards at Year-End

The following table provides information concerning unvested RSU awards, unearned Performance Unit awards and equity incentive plan awards for our named executive officers that were outstanding as of December 31, 2020.

Outstanding Equity Awards at 2020 Fiscal Year-End

	Restricted Stock Unit Awards		Performance Stock Unit Awards
Name	Number of shares or units that have not vested	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Frank A. Lodzinski	67,675	360,708	259,275	1,381,936
Robert J. Anderson	111,576	594,700	432,850	2,307,091
Steven C. Collins	62,676	334,063	242,575	1,292,925
Mark Lumpkin, Jr.	62,883	335,166	245,075	1,306,250
Timothy D. Merrifield	60,833	324,240	238,925	1,273,470
Tony Oviedo	62,676	334,063	242,575	1,292,925
1.    Amount shown represents the fair value of the shares of RSUs and Performance Units based on the closing market price of our shares of Class A Common Stock on the NYSE on December 31, 2020, the last trading day of our 2020 fiscal year, which was $5.33, multiplied by the number of unvested RSUs and Performance Units.
2.    The following table shows the vesting dates for the respective unvested RSUs listed in the above Outstanding Equity Awards at Year-End table:

Vesting Date	Mr. Lodzinski	Mr. Anderson	Mr. Collins	Mr. Lumpkin	Mr. Merrifield	Mr. Oviedo
March 31, 2021	21,606	22,529	12,473	12,680	12,168	12,473
June 30, 2021	15,356	18,572	10,390	10,390	9,878	10,390
September 30, 2021	15,356	18,570	10,389	10,389	9,876	10,389
December 31, 2021	15,357	18,571	10,390	10,390	9,877	10,390
March 31, 2022	—	8,333	4,758	4,758	4,758	4,758
June 30, 2022	—	8,334	4,759	4,759	4,759	4,759
September 30, 2022	—	8,333	4,758	4,758	4,758	4,758
December 31, 2022	—	8,334	4,759	4,759	4,759	4,759
3.    The unearned Performance Units listed in the above Outstanding Equity Awards at Year-End table vest as follows:

Vesting Date	Mr. Lodzinski	Mr. Anderson	Mr. Collins	Mr. Lumpkin	Mr. Merrifield	Mr. Oviedo
February 28, 2021	75,000	47,500	25,000	27,500	27,500	25,000
January 31, 2022	184,275	122,850	67,575	67,575	61,425	67,575
January 31, 2023	—	262,500	150,000	150,000	150,000	150,000

Employment Contracts and Potential Payments Upon a Termination of Employment or a Change in Control

We do not have any employment agreements with any of our named executive officers. The RSU agreements and Performance Unit agreements under which we have granted RSU awards and Performance Unit awards under the 2014 Plan contain provisions providing for accelerated vesting upon the death or disability of the named executive officer, upon termination of employment by the Company without cause or termination of employment by the named executive officer for “good reason” and upon a change in control of the Company.

In order to encourage our officers to consider and pursue all reasonable opportunities to improve stockholder value, including but not limited to a merger or sale of the Company, we adopted a Change in Control and Severance Benefit Plan, as amended and restated (the “CIC Plan”), which provides for severance benefits to the Company’s named executive officers (and certain other officers and key employees). Pursuant to the CIC Plan, following a change in control and during the “protection period,” which period extends from the date of the change in control until the date 18 months following the occurrence of a change in control, if the named executive officer’s employment is terminated by the Company without cause or by the named executive officer for a CIC good reason (i.e. a double-trigger), the named executive officer is entitled to (1) 200% of the executive’s annual base salary; (2) 200% of the greatest of (i) the executive’s annual bonus during the prior year, (ii) the executive’s annual bonus two years prior to termination date, and (iii) the executive’s current target bonus (the “AIP Amount”); and (3) reimbursement of 18 months of health benefits.

Pursuant to the CIC Plan, in the event the named executive officer’s employment is terminated for death or disability, the named executive officer is entitled to (1) 150% of the executive’s annual base salary; (2) 150% of the AIP Amount; and (3) reimbursement of 18 months of health benefits for his or her estate.

Pursuant to the CIC Plan, if the named executive officer’s employment with the Company is terminated by the Company without cause or by the named executive officer for a good reason and not during the protection period, the named executive officer is entitled to receive (1) 100% of the executive’s annual base salary, (2) 100% of the executive’s pro-rated AIP Amount (based on the number of days employed during the year of termination), and (3) reimbursement of 12 months of health benefits.

INDEPENDENT PUBLIC ACCOUNTANTS

Moss Adams has served as our independent accountant since March 30, 2018.

Fees Paid to Moss Adams LLP

The following is a summary and description of fees for services provided by Moss Adams LLP in 2020 and 2019 to the Company.

Services	2020	2019
Audit Fees (1)	$610,250	$736,050
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$610,250	$736,050

(1)
Audit Fees include professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements.

Audit Committee Pre-Approval Policies and Procedures

To help assure independence of our independent auditor, the Audit Committee has established a policy whereby all audit, review, attest and non-audit engagements of the principal auditor or other firms must be approved in advance by the Audit Committee; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. This policy is set forth in our Audit Committee Charter. Of the fees shown below in the table, which were paid to our independent auditors, 100% were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

Our Audit Committee reports to and acts on behalf of our Board by providing oversight of our financial management, independent auditor and financial reporting procedures. The Audit Committee operates under a written charter adopted by the Board. Our management is responsible for preparing our consolidated financial statements, and our independent auditor is responsible for auditing those consolidated financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditor. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor prior to their release and filing.

It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the fields of accounting or auditing. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated audited financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s consolidated audited financial statements.

The Audit Committee has discussed with the independent auditor matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received from the independent auditor the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

The Audit Committee considered the fees and costs billed and expected to be billed by the independent auditor for our audit services.  The Audit Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditor are compatible with maintaining auditor independence.

In addition, the Audit Committee reviewed its Charter and received reports as required by its policy for the receipt, retention and treatment of financial reporting concerns received from external and internal sources.

The Audit Committee has discussed with the independent auditor, with and without management present, its evaluation of our internal accounting controls and the overall quality of our financial reporting.

Based on the reports and discussions described in this report and subject to the limitations on the roles and responsibilities of the Audit Committee referred to above and in its Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of Earthstone Energy, Inc. be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

AUDIT COMMITTEE
Jay F. Joliat (Chair)
Phillip D. Kramer
Zachary G. Urban

(The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Earthstone Energy, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Earthstone Energy, Inc. specifically incorporates the Report by reference therein.)

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Warburg Pincus, LLC

Warburg Pincus, LLC and its affiliates (“Warburg”) beneficially own approximately 16.9% of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock as of the record date. Warburg has various investment funds that it manages. Those investment funds make investments in entities with which the Company may interact in the normal course of business.

Warburg Registration Rights Agreement

At the closing of the Purchase and Sale Agreement dated December 17, 2020 (the “Independence Purchase Agreement”), by and among Earthstone, EEH, IRH and Independence Resources Manager, LLC, Earthstone and IRH entered into a registration rights agreement (the “Warburg Registration Rights Agreement”) relating to the shares of Class A Common Stock that IRH acquired pursuant to the Independence Purchase Agreement (the “IRM Acquisition Shares”) and the shares of Class A Common Stock that IRH acquired from EnCap on January 7, 2021 (collectively, the “Registrable Securities”). In accordance with the Warburg Registration Rights Agreement, we filed a registration statement on Form S-3 (the “Warburg Registration Statement”) with the SEC to permit the public resale of the Registrable Securities. On April 15, 2021, the Warburg Registration Statement was declared effective by the SEC.

Warburg Voting Agreement

On January 7, 2021, in connection with the closing of the Independence Purchase Agreement, the WP Shareholders, EnCap and Earthstone entered into a voting agreement (the “Warburg Voting Agreement”) containing provisions by which the Warburg Parties will have the right to appoint one director to the Board. The WP Shareholders’ right to appoint one director will terminate when the WP Shareholders, in the aggregate, no longer own: (i) 8% of the outstanding Class A Common Stock or (ii) 10% or more of the outstanding Class A Common Stock as a result of a sale by the WP Shareholders. The WP Shareholders nominated David S. Habachy and the Board appointed Mr. Habachy as a Class II director who will hold office until Earthstone’s annual meeting of stockholders in 2023.

EnCap Investments L.P.

EnCap and its affiliates beneficially own approximately 49.1% of the combined voting power of the outstanding Class A Common Stock and Class B Common Stock as of the record date. EnCap has various investment funds that it manages. Those investment funds make investments in entities with which the Company interacts in the normal course of business.

Olenik v. Lodzinski et al.

On June 2, 2017, Nicholas Olenik filed a purported shareholder class and derivative action in the Delaware Court of Chancery against Earthstone’s Chief Executive Officer, along with other members of the Board, EnCap, Bold Energy III LLC (“Bold”), Bold Holdings and Oak Valley. The complaint alleged that Earthstone’s directors breached their fiduciary duties in connection with the contribution agreement dated as of November 7, 2016 and as amended on March 21, 2017 (the “Bold Contribution Agreement”), by and among Earthstone, EEH, Lynden US, Lynden USA Operating, LLC, Bold Holdings and Bold. The Plaintiff asserted that the directors negotiated the business combination pursuant to the Bold Contribution Agreement (the “Bold Transaction”) to benefit EnCap and its affiliates, failed to obtain adequate consideration for the Earthstone shareholders who were not affiliated with EnCap or Earthstone management, did not follow an adequate process in negotiating and approving the Bold Transaction and made materially misleading or incomplete proxy disclosures in connection with the Bold Transaction. The suit sought unspecified damages and purported to assert claims derivatively on behalf of Earthstone and as a class action on behalf of all persons who held common stock up to March 13, 2017, excluding defendants and their affiliates. On July 20, 2018, the Delaware Court of Chancery granted the defendants’ motion to dismiss and entered an order dismissing the action in its entirety with prejudice. The Plaintiff filed an appeal with the Delaware Supreme Court. On April 5, 2019, the Delaware Supreme Court affirmed the Delaware Court of Chancery’s dismissal of the proxy disclosure claims but reversed the Delaware Court of Chancery’s dismissal of the other claims, holding that the allegations with respect to those claims were sufficient for pleading purposes. After engaging in extensive pre-trial discovery, the parties engaged in a mediation process that resulted in a non-binding settlement term sheet on September 21, 2020. The term sheet was translated into a Stipulation and Agreement of Compromise, Settlement and Release Agreement (the “Settlement Agreement”) between the parties and was filed with the Delaware Court of Chancery for approval. The principal terms of the Settlement Agreement are as follows: (i) a $3.5 million all-in cash settlement payment (the “Fund”) to be funded by defendants and/or their insurers into an escrow account, (ii) a bi-lateral complete and full release of all claims against defendants and plaintiffs, and (iii) that 55% of the Fund (the derivative payment) be paid to Earthstone to be used as determined by management, according to their fiduciary duties and business judgment, 45% of the Fund (the class payment) be paid to members of the class or current stockholders of Earthstone. On March 31, 2021, the Court approved the Settlement Agreement and the Company paid the $3.5 million settlement shortly thereafter. The insurance carriers immediately reimbursed their agreed upon allocation of the settlement totaling $2.8 million and in addition, the Company has received $1.3 million from the derivative portion of the settlement.

Eagle Ford Acquisition

On or about May 18, 2021, the Company acquired approximately 414 net acres in the Eagle Ford for approximately $8.2 million from Piedra Energy III, LLC (“Piedra”). The acquisition represents a non-operated interest in acreage that the Company currently operates. Piedra is wholly-owned by an affiliate of EnCap. The sale was conducted by an investment bank through a competitive bidding process. The acquisition was approved by the Earthstone Audit Committee.

Registration Rights Agreement

Pursuant to the terms of the Bold Contribution Agreement, at the closing of the Bold Contribution Agreement, Earthstone, Bold Holdings, and the unitholders of Bold Holdings entered into a registration rights agreement (the “Registration Rights Agreement”) relating to the shares of Class A Common Stock issuable upon the exchange of the EEH Units and Class B Common Stock held by Bold Holdings or its unitholders. In accordance with the Registration Rights Agreement, we filed a registration statement on Form S-3 (the “Registration Statement”) with the SEC to permit the public resale of the shares of Class A Common Stock issued by the Company to Bold Holdings or its unitholders in connection with the exchange of Class B Common Stock and EEH Units in accordance with the terms of the EEH LLC Agreement. On October 18, 2017, the Registration Statement was declared effective by the SEC.

Voting Agreement

On May 9, 2017, in connection with the closing of the Bold Contribution Agreement, Earthstone, EnCap and Bold Holdings entered into a voting agreement (the “Voting Agreement”), pursuant to which EnCap and Bold Holdings agreed not to vote any shares of Class A Common Stock or Class B Common Stock held by them in favor of any action, or take any action that would in any way alter the composition of the Board from its composition immediately following the closing of the Bold Contribution Agreement as long as the Voting Agreement is in effect. Immediately following the closing of the Bold Contribution Agreement, the Board was increased to nine members from eight members, four of which were designated by EnCap, three of which are independent, and two of which are members of management, including our Chief Executive Officer. On April 22, 2020, Earthstone entered into an amendment to the Voting Agreement (the “VA Amendment”) providing the size of the Board would be reduced by one member to eight members and at any time prior to the termination of the Voting Agreement, EnCap would have the ability to cause Earthstone to increase the size of the Board by one member and would have the ability to designate such additional member. At any time during the effectiveness of the Voting Agreement during which EnCap’s collective ownership of Earthstone exceeds 50% of the total issued and outstanding voting stock, EnCap may remove and replace one director that was not originally designated by EnCap, and his or her successors. Any such removal and replacement will be conducted in accordance with the provisions of Earthstone’s Certificate of Incorporation and Bylaws then in effect. The Voting Agreement terminates on the earlier of (i) May 9, 2022 and (ii) the date upon which EnCap and Bold Holdings collectively own, of record and beneficially, less than 20% of Earthstone’s outstanding voting stock. On January 7, 2021, EnCap agreed to waive its right to nominate a fourth director in order to allow Warburg to nominate a director pursuant to the Warburg Voting Agreement.

Exchange Right

In accordance with the terms of the EEH LLC Agreement, the EEH Unit Holders generally have the right to exchange their EEH Units (and a corresponding number of shares of our Class B Common Stock), for shares of our Class A Common Stock (the “Exchange Right”) at an exchange ratio of one share of Class A Common Stock for each EEH Unit (and a corresponding share of Class B Common Stock) exchanged (subject to conversion rate adjustments for stock splits, stock dividends and reclassifications) or cash (pursuant to the cash option). As an EEH Unit Holder exchanges its EEH Units, our interest in EEH will be correspondingly increased.

Policies and Procedures for Approval of Related Party Transactions

Our officers and directors are required to obtain Audit Committee approval for any proposed related party transactions. In addition, our Code of Ethics requires that each director, officer and employee must do everything he or she reasonably can to avoid conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics states that a conflict of interest exists when an individual’s private interest interferes in any way or even appears to interfere with our interests and sets forth examples of the types of transactions that must be reported to our Board. Under our Code of Ethics, we reserve the right to determine when an actual or potential conflict of interest exists and then to take any action we deem appropriate to prevent the conflict of interest from occurring.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials? We are providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, or at any postponements or adjournments thereof. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you submit your proxy to ensure that your shares are voted at the Annual Meeting using one of the other voting methods described in this proxy statement.

Whether or not you expect to attend the Annual Meeting, please submit your proxy as soon as possible in order to ensure your representation at the Annual Meeting.

Who Can Vote at the Annual Meeting? You are entitled to vote your Class A Common Stock and Class B Common Stock if our records show that you held your shares as of the record date, May 24, 2021. At the close of business on that date, 44,138,004 shares of Class A Common Stock and 34,397,877 shares of Class B Common Stock were outstanding and entitled to vote. Each share is entitled to one vote on the matters submitted for a vote at the Annual Meeting. The Class A Common Stock and the Class B Common Stock vote together as one class. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if a stockholder makes a written comment on the proxy card, otherwise communicates his or her vote to management, as may be required in accordance with the appropriate legal process, or as authorized by you.

How do I vote? If your shares are held through a broker, bank or other nominee (held in “street name”), you will receive instructions from them that you must follow in order to have your shares voted. If you want to vote in person, you must obtain a legal proxy from your broker, bank or other nominee and bring it to the Annual Meeting.

If you hold your shares in your own name as a holder of record with our transfer agent, Direct Transfer, LLC, you may instruct the proxies how to vote following the instructions listed on the proxy card, by signing, dating and mailing the proxy card in the postage paid envelope, by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Of course, you can always attend to the meeting and vote your shares in person.

Whichever method you select to transmit your instructions, the proxies will vote your shares in accordance with those instructions.

What happens if I do not give specific voting instructions? If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors: FOR each director nominee, FOR the Charter Amendment, FOR the approval and adoption of the Plan Amendment, FOR the ratification of the appointment of Moss Adams as our independent registered public accounting firm, FOR the issuance of the Transaction Shares, FOR the Adjournment Proposal and will be deemed to grant discretionary authority to vote upon any other matters properly before the Annual Meeting.

Matters to be Presented. We are not aware of any matters to be presented at the Annual Meeting, other than those described in this proxy statement. If any matters not described in the proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares. If the meeting is adjourned, the proxies can vote your shares at the adjournment as well.

How do I revoke my proxy? If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions. If you are a holder of record and wish to revoke your proxy instructions, you must advise our Corporate Secretary in writing before the proxies vote your shares at the meeting, deliver later-dated proxy instructions or attend the meeting and vote your shares in person. We will honor the proxy with the latest date. Attending the Annual Meeting alone (i.e. without voting your shares in person at the Annual Meeting) will not revoke a proxy.

How Votes Are Counted? A quorum is required to transact business at our Annual Meeting. The holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented at the meeting in person or by proxy to constitute a quorum. If you have returned valid proxy instructions or attend the meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from voting on some or all matters introduced at the Annual Meeting. In addition, shares that constitute broker non-votes will be treated as present for purposes of determining whether a quorum is present.

Voting. You may vote for or you may withhold your vote on each nominee for election to the Board. You may either vote for, against or abstain on each of the other proposals. Broker non-votes and abstentions will have no impact on the election of nominees to the Board, as they are not counted as votes cast. Abstentions will have the effect of a vote against Proposal 2, Proposal 3, Proposal 4, Proposal 5, and Proposal 6. Broker non-votes will have the effect of a vote against Proposal 2 (the approval and adoption of the Charter Amendment) and the vote of the holders of a majority in voting power of the outstanding shares, excluding shares held by EnCap and the executive officers of Earthstone on Proposal 5. Broker non-votes will not effect the outcome of the vote with respect to Proposal 1, Proposal 3, Proposal 6 and the vote of the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter in Proposal 5. As described below, broker non-votes are not expected to occur with respect to Proposal 4 as it is a routine matter. The election of directors, the approval and adoption of the Charter Amendment, the approval and adoption the Plan Amendment and the issuance of the Transaction Shares and the Adjournment Proposal are not considered routine under the rules and regulations of the primary trading markets applicable to most brokers. As a result, brokers do not have the ability to vote shares held in street name with respect to such proposals unless the broker has received voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker if your shares are held in street name by a broker, so that your vote with respect to such proposals is counted. The proposal to ratify the appointment of Moss Adams as the Company’s independent registered public accounting firm for 2021 is considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held in street name by your broker.

Election of Directors. In the election of directors, the Class III director nominees receiving the highest number of votes cast for in their favor will be elected as Class III directors to our Board of Directors up the maximum number of seats available, assuming a quorum is present at the Annual Meeting. Cumulative voting in the election of directors is not permitted.

Approval and Adoption of the Charter Amendment. Approval and adoption of the Charter Amendment to the Certificate of Incorporation requires the affirmative vote of 66-2/3% of the outstanding voting power.

Approval and Adoption of the Plan Amendment to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan. Approval and adoption of the Plan Amendment to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan requires the affirmative vote of the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter; provided that a quorum is present.

Ratification of Appointment of Moss Adams LLP as Our Independent Registered Public Accounting Firm. Approval of the appointment of Moss Adams as our independent registered public accounting firm requires the affirmative vote of the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter; provided that a quorum is present.

Approval of the Issuance of the Transaction Shares. Approval of the issuance of the Transaction Shares pursuant to the Purchase Agreements requires the affirmative vote of (i) the holders of a majority in voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matter; provided that a quorum is present; and (ii) the holders of a majority in voting power of the outstanding shares, excluding shares held by EnCap and the executive officers of Earthstone.

How does the Board recommend that I vote? THE BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE APPROVAL AND ADOPTION OF THE CHARTER AMENDMENT, FOR THE APPROVAL AND ADOPTION OF THE PLAN AMENDMENT, FOR RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE ISSUANCE OF THE TRANSACTION SHARES, AND FOR THE ADJOURNMENT PROPOSAL.

Who is paying for this proxy solicitation? We are providing these proxy materials in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting. We will pay the cost of this proxy solicitation. In addition, we expect that a number of our employees will solicit stockholders personally, electronically and by telephone. None of these employees will receive any additional compensation for doing this. We will, on request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

When are stockholder proposals due for the 2022 Annual Meeting? In order to submit stockholder proposals for the 2022 Annual Meeting of Stockholders for inclusion in the Company’s proxy statement pursuant to Exchange Act Rule 14a-8, materials must be received by our Corporate Secretary at the Company’s principal executive offices in The Woodlands, Texas, no later than [•]. The proposals must comply with all of the requirements of Exchange Act Rule 14a-8. Proposals should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In addition, pursuant to our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose other business for consideration at the 2022 Annual Meeting of Stockholders must provide notice of such business or nomination to the Company not less than ninety (90) nor more than one hundred twenty (120) days prior to the date of the 2022 Annual Meeting (provided, however, that in the event that public disclosure of the date of the meeting is first made less than one hundred (100) days prior to the date of the meeting, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such public disclosure of the date of the meeting was made). Such notice should be addressed to: Earthstone Energy, Inc., Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals and nominations (including the notice with respect thereto) must also meet the other requirements set forth in our Bylaws.

These requirements are separate from and in addition to the SEC’s requirements described in the first paragraph of this section relating to including a proposal in our proxy statements.

What is “householding” and how does it affect me? Only one proxy statement and annual report may be delivered to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure, known as “householding,” reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to receive separate proxy cards. If you reside at an address that received only one copy of our proxy materials as a result of householding, requests for additional copies should be directed to our Corporate Secretary by writing to Earthstone Energy, Inc., Attn: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 or by calling (281) 298-4246. If you object to householding and wish to receive separate copies of documents in the future, or if you received multiple copies of your proxy materials at a single address and would like to request delivery of a single copy in the future, you may contact our Corporate Secretary as described above if you are a holder of record. If you hold your shares through a bank, broker or other holder of record, you should contact such holder of record.

Annual Report on Form 10-K. A copy of our Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 2020 and this Notice of the 2021 Annual Meeting and Proxy Statement are available at https://www.iproxydirect.com/ESTE. We will promptly provide to any stockholder, without charge and upon written request, a copy (without exhibits, unless otherwise requested) of our Annual Report on Form 10-K, as amended by Form 10-K/A, as filed with the SEC for our fiscal year ended December 31, 2020. Any such request should be directed to Earthstone Energy, Inc., Attn: Corporate Secretary, 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380 or by calling (281) 298-4246.

Incorporation by Reference. To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of Earthstone Energy, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the section of this proxy statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed this proxy statement, including annexes, under the Exchange Act with respect to the Annual Meeting of our stockholders to approve the proposals. You can also find our public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement.

We are “incorporating by reference” specified documents that we file with the SEC, which means:
•incorporated documents are considered part of this proxy statement;

•we are disclosing important information to you by referring you to those documents; and

•information we file with the SEC will automatically update and supersede information contained in this proxy statement.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date on which the Transaction is completed (other than, in each case, those documents, or the portions of those documents or exhibits thereto, deemed to be furnished and not filed in accordance with SEC rules):
•Our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 10, 2021, and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed on April 9, 2021;

•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the SEC on May 5, 2021;

•Our Current Reports on Form 8-K, filed with the SEC on January 13, 2021, January 29, 2021, April 5, 2021, April 20, 2021 and April 29, 2021, and on Form 8-K/A filed on February 24, 2021; and

•The description of our Class A Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on May 9, 2017 and any amendments or reports filed for the purpose of updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any of our Current Reports on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this proxy statement.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Telephone: (281) 298-4246
Attention: Corporate Secretary

You can also find these filings on our website at www.earthstoneenergy.com. However, we are not incorporating the information on our website other than these filings into this proxy statement.

Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP

Consolidated and Combined Financial Report
December 31, 2020

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Contents

Independent Auditor's Report	1-2
Consolidated and Combined Financial Statements
Balance Sheet	3
Statement of Operations	4
Statement of Changes in Equity	5
Statement of Cash Flows	6
Notes to Consolidated and Combined Financial Statements	7-23

Plante & Moran, PLLC
Suite 300
1445 Market Street
Denver, CO 80202
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

Independent Auditor’s Review Report

To the Members and Partners
Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

We have audited the accompanying consolidated and combined financial statements of Tracker Resource Development III, LLC and its subsidiaries and TRD III Royalty Holdings (TX), LP (collectively, the “Company”), which comprise the consolidated and combined balance sheet as of December 31, 2020 and 2019 and the related consolidated and combined statements of operations, changes in equity, and cash flows for the years then ended, and the related notes to the consolidated and combined financial statements.

Management’s Responsibility for the Consolidated and Combined Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated and combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated and combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated and combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated and combined financial statements.

To the Members and Partners
Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of Tracker Resource Development III, LLC and its subsidiaries and TRD III Royalty Holdings (TX), LP as of December 31, 2020 and 2019 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As described in Note 1 to the consolidated and combined financial statements, subsequent to year end, the Company signed a definitive agreement to sell certain of its oil and gas properties, and the Company is planning on dissolving. Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC

Denver, Colorado
May 21, 2021

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Balance Sheet
December 31, 2020 and 2019

	2020	2019
Assets
Current Assets
Cash and cash equivalents	$5,095,369	$16,048,169
Accounts receivable	2,589,639	4,934,679
Inventory	194,818	471,645
Commodity derivative instruments	—	191,430
Assets held for sale	1,594,527	—
Other current assets	97,808	266,784
Total current assets	9,572,161	21,912,707
Oil and Gas Properties (using the successful efforts method of accounting)
Proved oil and gas properties	128,066,527	237,710,487
Unproved oil and gas properties	4,900,000	167,043,891
Less accumulated depletion, depreciation, and amortization	61,966,527	43,199,303
Total oil and gas properties	71,000,000	361,555,075
Property and Equipment - Net	82,066	2,038,464
Commodity Derivative Instruments	—	18,491
Other Long-term Assets	188,278	299,881
Total assets	$80,842,505	$385,824,618
Liabilities and Equity
Current Liabilities
Accounts payable	$2,671,381	$15,675,998
Revenue payable	2,433,340	3,248,882
Accrued lease operating expenses and capital expenditures	10,988	1,000,650
Current portion of asset retirement obligations	117,677	258,672
Cash call prepayments	27,816	28,588
Current portion of revolving credit facility	20,300,000	—
Commodity derivative instruments	1,286,967	—
Current portion of limited recourse note payable	—	8,100,000
Other accrued liabilities	3,605,964	403,349
Total current liabilities	30,454,133	28,716,139
Revolving Credit Facility	—	33,000,000
Limited Recourse Note Payable - Net of current portion	5,062,500	2,025,000
Asset Retirement Obligations - Net of current portion	3,258,770	3,290,425
Total liabilities	38,775,403	67,031,564
Equity	42,067,102	318,793,054
Total liabilities and equity	$80,842,505	$385,824,618
See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Operations
Years Ended December 31, 2020 and 2019

	2020	2019
Revenue
Oil and natural gas revenue	$25,569,946	$34,565,866
Loss on sale of oil and gas properties	(73,077)	—
Total revenue	25,496,869	34,565,866
Operating Expenses
Production taxes	1,380,542	1,722,667
Lease operating expenses	5,378,348	5,253,936
Marketing expenses	573,127	671,576
Depletion, depreciation, amortization, and accretion	18,981,670	17,046,298
Unproved lease write-off	170,849,772	796,710
Exploration, dry hole, geological, and delay rentals	130,207	2,815,249
Proved property impairment	102,988,011	2,327,551
General and administrative expenses	4,939,897	5,837,015
Total operating expenses	305,221,574	36,471,002
Operating Income (Loss)	(279,724,705)	(1,905,136)
Other (Expense) Income
Interest expense	(1,906,935)	(2,345,396)
Realized gain on commodity derivatives	7,458,803	838,658
Unrealized loss on commodity derivatives	(1,496,888)	(3,187,014)
Other income (expense)	21,585	(70,967)
Loss on disposal of asset	(277,288)	—
Total other income (expense)	3,799,277	(4,764,719)
Consolidated and Combined Net Loss	$(275,925,428)	$(6,669,855)
Amounts Attributable to Noncontrolling Interest and Parent Group
Consolidated and combined net (loss) income attributable to:
Noncontrolling interests	$(2,754,178)	$269,524
Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP	(273,171,250)	(6,939,379)
Consolidated and combined net loss	$(275,925,428)	$(6,669,855)

See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Changes in Equity
Years Ended December 31, 2020 and 2019

	Class A Units	Class B Units	Other Contributions	Noncontrolling Interests	Accumulated Deficit	Total Tracker Resource Development III, LLC Equity	Total TRD III Royalty Holdings (TX), LP Equity	Total Combined Equity
Balance - January 1, 2019	$366,828,990	$366,828,990	$29,655,152	$3,993,482	$(93,865,194)	$314,098,768	$11,644,141	$325,742,909
Net income (loss)	—	—	—	269,524	(6,939,379)	(6,669,855)	—	(6,669,855)
Noncash transfer	301,142	301,142	—	—	—	307,285	(307,285)	—
Cash distribution	—	—	—	(280,000)	—	(280,000)	—	(280,000)
Balance - December 31, 2019	367,130,132	367,130,132	29,655,152	3,983,006	(100,804,573)	307,456,198	11,336,856	318,793,054
Net loss	—	—	—	(2,754,178)	(265,769,102)	(268,523,280)	(7,402,148)	(275,925,428)
Noncash transfer	3,029,922	3,029,922	—	—	—	3,091,758	(3,112,282)	(20,524)
Cash distribution	—	—	—	(780,000)	—	(780,000)	—	(780,000)
Balance - December 31, 2020	$370,160,054	$370,160,054	$29,655,152	$448,828	$(366,573,675)	$41,244,676	$822,426	$42,067,102

See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Cash Flows
Years Ended December 31, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities
Net loss	$(275,925,428)	$(6,669,855)
Adjustments to reconcile net loss to net cash and cash equivalents from operating activities:
Depletion, depreciation, amortization, and accretion	18,981,670	17,046,298
Unrealized loss on commodity derivatives	1,496,888	3,187,014
Unproved lease write-off	170,849,772	796,710
Proved property impairment	102,988,011	2,327,551
Exploratory well cost write-off	—	2,362,729
Loss on sale of oil and gas properties	73,077	—
Loss on disposal of asset	277,288	—
Amortization of debt issuance costs	182,756	—
Changes in operating assets and liabilities:
Accounts receivable	2,345,040	749,833
Inventory	276,827	(181,816)
Other assets	168,976	(117,093)
Accounts payable and accrued liabilities	(14,884,059)	(2,073,116)
Cash call prepayments	(772)	(61,222)
Settlement of asset retirement obligations	(63,707)	(161,361)
Net cash and cash equivalents provided by operating activities	6,766,339	17,205,672
Cash Flows from Investing Activities
Investments in oil and gas properties	(4,372,486)	(11,201,354)
Proceeds from sale of oil and gas properties	204,500	—
Purchase of property and equipment	—	(183,083)
Net cash and cash equivalents used in investing activities	(4,167,986)	(11,384,437)
Cash Flows from Financing Activities
Noncontrolling interest distributions	(780,000)	(280,000)
Proceeds from revolving credit facility	2,500,000	8,500,000
Payments on revolving credit facility	(15,200,000)	(4,500,000)
Payment of limited recourse note payable	—	(8,100,000)
Payment of debt issuance costs	(71,153)	(76,899)
Net cash and cash equivalents used in financing activities	(13,551,153)	(4,456,899)
Net (Decrease) Increase in Cash and Cash Equivalents	(10,952,800)	1,364,336
Cash and Cash Equivalents - Beginning of period	16,048,169	14,683,833
Cash and Cash Equivalents - End of period	$5,095,369	$16,048,169

Supplemental Cash Flow Information - Cash paid for interest	$1,751,978	$2,367,667
Significant Noncash Transactions
Change in accrued capital expenditures	$3,276,853	$979,558
Capital expenditures included in accounts payable	—	13,631,024
Asset retirement obligations additions and revisions	(238,806)	1,082,788
Noncash transfer of oil and gas property	20,524	307,285
Oil and gas property assigned for note payable principle reduction	5,062,500	—
Transfer of property and equipment to assets held for sale	1,594,527	—
See notes to consolidated and combined financial statements.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 1 - Nature of Business
Tracker Resource Development III, LLC (Tracker) is a Delaware limited liability company that was formed on April 6, 2011. Tracker is engaged in the acquisition, exploration, and development of crude oil and natural gas reserves, primarily in Texas and Ohio.
Tracker formed a subsidiary known as TLU, a Delaware limited liability company, on July 3, 2012. TLU is engaged in the acquisition, exploration, and development of crude oil and natural gas reserves, primarily in Ohio. Tracker has a 60 percent interest in TLU, with the 40 percent not owned by Tracker reflected as a noncontrolling interest.
On July 15, 2014, TLU formed a wholly owned subsidiary, TLU Royalty Holdings, LLC (TLUR), for the purpose of holding overriding royalty interests in oil and gas properties owned by TLU. During the years ended December 31, 2020 and 2019, TLU did not transfer overriding royalty interests to TLUR. During 2014, the membership units of TLUR were transferred to the members of TLU in proportion to their investment in TLU. Accordingly, through Tracker's 60 percent investment in TLU, Tracker has consolidated the assets, liabilities, and operations of TLUR, with the 40 percent not owned accounted for as a noncontrolling interest.
On December 13, 2016, Tracker formed a wholly owned subsidiary, Tracker North Ohio Holdings, LLC (TNOH), for the purpose of holding interests and developing unproved oil and gas properties that were distributed by TLU.
On March 14, 2017, Tracker formed a wholly owned subsidiary, TRI66 Holdings, LLC (TRI66), for the purpose of holding real estate and other property to support ongoing oil and gas operations.
On July 15, 2014, Tracker formed a wholly owned subsidiary, TRD III Royalty Holdings (TX), LP (TRDR), for the purpose of holding overriding royalty interests in unproved oil and gas properties owned by Tracker in the state of Texas. TRDR transferred noncash overriding royalty interests of approximately $3.1 million and $0.3 million to Tracker during the years ended December 31, 2020 and 2019, respectively. During 2014, the limited partnership interests of TRDR were transferred to the members of Tracker in proportion to their investment in Tracker. The management investor (Note 11) serves as the manager of TRDR. Due to the common ownership between Tracker and TRDR, the assets, liabilities, equity, and operations of TRDR have been combined with the consolidated financial statements of Tracker as of and for the years ended December 31, 2020 and 2019.
During the year ended December 31, 2020, the Company, as disclosed in Note 2, initiated a process of divesting certain of its assets, with the expectation of finalizing any sales of assets in 2021. On March 31, 2021, the Company signed a definitive agreement to sell its Midland Basin assets to Earthstone Energy, Inc. (Earthstone) for cash consideration of $29.6 million and 4.7 million shares of Earthstone. One of the Class A members of the Company also has an interest in Earthstone. As a result of this anticipated sales transaction, the Company has not pursued extending the December 2021 maturity date of its revolving line of credit (Note 6), which has resulted in a negative working capital deficit as of December 31, 2020. The Company anticipates retiring the amounts owed under its revolving credit facility with the net proceeds received from any potential sales transaction. If a sales transaction is not finalized prior to the maturity date of the revolving line of credit, the Company would anticipate negotiating with the lender for repayment alternatives, including an extension of the maturity date. There can be no guarantee that any

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
sales transactions and/or negotiations with the lender will be resolved prior to the maturity date. In addition, as any contemplated sale transaction was not deemed to be probable as of December 31, 2020, these consolidated and combined financial statements do not present assets held for sale, except for the property and equipment of TRI66 in the amount of $1,594,527 (Note 2). If the sales transaction with Earthstone is completed, the Company's intent is to dissolve within 12 months from the date these consolidated and combined financial statements are available to be issued.

Note 2 - Significant Accounting Policies
Principles of Consolidation and Combination
The accompanying consolidated and combined financial statements include the consolidated accounts of Tracker; its wholly owned subsidiaries, TNOH and TRI66; and its majority-owned subsidiaries, TLU and TLUR. The Company consolidates TLU and TLUR, as it has a controlling interest. Due to common ownership with its investors, Tracker has combined the accounts of TRDR (collectively, the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation and combination.
The Company records a noncontrolling interest for the portion of its net assets and net income (loss) in any subsidiaries that are less than 100 percent owned. The Company reflects noncontrolling interests in the equity section of its consolidated and combined balance sheet of $448,828 and $3,983,006 as of December 31, 2020 and 2019, respectively, representing the 40 percent interest in TLU and TLUR not owned by Tracker. The Company recorded $(2,754,178) and $269,524 in its consolidated and combined statement of operations for the noncontrolling interests attributable to TLU's and TLUR's net income (loss) for the years ended December 31, 2020 and 2019, respectively.
Use of Estimates
The preparation of the consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Depletion, depreciation, and amortization (DD&A) and impairment of proved oil and gas properties are generally determined using unaudited estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. In addition, significant estimates include the estimated cost and timing related to asset retirement obligations (AROs), fair value of commodity derivative instruments, and the realizability of unproved properties.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.
Oil and Gas Properties
The Company follows the successful efforts method of accounting for oil and gas activities. Under this method of accounting, costs associated with the acquisition, drilling, and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, using the units-of-production on a field-by-field basis based upon proved oil and gas reserves. The Company’s proved oil and gas reserve information was computed by applying the average first day of the month oil and gas price during the 12-month periods ended December 31, 2020 and 2019. Depletion expense for the years ended December 31, 2020 and 2019 was $18,767,224 and $16,665,388, respectively. Exploration, geological and geophysical costs, delay rentals, and drilling costs of unsuccessful exploratory wells are charged to expense as incurred.
Costs associated with unevaluated exploratory wells are excluded from the depletable base until the determination of proved reserves, at which time those costs are reclassified to proved oil and gas properties and subject to depletion. If it is determined that the exploratory well costs were not successful in establishing proved reserves, such costs are expensed at the time of such determination (Note 3).
The Company assesses the recoverability of its proved oil and gas properties when circumstances suggest there is a need for such a review, but at least on an annual basis. To determine if a depletable unit (generally defined as an individual field) is impaired, the Company compares the net book value of the depletable unit to the undiscounted future net cash flows by applying estimated future prices over the economic lives of the reserves. For each depletable unit determined to be impaired, an impairment loss equal to the difference between the net book value and estimated fair value of the depletable unit will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of expected future cash flows computed by applying estimated future oil and gas prices, as determined by management, to estimated future production of oil and gas reserves over the economic lives of the reserves and applying a discount rate commensurate with the risk associated with realizing the expected cash flows or using a market participant negotiated fair value (Note 9). The discount rate is a rate that management believes is representative of current market conditions and includes estimates for the risk premium. The Company recorded $102,988,011 and $2,327,551 of proved oil and gas property impairments during the years ended December 31, 2020 and 2019, respectively.
Unproved oil and gas properties are assessed at least annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances that may indicate a decline in value. When unproved property is determined to be impaired, a loss equal to the portion impaired is recognized. When leases for unproved properties expire, the costs thereof are removed from the accounts and charged to expense. Based on lease expiration dates and management's intent not to pursue development, the Company wrote off $170,849,772 and $796,710 in lease costs for the years ended December 31, 2020 and 2019, respectively.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
The sale of a partial interest in a proved oil and gas property is accounted for as a normal retirement, and no gain or loss is recognized as long as this treatment does not significantly affect the units-of-production depletion rate. A gain or loss is recognized for all other sales of proved properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sale price exceeds the carrying amount of the unproved property. The Company recorded a $73,077 loss on the sale of oil and gas properties during the year ended December 31, 2020. There were no sales of oil and gas properties during the year ended December 31, 2019.
The Company has not capitalized interest costs, as such amounts capitalizable were deemed immaterial.
Asset Retirement Obligation
The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Liabilities are required to be accreted to their present value each period, and capitalized costs are depleted using the units-of-production method. This periodic accretion expense is included in depletion, depreciation, amortization, and accretion in the consolidated and combined statement of operations. Upon settlement of the liability, the Company will settle the obligation against its recorded amount and will record any resulting gain or loss in the consolidated and combined statement of operations.

Commodity Derivative Instruments
The Company uses commodity derivative instruments to provide a measure of stability to its cash flows in an environment of volatile oil and natural gas prices and to manage its exposure to oil and natural gas price volatility. All commodity derivative instruments are initially, and subsequently, measured at estimated fair value and recorded as assets or liabilities on the consolidated and combined balance sheet. The Company has elected not to designate its commodity derivative instruments as cash flow hedges. For commodity derivative instruments that do not qualify as cash flow hedges, changes in the estimated fair value of the contracts are recorded as gains and losses in other (expense) income in the consolidated and combined statement of operations. When commodity derivative instruments are settled, the Company recognizes realized gains and losses in other (expense) income in the consolidated and combined statement of operations. Commodity derivative instrument cash flows are reported as cash flows from operating activities in the consolidated and combined statement of cash flows.
Income Taxes
The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
The Company accounts for uncertainty in income taxes in accordance with GAAP, which prescribe a comprehensive model for recognizing, measuring, presenting, and disclosing in the consolidated and combined financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether to file in a particular jurisdiction. Only tax positions that meet a more likely than not recognition threshold at the effective date may be recognized or continue to be recognized. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company.
The Company classifies interest and penalties associated with tax positions as general and administrative expenses in the accompanying consolidated and combined financial statements. No interest or penalties have been assessed during the years ended December 31, 2020 and 2019.
Internal Revenue Service (IRS) audits of partnerships that result in adjustments of the partnership will be assessed at the partnership level.
Revenue Recognition
The Company's revenue is derived from the sale of its produced oil and natural gas.
Revenue is recognized in the month in which the contractual performance obligations are satisfied, which is generally at the point in time when the purchaser obtains control of the produced oil and natural gas. The point in time when the purchaser obtains control may differ depending on the contractual terms of each of the Company's sales agreements and generally occurs when the purchaser accepts, takes possession of and title to, and bears the risk of loss of the produced oil and natural gas.
The Company sells its produced oil and natural gas under a variety of long-term agreements with numerous purchasers. The Company's produced oil and natural gas production is primarily produced and sold in Texas. The Company's revenue is primarily derived from produced oil and natural gas from oil and gas wells operated by the Company. Oil sales for the years ended December 31, 2020 and 2019 were $15,643,314 and $25,285,805, respectively. Natural gas sales for the years ended December 31, 2020 and 2019 were $9,926,632 and $9,280,061, respectively. The Company also receives revenue from its ownership in nonoperating or royalty interests. Approximately 4 percent of the Company's revenue is from its nonoperating or royalty interests.
All of the Company's sales of produced oil and natural gas are made under contracts with purchasers, which typically include variable consideration based on monthly pricing tied to published indices and volumes delivered. While revenue is recorded at the point in time when control of the produced oil and natural gas transfers to the purchaser, statements and payment from those purchasers may not be received for one to two months after the date the produced oil and natural gas is delivered, and, as a result, the amount of production delivered to the purchaser and the price that will be received for the sale of the product is estimated utilizing production reports, contractual pricing, and market indices. Estimated revenue due to the Company is recorded within accounts receivable in the accompanying consolidated and combined balance sheet until payment is received. Differences between the estimated amounts and the actual amounts received from the sale of the produced oil and natural gas are recorded when known, which is generally when payment is received from the purchaser.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
For the Company's produced oil sales agreements, the Company generally delivers produced oil to the purchaser at the Company's wellhead or lease facility near the wellhead location. Upon delivery to the purchaser, the Company is entitled to an agreed-upon index price, net of pricing differentials for each barrel produced. With these agreements, the Company recognizes revenue when control transfers to the purchaser at the Company's wellhead or lease facility near the wellhead location at the net price received.
For the Company's natural gas sales agreements, the Company generally delivers produced natural gas to a midstream entity at the wellhead or the inlet of the midstream entity’s transportation system. The Company sells natural gas under a variety of sales agreements, including percentage-of-proceeds processing agreements, fee-based agreements, or a hybrid of percentage-of-proceeds and fee-based agreements. Under the majority of the Company's contracts, the midstream entity gathers the natural gas in the field where it is produced and transports it to natural gas processing plants where natural gas liquids are extracted. The natural gas liquids and residue gas are then sold by the midstream entity. Under the percentage-of-proceeds and hybrid percentage-of-proceeds and fee-based agreements, the Company receives a percentage of the value for the extracted natural gas liquids and the residue gas. Under the fee-based agreement, the Company receives natural gas liquids and residue gas sales proceeds, less the fee component. To the extent control of the natural gas transfers before the transportation and processing activities, which is generally at the Company's wellhead lease facility, revenue is recognized at the net amount received from the purchaser.
As of January 1, 2019, the accrued revenue balance, which is a component of accounts receivable, was $2,696,464.
Concentrations of Credit Risk
The Company grants credit in the normal course of business to purchasers and joint interest operators. Collectibility of the Company's oil and natural gas sales is dependent upon the financial condition of the purchasers and joint interest operators, as well as general economic conditions.
The following entities accounted for 10 percent or more of total revenue and accounts receivable:

	Revenue		Accounts Receivable
	2020	2019	2020	2019

Texican Crude & Hydrocarbons, LLC	61%	69%	38%	38%
Cogent Midstream Holdings	25	14	29	-
Davis Gas Processing, Inc.	-	-	11	-
SEG I & SEG II	-	-	-	44
Property and Equipment
Property and equipment are recorded at cost. The straight-line method is used for computing depreciation. Assets are depreciated over their estimated useful lives, ranging from 3 to 39 years. Land is not depreciated. Costs of maintenance and repairs are charged to expense when incurred.
Depreciation expense for property and equipment totaled $84,583 and $84,032 for the years ended December 31, 2020 and 2019, respectively.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019

Depreciable Life - Years

Land	-
Buildings	39
Furniture, fixtures, and equipment	3 - 15
Impairment or Disposal of Long-lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.
Assets Held for Sale
As of December 31, 2020, assets held for sale consist of certain ranch and real estate assets held at TRI66 that were sold subsequent to year end and were recorded at fair value less the cost to sell as of December 31, 2020. A loss of $277,288 was recorded on these assets during the year ended December 31, 2020.
Segment Information and Geographic Area
Operating segments are defined under GAAP as components of an enterprise (i) that engage in activities from which the enterprise may earn revenue and incur expenses and (ii) for which separate operational financial information is available and is regularly evaluated by the chief operating decision-maker for the purpose of allocating resources and assessing performance.

Based on its organization and management, the Company has one reportable operating segment, which is oil and natural gas acquisition, exploration, development, and production. The Company’s primary operations are currently conducted in Texas.
Risks and Uncertainties
The outbreak of COVID-19 and decreases in commodity prices resulting from oversupply, travel restrictions, and other constraints on economic activity have caused a significant decrease in the demand and consumption of oil and gas and has created disruptions and volatility in the global marketplace throughout numerous industries, beginning late in the first quarter of 2020. Decreased commodity prices have negatively impacted the Company's oil revenue and the fair value of the Company's oil and gas property, which resulted in the impairment of oil and gas properties during the year ended December 31, 2020. Additionally, the Company had a reduction in workforce during the year. While commodity prices and commodity demand have showed signs of recovery, financial results are likely to continue to be challenged until a full recovery is made. Due to this changing environment, there continues to be uncertainty surrounding the extent of the impact of these events, which may result in continued direct and indirect negative impacts to the Company’s results of operations, liquidity, and cash flows. As a result of this continued uncertainty, the estimates used in these consolidated and combined financial statements have become more challenging, and actual results may differ materially from amounts previously established.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Upcoming Accounting Pronouncement
The Financial Accounting Standards Board (FASB) issued ASU No. 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company's year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is not expected to have a material effect on the Company’s financial statements as a result of the Company's operating leases, as disclosed in Note 10. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
Adoption of Accounting Standard
In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820) - Disclosure Framework - Changes to Disclosure Requirements for Fair Value Measurement, which modifies the disclosure requirements on fair value measurements in Topic 820. The Company adopted ASU No. 2018-13 for the year ended December 31, 2020 and updated disclosures accordingly.
Unit-based Compensation
The Company follows authoritative guidance that applies to unit-based awards, which requires entities to recognize compensation expense over the requisite service period for unit-based awards to employees, based on the estimated grant date fair value of the awards. Authoritative guidance also requires unit-based awards to employees by a related party or other holder of an economic interest in the entity to be accounted for as unit-based award transactions if awards are for services provided by such employees.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019

Note 3 - Wells in Progress
The Company classifies exploratory well costs as a component of unproved properties on the consolidated and combined balance sheet. The following table reflects the net changes in capitalized exploratory well costs during the years ended December 31, 2020 and 2019. The table does not include amounts that were capitalized and either subsequently expensed or reclassified to producing well costs during the same period.

	2020	2019

Beginning balance	$—	$2,362,729
Capitalized exploratory well costs charged to expense	—	(2,362,729.00)

Note 4 - Accounts Receivable
The following is the detail of accounts receivable:

	2020	2019

Revenue accrual	$2,083,785	$2,696,464
Joint interest billing receivable	241,296	2,202,667
Other receivables	264,558	35,548
Total accounts receivable	$2,589,639	$4,934,679

Note 5 - Asset Retirement Obligations
A reconciliation of the changes in the Company's asset retirement obligation is as follows:

	2020	2019

Balance - Beginning	$3,549,097	$2,474,205
Settlements	(63,707)	(161,361)
Liabilities incurred	—	586,276
Revisions of previous estimate	(238,806)	496,512
Accretion expense	129,863	153,465
Balance - Ending	$3,376,447	$3,549,097
Revisions made to the asset retirement obligations during the years ended December 31, 2020 and 2019 were a result of updates to the estimated reclamation costs based on current year actual reclamation costs. During 2020, the Company did not drill and complete any wells, and no additional liabilities were incurred.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 6 - Revolving Line of Credit
In December 2016, Tracker entered into a revolving line of credit (the "JPMorgan Credit Agreement") with JPMorgan Chase Bank, N.A. (the "Lender") with a maximum commitment of $300,000,000. As defined in the JPMorgan Credit Agreement, the initial borrowing base was $0. Effective March 23, 2018, the JPMorgan Credit Agreement was amended, and a borrowing base of $35,000,000 was established. During 2019, the JPMorgan Credit Agreement was syndicated with another lender, but the commitment was still $300,000,000. Tracker was subject to an arrangement fee and annual administration fee upon establishing the borrowing base under the JPMorgan Credit Agreement. The arrangement fee was 0.75 percent of the initial borrowing base, plus an annual administration fee of $15,000 per year plus $5,000 per additional lender, up to a maximum of $35,000 per year. During 2020, the JPMorgan Credit Agreement was amended to provide a schedule of borrowing base reductions. The borrowing base was $20,300,000 at December 31, 2020. On April 19, 2021, the Company received a letter from the Lender waiving the scheduled redetermination on March 1, 2021 and postponing the scheduled redetermination from May 2021 to August 1, 2021. The letter also states the borrowing base decreased to $18,000,000. Additionally, the JPMorgan Credit Agreement matures in December 2021; accordingly, $20,300,000 is recorded as a current liability on the consolidated and combined balance sheet as of December 31, 2020. Additionally, the JPMorgan Credit Agreement was amended to include mandatory weekly prepayments if excess cash exists, as defined. Interest accrues at the prime rate plus applicable margins, ranging from 1.75 percent to 2.75 percent, or the London Interbank Offered Rate (LIBOR) plus applicable margins, ranging from 2.75 percent to 3.75 percent, and will be based upon the borrowing base usage. The Company will pay an annual commitment fee of 0.50 percent of the unused borrowing base. As of December 31, 2020, the interest rate on the JPMorgan Credit Agreement was 3.93 percent. Borrowings under the JPMorgan Credit Agreement are collateralized by certain proved oil and gas properties of Tracker. The JPMorgan Credit Agreement contains certain financial covenants, including, but not limited to, a minimum current ratio and a maximum leverage ratio. As of December 31, 2020, the Company was in compliance with these financial covenants. The outstanding balance as of December 31, 2020 and 2019 totaled $20,300,000 and $33,000,000, respectively. The Company did not have letters of credit outstanding under the JPMorgan Credit Agreement as of December 31, 2020.

Note 7 - Limited Recourse Note Payable
In December 2012, Tracker entered into a limited recourse note payable with a third party for $25,000,000 to partially fund the acquisition of unproved properties. During October 2018, the limited recourse note payable agreement was amended to extend the maturity date to March 2021 and required Tracker to make equal quarterly principal payments of $2,025,000. Effective March 16, 2020, the limited recourse note payable agreement was amended to reduce the interest rate from 5 percent to 4 percent and to extend the maturity date to March 2022. Effective August 3, 2020, the limited recourse note payable agreement was amended to reduce the principal balance to $5,062,500 through the assignment of certain property interests from Tracker and to extend the maturity date to June 2023. Tracker will make equal quarterly interest-only payments beginning in September 2020 through March 2022 based on an annual 4 percent rate. Following the interest-only payments, Tracker will make equal quarterly principal payments

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
beginning June 2022 through maturity. These amendments resulted in an accounting extinguishment, but such impact was immaterial. The note has limited recourse because it is only collateralized by certain oil and gas properties located in Irion County, Texas. As of December 31, 2020 and 2019, the outstanding amount under this limited recourse note payable was $5,062,500 and $10,125,000, respectively.

Note 8 - Derivative Instruments
Tracker periodically enters into various commodity hedging instruments to protect its cash flows and to mitigate a portion of the effect of oil and natural gas price fluctuations. Open commodity derivative positions are accounted for on a fair value basis on the consolidated and combined balance sheet, and any unrealized gain or loss is included in other income (expense) in the consolidated and combined statement of operations. Realized gains and losses from settled transactions are also recorded in other income (expense) in the consolidated and combined statement of operations. The Company does not have any derivative contracts designated as cash flow hedges. As of December 31, 2020, the Company had no offsetting positions and all amounts were recorded gross on the consolidated and combined balance sheet.
During the years ended December 31, 2020 and 2019, Tracker recognized realized gains of $7,458,803 and $838,658, respectively, from the settlement of crude oil and natural gas swap agreements. Realized gains and losses on commodity derivatives are classified as an operating activity in the consolidated and combined statement of cash flows.
As of December 31, 2020, the Company had the following crude oil and natural gas derivative contracts outstanding:

Contract	Type	Term	Volume (Bbls or MMBTU)	Index	Fixed Price ($/Bbl / $/MMBTU)

1	Crude Oil Swap	February 2020 - January 2021	1,800	WTI-MID ARGUS	$61.50
2	Crude Oil Swap	August 2020 - January 2021	7,642	WTI-NYMEX	$56.00
3	Natural Gas Swap	January 2020 - December 2021	442,876	NG-WAHA	$1.573
4	Natural Gas Swap	July 2020 - December 2021	1,233,000	NG-WAHA	$2.185
5	Crude Oil Swap	January 2021 - June 2021	68,600	WTI-NYMEX	$42.95
6	Crude Oil Swap	July 2021 - December 2021	32,400	WTI-NYMEX	$43.60

Note 9 - Fair Value Measurements
Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets and liabilities that the Company has the ability to access.
Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs, such as interest rates and yield curves, that are observable at commonly quoted intervals.
Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset and liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability.
In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis at December 31, 2020 and 2019 and the valuation techniques used by the Company to determine those fair values:

	Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2020
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2020

Commodity Derivative Instruments - Current liability	$—	$(1,286,967)	$—	$(1,286,967)

	Assets Measured at Fair Value on a Recurring Basis at December 31, 2019
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2019

Commodity Derivative Instruments - Current asset	$—	$191,430	$—	$191,430
Noncurrent asset	—	18,491	—	18,491
Total commodity derivative instruments assets	$—	$209,921	$—	$209,921
Recurring Fair Value Measurements

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
The counterparty to the Company's derivative instruments is JPMorgan Chase Bank, N.A. and another lender under the JPMorgan Credit Agreement. The Company is not required to post collateral beyond that already pledged under the JPMorgan Credit Agreement. The fair value of these derivative swap contracts is based on December 31, 2020 market prices posted on the New York Mercantile Exchange (NYMEX) and WTI Midland Argus for crude oil and West Texas WAHA for natural gas. The Company determines the fair value of its commodity derivative instruments under the income approach using a discounted cash flow model. The valuation model requires a variety of inputs, including contractual terms, projected commodity prices, discount rates, and credit risk adjustments, as appropriate. The Company's estimates of fair value of derivatives include consideration of the counterparty's creditworthiness, the Company's creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant's view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company's commodity derivative instruments are included within the Level 2 fair value hierarchy.

Nonrecurring Fair Value Measurements

Nonrecurring measurements included the fair value of impaired proved oil and gas properties. The Company determines the estimated fair value the impaired proved oil and gas properties by using a discounted cash flow approach with unobservable Level 3 inputs (Note 2), as well as other objective information at the time of impairment. At the measurement date, the Company was pursuing a divestiture of certain of its oil and gas properties. Subsequent to year end, the Company entered into an agreement to sell its Midland Basin assets (Note 1). This negotiated sales price was considered to be a reasonable indicator of fair value from a market participant perspective. The Company estimated the fair value of its proved oil and gas properties to be $66,100,000 as of December 31, 2020 and considered the fair value to be a Level 3 fair value measurement in the fair value hierarchy.
Fair value used in the initial recognition of asset retirement obligations, and any subsequent upward changes in estimates, is determined under the income approach using the present value of expected future remediation and dismantlement costs and incorporates the Company's best estimate of inputs based on remediation and dismantlement costs used by industry participants when valuing similar liabilities. The significant inputs used to calculate such liabilities include estimates of remediation and dismantlement costs (ranging from $60,000 to $130,000), the Company's credit-adjusted risk-free rate (4.0 percent), inflation rate (1.5 percent), and estimated dates of abandonment (ranging from 1 to 87 years). Accordingly, the fair value is based on unobservable pricing inputs and, therefore, is considered a Level 3 fair value measurement in the fair value hierarchy. During the year ended December 31, 2019, the Company recorded an increase to asset retirement obligations of $1,082,788 related to its oil and gas wells.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Note 10 - Operating Leases
The Company is obligated under operating leases primarily for office space, expiring in 2022. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $232,396 and $400,221 for 2020 and 2019, respectively. In March 2021, the Company entered into a new office lease agreement for approximately $4,700 per month for 14 months.
Future minimum annual commitments under these operating leases are as follows:

Years Ending December 31	Amount

2021	$372,810
2022	132,237
Total	$505,047

Note 11 - Equity
Tracker Resource Development III, LLC
Tracker issued units to partners under the terms of its limited liability company agreement and unit purchase agreement (collectively, the "Agreements") dated April 8, 2011. The Agreements allow for ownership interest in Tracker in the form of Class A and Class B units. Class A units are owned by certain institutional investors (the "Institutional Investors"), and Class B units are held by Tracker III Holdings, LLC (the "Management Investor"), an entity owned by Tracker's officers and other select employees.
The total authorized number of each class of units for Tracker, together with the number of issued and outstanding units, is as follows:

	Authorized	Outstanding as of December 31, 2020	Outstanding as of December 31, 2019

Class A units	392,000	378,280	378,280
Class B units	8,000	7,720	7,720

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Class A and Class B units are issuable for $1,000 per unit. The affairs of Tracker are managed by a board of managers, and costs, revenue, and distributions are governed by the specific provisions in the Agreements. Also, under certain circumstances more fully provided for in the Agreements, upon the termination of employment of an employee of Tracker who owns Class A units or Class B units of the Management Investor, Tracker has the right, but not the obligation, to repurchase the pro rata portion of Tracker's Class B units held by the Management Investor.
Tracker III Holdings, LLC
The limited liability company agreement of the Management Investor (the "Holdings LLC Agreement") provides for ownership interests of the Management Investor that consist of Class A, Class B, and Class C units. The Class C units are intended to comprise profits units under the Internal Revenue Code, and Class C units (i) have no voting rights; (ii) vest according to each grantee's award letter; and (iii) are subject to forfeiture. As of December 31, 2020, as it relates to the Management Investor, 54,701 Class C units were issued and outstanding. All of the Class C units outstanding at December 31, 2020 were fully vested. As of December 31, 2020 and 2019, Tracker had not recognized any unit-based compensation, as such amount was deemed de minimis.
TRD III Royalty Holdings (TX), LP
TRDR issued units to members under the terms of its agreement of limited partnership (the "Agreement") dated July 15, 2014. The Agreement allows for ownership interest in TRDR in the form of Class A and Class B units. Class A units are owned by certain Institutional Investors, and Class B units are held by the Management Investor.
The total authorized number of each class of units for TRDR, together with the number of issued and outstanding units, is as follows:

	Authorized	Outstanding as of December 31, 2020	Outstanding as of December 31, 2019

Class A units	490,000	378,280	378,280
Class B units	10,000	7,720	7,720

Note 12 - Subsequent Events
Management has evaluated subsequent events for the Company through the independent auditor's report date, May 21, 2021, which is the date the Company's consolidated and combined financial statements were available to be issued, and has concluded that there are no subsequent events required to be adjusted or disclosed within the consolidated and combined financial statements except as previously disclosed.
Note 13 - Supplemental Oil and Natural Gas Information (Unaudited)

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019
Costs Incurred (unaudited)
The following table sets forth the costs incurred for property acquisition, exploration and development activities:

	2020	2019

Acquisition:
Proved	$105	$352,097
Unproved	23,163	381,546
Exploration	—	—
Development	7,662,896	24,804,038
Total Costs incurred	$7,686,164	$25,537,681
Oil and Natural Gas Reserves (Unaudited)
The estimates of proved oil and natural gas reserves and discounted future net cash flows for the Company’s oil and gas properties as of December 31, 2020 and 2019 were prepared using historical data and other information by qualified petroleum engineers engaged by the Company. Users of this information should be aware that the process of estimating quantities of proved oil and natural gas reserves is complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering, and economic data for each reservoir. The data for any given reservoir may also change substantially over time as a result of numerous factors, including, but not limited to, additional development activity, production history, and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time.
The estimated proved net recoverable reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating, and regulatory practices. In accordance with the SEC’s guidelines, estimates of proved reserves from which present values are derived were based on the unweighted 12-month average price of the first day of the month price for the period and held constant. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. All of the oil and gas reserves set forth herein are in the United States and are proved reserves.
The estimated rounded quantities of proved oil and natural gas reserves and changes in net proved reserves are summarized below for the years ended December 31, 2020 and 2019:

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019

	Oil (MBbl)	Natural Gas (MMcf)	NGLs (MBbl)	Total (MBOE) (1)

Balance - December 31, 2018	23,192	206,620	35,361	92,989

Production	(474)	(2,493)	(424)	(1,313)
Revisions to previous estimates (2)	10,205	(8,798)	(1,246)	7,493
Balance - December 31, 2019	32,923	195,329	33,691	99,169

Production	(440)	(3,089)	(495)	(1,449)
Revisions to previous estimates (3)	(20,169)	(70,617)	(12,589)	(44,528)
Balance - December 31, 2020	12,314	121,623	20,607	53,192
Proved developed reserves:
December 31, 2018	1,775	18,493	3,010	7,867
December 31, 2019	2,492	23,419	3,942	10,338
December 31, 2020	1,673	24,237	4,009	9,721
Proved undeveloped reserves:
December 31, 2018	21,416	188,127	32,351	85,122
December 31, 2019	30,431	171,910	29,748	88,831
December 31, 2020	10,641	97,386	16,598	43,470

Changes in proved undeveloped reserves for the years ended December 31, 2020 and 2019 are summarized below (in MBOE) (1).

Balance - December 31, 2018	85,122

Conversions to proved developed	(3,426)
Revisions to previous estimates(2)	7,135
Balance - December 31, 2019	88,831

Revisions to previous estimates(3)	(45,361)
Balance - December 31, 2020	43,470

(1)	Bbl equivalents (BOE) consist of oil (Bbl), NGLs (Bbl), and natural gas reserves (mcf) converted to Bbl using a factor of 6 mcf for each Bbl.
(2)	Revisions of previous estimates primarily attributable to new type curve and shrink and yield models.
(3)	Revisions of previous estimates primarily attributable to decreased commodity prices.
Standardized Measure (Unaudited)

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019

A standardized measure of future net cash flows and changes therein relating to estimated proved reserves is computed in accordance with authoritative accounting guidance. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and the SEC. These assumptions do not necessarily reflect expectations of actual revenue to be derived from those reserves nor their present value amount. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

Future cash inflows and production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated future reserve quantities. The following prices, as adjusted for transportation, quality, and basis differentials, were used in the calculation of the standardized measure:

	2020	2019
Oil (per Bbl)	$34.56	$53.81
Natural gas (per Mcf)	$0.68	$0.88
NGLs (per Bbl)	$7.47	$11.64

Future operating costs are determined based on estimates of expenditures to be incurred in developing and producing the proved reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions. The standardized measure presented here does not include the effects of federal income taxes, as the Company is taxed as a partnership and not subject to federal income taxes; however, the Company is subject to the Texas margin tax, which is included. The resulting future net cash flows are reduced to present value amounts by applying a 10 percent annual discount factor.

The standardized measure of discounted future net cash flows relating to the Company’s proved oil and natural gas reserves is as follows as of December 31, 2020 and 2019 (in thousands):

	2020	2019

Future cash inflows	$724,574	$2,336,853
Future production costs	(282,631)	(530,299)
Future development costs	(239,999)	(800,233)
Future Texas margin taxes	(1,834)	(8,015)
Future net cash flows	200,110	998,306
Less 10 percent annual discount for estimated timing of cash flows	(153,160)	(658,851)
Standardized measure of discounted future net cash flows	$46,950	$339,455

The changes in the standardized measure of the future net cash flows relating to proved oil and natural gas reserves for the years ended December 31, 2020 and 2019 are as follows (in thousands):

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements
December 31, 2020 and 2019

	2020	2019

Balance - Beginning of year	$339,455	$459,313
Sales of oil and gas produced - Net of production costs	(18,238)	(26,917)
Net changes in prices and production costs	(542,349)	(133,048)
Previously estimated development costs incurred during the period	4,372	18,925
Net changes in future development costs	432,479	(102,020)
Revisions of previous quantity estimates	(201,761)	69,300
Accretion of discount	33,945	45,931
Net change in Texas margin taxes	2,475	(3,142)
Changes in timing of estimated cash flows and other	(3,428)	11,113
Balance - End of year	$46,950	$339,455

Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP

Consolidated and Combined Financial Report
(Unaudited)
March 31, 2021

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Contents

Independent Auditor's Review Report	1-2
Consolidated and Combined Financial Statements
Balance Sheet	3
Statement of Operations	4
Statement of Changes in Equity	5
Statement of Cash Flows	6
Notes to Consolidated and Combined Financial Statements	7-20

Plante & Moran, PLLC
Suite 300
1445 Market Street
Denver, CO 80202
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

Independent Auditor’s Review Report

To the Members and Partners
Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Results of Review of Interim Financial Information

We have reviewed the accompanying consolidated and combined financial statements of Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP (collectively, the “Company”), which comprise the consolidated and combined balance sheet as of March 31, 2021 and the related consolidated and combined statements of operations, changes in equity, and cash flows for the three-month periods ended March 31, 2021 and 2020, and the related notes to the consolidated and combined financial statements.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Basis for Review Results

We conducted our reviews in accordance with auditing standards generally accepted in the United States of America (GAAS) applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. A review of interim financial information is substantially less in scope than an audit conducted in accordance with GAAS, the objective of which is an expression of an opinion regarding the financial information as a whole, and accordingly, we do not express such an opinion. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our review. We believe that the results of the review procedures provide a reasonable basis for our conclusion.

Responsibilities of Management for the Interim Financial Information

Management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of interim financial information that is free from material misstatement, whether due to fraud or error.

To the Members and Partners
Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Report on Consolidated and Combined Balance Sheet as of December 31, 2020

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated and combined balance sheet as of December 31, 2020 and the related consolidated and combined statements of operations, changes in equity, and cash flows for the year then ended (not presented herein), and we expressed an unmodified audit opinion on those audited consolidated and combined financial statements in our report dated May 21, 2021. In our opinion, the accompanying consolidated and combined balance sheet of the Company as of December 31, 2020 is consistent, in all material respects, with the audited consolidated and combined financial statements from which it has been derived.

Emphasis of Matter

As described in Note 1 to the consolidated and combined financial statements, on March 31, 2021, the Company signed a definitive agreement to sell certain of its oil and gas properties, and the Company is planning on dissolving. Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC

Denver, Colorado
May 21, 2021

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Balance Sheet (Unaudited)

	March 31, 2021	December 31, 2020
Assets
Current Assets
Cash and cash equivalents	$4,676,725	$5,095,369
Accounts receivable	3,086,453	2,589,639
Inventory	194,818	194,818
Other current assets	111,536	97,808
Assets held for sale	—	1,594,527
Total current assets	8,069,532	9,572,161
Oil and Gas Properties (using the successful efforts method of accounting)
Proved oil and gas properties	127,083,583	128,066,527
Unproved oil and gas properties	4,900,000	4,900,000
Less accumulated depletion, depreciation, and amortization	65,601,381	61,966,527
Total oil and gas properties	66,382,202	71,000,000
Property and Equipment - Net	13,555	82,066
Other Long-term Assets	171,400	188,278
Total assets	$74,636,689	$80,842,505
Liabilities and Equity
Current Liabilities
Accounts payable	$392,676	$2,671,381
Revenue payable	2,204,344	2,433,340
Accrued lease operating expenses and capital expenditures	292,531	10,988
Current portion of asset retirement obligations	117,677	117,677
Cash call prepayments	32,787	27,816
Revolving credit facility	18,000,000	20,300,000
Commodity derivative instruments	1,876,512	1,286,967
Other accrued liabilities	1,922,315	3,605,964
Total current liabilities	24,838,842	30,454,133
Limited Recourse Note Payable	5,062,500	5,062,500
Asset Retirement Obligations - Net of current portion	3,242,256	3,258,770
Total liabilities	33,143,598	38,775,403
Equity	41,493,091	42,067,102
Total liabilities and equity	$74,636,689	$80,842,505

See notes to consolidated and combined financial statements (unaudited).

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Operations (Unaudited)
Three-months Ended March 31, 2021 and 2020

	2021	2020
Revenue
Oil and natural gas revenue	$7,532,338	$8,712,733
Loss on sale of oil and gas properties	(48,738)	—
Total revenue	7,483,600	8,712,733
Operating Expenses
Production taxes	471,689	417,683
Lease operating expenses	903,035	1,381,526
Marketing expenses	—	175,654
Depletion, depreciation, amortization, and accretion	3,694,196	5,347,699
Exploration, dry hole, geological, and delay rentals	10,791	96,201
General and administrative expenses	938,594	1,586,140
Total operating expenses	6,018,305	9,004,903
Operating Income (Loss)	1,465,295	(292,170)
Other (Expense) Income
Interest expense	(302,588)	(543,280)
Realized (loss) gain on commodity derivatives	(798,488)	1,664,031
Unrealized (loss) gain on commodity derivatives	(589,545)	7,924,976
Other income	995	115,586
Loss on disposal of asset	(15,680)	—
Total other (expense) income	(1,705,306)	9,161,313
Consolidated and Combined Net (Loss) Income	$(240,011)	$8,869,143
Amounts Attributable to Noncontrolling Interest and Parent Group
Consolidated and combined net (loss) income attributable to:
Noncontrolling interests	$(16,583)	$27,903
Tracker Resource Development III, LLC and TRD III Royalty Holdings (TX), LP	(223,428)	8,841,240
Consolidated and combined net (loss) income	$(240,011)	$8,869,143

See notes to consolidated and combined financial statements (unaudited).

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Changes in Equity (Unaudited)
Three-months Ended March 31, 2021 and 2020

	Class A Units	Class B Units	Other Contributions	Noncontrolling Interests	Accumulated Deficit	Total Tracker Resource Development III, LLC Equity	Total TRD III Royalty Holdings (TX), LP Equity	Total Combined Equity
Balance - January 1, 2021	$370,160,054	$7,554,317	$29,655,152	$448,828	$(366,573,675)	$41,244,676	$822,426	$42,067,102
Net loss	—	—	—	(16,583)	(223,428)	(240,011)	—	(240,011)
Cash distribution	—	—	—	(334,000)	—	(334,000)	—	(334,000)
Balance - March 31, 2021	$370,160,054	$7,554,317	$29,655,152	$98,245	$(366,797,103)	$40,670,665	$822,426	$41,493,091

	Class A Units	Class B Units	Other Contributions	Noncontrolling Interests	Accumulated Deficit	Total Tracker Resource Development III, LLC Equity	Total TRD III Royalty Holdings (TX), LP Equity	Total Combined Equity
Balance - January 1, 2020	$367,130,132	$7,492,481	$29,655,152	$3,983,006	$(100,804,573)	$307,456,198	$11,336,856	$318,793,054
Net income	—	—	—	27,903	8,841,240	8,869,143	—	8,869,143
Balance – March 31, 2020	$367,130,132	$7,492,481	$29,655,152	$4,010,909	$(91,963,333)	$316,325,341	$11,336,856	$327,662,197

See notes to consolidated and combined financial statements (unaudited).

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Consolidated and Combined Statement of Cash Flows (Unaudited)
Three-months Ended March 31, 2021 and 2020

	2021	2020
Cash Flows from Operating Activities
Net (loss) income	$(240,011)	$8,869,143
Adjustments to reconcile net (loss) income to net cash and cash equivalents from operating activities:
Depletion, depreciation, amortization, and accretion	3,694,196	5,347,699
Unrealized loss (gain) on commodity derivatives	589,545	(7,924,976)
Loss on disposal of asset and sale of oil and gas properties	64,418	—
Amortization of debt issuance costs	59,892	39,086
Changes in operating assets and liabilities:
Accounts receivable	(496,814)	1,054,824
Inventory	—	31,803
Other assets	(13,728)	61,910
Accounts payable and accrued liabilities	(2,133,250)	(15,599,946)
Cash call prepayments	4,971	(772)
Settlement of asset retirement obligations	(16,514)	(63,707)
Net cash and cash equivalents provided by (used in) operating activities	1,512,705	(8,184,936)
Cash Flows from Investing Activities
Investments in oil and gas properties	(1,778,183)	(3,032,912)
Proceeds from sale of oil and gas properties	2,523,848	—
Net cash and cash equivalents provided by (used in) investing activities	745,665	(3,032,912)
Cash Flows from Financing Activities
Noncontrolling interest distributions	(334,000)	—
Proceeds from revolving credit facility	—	2,500,000
Payments on revolving credit facility	(2,300,000)	—
Payment of debt issuance costs	(43,014)	—
Net cash and cash equivalents (used in) provided by financing activities	(2,677,014)	2,500,000
Net Decrease in Cash and Cash Equivalents	(418,644)	(8,717,848)
Cash and Cash Equivalents - Beginning of period	5,095,369	16,048,169
Cash and Cash Equivalents - End of period	$4,676,725	$7,330,321

Supplemental Cash Flow Information - Cash paid for interest	$249,393	$458,623
Significant Noncash Transactions
Change in capital expenditures in accounts payable, accrued capital expenditures, and other accrued liabilities	$(1,776,557)	$(3,134,950)

See notes to consolidated and combined financial statements (unaudited).

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Note 1 - Nature of Business
Tracker Resource Development III, LLC (Tracker) is a Delaware limited liability company that was formed on April 6, 2011. Tracker is engaged in the acquisition, exploration, and development of crude oil and natural gas reserves, primarily in Texas and Ohio.
Tracker formed a subsidiary known as TLU, a Delaware limited liability company, on July 3, 2012. TLU is engaged in the acquisition, exploration, and development of crude oil and natural gas reserves, primarily in Ohio. Tracker has a 60 percent interest in TLU, with the 40 percent not owned by Tracker reflected as a noncontrolling interest.
On July 15, 2014, TLU formed a wholly owned subsidiary, TLU Royalty Holdings, LLC (TLUR), for the purpose of holding overriding royalty interests in oil and gas properties owned by TLU. During the three-month periods ended March 31, 2021 and 2020, TLU did not transfer overriding royalty interests to TLUR. During 2014, the membership units of TLUR were transferred to the members of TLU in proportion to their investment in TLU. Accordingly, through Tracker's 60 percent investment in TLU, Tracker has consolidated the assets, liabilities, and operations of TLUR, with the 40 percent not owned accounted for as a noncontrolling interest.
On December 13, 2016, Tracker formed a wholly owned subsidiary, Tracker North Ohio Holdings, LLC (TNOH), for the purpose of holding interests and developing unproved oil and gas properties that were distributed by TLU.
On March 14, 2017, Tracker formed a wholly owned subsidiary, TRI66 Holdings, LLC (TRI66), for the purpose of holding real estate and other property to support ongoing oil and gas operations.
On July 15, 2014, Tracker formed a wholly owned subsidiary, TRD III Royalty Holdings (TX), LP (TRDR), for the purpose of holding overriding royalty interests in unproved oil and gas properties owned by Tracker in the state of Texas. During 2014, the limited partnership interests of TRDR were transferred to the members of Tracker in proportion to their investment in Tracker. The management investor (Note 9) serves as the manager of TRDR. Due to the common ownership between Tracker and TRDR, the assets, liabilities, equity, and operations of TRDR have been combined with the consolidated financial statements of Tracker as of March 31, 2021 and December 31, 2020 and for three-month periods ended March 31, 2021 and 2020.
During 2020, the Company, as disclosed in Note 2, initiated a process of divesting certain of its assets, with the expectation of finalizing any sales of assets in 2021. On March 31, 2021, the Company signed a definitive agreement to sell its Midland Basin assets to Earthstone Energy, Inc. (Earthstone) for cash consideration of $29.6 million and 4.7 million shares of Earthstone, subject to customary closing period adjustments. One of the Class A members of the Company also has an interest in Earthstone. As a result of this anticipated sales transaction, the Company has not pursued extending the December 2021 maturity date of its revolving line of credit (Note 4), which has resulted in a negative working capital deficit as of March 31, 2021. The Company anticipates retiring the amounts owed under its revolving credit facility with the net proceeds received from any potential sales transaction. If a sales transaction is not finalized prior to the maturity date of the revolving line of credit, the Company would anticipate negotiating

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

with the lender for repayment alternatives, including an extension of the maturity date. There can be no guarantee that any sales transactions and/or negotiations with the lender will be resolved prior to the maturity date. If the sales transaction with Earthstone is completed, the Company's intent is to dissolve within 12 months from the date these consolidated and combined financial statements are available to be issued.
Note 2 - Significant Accounting Policies
Basis of Presentation
The accompanying unaudited consolidated and combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information. In the opinion of management, all adjustments, consisting of normal recurring adjustments considered necessary for a fair presentation of interim financial information, have been included. Operating results for the periods presented are not necessarily indicative of expected results for the full year.
Principles of Consolidation and Combination
The accompanying consolidated and combined financial statements include the consolidated accounts of Tracker; its wholly owned subsidiaries, TNOH and TRI66; and its majority-owned subsidiaries, TLU and TLUR. The Company consolidates TLU and TLUR, as it has a controlling interest. Due to common ownership with its investors, Tracker has combined the accounts of TRDR (collectively, the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation and combination.
The Company records a noncontrolling interest for the portion of its net assets and net (loss) income in any subsidiaries that are less than 100 percent owned. The Company reflects noncontrolling interests in the equity section of its consolidated and combined balance sheet of $98,245 and $448,828 as of March 31, 2021 and December 31, 2020, respectively, representing the 40 percent interest in TLU and TLUR not owned by Tracker. The Company recorded $(16,583) and $27,903 in its consolidated and combined statement of operations for the noncontrolling interests attributable to TLU's and TLUR's net income (loss) for the three-month periods ended March 31, 2021 and 2020, respectively.
Use of Estimates
The preparation of the consolidated and combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Depletion, depreciation, and amortization (DD&A) and impairment of proved oil and gas properties are generally determined using unaudited estimates of oil and gas reserves. There are numerous uncertainties in estimating the quantity of reserves and in projecting the future rates of production and timing of development expenditures, including future costs to dismantle, dispose, and restore the

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Company's properties. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way. In addition, significant estimates include the estimated cost and timing related to asset retirement obligations (AROs), fair value of commodity derivative instruments, the likelihood of selling its oil and gas properties, and the realizability of unproved properties.
Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests.
Oil and Gas Properties
The Company follows the successful efforts method of accounting for oil and gas activities. Under this method of accounting, costs associated with the acquisition, drilling, and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, using the units-of-production on a field-by-field basis based upon proved oil and gas reserves. The Company’s proved oil and gas reserve information was computed by applying the average first day of the month oil and gas price during the 12-month periods ended March 31, 2021 and 2020. Depletion expense for the three-month periods ended March 31, 2021 and 2020 was $3,634,854 and $5,268,083, respectively. Exploration, geological and geophysical costs, delay rentals, and drilling costs of unsuccessful exploratory wells are charged to expense as incurred.
Costs associated with unevaluated exploratory wells are excluded from the depletable base until the determination of proved reserves, at which time those costs are reclassified to proved oil and gas properties and subject to depletion. If it is determined that the exploratory well costs were not successful in establishing proved reserves, such costs are expensed at the time of such determination. As of March 31, 2021 and December 31, 2020, the Company had no exploratory wells in progress.
The Company assesses the recoverability of its proved oil and gas properties when circumstances suggest there is a need for such a review, but at least on an annual basis. To determine if a depletable unit (generally defined as an individual field) is impaired, the Company compares the net book value of the depletable unit to the undiscounted future net cash flows by applying estimated future prices over the economic lives of the reserves. For each depletable unit determined to be impaired, an impairment loss equal to the difference between the net book value and estimated fair value of the depletable unit will be recognized. Fair value, on a depletable unit basis, is estimated to be the present value of expected future cash flows computed by applying estimated future oil and gas prices, as determined by management, to estimated future production of oil and gas reserves over the economic lives of the reserves and applying of a discount rate commensurate with the risk associated with realizing the expected cash flows or using a market participant negotiated fair value. The discount rate is a rate that management believes is representative of current market conditions and includes estimates for the risk premium. The Company did not record any impairments of proved oil and gas properties during the three-month periods ended March 31, 2021 and 2020.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Unproved oil and gas properties are assessed at least annually to determine whether they have been impaired by the drilling of dry holes on or near the related acreage or other circumstances that may indicate a decline in value. When unproved property is determined to be impaired, a loss equal to the portion impaired is recognized. When leases for unproved properties expire, the costs thereof are removed from the accounts and charged to expense. The Company did not record any impairments of unproved oil and gas properties during the three-month periods ended March 31, 2021 and 2020.
The sale of a partial interest in a proved oil and gas property is accounted for as a normal retirement, and no gain or loss is recognized as long as this treatment does not significantly affect the unit-of-production depletion rate. A gain or loss is recognized for all other sales of proved properties and is included in the results of operations. The sale of a partial interest in an unproved property is accounted for as a recovery of cost when substantial uncertainty exists as to the recovery of the cost applicable to the interest retained. A gain on the sale is recognized to the extent the sale price exceeds the carrying amount of the unproved property.
The Company has not capitalized interest costs during the three-month periods ended March 31, 2021 and 2020, as such amounts capitalizable were deemed immaterial.

Asset Retirement Obligation
The Company records the fair value of a liability for an asset retirement obligation in the period in which it is incurred with a corresponding increase in the carrying amount of the related long-lived asset. Liabilities are required to be accreted to their present value each period, and capitalized costs are depleted using the units-of-production method. This periodic accretion expense is included in depletion, depreciation, amortization, and accretion in the consolidated and combined statement of operations. Upon settlement of the liability, the Company will settle the obligation against its recorded amount and will record any resulting gain or loss in the consolidated and combined statement of operations.
Commodity Derivative Instruments
The Company uses commodity derivative instruments to provide a measure of stability to its cash flows in an environment of volatile oil and natural gas prices and to manage its exposure to oil and natural gas price volatility. All commodity derivative instruments are initially, and subsequently, measured at estimated fair value and recorded as assets or liabilities on the consolidated and combined balance sheet. The Company has elected not to designate its commodity derivative instruments as cash flow hedges. For commodity derivative instruments that do not qualify as cash flow hedges, changes in the estimated fair value of the contracts are recorded as gains and losses in other (expense) income in the consolidated and combined statement of operations. When commodity derivative instruments are settled, the Company recognizes realized gains and losses in other (expense) income in the consolidated and combined statement of operations. Commodity derivative instrument cash flows are reported as cash flows from operating activities in the consolidated and combined statement of cash flows.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Income Taxes
The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro rata ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.
The Company accounts for uncertainty in income taxes in accordance with GAAP, which prescribe a comprehensive model for recognizing, measuring, presenting, and disclosing in the consolidated and combined financial statements tax positions taken or expected to be taken on a tax return, including a decision on whether to file in a particular jurisdiction. Only tax positions that meet a more likely than not recognition threshold at the effective date may be recognized or continue to be recognized. If taxing authorities were to disallow any tax positions taken by the Company, the additional income taxes, if any, would be imposed on the members rather than the Company.
The Company classifies interest and penalties associated with tax positions as general and administrative expenses in the accompanying consolidated and combined financial statements. No interest or penalties have been assessed during the three-month periods ended March 31, 2021 and 2020.
Internal Revenue Service (IRS) audits of partnerships that result in adjustments of the partnership will be assessed at the partnership level.
Revenue Recognition
The Company's revenue is derived from the sale of its produced oil and natural gas.
Revenue is recognized in the month in which the contractual performance obligations are satisfied, which is generally at the point in time when the purchaser obtains control of the produced oil and natural gas. The point in time when the purchaser obtains control may differ depending on the contractual terms of each of the Company's sales agreements and generally occurs when the purchaser accepts, takes possession of and title to, and bears the risk of loss of the produced oil and natural gas.
The Company sells its produced oil and natural gas under a variety of long-term agreements with numerous purchasers. The Company's produced oil and natural gas production is primarily produced and sold in Texas. The Company's revenue is primarily derived from produced oil and natural gas from oil and gas wells operated by the Company. Oil sales for the three-month periods ended March 31, 2021 and 2020 were $3,360,988 and $7,626,607, respectively. Natural gas sales for the three-month periods ended March 31, 2021 and 2020 were $4,171,350 and $1,086,126, respectively. The Company also receives revenue from its ownership in nonoperating or royalty interests. Approximately 4 percent of the Company's revenue is from its nonoperating or royalty interests.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

All of the Company's sales of produced oil and natural gas are made under contracts with purchasers, which typically include variable consideration based on monthly pricing tied to published indices and volumes delivered. While revenue is recorded at the point in time when control of the produced oil and natural gas transfers to the purchaser, statements and payment from those purchasers may not be received for one to two months after the date the produced oil and natural gas is delivered, and, as a result, the amount of production delivered to the purchaser and the price that will be received for the sale of the product is estimated utilizing production reports, contractual pricing, and market indices. Estimated revenue due to the Company is recorded within accounts receivable in the accompanying consolidated and combined balance sheet until payment is received. Differences between the estimated amounts and the actual amounts received from the sale of the produced oil and natural gas are recorded when known, which is generally when payment is received from the purchaser.
For the Company's produced oil sales agreements, the Company generally delivers produced oil to the purchaser at the Company's wellhead or lease facility near the wellhead location. Upon delivery to the purchaser, the Company is entitled to an agreed-upon index price, net of pricing differentials for each barrel produced. With these agreements, the Company recognizes revenue when control transfers to the purchaser at the Company's wellhead or lease facility near the wellhead location at the net price received.
For the Company's natural gas sales agreements, the Company generally delivers produced natural gas to a midstream entity at the wellhead or the inlet of the midstream entity’s transportation system. The Company sells natural gas under a variety of sales agreements, including percentage-of-proceeds processing agreements, fee-based agreements, or a hybrid of percentage-of-proceeds and fee-based agreements. Under the majority of the Company's contracts, the midstream entity gathers the natural gas in the field where it is produced and transports it to natural gas processing plants where natural gas liquids are extracted. The natural gas liquids and residue gas are then sold by the midstream entity. Under the percentage-of-proceeds and hybrid percentage-of-proceeds and fee-based agreements, the Company receives a percentage of the value for the extracted natural gas liquids and the residue gas. Under the fee-based agreement, the Company receives natural gas liquids and residue gas sales proceeds, less the fee component. To the extent control of the natural gas transfers before the transportation and processing activities, which is generally at the Company's wellhead lease facility, revenue is recognized at the net amount received from the purchaser.
Concentrations of Credit Risk
The Company grants credit in the normal course of business to purchasers and joint interest operators. Collectibility of the Company's oil and natural gas sales is dependent upon the financial condition of the purchasers and joint interest operators, as well as general economic conditions.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

The following entities accounted for 10 percent or more of total revenue and accounts receivable:

	Revenue		Accounts Receivable
	Three-month Period Ended March 31, 2021	Three-month Period Ended March 31, 2020	As of March 31, 2021	As of December 31, 2020

Texican Crude & Hydrocarbons, LLC	45%	84%	41%	38%
Cogent Midstream Holdings	39	10	38	29
Davis Gas Processing, Inc.	13	-	12	11
Property and Equipment
Property and equipment are recorded at cost. The straight-line method is used for computing depreciation. Assets are depreciated over their estimated useful lives, ranging from 3 to 39 years. Land is not depreciated. Costs of maintenance and repairs are charged to expense when incurred.

Depreciable Life - Years

Land	-
Buildings	39
Furniture, fixtures, and equipment	3 - 15
Impairment or Disposal of Long-lived Assets
The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.
Discontinued Operations and Assets Held for Sale

Midland Basin Assets
As discussed in Note 1, during 2020, the Company initiated a process of divesting certain of its assets. On March 31, 2021, the Company signed a definitive agreement to sell its Midland Basin assets to Earthstone. The Company determined that the transaction met the reporting and disclosure requirements of discontinued operations as upon entering into the definitive agreement on March 31, 2021, the Company determined the transaction met the requirements of assets held for sale and that the divestiture of the assets represented a strategic shift that will have a major effect on the Company’s operations and financial results. The Company expects the transaction to be completed during 2021 and upon completion of the transaction, expects to have no continuing involvement with the assets. The Company ceased depletion, depreciation, and amortization of the assets associated with the discontinued operations as of March 31, 2021 which was the date the Company signed the definitive agreement to sell its Midland Basin assets. As of March 31, 2021, the assets associated with the discontinued operations were carried at an amount that approximated their fair value less costs to sell, which was based on the sale price per

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

the definitive agreement. As these assets make up substantially all of the oil and gas properties and the asset retirement obligations on the consolidated and combined balance sheet, substantially all of the revenue and operating expenses on the consolidated and combined statement of operations, and substantially all of the cash flows from operating and investing activities, these assets, liabilities, and operating results have not been presented as held for sale or discontinued operations.

Ranch and Real Estate Assets
As of December 31, 2020, assets held for sale consisted of certain ranch and real estate assets held at TRI66. As of December 31, 2020, the assets were recorded at fair value less the cost to sell, and the assets were sold during the three-month period ended March 31, 2021.
Segment Information and Geographic Area
Operating segments are defined under GAAP as components of an enterprise (i) that engage in activities from which the enterprise may earn revenue and incur expenses and (ii) for which separate operational financial information is available and is regularly evaluated by the chief operating decision-maker for the purpose of allocating resources and assessing performance.
Based on its organization and management, the Company has one reportable operating segment, which is oil and natural gas acquisition, exploration, development, and production. The Company’s primary operations are currently conducted in Texas.
Risks and Uncertainties
The outbreak of COVID-19 and decreases in commodity prices resulting from oversupply, travel restrictions, and other constraints on economic activity have caused a significant decrease in the demand and consumption of oil and gas and has created disruptions and volatility in the global marketplace throughout numerous industries, beginning late in the first quarter of 2020. While commodity prices and commodity demand have showed signs of recovery, financial results are likely to continue to be challenged until a full recovery is made. Due to this changing environment, there continues to be uncertainty surrounding the extent of the impact of these events, which may result in continued direct and indirect negative impacts to the Company’s results of operations, liquidity, and cash flows. As a result of this continued uncertainty, the estimates used in these consolidated and combined financial statements have become more challenging, and actual results may differ materially from amounts previously established.
Upcoming Accounting Pronouncement
The Financial Accounting Standards Board (FASB) issued ASU No. 2016-02, Leases, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related expenses in the

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company's year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is not expected to have a material effect on the Company’s financial statements as a result of the Company's operating leases, as disclosed in Note 8. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
Unit-based Compensation
The Company follows authoritative guidance that applies to unit-based awards, which requires entities to recognize compensation expense over the requisite service period for unit-based awards to employees, based on the estimated grant date fair value of the awards. Authoritative guidance also requires unit-based awards to employees by a related party or other holder of an economic interest in the entity to be accounted for as unit-based award transactions if awards are for services provided by such employees.

Note 3 - Accounts Receivable
The following is the detail of accounts receivable:

	March 31, 2021	December 31, 2020

Revenue accrual	$2,815,816	$2,083,785
Joint interest billing receivable	229,056	241,296
Other receivables	41,581	264,558
Total accounts receivable	$3,086,453	$2,589,639

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Note 4 - Revolving Line of Credit
In December 2016, Tracker entered into a revolving line of credit (the "JPMorgan Credit Agreement") with JPMorgan Chase Bank, N.A. (the "Lender") with a maximum commitment of $300,000,000. As defined in the JPMorgan Credit Agreement, the initial borrowing base was $0. Effective March 23, 2018, the JPMorgan Credit Agreement was amended, and a borrowing base of $35,000,000 was established. During 2019, the JPMorgan Credit Agreement was syndicated with another lender, but the commitment was still $300,000,000. Tracker was subject to an arrangement fee and annual administration fee upon establishing the borrowing base under the JPMorgan Credit Agreement. The arrangement fee was 0.75 percent of the initial borrowing base, plus an annual administration fee of $15,000 per year plus $5,000 per additional lender, up to a maximum of $35,000 per year. During 2020, the JPMorgan Credit Agreement was amended to provide a schedule of borrowing base reductions. The borrowing base was $20,300,000 at March 31, 2021 and December 31, 2020. On April 19, 2021, the Company received a letter from the Lender waiving the scheduled redetermination on March 1, 2021 and postponing the scheduled redetermination from May 2021 to August 1, 2021. The letter also states the borrowing base decreased to $18,000,000. Additionally, the JPMorgan Credit Agreement matures in December 2021; accordingly, the outstanding balance of $18,000,000 and $20,300,000 is recorded as a current liability on the consolidated and combined balance sheet as of March 31, 2021 and December 31, 2020. Additionally, the JPMorgan Credit Agreement was amended to include mandatory weekly prepayments if excess cash exists, as defined. Interest accrues at the prime rate plus applicable margins, ranging from 1.75 percent to 2.75 percent, or the London Interbank Offered Rate (LIBOR) plus applicable margins, ranging from 2.75 percent to 3.75 percent, and will be based upon the borrowing base usage. The Company will pay an annual commitment fee of 0.50 percent of the unused borrowing base. As of March 31, 2021 and December 31, 2020, the interest rate on the JPMorgan Credit Agreement was 3.86 and 3.93 percent, respectively. Borrowings under the JPMorgan Credit Agreement are collateralized by certain proved oil and gas properties of Tracker. The JPMorgan Credit Agreement contains certain financial covenants, including, but not limited to, a minimum current ratio and a maximum leverage ratio. As of March 31, 2021 and December 31, 2020, the Company was in compliance with these financial covenants. The Company did not have letters of credit outstanding under the JPMorgan Credit Agreement as of March 31, 2021 or December 31, 2020.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Note 5 - Limited Recourse Note Payable
In December 2012, Tracker entered into a limited recourse note payable with a third party for $25,000,000 to partially fund the acquisition of unproved properties. During October 2018, the limited recourse note payable agreement was amended to extend the maturity date to March 2021 and required Tracker to make equal quarterly principal payments of $2,025,000. Effective March 16, 2020, the limited recourse note payable agreement was amended to reduce the interest rate from 5 percent to 4 percent and to extend the maturity date to March 2022. Effective August 3, 2020, the limited recourse note payable agreement was amended to reduce the principal balance to $5,062,500 through the assignment of certain property interests from Tracker and to extend the maturity date to June 2023. Tracker will make equal quarterly interest-only payments beginning in September 2020 through March 2022 based on an annual 4 percent rate. Following the interest-only payments, Tracker will make equal quarterly principal payments beginning June 2022 through maturity. The note has limited recourse because it is only collateralized by certain oil and gas properties located in Irion County, Texas. As of March 31, 2021 and December 31, 2020, the outstanding amount under this limited recourse note payable was $5,062,500.

Note 6 - Derivative Instruments
Tracker periodically enters into various commodity hedging instruments to protect its cash flows and to mitigate a portion of the effect of oil and natural gas price fluctuations. Open commodity derivative positions are accounted for on a fair value basis on the consolidated and combined balance sheet, and any unrealized gain or loss is included in other income (expense) in the consolidated and combined statement of operations. Realized gains and losses from settled transactions are also recorded in other income (expense) in the consolidated and combined statement of operations. The Company does not have any derivative contracts designated as cash flow hedges. As of March 31, 2021 and December 31, 2020, the Company had no offsetting positions and all amounts were recorded gross on the consolidated and combined balance sheet. Realized gains and losses on commodity derivatives are classified as an operating activity in the consolidated and combined statement of cash flows.
As of March 31, 2021, the Company had the following crude oil and natural gas derivative contracts outstanding:

Contract	Type	Term	Volume (Bbls or MMBTU)	Index	Fixed Price ($/Bbl / $/MMBTU)

1	Natural Gas Swap	January 2020 - December 2021	324,200	NG-WAHA	$ 1.573
2	Natural Gas Swap	July 2020 - December 2021	900,000	NG-WAHA	$ 2.185
3	Crude Oil Swap	January 2021 - June 2021	38,100	WTI-NYMEX	$ 42.95
4	Crude Oil Swap	July 2021 - December 2021	32,400	WTI-NYMEX	$ 43.60

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Note 7 - Fair Value Measurements
Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.
Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets and liabilities that the Company has the ability to access.
Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs, such as interest rates and yield curves, that are observable at commonly quoted intervals.
Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset and liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability.
In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
The following tables present information about the Company’s assets and liabilities measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and the valuation techniques used by the Company to determine those fair values:

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Liabilities Measured at Fair Value on a Recurring Basis at March 31, 2021
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at March 31, 2021

Commodity Derivative Instruments - Current liability	$—	$ (1,876,512)	$—	$ (1,876,512)

Liabilities Measured at Fair Value on a Recurring Basis at December 31, 2020
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31, 2020

Commodity Derivative Instruments - Current liability	$—	$ (1,286,967)	$—	$ (1,286,967)

Recurring Fair Value Measurements
The counterparty to the Company's derivative instruments is JPMorgan Chase Bank, N.A. and another lender under the JPMorgan Credit Agreement. The Company is not required to post collateral beyond that already pledged under the JPMorgan Credit Agreement. The fair value of these derivative swap contracts is based on the March 31, 2021 and December 31, 2020 market prices posted on the New York Mercantile Exchange (NYMEX) and WTI Midland Argus for crude oil and West Texas WAHA for natural gas. The Company determines the fair value of its commodity derivative instruments under the income approach using a discounted cash flow model. The valuation model requires a variety of inputs, including contractual terms, projected commodity prices, discount rates, and credit risk adjustments, as appropriate. The Company's estimates of fair value of derivatives include consideration of the counterparty's creditworthiness, the Company's creditworthiness, and the time value of money. The consideration of these factors results in an estimated exit price for each derivative asset or liability under a marketplace participant's view. All of the significant inputs are observable, either directly or indirectly; therefore, the Company's commodity derivative instruments are included within the Level 2 fair value hierarchy.

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Note 8 - Operating Leases
The Company is obligated under operating leases primarily for office space, expiring in 2022. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs. Total rent expense under these leases was $185,460 and $72,860 for the three-month periods ended March 31, 2021 and 2020, respectively. In March 2021, the Company entered into a new office lease agreement for approximately $4,700 per month for 14 months.
Future minimum annual commitments remaining under these operating leases are as of March 31, 2021 are follows:

Years Ending December 31	Amount

2021	$57,402
2022	34,696
Total	$92,098

Note 9- Equity
Tracker Resource Development III, LLC
Tracker issued units to partners under the terms of its limited liability company agreement and unit purchase agreement (collectively, the "Agreements") dated April 8, 2011. The Agreements allow for ownership interest in Tracker in the form of Class A and Class B units. Class A units are owned by certain institutional investors (the "Institutional Investors"), and Class B units are held by Tracker III Holdings, LLC (the "Management Investor"), an entity owned by Tracker's officers and other select employees.

The total authorized number of each class of units for Tracker, together with the number of issued and outstanding units, is as follows:

	Authorized	Outstanding as of March 31, 2021	Outstanding as of December 31, 2020

Class A units	392,000	378,280	378,280
Class B units	8,000	7,720	7,720

Tracker Resource Development III, LLC and
TRD III Royalty Holdings (TX), LP

Notes to Consolidated and Combined Financial Statements (Unaudited)

Class A and Class B units are issuable for $1,000 per unit. The affairs of Tracker are managed by a board of managers, and costs, revenue, and distributions are governed by the specific provisions in the Agreements. Also, under certain circumstances as more fully provided for in the Agreements, upon the termination of employment of an employee of Tracker who owns Class A units or Class B units of the Management Investor, Tracker has the right, but not the obligation, to repurchase the pro rata portion of Tracker's Class B units held by the Management Investor.
Tracker III Holdings, LLC
The limited liability company agreement of the Management Investor (the "Holdings LLC Agreement") provides for ownership interests of the Management Investor that consist of Class A, Class B and Class C Units. The Class C units are intended to comprise profits units under the Internal Revenue Code, and Class C units and (i) have no voting rights; (ii) vest according to each grantee's award letter; and (iii) are subject to forfeiture. As of March 31, 2021 and December 31, 2020, as it relates to the Management Investor, 54,701 Class C units were issued and outstanding. All of the Class C units outstanding at March 31, 2021 and December 31, 2020 were fully vested. During the three-month periods ended March 31, 2021 and 2020, no unit-based compensation was recognized.
TRD III Royalty Holdings (TX), LP
TRDR issued units to members under the terms of its agreement of limited partnership (the "Agreement") dated July 15, 2014. The Agreement allows for ownership interest in TRDR in the form of Class A and Class B units. Class A units are owned by certain Institutional Investors, and Class B units are held by the Management Investor.
The total authorized number of each class of units for TRDR, together with the number of issued and outstanding units, is as follows:

	Authorized	Outstanding as of March 31, 2021	Outstanding as of December 31, 2020

Class A units	490,000	378,280	378,280
Class B units	10,000	7,720	7,720

Note 10 - Subsequent Events
Management has evaluated subsequent events for the Company through the independent auditor's review report date, May 21, 2021, which is the date the Company's consolidated and combined financial statements were available to be issued, and has concluded that there are no subsequent events required to be adjusted or disclosed within the consolidated and combined financial statements except as previously disclosed.

SEG-TRD LLC and SEG-TRD II LLC Properties

Statements of Revenues and Direct Operating Expenses
For the Years Ended December 31, 2020 and 2019

SEG-TRD LLC and SEG-TRD II LLC Properties

Table of Contents

Page

Independent Auditor’s Report    1

Statements of Revenues and Direct Operating Expenses    3

Notes to the Statements of Revenues and Direct Operating Expenses    4

Plante & Moran, PLLC
Suite 300
1445 Market Street
Denver, CO 80202
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

Independent Auditor’s Review Report

To SEG-TRD LLC and SEG-TRD II LLC

We have audited the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties of SEG-TRD LLC and SEG-TRD II LLC (collectively referred to as the “Properties”) for the years ended December 31, 2020 and 2019 and the related notes (collectively referred to as the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of these financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

SEG-TRD LLC and SEG-TRD II LLC Properties

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2020 and 2019 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1. The presentation is not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Properties. Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC

Denver, Colorado
May 20, 2021

Statements of Revenues and Direct Operating Expenses of the SEG-TRD LLC and SEG-TRD II LLC Properties
(in thousands)

	Audited For the Years Ended December 31,		Unaudited For the Three Months Ended March 31,
	2020	2019	2021	2020
Revenues
Oil, natural gas, and natural gas liquids revenues	$36,793	$37,432	$9,379	$14,520
Direct operating expenses
Lease operating expenses	4,843	3,935	614	1,813
Gathering, processing and transportation	2,117	1,467	471	568
Production taxes	3,014	2,589	845	978
Total direct operating expenses	9,974	7,991	1,930	3,359
Revenues in excess of direct operating expenses	$26,819	$29,441	$7,449	$11,161

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Note 1 – Basis of Presentation

On March 31, 2021 Earthstone Energy Holdings LLC (“EEH”), a subsidiary of Earthstone Energy Inc. (“Earthstone”) entered into a Purchase and Sale Agreement to acquire all of the oil and natural gas properties (the “Properties”) owned by SEG-TRD LLC (“SEG I”) and SEG-TRD II LLC (SEG II” and collectively “Sequel” or the “Company”) which include non-operated well bore interests, related proved reserves and associated well equipment and infrastructure in the Midland Basin of Texas. The total consideration for the Properties was approximately $62.9 million, subject to post-closing adjustments which reflect an effective date of March 1, 2021. The consideration is comprised of $52.5 million cash and 1.5 million shares of Earthstone common stock.
The Sequel Properties were less than substantially all of the key operating assets of the manager of the Sequel Properties during the presented periods. Accordingly, complete financial statements under U.S. generally accepted accounting principles (“GAAP”) are not available, or practicable to obtain for the Sequel Properties. The accompanying Statements of Revenue and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the Sequel Properties and may not be representative of future operations as they do not include general and administrative expenses, interest income or expense, depreciation, depletion and amortization, impairments, income taxes or other income and expense items not directly associated with revenues from oil and natural gas. The accompanying Statements of Revenue and Direct Operating Expenses are presented in lieu of the full financial statements required under Rule 8-04 of the Securities and Exchange Commission (“SEC”) Regulation S-X.
Note 2 – Summary of Significant Accounting Policies

Use of Estimates – The preparation of the Statements of Revenue and Direct Operating Expenses in conformity with GAAP required Sequel’s management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and direct operating expenses of the Sequel Properties for the periods reported. These estimates and assumptions are based on Sequel’s best estimates and judgements. Changes in these assumptions, judgements and estimates will occur due to the passage of time and occurrence of future events. Accordingly, actual results could differ materially from amounts previously established.

Revenue Recognition – Oil, natural gas, and natural gas liquids revenues are derived from non-operated interests in oil and natural gas wells. The sales of oil, natural gas, and natural gas liquids are made under contracts that the third-party operator of the oil and natural gas wells have negotiated with customers. The Sequel Properties receive payment between one to two months after delivery of the oil and natural gas production. At the end of each period when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued. Variances between the Sequel Properties estimated revenue and actual payments are recorded in the month the payment is received; however, differences have historically been insignificant. As a non-operator of oil and natural gas properties, management of Sequel records its share of the revenues and expenses based on information provided by the operators within the revenue statements.

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Direct Operating Expenses – Direct operating expenses are recognized when incurred and include amounts required to operate the wells to produce, gather, transport, process and treat oil and natural gas. Direct operating expenses also include production taxes.

Concentration of Credit Risk - The Sequel Properties have exposure to credit risk in the event of nonpayment of oil and natural gas receivables by the joint interest operator of the Properties. All revenues are paid and distributed by the sole operator of all of the Properties.

Note 3 – Commitments and Contingencies

Pursuant to the terms of the purchase and sale agreement between Sequel and Earthstone, certain liabilities arising in connection with ownership of the Properties prior to the effective date are to be retained by Sequel.
The Sequel Properties were subject to Joint Development Agreements (“JDAs”) with the third-party operator of all the Properties. Pursuant to the JDAs, Sequel funded a portion of the development costs and earned a non-operating wellbore only working interest in the Sequel Properties. During 2020, all Sequel funding obligations under the JDAs had been paid in full or expired and there were no remaining commitments. The JDAs provided for certain customary assignment restrictions, right of first refusal, right of first offer, tag-along and drag-along rights. Neither Sequel or the third-party operator exercised those rights under the JDAs related to the Purchase and Sale Agreement with Earthstone.
Management is not aware of any pending or threatened legal, environmental remediation or other commitments or contingencies that would have a material effect on the Sequel Properties, other than customary plugging and abandonment obligations associated with the Properties.
Note 4 – Excluded Expenses
Indirect general and administrative expenses, interest expense, income taxes and other indirect expenses have not been allocated to the Sequel Properties by Sequel and as such, have been excluded from the accompanying Statements of Revenue and Direct Operating Expenses. Any allocation of such indirect expenses may not be indicative of costs which would have been incurred by Earthstone on a stand-alone basis. Depreciation, depletion and amortization expense has also been excluded from the accompanying Statements of Revenue and Direct Operating Expenses as such amounts would not be indicative of the depletion calculation by Earthstone on the Sequel Properties on a stand-alone basis.
Note 5 – Subsequent Events
Subsequent events have been evaluated through May 20, 2021, the date the accompanying Statements of Revenues and Direct Operating Expenses were available to be issued. There were no material subsequent events that require recognition or additional disclosure in the accompanying Statements of Revenue and Direct Operating Expenses.

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Note 6 – Supplemental Oil and Gas Information (Unaudited)

The estimates of proved oil and natural gas reserves and discounted future net cash flows for the Sequel Properties as of December 31, 2020 and 2019, were prepared using historical data and other information by qualified petroleum engineers engaged by Sequel. Users of this information should be aware that the process of estimating quantities of proved oil and natural gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering and economic data for each reservoir. The data for any given reservoir may also change substantially over time as the result of numerous factors, including but not limited to, additional development activity, production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time.

The estimated proved net recoverable reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating, and regulatory practices. In accordance with the Securities and Exchange Commission’s (SEC’s) guidelines, estimates of proved reserves from which present values are derived were based on unweighted 12-month average price of the first day of the month price for the period, and held constant. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. All the Sequel Properties’ reserves set forth herein are in the United States and are proved reserves.

The Sequel Properties’ estimated quantities of proved oil and natural gas reserves and changes in net proved reserves are summarized below for the years ended December 31, 2020 and 2019:

	Crude Oil (MBlbs)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)
Proved developed and undeveloped reserves – January 1, 2019	1,715	1,717	9,668
Revisions of previous estimates	264	239	2,375
Extensions and discoveries	816	822	4,504
Production	(548)	(365)	(2,206)
End of Year – December 31, 2019	2,247	2,413	14,341

Proved developed reserves at beginning of year	872	905	5,230
Proved developed reserves at end of year	2,247	2,413	14,341
Proved undeveloped reserves at beginning of year	843	812	4,438
Proved undeveloped reserves at end of year	-	-	-

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

	Crude Oil (MBlbs)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)
Proved developed and undeveloped reserves – January 1, 2020	2,247	2,413	14,341
Revisions of previous estimates	(184)	667	4,490
Extensions and discoveries	-	-	-
Production	(665)	(589)	(3,645)
End of Year – December 31, 2020	1,398	2,491	15,186

Proved developed reserves at beginning of year	2,247	2,413	14,341
Proved developed reserves at end of year	1,398	2,491	15,186
Proved undeveloped reserves at beginning of year	-	-	-
Proved undeveloped reserves at end of year	-	-	-

Standardized Measure (unaudited) – The Company computes a standardized measure of future net cash flows and changes therein relating to estimated proved reserves in accordance with authoritative accounting guidance for the Sequel Properties. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (FASB) and the SEC. These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value amount. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

Future cash inflows and production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated future reserve quantities. The following weighted average prices as adjusted for transportation, quality, and basis differentials were used in the calculation of the standardized measure:

	2020	2019
Oil per Bbl	$36.36	$51.20
NGL per Bbl	$10.41	$15.01
Gas per Mcfe	$1.14	$1.33

Future operating costs are determined based on estimates of expenditures to be incurred in developing and producing the proved reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions. The standardized measure presented here does not include the effects of federal income taxes as Sequel is a limited liability company and not subject to federal income taxes; however, Sequel is subject to state taxes.

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

The standardized measure of discounted future net cash flows relating to the Sequel Properties’ proved oil and natural gas reserves is as follows (in thousands):

	December 31,
	2020	2019

Future cash inflows	$94,087	$170,340
Future production costs	(43,592)	(65,241)
Future development costs	(3,226)	(8,144)
Future Texas margin tax expense	(355)	(727)
Future net cash flows	46,914	96,228
Less 10% annual discount to reflect timing of cash flows	(11,937)	(22,438)
Standardized measure of discounted future net cash flows	$34,977	$73,790

Changes in Standardized Measure – Changes in the standardized measure of discounted future net cash flows before income taxes related to the proved oil and gas reserves of the Properties are as follows (in thousands):

	For the Years Ended December 31,
	2020	2019

Standardized measure – beginning of year	$73,790	$37,853
Sales of oil and natural gas, net of production costs	(26,819)	(29,441)
Net changes in price and production cost	(30,120)	(28,407)
Revisions in previous quantity estimates	7,252	14,644
Development costs incurred	—	42,965
Extensions and discoveries	—	43,755
Accretion of discount	7,379	3,785
Net change in Texas margin tax	293	(558)
Changes in timing and other	3,202	(10,806)
Standardized measure - end of year	$34,977	$73,790

Independence Resources Holdings, LLC

Consolidated Financial Statements
December 31, 2020 and 2019 with
Report of Independent Certified Public Accountants

GRANT THORNTON LLP	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
700 Milam Street Suite 300 Houston, Texas 77002 D +1 832.476.4600 F +1 713.655.8741

Board of Directors and Members
Independence Resources Holdings, LLC

We have audited the accompanying consolidated financial statements of Independence Resources Holdings, LLC (a Delaware limited liability company) and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, cash flows, and changes in members’ equity for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Independence Resources Holdings, LLC and subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Houston, Texas
April 30, 2021

Independence Resources Holdings, LLC
Consolidated Balance Sheets

	December 31,
(in thousands)	2020	2019
Assets
Cash and cash equivalents	$4,963	$17,239
Accounts receivable	10,420	9,770
Inventory	141	177
Prepaid expenses and other current assets	505	615
Total current assets	16,029	27,801

Oil and gas properties - successful efforts method
Proved properties	548,878	493,749
Unproved properties, net	56,144	88,728
Furniture, fixtures and other property and equipment	3,193	3,192
Total property and equipment	608,215	585,669
Less: Accumulated depreciation, depletion, amortization and impairment	(185,997)	(139,767)
Total property and equipment, net	422,218	445,902

Derivative instruments	—	14
Other long-term assets	6	39
Total Assets	$438,253	$473,756

Liabilities
Accounts payable and accrued operating expenses	$5,582	$7,838
Accrued capital expenditures	1,131	1,846
Accrued rig commitment expense	—	944
Accrued interest	17	33
Current portion of long-term debt	134,157	13,900
Asset retirement obligations	90	90
Derivative instruments	7,767	7,164
Other current liabilities	494	—
Total current liabilities	149,238	31,815

Long-term debt, net of unamortized insurance costs	—	194,303
Derivative instruments	548	57
Deferred tax liability	1,135	1,157
Asset retirement obligations	18,492	17,215
Other long-term liabilities	47	391
Total Liabilities	169,460	244,938

Members' Equity	268,793	228,818
Total Liabilities and Members' Equity	$438,253	$473,756
The accompanying notes are an integral part of these consolidated financial statements.

Independence Resources Holdings, LLC
Consolidated Statements of Operations
Years Ended December 31, 2020 and 2019

(in thousands)	2020	2019
Revenues
Oil sales	$72,319	$91,434
Gas sales	8,154	7,756
Realized gain (loss) - commodity derivatives	28,585	(2,691)
Unrealized loss - commodity derivatives	(1,109)	(15,402)
Other revenues	56	38
Total revenues	108,005	81,135

Expenses
Lease operating expenses	16,473	17,074
Severance and ad valorem taxes	5,154	6,148
Exploration expense	—	27,272
General and administrative	8,735	10,755
Rig commitment expense	(24)	3,854
Depreciation, depletion, and amortization	46,230	36,830
Impairment expense	—	56,600
Accretion expense	1,277	1,190
Equity-based compensation	1,799	2,961
Total operating expenses	79,644	162,684

Operating Income (Loss)	28,361	(81,549)

Interest expense	(9,845)	(11,866)
Income tax (expense) benefit	(340)	575

Net Income (Loss)	$18,176	$(92,840)

The accompanying notes are an integral part of these consolidated financial statements.

Independence Resources Holdings, LLC
Consolidated Statements of Cash Flows
Years Ended December 31, 2020 and 2019

(in thousands)	2020	2019

Operating Activities:
Net income (loss)	$18,176	$(92,840)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Unrealized loss - commodity derivatives	1,109	15,402
Exploratory unproved property impairments	—	27,226
Depreciation, depletion and amortization	46,230	36,830
Impairment expense	—	56,600
Accretion expense	1,277	1,190
Equity-based compensation	1,799	2,961
Amortization of debt issuance costs	753	436
Deferred income taxes	(22)	(575)
Changes in operating assets and liabilities:
Accounts receivable	(650)	(3,931)
Prepaid expenses and other current assets	110	(24)
Accounts payable and accrued operating expenses	(1,749)	2,577
Accrued rig commitment expense	(944)	944
Accrued interest	(16)	9
Other long-term assets	33	10
Other long-term liabilities	(345)	(144)
Net cash provided by operating activities	65,761	46,671

Investing Activities:
Acquisitions of oil and gas properties	—	436
Oil and gas capital expenditures, including inventory	(23,236)	(100,171)
Furniture, fixtures and other equipment	(1)	(223)
Net cash used in investing activities	(23,237)	(99,958)

Financing Activities:
Payments on revolving credit facility	(74,265)	—
Borrowings under revolving credit facility	—	56,900
Debt issuance costs	(535)	(205)
Capital contributions	20,000	10,000
Net cash (used in) provided by financing activities	(54,800)	66,695

(Decrease) increase in cash and cash equivalents	(12,276)	13,408
Cash and cash equivalents, beginning of period	17,239	3,831
Cash and cash equivalents, end of period	$4,963	$17,239

Supplemental Non-Cash Information:
Asset retirement obligations assumed or incurred	$—	$16
Supplemental Cash Flow Information:
Cash paid during period for interest	$9,108	$11,421
The accompanying notes are an integral part of these consolidated financial statements.

Independence Resources Holdings, LLC
Consolidated Statements of Changes in Members’ Equity
Years Ended December 31, 2020 and 2019

		Incentive Units
(in thousands)	Series A Units	Series B/C/D	Total
December 31, 2018	$308,697	$—	$308,697
Capital contributions	10,000	—	10,000
Equity-based compensation	—	2,961	2,961
Net income (loss)	(89,879)	(2,961)	(92,840)
December 31, 2019	228,818	—	228,818
Capital contributions	20,000	—	20,000
Equity-based compensation	—	1,799	1,799
Net income (loss)	19,975	(1,799)	18,176
December 31, 2020	$268,793	$—	$268,793

Remaining capital commitment at
December 31, 2020	$—	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

NOTE 1 – Summary of Organization and Business

Organization and Overview of the Company’s Business

Independence Resources Holdings, LLC (the “Company”), formed in 2014 as a Delaware limited liability company, is a privately held exploration and production company focused on acquiring and developing Permian Basin hydrocarbon resources with substantial oil-in-place and low historical recovery factors, where advanced drilling and completion techniques can create compelling risk-adjusted returns. To date, the Company has acquired approximately 43,500 net acres in the Midland Basin of West Texas and operates over 800 wells.

The Company’s limited liability agreement (the “LLC Agreement”) authorizes four classes of units referred to as Series A Units, Series B Units, Series C Units and Series D Units. The Company is authorized to issue up to 50,000,000 Series A Units at $10 per unit and up to an aggregate 14,516,000 Series B Units, Series C Units and Series D Units (collectively, the “Incentive Units”) to management, employees and independent directors for no consideration. Members holding Series A Units committed to fund up to $500,000,000 over a five-year period, of which $495.4 million is from certain investment funds sponsored by Warburg Pincus LLC (“Warburg”). Upon expiration of the five-year commitment in December of 2019, members elected to extend the commitment for one year. The commitment was not extended at December 31, 2020 due to the pending merger with Earthstone Energy, LLC. The Company conducts oil and gas operations through its indirect wholly-owned subsidiary, Independence Resources Management, LLC (“IRM”).

The business and affairs of the Company are managed and controlled by its board of directors. The board of directors is comprised of two management representatives, two Warburg representatives, one independent director appointed by management and two independent directors appointed by Warburg. In addition, Warburg has the right to appoint a fourth independent director.

NOTE 2 – Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in preparing the consolidated financial statements.
Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the reported amounts of revenues and expenses during the reporting period. The Company’s most significant

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

estimates relate to proved oil and natural gas reserves and related future cash flows. Specifically, proved reserves estimates are a key input to the Company’s depletion rate for oil and gas properties and the related estimates of future cash flows are used in impairment tests of oil and gas properties. In addition, estimates are used in determining accruals of oil and gas sales revenue, capital expenditures and operating costs, and asset retirement obligations. Because there are numerous uncertainties inherent in the estimation process, actual results could differ from these estimates.

Revenue Recognition

On January 1, 2019, the Company adopted ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”) using the modified retrospective approach, which only applies to contracts that were not completed as of the date of initial application. The adoption did not require an adjustment to opening retained earnings for the cumulative effect adjustment and does not have a material impact on the Company’s reported net income (loss), cash flows from operations or statement of members’ equity.

The Company enters into contracts with customers (“purchasers”) to sell its oil and gas production. Oil and gas sales revenue on these contracts are recognized when production is sold to a purchaser at a fixed or determinable price, delivery has occurred, control has transferred, and collectability of the revenue is probable. Revenue accruals are recorded monthly based on estimated production delivered to purchasers at the expected price to be received. Variances between estimates and the actual amounts received are recorded in the month payment is received. Proceeds are received from the purchasers one to two months after production. The Company’s contracts with purchasers are further described below.

Oil Sales. Under the Company’s oil sales contracts, it delivers oil to the purchaser at specified delivery points and collects an agreed upon index price, net of differentials and other fees. At the delivery point, control transfers to the purchaser and the Company recognizes oil sales revenue for the net amount it expects to receive.

Natural Gas. Under the Company’s natural gas contracts, it delivers gas to a midstream processing entity at specified delivery points at or near the battery facilities or the inlet of the midstream processing entity’s system. The midstream processing entity gathers, processes and then sells the extracted natural gas liquids and residue gas and remits a percentage of the sales proceeds to the Company. Proceeds received from the sale of natural gas liquids are included in gas sales revenues. At the delivery point, control transfers to the midstream processing entity and the Company recognizes natural gas revenue for the net amount it expects to receive.

Financial Instruments

The estimated fair value of a financial instrument is the amount at which the instrument could be exchanged between willing parties. Cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities are reported at cost or carrying value, which approximates fair value due to the short

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

maturity of these instruments. The carrying value of amounts outstanding under the Company’s revolving credit facility approximate fair value due to its floating interest rate structure. Commodity derivative instruments are reported at fair value.

Cash and Cash Equivalents

The Company considers all highly liquid, short-term investments with original maturities of three months or less to be cash and cash equivalents. Balances held by the Company at its banks can exceed Federal Deposit Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to the amounts of deposit in excess of FDIC insurance coverage.

Accounts Receivable and Concentration of Credit Risk

The Company’s accounts receivable are primarily from purchasers of oil and natural gas production. This industry concentration has the potential to impact the Company’s overall exposure to credit risk, either positively or negatively, in that its customers may be similarly affected by changes in economic, industry or other conditions. The Company’s management believes its purchasers currently pose acceptable credit risk. Full performance is anticipated, and the Company has no past due receivables from any of its purchasers.

Inventory

Inventory includes tubing and other lease and well equipment which the Company plans to utilize in its ongoing operations, which is carried at cost. Scrap and inventory held for sale is carried at the lower of cost or market value less cost to sell.

Fair Value Measurements

The Company’s financial assets and liabilities are measured at fair value on a recurring basis. Non-financial assets and liabilities including assets acquired and liabilities assumed in an acquisition of oil and gas properties, impairments of oil and gas properties and the initial recognition of asset retirement obligations are measured at fair value on a nonrecurring basis.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). A three-tier hierarchy is utilized to prioritize and define the observable inputs used in determining fair value. Level 1 inputs represent unadjusted quoted prices for identical assets and liabilities in active markets. Level 2 inputs represent quoted market prices for similar assets and liabilities in active markets, quoted market prices in markets that are not active and other inputs that are observable or can be corroborated by observable market data. Level 3 inputs are generally not readily observable from objective sources and include internally developed assumptions and future cash flow models.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

The primary use of fair value estimates by the Company is associated with the recurring valuation of its commodity derivative instruments and the valuation of oil and gas properties when, and if, an impairment loss is indicated. The Company’s commodity derivatives are non-exchange traded and classified as Level 2, while equity-based compensation and oil and gas property valuations are classified as Level 3.

Derivative Instruments and Hedging Activities

The Company utilizes commodity derivative instruments to reduce its exposure to fluctuations in oil prices and location-specific pricing differentials. The Company does not enter into commodity derivative instruments for speculative or trading purposes and currently utilizes a combination of fixed price swaps, basis swaps and collars. Although the Company’s use of commodity derivative instruments is intended to protect a portion of its cash flows from downward oil price movements, certain hedging strategies, specifically the use of swaps and collars, limit the Company’s ability to realize the full benefit of future price increases.

The Company’s derivative contracts are recorded in the consolidated balance sheet as either an asset or liability measured at fair value with changes in fair value recognized currently in the consolidated statement of operations as unrealized gains and losses in the period of change. The fair value of derivative instruments is reported net by counterparty in the consolidated balance sheet when a contractual right of offset exists. Realized gains and losses on contracts related to the current period are reported separately in the consolidated statement of operations. The Company uses an independent pricing service to value its derivative instruments and corroborates those valuations by comparison to counterparty quotations. Fair value measurements for oil and natural gas derivatives are derived by utilizing forward commodity prices based on quoted market prices. In addition, values are based on, among other variables, futures prices, volatility and time-to-maturity. The Company’s derivative contracts are not designated as hedging instruments for accounting purposes.

Derivative instruments used to hedge oil prices expose the Company to market and credit risks and, at times, may be concentrated with certain counterparties or groups of counterparties. Currently, the Company has derivative instruments in place only with members of its bank lending group and no margin obligations exist. Counterparty creditworthiness is subject to periodic review, and the Company’s management believes its counterparties currently pose acceptable credit risk. Full performance is anticipated, and the Company has no past due receivables from any of its counterparties.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for its oil and gas producing activities, as further described below.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

Proved Properties. All leasehold and development costs of proved properties are capitalized and amortized on a unit-of-production basis over the remaining life of proved reserves and proved developed reserves, respectively.

Maintenance and repairs are expensed as incurred while major tangible equipment costs are capitalized to the associated property and equipment accounts. Production costs incurred to operate and maintain wells and related equipment and facilities, including lifting the oil and gas to the surface and gathering, treating, processing and storing are expensed.

The Company evaluates proved properties for impairment whenever changes in facts and circumstances indicate a possible deterioration in the future cash flows expected to be generated by an asset group. If, upon review, the sum of the undiscounted pretax cash flows are less than the carrying amount of the asset group, the carrying amount is written down to estimated fair value. Individual assets are grouped for impairment purposes at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets, generally on a field-by-field basis. The fair value of assets is determined based on the present values of expected future cash flows using discount rates commensurate with the risks involved. There were no proved property impairments in 2020. The Company recorded impairment expense on proved properties of $56.6 million for the year ended December 31, 2019.

Unproved Properties. The costs incurred to acquire unproved leasehold are capitalized and excluded from amortization until evaluated. Once proved reserves are established, the costs are transferred to proved oil and gas properties and included in the amortization base.

The Company reviews its unproved properties for impairment indicators at least annually or more often as circumstances dictate. When determining whether impairment has occurred, unproved properties are assessed on either a property-by-property basis or grouped by major prospect area when property costs are not individually significant. Unproved property impairments are charged to exploration expense in the consolidated statement of operations. There were no unproved property impairments in 2020. The Company recorded impairment expense of $27.2 million for the year ended December 31, 2019 related to its unproved properties.

Exploration Costs. Exploratory drilling costs are capitalized when incurred pending the determination of whether a well has found proved reserves that are economically viable. The determination is based on a process that relies on interpretations of available geological, geophysical, and engineering data. If a well is determined to be unsuccessful, the capitalized drilling costs are charged to exploration expense (dry hole costs) in the period such determination is made.

Geological and geophysical (“G&G”) costs and delay rentals are expensed as incurred.

The following table summarizes exploration expense reported in the consolidated statement of operations during 2020 and 2019.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

(in thousands)	2020	2019
G&G costs	$—	$46
Impairments - unproved property	—	27,226
Total	$—	$27,272

Sales of Oil and Gas Properties. Gains and losses on the sale of an entire oil and gas field are reflected in earnings. The sale of a partial interest in a proved property or field is treated as a reduction of its carrying amount, with no gain or loss recognized, unless such reduction significantly alters the relationship between capitalized costs and proved reserves or the unit-of-production depletion rate.

Asset Retirement Obligations
Asset retirement obligations (“ARO”) represent the future costs to abandon long-lived, tangible assets such as oil and gas wells, service assets and other facilities. The fair value of an ARO liability is recorded in the period in which the liability is incurred (or assumed, in the case of an acquisition) and the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. Accretion expense is recognized over time as the discounted liability is accreted to its expected settlement value, and the capitalized cost is depreciated over the useful life of the related asset. Fair value used in the initial recognition of an asset retirement obligation is determined based on the present value of expected future abandonment costs.

The following table summarizes changes in ARO liabilities during 2020 and 2019.

(in thousands)	2020	2019
Balance, January 1	$17,305	$16,099
Liabilities incurred - drilling and facilities	—	16
Accretion expense	1,277	1,190
Balance, December 31	$18,582	$17,305

Furniture, Fixtures and Other Property and Equipment

Costs associated with office furniture and equipment, leasehold improvements, computer software and other property are recorded at cost and depreciated using the straight-line method over their estimated useful lives which range from three to twenty years.

Debt Issuance Costs

Direct costs associated with issuing debt under the Company’s revolving credit facility are presented as a reduction of the carrying amount of debt and amortized over the remaining term of the facility on a

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

straight-line basis. Unamortized debt issuance costs were $479 thousand and $697 thousand at December 31, 2020 and 2019, respectively. Commitment fees, which are based on a percentage of the unused line of credit, are expensed as incurred.

Income Taxes

The Company is treated as a flow-through entity for U.S. federal income tax purposes with each member separately including their share of the Company’s income (loss) in their respective tax returns. However, the Company’s wholly-owned subsidiary, Independence Resources Manager, LLC (“Manager”) has elected to be treated as a corporation for U.S. federal income tax purposes and will pay federal and state income tax on its taxable income. In addition, the Company is subject to the Texas Margin Tax.

The Company recognizes deferred tax assets and liabilities associated with its tax-paying subsidiaries for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases, as well as net operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the financial statements in the period that includes the legislative enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized in future periods. Realization of deferred tax assets is dependent on generating sufficient taxable income in future years.

Equity-based Compensation

Compensation expense for equity-based awards is recognized in the Company’s financial statements over the awards’ vesting periods based on their grant date fair value. Compensation expense for cash settled, equity-based awards (liability awards) that do not vest, but require performance targets to be met and award recipients to be employed to receive benefits (performance conditions), is recognized when it is probable that such performance conditions will be achieved. See Note 8 for further discussion regarding equity-based compensation.

NOTE 3 – Long-Term Debt

The Company maintained a secured, revolving credit facility, which was fully satisfied on January 7, 2021, led by Wells Fargo Bank, N.A., as administrative agent, that provided the Company with up to $500 million for loans and letters of credit (the “Credit Facility”). Available capacity under the Credit Facility fluctuated based on the value of the Company’s proved reserves. The borrowing base under the Credit Facility was redetermined on May 1 and November 1 each year. Additionally, both the Company and the lenders were able to request interim borrowing base redeterminations between semi-annual determinations. Borrowings under the Credit Facility were secured by at least 85% of the value of proved reserves associated with the Company’s oil and gas properties. The Credit Facility matures on December 31, 2021 and, as such, all outstanding borrowing were classified as current as of December 31, 2020 and

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

repaid in full on January 7, 2021. A letter of credit was issued May 8, 2020 for $2 million as collateral for surety bonds issued for the Company's plugging and abandonment liabilities for the Sugg Ranch asset. The bond was released October 28, 2020.

The Credit Facility was amended on February 4, 2020 (the “February Amendment”), reducing the borrowing base from $220 million to $200 million, with a maximum availability of $195 million until the Company completed the following:

•Receipt of $20 million in additional capital contributions from members
•Redetermination of the borrowing base as of March 1, 2020

Pursuant to the February Amendment, $13.9 million of outstanding borrowings were repaid in February 2020 and the capital contribution of $20 million was received in March 2020.
In connection with the March 1, 2020 redetermination, the Credit Facility was amended on March 16, 2020, to reaffirm the $200 million borrowing base, limited to maximum availability of $195 million until the May 1, 2020 scheduled redetermination.
On June 30, 2020, in connection with the May 1 scheduled redetermination, the Company’s borrowing base was reduced to $178.3 million. Additional repayment terms were also implemented which included a borrowing base reduction schedule in the amount of $3.0 million per month for the periods of July to November 2020. Additionally, provisions were established which directed the Company to apply 100% of cash in excess of $5 million, as determined on the fifteenth day of each calendar month, to prepay outstanding loans. Any such prepayment was considered a reduction of the Company’s borrowing base.

The Credit Facility was amended again on December 23, 2020 (the “December Amendment”). Among other things, the December Amendment postponed the November 1 2020 borrowing base redetermination until February 1, 2021, scheduled automatic borrowing base reductions of $4.0 million and $3.0 million as of January 1 and February 1, 2021, respectively, and required that all prepayments and repayments of outstanding borrowings be considered reductions to the borrowing base. Scheduled repayments of outstanding borrowings have been included as current liabilities in the Consolidated Balance Sheets, with $3 million remaining to be paid as of December 31, 2020.

As of December 31, 2020, the Company’s borrowing base, which was equal to outstanding borrowings at that time, was $134.6 million. The Company made $74.3 million in debt repayments during the year ended December 31, 2020.

Borrowings under the Credit Facility bore interest at a rate equal to the sum of (a) a quoted LIBOR rate plus (b) a margin, currently set at 4.25%. For the year ended December 31, 2020 and 2019, the weighted average interest rate on outstanding borrowings was 5.0% and 6.0%, respectively. In addition, the Company pays a quarterly commitment fee of 0.5% per annum on the unused portion of the commitments.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

The Credit Facility contained customary financial and other covenants that place restrictions and limits on, among other things, the incurrence of debt, liens, distributions, consolidations and mergers, asset dispositions, certain investments and acquisitions, and certain transactions with affiliates.

Financial covenants under the Credit Facility required the Company to, among other things:
•Maintain a ratio of total debt to EBITDAX (as defined in the credit facility) of 3.5 to 1.0; and,
•Maintain a ratio of current assets (including available borrowing capacity under the Credit Facility) to current liabilities of at least 1.0 to 1.0.
As of December 31, 2020, the Company was in compliance with all covenants under the Credit Facility.

NOTE 4 – Derivative Instruments

To manage its exposure to fluctuations in oil prices, the Company has entered into commodity derivative instruments as summarized in the following table as of December 31, 2020.

	2021
	Q1	Q2	Q3	Q4
Oil Swaps - NYMEX WTI
Avg. Swap Price - $/Bbl	$41.16	$41.09	$41.03	$40.97
Hedge Volume - Bbls/day	3,254	2,915	2,676	2,483

	2021
	Q1	Q2	Q3	Q4
Oil Basis Swaps - WTI Midland/Cushing
Avg. Swap Price - $/Bbl	$0.33	$0.33	$0.32	$0.32
Hedge Volume - Bbls/day	3,254	2,915	2,676	2,483

	2021
	Q1	Q2	Q3	Q4
Oil Swaps - WTI CMA Roll
Avg. Swap Price - $/Bbl	$(0.26)	$(0.26)	$(0.26)	$(0.27)
Hedge Volume - Bbls/day	3,254	2,915	2,676	2,483

The unrealized losses associated with these derivative instruments of $1.1 million and $15.4 million during 2020 and 2019, respectively, are reported as unrealized loss – commodity derivatives in the consolidated statements of operations.

NOTE 5 – Income Taxes

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

The components of the Company’s income tax (expense) benefit are as follows.

(in thousands)	2020	2019
Current state income tax expense	$(318)	$—
Deferred state income tax (expense) benefit	(22)	575
Total income tax (expense) benefit	$(340)	$575

The Company is treated as a flow-through entity for U.S. federal income tax purposes and is, therefore, not subject to federal taxation. State income taxes are associated with the Texas Margin Tax which is calculated based upon the Company’s Texas oil and gas revenues less cost of goods sold, as defined. Unlike federal income taxes, the Texas Margin Tax is levied upon and payable by the Company.

Deferred income taxes represent the estimated future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the Company’s financial statements and tax returns, primarily oil and gas properties and commodity derivative instruments.

Uncertain Tax Positions

FASB ASC Topic 740, Income Taxes (“ASC 740”) prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of income tax positions taken or expected to be taken in an income tax return. For those benefits to be recognized, an income tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. As of December 31, 2020, the Company had no material uncertain tax positions. The Company’s uncertain tax positions may change in the next twelve months; however, the Company does not expect any possible change to have a significant impact on its results of operations or financial position.

NOTE 6 – Commitments and Contingencies

Contractual Obligations. The following table summarizes the amount and timing of minimum future payments that the Company is obligated to make under long-term operating agreements in place as of December 31, 2020.

(in thousands)	2021	Total
Operating leases	$125	$125
Rental expense attributable to operating leases was $201 thousand and $325 thousand for the years ended December 31, 2020 and 2019, respectively.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

On November 1, 2020, the Company notified Lone Star College of its intent to elect early termination of its office lease at 11450 Compaq Center Drive West, Suite 470 (Bldg. 10), Houston, Texas 77070. This accelerated the contract termination from its original term ending on April 30, 2023 to the term ending on May 31, 2021. There were no fees for such acceleration.
Litigation. Management believes that the Company is in material compliance with all applicable federal, state and local laws as of December 31, 2020. From time to time, the Company may be involved in disputes or legal actions arising in the ordinary course of business. No provision has been made in the consolidated financial statements for loss contingencies associated with litigation, claims and assessments as of December 31, 2020 nor 2019.

Environmental and Regulatory. As of December 31, 2020, there were no known environmental or other regulatory matters related to the Company’s operations that are reasonably expected to result in a material liability to the Company.

NOTE 7 – Members’ Equity

Member Interests. The member interests have been divided into Series A Units, which obligate members to make capital contributions to the Company, and Incentive Units, which do not have a capital commitment. As of December 31, 2020, the Company had issued 32,400,000 Series A Units for capital contributions of $324,000,000, as well as 2,643,275 Series B Units, 1,467,650 Series C Units and 1,636,500 Series D Units issued to management, employees and independent directors for no consideration. The Series B, C and D Units are contingent upon continued employment with the Company.

Distributions and Allocation of Net Income (Loss). Under the terms of the LLC Agreement, distributions are allocated among the members, in general, as follows:
•First, 100% to the Series A Units until such holders have received cumulative distributions equal to their aggregate capital contributions plus a cumulative preferred return of 7% compounded quarterly on outstanding capital contributions (such preferred return increasing to 9% for the eighth year and 12% thereafter);

•Second, 88.57% to the Series A Units and 11.43% to the Series B Units until the Series A Unit holders have received an additional $5.00/unit;

•Third, 82.67% to the Series A Units, 10.67% to the Series B Units and 6.66% to the Series C Units until the Series A Unit holders have received an additional $10.00/unit;

•Thereafter, 77.5% to the Series A Units, 10.0% to the Series B Units, 6.25% to the Series C Units and 6.25% to the Series D Units.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

Cumulative net income (loss) in the Consolidated Statements of Operations is allocated in accordance with the distribution provisions described above assuming that assets are realized and liabilities settled at their carrying amounts as of the balance sheet date. The annual allocation of net income (loss) is the difference between the cumulative allocation at the beginning and end of the reporting period. Under this approach, cumulative losses are allocated to the Series A Units and cumulative earnings are allocated either entirely to the Series A Units or between the Series A Units and the Series B, C and D Units in proportion to their entitled share of liquidated earnings.

Capital Commitments. The holders of Series A Units had made capital commitments of $500 million of which $324 million has been contributed as of December 31, 2020. The remaining commitment of $176 million was terminated as of December 31, 2020.

NOTE 8 – Equity-based Compensation

Incentive Units. The Company issues Incentive Units, which act as profits sharing interests. Incentive Units are considered to be equity-based compensation to the recipients and compensation expense is recognized over the vesting period of the awards based on their grant-date fair values.

The Incentive Units vest over six years – 10% on the date of grant and 15% on each subsequent anniversary date. Compensation expense is recognized on a straight-line basis over the requisite service (vesting) period, subject to minimum expense recognition equal to the cumulatively vested portion of each award. Unvested awards are forfeited to the Company upon termination of employment and are accounted for as they occur.

The grant-date fair value of each class of Incentive Unit was estimated by an independent valuation firm using the option-pricing method with a Monte-Carlo simulation, which incorporates various assumptions about expected probability-weighted outcomes and resulting distributions to Incentive Unit holders, risk-free interest rates and expected price volatility (based on a group of peer companies). In addition, the values are discounted further for lack of marketability.

The following table summarizes Incentive Unit activity during 2020 and 2019.

(in thousands)	Incentive Units	Avg. Grant-Date Fair Value
Nonvested at January 1, 2019	4,703,025	$1.66
Vested	(1,677,405)	1.80
Forfeited	(1,342,500)	1.69
Nonvested at December 31, 2019	1,683,120	$1.49
Vested	(374,055)	1.34
Forfeited	(129,990)	1.28
Nonvested at December 31, 2020	1,179,075	$1.55

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

At December 31, 2020, the Company had $0.5 million of unrecognized compensation cost related to non-vested Incentive Units that is expected to be recognized in earnings over a weighted average period of 1.0 years.

Long-Term Incentive Plan. In May 2016, the Company established the Independence Resources Holdings, LLC Long-Term Incentive Plan (the “Plan”) for the benefit of those IRM employees who have not been granted Incentive Units. The Plan is designed to attract and retain employees and to motivate those employees to contribute to the long-term success of the Company. Awards issued under the Plan (“Shadow Units”) serve as a substitute for Incentive Units and are intended to be cash settled. The Plan is unfunded.

Under the terms of the Plan, each participant receives Shadow Units that mimic – or “shadow” – distributions made to Incentive Unit holders, if any, although such Shadow Units do not provide participants with any rights of ownership to the Company’s assets or equity interests. Shadow Unit awards do not vest and are automatically forfeited without payment upon termination of employment. Consequently, award recipients must be employed by IRM when future performance conditions are met – i.e., the Company makes distributions to Incentive Unit holders – in order to receive cash payments under the Plan. As of December 31, 2020, the Company had issued 499,750 Shadow Units to employees.

Shadow Units are considered to be a liability award with performance conditions under the provisions of ASC 718 and, as such, compensation expense will be recognized when it is probable that distributions will be made to Incentive Unit holders and will be measured using the intrinsic-value method. No compensation expense was recognized for the years ended December 31, 2020 and 2019.

NOTE 9 – Subsequent Events

On January 7, 2021, Earthstone Energy, Inc. (“ESTE”), Earthstone Energy Holdings, LLC (“EEH), the Company and Independence Resources Manager, LLC (“IRM”) consummated a transaction contemplated in a Purchase and Sale Agreement dated December 17, 2020 (the “Transaction”). Upon closing the Transaction on January 7, 2021, among other things, EEH acquired all of the issued and outstanding limited liability company interests in certain wholly owned subsidiaries of the Company and IRM for aggregate consideration consisting of the following: (i) an aggregate amount of cash from EEH equal to approximately $131.2 million and (ii) 12,719,594 shares of ESTE’s Class A common stock, $0.001 par value per share, issued to the Company. The cash proceeds were used the pay down all outstanding borrowings under the Credit Facility.

The Company has evaluated its activities from December 31, 2020 through April 30, 2021 for material subsequent events that could require potential recognition or disclosure in the financial statements.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

NOTE 10. Supplemental Information On Oil And Gas Exploration And Production Activities (Unaudited)
Costs Incurred Related to Oil and Gas Activities
Capitalized costs include the cost of properties, equipment, and facilities for oil and natural gas producing activities. Capitalized costs for proved properties include costs for oil and natural gas leaseholds where proved reserves have been identified, development wells, and related equipment and facilities, including development wells in progress. Capitalized costs for unproved properties include costs for acquiring oil and natural gas leaseholds where no proved reserves have been identified, including costs of exploratory wells that are in the process of drilling or in active completion, and costs of exploratory wells suspended or waiting on completion.
The Company’s oil and natural gas activities for December 31, 2020 and 2019 were entirely within the United States of America. Costs incurred in oil and natural gas producing activities were as follows (in thousands):

	Years Ended December 31,
	2020	2019
Acquisition cost:
Proved	$—	$87
Unproved	—	—
Exploration costs:
Geological and geophysical	—	46
Development costs	22,544	53,272
Total additions	$22,544	$53,405

Unproved property impairments are charged to exploration expense in the consolidated statement of operations. The Company recorded impairment expense of $27.2 million for the year ended December 31, 2019 which is included in Accumulated impairment to Unproved properties in the Capitalized Costs section below. No such impairment was recorded for the year ended December 31, 2020.
During the year ended December 31, 2019, the Company had $0.01 million in estimated costs of future abandonment related to new wells drilled or acquired.  No such estimated costs were incurred in 2020.
During the years ended December 31, 2020 and 2019, the Company had no capitalized exploratory well costs, nor costs related to share-based compensation, general corporate overhead or similar activities.
Capitalized Costs
Capitalized costs, impairment, and depreciation, depletion and amortization relating to the Company’s oil and natural gas properties producing activities, all of which are conducted within the continental United States as of December 31, 2020 and 2019, are summarized below (in thousands):

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

	December 31,
	2020	2019
Oil and gas properties, successful efforts method:
Proved properties	$605,553	$550,424
Accumulated impairment to proved properties	(56,675)	(56,675)
Proved properties, net of accumulated impairments	548,878	493,749
Unproved properties	83,415	116,000
Accumulated impairment to Unproved properties	(27,272)	(27,272)
Unproved properties, net of accumulated impairments	56,143	88,728
Total oil and gas properties, net of accumulated impairments	605,021	582,477
Accumulated depreciation, depletion and amortization	(183,447)	(137,830)
Net oil and gas properties	$421,574	$444,647
Oil and Natural Gas Reserves
Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time. Although every reasonable effort is made to ensure reserve estimates reported represent the most accurate assessments possible, the subjective decisions and variances in available data for various reservoirs make these estimates generally less precise than other estimates included in the financial statement disclosures.
Proved reserves represent estimated quantities of oil, natural gas and natural gas liquids that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions in effect when the estimates were made. Proved developed reserves represent estimated quantities expected to be recovered through wells and equipment in place and under operating methods used when the estimates were made.
The estimates of proved reserves shown herein for the years ended December 31, 2020 and 2019 have been prepared by the Company. Proved reserves were estimated in accordance with guidelines established by the SEC, which require that reserve estimates be prepared under existing economic and operating conditions based upon the 12-month unweighted average of the first-day-of-the-month prices.
The Company’s reserves were estimated by its principal internal reservoir engineer. The Company’s principal reservoir engineer has over 20 years of experience in the upstream oil and gas industry, including more than 10 years as a petroleum reserves evaluator and manager. Further professional qualifications of our principal reservoir engineer include a degree in petroleum engineering, extensive experience in asset evaluation, planning, business development and management. In addition, the

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

principal engineer is a participant in professional industry groups and has been a member of the Society of Petroleum Engineers for over 20 years.
The reserve information in these Consolidated Financial Statements represents only estimates. There are a number of uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the Company’s control, such as commodity pricing. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact manner. The accuracy of any reserve estimate is a function of the quality of available data and engineering and geological interpretation and judgment. As a result, estimates by different engineers may vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may lead to revising the original estimate. Accordingly, initial reserve estimates are often different from the quantities of oil and natural gas that are ultimately recovered. The meaningfulness of such estimates depends primarily on the accuracy of the assumptions upon which they were based. Except to the extent the Company acquires additional properties containing proved reserves or conducts successful exploration and development activities or both, the Company’s proved reserves will decline as reserves are produced.
The following table illustrates the Company’s estimated net proved reserves, including changes, and proved developed and proved undeveloped reserves for the periods indicated. The oil prices as of December 31, 2020 and 2019 are based on the respective 12-month unweighted average of the first of the month prices of the West Texas Intermediate (“WTI”) spot prices, adjusted for regional market differentials, resulting in $38.35 per barrel and $54.15 per barrel, respectively. The natural gas prices as of December 31, 2020 and 2019 are based on the respective 12-month unweighted average of the first of month prices of the Henry Hub spot price, adjusted for regional market differentials, resulting in $1.75 per MMBtu and $2.58 per MMBtu, respectively. Natural gas liquids are made up of ethane, propane, isobutane, normal butane and natural gasoline, each of which have different uses and different pricing characteristics. All prices are held constant in accordance with SEC guidelines.

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

A summary of the Company’s changes in quantities of proved oil and natural gas reserves for the years ended December 31, 2020 and 2019 are as follows:

	Oil (MBbl)	Natural Gas (MMcf)	Total (MBOE)
Balance - December 31, 2018	39,134	85,324	53,355
Extensions and discoveries	7,317	11,919	9,304
Production	(1,697)	(3,775)	(2,326)
Revision to previous estimates	(9,416)	(17,025)	(12,253)
Balance - December 31, 2019	35,338	76,443	48,080
Extensions and discoveries	799	1,260	1,009
Production	(1,993)	(4,769)	(2,788)
Revision to previous estimates	(438)	7,591	826
Balance - December 31, 2020	33,706	80,525	47,127
Proved developed reserves:
December 31, 2018	13,610	45,109	21,128
December 31, 2019	13,548	42,277	20,595
December 31, 2020	13,713	49,157	21,906
Proved undeveloped reserves:
December 31, 2018	25,524	40,215	32,227
December 31, 2019	21,790	34,166	27,484
December 31, 2020	19,993	31,368	25,221

Notable changes in proved reserves for the year ended December 31, 2020 included the following:
•Extensions and discoveries. Extensions and discoveries in 2020 of 1.0 MMBOE were the result of successful drilling results and well performance primarily related to the Midland Basin.
•Revision to previous estimates. Upward revisions in 2020 of prior reserves of 0.8 MMBOE were primarily due to improved recoveries in certain recently drilled horizontal wells.
Notable changes in proved reserves for the year ended December 31, 2019 included the following:
•Extensions and discoveries. Extensions and discoveries in 2019 of 9.3 MMBOE were the result of successful drilling results and well performance primarily related to the Midland Basin.
•Revision to previous estimates. Downward revisions in 2019 of prior reserves of 12.3 MMBOE were primarily due to reduced commodity prices.
For wells classified as proved developed producing where sufficient production history existed, reserves were based on individual well performance evaluation and production decline curve extrapolation techniques. For undeveloped locations and wells that lack sufficient production history, reserves were

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

based on analogy to producing wells within the same area exhibiting similar geologic and reservoir characteristics. Well spacing was determined from drainage patterns derived from a combination of performance-based recoveries and analogous producing wells for each area or field. PUD locations were limited to areas of uniformly high-quality reservoir properties, between existing commercial producers where the reservoir can, with reasonable certainty, be judged to be continuous with existing producers and contain economically producible oil and natural gas on the basis of available geoscience and engineering data.
Changes in PUD reserves for the years ended December 31, 2020 and 2019 were as follows (in MBOE):

Proved undeveloped reserves at December 31, 2018	32,226
Conversions to developed	(3,314)
Revision to previous estimates	(1,428)
Proved undeveloped reserves at December 31, 2019	27,484
Conversions to developed	(2,762)
Revision to previous estimates	499
Proved undeveloped reserves at December 31, 2020	25,221
2020 Changes in Proved Undeveloped Reserves
Conversions to developed. In the Company’s year-end 2019 plan to develop its PUDs within five years, the Company estimated that $28.1 million of capital would be expended in 2020 for the conversion of 11 gross / 9.6 net PUDs to add 3.4 MMBOE, as compared to $22.5 million actually spent to convert both 9 gross / 8.6 net PUDs adding 2.8 MMBOE to developed, as well as 3 gross / 2.9 net from unproved drilling locations adding 1.0 MMBOE to developed.
Revision to previous estimates. Revisions of 0.5 MMBOE were primarily due to improved recoveries in certain recently drilled horizontal wells.
2019 Changes in Proved Undeveloped Reserves
Conversions to developed. In the Company’s year-end 2018 plan to develop its PUDs within five years, the Company estimated that $46.5 million of capital would be expended in 2019 for the conversion of 12 gross / 10.7 net PUDs to add 6.5 MMBOE, as compared to $31.3 million actually spent to convert 4 gross / 4.0 net PUDs adding 3.3 MMBOE to developed, as well as $31.9 million actually spent to convert 6 gross / 6.0 net from unproved drilling locations adding 3.4 MMBOE to developed.
Revision to previous estimates. Revisions of 1.4 MMBOE were primarily due to reduced commodity prices.
Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves
The following Standardized Measure of Discounted Future Net Cash Flows (Standardized Measure) has been developed utilizing FASB ASC Topic 932, Extractives Activities – Oil and Gas (“ASC 932”) procedures and based on oil and natural gas reserve and production volumes estimated by the Company’s

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

third-party petroleum engineering firm. It can be used for some comparisons, but should not be the only method used to evaluate the Company or its performance. Further, the information in the following table may not represent realistic assessments of future cash flows, nor should the Standardized Measure be viewed as representative of the current value of the Company.
The Company believes that the following factors should be taken into account when reviewing the following information:
•Future costs and commodity prices will probably differ from those required to be used in these calculations;
•Due to future market conditions and governmental regulations, actual rates of production in future years may vary significantly from the rate of production assumed in the calculations;
•A 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and natural gas revenues; and
•Future net revenues may be subject to different rates of income taxation.
At December 31, 2020 and 2019, as specified by the SEC, the prices for oil and natural gas used in this calculation were the unweighted 12-month average of the first day of the month prices, except for volumes subject to fixed price contracts. Prices used to estimate reserves are included in Oil and Natural Gas Reserves above. Future production costs include per-well overhead expenses allowed under joint operating agreements, abandonment costs (net of salvage value), and a non-cancelable fixed cost agreement to reserve pipeline capacity for gathering and processing. Estimates of future income taxes are computed using current statutory income tax rates including consideration for estimated future statutory depletion and tax credits. The resulting net cash flows are reduced to present value amounts by applying a 10% discount factor.
The Standardized Measure is as follows (in thousands):

	December 31,
	2020	2019
Future cash inflows	$1,433,588	$2,087,317
Future production costs	(491,740)	(533,837)
Future development costs	(250,836)	(307,277)
Future income tax expense	(1,582)	(3,271)
Future net cash flows	689,430	1,242,932
10% annual discount for estimated timing of cash flows	(426,942)	(718,637)
Standardized measure of discounted future net cash flows	$262,488	$524,295

Independence Resources Holdings, LLC
Notes to Consolidated Financial Statements

Changes in Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Natural Gas Reserves
The following is a summary of the changes in the Standardized Measure for the Company’s proved oil and natural gas reserves during each of the years in the two-year period ended December 31, 2020 (in thousands):

	December 31,
	2020	2019
Beginning of year	$524,295	$669,759
Sales of oil and gas produced, net of production costs	(58,897)	(76,006)
Net changes in prices and production costs	(289,277)	(139,178)
Extensions, discoveries, and improved recoveries	11,589	105,979
Changes in income taxes, net	1,689	57
Previously estimated development costs incurred during the period	22,544	53,405
Net changes in future development costs	52,970	29,232
Revisions of previous quantity estimates	(39,673)	(177,387)
Accretion of discount	27,134	37,740
Changes in timing of estimated cash flows and other	10,114	20,694
End of year	$262,488	$524,295

Annex A

CERTIFICATE OF AMENDMENT TO THE
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
EARTHSTONE ENERGY, INC.

Earthstone Energy, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the Board of Directors of the Corporation has duly adopted resolutions pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the existing Third Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and declaring said amendment to be advisable. This amendment amends the Certificate of Incorporation as follows:

The first paragraph of Section 5.1 of the Certificate of Incorporation be amended and restated in its entirety to read as follows:

“5.1 Authority, Number and Election of Directors. The affairs of the Company shall be conducted by the Board of Directors. The number of directors of the Company shall be fixed from time to time in the manner provided in the bylaws of the Company and may be increased or decreased from time to time in the manner provided in the bylaws; provided, however, that, except as otherwise provided in this Article 5, the number of directors shall not be less than three (3) or more than eleven (11). Election of directors need not be by written ballot except and to the extent provided in the bylaws. Commencing with the election of directors at the 2017 Annual Meeting of Stockholders, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board of Directors. Initial class assignments shall be determined by the Board of Directors. At each annual meeting of stockholders, successors to the directors whose terms expired at that annual meeting shall be elected for a three-year term except that, initially, the director elected to Class I will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2019; the director elected to Class II will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2017; and the director elected to Class III will be subject to election for a three-year term at the Annual Meeting of Stockholders in 2018. If the number of directors changes, any increase or decrease shall be apportioned among the classes such that the number of directors in each class shall remain as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.”

2. That the requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with the Certificate of Incorporation and Section 242 of the General Corporation Law of the State of Delaware.

* * *

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation has executed this Certificate of Amendment to Third Amended and Restated Certificate of Incorporation as of , 2021.

EARTHSTONE ENERGY, INC.

By: ________________________
Name: Robert J. Anderson
Title: President and Chief Executive Officer

Annex B

Amendment No. 2
to the
Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan

This Amendment No. 2 to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan (as amended, the “Plan”) was approved and adopted by the Board of Directors of Earthstone Energy, Inc. (the “Company”) on _____________, 2021, subject to approval by the stockholders of the Company, which was obtained on _________________. Accordingly, the Plan is hereby amended, effective as of ___________________, as follows:

1.The first sentence of Section 3.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to the limitations set forth herein, 12,000,000 shares of Common Stock are reserved for issuance pursuant to Awards made under this Plan.”

In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 2 to the Plan has been executed to be effective as of _________________.

EARTHSTONE ENERGY, INC.

By: ____________________________
Name:
Title:

Annex C

PURCHASE AND SALE AGREEMENT

among
TRACKER RESOURCE DEVELOPMENT III, LLC,
and
TRD III ROYALTY HOLDINGS (TX), LP
as Seller

and
EARTHSTONE ENERGY, INC.
and
EARTHSTONE ENERGY HOLDINGS, LLC,
as Buyer

Dated
March 31, 2021

Exhibit List

Exhibit	Title
Exhibit A-1	Leases
Exhibit A-2	Wells
Exhibit A-3	Fee Minerals
Exhibit A-4	Frac Ponds
Exhibit A-5	Surface Interests
Exhibit A-6	Contracts
Exhibit A-7	Permits
Exhibit B	Form of No Warranty Mineral Deed
Exhibit C	Form of Assignment, Bill of Sale, and Conveyance
Exhibit D	Form of Buyer’s Officer’s Certificate
Exhibit E	Form of Seller’s Officer’s Certificate
Exhibit F-1	Form of Seller’s Certificate of Non-Foreign Status – OpCo
Exhibit F-2	Form of Seller’s Certificate of Non-Foreign Status – RoyaltyCo
Exhibit G	Form of Registration Rights Agreement
Exhibit H	Form of Lock-up Agreement
Exhibit I	Form of Side Letter

[Remainder of page left blank.]

Schedule List

Schedule	Title
Schedule 1.3(p)	Certain Excluded Assets
Schedule 2.3(d)(6)	Overhead
Schedule 3.2(c)	Matters Related to Access
Schedule 4.1(b)(9)	Lease Expirations
Schedule 6.7	Litigation
Schedule 6.8	Preferential Rights to Purchase and Required Consents
Schedule 6.9	Material Contract Matters
Schedule 6.10	Compliance with Laws
Schedule 6.11	Suspense Funds
Schedule 6.12	Environmental Matters
Schedule 6.13	Tax Matters
Schedule 6.14	Capital Projects; AFEs
Schedule 6.15	Payments for Production
Schedule 6.16	Imbalances
Schedule 6.17	Hedges
Schedule 6.19	Non-Consent Operations
Schedule 6.21	Bonds
Schedule 6.24	Personal Property
Schedule 7.2(a)	Capitalization of Earthstone
Schedule 8.2(b)	Certain Earthstone Covenant Matters
Schedule 8.3(d)	Midstream Agreements Requiring Novation
Schedule 8.3(e)	MOI
Schedule 8.6	Restricted Persons and Designated Area
Schedule 9.8	Allocations for Federal Income Tax Purposes
Schedule 10.1(d)	Persons Entitled to Stock Consideration
Schedule 15.20	Sequel Matters

Purchase and Sale Agreement
This Purchase and Sale Agreement (“Agreement”), dated March 31, 2021 (the “Execution Date”), is by and among Tracker Resource Development III, LLC, a Delaware limited liability company (“OpCo”), TRD III Royalty Holdings (TX), LP, a Texas limited partnership (“RoyaltyCo” and, together with OpCo, both individually and collectively, “Seller”), and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Buyer”), and Earthstone Energy, Inc., a Delaware corporation (“Earthstone”). Earthstone, Buyer and Seller are, individually, a “Party,” and are, collectively, the “Parties.” Capitalized terms used in this Agreement have the meaning given such terms in Annex I to this Agreement.
RECITALS
A.    Seller desires to sell the Assets.
B.    Buyer desires to purchase the Assets.
C.    Seller and Buyer wish to accomplish the foregoing sale and purchase, all under the terms and conditions of this Agreement.
D.    Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Seller, Earthstone and Buyer to enter into this Agreement, certain stockholders of Earthstone (the “Significant Earthstone Stockholders”) are entering into a support and voting agreement (the “Voting Agreement”) with Seller pursuant to which the Significant Earthstone Stockholders have agreed, upon the terms and subject to the conditions set forth in the Voting Agreement, to, among other things, vote all of their shares of Class A Common Stock in favor of the approval and adoption of the issuance of Class A Common Stock pursuant to the terms of this Agreement.
AGREEMENT
In consideration of the mutual promises, covenants, and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
ARTICLE I
PURCHASE AND SALE
Section 1.1 Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement, at Closing, Seller shall sell, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, the Assets.
Section 1.2 Assets. The term “Assets” means all of Seller’s right, title, and interest, in and to the following, other than the Excluded Assets:
(a) the oil and gas leases (together with any and all other right, title and interest of Seller in and to the leasehold estates created thereby subject to the terms, conditions, covenants and obligations set forth in such leases and/or on Exhibit A-1) described on Exhibit A-1 (collectively, the “Leases”), and all the lands covered by the Leases (the “Lands”), including all rights in any pooled acreage by virtue of the Leases or Lands being a part thereof (the “Units”);
(b)    the oil, gas, water, disposal, and/or injection wells located on, under, or within, or pooled with, the Leases and Lands, in each case, whether producing, operating, plugged, shut-in, or temporarily or permanently abandoned, including the wells described in Exhibit A-2 (collectively, the “Wells”);
(c)    (1) all Hydrocarbons produced from, allocated to, or attributable to the Properties on or after the Effective Time (or the proceeds from the sale of such Hydrocarbons); (2) all Inventory as of the Effective Time in respect of which the Cash Consideration is increased in accordance with Section 2.3(d)(2) (or the proceeds thereof as determined in accordance with Section 2.3(d)(2)); and (3) all Imbalance Volumes.
(d)    the fee mineral interests described in Exhibit A-3 (the “Fee Minerals”);
(e)    those ponds used to store water described on Exhibit A-4 (the “Frac Ponds”);
(f)    all surface leases, surface use agreements, road access agreements, road use agreements, servitudes, rights-of-way, easements, and other similar surface rights to operate the Properties or Frac Ponds, or used in connection with any of the Properties or Frac Ponds, including those described in Exhibit A-5 (the “Surface Interests”);
(g)    all pipelines, flowlines, gathering systems, field offices, yards, and buildings (together with, to the extent transferable, all fixtures, furniture, and equipment located in or at any such offices, yards, or buildings), compressors, meters, tanks, pumps, machinery, tools, pulling machines, utility lines, tangible personal property, equipment, fixtures, improvements and other appurtenances, in each case that, as of or after the Effective Time, are located on the Units, Frac Ponds, or Regalo Field Yard and previously or currently used (or held for use) in connection with (1) the ownership and operation of the Properties or (2) the exploration, development, drilling for, production, gathering, treatment, handling, processing, storing, transporting, sale, or disposal of Hydrocarbons or water produced from the Properties (the “Facilities”);
(h)    to the extent assignable or transferable by Seller without payment of additional fees and/or other penalties (unless Buyer agrees in advance in writing to pay such additional fees and/or other penalties), all Permits used or held for use in connection with the ownership or operation of the Properties or Facilities, including those Permits described on Exhibit A-7;
(i)    to the extent transferable without payment of additional consideration (unless Buyer agrees in advance in writing to pay such additional consideration), all Contracts insofar as such Contracts relate to the ownership or operation of the assets and properties described in this Section 1.2, including those Contracts described in Exhibit A-6;
(j)    the Records;

(k)    all geological surveys, seismic records, gravity maps, gravity meter surveys, seismic surveys and other similar geological or geophysical surveys or data covering the Properties, in each case only to the extent such data is transferable without the payment of any fee or additional consideration to a third party (unless Buyer agrees in advance in writing to pay such fee or consideration) or the breach of any confidentiality restrictions owed to any Person other than Seller or its Affiliates; and
(l)    all rights, claims, and causes of action (including warranty and similar claims, indemnity claims, insurance contracts to the extent assignable and transferable, and defenses), whether arising before, on, or after the Effective Time, to the extent such rights, claims, and causes of action relate to or cover any Assumed Liabilities.
Section 1.3 Excluded Assets. The Assets do not include, and Seller does hereby expressly except and exclude from this Agreement and the Transaction and reserves to itself, each of the following (the “Excluded Assets”):
(a)    all rights, claims, and causes of action (including warranty and similar claims, indemnity claims, and defenses, and any and all contract rights, claims, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments, or other claims of any nature in favor of Seller), whether arising before, on, or after the Effective Time, to the extent such rights, claims, and causes of action relate to any of the Retained Liabilities or Seller’s indemnity obligations under this Agreement;
(b)    any accounts receivable, trade accounts, accounts payable (other than Suspense Funds), or any other receivables attributable to the Assets and accruing to the period before the Effective Time;
(c)    refunds due Seller by a third party for any overpayment of rentals, royalties, excess royalty interests, or production payments attributable to the Assets with respect to any period of time prior to the Effective Time;
(d)    any documents related to the process of selling the Assets, including Seller’s or its Affiliates’ economic projections or analyses relating to the Assets and any proposal received with respect to the Assets;
(e)    all corporate, financial (including consolidated financial statements), Tax, and legal (other than title opinions) records of Seller unrelated to the Assets;
(f)    all contracts of insurance and contractual indemnity rights unless otherwise assigned or transferred pursuant to Section 1.2(l);
(g)    except to the extent related to an upward adjustment to the Cash Consideration, all Hydrocarbons from or attributable to the Assets with respect to all periods prior to the Effective Time, and all proceeds attributable thereto (and, for the avoidance of doubt, excluding Inventory as of the Effective Time and Imbalance Volumes);
(h)    all claims for refunds, credits, or similar benefits relating to Seller Taxes;

(i)    all documents and instruments of Seller (or any Affiliate of Seller) that are (1) subject to un-Affiliated third-Person contractual restrictions on disclosure or transfer (unless Buyer notifies Seller in advance in writing that it is willing to pay a specific fee associated therewith (if any), to such unaffiliated third Person in which case Seller will request that any such restriction be waived without the requirement for Seller to make payment of additional consideration), (2) interpretative or subjective data, (3) personnel information, (4) Income Tax information, (5) claims retained by Seller received from, and records of negotiations with, third Persons and economic analyses associated therewith;
(j)    the files, records, and data relating to the Assets that are maintained by Seller or its Affiliates (1) on Seller’s or its Affiliate’s email systems or (2) in emails, schedules, notes, calendars, contacts, or task lists of the employees of Seller or its Affiliates;
(k)    all geological surveys, seismic records, gravity maps, gravity meter surveys, seismic surveys and other similar geological or geophysical surveys or data covering any portion of the Properties, in each case only to the extent such data is not transferable (including any such data that is only transferable, for example, upon the payment of any fee or additional consideration (unless Buyer agrees in advance in writing to pay such fee or consideration)) or the transfer of which would result in a breach of any confidentiality restrictions owed to Persons other than Seller or its Affiliates;
(l)    the Seller Bonds;
(m)    all master service agreements and all drilling contracts;
(n)    overhead recovery paid or payable to Seller or its Affiliates by Sequel for operation of the Assets prior to Closing;
(o)    any logo, service mark, copyright, trade name, domain name, phone number, or trademark of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller;
(p)    any assets or properties owned by TRI66 Holdings, LLC, a Delaware limited liability company, including all of those assets and properties described in Schedule 1.3(p);
(q)    any contractual rights to use any water produced from Section 66, Block 14, H&TC Ry. Co. Survey, Abstract 998, Irion County, Texas;
(r)    the MOI Note and the MOI Mortgage; and
(s)    any cash amounts due from Sequel or its Affiliates to Seller or its Affiliates under Section 2.2(c) of the JDA-2 or under the Side Letter Agreement dated March 31, 2021, between OpCo and SEG-TRD II LLC, a Delaware limited liability company.
Section 1.4 Effective Time. If the Transaction is consummated in accordance with the terms and conditions hereof, possession of the Assets shall be transferred from Seller to Buyer at Closing, but certain financial benefits and obligations of the Assets shall be transferred and assumed effective as of 12:01 a.m., Central Time, on March 1, 2021 (the “Effective Time”), as further set forth in this Agreement.

ARTICLE II
PURCHASE PRICE
Section 2.1 Base Purchase Price; Deposit; the Closing Amount.
(a)    Base Purchase Price. The “Base Purchase Price” for the Assets is the aggregate of:
(1)    Twenty-Nine Million Six Hundred Thousand and no/100 U.S. Dollars (U.S. $29,600,000.00) (the “Cash Consideration”); and
(2)    4,700,000 fully paid and nonassessable shares of Class A Common Stock (the “Stock Consideration”).
(b)    Adjustments Based on Common Stock Changes. If, at any time on or after the Execution Date and prior to the Closing Date, in the event of any change in the Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of Buyer (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), but excluding the conversion or exchange of Class B Common Stock for Class A Common Stock, and consequently the number of shares of Common Stock changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, stockholder rights or other securities or rights of Buyer issued to or acquired by Seller.
(c)    Deposit. As an earnest money deposit, Buyer shall deliver to the Escrow Agent, within one Business Day after the Execution Date, by wire transfer of immediately available funds to the Escrow Account, an amount equal to 10% of the Cash Consideration (such amount, together with any interest earned thereon, the “Deposit”), to be held in accordance with the terms of this Agreement.
(d)    Application of Deposit. If the transaction contemplated by this Agreement (the “Transaction”) closes, the Deposit shall be applied as a credit to the Cash Consideration at Closing and distributed in accordance with Article XIV. If this Agreement is terminated prior to Closing, the Deposit shall be distributed or retained under Article XI.
Section 2.2 Allocation of the Base Purchase Price. Solely for the purposes of this Agreement, Buyer and Seller have allocated the Base Purchase Price among the Leases and Wells as set forth on Exhibit A-1 and Exhibit A-2, respectively. No Party makes any representation or warranty concerning the accuracy of the Allocated Values.
Section 2.3 Adjustments to Cash Consideration. All adjustments to the Cash Consideration shall be made according to the factors described in this Section 2.3 and without duplication.
(a)    Proration of Costs and Revenues. For purposes of determining the amounts of the adjustments to the Cash Consideration provided for in this Section 2.3, the principles set forth in this Section 2.3(a) apply. Buyer is entitled to all production of Hydrocarbons from or attributable to the Properties at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receivables, receipts, and credits earned with respect to the Assets at or after the Effective Time, and is responsible for (and entitled to any refunds with respect to) all Property Expenses or other expenses incurred (1) at and after the Effective Time, and (2) prior to the Effective Time as provided in Section 14.1. Seller is entitled to all Hydrocarbon production from or attributable to the Properties prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receivables, receipts, and credits earned with respect to the Assets prior to the Effective Time, and is responsible for (and entitled to any refunds with respect to) all Property Expenses incurred prior to the Effective Time. “Earned” and “incurred,” as used in this Agreement, is interpreted in accordance with GAAP and COPAS standards, except as otherwise specified in this Agreement. For purposes of allocating production (and proceeds and accounts receivable with respect thereto), under this Section 2.3(a), (1) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline connecting into the storage facilities into which they are run and (2) gaseous Hydrocarbons (including any natural gas liquids recovered by virtue of processing such gaseous Hydrocarbons) shall be deemed to be “from or attributable to” the Properties when they pass through the royalty measurement meters, delivery point sales meters, or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well). Seller shall utilize reasonable interpolative procedures, reasonably consistent with industry practice, to arrive at an allocation of production when exact meter readings or gauging and strapping data are not available.
(b)    Preliminary Settlement Statement. The Closing Amount will be set out in a “Preliminary Settlement Statement” prepared in good faith by OpCo and submitted to Buyer no later than five Business Days prior to the Closing Date for Buyer’s review and comment. OpCo shall provide Buyer written wire transfer instructions for payment of the Closing Amount, and the Parties shall cooperate in good faith to settle on the contents of the Preliminary Settlement Statement, and execute the same, at Closing. If the Parties cannot agree on the Preliminary Settlement Statement prior to such time, the Preliminary Settlement Statement as presented by OpCo will be used to adjust the Cash Consideration at Closing. The Preliminary Settlement Statement will set forth the Closing Amount and associated calculation of such adjustments used to determine the Closing Amount. After Closing, the Cash Consideration will be adjusted in the Final Settlement Statement under Section 13.1.
(c)    Property Expenses. The term “Property Expenses” means costs and expenses incurred that are attributable to the ownership, exploration, development and operation of the Assets, including capital expenses, operating expenses, facilities and plant expenses, field office costs, employee and other service provider costs related to all employees based in the field offices, joint interest billings, any expense chargeable to the joint account under the applicable operating agreement (including overhead costs charged to the Assets, or if none, charged to the Assets on the same basis as charged on the Execution Date), lease operating expenses, lease rental and maintenance costs, Burdens, drilling expenses, completion expenses, workover expenses, and geological, geophysical, any other exploration, development, transportation, compression, processing, or maintenance expenditures chargeable under applicable agreements, and any interest payments under the MOI Note or MOI Mortgage; provided, however, that Property Expenses do not include Asset Taxes (which are apportioned under Article IX), Income Taxes, Remediation Costs to remedy any asserted Environmental Defect and the costs to correct, cure, and remedy any asserted Title Defect timely and correctly submitted to Seller as provided in this Agreement, and any and all payments of Seller to Sequel under the JDAs.

(d)    Upward Adjustments. The Cash Consideration will be adjusted upward by, without duplication:
(1)    an amount equal to all proceeds received and retained by Buyer or any of its Affiliates from the production, transportation, gathering, processing, treating, or sale of Hydrocarbons produced from or attributable or credited to the Assets prior to the Effective Time, excluding Inventory, less any costs, Burdens, Taxes, transportation, quality, or other deductions, differentials and post-production costs and expenses;
(2)    an amount equal to the value of all Inventory as of the Effective Time, or, if such Inventory has not been sold, an amount equal to (i) the volume of Inventory (with respect to (x) oil or (y) natural gas if such natural gas is measured on an Mcf basis) or heating content (with respect to natural gas if such natural gas is measured on an MMBtu basis) multiplied by (ii) the average sales price received by Seller or its Affiliates for the sale of like volumes or heating content for the month of February 2021 (net of any deductions or Taxes);
(3)    an amount equal to all Property Expenses attributable to periods from and after the Effective Time that are paid or borne by Seller or any of its Affiliates;
(4)    to the extent not covered in the preceding paragraph, an amount equal to the prepaid Property Expenses (other than any Income Taxes, Asset Taxes, and Transfer Taxes imposed on any transfer of the Assets under this Agreement) attributable to the Assets from and after the Effective Time that were paid or borne by or on behalf of Seller or its Affiliates and that have not been incurred as of the Effective Time, including lease rentals, prepaid compressor and other rental charges, prepaid rights of way and license fees, and prepaid utility charges;
(5)    all expenses, including capital expenditures, incurred and paid by or on behalf of Seller in connection with the Capital Projects or AFEs described on Schedule 6.14 incurred or paid after the Effective Time;
(6)    the amount set forth on Schedule 2.3(d)(6);
(7)    an amount equal to all Asset Taxes allocable to Buyer in accordance with Section 9.1 or Section 9.2 that are paid or borne by Seller or any of its Affiliates;
(8)    an amount equal to the upward adjustment contemplated by Section 2.3(f) as a result of any Imbalance Volumes, if any;
(9)    an amount equal to the Title Benefit Amount, if any; and
(10)    any other amount provided for in this Agreement or as may be agreed to in writing by Buyer and Seller.
(e)    Downward Adjustments. The Cash Consideration will be adjusted downward by, without duplication:

(1)    an amount equal to all proceeds received and retained by Seller or its Affiliates from the production, transportation, gathering, processing, treating, or sale of Hydrocarbons produced from or attributable or credited to the Assets from and after the Effective Time, and less any Property Expenses, Burdens, Taxes, transportation, quality or other deductions, differentials and post-production costs and expenses;
(2)    an amount equal to all Property Expenses attributable to periods before the Effective Time that are paid or borne by Buyer or any of its Affiliates;
(3)    an amount equal to all Asset Taxes allocable to Seller in accordance with Section 9.1 or Section 9.2 that are paid or borne by Buyer or any of its Affiliates;
(4)    an amount equal to the Title Defect Adjustment, if applicable;
(5)    an amount equal to the Environmental Defect Adjustment, if applicable;
(6)    an amount equal to the Suspense Funds, if applicable;
(7)    any Net Casualty Loss;
(8)    an amount equal to the downward adjustment contemplated by Section 2.3(f), if any;
(9)    an amount equal to the Allocated Value as contemplated by Section 4.5(a), if any;
(10)    an amount equal to the Allocated Value as contemplated by Section 4.5(b), if any;
(11)    to the extent actually paid by Buyer, an amount equal to Seller’s portion of the fees and costs charged by the Escrow Agent associated with the Escrow Agreement contemplated by Section 14.5(e)(6); and
(12)    any other amount provided for in this Agreement or as may be agreed to in writing by Buyer and Seller.
(f)    Well and Pipeline Imbalance Adjustments. The Parties shall adjust the Cash Consideration at Closing and in the Final Settlement Statement under Section 13.1(a) (if needed) either up (if as of the Effective Time there is a net under-production or over-delivery Imbalance Volume), or down (if as of the Effective Time there is a net over-production or under-delivery Imbalance Volume), as appropriate, by an amount equal to $2.22 per Mmbtu for any pipeline, gathering system, transportation system, or processing plant imbalances and $2.78 per Mcf for any wellhead imbalances. All Imbalance Volumes generated after the Effective Time will be the responsibility of Buyer.
Section 2.4 Withholding. Buyer and its Affiliates shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, however, that Buyer and its

Affiliates shall use commercially reasonable efforts to provide Seller notice of any amounts otherwise payable that it intends to deduct and withhold at least five days prior to making such withholding, and the Parties shall use commercially reasonable efforts to reduce or eliminate such withholding. To the extent any amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
ARTICLE III
BUYER'S DUE DILIGENCE; DISCLAIMERS
Section 3.1 Access to Records. From and after the Execution Date and until Closing, and subject to Sections 8.3(a) and 8.3(b), Seller will make the Records available to Buyer and its Representatives electronically (on an ftp or similar site) to permit Buyer and its Representatives to perform Buyer’s due diligence review. Subject to the consent and cooperation of third Persons, Seller will use commercially reasonable efforts to assist Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional information from third Persons as Buyer may reasonably request in writing for the purposes of Buyer’s due diligence review. Buyer and its Representatives may inspect (and, at Buyer’s expense, make copies of) the Records and such additional information only to the extent such inspection does not violate any legal privilege of Seller or its Affiliates or contractual commitment of Seller to a third Person that is not an Affiliate of any member of the Seller Group.
Section 3.2 Access to the Assets.
(a)    Access. To the extent that Seller may do so, and subject to Section 5.1, Seller shall grant Buyer, its Representatives, and the Environmental Consultant access to the Seller-Operated Properties during Seller’s normal business hours so Buyer, its Representatives, and the Environmental Consultant may conduct, at Buyer’s sole risk and expense, a non-intrusive, on-site surface inspection of all or any portion of the Assets and an inspection and review of Seller’s files covering environmental matters, all solely in accordance with the Phase I Activities (each, an “Environmental Assessment”). Buyer shall (and shall cause Buyer’s Representatives and the Environmental Consultant to) give Seller reasonable (and in no event any less than 48 hours’) prior written notice before entering onto any of the Assets, and Seller or its designee(s) shall have the right to accompany Buyer, its Representatives, and the Environmental Consultant whenever they are on site of the Assets. Buyer, its Representatives, and the Environmental Consultant shall not have access to, and shall not be permitted to conduct any environmental inspection with respect to, any Assets to which Seller does not have the authority to grant access for such due diligence. Buyer shall not conduct an ASTM Phase II environmental assessment or any sampling, boring, drilling, or other invasive investigation activities (all of such assessments or sampling are “Invasive Activities”) without the prior notice and written consent of Seller, which consent Seller may withhold for any or no reason in its sole and absolute discretion. If Buyer, its Representatives, or the Environmental Consultant prepares any environmental assessment or report of any Asset (including any Environmental Assessment or Invasive Activities, if permitted by Seller), Buyer shall keep, and shall cause such Representatives and/or the Environmental Consultant to keep, such report or assessment confidential and furnish copies thereof to Seller within one week of receipt thereof by Buyer, its Affiliates, or its or their Representatives. In connection with any on-site inspections, if any, prior to Closing, Buyer (1) shall comply with, and will cause its Representatives and the Environmental Consultant to comply with, all requirements of the operators of the Assets, (2) shall not materially interfere with, and will cause its Representatives and the Environmental Consultant not to materially interfere with, the normal operation of the Assets or Seller’s business, and (3) represents that it and its Representatives and the Environmental Consultant are adequately insured for such activities in compliance with Schedule 3.2(c).
(b)    Indemnity. BUYER WAIVES AND RELEASES, AND SHALL DEFEND, INDEMNIFY, SAVE, AND HOLD THE SELLER GROUP HARMLESS FROM AND AGAINST ANY AND ALL LOSSES ARISING OUT OF, RESULTING FROM, OR RELATING TO THE ACCESS AFFORDED TO BUYER, ITS REPRESENTATIVES, AND THE ENVIRONMENTAL CONSULTANT UNDER THIS AGREEMENT OR THE ACTIVITIES OF BUYER, ITS REPRESENTATIVES, OR THE ENVIRONMENTAL CONSULTANT RELATED TO SUCH ACCESS, ANY ENVIRONMENTAL ASSESSMENT, OR ANY INVASIVE ACTIVITIES, EVEN IF SUCH LOSSES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT, OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A MEMBER OF THE SELLER GROUP, BUT EXCLUDING THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF THE SELLER GROUP AND ANY ENVIRONMENTAL DEFECT DISCOVERED BY BUYER AND ITS REPRESENTATIVES IN THE COURSE OF BUYER’S ENVIRONMENTAL ASSESSMENT OR ANY INVASIVE ACTIVITIES. THIS SECTION 3.2(B) WILL SURVIVE THE TERMINATION OF THIS AGREEMENT.

(c)    Matters Related to Access. The Parties shall comply with the matters set forth on Schedule 3.2(c).
Section 3.3 Disclaimers.
(a)    EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, SELLER’S CERTIFICATE AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, THE ASSETS ARE BEING CONVEYED BY SELLER TO BUYER WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, COMMON LAW, OR OTHERWISE, AND THE PARTIES HEREBY EXPRESSLY DISCLAIM, WAIVE, AND RELEASE (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) ANY WARRANTY OF MERCHANTABILITY, CONDITION, OR SAFETY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, IN EACH CASE WHETHER EXPRESS, IMPLIED, STATUTORY, COMMON LAW, OR OTHERWISE; AND, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, SELLER’S CERTIFICATE AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, BUYER ACCEPTS THE ASSETS, “AS IS, WHERE IS, WITH ALL FAULTS.” EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND SELLER’S CERTIFICATE, ALL DESCRIPTIONS OF THE WELLS, FACILITIES, PERSONAL PROPERTY, FIXTURES, STRUCTURES, AND OTHER ASSETS HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER HAVE BEEN AND SHALL BE FURNISHED SOLELY FOR BUYER’S CONVENIENCE, AND HAVE NOT CONSTITUTED AND SHALL NOT CONSTITUTE A REPRESENTATION OR WARRANTY OF ANY KIND BY SELLER. BUYER EXPRESSLY WAIVES (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) THE

WARRANTY OF FITNESS AND THE WARRANTY AGAINST VICES AND DEFECTS, WHETHER APPARENT OR LATENT, IMPOSED BY ANY LAW.

(b)    EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, SELLER’S CERTIFICATE AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (1) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY OF THE RECORDS OR OTHER INFORMATION FURNISHED WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS; (2) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS; (3) THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE ASSETS BASED THEREON; (4) THE CONDITION OR STATE OF REPAIR OF ANY OF THE ASSETS; (5) THE ABILITY OF THE PROPERTIES TO PRODUCE HYDROCARBONS, INCLUDING PRODUCTION RATES, DECLINE RATES, AND RECOMPLETION OPPORTUNITIES; (6) REGULATORY MATTERS; (7) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (8) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (9) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; OR (10) THE TAX ATTRIBUTES OF ANY ASSETS. ANY DATA, INFORMATION, OR OTHER RECORDS FURNISHED BY OR ON BEHALF OF SELLER OR ANY OF ITS AFFILIATES, EXCEPT AS TO ANY SCHEDULE, ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER’S RELIANCE ON OR USE OF THE SAME IS AT BUYER’S SOLE RISK, AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON THE SAME.

(c)    THE DISCLAIMERS AND DENIALS OF WARRANTY IN THIS SECTION 3.3 ALSO EXTEND TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE PRICES BUYER AND SELLER ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF HYDROCARBONS OR OTHER SUBSTANCES FROM THE PROPERTIES (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON THE SAME), IT BEING ACKNOWLEDGED, AGREED, AND EXPRESSLY UNDERSTOOD THAT ALL RESERVE, PRICE, AND VALUE ESTIMATES UPON WHICH BUYER HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY THE INDIVIDUAL AND INDEPENDENT EVALUATION OF BUYER. BUYER ALSO STIPULATES, ACKNOWLEDGES, AND AGREES THAT RESERVE REPORTS ARE ONLY ESTIMATES OF PROJECTED FUTURE HYDROCARBON VOLUMES, FUTURE FINDING COSTS, AND FUTURE OIL AND/OR GAS SALES PRICES, ALL OF WHICH FACTORS ARE INHERENTLY IMPOSSIBLE TO PREDICT ACCURATELY EVEN WITH ALL AVAILABLE DATA AND INFORMATION.

(d)    EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN SECTION 6.12 AND SELLER’S CERTIFICATE, SELLER HAS NOT AND WILL NOT MAKE (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES, OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT, ANY OTHER TRANSACTION

DOCUMENTS OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN SECTION 6.12 AND SELLER’S CERTIFICATE, BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS OR ENVIRONMENTAL ASSESSMENTS AS BUYER DEEMS APPROPRIATE.

(e)    THE PARTIES HEREBY ACKNOWLEDGE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED IN THIS AGREEMENT ARE “CONSPICUOUS” FOR THE PURPOSES OF SUCH LAW.
ARTICLE IV
TITLE MATTERS
Section 4.1 Definitions.
(a)    Defensible Title. “Defensible Title” means such record, contractual, or beneficial title of Seller in any Lease or Well, except for Permitted Encumbrances:
(1)    in the case of each Lease or Well described on Exhibit A-1 or Exhibit A-2, respectively, only insofar as to the Target Formation for such Lease or Well, entitles Seller to receive not less than the NRI for such Lease as described in the column “Total NRI (NRI+ORRI)” for such Lease on Exhibit A-1 or the NRI for such Well as described in column “Total NRI (NRI+ORRI+RI)” for such Well on Exhibit A-2, except as otherwise stated on Exhibit A-1 or Exhibit A-2;
(2)    in the case of each Well described in Exhibit A-2, only insofar as to the Target Formation for such Well, obligates OpCo to bear the WI for such Well not greater than the WI set forth in the column “Working Interest (WI)” on Exhibit A-2 with respect to such Well, except as otherwise stated on Exhibit A-2;
(3)    in the case of each Lease described Exhibit A-1, only insofar as to the Target Formation for such Lease, entitles OpCo to the Net Acres for such Lease not less than the Net Acres set forth in the column “Net Acres (NA)” on Exhibit A-1 with respect to such Lease, except as otherwise stated on Exhibit A-1; and
(4)    only as to the Target Formation, is free and clear of Encumbrances.
If a Lease or Well has not been given an Allocated Value, Seller shall be deemed to have Defensible Title to such Lease or Well.
(b)    Permitted Encumbrances. “Permitted Encumbrances” means:
(1)    Burdens, to the extent such Burdens do not operate to reduce Seller’s NRI for any Lease or Well to below the NRI for such Lease as described in the column “Total NRI

(NRI+ORRI)” for such Lease on Exhibit A-1 or the NRI for such Well as described in column “Total NRI (NRI+ORRI+RI)” for such Well on Exhibit A-2;
(2)    statutory liens or encumbrances arising out of operation of Law with respect to a Loss incurred in the normal course of business and that are not delinquent or that are being contested in good faith;
(3)    liens for Taxes or assessments not yet due and delinquent or, if delinquent, that are being contested in good faith in the normal course of business;
(4)    all Customary Post-Closing Consents;
(5)    easements, rights-of-way, servitudes, land use permits, surface leases and other surface rights on or over the Assets or any restrictions on access thereto that do not materially interfere with the operation of the affected Lease or Well;
(6)    rights of a common owner of any interest in rights-of-way or easements currently held by Seller and such common owner as tenants in common or through other common or joint ownership;
(7)    the terms and conditions of the Material Contracts to the extent that such Material Contracts do not operate to reduce Seller’s NRI for such Lease as described in the column “Total NRI (NRI+ORRI)” for such Lease on Exhibit A-1 or Seller’s NRI for such Well as described in column “Total NRI (NRI+ORRI+RI)” for such Well on Exhibit A-2;
(8)    claims arising under the matters set forth in Schedule 6.7;
(9)    pre-Closing Lease expiration as a result of the expiration of the primary term of a Lease between the Effective Time and Closing to the extent and only to the extent set forth in Schedule 4.1(b)(9);
(10)    materialmen’s, mechanics’, operators’, or other similar liens arising by operation of Law in the ordinary course of business incidental to operation of the Assets that secure amounts not yet due or delinquent or, if delinquent, are being contested in good faith by appropriate proceedings, or for which the applicable statute of limitations has expired on or prior to the Execution Date;
(11)    liens, security interests, or encumbrances created under Leases, operating agreements, communitization, unitization, and pooling agreements, production sales contracts or by operation of Law securing amounts not yet due or delinquent;
(12)    any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing;
(13)    such Title Defects as Buyer has expressly waived including all matters that could otherwise be Title Defects but that are not timely asserted under Section 4.2(c);

(14)    any matter that would not constitute a Title Defect under Section 4.1(c);
(15)    rights of reassignment, to the extent any exist as of the Execution Date, upon the surrender or expiration of any Lease;
(16)    rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets in any manner, and all applicable Laws of general applicability in the area of the Assets;
(17)    defects that have been cured by possession under applicable statutes of limitation for adverse possession or for prescription or similar Laws;
(18)    all Consents (including Required Consents) to the extent and only to the extent such Consents (including Required Consents) are set forth on Schedule 6.8;
(19)    all preferential rights to purchase to the extent and only to the extent such preferential rights to purchase are set forth on Schedule 6.8;
(20)    any liens, encumbrances, discrepancies, defects, or irregularities in title as to any depths or formations other than the Target Formation;
(21)    any Encumbrances arising under the MOI Mortgage to the extent and only to the extent that either (i) such Encumbrances are discharged prior to Closing, or (ii) the MOI Mortgage is deemed Excluded Assets; and
(22)    the Leases and all other liens, encumbrances, Contracts, agreements, instruments, obligations, defects, and irregularities affecting the Assets that do not (A) materially interfere with the operation of the affected Asset; (B) reduce Seller’s NRI for such Lease as described in the column “Total NRI (NRI+ORRI)” for such Lease on Exhibit A-1 or Seller’s NRI for such Well as described in column “Total NRI (NRI+ORRI+RI)” for such Well on Exhibit A-2; or (C) obligate OpCo to bear the WI in any Well greater than the WI set forth in the column “Working Interest (WI)” on Exhibit A-2 without a proportionate increase in OpCo’s NRI in such Well.
(c)    Title Defect. “Title Defect” means any lien, Burden, Encumbrance, claim, defect in, or objection to the record, contractual, equitable, or beneficial title of Seller in or to a Lease or Well set forth on Exhibit A-1 or Exhibit A-2, as applicable, that alone or in combination with other defects in any Assets (y) renders Seller’s title to such Lease or Well to be less than Defensible Title, and (z) reduces the Allocated Value of the affected Lease or Well by more than the Title Threshold. Notwithstanding the foregoing definition in this Section 4.1(c), the following are not Title Defects:
(1)    defects based solely on (i) lack of information in Seller’s files, or (ii) references to any unrecorded agreement in any recorded instrument to which Seller is not a party if Seller does not possess such unrecorded agreement;
(2)    defects in the chain of title consisting of (i) failure to recite marital status or (ii) omissions of probate, heirship, or estate proceedings;

(3)    defects related to mineral ownership other than Hydrocarbons;
(4)    defects arising out of the lack of powers of attorney or trustee authority from any Person to execute and deliver documents on such Person’s behalf, or the lack of corporate or other entity authorization absent evidence that the foregoing has resulted in a third Person’s superior claim of title;
(5)    defects arising out of a variation in corporate name;
(6)    defects based on a gap in Seller’s chain of title, unless such gap is affirmatively shown to exist by an abstract of title or title opinion and results in another party’s actual and superior claim of title;
(7)    defects or irregularities in title that for a period of five years or more have not delayed or prevented Seller (or Seller’s predecessor, if owned by Seller less than five years) from receiving its NRI share of the proceeds of production or caused it to bear a share of expenses greater than its WI share from any Lease or Well;
(8)    defects or irregularities resulting from any calls on production or the existence of any production payments or net profits interests burdening any Asset which for a period of five years or more has not delayed or prevented Seller (or Seller’s predecessor, if owned by Seller less than five years) from receiving its produced volumes under free market conditions;
(9)    any mortgagor liens burdening a lessor’s interest in the Leases so long as such liens are not being foreclosed;
(10)    defects arising out of liens, mortgages, or deeds of trust that have not been asserted or foreclosed that, by their terms and on their face, expired and terminated more than five years prior to the Effective Time, but which remain unreleased of record;
(11)    defects and irregularities arising out of the lack of a survey, unless a survey is expressly required by applicable Laws or regulations;
(12)    defects arising out of prior oil and gas leases that are not released of record unless Buyer provides evidence, which evidence shall be included in the Title Defect Notice, that such unreleased leases are still in full force and effect;
(13)    defects or irregularities that would be acceptable to an experienced operator of oil and gas wells that is familiar with land titles in the area of the real property Assets;
(14)    interests acquired through any compulsory pooling order; and
(15)    defects resulting from pending approval from any Governmental Authority of any communitization agreement, unitization agreement, pooling order, unit order, or unit contraction.

(d)    Title Defect Amount. “Title Defect Amount” means the amount by which the Allocated Value of a Title Defect Property is reduced by a Title Defect. In determining the Title Defect Amount, the Parties intend to include only that portion of the Title Defect Property affected by the Title Defect. The Parties shall determine the Title Defect Amount as follows:
(1)    If the Title Defect is an Encumbrance on a Title Defect Property securing any indebtedness, the Title Defect Amount shall be the total amount to discharge in full such indebtedness so that such Encumbrance no longer burdens the Title Defect Property;
(2)    if the Title Defect as to any Lease or Well set forth on Exhibit A-1 or Exhibit A-2, as applicable, is the actual failure of Seller to own the represented NRI for such Lease or Well as set forth on Exhibit A-1 or Exhibit A-2, as applicable, then the Title Defect Amount will be equal to the product of (i) the Allocated Value of such Title Defect Property multiplied by (ii) a fraction, the numerator of which is the positive difference between (A) the NRI as to such Title Defect Property described in Exhibit A-1 or Exhibit A-2, as applicable, minus (B) the actual NRI as to such Title Defect Property, and the denominator of which is the NRI as to such Title Defect Property described in Exhibit A-1 or Exhibit A-2, as applicable;
(3)    if the Title Defect represents an Encumbrance, or other defect in title to the Title Defect Property of a type that does not fall into Section 4.1(d)(1) or Section 4.1(d)(2), then the Title Defect Amount shall be determined by the Parties in good faith, taking into account all relevant factors, including the following: (i) the Allocated Value of the affected Title Defect Property; (ii) if the Title Defect represents only a possibility of title failure, the probability that such failure will occur; (iii) the portion of the Title Defect Property affected by the Title Defect; (iv) the legal effect of the Title Defect; (v) the potential economic effect of the Title Defect over the life of the Title Defect Property including the net present value of the Title Defect; (vi) the values placed upon the Title Defect by Buyer and Seller; and (vii) such other reasonable factors as are necessary to make a proper evaluation of the Title Defect and a determination of the Title Defect Amount;
(4)    the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in any other Title Defect Amount; and
(5)    the aggregate Title Defect Amounts affecting a single Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.
Section 4.2 Title Defect Procedure.
(a)    No Title Representations or Warranties. Except for the special warranty of Defensible Title contained in the Assignment executed at Closing, Seller makes no warranty or representation, express, implied, statutory, common law, or otherwise, with respect to Seller’s title to any of the Assets, and Buyer hereby acknowledges that, without limiting its rights to terminate this Agreement under Section 11.1, the sole remedies for any defect of title, including any Title Defect, with respect to any of the Assets is as set forth in this Section 4.2.

(b)    Special Warranty of Defensible Title. The Assignment shall contain a special warranty of Defensible Title by, through, and under Seller, but not otherwise. Buyer shall furnish Seller a notice meeting the requirements of Section 4.2(c) setting forth any matters which Buyer intends to assert as a breach of the special warranty of Defensible Title under the Assignment. Seller shall have a reasonable opportunity, but not the obligation, to cure any breach of such special warranty of Defensible Title asserted by Buyer. Buyer shall reasonably cooperate with any attempt by Seller to cure same. Any claim by Buyer under Seller’s special warranty of Defensible Title in the Assignment as to the Lease or Wells, if any, shall be limited to the Allocated Value of any such Lease or Wells, as adjusted under this Agreement.
(c)    Title Defect Notice. Buyer shall give Seller a written notice describing any Title Defects (the “Title Defect Notice”) as soon as reasonably possible but in no event later than the Defect Notice Date. The Title Defect Notice must satisfy each of the following conditions precedent: such notice must (1) be in writing and asserted in good faith; (2) name the affected Lease or Well (such affected Lease or Well is a “Title Defect Property”); (3) describe each Title Defect and the basis for it; (4) attach copies of the Supporting Documentation; (5) state the Allocated Value of the Title Defect Property; (6) state Buyer’s good faith estimate of the Title Defect Amount; and (7) set forth the computations upon which Buyer’s estimate is based. Buyer shall also identify in each Title Defect Notice the necessary curative for each Title Defect, to the extent then reasonably known. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use its reasonable efforts to give Seller, on or before the end of each calendar week prior to the Defect Notice Date, a written notice of all alleged Title Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the expiration of the Defect Notice Date; provided, however, that the failure to provide such written notice shall not result in the waiver or limitation of any rights of Buyer under this Agreement. Buyer irrevocably waives all Title Defects not timely submitted on or before the Defect Notice Date.
(d)    Remedies. Subject to (w) Seller’s continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto, in which case the Parties shall follow the procedures in Section 4.4, (x) each Party’s rights to terminate this Agreement under Section 11.1, (y) the Title Threshold, and (z) the Aggregate Deductible, if any Title Defect asserted by Buyer under Section 4.2(c) is not waived in writing by Buyer or cured prior to Closing, then Seller shall elect prior to Closing one of the following options with respect to such Title Defect:
(1)    cure such Title Defect under the procedures in Section 4.2(f); or
(2)    reduce the Cash Consideration by the Title Defect Amount of such Title Defect and convey the Title Defect Property to Buyer at Closing (the aggregate amount of all such reductions to the Cash Consideration pursuant to this Section 4.2(d)(2), the “Title Defect Adjustment”).
If Seller fails to deliver notice by Closing, Seller will be deemed to have made the election under Section 4.2(d)(1).
(e)    Title Threshold and Aggregate Deductible. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall there be any remedies provided by Seller, and Seller shall not be responsible for, (1) any individual Title Defect for which the Title Defect Amount does not exceed the

Title Threshold and (2) any Title Defects for which the Title Defect Amounts exceed the Title Threshold, unless and until (i) (A) the aggregate of all such Title Defect Amounts (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller) net of the sum of the aggregate Title Benefit Amounts of all such Title Benefits plus (B) the aggregate Remediation Costs of all Environmental Defects that exceed the Environmental Defect Threshold (but excluding any Environmental Defects cured by Seller), exceeds (ii) the Aggregate Deductible, and then only with respect to the amount of such Title Defect Amounts (net of any Title Benefit Amounts) and Remediation Costs that exceed the Aggregate Deductible; provided, however, any Title Defect that arises by, through or under Seller or its Affiliates is not subject to either the Title Threshold or the Aggregate Deductible.
(f)    Post-Close Cure. If prior to Closing Seller elects (or is deemed to have elected) to attempt to cure a Title Defect, then the Title Defect Property associated with such Title Defect will be conveyed by Seller to Buyer at Closing. Seller will have 115 days after Closing (or such longer period as may be agreed by the Parties, each acting reasonably, the “Cure Period”) to attempt to cure the applicable Title Defect. If Seller has elected (or is deemed to have elected) to attempt to cure an alleged Title Defect, then no adjustment to the Cash Consideration shall be made at Closing in respect of such Title Defect and such election shall not waive or be deemed to waive Seller’s right to dispute the existence of such defect or the Cash Consideration adjustment asserted with respect thereto. Buyer shall provide Seller and its Representatives access to the Assets and Records during the Cure Period in connection with Seller’s efforts to cure alleged Title Defects. If Seller cures any such Title Defect during the Cure Period, then such Title Defect will thereafter no longer be considered for purposes of determining whether the Aggregate Deductible has been met. If Seller elects (or is deemed to have elected) to cure a Title Defect post-Closing under this Section 4.2(f), but does not cure such Title Defect within the Cure Period or longer agreed period, then following Seller’s and Buyer’s agreement upon the existence and value of the Title Defect or, if Seller and Buyer has not so agreed, resolution of any dispute regarding the existence of a Title Defect, the value thereof, or any alleged failure to cure by binding arbitration in accordance with Section 4.4(b) (as applicable, the “Defect Determination Date”), the following shall apply: if such Defect Determination Date occurs (x) five or more Business Days prior to the date the Final Settlement Statement is initially delivered, the Title Defect Amount attributable to such Title Defect will be included in the Cash Consideration adjustments to be made after Closing in accordance with the Final Settlement Statement, or (y) after, or less than five Business Days before, the date the Final Settlement Statement is initially delivered, Seller shall pay Buyer an amount equal to the Title Defect Amount attributable to such Title Defect no later than 10 Business Days following the Defect Determination Date, subject to the application of the Title Threshold and the Aggregate Deductible, as provided in this Article IV.
Section 4.3 Title Benefits.
(a)    Definition. The term “Title Benefit” means any right, circumstance or condition that operates to do any of the following:
(1)    increase the NRI of Seller as to any Lease or Well described on Exhibit A-1 or Exhibit A-2, as applicable, above that shown in Exhibit A-1 or Exhibit A-2, as applicable, to the extent the same does not cause a greater than proportionate increase in Seller’s WI therein above that shown in Exhibit A-1 or Exhibit A-2, as applicable; or

(2)    decrease the WI of Seller as to any Well below that shown in Exhibit A-2 to the extent the same causes a decrease in Seller’s WI that is proportionately greater than the decrease in Seller’s NRI therein below that shown in Exhibit A-2; or
(3)    increase the Net Acres of Seller as to any Lease above that shown in Exhibit A-1.
(b)    Title Benefit Notice. Promptly on discovery by Buyer or by any of its Affiliates or its Representatives (including title attorneys, landmen, or other title examiners), but on or before the Title Benefit Notice Date, Buyer shall in good faith notify Seller of any Title Benefits (such notice describing the Title Benefit is an “Title Benefit Notice”). On or before the Title Benefit Notice Date, Seller shall have the right, but not the obligation, to deliver to Buyer a Title Benefit Notice.
(c)    Contents of Title Benefit Notice. The Title Benefit Notice shall be in writing and contain the following: (1) a description of the Title Benefit, (2) the Lease or Well(s) affected by the Title Benefit, (3) the Allocated Values of the Lease or Well(s) subject to such Title Benefit, and (4) the amount by which Seller or Buyer, as applicable, reasonably believes the Allocated Value of those Lease or Well(s) is increased by the Title Benefit, and the computations and information upon which such belief is based. Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Title Benefit Notice Date.
(d)    Title Benefit Amount. The “Title Benefit Amount” resulting from a Title Benefit shall be determined in accordance with the same methodology, terms, and conditions for determining the Title Defect Amount, with any necessary conforming changes, including giving effect to the Title Threshold and the Aggregate Deductible.
Section 4.4 Title Dispute Resolution.
(a)    Title Disputed Matters. The Parties shall resolve Disputes concerning the following matters under this Section 4.4: (1) the existence and scope of a Title Defect or Title Benefit, or that portion of the Title Defect Property (with respect to a Title Defect) or Lease or Well (with respect to a Title Benefit) affected by a Title Defect or Title Benefit, as applicable; (2) the Title Defect Amount, or Title Benefit Amount, as applicable; and (3) the adequacy of Seller’s Title Defect curative materials and curative actions (the “Title Disputed Matters”). The Parties will attempt to initially resolve all Title Disputed Matters through good faith negotiations, and if any such Title Disputed Matters have not been resolved by (i) Closing, with respect to (y) any Title Defect that Seller disputes and for which Seller has not elected (and has not been deemed to have elected) to cure, or (z) any Title Benefits that Buyer disputes, or (ii) the end of the Cure Period or longer agreed period, with respect to any Title Defect that Seller has elected (or is deemed to have elected) to cure, then at any time thereafter each Party shall have the right by written notice to the other Party to have such matters finally resolved by binding arbitration under Section 4.4(b). Notwithstanding the foregoing, if the Parties cannot resolve the Title Disputed Matters on or before Closing, then the Title Defect Property (with respect to a Title Defect) or Lease or Well (with respect to a Title Benefit) subject to the Title Disputed Matters shall be conveyed by Seller to Buyer at Closing without any reduction or increase to the Cash Consideration.

(b)    Title Arbitration Procedure. There shall be a single arbitrator, who shall be an attorney with at least 10 years of experience in oil and gas title and transaction matters, as selected by mutual agreement of Buyer and Seller (such individual, the “Title Arbitrator”) within 15 days after either Party invokes the provisions of this Section 4.4(b) to resolve such Title Disputed Matter, and absent such agreement, formally apply to the Houston, Texas office of the American Arbitration Association (“AAA”) to choose the Title Arbitrator, under such conditions as the AAA in its discretion deems necessary or advisable. The arbitration proceeding shall be held in Houston, Texas, and the arbitration shall be conducted in accordance with the AAA rules, to the extent such rules do not conflict with the terms of this Section 4.4(b). The Title Arbitrator’s determination shall be made within 20 days after submission by the Parties of the Title Disputed Matters or such longer period as may be agreed to by the Parties and shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Title Arbitrator shall be bound by the rules set forth in this Article IV and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination. The Title Arbitrator, however, may not render an award with respect to a Title Defect Amount or a Title Benefit Amount, in each case, in excess of the highest value for such Title Disputed Matter adjustment as claimed by Buyer or Seller, as applicable, or below the lowest value for such Title Disputed Matter adjustment as claimed by Seller or Buyer, as applicable. The Title Arbitrator shall act as an expert for the limited purpose of determining a resolution to the specific Title Disputed Matters submitted by either Party and may not award damages, interest, or penalties to either Party with respect to any Title Disputed Matter. Promptly, but in no event later than five Business Days, after the Title Arbitrator renders its decision as to all Title Disputed Matters, and assuming Closing has occurred, (1) Seller shall deliver to Buyer by wire transfer in immediately available funds an amount equal to the Title Defect Amount as determined by the Title Arbitrator, subject to the application of the Title Threshold and the Aggregate Deductible, as provided in this Article IV, or (2) Buyer shall deliver to Seller by wire transfer in immediately available funds an amount equal to the Title Benefit Amount, subject to the Title Threshold and the Aggregate Deductible. Each of Seller and Buyer shall bear its own legal fees and other costs of presenting its case to the Title Arbitrator. Buyer and Seller shall each bear one-half of the costs and expenses of the Title Arbitrator.
Section 4.5 Preferential Rights and Consents. Within five Business Days after the Execution Date, Seller shall (1) deliver notices to the applicable Persons holding Consents (other than Customary Post-Closing Consents) requesting that the holders of such Consents grant their consent to the Transaction, and (2) deliver notices to the applicable Persons required in connection with any applicable preferential rights to purchase any Assets that are triggered by the execution of this Agreement or the consummation of the Transaction in accordance with the applicable agreements and contracts creating such Consents or preferential rights to purchase, as applicable. Seller shall provide Buyer with copies of all notices sent pursuant to this Section 4.5 within five Business Days of sending such notices and, within five Business Days after Seller’s receipt thereof, any responses from the holders of such consents and preferential purchase rights (or similar rights), as applicable, to such notices. Seller shall use commercially reasonable efforts to obtain all Consents (other than Customary Post-Closing Consents) prior to Closing. Prior to Closing, if Buyer discovers other Assets affected by Consents (other than Customary Post-Closing Consents) or preferential rights to purchase, Buyer shall notify Seller as soon as practicable thereafter, and Seller shall use commercially reasonable efforts to obtain such Consents and/or to give the notices required in connection with such preferential rights to purchase prior to Closing. For the avoidance of doubt,

“commercially reasonable efforts,” as used in this Section 4.5, shall not include the payment of any material consideration by Seller or the assumption by Seller of any other obligation, liability, or Loss.
(a)    Consents. (1) If a Required Consent has not been obtained as of Closing or any other Consent is denied in writing with respect to any Asset (a “Restricted Asset”), then (i) the Restricted Asset shall be excluded from the Assets at Closing and (ii) the Cash Consideration will be adjusted downward by an amount equal to the Allocated Value of such affected Asset. Within 90 days following the Closing, if any Required Consent not obtained under (1) above is obtained, then Seller shall so notify Buyer and within 10 Business Days after Buyer’s receipt of such notice, Seller shall sell, assign and convey to Buyer and Buyer shall purchase and accept from Seller such Assets pursuant to the terms of this Agreement and for the Allocated Value of such Assets (except the Closing Date with respect to such Assets will be the date of assignment of such Assets from Seller to Buyer) as adjusted pursuant to Section 2.3 and Section 13.1 with respect to such Assets.
(b)    Preferential Purchase Rights.
(1)    If any preferential right to purchase any portion of the Assets is exercised and the sale to such preferential right holder closes prior to the Closing Date, then that portion of the Assets affected by such preferential right to purchase shall be excluded from the Assets at Closing and deemed to constitute an Excluded Asset, and the Cash Consideration shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets, subject to the limitation in Section 4.5(c).
(2)    If (a) any preferential right to purchase any portion of the Assets is not exercised prior to the Closing Date, or if such right is exercised prior to the Closing Date but the closing of such sale will not happen prior to the Closing Date, then in each such case Seller shall convey such Asset to Buyer at Closing without any adjustment to the Cash Consideration and such Asset shall constitute a part of the Assets for all purposes hereunder; or (b) a preferential right to purchase is not discovered prior to Closing and the affected Asset is conveyed to Buyer at Closing, and the preferential right to purchase is exercised after Closing, then in each such case Buyer agrees to convey such affected Asset to the party exercising such right and Buyer shall retain all amounts paid by the party exercising such preferential right to purchase.
(c)    Remedies. The remedies set forth in this Section 4.5 are the exclusive remedies for the preferential right to purchase and Consents (including Required Consents) to the extent and only to the extent that the preferential right to purchase and Consents (including Required Consents), as applicable, are set forth on Schedule 6.8, and Buyer acknowledges that it may not assert a Title Defect with respect to such matters.
ARTICLE V
ENVIRONMENTAL MATTERS

Section 5.1 Environmental Procedures.
(a)    Use of Environmental Consultant. Buyer will have the period from the Execution Date until the Defect Notice Date to conduct an investigation of the environmental condition of the Assets, which investigation shall be subject to the limitations in Section 3.2. Should Buyer elect to conduct such an investigation, Buyer will employ New Tech Global or another environmental consultant reasonably acceptable to OpCo (the “Environmental Consultant”) to determine the existence of any Environmental Defects and the Remediation Costs, if any, associated therewith.
(b)    Environmental Defect Notice. If the Environmental Consultant or Buyer identifies, and Buyer claims, one or more Environmental Defects in the course of its investigation, Buyer may, on or before the Defect Notice Date, deliver to OpCo one or more Environmental Defect Notices. Buyer must deliver Environmental Defect Notices as soon as reasonably practical, but no later than on the Defect Notice Date. Each Environmental Defect Notice must satisfy the following conditions precedent: such notice must (1) be in writing and asserted in good faith, (2) name the affected Asset, (3) name the condition in, on, or under the Asset that constitutes, causes, or contributes to the Environmental Defect, (4) provide factual substantiation for the Environmental Defect, (5) state Buyer’s good faith estimate of the most practical and cost effective Remediation, and (6) contain the Environmental Consultant’s or Buyer’s good faith written estimates of the Remediation Costs which must describe in reasonable detail the Remediation proposed for the alleged Environmental Defect and identify the assumptions used by the Environmental Consultant to support the Remediation Costs. For the purpose of the preceding sentence, “factual substantiation for the Environmental Defect” means reports prepared by the Environmental Consultant. To give OpCo an opportunity to commence reviewing and curing Environmental Defects, Buyer shall use reasonable efforts to give OpCo, on or before the end of each calendar week prior to the Defect Notice Date, written notice of all alleged Environmental Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the expiration of the Defect Notice Date. Seller has the right, but not the obligation, to cure any claimed Environmental Defect on or before the Closing Date. Buyer irrevocably waives all Environmental Defects not timely submitted on or before the Defect Notice Date.
(c)    Remedies. Subject to (w) Seller’s continuing right to dispute the existence of an Environmental Defect or the Remediation Costs asserted with respect thereto, in which case the Parties shall follow the procedures in Section 5.2, (x) each Party’s rights to terminate this Agreement under Section 11.1, (y) the Environmental Defect Threshold, and (z) the Aggregate Deductible, if any Environmental Defect asserted by Buyer under Section 5.1(b) is not waived in writing by Buyer or cured prior to Closing, then OpCo shall reduce the Cash Consideration by the Remediation Costs of such Environmental Defect and convey to Buyer the Assets subject to such Environmental Defect at Closing (the aggregate amount of all such reductions to the Cash Consideration pursuant to this Section 5.1(c), the “Environmental Defect Adjustment”).
(d)    Environmental Defect Threshold and Aggregate Deductible. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall there be any remedies provided by Seller, and Seller shall not be responsible for, (1) any individual Environmental Defect for which the Remediation Costs do not exceed the Environmental Defect Threshold and (2) any Environmental Defect for which the Remediation Costs exceed the Environmental Defect Threshold, unless and until (i) (A) the aggregate of all Title Defect Amounts (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller) net of the sum of the aggregate Title Benefit Amounts of all such Title Benefits plus (B) the aggregate Remediation Costs of all such Environmental Defects that exceed the Environmental Defect Threshold (but excluding any Environmental Defects cured by Seller), exceeds (ii) the Aggregate Deductible, and then only with respect to the amount of such Title Defect Amounts (net of any Title Benefit Amounts) and Remediation Costs exceeds the Aggregate Deductible.
Section 5.2 Contested Environmental Defects.
(a)    Rejection Notice. If Seller contests the existence or the scope of an Environmental Defect or the asserted Remediation Costs, Seller shall notify Buyer in writing no later than five Business Days after the Defect Notice Date (“Rejection Notice”). The Rejection Notice shall state with reasonable specificity the basis for the rejection of the Environmental Defect(s) or the Remediation Costs. Within five days of receipt of the Rejection Notice, representatives of Buyer and Seller knowledgeable in environmental matters shall meet and in good faith attempt to (1) mutually agree to reject the particular Environmental Defect(s) or (2) agree on the validity of such Environmental Defect(s) and the Remediation Costs. If the Parties cannot agree on either options (1) or (2) in the preceding sentence with respect to each challenged Environmental Defect, the Environmental Defect(s) and/or the Remediation Costs subject to the Rejection Notice shall be resolved in accordance with the Dispute and arbitration procedures set forth in Sections 5.2(b) through 5.2(c).
(b)    Environmental Disputed Matters. If the Parties cannot resolve Disputes relating to the existence and scope of an Environmental Defect or Remediation Cost, as applicable, or the adequacy of Seller’s Environmental Defect curative materials and Remediation actions (the “Environmental Disputed Matters”) on or before Closing, then, subject to Section 5.2(c), the Asset subject to the Environmental Defect and any associated Assets will be conveyed by Seller to Buyer at Closing without any reduction to the Cash Consideration.
(c)    Arbitration Procedure. The Environmental Disputed Matters will be finally determined under this Section 5.2(c). There will be a single arbitrator, who must be an environmental attorney or environmental consultant with at least 10 years of experience in oil and gas environmental matters, as selected by mutual agreement of Buyer and OpCo (such individual, the “Environmental Arbitrator”) within 15 days after either Party invokes the provisions of this Section 5.2(c) to resolve such Environmental Disputed Matter, and absent such agreement, formally apply to the Houston, Texas office of AAA to choose the Environmental Arbitrator, under such conditions as the AAA in its discretion deems necessary or advisable. The arbitration proceeding shall be held in Houston, Texas, and the arbitration shall be conducted in accordance with the AAA rules, to the extent such rules do not conflict with the terms of this Section 5.2. The Environmental Arbitrator’s determination shall be made within 20 days after submission by the Parties of the Environmental Disputed Matters or such longer period as the Parties’ may agree and shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Environmental Arbitrator shall be bound by the applicable rules set forth in this Article V and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary to make a proper determination. The Environmental Arbitrator, however, may not render a decision with respect to an Environmental Defect or Remediation Cost, in each case, in excess of the highest value for such Environmental Disputed Matter adjustment as claimed by Buyer or OpCo, as applicable, or below the lowest value for such Environmental Disputed Matter adjustment as claimed by OpCo or Buyer, as applicable. The Environmental Arbitrator shall act as an expert for the limited purpose of determining a resolution to the specific Environmental Disputed Matters submitted by either Party and may not award damages, interest, or penalties to either Party with respect to any Environmental Disputed Matter. Promptly, but in no event later than five Business Days, after the Environmental Arbitrator renders its decision as to all Environmental Disputed Matters and assuming Closing has occurred, OpCo shall deliver to Buyer by wire transfer of immediately available funds an amount equal to the Remediation Costs as determined by the Environmental Arbitrator (and further subject to the application of the Environmental Defect Threshold and Aggregate Deductible, as provided in this Article V). Each of Seller and Buyer shall each bear its own legal fees and other costs of presenting its case to the Environmental Arbitrator. Buyer and Seller shall each bear one-half of the costs and expenses of the Environmental Arbitrator.
Section 5.3 Waiver and Remedies. Subject to Seller’s representations and warranties in Section 6.12 and as those representations and warranties are brought down in the Seller’s Certificate, and without limiting Buyer’s rights under Article XI and Article XIV, Buyer hereby waives for all purposes all objections and claims associated with the environmental condition of the Assets other than in instances of Fraud (including any and all Environmental Defects), unless raised in an Environmental Defect Notice within the applicable time period set forth in Section 5.1(b). The rights and remedies granted to Buyer in this Article V are the exclusive rights and remedies against Seller related to any matters that would be an Environmental Defect.
Section 5.4 Physical Condition of the Assets.
(a)    Buyer’s Acknowledgement of Use of the Assets. Buyer acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons and possibly for the storage and disposal of Hydrocarbons, produced water, Hazardous Substances, or other substances related to standard oil field operations. Physical changes in, on, or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain previously plugged and abandoned wells, buried pipelines, buried pits, treating, dehydration, water treating and water transportation equipment, storage tanks, and other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent by a physical inspection of the Assets.
(b)    Asbestos, NORM or TE-NORM, and other Hazardous Substances. Buyer acknowledges that some equipment located on the Assets may contain asbestos, NORM or TE-NORM, and/or Hazardous Substances. In this regard, Buyer expressly understands that NORM or TE-NORM may affix or attach itself to the inside of wells (including the Wells), materials, pipes, facilities, and equipment as scale or in other forms, and that wells (including the Wells), materials, pipes, facilities, and equipment located on the Assets may contain NORM or TE-NORM; and NORM-containing or TE-NORM-containing material and other wastes or Hazardous Substances may have been buried, come in contact with the soil, or otherwise been disposed of on or under the Assets, and that none of the foregoing may be considered an Environmental Defect for purposes of this Article V. Buyer also expressly understands that special procedures may be required for the removal and disposal of asbestos, NORM or TE-NORM, and/or Hazardous Substances from the Assets where any may be found.

ARTICLE VI
REPRESENTATIONS OF SELLER
Seller makes the following representations and warranties:
Section 6.1 Incorporation/Qualification. OpCo is a limited liability company, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and is qualified to conduct business in the State of Texas. OpCo is duly qualified as a foreign limited liability company in all other jurisdictions to the extent required by Law except where the failure to be so qualified would not result in a Material Adverse Effect. RoyaltyCo is a limited partnership, duly incorporated, validly existing and in good standing under the Laws of the State of Texas.
Section 6.2 Power and Authority. Seller has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, consummate the Transaction, and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
Section 6.3 No Lien, No Violation. The execution, delivery, and performance of this Agreement by Seller will not (1) violate any provision of Seller’s governing documents, (2) create an Encumbrance (other than a Permitted Encumbrance) on the Assets or trigger an outstanding security interest in or right to buy any of the Assets that will remain in existence after Closing, (3) violate or be in conflict with any agreement or instrument to which Seller is a party and which affects the Assets, or (4) violate or be in conflict with any Law applicable to Seller as a party in interest or any of the Assets.
Section 6.4 Authorization and Enforceability. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party and the Transaction have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been (and all other Transaction Documents to which Seller is a party and all other documents required under this Agreement to be executed and delivered by Seller at Closing will be) duly executed and delivered by Seller, and this Agreement constitutes, and at Closing the other Transaction Documents to which Seller is or will be a party and such other documents will constitute, the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and other Laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at Law.
Section 6.5 Liability for Brokers’ Fees. Neither Seller nor any of its Affiliates has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Buyer shall have any responsibility whatsoever.
Section 6.6 No Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to Seller’s Knowledge, threatened against Seller.
Section 6.7 Litigation. Except as described in Schedule 6.7, there are no actions, suits, or proceedings pending or, to Seller’s Knowledge, threatened in writing, against Seller with respect to the ownership and operation of the Assets, including any notice from any Governmental Authority and any alleged violations of any Permit. No condemnation or eminent domain proceedings are pending, or, to Seller’s Knowledge, threatened, by any Governmental Authority affecting any of the Assets.
Section 6.8 Preferential Rights to Purchase and Required Consents. Except as set forth on Schedule 6.8, there are no consents required to be obtained for, or preferential rights to purchase that are applicable to, the transfer of the Assets in connection with the Transaction.
Section 6.9 Material Contracts. As of the Execution Date, all Material Contracts are set forth on Exhibit A-6. The Material Contracts described on Exhibit A-6 are in full force and effect and there exist no material defaults under such Material Contracts by Seller. Except as set forth on Schedule 6.9, Seller has not received any written notice and has no Knowledge that any Person seeks any price redetermination, curtailments, or terminations of any of the Material Contracts described on Exhibit A-6. To Seller’s Knowledge, no counterparty to any Material Contract is in material breach of such Material Contract. Prior to the execution of this Agreement, Seller has made available to Buyer true and complete copies of each Material Contract and all amendments thereto.
Section 6.10 Compliance with Laws; Permits.
(a)    Except as disclosed on Schedule 6.10, and to OpCo’s Knowledge, the Assets are in compliance in all material respects with the provisions and requirements of all Laws (excluding Environmental Laws, which are addressed exclusively in Section 6.12 and Article V, and Taxes, which are addressed exclusively in Section 6.13) of all Governmental Authorities having jurisdiction with respect to the Assets or the ownership, operation, development, maintenance, or use thereof.
(b)    Except as set forth on Schedule 6.10, Seller is not the subject of any pending or, to Seller’s Knowledge, threatened regulatory compliance or enforcement action related to the Assets, and Seller has not received written notice alleging any violation of any Law (excluding Environmental Laws, which are addressed exclusively in Section 6.12 and Article V, and Taxes, which are addressed exclusively in Section 6.13) applicable to the Assets, in each case, the resolution of which is currently outstanding.
(c)    OpCo holds all Permits (including those issued pursuant to Environmental Laws) necessary and required to own and operate in all material respects the Seller-Operated Properties and for the conduct of their business as currently conducted. Each of such Permits is in full force and effect and Seller is in compliance in all material respects with each such Permit.
Section 6.11 Suspense Funds. Except as described in Schedule 6.11, and as of March 25, 2021, neither Seller nor its Affiliates holds (in escrow or otherwise) any Suspense Funds.
Section 6.12 Environmental Matters. Except as described in Schedule 6.12, Seller has not received, as of the Execution Date, any written notice or report of any material violation of, or material liability under, any Environmental Laws relating to the Assets where such violation or liability has not been previously cured or otherwise resolved or Remediated to the satisfaction of the relevant Governmental Authority. Except as disclosed on Schedule 6.12, and except as would not, individually or in the aggregate, have a Material Adverse Effect, Seller has not received any written notice of any investigation or inquiry regarding the Assets from any Governmental Authority under any Environmental Laws. All material final reports or if no final report is available, then the most recent draft report (including any tests and analyses)

or studies specifically addressing environmental matters, in each case, (a) prepared by a third Person, (b) related to Seller’s ownership or operation of the Assets, and (c) in Seller’s or its Affiliates’ possession, have been made available to Buyer prior to the Execution Date.
Section 6.13 Tax Matters.
(a)    All Taxes imposed on or with respect to Seller’s ownership or operation of the Assets, or the production or removal of Hydrocarbons produced from or attributable to Seller’s interest in and to the Properties, or the receipt of proceeds therefrom, that are or have become due and payable have been timely paid in full (regardless of whether shown on any Tax Return), and Seller is not delinquent in the payment of any such Taxes, or, in either case, such Taxes are currently being contested in good faith by appropriate proceedings.
(b)    There are no liens of any Governmental Authorities for Taxes on Seller’s interests in any of the Assets except for current Taxes not yet due and payable.
(c)    All Tax Returns required to be filed by Seller on or before the Closing Date relating to the ownership or operation of the Assets, or the production or removal of Hydrocarbons produced from or attributable to Seller’s interest in and to the Properties, or the receipt of proceeds therefrom, have been or will be duly and timely filed by Seller with appropriate Governmental Authorities and all such Tax Returns are true, correct and complete in all material respects.
(d)    Seller has not received written notice of any claims, audits or examinations against Seller before any Governmental Authority relating to any Taxes imposed on or related to the ownership or operation of the Assets and, to Seller’s Knowledge, no such claim, audit, or examination has been threatened in writing from any Governmental Authority for the assessment of any Tax that, if unpaid, could give rise to a lien or other claim against any of the Assets.
(e)    There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes imposed on or related to the Assets.
(f)    There are no administrative or judicial proceedings by any taxing authority pending or in progress relating to or in connection with any Taxes imposed on or related to the Assets.
(g)    All Tax withholding and deposit requirements imposed by applicable Laws with respect to any of the Assets or operations of Seller relating to the Assets have been satisfied or timely complied with in all material respects.
(h)    No claim has been made by a Governmental Authority in a jurisdiction where Seller does not file Tax Returns with respect to any Taxes that Seller is or may be subject to taxation by that jurisdiction relating to the ownership or operation of the Assets.
(i)    Except as set forth in Schedule 6.13, none of the Assets is subject to any tax partnership as defined in Section 761 of the Code or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

(j)    Each agreement or arrangement described on Schedule 6.13 (each a “Tax Partnership”), (i) has timely filed all U.S. federal income and other Tax Returns required to be filed by the Tax Partnership and all such Tax Returns are true, correct and complete in all material respects, (ii) has timely paid all Income Taxes and other Taxes required to be paid by the Tax Partnership, and (iii) will terminate on the Closing Date.
(k)    There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Seller with regard to any Taxes relating to the ownership or operation of the Assets.
(l)    Except as set forth in Schedule 6.13, Seller has no current or potential contractual obligation relating to the ownership or operation of the Assets, through Tax sharing agreements or otherwise, to indemnify any other Person with respect to Taxes.
(m)    Neither Seller (or, if a Seller is an entity disregarded as separate from any other Person within the meaning of Section 301.7701-3(a) of the Treasury Regulations, such Seller’s regarded owner) is a “foreign person” within the meaning of either Section 1445 or Section 1446(f) of the Code.
Section 6.14 Capital Projects. As of the Execution Date, Schedule 6.14 is a list and description of all Wells or other capital projects in progress and associated costs or estimates thereof to the extent such costs or estimates as of the Execution Date exceed $200,000.00 per Well or project in gross cost (the “Capital Projects”). As of the Execution Date, Schedule 6.14 is a list and description of all other authorizations for expenditures or other current commitments relating to the Assets to drill or rework wells, build gathering systems, or for other capital expenditures (“AFEs”) that, in each case, are outstanding as of the Execution Date and will be binding upon Buyer or the Properties after the Effective Time, other than any AFEs and Capital Projects outstanding as of the Execution Date that do not exceed $200,000.00 in gross cost. Each Party acknowledges that the amounts shown on Schedule 6.14 with respect to such Capital Projects and AFEs are estimates.
Section 6.15 Payments for Production. Except as set forth on Schedule 6.15, Seller is not obligated by virtue of a take-or-pay payment, advance payment, or other similar payment (other than royalties established under Leases) to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to Seller’s interests in the Assets at some future time without receiving payment therefor.
Section 6.16 Imbalances. As of the Execution Date and as of the Effective Time, there were no production, transportation, plant, or other imbalances with respect to production from the Properties, except as set forth on Schedule 6.16. Seller has not received any written notice that any imbalance constitutes any of Seller’s ultimately recoverable reserves from any balancing area.
Section 6.17 Hedges. Except as set forth on Schedule 6.17, there are no futures, options, swaps, or derivative type agreements with respect to the sale of Hydrocarbons from the Assets that will be binding on the Assets after Closing.
Section 6.18 Wells and Equipment. All Wells that have been drilled and completed by OpCo and to Seller’s Knowledge, all Wells drilled and completed by Persons other than OpCo, have been drilled and completed at legal locations within the limits permitted by applicable Leases, Contracts and Laws. No Well is subject to penalties on allowables as of the Execution Date and on the Effective Time because of any overproduction or violation of Law. There are no Wells located on the Assets that have been plugged or abandoned by OpCo other than in accordance with Law. All Wells and equipment associated therewith are in an operable state of repair, adequate to maintain normal operations in accordance with immediate past practices, ordinary wear and tear excepted. With respect to the Seller-Operated Properties, OpCo has title to all equipment, other than leased equipment, used with respect to such properties, free and clear of all liens, other than Permitted Encumbrances.
Section 6.19 Non-Consent Operations. Except as set forth on Schedule 6.19, Seller has not elected (or been deemed to have elected) not to participate in any operation or activity proposed with respect to the Assets. Schedule 6.19 contains an accurate list of any payout balances for each Asset which is subject to a reversion or other adjustment as of the date of the most recent payout accounting statement.
Section 6.20 Leases. Seller is not in material breach or material default under any Lease, and Seller has not received any unresolved written notice from any lessor thereunder that claims that such Lease has terminated or is subject to termination. Seller has not received any written notice of any claims with respect to any continuing or uncured material breach, default or violation by Seller of any of the Leases.
Section 6.21 Bonds. Except for any bonds issued in favor of the Texas Railroad Commission (including any bonds required under 2 Tex. Nat. Resc. Code 91.103, 91.104, 91.1041, 91.1042, or 91.107) and set forth on Schedule 6.21, Seller does not have any bonds, letters of credit, guarantees, and other similar commitments posted or provided by Seller or any of its Affiliates that are required by applicable third Persons in order for Seller to own or operate the Assets.
Section 6.22 Records and Information. The Records have been maintained in the ordinary course of business, on a timely basis consistent with the Seller’s past practice, and fairly reflect in all material respects the operations of Seller with respect to the Assets.
Section 6.23 Financial Statements. Seller delivered to Buyer copies of audited consolidated balance sheets and related audited statements of income, cash flows and changes in members’ equity (including supplemental oil and gas disclosures satisfying the requirements of ASC 932-235-50 et seq.) of OpCo for each year ended December 31, 2019 and 2018 (the “Financial Statements”). The Financial Statements present fairly, and when delivered the Audited Financials and the Unaudited Interim Financials will present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), changes in members’ equity and cash flows of OpCo as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except, in the case of the Unaudited Interim Financials, for the absence of footnotes and other presentation items and normal year-end adjustments) and the Financial Statements were derived from, and when delivered the Audited Financials and the Unaudited Interim Financials will be derived from, and accurately reflect in all material respects, the books and records of OpCo.
Section 6.24 Personal Property. Except as set forth in Schedule 6.24, all personal property constituting a part of the Assets are in a state of reasonable repair (ordinary wear and tear excepted) so as to be suitable for the purposes of which such personal property was constructed, obtained or currently being used in all material respects. Seller has good title to, or a valid leasehold interest in, all tangible personal property included in the Assets, free and clear of any encumbrances, except for Permitted Encumbrances.

Section 6.25 Current Plugging Obligations. As of the Execution Date, Seller has not received any notices or demands from any Person to (a) plug or abandon any Wells, (b) perform any mechanical integrity tests, or (c) that would otherwise create any Plugging and Abandonment Obligations.
Section 6.26 Surface Interests. Each of the Surface Interests described on Exhibit A-5 is legal, valid, binding, enforceable and in full force and effect. Seller is not in breach of or default under any Surface Interests described on Exhibit A-5 except for any breach that would not have a Material Adverse Effect.
Section 6.27 Investor Status. Seller is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act. Seller has such knowledge, skills and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Class A Common Stock. Seller is not acquiring Class A Common Stock as a nominee or agent or otherwise for any other person and was not formed for the purpose of acquiring the Class A Common Stock.
Section 6.28 Securities Risks. Seller understands and accepts that the acquisition of the Class A Common Stock involves various risks and uncertainties, many of which are summarized in Earthstone’s filings with the SEC. Seller represents that it is able to bear any loss associated with an investment in the Class A Common Stock.
Section 6.29 Independent Evaluation of Investment. With the assistance of Seller’s own professional advisors, to the extent that Seller has deemed appropriate, Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Class A Common Stock. Seller confirms that it is not relying on any communication (written or oral) of Earthstone or any of its Affiliates, as investment or tax advice or as a recommendation to acquire the Class A Common Stock. It is understood that information and explanations related to the terms and conditions of the securities provided in this Agreement or otherwise by Earthstone or any of its Affiliates will not be considered investment or tax advice or a recommendation to acquire Earthstone’s securities, and that neither Earthstone nor any of its Affiliates is acting or has acted as an advisor to Seller in deciding to invest in Earthstone’s securities. In accepting the Class A Common Stock, Seller has made its own independent decision that an investment in the Class A Common Stock is suitable and appropriate for Seller.
Section 6.30 Purchaser Information. Seller is familiar with the business and financial condition and operations of Earthstone and Buyer, as described in Earthstone’s filings with the SEC. Seller has had access to such information concerning Earthstone, Buyer and the Class A Common Stock and confirms it has been offered the opportunity to ask questions of Earthstone and Buyer and receive answers thereto as it deems necessary to enable it to make an informed investment decision concerning the acquisition of the Class A Common Stock.
Section 6.31 No Review. Seller understands that no federal or state agency has passed upon the merits of an investment in the Class A Common Stock or made any finding or determination concerning the fairness or advisability of such an investment.

Section 6.32 Disclosures and Schedules.
(a)    Effect of Disclosures. Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a “Material Adverse Effect” (whether or not capitalized) shall not be deemed an indication that such matter does, or may, have a “Material Adverse Effect” (whether or not capitalized). Likewise, the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.
(b)    Effect of Schedules. All Section headings in the Schedules correspond to the Sections of this Agreement; provided, however, that information provided in any Section of the Schedules shall constitute disclosure for purposes of each Section of this Agreement where such information is relevant.
ARTICLE VII
BUYER’S REPRESENTATIONS
Except (x) as and to the extent disclosed in the SEC Filings or (y) as disclosed in Schedule 7.2(a) or Schedule 8.2(b) (provided that (i) disclosure in any such Schedules shall be deemed to be disclosure with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Schedules as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Material Adverse Effect), Buyer and Earthstone represent and warrant to Seller that:
Section 7.1 Organization.
(a)    Buyer is a limited liability company that is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware.
(b)    Earthstone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
Section 7.2 Capitalization of Earthstone.
(a)    The authorized capital stock of Earthstone consists of 250,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), classified as 200,000,000 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), and 50,000,000 shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”), and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Earthstone Preferred Stock”). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued in accordance with the Certificate of Incorporation, are fully paid and nonassessable, and, as of the respective dates of the SEC Filings and the Earthstone Financial Statements, were issued and held as described therein. On the Execution Date, there are 44,104,541 issued and outstanding shares of Class A Common Stock and 34,443,898 issued and outstanding shares of Class B Common Stock. On the Execution Date, except as set forth on

Schedule 7.2(a), Earthstone has no Earthstone Preferred Stock or other equity securities issued or outstanding.
(b)    As of the Closing, the Stock Consideration will be duly authorized in accordance with the Certificate of Incorporation, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien, claim or Encumbrance.
(c)    Earthstone has all requisite power and authority to issue and deliver the Stock Consideration to Seller and each Person identified in Schedule 10.1(d) (assuming receipt by Earthstone of an executed Side Letter by such Person) in accordance with and upon the terms and conditions set forth in this Agreement. As of the Execution Date, except for the Stockholder Approval, all corporate action for the authorization, issuance, transfer and delivery of the Stock Consideration to Seller and each Person identified in Schedule 10.1(d) (assuming receipt by Earthstone of an executed Side Letter by such Person) shall have been validly taken, and no other authorization by any Person is required therefor.
(d)    Since January 1, 2020, Earthstone has not received any notice from NYSE of delisting or noncompliance with the applicable listing and corporate governance rules and regulations of the NYSE, except as disclosed in the SEC Filings.
Section 7.3 Authority Relative to This Agreement. Subject to the receipt of the Stockholder Approval, the execution, delivery and performance by Buyer and Earthstone of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of each of Buyer and Earthstone. The Audit Committee of Earthstone has approved the execution, delivery and performance of this Agreement by Earthstone. Subject to the receipt of the Stockholder Approval, this Agreement has been duly executed and delivered by each of Buyer and Earthstone (and at Closing each other Transaction Document to which either Buyer or Earthstone is a party will have been duly executed and delivered by such Party), and this Agreement constitutes the valid and binding obligations of each of Buyer and Earthstone, and at Closing each other Transaction Document to which either Buyer or Earthstone is a party will be the valid and binding obligation of such Party, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 7.4 Noncontravention. The execution, delivery and performance by Buyer and Earthstone of this Agreement and the other Transaction Documents and the consummation by Buyer and Earthstone of the transactions contemplated hereby and thereby do not and will not conflict with or result in a violation of any provision of the Certificate of Incorporation, certificate of formation, bylaws or any other governing instruments of Buyer or Earthstone, conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Buyer or Earthstone is a party.

Section 7.5 Governmental Approvals. To the Knowledge of Buyer, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement or the other Transaction Documents or the consummation by it of the transactions contemplated hereby or thereby, other than (a) compliance with any applicable federal or state securities laws, the filing of such other forms, notices and other documents as required under federal securities and state blue sky laws, and (b) filings with Governmental Authorities to occur in the ordinary course following the consummation of the transactions contemplated hereby.
Section 7.6 Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Buyer, threatened in writing before any Governmental Authority or arbitrator against Buyer or Earthstone or any Affiliate thereof which are reasonably likely to impair or delay Buyer’s ability to consummate the transactions contemplated hereby.
Section 7.7 Brokerage Fees. Neither Buyer nor any of its Affiliates has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Seller shall have any responsibility whatsoever.
Section 7.8 Fairness Opinion. The Audit Committee has received the written opinion (or an oral opinion to be confirmed in writing) of Northland Securities, Inc. to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the consideration to be paid by Earthstone in the Transaction is fair to Earthstone and the stockholders of Earthstone other than EnCap and its Affiliates from a financial point of view.
Section 7.9 NYSE Listing. The issued and outstanding shares of Class A Common Stock are listed for trading on the New York Stock Exchange (“NYSE”). Earthstone is in compliance in all material respects with all applicable rules and regulations of the NYSE. Earthstone has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.
Section 7.10 SEC Filings. Earthstone has timely filed and furnished with the SEC all forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents required to be filed by it since January 1, 2019 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed or furnished on a voluntary basis on Form 8-K by Earthstone with the SEC since such date are herein collectively referred to as the “SEC Filings.” The SEC Filings, at the time filed, complied as to form in all material respects with applicable requirements of federal securities laws. None of the SEC Filings, including any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All Earthstone Material Contracts have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. As of the Execution Date, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings. Earthstone has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation.
Section 7.11 Securities Laws. Assuming Seller’s representations contained in this Agreement are true and correct, the offer and sale of the shares comprising the Stock Consideration (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities laws.
Section 7.12 Investment Company Status. Earthstone is not, and after giving effect to the Transaction, Earthstone will not be, (a) an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
Section 7.13 Controls and Procedures. Earthstone’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) are designed to provide reasonable assurances that material information required to be disclosed by Earthstone in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. Earthstone maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act.
Section 7.14 Absence of Certain Changes. Since December 31, 2020, except as set forth in the SEC Filings filed as of the Execution Date, there has not occurred any Material Adverse Effect or any event, occurrence, change, discovery or development of a state of circumstances or facts which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 7.15 No Additional Representations. Except for the representations and warranties made in this Article VII, none of Buyer nor any other Person on behalf of Buyer or Earthstone makes any express or implied representation or warranty with respect to Buyer or Earthstone or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Buyer and Earthstone hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of Buyer nor any other Person on behalf of Buyer makes or has made any representation or warranty to Seller, any of its Subsidiaries or any of their respective Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Buyer or Earthstone or their respective businesses; or (b) except for the representations and warranties made by Buyer in this Article VII, any oral or written information presented to Seller, any of its Subsidiaries or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Buyer or Earthstone, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
ARTICLE VIII
PRE-CLOSING COVENANTS

Section 8.1 Covenants and Agreements of Seller.
(a)    Operations Prior to Closing. Except as consented to in writing by Buyer or provided for in this Agreement, from the Execution Date to Closing, Seller will use its reasonable efforts to operate its Assets in the ordinary course of business consistent with past practices. Subject to Section 8.1(b), from the Execution Date to the Closing Date, Seller will maintain all Leases and Contracts in full force and effect and pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with operation of its Assets, and Seller will notify Buyer of any ongoing activities and major capital expenditures in excess of $200,000.00 per activity (in gross costs), exclusive of the Capital Projects or AFEs, conducted on the Assets and shall inform Buyer of all such matters and operations involving such expenditures.
(b)    Negative Covenants on Operations. Unless Seller obtains the prior written consent of Buyer to act otherwise, which consent may be withheld at the sole discretion of Buyer, Seller shall not:
(1)    except for Capital Projects and AFEs as described on Schedule 6.14, all of which are deemed to be approved, approve any operations on the Assets that is anticipated to cost the owner of the Assets more than $200,000.00 in gross costs per activity or series of activities (excepting (i) emergency operations required to address an immediate threat to health, safety, or the environment, (ii) operations that are required if a Well goes down and Seller believes, acting reasonably, that there is a reasonable likelihood or risk of immediate reservoir or downhole damage or other immediate potential loss of the wellbore of such Well provided that such operation is not expected to exceed $250,000.00 in gross costs, or (iii) operations immediately necessary to avoid material monetary penalty or forfeiture provisions of any applicable Contract or order of any Governmental Authority, all of which, in the case of clauses (i) through (iii), are deemed approved; provided, however, Seller shall promptly notify Buyer as soon as reasonably practicable of the occurrence of any such events and shall cooperate reasonably with Buyer to minimize the costs thereof);
(2)    lease, transfer, sell, convey or dispose of, or grant a lien on, pledge, hypothecate, or otherwise encumber (including grant or create any preferential right) any, Assets (other than replacement of equipment, other asset retirement obligations, or sale of Hydrocarbons in the ordinary course of business consistent with past practices);
(3)    let lapse any of Seller’s insurance now in force with respect to the Assets;
(4)    modify or terminate or allow to be modified or terminated any Material Contract or Lease or enter into any agreement that, if in effect as of the Execution Date, would be a Material Contract;
(5)    waive, release, assign, settle, or compromise any claim, action, or proceeding relating to the Assets, other than waivers, releases, assignments, settlements, or compromises that involve only the payment of monetary damages not in excess of $50,000.00 individually or in the aggregate (excluding amounts to be paid under insurance policies); or
(6)    commit or agree to take or refrain from taking any action that, if so taken or omitted, would result in a violation of this Section 8.1(b).

(c)    Audits and Filings.
(1)    At Buyer’s request, from the Execution Date and up to the earlier of (y) six months after the Closing Date, or (z) December 1, 2021, Seller shall, and shall use its commercially reasonable best efforts to cause its Affiliates and its and their respective officers, directors, managers, employees, agents and Representatives to, cooperate on a timely basis with Buyer, its Affiliates and their respective agents and Representatives in connection with compliance with Earthstone’s, Buyer’s and their Affiliates’ Tax, financial, reserves, or other reporting requirements and audits, including (A) furnishing Buyer and its Representatives as promptly as practicable with the Required Information, (B) any filings with any Governmental Authority and (C) any filings that may be required by the SEC, under securities Laws applicable to Earthstone and its Affiliates, including the filing by Earthstone with the SEC of one or more registration statements to register any securities of Earthstone under the Securities Act, or of any report required to be filed by Earthstone under the Exchange Act (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (any such filings described in clause (C), the “Filings”). Further, from and after the Execution Date, Seller shall, and shall use its commercially reasonable best efforts to cause its Affiliates to, make available to Earthstone, Buyer and their Affiliates and their agents and Representatives any and all books, records, information and documents that are attributable to Seller or the Assets in Seller’s or its Affiliates’ possession or control reasonably required by Earthstone, Buyer, their Affiliates and their agents and Representatives, in order for Earthstone or its Affiliates to prepare, if required to comply with the requirements of the Securities Laws in connection with such Filings, financial statements relating to the Company Group meeting the requirements of Regulation S-X under the Securities Act.
(2)    Buyer shall deliver all requests by Earthstone for cooperation, access and documentation pursuant to this Section 8.1(c) with reasonable specificity and with reasonable advance notice to Seller so as not to unreasonably interfere with Seller’s conduct of business.
(3)    Buyer shall promptly, upon request by Seller, reimburse Seller for all post-Closing out-of-pocket costs and expenses incurred by Seller, its Affiliates and its and its Affiliates’ Representatives, in connection with their respective cooperation contemplated by this Section 8.1(c). Except in the case of gross negligence, willful misconduct or actual Fraud (as determined by the final judgment of a court of competent jurisdiction), (i) all of the information provided by Seller pursuant to this Section 8.1(c) is given without any representation or warranty, express or implied, and (ii) in no event will Seller or its Affiliates or its or its Affiliates’ representatives have any liability of any kind or nature to Buyer or any other Person arising or resulting from the cooperation provided pursuant to this Section 8.1(c) or any use of any information provided by Seller or its Affiliates or its or its Affiliates’ Representatives provided pursuant to this Section 8.1(c). Without affecting Buyer’s rights under this Agreement, Buyer shall indemnify and hold harmless each member of the Seller Group from and against any and all Losses suffered or incurred by any member of the Seller Group in connection with any information provided by Seller, its Affiliates or its or its Affiliates’ representatives to Buyer under this Section 8.1(c) to the extent permitted by applicable Law; provided, however, that Buyer shall not be required to indemnify and hold harmless Seller to the extent that such damages arise from gross negligence, willful misconduct or actual Fraud by

Seller or any of its Affiliates or its or its Affiliates’ representatives, as determined by the final judgment of a court of competent jurisdiction.
(d)    Sequel Tag Rights. Promptly following the execution of this Agreement, but not later than three Business Days after the Execution Date, Seller shall deliver written notice of this Agreement and the Transaction to SEG-TRD LLC and SEG-TRD II LLC (collectively, “Sequel”) as the holders of those “tag along” rights created under the (1) Joint Development Agreement dated June 19, 2017, between Seller and SEG-TRD LLC, a Delaware limited liability company (the “JDA-1”), and (2) Joint Development Agreement (2019 Barnhart Drilling Program) dated November 6, 2018, between Seller and SEG-TRD II LLC, a Delaware limited liability company (the “JDA-2” and together with JDA-1, as such agreements have been amended, the “JDAs”). Seller shall provide Buyer with a copy of such notice promptly following the delivery thereof and any and all responses received from Sequel or its Affiliates with respect to such notice promptly following the receipt thereof. Buyer also acknowledges that the JDAs contain “drag along” rights, which Seller may, but is not obligated to, exercise.
Section 8.2 Covenants and Agreements of Buyer.
(a)    Replacement Bonding.
(1)    Bonding. Buyer acknowledges that none of the Seller Bonds are transferable to Buyer under this Agreement. On or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of Buyer, such replacement surety instruments, bonds, letters of credit, or guarantees, to the extent such instruments are necessary to permit, as of Closing, (i) the release, return, or replacement of the Seller Bonds, and (ii) Buyer to be named as operator of any Asset in which Seller is an operator as of the Closing Date.
(1)    Delivery of Evidence of Bonds. At or prior to Closing, Buyer shall deliver to OpCo evidence of the posting of surety instruments, bonds, letters of credit, or guarantees with the applicable Governmental Authority meeting the requirements of such Governmental Authority to own and operate the Assets or evidence that such replacement bonds, letters of credit, or guarantees that Buyer has previously posted with such Governmental Authorities are adequate to secure the release of the Seller Bonds.
(b)    Operation of Business of Earthstone. Except as to the matters set forth on Schedule 8.2(b) and any other matters approved by Seller, from the Execution Date until the Closing Date, Earthstone will carry on its business only in the usual and ordinary course, consistent with past practice, and, except with the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed) or as expressly contemplated or permitted by this Agreement:
(1)    Earthstone will conduct its activities in the usual and customary course of business consistent with past practices;

(2)    Earthstone will not:
(A)    resolve or propose to be wound up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding up or dissolution;
(B)    alter or amend or authorize any alteration or amendment to its Certificate of Incorporation or bylaws as they exist at the Execution Date; or
(C)    announce an intention, enter into any agreement, or otherwise make a commitment to do any of the things prohibited by any of the foregoing.
(c)    Listing of the Stock Consideration. Earthstone shall use its reasonable best efforts to cause the Stock Consideration to be approved for listing on the NYSE prior to the Closing, subject to official notice of issuance.
Section 8.3 Covenants and Agreements of the Parties.
(a)    Confidentiality. The Parties shall keep all information and data (1) relating to the existence of this Agreement, the contents hereof, or the transactions contemplated hereby, or (2) that is or was (at any point) subject to restrictions on disclosure pursuant to the terms and conditions of the Confidentiality Agreement dated October 19, 2020, between OpCo and Earthstone (the “Confidentiality Agreement”) (including, for the avoidance of doubt, any information made available to Buyer or otherwise by or on behalf of Seller prior to Closing) strictly confidential, except (A) for disclosures to representatives of Buyer (in which event, the disclosing Party will be responsible for making sure that the Representatives keep such information and data confidential), (B) as required to perform this Agreement, (C) to the extent expressly contemplated by this Agreement (including in connection with the resolution of Disputes hereunder), (D) for disclosures that are required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates, (E) for disclosures to Governmental Authority as required by Law, or (F) as to any information or data that is or becomes available to the public other than through the act or omission of such Party or its representatives in violation of this Section 8.3(a); provided, however, prior to making any disclosures permitted under subsection (A) above, the Party disclosing such information shall obtain an undertaking of confidentiality from the Person receiving such information; provided further, however, Seller will not be in breach of this Section 8.3(a) if any disclosure is made by any of its former employees whose employment was terminated on or before the Execution Date.
(b)    Injunctive Relief. Buyer acknowledges that Seller will not have an adequate remedy at Law if Buyer violates any of the terms of Section 8.3(a). In such event, Seller will have the right, in addition to any other right it may have, to obtain injunctive relief to restrain any breach or threatened breach of the terms of Section 8.3(a), and/or to seek specific performance of such terms.
(c)    Communication Between the Parties. If prior to Closing a Party obtains Knowledge that the other Party is in breach of any of its covenants, representations, or warranties under this Agreement, such Party shall promptly inform the other Party of such breach and the Party alleged to be in breach may attempt to remedy or cure such breach prior to Closing.

(d)    Midstream Agreements. As to each of the Contracts described on Schedule 8.3(d) (the “Midstream Agreements”), from the Execution Date until Closing, Seller and Buyer shall, and Seller shall cause its Affiliates to, use their commercially reasonable efforts to obtain (1) any Consents to assignment required under the Midstream Agreements, and (2) novations of the Midstream Agreements from Seller or its Affiliates to Buyer with respect to any obligations or Losses related to or arising from the Midstream Agreements on or after the Effective Time (with such novations expressly excluding and Seller retaining any such Losses or obligations relating to or arising from the Midstream Agreements prior to the Effective Time). In connection with such efforts, the Parties hereby acknowledge that for the purposes of Buyer’s obligations under this Section 8.3(d), “commercially reasonable efforts” shall include Buyer agreeing to post with respect to the Midstream Agreements the reasonable credit support required or requested to be posted by the counterparties to the Midstream Agreements.
(e)    MOI Matters. The Parties shall comply with the matters set forth on Schedule 8.3(e).
Section 8.4 Casualty Losses. Prior to Closing, if any portion of the Assets is damaged or destroyed or made unavailable or unusable for the intended purpose by fire, vandalism, theft, or other casualty or is taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), the Parties shall nevertheless proceed to Closing; provided that, if and only to the extent that the resulting Loss from such Casualty Loss exceeds $100,000.00, in gross costs, the Cash Consideration shall be reduced pursuant to Section 2.3(e)(7) by the cost to replace or repair such Asset as reasonably estimated by Seller up to the Allocated Value thereof (the “Net Casualty Loss”). Seller, at its sole option, may elect to (a) cure such Casualty Loss by replacing (at Seller’s expense and without charge therefor under Section 2.3) any personal property that is the subject of a Casualty Loss with equipment of similar grade and utility; if Seller elects to so cure the Casualty Loss, Buyer shall purchase the affected Asset at Closing without any reduction to the Cash Consideration, or (b) exclude the affected Assets and reduce the Cash Consideration by the Allocated Values of such Assets. Seller shall retain all rights to insurance, condemnation awards, and other claims against third Persons with respect to the Casualty Loss that is greater than $100,000.00, except to the extent the Parties otherwise agree in writing. To the extent permitted by applicable Contract or Law, Buyer shall receive all rights to insurance, condemnation awards, and other claims against third Persons with respect to the Casualty Loss that is less than $100,000.00, except to the extent the Parties otherwise agree in writing.
Section 8.5 Preparation of Proxy Statement; Stockholder Meeting.
(a)    Preparation of Proxy Statement. As soon as reasonably practicable following the date of this Agreement, Earthstone shall prepare and file with the SEC a proxy statement containing the information specified in Schedule 14A of the Exchange Act to obtain Stockholder Approval (the “Proxy Statement”) in preliminary form. Earthstone will endeavor to provide copies of the proposed Proxy Statement to Seller such that Seller and its representatives are afforded a reasonable amount of time prior to the dissemination or filing thereof to review such material and comment thereon in good faith prior to such dissemination or filing, and Earthstone shall reasonably consider in good faith any comments of such Persons and shall make Earthstone’s representatives available to discuss such comments with such Persons. Earthstone shall provide Seller and its representatives with copies of any written comments and inform them of the material terms of any oral comments that Earthstone or any of its representatives receive from the SEC or its staff with respect to the Proxy Statement within a commercially reasonable period after the receipt of such comments and shall give Seller a reasonable opportunity under the circumstances to review and comment in good faith on any proposed written or material oral responses to such comments and Earthstone shall reasonably consider in good faith any such comments. Earthstone shall use its reasonable best efforts to have the Proxy Statement cleared for use under the Exchange Act as promptly as practicable after such filing. Earthstone shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Earthstone Stockholders as promptly as practicable after the clearance is received from the SEC. Earthstone shall use commercially reasonable efforts to keep Seller informed throughout the process of filing of the Proxy Statement. If at any time prior to the Closing Date any information relating to Buyer or Seller, or any of their respective Affiliates, directors or officers, is discovered by any Party that should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Earthstone Stockholders. Earthstone shall notify Seller of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information.
(b)    Stockholder Meeting. Earthstone shall, (1) as soon as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special or annual meeting of the Earthstone Stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (2) through the Earthstone Board or the Audit Committee, as applicable, recommend to the Earthstone Stockholders the adoption of this Agreement and the approval of the Transaction and issuance of the Stock Consideration (the “Earthstone Board Recommendation”). The Proxy Statement shall include the Earthstone Board Recommendation. Earthstone may not postpone or adjourn the Stockholders Meeting without the consent of Seller, other than (i) to solicit additional proxies for the purpose of obtaining the Stockholder Approval, (ii) for the absence of quorum or (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Earthstone has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Earthstone Stockholders prior to the Stockholders Meeting. At any time prior to obtaining Stockholder Approval, the Audit Committee and the Earthstone Board may, if they determine in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with their fiduciary duties under applicable Law, withdraw or change the Earthstone Board Recommendation. Notwithstanding the foregoing, Earthstone agrees that its obligation to hold the Stockholder Meeting and seek Stockholder Approval shall not be affected, including if the Earthstone Board withdraws or changes the Earthstone Board Recommendation, unless and until this Agreement is terminated in accordance with Section 11.1(f).
Section 8.6 Non-Compete.
(a)    As a material inducement to Buyer and Earthstone to enter into this Agreement, from the Execution Date until December 31, 2021, Seller covenants and agrees that it will refrain from, and will cause the Persons as set forth on Schedule 8.6 (collectively, the “Restricted Persons”) to, directly or indirectly, refrain from, partially or fully acquiring for its own account or for any third Party (other than the Buyer), any interest in any Restricted Opportunity within the Designated Area (subject to such exclusion, collectively, the “Non-Compete Assets”). Notwithstanding any provision of this Section 8.6 to the contrary, this Section 8.6 shall not apply to, limit or restrict in any way, any direct or indirect investment made by any Restricted Person (1) in any debt or equity securities of any Person (including without limitation any options, warrants or derivatives relating thereto) listed on a national securities exchange or actively trading in the public over-the-counter market to the extent such investment constitutes a passive investment, (2) in any non-convertible debt (including without limitation any options, warrants or derivatives relating thereto) of any Person listed on a national securities exchange or actively traded in the public over-the-counter market, or (3) after Closing, with respect to any of Excluded Assets, including the MOI Assets if such assets are Excluded Assets.
(b)    To the extent Seller breaches this Section 8.6, as Buyer’s and Earthstone’s sole and exclusive remedy for such breach, Seller shall be obligated to, or to cause the applicable Restricted Person to, immediately offer to Buyer any acquired Non-Compete Assets, and Buyer shall have the right, but not the obligation, to acquire such Non-Compete Assets under the same terms and conditions as agreed to by such Restricted Person, and for the same consideration paid by such Restricted Person, together with any out-of-pocket expenses incurred by such Restricted Person in acquiring such Non-Compete Asset. Upon receipt of Buyer’s wire transfer of such amount, Seller shall cause such Restricted Person to assign to Buyer such Non-Compete Assets, pursuant to an assignment and bill of sale in a form to be mutually agreed upon between Buyer and such Restricted Person.
Section 8.7 Plugging Obligation Notice. After the Execution Date and prior to the Closing Date, Seller will promptly, but in no event more than five Business Days after receipt by Seller, notify Buyer of any notice or demand from any Person to plug or abandon any Wells, to perform any mechanical integrity tests or that would otherwise create any Plugging and Abandonment Obligations.
Section 8.8 Lock-up Agreement. At the Closing, the Significant Holders will enter into a lock-up agreement, substantially in the form attached hereto as Exhibit H (the “Lock-up Agreement”), pursuant to which, subject to certain exceptions set forth therein, they will agree to not transfer or sell any of their shares of Class A Common Stock for a period of 120 days after the Closing as provided in the Lock-up Agreement.
Section 8.9 Required Financial Information. Seller shall deliver (a) true and complete copies of the audited statements of revenues and direct expenses of the Assets for each of December 31, 2020 and 2019 (including any supplemental oil and gas disclosures satisfying the requirements of ASC 932-235-50 et seq.) and prepared in accordance with GAAP and Regulation S-X and audited in accordance with the auditing standards of the PCAOB (the “Audited Financials”) not later than April 30, 2021; (b) true and complete copies of the unaudited statements of revenues and direct expenses of the Assets for the three months ended March 31, 2021, prepared in accordance with GAAP and Regulation S-X and reviewed in accordance with AS 4105 (the “Unaudited Interim Financials”) not later than April 30, 2021; and (c) as of the Closing Date, an executed consent, in form and substance reasonably satisfactory to Earthstone and dated as of the Closing Date, of OpCo’s independent registered public accounting firm responsible for the audit of the Seller’s financial statements, for filing with the SEC of the Audited Financials.
ARTICLE IX
TAX MATTERS

Section 9.1 Apportionment of Property Taxes. Property Taxes shall be deemed attributable to the period of ownership of the applicable Asset subject to Property Taxes, and liability for such Taxes shall be allocated to Seller for all periods (and portions thereof) ending prior to the Effective Time and to Buyer for all periods (and portions thereof) beginning at or after the Effective Time as described further in this Section 9.1. Property Taxes imposed on a periodic basis that includes, but does not end at, the Effective Time, shall be allocated between the portion of such Tax period ending prior to the Effective Time and the portion of such Tax period beginning on or after the Effective Time by prorating each such Property Tax based on the number of days in the applicable Tax period that occur before the day on which the Effective Time occurs, on the one hand, and the number of days in such Tax period that occur on and after the day on which the Effective Time occurs, on the other hand. For purposes of the preceding sentence, the period for such Property Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Property Tax and shall end on the day before the next such date.
Section 9.2 Apportionment of Severance Taxes. Severance Taxes shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Severance Taxes occurred, and liability therefor shall be allocated to Seller for pre-Effective Time Severance Taxes and to Buyer for post-Effective Time Severance Taxes.
Section 9.3 True-up for Certain Asset Taxes. To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Cash Consideration is to be made with respect to an Asset under Section 2.3 and/or Section 13.1, as applicable, (a) the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment, and (b) upon the later determination of the actual amount of such Asset Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under Section 9.1 and Section 9.2.
Section 9.4 Tax Returns. Subject to Section 9.3 and Buyer’s indemnification rights under Article XIV of this Agreement, after Closing, Buyer shall timely file or cause to be filed all Tax Returns for Asset Taxes required to be filed after Closing and shall timely pay or cause to be paid to the taxing authorities all Asset Taxes that become due and payable after Closing. Any penalty, addition to Tax, or interest levied or assessed with respect to any Asset Tax shall be allocated to, and shall be payable by, the Party to which the Tax to which such penalty, addition to Tax, or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed; provided, however, that the liability for any penalty, addition to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer; provided further, however, that Buyer shall not be liable for any penalty, addition to Tax, or interest levied or assessed with respect to any Tax Return that was required to be filed on or before the Closing Date.
Section 9.5 Refunds. Buyer shall be entitled to all rights to any refunds of Asset Taxes allocable to Buyer under Section 9.1 and Section 9.2 regardless of when received. Seller shall be entitled to all rights to any refunds of Asset Taxes allocable to Seller under Section 9.1 and Section 9.2 regardless of when received. If a Party or its Affiliate receives a refund to which the other Party is entitled under this Section 9.5, such receiving Party shall forward to the other Party the amount of such refund within 30 days after such refund is received, net of any reasonable costs or expenses incurred by such receiving Party in procuring such refund.
Section 9.6 Income Taxes. Seller shall retain responsibility for, and shall bear and pay, all Income Taxes incurred by or imposed on it, its direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, and no such Taxes shall be taken into account as adjustments to the Cash Consideration under Section 2.3 and/or Section 13.1, as applicable.
Section 9.7 Transfer Taxes. All Transfer Taxes (including any related interest, penalties, or legal costs) that may be imposed on any transfer of the Assets under this Agreement shall be borne and paid 50% by Seller and 50% by Buyer. If required by applicable Law, Seller shall, in accordance with applicable Law, calculate and remit any sales or similar Taxes that are required to be paid as a result of the transfer of the Assets to Buyer, and Buyer shall promptly reimburse Seller’s share thereof. The Parties shall cooperate with one another in the preparation of any Tax Returns and other related documentation with respect to such Transfer Taxes (including any exemption certificates and forms as each may request to establish an exemption from (or otherwise reduce) or make a report with respect to such Transfer Taxes). Any expenses, fees, or costs incurred by the Parties in connection with preparing or filing such Tax Returns shall be paid by Seller.
Section 9.8 Allocations for Federal Income Tax Purposes. Buyer and Seller acknowledge that, under Section 1060 of the Code, Buyer and Seller must report information regarding the allocation of the Base Purchase Price, Assumed Liabilities and any other amounts treated as consideration for federal Income Tax purposes (collectively, the “Allocation Amount”) to the United States Secretary of Treasury by attaching Department of Treasury, Internal Revenue Service, Form 8594 (or other applicable Internal Revenue Service forms) to their federal Income Tax returns for the Tax period that includes the Closing Date. Buyer and Seller agree that the Allocation Amount shall be allocated for Tax purposes among each class of assets provided for in Treasury Regulations Section 1.338-6 as described in Schedule 9.8. Such allocation shall be revised in a manner consistent with Section 1060 of the Code or other applicable provisions of the Code to take into account any adjustments to the Base Purchase Price under this Agreement, including any indemnification payments under Article XIV. Buyer and Seller shall each prepare their respective Forms 8594 or other applicable Internal Revenue Service forms with respect to the Transaction in a manner consistent with such allocation, as adjusted. The Parties shall not take any Income Tax position (whether in audits, on Tax Returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise, and/or settle any Tax audit, claim, or similar proceedings in connection with such allocation.
Section 9.9 Post-Closing Tax Matters. After Closing, Buyer and Seller agree and shall, as applicable:
(a)    reasonably cooperate and assist the other (1) in preparing any Tax Returns regarding any Tax relating to the Assets, or the Transaction, and (2) in qualifying for any exemption or reduction in Tax that may be available in accordance with applicable Law;

(b)    reasonably cooperate in preparing for any audits, examinations, or other Tax proceedings by, or disputes with, taxing authorities regarding any Tax relating to the Assets or the Transaction;
(c)    make available to the other, and to any taxing authority as reasonably requested, any information, records, and documents relating to a Tax incurred or imposed in connection with the Assets or the Transaction;
(d)    provide timely notice to the other in writing of any pending or threatened Tax audit, examination, or assessment that could reasonably be expected to affect the other’s Tax liability under applicable Law or this Agreement (a “Tax Controversy”), and to promptly furnish the other with copies of all correspondence with respect to any Tax Controversy;
(e)    allow the other to participate, at its own expense, in any Tax Controversy, and not settle any Tax Controversy without the prior written consent of the other, which may not be unreasonably withheld, conditioned, or delayed;
(f)    Seller shall file or cause to be filed a final year, effective as of the Closing Date, U.S. federal income Tax Returns with respect to any Tax Partnerships that do not survive the Closing in accordance with this Article IX; and
(g)    A Push-Out Election shall be made with respect to any Pre-Closing Tax Period with respect to any Tax Partnership.
(h)    Seller shall have the exclusive control, at its sole expense, of any U.S. federal income Tax Controversy or other audit relating to a Pre-Closing Tax Period with respect to any Tax Partnership that does not survive the Closing; provided, however, Seller agrees to promptly notify Buyer of the commencement of any such Tax Controversy and thereafter keep Buyer reasonably informed of the status and details of such Tax Controversy.
ARTICLE X
CONDITIONS PRECEDENT TO CLOSING
Section 10.1 Seller’s Conditions Precedent. The obligations of Seller at Closing are subject to the satisfaction or waiver by Seller at or prior to Closing of the following conditions precedent:
(a)    (1) All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of Closing in accordance with their terms as if such representations and warranties were remade at and as of Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or Material Adverse Effect), individually or in the aggregate has not had and would not reasonably be expected to materially impair the ability of Buyer to consummate the Transaction and perform its obligations under this Agreement, (2) Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to

Closing in all material respects, and (3) Buyer shall have delivered Buyer’s Certificate to Seller confirming the foregoing;
(b)    other than an order affecting only a portion of the Assets that is treated as a Casualty Loss, no order shall have been entered by any court or Governmental Authority having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing;
(c)    in each case subject to the Title Threshold, the Aggregate Deductible, and the Environmental Defect Threshold, the aggregate amount of (1) the sum of all Title Defect Amounts for actual Title Defects, less the sum of all Title Benefit Amounts for actual Title Benefits, as determined under Article IV, plus (2) the sum of all Remediation Costs for actual Environmental Defects, shall not exceed an amount equal to 10% of the Unadjusted Base Purchase Price;
(d)    Earthstone shall have caused the Stock Consideration to be issued to, at Seller’s written direction, Seller or to those Persons as set forth on Schedule 10.1(d), free and clear of any and all liens, claims and Encumbrances;
(e)    the Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance; and
(f)    Buyer shall be ready, willing, and able to perform each of the actions and deliver those deliverables specified in Section 12.3 as required to be delivered by or on behalf Buyer at Closing.
Section 10.2 Buyer’s Conditions Precedent. The obligations of Buyer at Closing are subject to the satisfaction or waiver (except that the requirement that the Stockholder Approval include the vote of a Majority of the Disinterested in favor of the adoption of this Agreement and the transactions contemplated hereby may not be waived by Buyer or Earthstone) at or prior to Closing of the following conditions precedent:
(a)    (1) All representations and warranties of Seller contained in this Agreement (including Section 15.20(a)) shall be true and correct at and as of Closing in accordance with their terms as if such representations and warranties were remade at and as of Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or Material Adverse Effect), individually or in the aggregate has not had and would not reasonably be expected to result in a Material Adverse Effect, (2) Seller shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller at or prior to Closing in all material respects, and (3) Seller shall have delivered the Seller’s Certificate to Buyer confirming the foregoing;
(b)    other than an order affecting only a portion of the Assets that is treated as a Casualty Loss, no order shall have been entered by any court or Governmental Authority having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing;

(c)    in each case subject to the Title Threshold, the Aggregate Deductible, and the Environmental Defect Threshold, the aggregate amount of (1) the sum of all Title Defect Amounts for actual Title Defects, less the sum of all Title Benefit Amounts for actual Title Benefits, as determined under Article IV, plus (2) the sum of all Remediation Costs for actual Environmental Defects, shall not exceed an amount equal to 10% of the Unadjusted Base Purchase Price;
(d)    Earthstone shall have received Stockholder Approval;
(e)    the aggregate amount of the Allocated Value of the affected Assets with respect to any preferential rights to purchase any portion of the Assets that are not set forth in Schedule 6.8 as of the Execution Date, regardless of whether such preferential rights to purchase are exercised or unexercised, shall not exceed 25% of the Unadjusted Base Purchase Price; and
(f)    Seller shall be ready, willing, and able to perform each of the actions and deliver those deliverables specified in Section 12.3 as required to be delivered by or on behalf of Seller at Closing.
ARTICLE XI
RIGHT OF TERMINATION AND ABANDONMENT
Section 11.1 Termination. This Agreement may be terminated prior to Closing as follows:
(a)    by mutual written consent of Seller and Buyer;
(b)    by Seller, if, through no fault of Seller, Closing does not occur on or before 5:00 p.m., Mountain Time, on the Outside Date;
(c)    by Buyer, if, through no fault of Buyer, Closing does not occur on or before 5:00 p.m., Mountain Time, the Outside Date;
(d)    by Seller, at or after the Scheduled Closing Date, if the conditions set forth in Section 10.1 (other than Section 10.1(c)) are not satisfied or are not capable of satisfaction at such time through no fault of Seller and are not waived by Seller;
(e)    by Buyer, at or after the Scheduled Closing Date, if the conditions set forth in Section 10.2 (other than Section 10.2(c)) are not satisfied or are not capable of satisfaction at such time through no fault of Buyer and are not waived by Buyer;
(f)    by Buyer or Seller, if the Stockholder Meeting shall have concluded and the Stockholder Approval shall not have been obtained; or
(g)    by Seller, if the Escrow Agent has not received the Deposit by 5:00 p.m., Mountain Time, on the third Business Day after the Execution Date;
provided, however, that without limiting the Parties’ rights under Section 11.1(a), no Party will be entitled to terminate this Agreement under Sections 11.1(b), 11.1(c), 11.1(d), or 11.1(e) and 11.1(f) as applicable, if such Party is in breach of this Agreement and such breach results (or would result, if Closing were then scheduled to occur) in a failure of a condition set forth in Section 10.1 or Section 10.2, as applicable. Any termination under Sections 11.1(a) through 11.1(g) is effective upon the non-terminating Party’s receipt of the terminating Party’s written notice of termination.
Section 11.2 Remedies.
(a)    Buyer’s Breach. If the conditions set forth in Section 10.2 have been satisfied at or after the Scheduled Closing Date (or such later date as determined under Section 12.1) and Buyer fails to tender performance at or after the Scheduled Closing Date (or such later date as determined under Section 12.1), Seller shall be entitled to elect to either (1) terminate this Agreement under Section 11.1(b) or Section 11.1(d) and seek the Deposit from the Escrow Agent as liquidated damages and not as a penalty, or (2) not terminate this Agreement and seek all remedies available at Law or in equity, including the remedy of specific performance of this Agreement. The Parties agree that the monetary damages set forth in this Section 11.2(a) will be deemed liquidated damages (not a penalty) and acknowledge that the damages caused by Buyer’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1) would be impracticable or extremely difficult to estimate and that the amount of liquidated damages set forth in this Section 11.2(a) is a reasonable forecast as of the Execution Date of just compensation for the actual damages reasonably expected to result from Buyer’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1). If Seller elects to seek specific performance of this Agreement pursuant to this Section 11.2(a), the Deposit shall be held by the Escrow Agent until a non-appealable final judgment or award on Seller’s claim for specific performance is rendered, at which time the Deposit shall be applied as provided in Section 2.1(d) of this Agreement.
(b)    Seller’s Breach. If the conditions in Section 10.1 have been satisfied at or after the Scheduled Closing Date (or such later date as determined under Section 12.1) and Seller fails to tender performance at or after the Scheduled Closing Date (or such later date as determined under Section 12.1), Buyer shall be entitled to (1) seek specific performance of this Agreement or (2) terminate this Agreement under Section 11.1(c) or Section 11.1(e) in which event Buyer shall be entitled to receive the return of the Deposit from the Escrow Agent and the Termination Fee. The Parties agree that the monetary damages set forth in clause (2) in this Section 11.2(b) will be deemed liquidated damages (not a penalty) and acknowledge that the damages caused by Seller’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1) would be impracticable or extremely difficult to estimate and that the amount of liquidated damages set forth in clause (2) in this Section 11.2(b) is a reasonable forecast as of the Execution Date of just compensation for the actual damages reasonably expected to result from Seller’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1).
(c)    Stockholder Approval. Notwithstanding any language in this Agreement to the contrary, in the event that Seller or Buyer terminates this Agreement under Section 11.1(f), then within two Business Days after termination of this Agreement, the Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver by wire transfer in immediately available funds (1) to Seller an amount in cash of $1,000,000.00 (such amount, the “Reverse Termination Fee”), (2) to Buyer the remaining balance of the Deposit. The Parties acknowledge that the monetary damages set forth in this Section 11.2(c) will be deemed liquidated damages (not a penalty) and acknowledge that the damages caused by either Party’s termination under Section 11.1(f) would be impracticable or extremely difficult to estimate and that the amount of liquidated damages set forth in this Section 11.2(c) is a reasonable forecast as of the Execution Date of just compensation for the actual damages reasonably expected to result from termination under Section 11.1(f).
(d)    Termination Under Section 11.1. If this Agreement is terminated under Section 11.1, this Agreement shall become void and of no further force or effect, except for the provisions of Sections 3.2(b) (Access to the Assets – Indemnity), 8.3(a) (Confidentiality), 8.3(b) (Injunctive Relief), 11.2 (Remedies), and Article XV (Miscellaneous), and such parts of Annex I (Definitions) as are necessary to give effect to the foregoing, all of which shall continue in full force and effect in accordance with their terms. If Buyer or Seller terminates this Agreement under Section 11.1 (other than in the circumstances described in Section 11.2(a), Section 11.2(b), or Section 11.2(c)), neither Buyer nor Seller shall have any liability to any other Party for termination of this Agreement, but, in such event, and other than a termination under Section 11.1(g), Buyer will be entitled to the return of the Deposit from the Escrow Agent.
(e)    Joint Written Instructions. Upon termination of this Agreement as provided in this Article XI, Seller and Buyer shall, as promptly as practicable and in any event within two Business Days after the date that this Agreement is terminated, execute and deliver to each other and the Escrow Agent joint written instructions for the disbursement of the Deposit to the Party entitled to receive the same under this Article XI free and clear of any claims by the other Party with respect thereto.
ARTICLE XII
CLOSING
Section 12.1 Date of Closing. The closing of the Transaction (“Closing”) shall be held on the latter to occur of (i) July 16, 2021, (ii) such later date as Buyer and Seller may agree in writing, or (iii) if the conditions set forth in Section 10.1(c), Section 10.2(c), or Section 10.2(d) have not been satisfied as of the date set forth in clause (i), then the earlier of (A) the date that is three Business Days after the date upon which such conditions have been satisfied or waived or (B) the Outside Date (the date set forth in either (i), (ii), or (iii), as applicable, is the “Scheduled Closing Date”), or, if all conditions in Article X required to be satisfied at or prior to Closing have not been satisfied or waived as of the Scheduled Closing Date, as soon as possible thereafter as such conditions have been satisfied or waived, subject to the rights of the Parties under Article XI; provided, however, that if there exists any Dispute as to whether any termination right in Article XI has been triggered or if any of the conditions precedent in Article X have failed to be satisfied, Closing shall occur 10 Business Days after the final determination of such Dispute. The date Closing actually occurs is called the “Closing Date.”
Section 12.2 Time and Place of Closing. The Closing shall be held electronically to the extent feasible, or, if not electronically, at the offices of OpCo in Denver, Colorado, or at such other time and place as Buyer and OpCo may agree in writing. To the extent the Parties have an in-person Closing, the Parties and their Representatives shall each comply with any COVID-19 Measures at such in-person Closing.
Section 12.3 Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)    Seller and Buyer shall execute, acknowledge and deliver to each other instruments in the form of the Assignment, Bill of Sale and Conveyance attached as Exhibit C (the “Assignment”) in multiple counterparts for each county in which the Assets are located, and any applicable counterpart forms of any Governmental Authorities, conveying the Assets (other than the Fee Minerals) to Buyer as of the Effective Time, with only a special warranty of Defensible Title by, through, and under Seller but not otherwise, in such number of counterparts as reasonably requested by each Party.
(b)    RoyaltyCo and Buyer shall execute, acknowledge, and deliver to each other the No Warranty Mineral Deed, substantially in the form attached as Exhibit B, whereby RoyaltyCo transfers the Fee Minerals to Buyer.
(c)    Buyer and Seller shall execute and deliver the Preliminary Settlement Statement delivered under Section 2.3(b).
(d)    Buyer shall deliver the Closing Amount to the account at a bank designated by Seller by wire transfer of immediately available funds, or by such other method as reasonably requested by Seller.
(e)    Buyer shall deliver to Seller evidence of issuance of the Stock Consideration to, at Seller’s written direction, Seller or to those Persons set forth on Schedule 10.1(d), credited to book-entry accounts maintained by the transfer agent of Earthstone.
(f)    Buyer shall deliver to Seller the Officer’s Certificate dated as of the Closing Date, substantially in the form attached as Exhibit D (the “Buyer’s Certificate”).
(g)    Seller shall deliver to Buyer the Officer’s Certificate dated as of the Closing Date, substantially in the form attached as Exhibit E (the “Seller’s Certificate”).
(h)    (1) OpCo shall execute and deliver to Buyer a Certificate of Non-Foreign Status, substantially in the form attached as Exhibit F-1, and (2) RoyaltyCo shall execute and deliver to Buyer a Certificate of Non-Foreign Status, substantially in the form attached as Exhibit F-2.
(i)    Buyer shall provide evidence that it has provided replacement instruments as required under Section 8.2(a).
(j)    Buyer and OpCo shall execute and deliver to each other all required change of operator and similar notices required by Laws of any Governmental Authorities.
(k)    Seller shall deliver letters-in-lieu of transfer or division orders executed by Seller to reflect the transaction contemplated hereby, which letters shall be on forms prepared by Seller and reasonably satisfactory to Buyer.

(l)    Seller shall deliver recordable releases (in sufficient counterparts to facilitate recording in the applicable counties where the Assets are located) in form reasonably acceptable to Buyer of any mortgages or security interests over the Assets, in each case, securing indebtedness for borrowed money of Seller or any of its Affiliates.
(m)    Earthstone, Seller, and the other Persons to be party thereto will execute and deliver a Registration Rights Agreement relating to the Stock Consideration, substantially in the form attached hereto as Exhibit G.
(n)    Earthstone, Seller, and each Significant Holder will execute and deliver separate Lock-up Agreements with respect to each Significant Holder, substantially in the form attached hereto as Exhibit H.
(o)    Seller shall deliver an executed side letter in the form attached as Exhibit I (the “Side Letter”) by each of the Persons set forth on Schedule 10.1(d). In the event that any Person set forth on Schedule 10.1(d) does not execute a Side Letter, such shares shall be issued in the name of OpCo.
(p)    Seller and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement or as are reasonably requested by the other Party in order to consummate the Transaction.
ARTICLE XIII
POST-CLOSING COVENANTS
Section 13.1 Post-Closing Adjustments.
(a)    Final Settlement Statement. No later than the date that is 120 days after the Closing Date, OpCo will in good faith prepare and deliver to Buyer, in accordance with customary industry accounting practices, the final settlement statement (the “Final Settlement Statement”) setting forth (1) each adjustment or payment that was not finally determined as of Closing, (2) the calculation of such adjustment, and (3) the final adjustments to the Cash Consideration (the Cash Consideration subject to such adjustments as finally determined pursuant to this Section 13.1 is the “Final Cash Consideration”). OpCo shall provide Buyer access to such of OpCo’s records as may be reasonably necessary to verify the post-Closing adjustments shown on the Final Settlement Statement. No later than 20 days after receipt of OpCo’s proposed Final Settlement Statement, Buyer shall deliver to OpCo a written report (with supporting documentation including all relevant invoices with specific references and other information reasonably requested by OpCo) containing any changes that Buyer proposes to make to the final adjustments to the Cash Consideration proposed in the Final Settlement Statement delivered by OpCo. Any changes not so specified in such written report from Buyer shall be deemed waived and OpCo’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed specifically in such written notice from Buyer shall prevail. Buyer’s failure to deliver to OpCo a written report detailing proposed changes to the Final Settlement Statement by the end of such 20-day period shall be deemed an acceptance by Buyer of the Final Settlement Statement as submitted by OpCo and shall not be subject to further Dispute, audit or arbitration. If OpCo disagrees with any changes proposed by Buyer, the Parties shall cooperate in good faith to resolve any such Dispute no later than 50 days after OpCo’s delivery of the proposed Final Settlement Statement. The date upon which such Disputes are resolved or upon which the Final Cash Consideration is established is the “Final Settlement Date.” If the Final Cash Consideration is more than the sum of the Closing Amount and the Deposit, Buyer shall pay OpCo the amount of such difference. If the Final Cash Consideration is less than the sum of the Closing Amount and the Deposit, OpCo shall pay to Buyer the amount of such difference. Any payment by a Party under this Section 13.1(a) shall be made by wire transfer of immediately available funds within five days of the Final Settlement Date. Subject to and except for the rights and obligations of the Parties described in Section 13.1(b), Section 9.3, or Article XIV (with respect to any obligation related to Taxes), the adjustments set out in the Final Settlement Statement shall be final settlement of the Parties with respect to all matters addressed in such Final Settlement Statement.
(b)    Dispute Resolution. If the Parties are unable to resolve a Dispute as to the Final Settlement Statement and the adjustments to Cash Consideration set forth therein by 60 days after OpCo’s delivery of the proposed Final Settlement Statement, then either OpCo or Buyer may submit the Disputed matters (other than Title Disputed Matters or Environmental Disputed Matters, which disputes are governed by Section 4.4 and Section 5.2, respectively) to be resolved by the Houston, Texas, office of KPMG, or, if such firm is not able or willing to serve, a nationally-recognized independent accounting firm or consulting firm mutually acceptable to both OpCo and Buyer (the “Accounting Referee”), for review and final determination by arbitration. If OpCo and Buyer has not agreed upon a mutually acceptable alternate Person to serve as Accounting Referee within 10 Business Days of receiving notice of KPMG’s unavailability, either Party may, within 10 Business Days after the end of such initial 10 Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association to choose the Title Arbitrator. The arbitration proceeding shall be held in Houston, Texas. The FAA shall govern the interpretation, enforcement and proceedings pursuant to this Section 13.1(b). The Accounting Referee’s award shall be made within 30 days after submission by the Parties of the Disputed matters, or such additional period as the Parties may agree, absent an extension of such deadline for good cause (as determined by such Accounting Referee in its sole discretion). The award of such Accounting Referee shall be final and binding upon all Parties, without right of appeal. In making its determination, the Accounting Referee shall be bound by the rules set forth in Article II and this Section 13.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Accounting Referee are necessary to make a proper determination. The Accounting Referee, however, may not render an award with respect to a disputed adjustment, in each case, in excess of the highest value for such disputed adjustment as claimed by Buyer or OpCo, as applicable, or below the lowest value for such disputed adjustment as claimed by OpCo or Buyer, as applicable. The Accounting Referee may not otherwise award damages, interest, or penalties to either Party with respect to any disputed matter. Seller and Buyer shall each bear their own legal fees and other costs of presenting their case to the Accounting Referee. Buyer and Seller shall each bear one half of the costs and expenses of the Accounting Referee. Judgment on any award of an Accounting Referee may be entered by any court having jurisdiction thereof.
Section 13.2 Records. Seller shall deliver all electronic Records to Buyer at Closing and within 15 Business Days after Closing, Seller shall deliver or cause to be delivered to Buyer original copies of the Records. Seller may retain copies of the Records and shall have the right to review and copy the Records during standard business hours upon reasonable notice for so long as Buyer retains the Records. Buyer acknowledges that Seller will provide the Records as they are currently maintained by Seller and Seller shall not have any obligation to manipulate electronic data or otherwise supply to Buyer the Records in a format not currently maintained by Seller. In addition, upon reasonable notice provided to Buyer and so long as Buyer retains the Records, Seller shall be entitled to access the Records, as necessary, for the purposes of complying with its obligations with respect to the Excluded Assets, the Retained Liabilities, and any other matter for which Seller must indemnify Buyer.
Section 13.3 Name Changes. As promptly as practicable, but in any case within 30 days after Closing, Buyer shall, at its sole cost and expense, eliminate the name “Tracker” and any variants thereof from the Assets and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks, or trade names belonging to Seller or any of its Affiliates.
Section 13.4 Improper or Unintended Transfers. If, following Closing, either Party determines that there was inadvertently transferred to Buyer one or more assets (including Contracts) that are not Assets under this Agreement, such Party shall promptly notify the other Party thereof, and such assets shall be transferred and conveyed by Buyer to Seller as promptly as practicable thereafter. As promptly as practicable, but, in any case within 30 days after Closing, Buyer shall, at its sole cost and expense, remove any property included in the Assets that is physically on an Excluded Asset.
Section 13.5 Change of Operator. As soon as reasonably practicable after Closing, OpCo shall file all change of operator forms executed at Closing with the applicable Governmental Authorities. Buyer shall use its best efforts to ensure that such change of operator forms are approved as soon as reasonably practicable after Closing.
Section 13.6 Further Assurances. From time to time after Closing, Seller and Buyer shall each execute, acknowledge, and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the Transaction.
Section 13.7 Acknowledgment of Suspense Funds. Buyer acknowledges that the Suspense Funds change on a day-by-day basis, and such Suspense Funds may increase or decrease on a day-to-day basis. Buyer also acknowledges that any Cash Consideration adjustment under Section 2.3(e)(6) as determined in the Preliminary Settlement Statement will likely be different than any Cash Consideration adjustment under Section 2.3(e)(6) as determined as part of the Final Cash Consideration due to the day-to-day change of any Suspense Funds. To the extent reasonably practicable, Seller will inform Buyer of fluctuations in the value of Suspense Funds after the Execution Date.
ARTICLE XIV
ALLOCATION OF LIABILITIES; INDEMNIFICATION
Section 14.1 Buyer’s Assumed Liabilities. Without limiting the indemnity provisions set forth in Section 14.3 (but subject to the terms of this Agreement), effective as of Closing, Buyer hereby assumes and agrees to pay, perform, fulfill, and discharge all obligations, duties, liabilities and other Losses with respect to, arising from, based upon, or attributable to the Assets, regardless of whether such obligations, duties, liabilities, and other Losses arose prior to, on, or after the Effective Time (the “Assumed Liabilities”), including (a) the Assumed Environmental Liabilities, (b) the administration and payment of the Suspense Funds, (c) those applicable to or related to the ownership, development, exploration, operation, and maintenance of the Assets and the production, transportation, processing, and marketing of Hydrocarbons from the Assets, including the payment of Property Expenses, whether imposed under or required by applicable Contracts, the Leases, applicable Law, or otherwise, (d) the administration and payment of Burdens on the Assets, (e) the Plugging and Abandonment Obligations, (f) Losses relating to or arising from any contamination or condition arising out of or attributable to any offsite disposal, removal, arrangement, or transportation of Hazardous Substances from the Assets as governed by applicable Law, (g) the performance and discharge of all obligations, covenants, and agreements arising from or relating to the Leases and Contracts or other agreements included within the Assets, (h) the make-up and balancing obligations for gas from the Wells, including any Imbalance Volumes, and (i) those matters described in Section 14.2(f) as of 12:00 a.m., local time, on the calendar day immediately following the date that is one year after the Closing Date; provided, however, the Assumed Liabilities do not include, in all instances, (A) the Retained Liabilities, (B) matters that are subject to indemnification pursuant to Section 14.3(b) only for the period under Section 14.9 in which Seller is providing indemnity for such items, and (C) Losses to the extent caused by, arising out of, or resulting from the Excluded Assets. By assuming any liabilities or obligations in this Section 14.1, Seller and Buyer do not intend to admit, and are not deemed to have admitted, any liability to any third Person. Buyer’s assumption of the Assumed Liabilities shall not affect the Parties’ agreement with respect to adjustments to the Cash Consideration under Section 2.3 or Section 13.1.
Section 14.2 Seller’s Retained Liabilities. Without limiting the indemnity provisions set forth in Section 14.3, Seller shall retain and shall pay, perform, fulfill, and discharge all Losses relating to any of the following (collectively, the “Retained Liabilities”):
(a)    any personal injury or death occurring on or attributable to the ownership, use, or operation of the Assets prior to the Closing Date (except for any personal injury or death attributable to or resulting from an Assumed Environmental Liability or Buyer’s access pursuant to Section 3.2(a), all of which are assumed by Buyer at Closing);
(b)    any Seller Taxes;
(c)    any intercompany Losses or liabilities between Seller and any of its Affiliates or between Seller or its Affiliates and Sequel;
(d)    Seller’s or its Affiliates’ responsibilities or liabilities under ERISA or the Code applicable to their respective employees, and any obligations or liabilities owed to, or arising out of any of Seller’s employment or service provider relationships with any of their employees or service providers or out of or with respect to any Benefit Plan or under any applicable Law with respect thereto, to the extent attributable to events that occurred prior to the Closing Date;
(e)    all liabilities and obligations arising from the litigation identified on Schedule 6.7;
(f)    until the date that is one year after the Closing Date:
(1)    Seller’s gross negligence or willful misconduct in connection with any Seller-Operated Property during Seller’s ownership of such Seller-Operated Property prior to Closing;

(2)    the disposal or transportation by Seller from any Seller-Operated Property to any location that is not a Seller-Operated Property during Seller’s ownership of such Seller-Operated Property prior to the Effective Time of any Hazardous Substances generated or used by Seller in connection with Seller’s ownership of the Seller-Operated Properties;
(3)    penalties or fines imposed by any Governmental Authority and related to Seller’s ownership of the Assets to the extent relating to any pre-Closing violation of Law by Seller or any of its Affiliates in connection with the Assets; and
(g)    any Excluded Assets.
By retaining any liabilities or obligations in this Section 14.2, Seller and Buyer do not intend to admit, and shall not be deemed to have admitted, any liability to any third Person.
Section 14.3 Indemnification.
(a)    Buyer’s Indemnification of Seller. From and after Closing, Buyer shall defend, indemnify, save, and hold harmless the Seller Group from and against all Losses to the extent caused by, arising out of, or resulting from:
(1)    the Assumed Liabilities;
(2)    Buyer Taxes;
(3)    any matter for which Buyer has agreed to indemnify Seller under this Agreement or in any Transaction Document;
(4)    any breach of or inaccuracy in any representations or warranties made by Buyer in this Agreement or in any Transaction Document; and
(5)    any breach or non-fulfillment of any covenants or agreements of Buyer under this Agreement or in any Transaction Document.
The indemnification obligations described in this Section 14.3(a) apply to the Losses described in such provisions EVEN IF SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE OTHER PARTY OR ANY INDEMNIFIED PARTIES BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.
(b)    Seller’s Indemnification of Buyer and Earthstone. From and after Closing, Seller, jointly and severally, shall defend, indemnify, save, and hold harmless the Buyer Group from and against all Losses to the extent caused by, arising out of, or resulting from:
(1)    the Retained Liabilities;
(2)    Seller Taxes;

(3)    any matter for which Seller has agreed to indemnify Buyer and Earthstone under this Agreement or in any Transaction Document;
(4)    any breach of or inaccuracy in any representations or warranties made by Seller in this Agreement or in any Transaction Document;
(5)    any breach or non-fulfillment of any covenants or agreements of Seller under this Agreement or in any Transaction Document; and
(6)    up until the end of the General Survival Period:
(A)    all obligations and liabilities with respect to or arising from or in connection with any Third-Party Claim relating to the failure to properly and timely pay, in accordance with the terms of any Lease, Contract or applicable Law, all Burdens with respect to the Assets that are due by Seller or any of its Affiliates (or any third Person payor remitting amounts on behalf of Seller or its Affiliates) and attributable to Seller’s ownership of the Assets prior to the Closing; and
(B)    Property Expenses of Seller or its Affiliates incurred prior to the Effective Time not accounted for under Section 2.3 or Section 13.1; and
The indemnification obligations described in this Section 14.3(a) apply to the Losses described in such provisions EVEN IF SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE OTHER PARTY OR ANY INDEMNIFIED PARTIES, BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.
(c)    Materiality. Notwithstanding anything herein to the contrary, for purposes of Section 14.3(b)(4), when determining whether a breach or inaccuracy has occurred in any representation or warranty contained in Article VI or Section 15.20(a), or in the Seller’s Certificate delivered by Seller pursuant to Section 12.3(f) (including in any definitions contained therein), and in calculating the amount of Losses resulting from any such breach or inaccuracy, all materiality qualifications referencing the terms “material,” “material and adverse”, Material Adverse Effect, “materially,” “material adverse effect,” “in all material respects,” “substantial,” or words of similar import or effect shall be disregarded and deemed not so qualified.
Section 14.4 Exclusive Remedies; Waiver. Notwithstanding anything to the contrary contained in this Agreement, except for and subject to (a) the special warranty of Defensible Title set forth in the Assignment, (b) Article IV, Article V, Article IX, and Article XI, (c) remedies that cannot be waived as a matter of Law, (d) claims or Losses arising out of Fraud, (e) as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter), and (f) any and all rights for injunctive relief or specific performance expressly provided in this Agreement, in each case, with respect to the breach of this Agreement or any other Transaction Document, (1) the Buyer Group’s sole and exclusive recourse against Seller after Closing for any Loss or claim of Losses arising out of or relating to this Agreement or any other Transaction Document is the indemnification provisions of this

Article XIV and as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter), and (2) the Seller Group’s sole and exclusive recourse against Buyer and Earthstone after Closing for any Loss or claim of Losses arising out of or relating to this Agreement or any other Transaction Document is the indemnification provisions of this Article XIV and as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter). Without limiting the generality of the foregoing and subject to the remedies contained in or with respect to: (a) the special warranty of Defensible Title set forth in the Assignment, (b) Article IV, Article V, Article IX, Article XI, and this Article XIV, (c) remedies that cannot be waived as a matter of Law, (d) claims or Losses arising out of Fraud,(e) and as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter) and (f) any and all rights for injunctive relief or specific performance expressly provided in this Agreement, each of the Parties hereby waives, to the fullest extent permitted under applicable Law, any and all other rights, claims and causes of action (except for claims of Fraud) that it or any of its respective Representatives or Affiliates may have against each of the other Parties or any of its Affiliates or its or their respective Representatives with respect to the subject matter of this Agreement, whether under any contract, misrepresentation, tort, or strict liability theory, or under applicable Law, and whether at law or in equity.
Section 14.5 Procedure. All claims for indemnification under this Agreement shall be asserted and resolved as follows:
(a)    Claim Notice. The Party seeking indemnification under the terms of this Agreement (“Indemnified Party”) shall submit a written notice (“Claim Notice”) to the other Party (“Indemnifying Party”) which, to be effective, must state: (1) the Indemnified Party’s good faith estimate of the amount claimed by such Indemnified Party to be owing, (2) the basis for such claim, with supporting documentation, if available, and (3) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed to such Indemnified Party. The amount claimed shall be paid by the Indemnifying Party to the extent required in this Agreement within 30 days after receipt of the Claim Notice, or after the amount of such payment has been finally established, whichever last occurs.
(b)    Third-Party Claim.
(1)    Within 60 days after the Indemnified Party receives notice of a claim, assertion, legal action, arbitration, investigation, or other matter or proceeding brought by any Person that is not a Party or an Affiliate of a Party and that may result in a Loss for which indemnification may be sought under this Agreement (a “Third-Party Claim”), the Indemnified Party shall deliver a Claim Notice regarding such Third-Party Claim to the Indemnifying Party. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of liability under this Agreement except to the extent that the defense of such Third-Party Claim is materially prejudiced by the failure to give such notice. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Third-Party Claim. The Indemnified Party is authorized, prior to the election by the Indemnifying Party to assume the defense of such Third-Party Claim, to file any motion, answer, or other pleading that it shall deem necessary and appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party, all costs of which shall be included as Losses in respect of such claim for indemnification.
(2)    At the election of the Indemnifying Party, which shall be made within 45 days after receipt of the Claim Notice, the Indemnified Party shall permit the Indemnifying Party to assume control of the defense of such Third-Party Claim (to the extent only that such Third-Party Claim relates to a Loss for which the Indemnifying Party may be liable). If the Indemnifying Party elects to assume control of the defense of the Third-Party Claim, (i) any expense incurred by the Indemnified Party thereafter for investigation or defense of the matter shall be borne by the Indemnified Party, and (ii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary and reasonably request to the proper defense of such Third-Party Claim. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in, but not control, the defense of the Third-Party Claim. If the Indemnifying Party elects to defend the Third-Party Claim under this Section 14.5(b)(2), then the Indemnifying Party shall work diligently to defend or otherwise resolve the Third-Party Claim.
(3)    If the Indemnifying Party does not elect to assume control of the defense of the Third-Party Claim within the 45-day period provided in Section 14.5(b)(2), the Indemnified Party will use its commercially reasonable efforts to defend, at the Indemnifying Party’s expense, any claim, assertion, legal action, or other matter to which such other Party’s indemnification under this Article XIV applies until the Indemnifying Party assumes such defense and, if settlement has been offered and the Indemnifying Party has not at such time admitted its obligation to defend and indemnify the Indemnified Party against such Third-Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its obligation to indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under clause (iii) in the immediately-preceding sentence.
(4)    The Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed), enter into any judgment, compromise, settlement, or discharge with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise, settlement, or discharge (w) provides for the payment by the Indemnifying Party of money as the sole relief for the claimant, (x) involves no finding or admission of any violation of Law or the rights of any Indemnified Party, (y) does not encumber any of the assets of any Indemnified Party (including the Assets) or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business, and (z) includes, as a condition of any entry of judgment, settlement, compromise, discharge, or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third-Party Claim.

(c)    Direct Claims. If an Indemnified Party determines that it has a claim for indemnification under this Agreement against the Indemnifying Party other than as a result of a Third-Party Claim (a “Direct Claim”), the Indemnified Party and the Indemnifying Party shall negotiate in good faith for a 30-day period beginning on the date the Indemnified Party provides the Claim Notice to the Indemnifying Party for such Direct Claim. If the Indemnified Party and the Indemnifying Party are unable to reach a resolution as to such Direct Claim within the 30-day period, the Indemnified Party will be entitled to seek appropriate remedies in accordance with the terms of this Agreement, subject to the limitations on recovery in this Article XIV. Promptly following the final determination or agreement by the Parties of the amount of any Losses for which the Indemnifying Party is obligated to indemnify the Indemnified Party under this Agreement in respect of such Direct Claim, the Indemnifying Party shall pay such Losses, if any, to the Indemnified Party by wire transfer of immediately available funds in accordance with Section 14.5(d). If the Indemnified Party is required to institute any proceedings in order to recover Losses, the cost of such proceedings (including costs of investigation and reasonable attorneys’ fees and disbursements) will be added to the amount of Losses payable to the Indemnified Party if and only to the extent the Indemnified Party recovers and it is determined by consent, decree, ruling or other action to become final and nonappealable.
(d)    Satisfaction of Indemnification Claims. Subject to the provisions of this Article XIV, including this Section 14.5(d), any indemnification of any Indemnified Parties pursuant to this Article XIV or for other amounts payable by any Indemnifying Parties under this Agreement shall be effected promptly (and, in any event, within two Business Days after a determination that the Indemnified Party is entitled to indemnification pursuant to Section 14.5(b)) by wire transfer of immediately available funds from the Indemnifying Parties or the Escrow Agent, if applicable, to an account designated by the Indemnified Party.
(e)    Holdback Amount.
(1)    At Closing, the Deposit shall be retained in the Escrow Account (such amount as of the Closing is the “Holdback Amount”) until December 2, 2021, and so long thereafter as may be required to resolve any claims asserted by Buyer hereunder.
(2)    To the extent that it is finally determined under the terms of this Agreement that Buyer is entitled to any claim for indemnification under Section 14.3(b), the Parties shall cause the Escrow Agent to distribute, without offset or counterclaim, such amount to Buyer from the Holdback Amount, which distribution shall satisfy such claim only up to the amount so distributed to Buyer.
(3)    On December 2, 2021, Buyer and Seller shall jointly instruct the Escrow Agent to release the then-current balance of the Holdback Amount, if any, to Seller in accordance with the Escrow Agreement; provided, however, that Buyer and Seller shall jointly instruct the Escrow Agent to retain an amount (up to the then-current balance of the Holdback Amount) equal to the amount of indemnity claims under Section 14.3(b) asserted by Buyer or Earthstone on behalf of itself or any member of the Buyer Group on or prior to the end of the General Survival Period, of such claim that remains unresolved (an “Unresolved Claim”). That portion of the Holdback Amount retained for each Unresolved Claim shall be released by the Escrow Agent upon the final resolution of such Unresolved Claim in accordance with this Article XIV and paid to (or the applicable portion thereof) (i) the applicable member of the Buyer Group, if applicable, and (ii) Seller with joint escrow instructions pursuant to the Escrow Agreement.
(4)    Notwithstanding anything to the contrary in this Agreement, (i) Buyer’s sole and exclusive remedy for any Losses (except with respect to the Specified Exceptions and as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter)) for which any member of the Buyer Group it is entitled to recovery under this Agreement or in any Transaction Document and as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter) is to seek recovery of such Losses from the Holdback Amount and not from Seller, its Affiliates, any of its Representatives, or any other member of the Seller Group, and (ii) except with respect to the Specified Exceptions, the Buyer Group shall have no right to indemnification under Section 14.3(b) for aggregate Losses in excess of the Holdback Amount.
(5)    The Parties shall issue such joint written notices, and otherwise take such actions, as may be reasonably necessary from time to time to cause the Escrow Agent to distribute amounts in the Escrow Account in accordance with this Section 14.5(e).
(6)    Buyer and Seller shall each bear 50% of all fees and costs charged by the Escrow Agent associated with the Holdback Amount.
(f)    Non-Party Indemnified Parties. Any claim for indemnity under this Agreement (including this Article XIV) by any Person other than Buyer, Earthstone or Seller must be brought and administered by the applicable Party to this Agreement. No Indemnified Party or Person other than Seller, Earthstone and Buyer shall have any rights against Seller, Earthstone or Buyer under this Agreement (including this Article XIV) except as may be exercised on its behalf by Buyer, Earthstone or Seller, as applicable, under this Article XIV. Each of Seller, Earthstone and Buyer may elect to exercise or not exercise indemnification rights under this Article XIV on behalf of the other Indemnified Party affiliated with such Party in its sole discretion and shall have no liability to any such other Indemnified Party for any action or inaction under this Article XIV. Without limiting the rights of a Party under and to the extent provided under Article XI, (1) no past, present, or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, or Representative or Affiliate of any named Party to this Agreement, and (2) no past, present, or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements, or other obligations or liabilities of Seller, Earthstone or Buyer under this Agreement (whether for indemnification or otherwise) of or for any claim based on, arising out of, or related to this Agreement or the Transaction.
Section 14.6 Express Negligence. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE, ASSUMED LIABILITIES, RETAINED LIABILITIES, WAIVER, AND LIMITATION OF LIABILITY PROVISIONS PROVIDED FOR IN THIS AGREEMENT WILL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES, AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT, OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY,

OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.
Section 14.7 Reservation as to Third Parties. Nothing in this Agreement is intended to limit or otherwise waive any recourse Buyer or Seller may have against any third Person for any obligations or liabilities that may be suffered by or incurred with respect to the Assets, the Retained Liabilities, or the Assumed Liabilities.
Section 14.8 Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Base Purchase Price for U.S. federal and applicable state income Tax purposes, unless otherwise required by Law.
Section 14.9 Survival; Time for Claims; Liability Limitations.
(a)    Survival of Seller’s Representations, Warranties, Covenants, and Indemnification Obligations. The (1) representations and warranties of Seller in this Agreement (and the corresponding representations and warranties confirmed in the certificates delivered at Closing pursuant to Sections 12.3(g)) or any other Transaction Document, and (2) the covenants and performance obligations of Seller set forth in this Agreement or any other Transaction Document, including all indemnity obligations under Article XIV, shall survive, with respect to clauses (1) and (2), the Closing Date for a period ending on December 1, 2021 (such period, the “General Survival Period”) (unless a shorter or longer period is expressly provided within the applicable Section or the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter)), except that (1) Seller’s Fundamental Representations, the Retained Liabilities, and the representations, warranties and covenants of Seller in Section 6.13 and Article IX (regarding Tax matters) and Section 15.20(a) shall survive Closing until 60 days after the expiration of the applicable statute of limitations, and (2) notwithstanding anything in this Section 14.9(a) to the contrary, in the event that any breach of, inaccuracy in, or non-fulfillment of any representation or warranty by Seller constitutes Fraud, such representation or warranty shall survive the Closing indefinitely.
(b)    Survival of Buyer’s Representations, Warranties, Covenants, and Indemnification Obligations. The representations and warranties of Buyer in this Agreement (and the corresponding representations and warranties confirmed in the certificates delivered at Closing pursuant to Section 12.3(f)) or any other Transaction Document, and the covenants, indemnity obligations, and other performance obligations of Buyer in this Agreement or any Transaction Document other than as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter) shall survive until 12 months after Closing, except that (1) Buyer’s Fundamental Representations and Assumed Liabilities shall survive Closing until 60 days after the expiration of the applicable statute of limitations, and (2) notwithstanding anything in this Section 14.9(b) to the contrary, in the event that any breach of, inaccuracy in, or non-fulfillment of any representation or warranty by Buyer constitutes Fraud, such representation or warranty shall survive the Closing indefinitely.
(c)    No Additional Indemnity Rights. No Indemnified Party shall be entitled to indemnification for any Loss under this Article XIV unless the Indemnified Party delivers a Claim Notice setting forth its claim for indemnification to the Indemnifying Party on or prior to the applicable survival date set forth in Section 14.9(a) or Section 14.9(b), as applicable, in which case, such claims and any representations, warranties, covenants or agreements contemplated thereby shall survive such applicable survival period until a final resolution thereof that is not subject to appeal and any Losses resulting from, related to or arising out of such claim shall be fully-recoverable.
(d)    De Minimis Threshold. If the Loss that is the subject of a Direct Claim or a Third-Party Claim for indemnification by the Buyer Group under Section 14.3(b)(4) (other than with respect to the Fundamental Representations) does not exceed $50,000 (the “De Minimis Threshold”) per event or circumstance, then the Buyer Group shall not be entitled to indemnification from Seller for such Loss, and the Buyer Group shall be deemed to have released Seller from (1) all Losses related to, arising from, or associated with such Direct Claim or Third-Party Claim and (2) any duty to defend, indemnify, save, or hold Buyer Group harmless for such Direct Claim or Third-Party Claim.
(e)    Deductible. Seller shall not have any liability for any indemnification under Section 14.3(b)(4) until and unless the aggregate amount of the liability for all Losses that exceed the De Minimis Threshold for which Claim Notices are delivered by Buyer exceeds 2.0% of the Unadjusted Base Purchase Price (the “General Deductible”), at which point, subject to the other limitations set forth herein, any member of the Buyer Group shall be entitled to indemnification for all Losses solely for the amount in excess of the General Deductible up to that amount described in Section 14.9(f); provided, however, the General Deductible shall not apply to any Loss arising from or as a result of any (1) action or inaction that constitutes Fraud, (2) breach of any Fundamental Representation, and any Losses described in this proviso shall be recoverable from the first dollar.
(f)    Seller Cap. The aggregate liability of Seller for Losses under this Agreement shall not exceed the Holdback Amount; provided, however, that with respect to any Loss arising from or as a result of any (1) action or inaction that constitutes Fraud, (2) breach of or inaccuracy in Seller’s Fundamental Representations, or (3) the Retained Liabilities (the matters described in clauses (1), (2), and (3) of this proviso are the “Specified Exceptions”), and notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be liable for Losses under Section 14.3(b) in an amount in excess of the Unadjusted Base Purchase Price.
(g)    Buyer Cap. The maximum liability of Buyer and Earthstone, in the aggregate, with respect to Losses under Section 14.3(a) shall be an amount equal to the Holdback Amount; provided, however, that with respect to any Loss arising from or as a result of any (1) action or inaction that constitutes Fraud, (2) breach of or inaccuracy in Buyer’s Fundamental Representations, or (3) the Assumed Liabilities, and notwithstanding anything to the contrary contained in this Agreement, in no event shall Buyer be liable for Losses under Section 14.3(a) in an amount in excess of the Unadjusted Base Purchase Price.
(h)    Insurance and Mitigation. The amount of any Losses for which an Indemnified Party is entitled to indemnity under this Article XIV shall be reduced by the amount of insurance proceeds actually received by the Indemnified Party or its Affiliates with respect to such Losses (net of any collection costs). In no event shall any Indemnified Party be entitled to duplicate compensation with respect to the same Loss under more than one provision of this Agreement or any other Transaction Document. Each Indemnified Party shall take all reasonable steps to mitigate all Losses after becoming actually aware of any event that could reasonably be expected to give rise to any Loss that is indemnifiable or recoverable under this Agreement.
ARTICLE XV
MISCELLANEOUS
Section 15.1 Expenses. Except as otherwise specifically provided otherwise in this Agreement, all fees, costs, and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the Transaction shall be paid by the Party incurring the same, including engineering, land, title, legal and accounting fees, consultant, and other professional costs and expenses. Buyer shall be solely responsible and pay for (a) all recording fees related to the transfer of the Assets (and, for the sake of clarity, shall be responsible for the recording of documents in the appropriate county offices and in the files of the applicable Governmental Authorities), and (b) any and all fees, costs, and similar charges required in connection with the transfer of any of the Assets.
Section 15.2 Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery under this Agreement shall be deemed to have been duly made and the receiving Party charged with notice (a) if personally delivered, when received, (b) if sent by electronic mail, upon the sending Party’s receipt of a confirmation email (including read-receipt or other automatic delivery confirmation) from the receiving Party that the receiving Party received the notice or communication email transmission, when received, (c) if mailed, five Business Days after mailing, certified mail, return receipt requested, or (d) if sent by overnight courier, one day after sending (provided, that if such day is not a Business Day, such notice or communication shall be deemed received on the first Business Day thereafter). All notices shall be addressed as follows:
If to Seller:

Tracker Resource Development III, LLC
9155 East Nichols Avenue, Suite 360
Centennial, Colorado 80112
Attn:    Jeffrey R. Vaughan, President and Chief Executive Officer
Email:    jeffv@tracker-resources.com

And with a copy to (which will not constitute notice):

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attn:     Sam Niebrugge
Email:    sam.niebrugge@dgslaw.com

If to Earthstone or Buyer:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attn:     Robert J. Anderson, President and Chief Executive Officer
Email:    Robert@earthstoneenergy.com

And with a copy to (which will not constitute notice):

Jones & Keller, P.C.
1675 Broadway, 26th Floor
Denver, Colorado 80202
Attn:     Reid A. Godbolt
    Adam J. Fogoros
Email:    rgodbolt@joneskeller.com
    adamf@joneskeller.com

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.
Section 15.3 Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and OpCo.
Section 15.4 Waiver. Except as expressly provided in this Agreement:
(a)    no Party shall be deemed to have waived or discharged any claim arising out of this Agreement, or any power, right, privilege, remedy, or condition under this Agreement, unless the waiver or discharge of such claim, power, right, privilege, remedy, or condition is expressly set forth in a written instrument duly executed and delivered by or on behalf of the Party against whom the waiver or discharge is sought to be enforced;
(b)    a waiver or discharge made on one occasion or a partial waiver or discharge of any power, right, privilege, remedy, or condition shall not preclude any other or further exercise or enforcement of such power, right, privilege, or remedy or requirement to satisfy such condition; and
(c)    no failure or delay on the part of any Party to exercise or enforce any claim, power, right, privilege, remedy, or condition under this Agreement or to require the satisfaction of any condition under this Agreement and no course of dealing between or among the Parties shall operate as a waiver, discharge, or estoppel of any such claim, power, right, privilege, remedy, or condition.
Section 15.5 Assignment. No Party may assign this Agreement or any of its rights or interests under this Agreement, or delegate any of its obligations or liabilities under this Agreement, without the prior written consent of the other Parties, which consent may be withheld for any or no reason in such Party’s sole and absolute discretion and may be conditioned on the receipt of a written assumption of such obligations from the delegate. Any such purported assignment or delegation in breach of the previous sentence is void.
Section 15.6 Announcements. No press release or other public announcement, or public statement or public comment in response to any inquiry, relating to this Agreement or the Transaction shall be issued or made by Seller or Buyer, or any of their respective Affiliates, without the prior written consent of the other Party, as the case may be. Notwithstanding the immediately preceding sentence, the Parties agree that:
(a)    a press release or other public announcement, regulatory filing, statement or comment made without such consent shall not be in violation of this Section 15.6 if (1) it is made in order to comply with applicable Laws or stock exchange rules and (2) in the reasonable judgment of the Party or Affiliate making such release or announcement, based upon advice of counsel, obtaining consent from the other Party would prevent dissemination of such release or announcement in a sufficiently timely fashion to comply with such applicable Laws or rules;
(b)    in all instances Buyer, on the one hand, or Seller, on the other hand, shall provide prompt notice of any such proposed release, announcement, statement, or comment to the other Party and shall provide the other Party with the opportunity to provide comments in good faith with respect to such proposed press release or publicity (which comments shall be considered in good faith by the proposing Party); and
(c)    Earthstone and its Affiliates are permitted to issue a press release after the execution of this Agreement after consulting with Seller under Section 15.6(b).
Section 15.7 Counterparts/Fax Signatures. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes. Any Party that delivers an executed counterpart signature page by facsimile or by electronic scan transmission in .pdf format shall promptly following the request of the other Parties deliver a manually executed counterpart signature page to each of the other Party; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
Section 15.8 Dispute Resolution.
(a)    Except for (i) Title Disputed Matters, which shall be resolved under Section 4.4, (ii) Environmental Disputed Matters, which shall be resolved under Section 5.2, (iii) Disputes as to the Final Cash Consideration, which shall be resolved under Section 13.1(b), and (iv) those matters described in Section 15.8(b), the Parties shall resolve all other Disputes through the federal and state courts sitting in the City and County of Denver, Colorado, to whose jurisdiction each Party consents. Each Party shall bear its own costs and expenses of resolving such Disputes. IN ENTERING INTO THIS AGREEMENT, THE PARTIES ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHTS TO A TRIAL BY JURY.
(b)    The Parties shall continue to perform their respective obligations under this Agreement while any Dispute is pending. Notwithstanding anything in this Section 15.8 to the contrary, any Party may proceed to any court of competent jurisdiction to (1) obtain provisional injunctive, ancillary, or other equitable relief if such action is necessary to avoid irreparable harm or to preserve the status quo pending the resolution of the Dispute in accordance with the provisions of this Section 15.8, or (2) enter and enforce any judgment on the award rendered in accordance with applicable Laws. The arbitration, as applicable, of the underlying Dispute will proceed in accordance with the terms of this Section 15.8 during the pendency of the proceeding to obtain such provisional injunctive, ancillary, or other equitable relief.
(c)    Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in any federal or state court in the City and County of Denver, Colorado.  Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 15.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside of the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
Section 15.9 Governing Law. This Agreement and the Transaction and any arbitration or Dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the Laws of the State of Delaware (except that, with respect to issues related to real property for Assets located in a specific state, the Laws of such state shall govern), without reference to the conflict of Laws principles thereof.
Section 15.10 Entire Agreement. This Agreement, including the Exhibits and Schedules, the Confidentiality Agreement, the Escrow Agreement, and the other Transaction Documents constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.
Section 15.11 Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.
Section 15.12 No Third-Party Beneficiaries. Subject to Section 14.5(d), except for the Buyer Group and the Seller Group, all of which Persons are expressly made third-party beneficiaries to this Agreement for purposes of Article XIV, this Agreement is intended to benefit only the Parties and their respective successors and permitted assigns.

Section 15.13 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any other Transaction Document other than as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter), and absent Fraud, Buyer, on its own behalf and on behalf of its Affiliates and its and their Representatives, covenants, agrees and acknowledges that no Person other than Seller (and its successors or assignees, as applicable) has any obligation hereunder and that, neither Buyer, its Affiliates or its or their Representatives have any right of recovery under this Agreement or any other Transaction Document other than as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter) against, and no personal liability under this Agreement or any other Transaction Document other than as set forth in the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement) and Exhibit I (Form of Side Letter) shall attach to, any of Seller’s former, current or future equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, Affiliates or agents, or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate or agent of any of the foregoing (collectively, each of the foregoing but not including Seller, a “Non-Recourse Party”), through Buyer or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Buyer against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise.
Section 15.14 Time of the Essence. Time is of the essence in this Agreement.
Section 15.15 No Partnership; No Fiduciary Duty. This Agreement shall not create and it is not the purpose or intention of the Parties to create any partnership, mining partnership, joint venture, general partnership, or other partnership relationship and none shall be inferred, and nothing in this Agreement shall be construed to establish a fiduciary relationship between the Parties for any purpose.
Section 15.16 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT IN CONNECTION WITH ANY LOSSES INCURRED BY THIRD PARTIES FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THE TERMS OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY OR TO ANY OTHER PARTY’S INDEMNIFIED PARTIES FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF (INCLUDING CLAIMS PURSUANT TO SECTION 11.2 OR ARTICLE XIV) OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY, OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, DIMINUTION IN VALUE, OR BUSINESS INTERRUPTIONS. IN FURTHERANCE OF THE FOREGOING, EACH PARTY RELEASES THE OTHER PARTY AND WAIVES ANY RIGHT OF RECOVERY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES SUFFERED BY SUCH PARTY REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY ANY OTHER PARTY’S NEGLIGENCE (AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE, PASSIVE, OR GROSS NEGLIGENCE), FAULT, OR LIABILITY WITHOUT FAULT. THE EXCLUSION OF SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES AS SET FORTH IN THE PRECEDING SENTENCE SHALL NOT APPLY TO ANY SUCH DAMAGES RECOVERED BY THIRD PARTIES AGAINST A MEMBER OF THE

BUYER GROUP OR A MEMBER OF THE SELLER GROUP, AS THE CASE MAY BE, IN CONNECTION WITH LOSSES THAT MAY BE INDEMNIFIED UNDER THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE AGREEMENTS CONTAINED IN THIS SECTION 15.16 ARE AN INTEGRAL PART OF THE TRANSACTION, AND THAT, WITHOUT THESE AGREEMENTS, THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT.
Section 15.17 Waiver of Consumer Rights Under DTPA. Buyer certifies that it is not a “consumer” within the meaning of the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code (as amended, the “DTPA”). Buyer covenants, for itself and for and on behalf of any successor or assignee, that, if the DTPA is applicable to this Agreement, AFTER CONSULTATION WITH ATTORNEYS OF BUYER’S OWN SELECTION, BUYER HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF BUYER’S RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO SELLER AND SELLER’S SUCCESSORS AND ASSIGNS IN CONNECTION WITH THE TRANSACTION.
Section 15.18 Seller’s Representative. RoyaltyCo, by executing this Agreement, irrevocably constitutes and appoints OpCo and its successors, acting as provided in this Agreement, as RoyaltyCo’s attorney-in-fact to act on behalf of RoyaltyCo in connection with the authority granted to OpCo under this Section 15.18 and acknowledges that such appointment is coupled with an interest. RoyaltyCo, by such appointment, (a) authorizes OpCo subsequent to the Execution Date to act on RoyaltyCo’s behalf with respect to any and all matters contemplated by this Agreement, and (b) is bound by all agreements and determinations made by, and documents executed and delivered, by OpCo pursuant to the authority granted to OpCo under this Section 15.18. RoyaltyCo, by the execution of this Agreement, acknowledges that Buyer, each member of the Buyer Group and any other Person is entitled to solely interact with, and rely on any and all actions taken by, OpCo acting pursuant to its authority granted under this Section 15.18 without any liability to, or obligation to inquire of, RoyaltyCo.
Section 15.19 Amendment to Schedules. Buyer agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller will have the continuing right until 8:00 A.M., Mountain Time on the date that is four Business Days prior to the Closing Date to provide Buyer with amendments to the Schedules to Seller’s representations and warranties contained in this Agreement; to the extent such amendments reflect events occurring after the Execution Date. However, for all purposes of this Agreement, including for purposes of satisfying the condition to Closing in Section 10.2(a), the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto. Notwithstanding the foregoing, if Buyer is not required to consummate the Closing due to a failure of the condition in Section 10.2(a), but Buyer nevertheless elects to consummate the Closing (in lieu of terminating this Agreement), then Buyer shall be deemed to have waived any claims related to each matter that is contained in any such amendments to the Schedules pursuant to this Section 15.19.
Section 15.20 Covenants and Agreements with Respect to Sequel. Seller and Buyer acknowledge, covenant and agree as follows with respect to Sequel and the JDAs:

(a)    Additional Representations and Warranties of Seller. Except as set forth on Schedule 15.20, Seller represents and warrants (1) OpCo is not in material default under the JDAs, (2) Seller has no Knowledge of any material default by Sequel under the JDAs; (3) all Initial Wells (and Option Wells, if any), as such terms are defined in the JDAs, have been drilled and completed pursuant to the JDAs and are being operated under the applicable joint operating agreements; (4) there are no outstanding (i) Disputes pursuant to Sections 2.3(d) of the JDAs or (ii) well cost reimbursements pursuant to Sections 4.4 of the JDAs; (5) there are no claims asserted by either OpCo or Sequel, nor does Seller have any Knowledge of any such claims, under Sections 4.6 (regarding environmental matters) or Sections 6.1 and 6.2 (regarding indemnification) under the JDAs; and (6) except as set forth on Schedule 6.13, Seller has not made and no Tax Partnership has been in effect as of the Closing an election under Section 754 of the Code.
(b)    Additional Pre-Closing Covenants of Seller. From the Execution Date to Closing, Seller shall reasonably cooperate with Buyer with respect to the purchase and sale contemplated by Section 8.1(d) (the “Sequel Purchase”).
(c)    Additional Post-Closing Covenants of Seller. From and after Closing, Seller agrees and covenants to the extent the Sequel Purchase does not close simultaneously with the Closing, (1) in the event the Sequel Purchase does not close on or before December 1, 2021, any and all obligations of Seller to Sequel under the JDAs (including pursuant to that certain Second Amendment dated May 27, 2020 to the JDA-2) will be Retained Liabilities, and (2) to the extent requested by Buyer, and to the extent is able to do so since it will no longer be a party to the JDAs, Seller shall reasonably cooperate with Buyer upon Buyer’s good faith request to cause the termination of the JDAs and corresponding Tax Partnerships in accordance with the JDAs and make or effectuate such other elections or rights to which OpCo is entitled under the JDAs.
(d)    Additional Tax Matters. Seller agrees and covenants, to the extent the Sequel Purchase does not close effective simultaneously with the Closing or otherwise with respect to any Tax Partnership that survives the Closing:
(1)    there shall be an interim closing of the books as of the Closing Date pursuant to Section 706 of the Code with respect to the distributive shares and allocations of items of income, gain, loss and deduction of the Tax Partnerships between Seller and Buyer in accordance with the applicable Tax Partnership Agreements with respect to the JDAs;
(2)    from and after Closing, Seller shall not make or cause to be made, without the prior written consent of Buyer in its sole and absolute discretion, an election under Section 754 of the Code with respect to any Tax Partnership;
(3)    Seller agrees that Buyer (or its nominee) shall serve as the TRP, TMP and “partnership representative” of the Tax Partnership (as such terms are defined in the applicable Tax Partnership Agreements with respect to the JDAs);
(4)    Buyer shall file or cause to be filed all U.S. federal income Tax Returns required to be filed after the Closing with respect to any Tax Partnership. Such Tax Returns shall be prepared in a manner consistent with past practice unless otherwise required by applicable Law and in accordance with Article IX as modified by this Section 15.20. Buyer shall cause drafts of such Tax

Returns to be provided to Seller at least 30 days prior to the filing thereof for Seller’s prompt review, comment and approval, and Buyer shall make such revisions to such Tax Returns as are reasonably requested by Seller in accordance with applicable Law; and
(5)    any U.S. federal income Tax Controversy or other audit relating to a Pre-Closing Tax Period with respect to any Tax Partnership shall be governed by the applicable Tax Partnership Agreement with respect to the JDAs and Article IX as modified by this Section 15.20.
Section 15.21 Other Contract Interpretation.
(a)    Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.
(b)    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any adverse manner to Seller or Buyer. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transaction is fulfilled to the greatest extent possible.
(c)    Agreement Not to be Construed Against Drafter. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(d)    Miscellaneous Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (1) “or” is disjunctive but not necessarily exclusive, (2) words in the singular include the plural and vice versa, (3) the words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar nature refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited, and (4) the use in this Agreement of a pronoun in reference to a Party includes the masculine, feminine or neuter, as the context may require. The Schedules and Exhibits attached to this Agreement are deemed to be part of this Agreement and included in any reference to this Agreement. If the date of performance falls on a day that is not a Business Day, then the actual date of performance will be the next succeeding day that is a Business Day. References to any Law or agreement shall mean such Law or agreement as it may be amended from time to time. All references to “dollars” or “$” shall refer to United States Dollars.
[Signature pages follow.]

Seller has executed this Agreement as of the Execution Date.
Seller
TRACKER RESOURCE DEVELOPMENT III, LLC
By:    /s/ Jeffrey R. Vaughan
Name:    Jeffrey R. Vaughan
Title:    President and Chief Executive Officer
TRD III ROYALTY HOLDINGS (TX), LP
By:    /s/ Jeffrey R. Vaughan
Name:    Jeffrey R. Vaughan
Title:    President and Chief Executive Officer

Buyer and Earthstone have executed this Agreement as of the Execution Date.
Buyer
EARTHSTONE ENERGY HOLDINGS, LLC
By:    /s/ Robert J. Anderson
Name:    Robert J. Anderson
Title:    President and Chief Executive Officer

EARTHSTONE
EARTHSTONE ENERGY, INC.
By:    /s/ Robert J. Anderson
Name:    Robert J. Anderson
Title:    President and Chief Executive Officer

Annex I
Definitions
“AAA” is defined in Section 4.4(a).
“Accounting Referee” is defined in Section 13.1(b).
“AFEs” is defined in Section 6.14.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the term “control” and its derivatives means, with respect to any Person, the possession, directly or indirectly, of more than 50% of the equity interest or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
“Aggregate Deductible” means an amount of money equal to 2% of the Unadjusted Base Purchase Price (which is a deductible, not a threshold).
“Agreement” is defined in the preamble.
“Allocated Value” means:
a.    with respect to each Lease, the value allocated to such Lease in the column with the heading “Allocated Value” on Exhibit A-1; and
b.    with respect to each Well, the value allocated to such Well in the column with the heading “Allocated Value” on Exhibit A-2.
“Allocation Amount” is defined in Section 9.8.
“AS 4105” means PCAOB Auditing Standard 4105, Reviews of Interim Financial Information.
“ASC” means the Accounting Standards Codification.
“Asset Taxes” means all Property Taxes and Severance Taxes.
“Assets” is defined in Section 1.2.
“Assignment” is defined in Section 12.3(a).
“Assumed Environmental Liabilities” means all Losses (including Remediation Costs, and any damage to natural resources (including soil, air, surface water, or groundwater) and expenses for the modification, repair, replacement, or removal of facilities on the Lands) brought or assessed by any and all Persons relating to (a) environmental conditions in, on, or under the Assets, (b) the presence, disposal, or Release of any Hazardous Substances of any kind in, on, or under the Assets, and (c) any matters described in Section 5.4 or in Schedule 6.12, which, with respect to clauses (a), (b), or (c), is created or attributable to any period of time, whether arising before, on, or after the Closing Date.
“Assumed Liabilities” is defined in Section 14.1.
“Audit Committee” means the audit committee of the Earthstone Board.
“Audited Financials” is defined in Section 8.9.
“Base Purchase Price” is defined in Section 2.1(a).
“Benefit Plan” means (a) all “employee benefit plans” within the meaning of Section 3(3) of ERISA, and (b) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA and whether written or oral, including, cash or equity or equity-based, deferred compensation, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, welfare, cafeteria, severance, retirement, pension, savings, or termination.
“Burdens” means any royalties (including landowner’s, overriding, and nonparticipating), net profits interests, production payments, or other similar burdens measured by or payable out of production of Hydrocarbons.
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Colorado are generally open for business.
“Buyer” is defined in the preamble.
“Buyer’s Certificate” is defined in Section 12.3(f).
“Buyer Group” means, individually and in any combination, (a) Buyer and its Affiliates, (b) as to each of the Persons described in clause (a), each of such Person’s Representatives to the extent acting on behalf of Buyer in connection with or related to the Transaction, and (c) as to each of the Persons described in clauses (a) and (b), such Person’s successors, assigns, legal representatives, heirs, or devisees.
“Buyer Taxes” means (a) Income Taxes imposed by any applicable Law on Buyer, any of Buyer’s direct or indirect owners or Affiliates, or any consolidated, combined, or unitary group of which any of the foregoing is or was a member; (b) any Asset Taxes allocable to Buyer under Article IX (taking into account, and without duplication of, (1) such Asset Taxes effectively borne by Buyer as a result of the adjustments to the Base Purchase Price made under Section 2.3 and/or Section 13.1, as applicable, and (2) any payments made from one Party to the other in respect of Asset Taxes under Section 9.3); (c) any Transfer Taxes allocated to Buyer under Section 9.7, and (d) any Taxes (other than the Taxes described in clauses (a) or (b) of this definition) attributable to the ownership or operation of the Assets for any Tax period (or portion thereof) beginning at the Effective Time.
“Capital Projects” is defined in Section 6.14.
“Cash Consideration” is defined in Section 2.1(a)(1).

“Casualty Loss” is defined in Section 8.4.
“Certificate of Incorporation” means that certain Third Amended and Restated Certificate of Incorporation of Earthstone, executed May 9, 2017.
“Claim” means any claim, action, litigation, inquiry, Proceeding (at law or in equity), cause of action, audit, settlement, investigation, charge, suit, complaint, demand or similar matter, including notice of such matters.
“Claim Notice” is defined in Section 14.5(a).
“Class A Common Stock” is defined in Section 7.2(a).
“Class B Common Stock” is defined in Section 7.2(a).
“Closing” is defined in Section 12.1.
“Closing Amount” means the Cash Consideration, as adjusted in accordance with the terms of this Agreement, less the Deposit.
“Closing Date” is defined in Section 12.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” is defined in Section 7.2(a).
“Confidentiality Agreement” is defined in Section 8.3(a).
“Consent” means, other than any preferential right to purchase, any required consents to assignment or other similar restrictions on assignment, in each case, that would be applicable in connection with the transfer of the Assets to Buyer or the consummation of the Transaction.
“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation, or agreement, and any oral obligation, right, or agreement, including any marketing agreements, area of mutual interest agreements, surface damage agreements, joint venture agreements, participation agreements, exchange agreements, division and transfer orders, purchase and sale agreements, transportation agreements, gathering and processing contracts, marketing agreements, operating agreements, communitization, unitization or pooling agreements, facilities agreements, balancing agreements, farmin and farmout agreements, or service agreements.
“COPAS” means the Council of Petroleum Accountant Societies of North America.
“COVID-19 Measures” means any actions or measures deemed necessary by Seller or Buyer in their discretion, acting reasonably, to comply with any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester Law, or any directives, guidelines or recommendations of any Governmental Authority, in each case in connection with or in response to COVID-19.

“Cure Period” is defined in Section 4.2(f).
“Customary Post-Closing Consents” means the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets.
“De Minimis Threshold” is defined in Section 14.9(d).
“Defect Determination Date” is defined in Section 4.2(f).
“Defect Notice Date” means 5:00 p.m., Mountain Time, on May 14, 2021.
“Defensible Title” is defined in Section 4.1(a).
“Deposit” is defined in Section 2.1(c).
“Designated Area” means any and all lands located within the boundaries the area described on Schedule 8.6.
“Direct Claim” is defined in Section 14.5(c).
“Dispute” means any dispute, controversy, or claim (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to, or connected with this Agreement, the Transaction, or the other Transaction Documents including any dispute, controversy, or claim concerning the existence, validity, interpretation, performance, breach, or termination of this Agreement, the relationship of the Parties arising out of this Agreement, the Transaction, or the other Transaction Documents.
“DTPA” is defined in Section 15.17.
“Earthstone” is defined in the preamble.
“Earthstone Board” means the Board of Directors of Earthstone.
“Earthstone Board Recommendation” is defined in Section 8.5(b).
“Earthstone Financial Statements” means the audited financial statements filed with the SEC by Earthstone for the year ended December 31, 2020.
“Earthstone Material Contracts” means all leases, contracts, agreements (oral or written) and instruments to which Buyer or any of its subsidiaries is a party as of the Execution Date and which are in any single case, of material importance to the conduct of the business of Buyer or any of its subsidiaries, taken as a whole.
“Earthstone Preferred Stock” is defined in Section 7.2(a).
“Earthstone Stockholders” means the stockholders of Earthstone.
“Effective Time” is defined in Section 1.4.

“EnCap” means EnCap Investments L.P.
“Encumbrance” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by Law, agreement, understanding or otherwise.
“Environmental Arbitrator” is defined in Section 5.2(c).
“Environmental Assessment” is defined in Section 3.2(a).
“Environmental Consultant” is defined in Section 5.1(a).
“Environmental Defect” means a condition (including a condition in air, land, soil, surface strata, subsurface strata, surface water, ground water, or sediments) in, on, or under one or more of the Assets that (a) is attributable to the period of time prior to the Closing Date, (b) causes an Asset and/or OpCo to be in violation of or non-compliance with or requires Remediation under any Environmental Laws at the time of the submittal of any Environmental Defect Notice, and (c) requires Remediation Costs in excess of the Environmental Defect Threshold; provided, however, those matters described in Section 5.4 and on Schedule 6.12 are not Environmental Defects. In all respects, each Environmental Defect that is not the result of a single incident or condition or single ongoing incident or condition will be addressed as a single incident or condition, and such Environmental Defects will not be aggregated on a per condition basis or otherwise (e.g., chemical barrels found at all of the Well sites shall not be aggregated, but instead, shall be evaluated on a site-by-site basis).
“Environmental Defect Adjustment” is defined in Section 5.1(c).
“Environmental Defect Notice” means a written notice of an Environmental Defect that contains the information set forth in Section 5.1(b) made by Buyer to Seller on or before the Defect Notice Date.
“Environmental Defect Threshold” means an amount equal to $50,000 per condition (on an 8/8ths basis).
“Environmental Disputed Matters” is defined in Section 5.2(b).
“Environmental Law” means any Law in effect on or before the Execution Date relating to the prevention of pollution or contamination, protection of human health and safety, preservation and restoration of environmental quality, protection of the environment, damage to natural resources, protection of any endangered, threatened, or similarly protected species, birds, and other organisms, or the Release or threatened Release, generation, handling, storage, transportation, or disposal of Hazardous Substances.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Account” means the interest-bearing account approved by the Parties and maintained by Escrow Agent in connection with the Escrow Agreement.
“Escrow Agent” means JPMorgan Chase Bank, N.A., as escrow agent under the Escrow Agreement.

“Escrow Agreement” means that certain Escrow Agreement, dated April 1, 2021, by and among Buyer, Seller, and Escrow Agent.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Excluded Assets” is defined in Section 1.3.
“Execution Date” is defined in the preamble.
“FAA” is the Federal Arbitration Act.
“Facilities” is defined in Section 1.2(b).
“Fee Minerals” is defined in Section 1.2(d).
“Filings” is defined in Section 8.1(c)(1).
“Final Cash Consideration” is defined in Section 13.1(a).
“Final Settlement Date” is defined in Section 13.1(a).
“Final Settlement Statement” is defined in Section 13.1(a).
“Financial Statements” is defined in Section 6.23.
“Frac Ponds” is defined in Section 1.2(e).
“Fraud” means, with respect to any Person, actual and intentional fraud by such Person with respect to the making of representations and warranties contained in this Agreement by such Person and not with respect to any other matters; provided, that such actual and intentional fraud of such Person hereto specifically excludes any statement, representation or omission made negligently and shall only be deemed to exist if (a) such Person had knowledge that the representations and warranties made by such Person were inaccurate when made, (b) that such representations and warranties were made with the express intent to induce the other Person to rely thereon and that such other Person would take action or inaction to such other Person’s detriment, (c) such reliance and subsequent action or inaction by such other Person was justifiable, and (d) such action or inaction resulted in actual damages to such other Person.
“Fundamental Representations” means (a) with respect to Seller, the representations and warranties of Seller set forth in Sections 6.1 through 6.5, the representations and warranties of Seller set forth in Section 6.13, and the certifications of the foregoing representations and warranties set forth in Seller’s Certificate and (b) with respect to Buyer, the representations and warranties of Buyer set forth in Section 7.1 through 7.4 the representations and warranties of Buyer set forth in Section 7.7, and the certifications of the foregoing representations and warranties set forth in the Buyer’s Certificate.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“General Deductible” is defined in Section 14.9(d).

“General Survival Period” is defined in Section 14.9(a).
“Governmental Authority” means (a) any federal, state, local, municipal, tribal, or other government, (b) any governmental, regulatory, or administrative agency, commission, body, or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or other taxing power, and (c) any court or governmental tribunal.
“Hazardous Substances” means any pollutants, contaminants, toxins, or hazardous or extremely hazardous substances, materials, wastes, constituents, substances, compounds, or chemicals that are regulated by, or may form the basis of any liability under, any Environmental Laws, including petroleum, waste oil, hydrogen sulfide, polychlorinated biphenyls, urea formaldehyde, Hydrocarbons, NORM or TE-NORM, asbestos, and man-made material fibers.
“Holdback Amount” is defined in Section 14.5(e)(1).
“Hydrocarbons” means oil, gas, gas liquids, and all other hydrocarbons and non-hydrocarbons.
“Imbalance Volumes” means those wellhead, pipeline, gathering system, transportation system, and processing plant over-delivery or under-delivery Hydrocarbon imbalance volumes between the amount of Hydrocarbons produced from or allocated to the Assets, regardless of whether such over-production, under-production, over-delivery, under-delivery, or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, imbalances under processing agreements, and imbalances under gathering or transportation agreements.
“Income Taxes” means (a) all Taxes based upon, measured by, or calculated with respect to (1) gross or net income or gross or net receipts or profits (including franchise Tax and any capital gains, alternative minimum Taxes, net worth, and any Taxes on items of Tax preference, but not including ad valorem, property, sales, use, goods and services, severance, production, real or personal property transfer or other similar Taxes), or (2) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (a)(1) above, and (b) withholding Taxes measured with reference to or as a substitute for any Tax described in clause (a) above.
“Indemnified Party” is defined in Section 14.5(a).
“Indemnifying Party” is defined in Section 14.5(a).
“Invasive Activities” is defined in Section 3.2(a).
“Inventory” means, except for any Imbalance Volumes, all inventory of Hydrocarbons in storage or inventory (including any linefill).
“Investment Company Act” is defined in Section 7.12.
“JDA-1” is defined in Section 8.1(d).

“JDA-2” is defined in Section 8.1(d).
“JDAs” is defined in Section 8.1(d).
“Knowledge” means (a) with respect to Seller, the actual, conscious knowledge of those individuals with the titles of President or Executive Vice President, in each case, of OpCo; and (b) with respect to Buyer, the actual, conscious knowledge of Robert J. Anderson and Mark Lumpkin, Jr.
“Lands” is defined in Section 1.2(a).
“Law” means any applicable statute, law (including common law), rule, regulation, requirement, ordinance, order, code, ruling, writ, injunction, decree, or other official act of or by any Governmental Authority.
“Leases” is defined in Section 1.2(a).
“Lock-up Agreement” is defined in Section 8.8.
“Loss” or “Losses” means any and all payments, demands, claims, notices of violations, notices of probable violations, filings, investigations, administrative proceedings, actions, causes of action, suits, other legal proceedings, judgments, assessments, damages, deficiencies, Taxes, fees, penalties, fines, obligations, responsibilities, liabilities, payments, charges, losses, costs, and expenses (including costs and expenses of owning or operating the Assets, expert fees, court costs, costs of consultants, accountants, and other agents and experts, costs of enforcement, and costs of collection) of any kind or character (whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability, or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or other legal theory), including penalties and interest on any amount payable as a result of any of the foregoing, any legal or other costs and expenses incurred in connection with investigating or defending any of the foregoing, and all amounts paid in settlement of any of the foregoing. Without limiting the generality of the foregoing, the term “Losses” specifically includes any and all Losses arising from, attributable to, or incurred in connection with any (a) breach of contract, (b) loss or damage to property, injury to, or death of Persons, and other tortious injury, and (c) violations of applicable Laws, including Environmental Laws, and any other legal right or duty actionable at Law or equity.
“Lowest Cost Response” means the response required or allowed under Environmental Laws that cures, remediates, remedies or removes the identified Environmental Defect in the lowest cost manner (considered as a whole, taking into consideration any material negative impact such response may have on the operations of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a result of such response) that is consistent with applicable cleanup objectives under relevant Environmental Laws as compared to any other response that is required or allowed under Environmental Laws; provided, however, if any Remediation is expected to extend for any period of time longer than two years after the Closing Date, the Lowest Cost Response will be calculated using the net present value of such Remediation using an 8% discount rate. The Lowest Cost Response shall include taking no action, leaving the condition unaddressed, periodic monitoring, or the recording of notices in lieu of remediation, if such responses are allowed under Environmental Laws.

“Majority of the Disinterested” means the approval of the holders of a majority of the outstanding shares of Common Stock, excluding shares held by EnCap and its Affiliates, and the executive officers of Earthstone.
“Material Adverse Effect” means, when used with respect to a Person, any change, effect, event, development, circumstance, condition, occurrence or combination of the foregoing that, individually or in the aggregate, has had or would reasonably be expected to have (a) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the Transaction contemplated hereby in accordance with the terms hereof or (b) a material adverse effect on the business, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events, developments, circumstances, conditions or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (1) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (2) the announcement or pendency of this Agreement or the transactions contemplated hereby or the performance of this Agreement; (3) any change in the market price or trading volume of Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur); (4) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (5) any epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof or related health condition); (6) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (7) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the transactions contemplated hereby; and (8) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided further, however, that any change, effect, event, development, circumstance, condition or occurrence referred to in clause (1), (4) or (8) shall be taken into account for purposes of determining whether there has been a Material Adverse Effect if and to the extent that such change, effect, event, development, circumstance, condition or occurrence disproportionately adversely affects such Person, as compared to other similarly situated Persons operating in the industries in which such Person operates.
“Material Contracts” means, the following types of Contracts included in the Assets or that relate to the Assets and to which Seller is a party as of the Execution Date:
(a)    any Contract that can reasonably be expected to involve aggregate payments or proceeds in excess of $50,000.00 during the current year or any subsequent fiscal year;
(b)    any sale or marketing agreement (excluding any operating agreement) to which Seller is a party for the sale, exchange, or other disposition of Hydrocarbons produced from or attributable to Seller’s interest in and to the Assets that is not cancelable without penalty or other material payment on not more than 60 days prior written notice;

(c)    excluding the Leases, any contract under which Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller without penalty upon 60 days or fewer notice or (B) involves an annual base rental of more than $10,000.00;
(d)    any contract that provides for a call upon, option to purchase or similar right, in each case, with respect to the Hydrocarbons produced from or attributable to the Assets;
(e)    any contract for the sale of Hydrocarbons from the Assets containing a take-or-pay, advance payment, prepayment, or similar provision, or any contract with respect to any of the Assets to gather, deliver, process, or transport any Hydrocarbons without then or thereafter receiving full payment therefor;
(f)    any joint venture, joint development or joint exploration agreement, production sharing agreements, term assignments, or farmout agreements;
(g)    other than office equipment leased in the ordinary course of Seller’s business, any agreement to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Assets, respectively, from and after the Effective Time, but excluding rights of reassignment upon intent to abandon an Asset and excluding sales, in the ordinary course of Seller’s business, of any Hydrocarbons or obsolete inventory and equipment;
(h)    any agreement that contains a non-competition agreement or restriction or any agreement that purports to restrict, limit, or prohibit the manner in which, or the locations in which Seller or any of its Affiliates conducts business, including any area of mutual interest agreements;
(i)    any agreement between Seller, on the one hand, and any Affiliate of Seller, on the other hand;
(j)    the MOI Mortgage and MOI Note; and
(k)    any agreement that constitutes a material modification in respect of any of the foregoing.
“Mcf” means one thousand cubic feet of natural gas volume.
“MOI Assets” is defined in Schedule 8.3(e).
“MOI Mortgage” is defined in Schedule 8.3(e).
“MOI Note” is defined in Schedule 8.3(e).
“Net Acre” means, with respect to each Lease described on Exhibit A-1, (a) the number of gross acres in the lands covered by such Lease, multiplied by (b) the undivided percentage of the oil, gas, and other minerals underlying such lands owned by the lessor of such Lease, multiplied by (c) OpCo’s undivided interest in such Lease; provided, however, that in the event that a Lease covers separate tracts or depths with different ownership, the Net Acres will be calculated separately for each such tract or depth.

“Net Casualty Loss” is defined in Section 8.4.
“Non-Compete Assets” is defined in Section 8.6(a).
“Non-Recourse Party” is defined in Section 15.13.
“NORM” means naturally occurring radioactive material.
“NRI” means the interest in and to all Hydrocarbons produced, saved, and marketed from or allocated to a Lease or Well after giving effect to all Burdens thereon.
“NYSE” is defined in Section 7.9.
“OpCo” is defined in the preamble.
“Outside Date” means August 15, 2021; provided, however, the Outside Date shall automatically be extended for 60 days in the event the filing of the preliminary Proxy Statement with the SEC shall have occurred on or before June 8, 2021, and the Stockholders Meeting shall have not been held on or before August 1, 2021.
“Parties” and “Party” are defined in the preamble.
“PCAOB” means the Public Company Accounting Oversight Board.
“Permit” means any credit, permit, license, approval, waiver, or similar qualification or authorization issued or given by any Governmental Authority.
“Permitted Encumbrances” is defined in Section 4.1(a).
“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority, or any other entity.
“Phase I Activities” means a Phase I Environmental Site Assessment pursuant to ASTM Standard Practice E1527-13 for Environmental Site Assessments: Phase I Environmental Site Assessment Process, with modifications to expand the scope as agreed to by OpCo.
“Plugging and Abandonment Obligations” means any and all responsibility and liability for the following, arising out of or relating to the Assets, whether before, on, or after the Effective Time: (a) the necessary and proper plugging, replugging, and abandonment of the Wells; (b) the necessary and proper removal, abandonment, and disposal of all structures, pipelines, equipment, operating inventory, abandoned property, trash, refuse, and junk located on or comprising part of the Assets; (c) the necessary and proper capping and burying of all associated flow lines located on or comprising part of the Assets in connection with any plugging, replugging, or abandonment of the Wells; (d) to the extent not covered by clause (b) above, the necessary and proper removal, abandonment, and decommissioning of the Facilities or otherwise comprising part of the Assets; and (e) the necessary and proper restoration of the surface and subsurface of the Lands included in the Assets (including any required reclamation) to the condition required by applicable Laws and contracts.

“Pre-Closing Tax Period” means any Tax period that ends on or before the Closing Date.
“Preliminary Settlement Statement” is defined in Section 2.3(b).
“Proceeding” means any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.
“Properties” means, collectively, the Units, Leases, Lands, and Wells.
“Property Expenses” is defined in Section 2.3(c).
“Property Taxes” means all ad valorem, real property, personal property, and all other similar Taxes assessed against the Assets or based upon or measured by the ownership of the Assets, but not including Income Taxes, Severance Taxes, or Transfer Taxes imposed on any transfer of the Assets under this Agreement.
“Proxy Statement” is defined in Section 8.5(a).
“Push-Out Election” means the election under Section 6226(a) of the Code, commonly known as the “push out” election, or any analogous election under state or local tax law, if applicable.
“Records” means all books, files, records, information and data (including all accounting and Tax information and data), whether written or electronically stored, in each case to the extent relating to the Assets, including: Lease files, land files, right-of-way files, Well files and records, Facility files, production records, mineral ownership reports, land and title records, surveys, maps, title opinions, product purchase and sale, gathering, and processing contracts, division order files, title information, production data, reports, maps, and logs.
“Regalo Field Yard” means that 5.0-acre parcel of land described as Lot 11 out of the J.W. Thornhill Survey, Abstract 1046, Section 80, Block 14, B&TC RR Co. Survey, Irion County, Texas, and more particularly described on Exhibit “A” to the Regalo Lease.
“Regalo Lease” means the Lease Agreement effective as of July 1, 2014, between OpCo and Regalo Land Company, LLC, a Texas limited liability company, and covering the Regalo Field Yard.
“Rejection Notice” is defined in Section 5.2(a).
“Release” means the actual spilling, leaking, disposing, discharging, emitting, depositing, dumping, ejecting, leaching, pumping, pouring, injecting, discarding, abandoning, placing, spreading, escaping, or any other release (including any subsurface migration resulting therefrom), however defined, whether intentional or unintentional, into the environment.
“Remediate” or “Remediation” means action taken to investigate, remove, correct, and/or remediate an Environmental Defect in accordance with applicable Environmental Laws; provided, however, as used in this definition, investigations do not include any Environmental Assessments or Invasive Activities.

“Remediation Costs” means the Lowest Cost Response sufficient to Remediate a particular Environmental Defect, calculated net to Seller’s interest. The Remediation Costs do not include (a) the costs of Buyer’s and/or its Affiliate’s employees, project manager(s), or attorneys, (b) expenses for matters that are costs of doing business, e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets, or in connection with permit renewal/amendment activities in connection with operation of the Assets, (c) overhead costs of Buyer and/or its Affiliates, (d) costs and expenses that would not have been required under Environmental Laws as they exist on the Execution Date, and (e) costs or expenses relating to the assessment, remediation, removal, abatement, transportation, and disposal of any asbestos, asbestos containing materials, NORM, or TE-NORM.
“Representatives” means any stockholders, members, managers, officers, directors, employees, agents, lenders, auditors, accountants, attorneys, reserve engineers, and representatives of a Person.
“Required Consent” means any Consent that, if not obtained by Closing, would, by the express terms of the applicable instrument or Contract (a) invalidate or terminate or give the holder of such Consent right the right to invalidate or terminate the conveyance of an Asset or (b) invalidate or terminate or give the holder of such Consent right the right to invalidate or terminate the underlying Asset, including any such restriction that by its express terms includes words such as or with similar effect as “the failure to obtain such Consent will void the assignment” or “the failure to obtain such Consent will void this lease”.
“Required Information” means
(a)    financial information relating to OpCo and the Assets reasonably requested by Earthstone reasonably necessary for Earthstone to prepare a customary pro forma consolidated balance sheet and pro forma consolidated statements of income and cash flows for the fiscal year most recently ended for which audited financial statements are required and similar financial information for the three months ended March 31, 2021;
(b)    a reserve report relating to the Assets prepared by an independent petroleum engineering firm as of December 31, 2020; and
(c)    all other financial, operating and oil and gas reserve data and other information relating to Seller/OpCo and the Assets of the type and form customarily included in a proxy statement under Section 14(a) of the Exchange Act or registration statement on Form S-4 under the Securities Act.
“Restricted Asset” is defined in Section 4.5(a).
“Restricted Opportunity” means any opportunity for the leasing, acquisition, farm-in, exploration, development, production, or any combination of the foregoing, of oil, gas or other Hydrocarbon leases in the Designated Area.
“Restricted Persons” is defined in Section 8.6(a).
“Retained Liabilities” is defined in Section 14.2.
“Reverse Termination Fee” is defined in Section 11.2(c).

“RoyaltyCo” is defined in the preamble.
“Scheduled Closing Date” is defined in Section 12.1.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” is defined in Section 7.10.
“Securities” means any class or series of equity interest in Earthstone, including the Common Stock, the limited liability company interests of each limited liability company that is a Subsidiary of Earthstone, and the common stock of each corporation that is a Subsidiary of any Party.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” is defined in Section 8.1(c)(1).
“Seller” is defined in the preamble.
“Seller Bonds” means, collectively, all surety instruments, bonds, letters of credit, or guarantees, if any, posted by OpCo with any Governmental Authority or third Persons and relating to the Assets.
“Seller’s Certificate” is defined in Section 12.3(g).
“Seller Group” means, individually and in any combination, (a) Seller and its Affiliates, (b) as to each of the Persons described in clause (a), each of such Person’s Representatives to the extent acting on behalf of Seller in connection with or related to the Transaction, and (c) as to each of the Persons described in clauses (a) and (b), such Person’s successors, assigns, legal representatives, heirs, or devisees.
“Seller Taxes” means (a) Income Taxes imposed by any applicable Law on Seller, any of Seller’s direct or indirect owners or Affiliates or any consolidated, combined, or unitary group of which any of the foregoing is or was a member; (b) any Asset Taxes allocable to Seller under Article IX (taking into account, and without duplication of, (1) such Asset Taxes effectively borne by Seller as a result of the adjustments to the Base Purchase Price made under Section 2.3 and/or Section 13.1, as applicable, and (2) any payments made from one Party to the other in respect of Asset Taxes under Section 9.3); (c) any Taxes imposed on or with respect to the ownership or operation of the Excluded Assets or that are attributable to any asset or business of Seller that is not part of the Assets; (d) any Taxes (other than the Taxes described in clauses (a), (b), or (c) of this definition) attributable to the ownership or operation of the Assets for any Tax period (or portion thereof) ending prior to the Effective Time; and (e) any Transfer Taxes allocated to Seller under Section 9.7.
“Seller-Operated Properties” means those Properties and other Assets that OpCo (or its Affiliates) is designated or was designated as operator under applicable Laws or Contract solely during the period of time such Properties are operated by OpCo (or its Affiliates).
“Sequel” is defined in Section 8.1(d).
“Sequel Purchase” is defined in Section 15.20(b).

“Severance Taxes” mean all extraction, production, sales, use, excise, severance, and all other similar Taxes with respect to the Assets that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes imposed on any transfer of the Assets under this Agreement.
“Side Letter” is defined in Section 12.3(o).
“Significant Earthstone Stockholders” is defined in the recitals.
“Significant Holders” means (a) EnCap Energy Capital Fund VIII, L.P, and (b) ZIP Ventures I, L.L.C.
“Specified Exceptions” is defined in Section 14.9(f).
“Stock Consideration” is defined in Section 2.1(a)(2).
“Stock Consideration Value” means $34,028,000.00.
“Stockholder Approval” means the affirmative vote or consent of (a) at least a majority of the outstanding shares of Common Stock that are represented in person or by proxy at the Stockholders Meeting in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the issuance of the Stock Consideration and (b) a Majority of the Disinterested in favor of the adoption of this Agreement and the transactions contemplated hereby, including the issuance of the Stock Consideration.
“Stockholders Meeting” is defined in Section 8.5(b).
“Subsidiary” when used with respect to any Party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.
“Supporting Documentation” for a particular Title Defect means, (a) if the basis is derived from any document, a copy of such document (or pertinent part thereof) or (b) if the basis is derived from any gap in Seller’s chain of title, the recorded documents, run sheet, or other evidence showing such gap, or (c) if the basis is not as described in clauses (a) and (b), then reasonable, written documentation that is sufficient for Seller to verify the existence of the alleged Title Defect.
“Surface Interests” is defined in Section 1.2(h).

“Suspense Funds” means funds held in suspense (whether positive or negative, and including funds held in suspense for unleased interests and penalties and interest) that are attributable to the Assets or any interests pooled therewith.
“Target Formation” means, as applicable:
(a)    with respect to each Well, the completed formation(s) for such Well; or
(b)    with respect to each Lease, either (1) the Wolfcamp Formation, or (2) if the depths described on Exhibit A-1 for such Lease do not cover the entire Wolfcamp Formation, then those depths described on Exhibit A-1, as applicable, for such Lease only insofar as such depths cover any part of the Wolfcamp Formation.
“Tax” or “Taxes” means any and all taxes, including any interest, penalties, or other additions to tax, that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all income taxes, profits taxes, taxes on gains, alternative minimum taxes, estimated taxes, payroll taxes, employee withholding taxes, unemployment insurance taxes, social security taxes, welfare taxes, disability taxes, severance taxes, license charges, taxes on stock, sales taxes, harmonized sales taxes, use taxes, ad valorem taxes, privilege taxes, conservation taxes, value added taxes, excise taxes, goods and services taxes, franchise taxes, gross receipts taxes, occupation taxes, real or personal property taxes, land transfer taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation taxes, windfall taxes, net worth taxes, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, unclaimed property, and escheat obligations and charges of the same or of a similar nature to any of the foregoing.
“Tax Controversy” is defined in Section 9.9(d).
“Tax Partnership” is defined in Section 6.13(j) and shall include the tax partnerships created pursuant to the applicable Tax Partnership Agreements executed in connection with the JDAs.
“Tax Return” means any and all returns, reports, information returns, declarations, statements, certificates, bills, schedules, claims for refund, or other written information provided, or required to be provided, to a Governmental Authority with respect to any Tax, including any and all attachments, amendments, and supplements thereto.
“TE-NORM” means technologically enhanced NORM.
“Termination Fee” means an amount, in cash equal to the lesser of (a) all of Buyer’s and Earthstone’s reasonable and documented out-of-pocket costs and expenses incurred by Buyer and Earthstone and paid (or payable) to third Persons that are not an Affiliate of Buyer or Earthstone (or both of Buyer and Earthstone), or (b) $500,000.00.
“Third-Party Claim” is defined in Section 14.5(b)(1).
“Title Arbitrator” is defined in Section 4.4(b).
“Title Benefit” is defined in Section 4.3(a).

“Title Benefit Amount” is defined in Section 4.3(d).
“Title Benefit Notice” is defined in Section 4.3(b).
“Title Benefit Notice Date” means the date that is one Business Day prior to the Defect Notice Date.
“Title Defect” is defined in Section 4.1(c).
“Title Defect Adjustment” is defined in Section 4.2(d)(2).
“Title Defect Amount” is defined in Section 4.1(d).
“Title Defect Notice” is defined in Section 4.2(c).
“Title Defect Property” is defined in Section 4.2(c).
“Title Disputed Matters” is defined in Section 4.4(a).
“Title Threshold” means an amount equal to $50,000.00 (on an 8/8ths basis).
“Transaction” is defined in Section 2.1(d).
“Transaction Documents” means each of the documents delivered at Closing under Section 12.3 together with all other documents, certificates, and instruments delivered under this Agreement.
“Transfer Taxes” means any and all transfer, sales, use, excise, goods and services, stock, conveyance, registration, real estate transfer, land transfer, stamp, documentary, notarial, filing, recording, and similar Taxes (excluding Income Taxes, Severance Taxes and Property Taxes).
“Treasury Regulations” means the final, temporary, and proposed United States Department of the Treasury regulations promulgated under the Code.
“Unadjusted Base Purchase Price” means (a) the Cash Consideration, plus (b) the Stock Consideration Value.
“Unaudited Interim Financials” is defined in Section 8.9.
“Units” is defined in Section 1.2(a).
“Unresolved Claim” is defined in Section 14.5(e)(3).
“Voting Agreement” is defined in the recitals.
“Wells” is defined in Section 1.2(b).
“WI” means the percentage interest in and to a Lease or Well that is burdened with the obligation to bear and pay costs and expenses of exploration, drilling, maintenance, development, abandonment, and operations on or in connection with such Lease or Well required to be borne with respect thereto, but without regard to the effect of Burdens.

“Wolfcamp Formation” means the stratigraphic equivalent of the entire correlative interval between 6,175 feet measured depth and 7,549 feet measured depth in the KMSV #1 Well (API No. 42-235-35963).

Annex D

PURCHASE AND SALE AGREEMENT

among
SEG-TRD LLC and SEG-TRD II LLC
as Seller
and
EARTHSTONE ENERGY, INC.
and
EARTHSTONE ENERGY HOLDINGS, LLC,
as Buyer

Dated
March 31, 2021

ARTICLE I PURCHASE AND SALE                        1
Section 1.1    Purchase and Sale                        1
Section 1.2    Assets                                1
Section 1.3    Excluded Assets                        3
Section 1.4    Effective Time                        4
ARTICLE II PURCHASE PRICE                            4
Section 2.1    Base Purchase Price; Deposit                    4
Section 2.2    Allocation of the Base Purchase Price            5
Section 2.3    Adjustments to Cash Consideration                5
Section 2.4    Withholding                            8
ARTICLE III BUYER’S DUE DILIGENCE; DISCLAIMERS            9
Section 3.1    Access to Records                        9
Section 3.2    Disclaimers                            9
ARTICLE IV TITLE MATTERS                            11
Section 4.1    Definitions                            11
Section 4.2    Title Defect Procedure                    15
Section 4.3    Title Benefits                            17
Section 4.4    Title Dispute Resolution                    18
Section 4.5    Preferential Rights and Consents                19
ARTICLE V ENVIRONMENTAL MATTERS                    20
Section 5.1    Environmental Procedures                    20
Section 5.2    Contested Environmental Defects                21
Section 5.3    Waiver and Remedies                        22
Section 5.4    Physical Condition of the Assets                23
ARTICLE VI REPRESENTATIONS OF SELLER                    23
Section 6.1    Incorporation/Qualification                    23
Section 6.2    Power and Authority                        23
Section 6.3    No Lien, No Violation                    23
Section 6.4    Authorization and Enforceability                24
Section 6.5    Liability for Brokers’ Fees                    24
Section 6.6    No Bankruptcy                        24
Section 6.7    Litigation                            24
Section 6.8    Preferential Rights to Purchase and Required Consents    24
Section 6.9    Material Contracts                        24
Section 6.10    Compliance with Laws                    24
Section 6.11    Suspense Funds                        25
Section 6.12    Environmental Matters                    25
Section 6.13    Tax Matters                            25

Section 6.14    Capital Projects                        26
Section 6.15    Imbalances                            27
Section 6.16    Hedges                                27
Section 6.17    Leases                                27
Section 6.18    Records and Information                    27
Section 6.19    Financial Statements                        27
Section 6.20    Investor Status                            27
Section 6.21    Securities Risks                        27
Section 6.22    Independent Evaluation of Investment            28
Section 6.23    Purchaser Information                        28
Section 6.24    No Review                            28
Section 6.25    Disclosures and Schedules                    28
ARTICLE VII BUYER’S REPRESENTATIONS                    29
Section 7.1    Organization                            29
Section 7.2    Capitalization of Earthstone                    29
Section 7.3    Authority Relative to This Agreement            30
Section 7.4    Noncontravention                        30
Section 7.5    Governmental Approvals                    30
Section 7.6    Legal Proceedings                        30
Section 7.7    Brokerage Fees                        31
Section 7.8    Fairness Opinion                        31
Section 7.9    NYSE Listing                            31
Section 7.10    SEC Filings                            31
Section 7.11    Securities Laws                        31
Section 7.12    Investment Company Status                    31
Section 7.13    Controls and Procedures                    32
Section 7.14    Absence of Certain Changes                    32
Section 7.15    Financial Resources                        32
Section 7.16    No Additional Representations                32
ARTICLE VIII PRE-CLOSING COVENANTS                    32
Section 8.1    Covenants and Agreements of Seller                32
Section 8.2    Covenants and Agreements of Buyer                35
Section 8.3    Covenants and Agreements of the Parties            35
Section 8.4    Casualty Losses                        36
Section 8.5    Preparation of Proxy Statement; Stockholder Meeting    36
Section 8.6    Required Financial Information                37
ARTICLE IX TAX MATTERS                            38
Section 9.1    Apportionment of Property Taxes                38
Section 9.2    Apportionment of Severance Taxes                38
Section 9.3    True-up for Certain Asset Taxes                38
Section 9.4    Tax Returns                            38

Section 9.5    Refunds                            39
Section 9.6    Income Taxes                            39
Section 9.7    Transfer Taxes                        39
Section 9.8    Allocations for Federal Income Tax Purposes        39
Section 9.9    Post-Closing Tax Matters                    40
ARTICLE X CONDITIONS PRECEDENT TO CLOSING                41
Section 10.1    Seller’s Conditions Precedent                    41
Section 10.2    Buyer’s Conditions Precedent                    42
ARTICLE XI RIGHT OF TERMINATION AND ABANDONMENT        43
Section 11.1    Termination                            43
Section 11.2    Remedies                            44
ARTICLE XII CLOSING                                46
Section 12.1    Date of Closing                        46
Section 12.2    Time and Place of Closing                    46
Section 12.3    Closing Obligations                        46
ARTICLE XIII POST-CLOSING COVENANTS                    47
Section 13.1    Post-Closing Adjustments                    47
Section 13.2    Records                            49
Section 13.3    Name Changes                        49
Section 13.4    Improper or Unintended Transfers                49
Section 13.5    Further Assurances                        49
ARTICLE XIV ALLOCATION OF LIABILITIES; INDEMNIFICATION        49
Section 14.1    Buyer’s Assumed Liabilities                    49
Section 14.2    Seller’s Retained Liabilities                    50
Section 14.3    Indemnification                        51
Section 14.4    Exclusive Remedies; Waiver                    52
Section 14.5    Procedure                            53
Section 14.6    Express Negligence                        57
Section 14.7    Reservation as to Third Parties                57
Section 14.8    Tax Treatment of Indemnification Payments            57
Section 14.9    Survival; Time for Claims; Liability Limitations        57
ARTICLE XV MISCELLANEOUS                            59
Section 15.1    Expenses                            59
Section 15.2    Notices                            59
Section 15.3    Amendments                            60
Section 15.4    Waiver                                60
Section 15.5    Assignment                            61
Section 15.6    Announcements                        61
Section 15.7    Counterparts/Fax Signatures                    61

Section 15.8    Dispute Resolution                        62
Section 15.9    Governing Law                        63
Section 15.10    Entire Agreement                        63
Section 15.11    Binding Effect                        63
Section 15.12    No Third-Party Beneficiaries                63
Section 15.13    No Recourse                            63
Section 15.14    Time of the Essence                        63
Section 15.15    No Partnership; No Fiduciary Duty                63
Section 15.16    Limitation on Damages                    64
Section 15.17    Waiver of Consumer Rights Under DTPA            64
Section 15.18    Seller’s Representative                    64
Section 15.19    Amendment to Schedules                    65
Section 15.20    Covenants and Agreements with Respect to Tracker    65
Section 15.21    Other Contract Interpretation                65

Annex I – Defined Terms
Exhibit List

Exhibit	Title
Exhibit A-1	Leases
Exhibit A-2	Wells
Exhibit A-3	Surface Interests
Exhibit A-4	Contracts
Exhibit A-5	Permits
Exhibit B	Form of Assignment, Bill of Sale, and Conveyance
Exhibit C	Form of Buyer’s Officer’s Certificate
Exhibit D	Form of Seller’s Officer’s Certificate
Exhibit E-1	Form of Seller’s Certificate of Non-Foreign Status – SEG I
Exhibit E-2	Form of Seller’s Certificate of Non-Foreign Status – SEG II
Exhibit F	Form of Registration Rights Agreement

[Remainder of page left blank.]

Schedule List

Schedule	Title
Schedule 4.1(b)(9)	Lease Expiration
Schedule 6.7	Litigation
Schedule 6.8	Preferential Rights to Purchase and Required Consents
Schedule 6.10	Compliance with Laws
Schedule 6.11	Suspense Funds
Schedule 6.12	Environmental Matters
Schedule 6.13	Tax Matters
Schedule 6.14	Capital Projects; AFEs
Schedule 6.15	Imbalances
Schedule 6.16	Hedges
Schedule 7.2(a)	Capitalization of Earthstone
Schedule 8.2(b)	Certain Earthstone Covenant Matters
Schedule 9.8	Allocations for Federal Income Tax Purposes
Schedule 12.3(d)	Shares to be Issued to each Seller
Schedule 15.20	Tracker Matters

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (“Agreement”), dated March 31, 2021 (the “Execution Date”), is by and among SEG-TRD LLC, a Delaware limited liability company, (“SEG I”) and SEG-TRD II LLC, a Delaware limited liability company (“SEG II” and together with SEG I, both individually and collectively, “Seller”), and Earthstone Energy Holdings, LLC, a Delaware limited liability company (the “Buyer”), and Earthstone Energy, Inc., a Delaware corporation (“Earthstone”). Earthstone, Buyer and Seller are, individually, a “Party,” and are, collectively, the “Parties.” Capitalized terms used in this Agreement have the meaning given such terms in Annex I to this Agreement.
RECITALS
A.    Seller desires to sell the Assets.
B.    Buyer desires to purchase the Assets.
C.    Seller and Buyer wish to accomplish the foregoing sale and purchase, all under the terms and conditions of this Agreement.
D.    Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the willingness of Seller, Earthstone and Buyer to enter into this Agreement, certain stockholders of Earthstone (the “Significant Earthstone Stockholders”) are entering into a support and voting agreement (the “Voting Agreement”) with Seller pursuant to which the Significant Earthstone Stockholders have agreed, upon the terms and subject to the conditions set forth in the Voting Agreement, to, among other things, vote all of their shares of Class A Common Stock in favor of the approval and adoption of the issuance of Class A Common Stock pursuant to the terms of this Agreement.
AGREEMENT
In consideration of the mutual promises, covenants, and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:
ARTICLE I
PURCHASE AND SALE

Section 1.1    Purchase and Sale. Upon and subject to the terms and conditions set forth in this Agreement, at Closing, Seller shall sell, transfer, and deliver to Buyer, and Buyer shall purchase from Seller, the Assets.
Section 1.2    Assets. The term “Assets” means all of Seller’s right, title, and interest, in and to the following, other than the Excluded Assets:
(a)    the oil and gas leases (together with any and all other right, title and interest of Seller in and to the leasehold estates created thereby subject to the terms, conditions, covenants and obligations set forth in such leases and/or on Exhibit A-1) described on Exhibit A-1 (collectively, the “Leases”), and all the lands covered by the Leases (the “Lands”), including all rights in any pooled acreage by virtue of the Leases or Lands being a part thereof (the “Units”);
(b)    the oil, gas, water, disposal, and/or injection wells located on, under, or within, or pooled with, the Leases and Lands, in each case, whether producing, operating, plugged, shut-in, or temporarily or permanently abandoned, including the wells described in Exhibit A-2 (collectively, the “Wells”);
(c)    (1) all Hydrocarbons produced from, allocated to, or attributable to the Properties on or after the Effective Time (or the proceeds from the sale of such Hydrocarbons); (2) all Inventory as of the Effective Time in respect of which the Cash Consideration is increased in accordance with Section 2.3(d)(2) (or the proceeds thereof as determined in accordance with Section 2.3(d)(2)); and (3) all Imbalance Volumes.
(d)    all surface leases, surface use agreements, road access agreements, road use agreements, servitudes, rights-of-way, easements, and other similar surface rights to operate the Properties, or used in connection with any of the Properties, including those described in Exhibit A-3 (the “Surface Interests”);
(e)    all pipelines, flowlines, gathering systems, field offices, yards, and buildings (together with, to the extent transferable, all fixtures, furniture, and equipment located in or at any such offices, yards, or buildings), compressors, meters, tanks, pumps, machinery, tools, pulling machines, utility lines, tangible personal property, equipment, fixtures, improvements and other appurtenances, in each case that, as of or after the Effective Time, are located on the Units, and previously or currently used (or held for use) in connection with (1) the ownership and operation of the Properties or (2) the exploration, development, drilling for, production, gathering, treatment, handling, processing, storing, transporting, sale, or disposal of Hydrocarbons or water produced from the Properties (the “Facilities”);
(f)    to the extent assignable or transferable by Seller without payment of additional fees and/or other penalties (unless Buyer agrees in advance in writing to pay such additional fees and/or other penalties), all Permits used or held for use in connection with the ownership or operation of the Properties or Facilities, including those Permits described on Exhibit A-5;
(g)    to the extent transferable without payment of additional consideration (unless Buyer agrees in advance in writing to pay such additional consideration), all Contracts insofar as such Contracts relate to the ownership or operation of the assets and properties described in this Section 1.2, including those Contracts described in Exhibit A-4;
(h)    the Records;
(i)    all geological surveys, seismic records, gravity maps, gravity meter surveys, seismic surveys and other similar geological or geophysical surveys or data covering the Properties, in each case only to the extent such data is transferable without the payment of any fee or additional consideration to a third party (unless Buyer agrees in advance in writing to pay such fee or consideration) and to the extent that such data is transferable without the breach of any confidentiality restrictions owed to any Person other than Seller or its Affiliates; and
(j)    all rights, claims, and causes of action (including warranty and similar claims, indemnity claims, insurance contracts to the extent assignable and transferable, and defenses), whether arising before, on, or after the Effective Time, to the extent such rights, claims, and causes of action relate to or cover any Assumed Liabilities.
Section 1.3    Excluded Assets. The Assets do not include, and Seller does hereby expressly except and exclude from this Agreement and the Transaction and reserves to itself, each of the following (the “Excluded Assets”):
(a)    all rights, claims, and causes of action (including warranty and similar claims, indemnity claims, and defenses, and any and all contract rights, claims, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments, or other claims of any nature in favor of Seller), whether arising before, on, or after the Effective Time, to the extent such rights, claims, and causes of action relate to any of the Retained Liabilities or Seller’s indemnity obligations under this Agreement;
(b)    any accounts receivable, trade accounts, accounts payable (other than Suspense Funds), or any other receivables attributable to the Assets and accruing in the period before the Effective Time;
(c)    refunds due Seller by a third party for any overpayment of rentals, royalties, excess royalty interests, or production payments attributable to the Assets with respect to any period of time prior to the Effective Time;
(d)    any documents related to the process of selling the Assets, including Seller’s or its Affiliates’ economic projections or analyses relating to the Assets and any proposal received with respect to the Assets;
(e)    all corporate, financial (including consolidated financial statements), Tax, and legal (other than title opinions) records of Seller unrelated to the Assets;
(f)    all contracts of insurance and contractual indemnity rights unless otherwise assigned or transferred pursuant to Section 1.2(j);
(g)    except to the extent related to an upward adjustment to the Cash Consideration, all Hydrocarbons from or attributable to the Assets with respect to all periods prior to the Effective Time, and all proceeds attributable thereto (and, for the avoidance of doubt, excluding Inventory as of the Effective Time and Imbalance Volumes);
(h)    all claims for refunds, credits, or similar benefits relating to Seller Taxes;
(i)    all documents and instruments of Seller (or any Affiliate of Seller) that are (1) subject to un-Affiliated third-Person contractual restrictions on disclosure or transfer (unless Buyer notifies Seller in advance in writing that it is willing to pay a specific fee associated therewith (if any), to such unaffiliated third Person in which case Seller will request that any such restriction be waived without the requirement for Seller to make payment of additional consideration), (2) interpretative or subjective data, (3) personnel information, (4) Income Tax information, (5) records of negotiations with third Persons and economic analyses associated therewith;
(j)    the files, records, and data relating to the Assets that are maintained by Seller or its Affiliates (1) on Seller’s or its Affiliate’s email systems or (2) in emails, schedules, notes, calendars, contacts, or task lists of the employees of Seller or its Affiliates;
(k)    all geological surveys, seismic records, gravity maps, gravity meter surveys, seismic surveys and other similar geological or geophysical surveys or data covering any portion of the Properties, in each case only to the extent such data is not transferable (including any such data that is only transferable, for example, upon the payment of any fee or additional consideration (unless Buyer agrees in advance in writing to pay such fee or consideration)) or the transfer of which would result in a breach of any confidentiality restrictions owed to Persons other than Seller or its Affiliates;
(l)    all master service agreements and all drilling contracts;
(m)    any logo, service mark, copyright, trade name, domain name, phone number, or trademark of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller; and
(n)    any cash amounts due from Tracker or its Affiliates to Seller or its Affiliates under Section 2.2(c) of the JDA-2 or under the Side Letter Agreement dated March 31, 2021, between SEG II and Tracker.
Section 1.4    Effective Time. If the Transaction is consummated in accordance with the terms and conditions hereof, possession of the Assets shall be transferred from Seller to Buyer at Closing, but certain financial benefits and obligations of the Assets shall be transferred and assumed effective as of 12:01 a.m., Central Time, on March 1, 2021 (the “Effective Time”), as further set forth in this Agreement.
ARTICLE II
PURCHASE PRICE

Section 2.1    Base Purchase Price; Deposit.
(a)    Base Purchase Price. The “Base Purchase Price” for the Assets is the aggregate of:
(1)    Fifty-Two Million U.S. Dollars (U.S. $52,000,000.00) (the “Cash Consideration”); and
(2)    One Million Five Hundred Thousand (1,500,000) fully paid and nonassessable shares of Class A Common Stock (the “Stock Consideration”).
(b)    Adjustments Based on Common Stock Changes. If, at any time on or after the Execution Date and prior to the Closing Date, in the event of any change in the Common Stock or in the number of outstanding shares of Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of Buyer (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), but excluding the conversion or exchange of Class B Common Stock for Class A Common Stock, and consequently the number of shares of Common Stock changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock, stockholder rights or other securities or rights of Buyer issued to or acquired by Seller.
(c)    Deposit. As an earnest money deposit, Buyer shall deliver to the Escrow Agent, within one Business Day after the Execution Date, by wire transfer of immediately available funds to the Escrow Account, an amount equal to 10% of the Cash Consideration (such amount, together with any interest earned thereon, the “Deposit”), to be held in accordance with the terms of this Agreement. If Escrow Agent fails to receive the Deposit by 5:00 p.m., Mountain Time, on the third Business Day after the Execution Date, this Agreement will automatically terminate without further action of the Parties in accordance with Section 11.1(h).
(d)    Application of Deposit. If the transaction contemplated by this Agreement (the “Transaction”) closes, the Deposit shall be applied as a credit to the Cash Consideration at Closing and distributed in accordance with Article XIV. If this Agreement is terminated prior to Closing, the Deposit shall be distributed or retained under Article XI.
Section 2.2    Allocation of the Base Purchase Price. Solely for the purposes of this Agreement, Buyer and Seller have allocated the Base Purchase Price among the Wells as set forth on Exhibit A-2. No Party makes any representation or warranty concerning the accuracy of the Allocated Values.
Section 2.3    Adjustments to Cash Consideration. All adjustments to the Cash Consideration shall be made according to the factors described in this Section 2.3 and without duplication.
(a)    Proration of Costs and Revenues. For purposes of determining the amounts of the adjustments to the Cash Consideration provided for in this Section 2.3, the principles set forth in this Section 2.3(a) apply. Buyer is entitled to all production of Hydrocarbons from or attributable to the Properties at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receivables, receipts, and credits earned with respect to the Assets at or after the Effective Time, and is responsible for (and entitled to any refunds with respect to) all Property Expenses or other expenses incurred (1) at and after the Effective Time, and (2) prior to the Effective Time as provided in Section 14.1. Seller is entitled to all Hydrocarbon production from or attributable to the Properties prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receivables, receipts, and credits earned with respect to the Assets prior to the Effective Time, and is responsible for (and entitled to any refunds with respect to) all Property Expenses incurred prior to the Effective Time. “Earned” and “incurred,” as used in this Agreement, is interpreted in accordance with GAAP and COPAS standards, except as otherwise specified in this Agreement. For purposes of allocating production (and proceeds and accounts receivable with respect thereto), under this Section 2.3(a), (1) liquid Hydrocarbons shall be deemed to be “from or attributable to” the Properties when they pass through the pipeline connecting into the storage facilities into which they are run and (2) gaseous Hydrocarbons (including any natural gas liquids recovered by virtue of processing such gaseous Hydrocarbons) shall be deemed to be “from or attributable to” the Properties when they pass through the royalty measurement meters, delivery point sales meters, or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well). Seller shall request that the operator of the Assets utilize reasonable interpolative procedures, reasonably consistent with industry practice, to arrive at an allocation of production when exact meter readings or gauging and strapping data are not available.
(b)    Preliminary Settlement Statement. The Closing Amount will be set out in a “Preliminary Settlement Statement” prepared in good faith by Seller and submitted to Buyer no later than five Business Days prior to the Closing Date for Buyer’s review and comment. Seller shall provide Buyer written wire transfer instructions for payment of the Closing Amount, and the Parties shall cooperate in good faith to settle on the contents of the Preliminary Settlement Statement, and execute the same, at Closing. If the Parties cannot agree on the Preliminary Settlement Statement prior to such time, the Preliminary Settlement Statement as presented by Seller will be used to adjust the Cash Consideration at Closing. The Preliminary Settlement Statement will set forth the Closing Amount and associated calculation of such adjustments used to determine the Closing Amount. After Closing, the Cash Consideration will be adjusted in the Final Settlement Statement under Section 13.1.
(c)    Property Expenses. The term “Property Expenses” means costs and expenses incurred that are attributable to the ownership, exploration, development and operation of the Assets including capital expenses, operating expenses, facilities and plant expenses, field office costs, employee and other service provider costs related to all employees based in the field offices, joint interest billings, any expense chargeable to the joint account under the applicable operating agreement (including overhead costs charged to the Assets, or if none, charged to the Assets on the same basis as charged on the Execution Date), lease operating expenses, lease rental and maintenance costs, Burdens, drilling expenses, completion expenses, workover expenses, and geological, geophysical, any other exploration, development, transportation, compression, processing, or maintenance expenditures chargeable under applicable agreements; provided, however, that Property Expenses do not include Asset Taxes (which are apportioned under Article IX), Income Taxes, Remediation Costs to remedy any asserted Environmental Defect and the costs to correct, cure, and remedy any asserted Title Defect timely and correctly submitted to Seller as provided in this Agreement, and any and all payments of Tracker or its Affiliates to Seller under the JDAs.
(d)    Upward Adjustments. The Cash Consideration will be adjusted upward by, without duplication:
(1)    an amount equal to all proceeds received and retained by Buyer or any of its Affiliates from the production, transportation, gathering, processing, treating, or sale of Hydrocarbons produced from or attributable or credited to the Assets prior to the Effective Time, excluding Inventory, less any costs, Burdens, Taxes, transportation, quality, or other deductions, differentials and post-production costs and expenses;
(2)    an amount equal to the value of all Inventory as of the Effective Time, or, if such Inventory has not been sold, an amount equal to (i) the volume of Inventory (with respect to (x) oil or (y) natural gas if such natural gas is measured on an Mcf basis) or heating content (with respect to natural gas if such natural gas is measured on an MMBtu basis) multiplied by (ii) the average sales price received by Seller or its Affiliates for the sale of like volumes or heating content for the month of February 2021 (net of any deductions or Taxes);
(3)    an amount equal to all Property Expenses attributable to periods from and after the Effective Time that are paid or borne by Seller or any of its Affiliates;
(4)    to the extent not covered in the preceding paragraph, an amount equal to the prepaid Property Expenses (other than any Income Taxes, Asset Taxes, and Transfer Taxes imposed on any transfer of the Assets under this Agreement) attributable to the Assets from and after the Effective Time that were paid or borne by or on behalf of Seller or its Affiliates and that have not been incurred as of the Effective Time, including lease rentals, prepaid compressor and other rental charges, prepaid rights of way and license fees, and prepaid utility charges;
(5)    all expenses, including capital expenditures, incurred and paid by or on behalf of Seller in connection with the Capital Projects or AFEs described on Schedule 6.14 incurred or paid after the Effective Time;
(6)    an amount equal to all Asset Taxes allocable to Buyer in accordance with Section 9.1 or Section 9.2 that are paid or borne by Seller or any of its Affiliates;
(7)    an amount equal to the upward adjustment contemplated by Section 2.3(f) as a result of any Imbalance Volumes, if any;
(8)    an amount equal to the Title Benefit Amount, if any; and
(9)    any other amount provided for in this Agreement or as may be agreed to in writing by Buyer and Seller.
(e)    Downward Adjustments. The Cash Consideration will be adjusted downward by, without duplication:
(1)    an amount equal to all proceeds received and retained by Seller or its Affiliates from the production, transportation, gathering, processing, treating, or sale of Hydrocarbons produced from or attributable or credited to the Assets from and after the Effective Time, and less any Property Expenses, Burdens, Taxes, transportation, quality or other deductions, differentials and post-production costs and expenses;
(2)    an amount equal to all Property Expenses attributable to periods before the Effective Time that are paid or borne by Buyer or any of its Affiliates;
(3)    an amount equal to all Asset Taxes allocable to Seller in accordance with Section 9.1 or Section 9.2 that are paid or borne by Buyer or any of its Affiliates;
(4)    an amount equal to the Title Defect Adjustment, if applicable;
(5)    an amount equal to the Environmental Defect Adjustment, if applicable;

(6)    any Net Casualty Loss;
(7)    an amount equal to the downward adjustment contemplated by Section 2.3(f), if any;
(8)    an amount equal to the Allocated Value as contemplated by Section 4.5(a), if any;
(9)    an amount equal to the Allocated Value as contemplated by Section 4.5(b), if any;
(10)    to the extent actually paid by Buyer, an amount equal to Seller’s portion of the fees and costs charged by the Escrow Agent associated with the Escrow Agreement contemplated by Section 14.5(e)(6); and
(11)    any other amount provided for in this Agreement or as may be agreed to in writing by Buyer and Seller.
(f)    Well and Pipeline Imbalance Adjustments. The Parties shall adjust the Cash Consideration at Closing and in the Final Settlement Statement under Section 13.1(a) (if needed) either up (if as of the Effective Time there is a net under-production or over-delivery Imbalance Volume), or down (if as of the Effective Time there is a net over-production or under-delivery Imbalance Volume), as appropriate, by an amount equal to $2.22 per Mmbtu for any pipeline, gathering system, transportation system, or processing plant imbalances and $2.78 per Mcf for any wellhead imbalances. All Imbalance Volumes generated after the Effective Time will be the responsibility of Buyer.
Section 2.4    Withholding. Buyer and its Affiliates shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, however, that Buyer and its Affiliates shall use commercially reasonable efforts to provide Seller notice of any amounts otherwise payable that it intends to deduct and withhold at least five days prior to making such withholding, and the Parties shall use commercially reasonable efforts to reduce or eliminate such withholding. To the extent any amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
ARTICLE III
BUYER’S DUE DILIGENCE; DISCLAIMERS

Section 3.1    Access to Records. From and after the Execution Date and until Closing, and subject to Sections 8.3(a) and 8.3(b), Seller will make the Records available to Buyer and its Representatives electronically (on an ftp or similar site) to permit Buyer and its Representatives to perform Buyer’s due diligence review. Subject to the consent and cooperation of third Persons, Seller will use commercially reasonable efforts to assist Buyer in Buyer’s efforts to obtain, at Buyer’s expense, such additional information from third Persons as Buyer may reasonably request in writing for the purposes of Buyer’s due diligence review. Buyer and its Representatives may inspect (and, at Buyer’s expense, make copies of) the

Records and such additional information only to the extent such inspection does not violate any legal privilege of Seller or its Affiliates or contractual commitment of Seller to a third Person that is not an Affiliate of any member of the Seller Group.
Section 3.2    Disclaimers.
(a)    EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, SELLER’S CERTIFICATE AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, THE ASSETS ARE BEING CONVEYED BY SELLER TO BUYER WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, COMMON LAW, OR OTHERWISE, AND THE PARTIES HEREBY EXPRESSLY DISCLAIM, WAIVE, AND RELEASE (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) ANY WARRANTY OF MERCHANTABILITY, CONDITION, OR SAFETY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, IN EACH CASE WHETHER EXPRESS, IMPLIED, STATUTORY, COMMON LAW, OR OTHERWISE; AND, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, SELLER’S CERTIFICATE AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, BUYER ACCEPTS THE ASSETS, “AS IS, WHERE IS, WITH ALL FAULTS.” EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT AND SELLER’S CERTIFICATE, ALL DESCRIPTIONS OF THE WELLS, FACILITIES, PERSONAL PROPERTY, FIXTURES, STRUCTURES, AND OTHER ASSETS HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER HAVE BEEN AND SHALL BE FURNISHED SOLELY FOR BUYER’S CONVENIENCE, AND HAVE NOT CONSTITUTED AND SHALL NOT CONSTITUTE A REPRESENTATION OR WARRANTY OF ANY KIND BY SELLER. BUYER EXPRESSLY WAIVES (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) THE WARRANTY OF FITNESS AND THE WARRANTY AGAINST VICES AND DEFECTS, WHETHER APPARENT OR LATENT, IMPOSED BY ANY LAW.
(b)    EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN THIS AGREEMENT, SELLER’S CERTIFICATE AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE IN THE ASSIGNMENT, SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) ANY IMPLIED OR EXPRESS WARRANTY AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO (1) THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY OF THE RECORDS OR OTHER INFORMATION FURNISHED WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS; (2) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION RELATING TO THE ASSETS; (3) THE EXISTENCE OR EXTENT OF RESERVES OR THE VALUE OF THE ASSETS BASED THEREON; (4) THE CONDITION OR STATE OF REPAIR OF ANY OF THE ASSETS; (5) THE ABILITY OF THE PROPERTIES TO PRODUCE HYDROCARBONS, INCLUDING PRODUCTION RATES, DECLINE RATES, AND RECOMPLETION OPPORTUNITIES; (6) REGULATORY MATTERS; (7) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS, OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (8) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (9) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR; OR (10) THE TAX ATTRIBUTES OF ANY ASSETS. ANY DATA, INFORMATION, OR OTHER RECORDS FURNISHED BY OR ON BEHALF OF SELLER OR ANY OF ITS AFFILIATES, EXCEPT AS TO ANY SCHEDULE, ARE PROVIDED TO BUYER AS A CONVENIENCE AND BUYER’S RELIANCE ON OR USE OF THE

SAME IS AT BUYER’S SOLE RISK, AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON THE SAME.

(c)    THE DISCLAIMERS AND DENIALS OF WARRANTY IN THIS SECTION 3.2 ALSO EXTEND TO ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AS TO THE PRICES BUYER AND SELLER ARE OR WILL BE ENTITLED TO RECEIVE FROM PRODUCTION OF HYDROCARBONS OR OTHER SUBSTANCES FROM THE PROPERTIES (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON THE SAME), IT BEING ACKNOWLEDGED, AGREED, AND EXPRESSLY UNDERSTOOD THAT ALL RESERVE, PRICE, AND VALUE ESTIMATES UPON WHICH BUYER HAS RELIED OR IS RELYING HAVE BEEN DERIVED BY THE INDIVIDUAL AND INDEPENDENT EVALUATION OF BUYER. BUYER ALSO STIPULATES, ACKNOWLEDGES, AND AGREES THAT RESERVE REPORTS ARE ONLY ESTIMATES OF PROJECTED FUTURE HYDROCARBON VOLUMES, FUTURE FINDING COSTS, AND FUTURE OIL AND/OR GAS SALES PRICES, ALL OF WHICH FACTORS ARE INHERENTLY IMPOSSIBLE TO PREDICT ACCURATELY EVEN WITH ALL AVAILABLE DATA AND INFORMATION.

(d)    EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN SECTION 6.12 AND SELLER’S CERTIFICATE, SELLER HAS NOT AND WILL NOT MAKE (AND BUYER ACKNOWLEDGES IT HAS NOT RELIED UPON) ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES, OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENTS OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER IN SECTION 6.12 AND SELLER’S CERTIFICATE, BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION, AND BUYER HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS OR ENVIRONMENTAL ASSESSMENTS AS BUYER DEEMS APPROPRIATE.

(e)    THE PARTIES HEREBY ACKNOWLEDGE THAT, TO THE EXTENT REQUIRED BY LAW, THE DISCLAIMERS CONTAINED IN THIS AGREEMENT ARE “CONSPICUOUS” FOR THE PURPOSES OF SUCH LAW.

ARTICLE IV
TITLE MATTERS

Section 4.1    Definitions.
(a)    Defensible Title. “Defensible Title” means such record, contractual, or beneficial title of Seller in any Well that:
(1)    in the case of each Well described on Exhibit A-2, only insofar as the Target Formation for such Well, entitles Seller to receive not less than the NRI for such Well as described in the column “Total NRI (NRI+ORRI+RI)” for such Well on Exhibit A-2, except as otherwise stated on Exhibit A-2;
(2)    in the case of each Well described in Exhibit A-2, only insofar as the Target Formation for such Well, obligates Seller to bear the WI for such Well not greater than the WI set forth in the column “Working Interest (WI)” on Exhibit A-2 with respect to such Well, except as otherwise stated on Exhibit A-2; and
(3)    only as to the Target Formation, is free and clear of Encumbrances other than Permitted Encumbrances.
If a Well has not been given an Allocated Value, Seller shall be deemed to have Defensible Title to such Well.
(b)    Permitted Encumbrances. “Permitted Encumbrances” means:
(1)    Burdens, to the extent such Burdens do not operate to reduce Seller’s NRI for any Well to below the NRI for such Well as described in Exhibit A-2 in the column “Total NRI (NRI+ORRI+RI)” on Exhibit A-2;
(2)    statutory liens or encumbrances arising out of operation of Law with respect to a Loss incurred in the normal course of business and that are not delinquent or that are being contested in good faith;
(3)    liens for Taxes or assessments not yet due and delinquent or, if delinquent, that are being contested in good faith in the normal course of business;
(4)    all Customary Post-Closing Consents;
(5)    easements, rights-of-way, servitudes, land use permits, surface leases and other surface rights on or over the Assets or any restrictions on access thereto that do not materially interfere with the operation of the affected Well;
(6)    rights of a common owner of any interest in rights-of-way or easements currently held by Seller and such common owner as tenants in common or through other common or joint ownership;
(7)    the terms and conditions of the Material Contracts to the extent that such Material Contracts do not operate to reduce Seller’s NRI for such Well as described in column “Total NRI (NRI+ORRI+RI)” for such Well on Exhibit A-2;
(8)    claims arising under the matters set forth in Schedule 6.7;
(9)    pre-Closing Lease expiration as a result of the expiration of the primary term of a Lease between the Effective Time and Closing to the extent and only to the extent set forth in Schedule 4.1(b)(9);

(10)    materialmen’s, mechanics’, operators’, or other similar liens arising by operation of Law in the ordinary course of business incidental to operation of the Assets that secure amounts not yet due or delinquent or, if delinquent, are being contested in good faith by appropriate proceedings, or for which the applicable statute of limitations has expired on or prior to the Execution Date;
(11)    liens, security interests, or encumbrances created under Leases, operating agreements, communitization, unitization, and pooling agreements, production sales contracts or by operation of Law securing amounts not yet due or delinquent;
(12)    any Encumbrance affecting the Assets that is discharged by Seller at or prior to Closing;
(13)    such Title Defects as Buyer has expressly waived including all matters that could otherwise be Title Defects but that are not timely asserted under Section 4.2(c);
(14)    any matter that would not constitute a Title Defect under Section 4.1(c);
(15)    rights of reassignment, to the extent any exist as of the Execution Date, upon the surrender or expiration of any Lease;
(16)    rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets in any manner, and all applicable Laws of general applicability in the area of the Assets;
(17)    defects that have been cured by possession under applicable statutes of limitation for adverse possession or for prescription or similar Laws;
(18)    all Consents (including Required Consents) to the extent and only to the extent such Consents (including Required Consents) are set forth on Schedule 6.8;
(19)    all preferential rights to purchase to the extent and only to the extent such preferential rights to purchase are set forth on Schedule 6.8;
(20)    liens, encumbrances, discrepancies, defects, or irregularities in title as to any depths or formations other than the Target Formation; and
(21)    the Leases and all other liens, encumbrances, Contracts, agreements, instruments, obligations, defects, and irregularities affecting the Assets that do not (A) materially interfere with the operation of the affected Asset; (B) reduce the NRI of Seller in any Well to be below the NRI for such Well as described in the column “Total NRI (NRI+ORRI+RI)” on Exhibit A-2; or (C) obligate Seller to bear the WI in any Well greater than the WI set forth in the column “Working Interest (WI)” on Exhibit A-2 without a proportionate increase in Seller’s NRI in such Well.
(c)    Title Defect. “Title Defect” means any lien, Burden, Encumbrance, claim, defect in, or objection to the record, contractual, equitable, or beneficial title of Seller in or to a Well set forth on

Exhibit A-2, as applicable, that alone or in combination with other defects in any Assets (y) renders Seller’s title to such Well to be less than Defensible Title, and (z) reduces the Allocated Value of the affected Well by more than the Title Threshold. Notwithstanding the foregoing definition in this Section 4.1(c), the following are not Title Defects:
(1)    defects based solely on (i) lack of information in Seller’s files, or (ii) references to any unrecorded agreement in any recorded instrument to which Seller is not a party if Seller does not possess such unrecorded agreement;
(2)    defects in the chain of title consisting of (i) failure to recite marital status or (ii) omissions of probate, heirship, or estate proceedings;
(3)    defects related to mineral ownership other than Hydrocarbons;
(4)    defects arising out of the lack of powers of attorney or trustee authority from any Person to execute and deliver documents on such Person’s behalf, or the lack of corporate or other entity authorization absent evidence that the foregoing has resulted in a third Person’s superior claim of title;
(5)    defects arising out of a variation in corporate name;
(6)    defects based on a gap in Seller’s chain of title, unless such gap is affirmatively shown to exist by an abstract of title or title opinion and results in another party’s actual and superior claim of title;
(7)    defects or irregularities in title that for a period of five years or more have not delayed or prevented Seller (or Seller’s predecessor, if owned by Seller less than five years) from receiving its NRI share of the proceeds of production or caused it to bear a share of expenses greater than its WI share from any Well;
(8)    defects or irregularities resulting from any calls on production or the existence of any production payments or net profits interests burdening any Asset which for a period of five years or more has not delayed or prevented Seller (or Seller’s predecessor, if owned by Seller less than five years) from receiving its produced volumes under free market conditions;
(9)    any mortgagor liens burdening a lessor’s interest in the Leases so long as such liens are not being foreclosed;
(10)    defects arising out of liens, mortgages, or deeds of trust that have not been asserted or foreclosed that, by their terms and on their face, expired and terminated more than five years prior to the Effective Time, but which remain unreleased of record;
(11)    defects and irregularities arising out of the lack of a survey, unless a survey is expressly required by applicable Laws or regulations;

(12)    defects arising out of prior oil and gas leases that are not released of record unless Buyer provides evidence, which evidence shall be included in the Title Defect Notice, that such unreleased leases are still in full force and effect;
(13)    defects or irregularities that would be acceptable to an experienced operator of oil and gas wells that is familiar with land titles in the area of the real property Assets;
(14)    interests acquired through any compulsory pooling order; and
(15)    defects resulting from pending approval from any Governmental Authority of any communitization agreement, unitization agreement, pooling order, unit order, or unit contraction.
(d)    Title Defect Amount. “Title Defect Amount” means the amount by which the Allocated Value of a Title Defect Property is reduced by a Title Defect. In determining the Title Defect Amount, the Parties intend to include only that portion of the Title Defect Property affected by the Title Defect. The Parties shall determine the Title Defect Amount as follows:
(1)    If the Title Defect is an Encumbrance on a Title Defect Property securing any indebtedness, the Title Defect Amount shall be the total amount to discharge in full such indebtedness so that such Encumbrance no longer burdens the Title Defect Property;
(2)    if the Title Defect as to any Well set forth on Exhibit A-2 is the actual failure of Seller to own the represented NRI for such Well as set forth on Exhibit A-2, then the Title Defect Amount will be equal to the product of (i) the Allocated Value of such Title Defect Property multiplied by (ii) a fraction, the numerator of which is the positive difference between (A) the NRI as to such Title Defect Property described in Exhibit A-2, minus (B) the actual NRI as to such Title Defect Property, and the denominator of which is the NRI as to such Title Defect Property described in Exhibit A-2;
(3)    if the Title Defect represents an Encumbrance or other defect in title to the Title Defect Property of a type that does not fall into Section 4.1(d)(1) or Section 4.1(d)(2), then the Title Defect Amount shall be determined by the Parties in good faith, taking into account all relevant factors, including the following: (i) the Allocated Value of the affected Title Defect Property; (ii) if the Title Defect represents only a possibility of title failure, the probability that such failure will occur; (iii) the portion of the Title Defect Property affected by the Title Defect; (iv) the legal effect of the Title Defect; (v) the potential economic effect of the Title Defect over the life of the Title Defect Property including the net present value of the Title Defect; (vi) the values placed upon the Title Defect by Buyer and Seller; and (vii) such other reasonable factors as are necessary to make a proper evaluation of the Title Defect and a determination of the Title Defect Amount;
(4)    the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in any other Title Defect Amount; and

(5)    the aggregate Title Defect Amounts affecting a single Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.
Section 4.2    Title Defect Procedure.
(a)    No Title Representations or Warranties. Except for the special warranty of Defensible Title contained in the Assignment executed at Closing, Seller makes no warranty or representation, express, implied, statutory, common law, or otherwise, with respect to Seller’s title to any of the Assets, and Buyer hereby acknowledges that, without limiting its rights to terminate this Agreement under Section 11.1, the sole remedies for any defect of title, including any Title Defect, with respect to any of the Assets is as set forth in this Section 4.2.
(b)    Special Warranty of Defensible Title. The Assignment shall contain a special warranty of Defensible Title by, through, and under each Seller, but not otherwise. Buyer shall furnish Seller a notice meeting the requirements of Section 4.2(c) setting forth any matters which Buyer intends to assert as a breach of the special warranty of Defensible Title under the Assignment. Seller shall have a reasonable opportunity, but not the obligation, to cure any breach of such special warranty of Defensible Title asserted by Buyer. Buyer shall reasonably cooperate with any attempt by Seller to cure same. Any claim by Buyer under Seller’s special warranty of Defensible Title in the Assignment, if any, shall be limited to the Allocated Value of the applicable Well(s), as adjusted under this Agreement. Buyer is not entitled to protection under the special warranty of Defensible Title in the Assignment for (1) any Title Defect asserted by Buyer under Section 4.2(c); or (2) any Title Defect known by Buyer or any of its Affiliates prior to the Title Defect Notice and not included as part of a Title Defect Notice.
(c)    Title Defect Notice. Buyer shall give Seller a written notice describing any Title Defects (the “Title Defect Notice”) as soon as reasonably possible but in no event later than the Defect Notice Date. The Title Defect Notice must satisfy each of the following conditions precedent: such notice must (1) be in writing and asserted in good faith; (2) name the affected Well (such affected Well is a “Title Defect Property”); (3) describe each Title Defect and the basis for it; (4) attach copies of the Supporting Documentation; (5) state the Allocated Value of the Title Defect Property; (6) state Buyer’s good faith estimate of the Title Defect Amount; and (7) set forth the computations upon which Buyer’s estimate is based. Buyer shall also identify in each Title Defect Notice the necessary curative for each Title Defect, to the extent then reasonably known. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use its reasonable efforts to give Seller, on or before the end of each calendar week prior to the Defect Notice Date, a written notice of all alleged Title Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the expiration of the Defect Notice Date; provided, however, that the failure to provide such written notice shall not result in the waiver or limitation of any rights of Buyer under this Agreement. Buyer irrevocably waives all Title Defects not timely submitted on or before the Defect Notice Date.
(d)    Remedies. Subject to (w) Seller’s continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto, in which case the Parties shall follow the procedures in Section 4.4, (x) each Party’s rights to terminate this Agreement under Section 11.1, (y) the Title Threshold, and (z) the Aggregate Deductible, if any Title Defect asserted by Buyer under

Section 4.2(c) is not waived in writing by Buyer or cured prior to Closing, then Seller shall elect prior to Closing one of the following options with respect to such Title Defect:
(1)    cure such Title Defect under the procedures in Section 4.2(f); or
(2)    reduce the Cash Consideration by the Title Defect Amount of such Title Defect and convey the Title Defect Property to Buyer at Closing (the aggregate amount of all such reductions to the Cash Consideration pursuant to this Section 4.2(d)(2), the “Title Defect Adjustment”).
If Seller fails to deliver notice by Closing, Seller will be deemed to have made the election under Section 4.2(d)(1).
(e)    Title Threshold and Aggregate Deductible. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall there be any remedies provided by Seller, and Seller shall not be responsible for, (1) any individual Title Defect for which the Title Defect Amount does not exceed the Title Threshold and (2) any Title Defects for which the Title Defect Amounts exceed the Title Threshold, unless and until (i) (A) the aggregate of all such Title Defect Amounts (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller) net of the sum of the aggregate Title Benefit Amounts of all such Title Benefits plus (B) the aggregate Remediation Costs of all Environmental Defects that exceed the Environmental Defect Threshold (but excluding any Environmental Defects cured by Seller), exceeds (ii) the Aggregate Deductible, and then only with respect to the amount of such Title Defect Amounts (net of any Title Benefit Amounts) and Remediation Costs that exceed the Aggregate Deductible; provided, however, any Title Defect that arises by, through or under Seller or its Affiliates is not subject to either the Title Threshold or the Aggregate Deductible.
(f)    Post-Close Cure. If prior to Closing Seller elects (or is deemed to have elected) to attempt to cure a Title Defect, then the Title Defect Property associated with such Title Defect will be conveyed by Seller to Buyer at Closing. Seller will have 115 days after Closing (or such longer period as may be agreed by the Parties, each acting reasonably, the “Cure Period”) to attempt to cure the applicable Title Defect. If Seller has elected (or is deemed to have elected) to attempt to cure an alleged Title Defect, then no adjustment to the Cash Consideration shall be made at Closing in respect of such Title Defect and such election shall not waive or be deemed to waive Seller’s right to dispute the existence of such defect or the Cash Consideration adjustment asserted with respect thereto. Buyer shall provide Seller and its Representatives access to the Assets and Records during the Cure Period in connection with Seller’s efforts to cure alleged Title Defects. If Seller cures any such Title Defect during the Cure Period, then such Title Defect will thereafter no longer be considered for purposes of determining whether the Aggregate Deductible has been met. If Seller elects (or is deemed to have elected) to cure a Title Defect post-Closing under this Section 4.2(f), but does not cure such Title Defect within the Cure Period or longer agreed period, then following Seller’s and Buyer’s agreement upon the existence and value of the Title Defect or, if Seller and Buyer has not so agreed, resolution of any dispute regarding the existence of a Title Defect, the value thereof, or any alleged failure to cure by binding arbitration in accordance with Section 4.4(b) (as applicable, the “Defect Determination Date”), the following shall apply: if such Defect Determination Date occurs (x) five or more Business Days prior to the date the Final Settlement Statement is initially delivered, the Title Defect Amount attributable to such Title Defect will be included in the Cash Consideration adjustments to be made after Closing in accordance with the Final Settlement Statement, or (y) after, or less than five Business Days before, the date the Final Settlement Statement is initially delivered, Seller shall pay Buyer an amount equal to the Title Defect Amount attributable to such Title Defect no later than 10 Business Days following the Defect Determination Date, subject to the application of the Title Threshold and the Aggregate Deductible, as provided in this Article IV.
Section 4.3    Title Benefits.
(a)    Definition. The term “Title Benefit” means any right, circumstance or condition that operates to do any of the following:
(1)    increase the NRI of Seller as to any Well described on Exhibit A-2 above that shown in Exhibit A-2, to the extent the same does not cause a greater than proportionate increase in Seller’s WI therein above that shown in Exhibit A-2, as applicable; or
(2)    decrease the WI of Seller as to any Well below that shown in Exhibit A-2 to the extent the same causes a decrease in Seller’s WI that is proportionately greater than the decrease in Seller’s NRI therein below that shown in Exhibit A-2.
(b)    Title Benefit Notice. Promptly on discovery by Buyer or by any of its Affiliates or its Representatives (including title attorneys, landmen, or other title examiners), but on or before the Title Benefit Notice Date, Buyer shall in good faith notify Seller of any Title Benefits (such notice describing the Title Benefit is an “Title Benefit Notice”). On or before the Title Benefit Notice Date, Seller shall have the right, but not the obligation, to deliver to Buyer a Title Benefit Notice.
(c)    Contents of Title Benefit Notice. The Title Benefit Notice shall be in writing and contain the following: (1) a description of the Title Benefit, (2) the Well(s) affected by the Title Benefit, (3) the Allocated Values of the Well(s) subject to such Title Benefit, and (4) the amount by which Seller or Buyer, as applicable, reasonably believes the Allocated Value of those Well(s) is increased by the Title Benefit, and the computations and information upon which such belief is based. Seller shall be deemed to have waived all Title Benefits of which it has not given notice on or before the Title Benefit Notice Date.
(d)    Title Benefit Amount. The “Title Benefit Amount” resulting from a Title Benefit shall be determined in accordance with the same methodology, terms, and conditions for determining the Title Defect Amount, with any necessary conforming changes, including giving effect to the Title Threshold and the Aggregate Deductible.
Section 4.4    Title Dispute Resolution.
(a)    Title Disputed Matters. The Parties shall resolve Disputes concerning the following matters under this Section 4.4: (1) the existence and scope of a Title Defect or Title Benefit, or that portion of the Title Defect Property (with respect to a Title Defect) or Well (with respect to a Title Benefit) affected by a Title Defect or Title Benefit, as applicable; (2) the Title Defect Amount, or Title Benefit Amount, as applicable; and (3) the adequacy of Seller’s Title Defect curative materials and curative actions (the “Title Disputed Matters”). The Parties will attempt to initially resolve all Title Disputed Matters through good faith negotiations, and if any such Title Disputed Matters have not been resolved by (i) Closing, with respect to (y) any Title Defect that Seller disputes and for which Seller has not elected (and has not been deemed to have elected) to cure, or (z) any Title Benefits that Buyer disputes, or (ii) the end of the Cure Period or longer agreed period, with respect to any Title Defect that Seller has elected (or is deemed to have elected) to cure, then at any time thereafter each Party shall have the right by written notice to the other Party to have such matters finally resolved by binding arbitration under Section 4.4(b). Notwithstanding the foregoing, if the Parties cannot resolve the Title Disputed Matters on or before Closing, then the Title Defect Property (with respect to a Title Defect) or Well (with respect to a Title Benefit) subject to the Title Disputed Matters shall be conveyed by Seller to Buyer at Closing without any reduction or increase to the Cash Consideration.
(b)    Title Arbitration Procedure. There shall be a single arbitrator, who shall be an attorney with at least 10 years of experience in oil and gas title and transaction matters, as selected by mutual agreement of Buyer and Seller (such individual, the “Title Arbitrator”) within 15 days after either Party invokes the provisions of this Section 4.4(b) to resolve such Title Disputed Matter, and absent such agreement, formally apply to the Houston, Texas office of the American Arbitration Association (“AAA”) to choose the Title Arbitrator, under such conditions as the AAA in its discretion deems necessary or advisable. The arbitration proceeding shall be held in Houston, Texas, and the arbitration shall be conducted in accordance with the AAA rules, to the extent such rules do not conflict with the terms of this Section 4.4(b). The Title Arbitrator’s determination shall be made within 20 days after submission by the Parties of the Title Disputed Matters or such longer period as may be agreed to by the Parties and shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Title Arbitrator shall be bound by the rules set forth in this Article IV and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination. The Title Arbitrator, however, may not render an award with respect to a Title Defect Amount or a Title Benefit Amount, in each case, in excess of the highest value for such Title Disputed Matter adjustment as claimed by Buyer or Seller, as applicable, or below the lowest value for such Title Disputed Matter adjustment as claimed by Seller or Buyer, as applicable. The Title Arbitrator shall act as an expert for the limited purpose of determining a resolution to the specific Title Disputed Matters submitted by either Party and may not award damages, interest, or penalties to either Party with respect to any Title Disputed Matter. Promptly, but in no event later than five Business Days, after the Title Arbitrator renders its decision as to all Title Disputed Matters, and assuming Closing has occurred, (1) Seller shall deliver to Buyer by wire transfer in immediately available funds an amount equal to the Title Defect Amount as determined by the Title Arbitrator, subject to the application of the Title Threshold and the Aggregate Deductible, as provided in this Article IV, or (2) Buyer shall deliver to Seller by wire transfer in immediately available funds an amount equal to the Title Benefit Amount, subject to the Title Threshold and the Aggregate Deductible. Each of Seller and Buyer shall bear its own legal fees and other costs of presenting its case to the Title Arbitrator. Buyer and Seller shall each bear one-half of the costs and expenses of the Title Arbitrator.
Section 4.5    Preferential Rights and Consents. Within five Business Days after the Execution Date, Seller shall (1) deliver notices to the applicable Persons holding Consents (other than Customary Post-Closing Consents) requesting that the holders of such Consents grant their consent to the Transaction, and (2) deliver notices to the applicable Persons required in connection with any applicable preferential rights to purchase any Assets that are triggered by the execution of this Agreement or the consummation of the Transaction, in accordance with the applicable agreements and contracts creating such Consents or preferential rights to purchase, as applicable. Seller shall provide Buyer with copies of all notices sent pursuant to this Section 4.5 within five Business Days of sending such notices and, within five Business Days after Seller’s receipt thereof, any responses from the holders of such consents and preferential purchase rights (or similar rights), as applicable, to such notices. Seller shall use commercially reasonable efforts to obtain all Consents (other than Customary Post-Closing Consents) prior to Closing. Prior to Closing, if Buyer discovers other Assets affected by Consents (other than Customary Post-Closing Consents) or preferential rights to purchase, Buyer shall notify Seller as soon as practicable thereafter, and Seller shall use commercially reasonable efforts to obtain such Consents and/or to give the notices required in connection with such preferential rights to purchase prior to Closing. For the avoidance of doubt, “commercially reasonable efforts,” as used in this Section 4.5, shall not include the payment of any material consideration by Seller or the assumption by Seller of any other obligation, liability, or Loss.
(a)    Consents. If a Required Consent has not been obtained as of Closing or any other Consent is denied in writing with respect to any Asset (a “Restricted Asset”), then (i) the Restricted Asset shall be excluded from the Assets at Closing and (ii) the Cash Consideration will be adjusted downward by an amount equal to the Allocated Value of such affected Asset. Within 90 days following the Closing, if any Required Consent not obtained is subsequently obtained, then Seller shall so notify Buyer and within 10 Business Days after Buyer’s receipt of such notice, Seller shall sell, assign and convey to Buyer and Buyer shall purchase and accept from Seller such Assets pursuant to the terms of this Agreement and for the Allocated Value of such Assets (except the Closing Date with respect to such Assets will be the date of assignment of such Assets from Seller to Buyer) as adjusted pursuant to Section 2.3 and Section 13.1 with respect to such Assets.
(b)    Preferential Purchase Rights.
(1)    If any preferential right to purchase any portion of the Assets is exercised and the sale to such preferential right holder closes prior to the Closing Date, then that portion of the Assets affected by such preferential right to purchase shall be excluded from the Assets at Closing and deemed to constitute an Excluded Asset, and the Cash Consideration shall be adjusted downward by an amount equal to the Allocated Value of such affected Assets, subject to the limitation in Section 4.5(c).
(2)    If (a) any preferential right to purchase any portion of the Assets is not exercised prior to the Closing Date, or if such right is exercised prior to the Closing Date but the closing of such sale will not happen prior to the Closing Date, then in each such case Seller shall convey such Asset to Buyer at Closing without any adjustment to the Cash Consideration and such Asset shall constitute a part of the Assets for all purposes hereunder; or (b) a preferential right to purchase is not discovered prior to Closing and the affected Asset is conveyed to Buyer at Closing, and the preferential right to purchase is exercised after Closing, then in each such case Buyer agrees to convey such affected Asset to the party exercising such right and Buyer shall retain all amounts paid by the party exercising such preferential right to purchase.
(c)    Remedies. Subject to Section 10.2(f), the remedies set forth in this Section 4.5 are the exclusive remedies for the preferential right to purchase and Consents, and Buyer acknowledges that it may not assert a Title Defect with respect to such matters.

ARTICLE V
ENVIRONMENTAL MATTERS

Section 5.1    Environmental Procedures.
(a)    Use of Environmental Consultant. Buyer will have the period from the Execution Date until the Defect Notice Date to conduct an investigation of the environmental condition of the Assets, provided that such investigation shall not be conducted on-site of the Assets. Should Buyer elect to conduct such an investigation, Buyer will employ New Tech Global or another environmental consultant reasonably acceptable to Seller (the “Environmental Consultant”) to determine the existence of any Environmental Defects and the Remediation Costs, if any, associated therewith.
(b)    Environmental Defect Notice. If the Environmental Consultant or Buyer identifies, and Buyer claims, one or more Environmental Defects in the course of its investigation, Buyer may, on or before the Defect Notice Date, deliver to Seller one or more Environmental Defect Notices. Buyer must deliver Environmental Defect Notices as soon as reasonably practical, but no later than on the Defect Notice Date. Each Environmental Defect Notice must satisfy the following conditions precedent: such notice must (1) be in writing and asserted in good faith, (2) name the affected Asset, (3) name the condition in, on, or under the Asset that constitutes, causes, or contributes to the Environmental Defect, (4) provide factual substantiation for the Environmental Defect, (5) state Buyer’s good faith estimate of the most practical and cost effective Remediation, and (6) contain the Environmental Consultant’s or Buyer’s good faith written estimates of the Remediation Costs which must describe in reasonable detail the Remediation proposed for the alleged Environmental Defect and identify the assumptions used by the Environmental Consultant to support the Remediation Costs. For the purpose of the preceding sentence, “factual substantiation for the Environmental Defect” means reports prepared by the Environmental Consultant. To give Seller an opportunity to commence reviewing and curing Environmental Defects, Buyer shall use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Defect Notice Date, written notice of all alleged Environmental Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the expiration of the Defect Notice Date. Seller has the right, but not the obligation, to cure any claimed Environmental Defect on or before the Closing Date. Buyer irrevocably waives all Environmental Defects not timely submitted on or before the Defect Notice Date.
(c)    Remedies. Subject to (w) Seller’s continuing right to dispute the existence of an Environmental Defect or the Remediation Costs asserted with respect thereto, in which case the Parties shall follow the procedures in Section 5.2, (x) each Party’s rights to terminate this Agreement under Section 11.1, (y) the Environmental Defect Threshold, and (z) the Aggregate Deductible, if any Environmental Defect asserted by Buyer under Section 5.1(b) is not waived in writing by Buyer or cured prior to Closing, then Seller shall reduce the Cash Consideration by the Remediation Costs of such Environmental Defect and convey to Buyer the Assets subject to such Environmental Defect at Closing (the aggregate amount of all such reductions to the Cash Consideration pursuant to this Section 5.1(c), the “Environmental Defect Adjustment”).
(d)    Environmental Defect Threshold and Aggregate Deductible. Notwithstanding anything to the contrary set forth in this Agreement, in no event shall there be any remedies provided by

Seller, and Seller shall not be responsible for, (1) any individual Environmental Defect for which the Remediation Costs do not exceed the Environmental Defect Threshold and (2) any Environmental Defect for which the Remediation Costs exceed the Environmental Defect Threshold, unless and until (i) (A) the aggregate of all Title Defect Amounts (but excluding any Title Defect Amounts attributable to Title Defects cured by Seller) net of the sum of the aggregate Title Benefit Amounts of all such Title Benefits plus (B) the aggregate Remediation Costs of all such Environmental Defects that exceed the Environmental Defect Threshold (but excluding any Environmental Defects cured by Seller), exceeds (ii) the Aggregate Deductible, and then only with respect to the amount that such Title Defect Amounts (net of any Title Benefit Amounts) and Remediation Costs exceeds the Aggregate Deductible.
Section 5.2    Contested Environmental Defects.
(a)    Rejection Notice. If Seller contests the existence or the scope of an Environmental Defect or the asserted Remediation Costs, Seller shall notify Buyer in writing no later than five Business Days after the Defect Notice Date (“Rejection Notice”). The Rejection Notice shall state with reasonable specificity the basis for the rejection of the Environmental Defect(s) or the Remediation Costs. Within five days of receipt of the Rejection Notice, representatives of Buyer and Seller knowledgeable in environmental matters shall meet and in good faith attempt to (1) mutually agree to reject the particular Environmental Defect(s) or (2) agree on the validity of such Environmental Defect(s) and the Remediation Costs. If the Parties cannot agree on either options (1) or (2) in the preceding sentence with respect to each challenged Environmental Defect, the Environmental Defect(s) and/or the Remediation Costs subject to the Rejection Notice shall be resolved in accordance with the Dispute and arbitration procedures set forth in Sections 5.2(b) through 5.2(c).
(b)    Environmental Disputed Matters. If the Parties cannot resolve Disputes relating to the existence and scope of an Environmental Defect or Remediation Cost, as applicable, or the adequacy of Seller’s Environmental Defect curative materials and Remediation actions (the “Environmental Disputed Matters”) on or before Closing, then, subject to Section 5.2(c), the Asset subject to the Environmental Defect and any associated Assets will be conveyed by Seller to Buyer at Closing without any reduction to the Cash Consideration.
(c)    Arbitration Procedure. The Environmental Disputed Matters will be finally determined under this Section 5.2(c). There will be a single arbitrator, who must be an environmental attorney or environmental consultant with at least 10 years of experience in oil and gas environmental matters, as selected by mutual agreement of Buyer and Seller (such individual, the “Environmental Arbitrator”) within 15 days after either Party invokes the provisions of this Section 5.2(c) to resolve such Environmental Disputed Matter, and absent such agreement, formally apply to the Houston, Texas office of AAA to choose the Environmental Arbitrator, under such conditions as the AAA in its discretion deems necessary or advisable. The arbitration proceeding shall be held in Houston, Texas, and the arbitration shall be conducted in accordance with the AAA rules, to the extent such rules do not conflict with the terms of this Section 5.2. The Environmental Arbitrator’s determination shall be made within 20 days after submission by the Parties of the Environmental Disputed Matters or such longer period as the Parties’ may agree and shall be final and binding upon both Parties, without right of appeal. In making his or her determination, the Environmental Arbitrator shall be bound by the applicable rules set forth in this Article V and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental

Arbitrator are necessary to make a proper determination. The Environmental Arbitrator, however, may not render a decision with respect to an Environmental Defect or Remediation Cost, in each case, in excess of the highest value for such Environmental Disputed Matter adjustment as claimed by Buyer or Seller, as applicable, or below the lowest value for such Environmental Disputed Matter adjustment as claimed by Seller or Buyer, as applicable. The Environmental Arbitrator shall act as an expert for the limited purpose of determining a resolution to the specific Environmental Disputed Matters submitted by either Party and may not award damages, interest, or penalties to either Party with respect to any Environmental Disputed Matter. Promptly, but in no event later than five Business Days, after the Environmental Arbitrator renders its decision as to all Environmental Disputed Matters and assuming Closing has occurred, Seller shall deliver to Buyer by wire transfer of immediately available funds an amount equal to the Remediation Costs as determined by the Environmental Arbitrator (and further subject to the application of the Environmental Defect Threshold and Aggregate Deductible, as provided in this Article V). Each of Seller and Buyer shall each bear its own legal fees and other costs of presenting its case to the Environmental Arbitrator. Buyer and Seller shall each bear one-half of the costs and expenses of the Environmental Arbitrator.
Section 5.3    Waiver and Remedies. Subject to Seller’s representations and warranties in Section 6.12 and as those representations and warranties are brought down in the Seller’s Certificate, and without limiting Buyer’s rights under Article XI and Article XIV, Buyer hereby waives for all purposes all objections and claims associated with the environmental condition of the Assets other than in instances of Fraud (including any and all Environmental Defects), unless raised in an Environmental Defect Notice within the applicable time period set forth in Section 5.1(b). The rights and remedies granted to Buyer in this Article V are the exclusive rights and remedies against Seller related to any matters that would be an Environmental Defect.
Section 5.4    Physical Condition of the Assets.
(a)    Buyer’s Acknowledgement of Use of the Assets. Buyer acknowledges that the Assets have been used for the exploration, development, and production of Hydrocarbons and possibly for the storage and disposal of Hydrocarbons, produced water, Hazardous Substances, or other substances related to standard oil field operations. Physical changes in, on, or under the Assets or adjacent lands may have occurred as a result of such uses. The Assets also may contain previously plugged and abandoned wells, buried pipelines, buried pits, treating, dehydration, water treating and water transportation equipment, storage tanks, and other equipment, whether or not of a similar nature, the locations of which may not now be known by Seller or be readily apparent by a physical inspection of the Assets.
(b)    Asbestos, NORM or TE-NORM, and other Hazardous Substances. Buyer acknowledges that some equipment located on the Assets may contain asbestos, NORM or TE-NORM, and/or Hazardous Substances. In this regard, Buyer expressly understands that NORM or TE-NORM may affix or attach itself to the inside of wells (including the Wells), materials, pipes, facilities, and equipment as scale or in other forms, and that wells (including the Wells), materials, pipes, facilities, and equipment located on the Assets may contain NORM or TE-NORM; and NORM-containing or TE-NORM-containing material and other wastes or Hazardous Substances may have been buried, come in contact with the soil, or otherwise been disposed of on or under the Assets, and that none of the foregoing may be considered an Environmental Defect for purposes of this Article V. Buyer also expressly understands that special procedures may be required for the removal and disposal of asbestos, NORM or TE-NORM, and/or Hazardous Substances from the Assets where any may be found.
ARTICLE VI
REPRESENTATIONS OF SELLER

Each Seller makes the following representations and warranties regarding such Seller:
Section 6.1    Incorporation/Qualification. Seller is a limited liability company, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and is qualified to conduct business in the State of Texas. Seller is duly qualified as a foreign limited liability company in all other jurisdictions to the extent required by Law except where the failure to be so qualified would not result in a Material Adverse Effect.
Section 6.2    Power and Authority. Seller has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, consummate the Transaction, and perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
Section 6.3    No Lien, No Violation. The execution, delivery, and performance of this Agreement by Seller will not (1) violate any provision of Seller’s governing documents, (2) create an Encumbrance (other than a Permitted Encumbrance) on the Assets or trigger an outstanding security interest in or right to buy any of the Assets that will remain in existence after Closing, (3) violate or be in conflict with any agreement or instrument to which Seller is a party and which affects the Assets, or (4) violate or be in conflict with any Law applicable to Seller as a party in interest or any of the Assets.
Section 6.4    Authorization and Enforceability. The execution, delivery, and performance by Seller of this Agreement and the other Transaction Documents to which it is a party and the Transaction have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been (and all other Transaction Documents to which Seller is a party and all other documents required under this Agreement to be executed and delivered by Seller at Closing will be) duly executed and delivered by Seller, and this Agreement constitutes, and at Closing the other Transaction Documents to which Seller is or will be a party and such other documents will constitute, the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium, and other Laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at Law.
Section 6.5    Liability for Brokers’ Fees. Neither Seller nor any of its Affiliates has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Buyer shall have any responsibility whatsoever.
Section 6.6    No Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or, to Seller’s Knowledge, threatened against Seller.
Section 6.7    Litigation. Except as described in Schedule 6.7, there are no actions, suits, or Proceedings pending or, to Seller’s Knowledge, threatened in writing, against Seller with respect to the ownership and operation of the Assets, including any notice from any Governmental Authority and any alleged violations of any Permit. No condemnation or eminent domain proceedings are pending, or, to Seller’s Knowledge, threatened, by any Governmental Authority affecting any of the Assets.
Section 6.8    Preferential Rights to Purchase and Required Consents. Except as set forth on Schedule 6.8, there are no Consents required to be obtained for, or preferential rights to purchase that are applicable to, the transfer of the Assets in connection with the Transaction other than Customary Post-Closing Consents.
Section 6.9    Material Contracts. As of the Execution Date, all Material Contracts are set forth on Exhibit A-4, and the Material Contracts described on Exhibit A-4 are in full force and effect and there exist no material defaults under such Material Contracts by Seller. To Seller’s Knowledge, no counterparty to any Material Contract is in material breach of such Material Contract. Prior to the execution of this Agreement, Seller has made available to Buyer true and complete copies of each Material Contract and all amendments thereto.
Section 6.10    Compliance with Laws. Except as disclosed on Schedule 6.10, and to Seller’s Knowledge, the Assets are in compliance in all material respects with the provisions and requirements of all Laws (excluding Environmental Laws, which are addressed exclusively in Section 6.12 and Article V, and Taxes, which are addressed exclusively in Section 6.13) of all Governmental Authorities having jurisdiction with respect to the Assets or the ownership, operation, development, maintenance, or use thereof. Except as set forth on Schedule 6.10, Seller is not the subject of any pending or, to Seller’s Knowledge, threatened regulatory compliance or enforcement action related to the Assets, and Seller has not received written notice alleging any violation of any Law (excluding Environmental Laws, which are addressed exclusively in Section 6.12 and Article V, and Taxes, which are addressed exclusively in Section 6.13) applicable to the Assets, in each case, the resolution of which is currently outstanding.
Section 6.11    Suspense Funds. Except as described in Schedule 6.11, and as of March 25, 2021, neither Seller nor its Affiliates holds (in escrow or otherwise) any Suspense Funds.
Section 6.12    Environmental Matters. Except as described in Schedule 6.12, Seller has not received, as of the Execution Date, any written notice or report of any material violation of, or material liability under, any Environmental Laws relating to the Assets where such violation or liability has not been previously cured or otherwise resolved or Remediated to the satisfaction of the relevant Governmental Authority. Except as disclosed on Schedule 6.12, and except as would not, individually or in the aggregate, have a Material Adverse Effect, Seller has not received any written notice of any investigation or inquiry regarding the Assets from any Governmental Authority under any Environmental Laws. All material final reports or if no final report is available, then the most recent draft report (including any tests and analyses) or studies specifically addressing environmental matters, in each case, (a) prepared by a third Person, (b) related to Seller’s ownership of the Assets, and (c) in Seller’s or its Affiliates’ possession, have been made available to Buyer prior to the Execution Date.
Section 6.13    Tax Matters.
(a)    To Seller’s Knowledge:

(1)    All Taxes imposed on or with respect to Seller’s ownership or operation of the Assets, or the production or removal of Hydrocarbons produced from or attributable to Seller’s interest in and to the Properties, or the receipt of proceeds therefrom, that are or have become due and payable have been timely paid in full (regardless of whether shown on any Tax Return), and Seller is not delinquent in the payment of any such Taxes, or, in either case, such Taxes are currently being contested in good faith by appropriate proceedings.
(2)    There are no liens of any Governmental Authorities for Taxes on Seller’s interests in any of the Assets except for current Taxes not yet due and payable.
(3)    All Tax Returns required to be filed by Seller on or before the Closing Date relating to the ownership or operation of the Assets, or the production or removal of Hydrocarbons produced from or attributable to Seller’s interest in and to the Properties, or the receipt of proceeds therefrom, have been or will be duly and timely filed by Seller with appropriate Governmental Authorities and all such Tax Returns are true, correct and complete in all material respects.
(b)    Seller has not received written notice of any claims, audits or examinations against Seller before any Governmental Authority relating to any Taxes imposed on or related to the ownership or operation of the Assets and, to Seller’s Knowledge, no such claim, audit, or examination has been threatened in writing from any Governmental Authority for the assessment of any Tax that, if unpaid, could give rise to a lien or other claim against any of the Assets.
(c)    There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes imposed on or related to the Assets.
(d)    There are no administrative or judicial proceedings by any taxing authority pending or in progress relating to or in connection with any Taxes imposed on or related to the Assets.
(e)    All Tax withholding and deposit requirements imposed by applicable Laws with respect to any of the Assets have been satisfied or timely complied with in all material respects.
(f)    No claim has been made by a Governmental Authority in a jurisdiction where Seller does not file Tax Returns with respect to any Taxes that Seller is or may be subject to taxation by that jurisdiction relating to the ownership or operation of the Assets.
(g)    Except as set forth in Schedule 6.13, none of the Assets is subject to any tax partnership as defined in Section 761 of the Code or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.
(h)    Each agreement or arrangement described on Schedule 6.13 (each a “Tax Partnership”), (i) has timely filed all U.S. federal income and other Tax Returns required to be filed by the Tax Partnership and all such Tax Returns are true, correct and complete in all material respects, (ii) has timely paid all Income Taxes and other Taxes required to be paid by the Tax Partnership, and (iii) to the Knowledge of Seller, does not have in effect an election under Section 754 of the Code; and (iv) will terminate on the Closing Date.

(i)    There are no Tax rulings, requests for rulings or closing agreements with any taxing authority with respect to Seller with regard to any Taxes relating to the ownership or operation of the Assets.
(j)    Except as set forth in Schedule 6.13, Seller has no current or potential contractual obligation relating to the ownership or operation of the Assets, through Tax sharing agreements or otherwise, to indemnify any other Person with respect to Taxes.
(k)    Neither Seller (or, if a Seller is an entity disregarded as separate from any other Person within the meaning of Section 301.7701-3(a) of the Treasury Regulations, such Seller’s regarded owner) is a “foreign person” within the meaning of either Section 1445 or Section 1446(f) of the Code.
Section 6.14    Capital Projects. To Seller’s Knowledge, as of the Execution Date, Schedule 6.14 is a list and description of all Wells or other capital projects in progress and associated costs or estimates thereof to the extent such costs or estimates as of the Execution Date exceed $200,000.00 per Well or project in gross cost (the “Capital Projects”). To Seller’s Knowledge, as of the Execution Date, Schedule 6.14 is a list and description of all other authorizations for expenditures or other current commitments relating to the Assets to drill or rework wells, build gathering systems, or for other capital expenditures (“AFEs”) that, in each case, are outstanding as of the Execution Date and will be binding upon Buyer or the Properties after the Effective Time, other than any AFEs and Capital Projects outstanding as of the Execution Date that do not exceed $200,000.00 in gross cost. Each Party acknowledges that the amounts shown on Schedule 6.14 with respect to such Capital Projects and AFEs are estimates.
Section 6.15    Imbalances. As of the Execution Date and as of the Effective Time, there were no production, transportation, plant, or other imbalances with respect to production from the Properties, except as set forth on Schedule 6.15. Seller has not received any written notice that any imbalance constitutes any of Seller’s ultimately recoverable reserves from any balancing area.
Section 6.16    Hedges. Except as set forth on Schedule 6.16, there are no futures, options, swaps, or derivative type agreements with respect to the sale of Hydrocarbons from the Assets that will be binding on the Assets after Closing.
Section 6.17    Leases. To Seller’s Knowledge, Seller is not in material breach or material default under any Lease, and Seller has not received any unresolved written notice from any lessor thereunder that claims that such Lease has terminated or is subject to termination. To Seller’s Knowledge, Seller has not received any written notice of any claims with respect to any continuing or uncured material breach, default or violation by Seller of any of the Leases.
Section 6.18    Records and Information. The Records have been maintained in the ordinary course of business, on a timely basis consistent with the Seller’s past practice.
Section 6.19    Financial Statements. Seller delivered to Buyer copies of statements of unaudited revenue and direct operating expenses of the Assets for the years ended December 31, 2020 and December 31, 2019 (the “Financial Statements”). The Financial Statements present fairly, in all material respects, the revenue derived and the expenses incurred from the Assets for the periods indicated therein. When delivered the Audited Financials and the Unaudited Interim Financials will present fairly, in all material respects, the revenue derived and the expenses incurred from the Assets for the periods indicated therein in conformity with GAAP (except, in the case of the Unaudited Interim Financials, for the absence of notes and other presentation items and normal year-end adjustments) and the Financial Statements were derived from, and when delivered the Audited Financials and the Unaudited Interim Financials will be derived from, and accurately reflect in all material respects, the books and records of Seller related to the Assets.
Section 6.20    Investor Status. Seller is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act. Seller has such knowledge, skills and experience in business, financial and investment matters that it is capable of evaluating the merits and risks of an investment in the Class A Common Stock. Seller is not acquiring Class A Common Stock as a nominee or agent or otherwise for any other person and was not formed for the purpose of acquiring the Class A Common Stock.
Section 6.21    Securities Risks. Seller understands and accepts that the acquisition of the Class A Common Stock involves various risks and uncertainties, many of which are summarized in Earthstone’s filings with the SEC. Seller represents that it is able to bear any loss associated with an investment in the Class A Common Stock.
Section 6.22    Independent Evaluation of Investment. With the assistance of Seller’s own professional advisors, to the extent that Seller has deemed appropriate, Seller has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Class A Common Stock. Seller confirms that it is not relying on any communication (written or oral) of Earthstone or any of its Affiliates, as investment or tax advice or as a recommendation to acquire the Class A Common Stock. It is understood that information and explanations related to the terms and conditions of the securities provided in this Agreement or otherwise by Earthstone or any of its Affiliates will not be considered investment or tax advice or a recommendation to acquire Earthstone’s securities, and that neither Earthstone nor any of its Affiliates is acting or has acted as an advisor to Seller in deciding to invest in Earthstone’s securities. In accepting the Class A Common Stock, Seller has made its own independent decision that an investment in the Class A Common Stock is suitable and appropriate for Seller.
Section 6.23    Purchaser Information. Seller is familiar with the business and financial condition and operations of Earthstone and Buyer, as described in Earthstone’s filings with the SEC. Seller has had access to such information concerning Earthstone, Buyer and the Class A Common Stock and confirms it has been offered the opportunity to ask questions of Earthstone and Buyer and receive answers thereto as it deems necessary to enable it to make an informed investment decision concerning the acquisition of the Class A Common Stock.
Section 6.24    No Review. Seller understands that no federal or state agency has passed upon the merits of an investment in the Class A Common Stock or made any finding or determination concerning the fairness or advisability of such an investment.
Section 6.25    Disclosures and Schedules.
(a)    Effect of Disclosures. Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a “Material Adverse Effect” (whether or not capitalized) shall not be deemed an indication that such matter does, or may, have a “Material Adverse Effect” (whether or not capitalized). Likewise, the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.
(b)    Effect of Schedules. All Section headings in the Schedules correspond to the Sections of this Agreement; provided, however, that information provided in any Section of the Schedules shall constitute disclosure for purposes of each Section of this Agreement where such information is relevant.
ARTICLE VII
BUYER’S REPRESENTATIONS

Except (x) as and to the extent disclosed in the SEC Filings or (y) as disclosed in Schedule 7.2(a) or Schedule 8.2(b) prior to the execution of this Agreement (provided that (i) disclosure in any such Schedules shall be deemed to be disclosure with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Schedules as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Material Adverse Effect), Buyer and Earthstone represent and warrant to Seller that:
Section 7.1    Organization.
(a)    Buyer is a limited liability company that is duly organized or formed, validly existing and in good standing under the laws of the State of Delaware.
(b)    Earthstone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
Section 7.2    Capitalization of Earthstone.
(a)    The authorized capital stock of Earthstone consists of 250,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), classified as 200,000,000 shares of Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), and 50,000,000 shares of Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Earthstone Preferred Stock”). All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued in accordance with the Certificate of Incorporation, are fully paid and nonassessable, and, as of the respective dates of the SEC Filings and the Earthstone Financial Statements, were issued and held as described therein. On the Execution Date, there are 44,104,541 issued and outstanding shares of Class A Common Stock and 34,443,898 issued and outstanding shares of Class B Common Stock. On the Execution Date, except as set forth on Schedule 7.2(a) , Earthstone has no Earthstone Preferred Stock or other equity securities issued or outstanding.
(b)    As of the Closing, the Stock Consideration will be duly authorized in accordance with the Certificate of Incorporation, and, when issued and delivered pursuant to this Agreement in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued free and clear of any lien, claim or Encumbrance.

(c)    Earthstone has all requisite power and authority to issue and deliver the Stock Consideration to Seller in accordance with and upon the terms and conditions set forth in this Agreement. As of the Execution Date, except for the Stockholder Approval, all corporate action for the authorization, issuance, transfer and delivery of the Stock Consideration to Seller shall have been validly taken, and no other authorization by any Person is required therefor.
(d)    Since January 1, 2020, Earthstone has not received any notice from NYSE of delisting or noncompliance with the applicable listing and corporate governance rules and regulations of the NYSE, except as disclosed in the SEC Filings.
Section 7.3    Authority Relative to This Agreement. Subject to the receipt of the Stockholder Approval, the execution, delivery and performance by Buyer and Earthstone of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of each of Buyer and Earthstone. The Audit Committee of Earthstone has approved the execution, delivery and performance of this Agreement by Earthstone. Subject to the receipt of the Stockholder Approval, this Agreement has been duly executed and delivered by each of Buyer and Earthstone (and at Closing each other Transaction Document to which either Buyer or Earthstone is a party will have been duly executed and delivered by such Party), and this Agreement constitutes the valid and binding obligations of each of Buyer and Earthstone, and at Closing each other Transaction Document to which either Buyer or Earthstone is a party will be the valid and binding obligation of such Party, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 7.4    Noncontravention. The execution, delivery and performance by Buyer and Earthstone of this Agreement and the other Transaction Documents and the consummation by Buyer and Earthstone of the transactions contemplated hereby and thereby do not and will not conflict with or result in a violation of any provision of the Certificate of Incorporation, certificate of formation, bylaws or any other governing instruments of Buyer or Earthstone, conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which Buyer or Earthstone is a party.
Section 7.5    Governmental Approvals. To the Knowledge of Buyer, no material consent, approval, order or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be obtained or made by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement or the other Transaction Documents or the consummation by it of the transactions contemplated hereby or thereby, other than (a) compliance with any applicable federal or state securities laws, the filing of such other forms, notices and other documents as required under federal securities and state blue sky laws, and (b) filings with Governmental Authorities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

Section 7.6    Legal Proceedings. There are no Proceedings pending or, to the Knowledge of Buyer, threatened in writing before any Governmental Authority or arbitrator against Buyer or Earthstone or any Affiliate thereof which are reasonably likely to impair or delay Buyer’s ability to consummate the transactions contemplated hereby.
Section 7.7    Brokerage Fees. Neither Buyer nor any of its Affiliates has incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the Transaction for which Seller shall have any responsibility whatsoever.
Section 7.8    Fairness Opinion. The Audit Committee has received the written opinion (or an oral opinion to be confirmed in writing) of Northland Securities, Inc. to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the consideration to be paid by Earthstone in the Transaction is fair to Earthstone and the stockholders of Earthstone other than EnCap and its Affiliates from a financial point of view.
Section 7.9    NYSE Listing. The issued and outstanding shares of Class A Common Stock are listed for trading on the New York Stock Exchange (“NYSE”). Earthstone is in compliance in all material respects with all applicable rules and regulations of the NYSE. Earthstone has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.
Section 7.10    SEC Filings. Earthstone has timely filed and furnished with the SEC all forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents required to be filed by it since January 1, 2019 under the Securities Act, the Exchange Act, and all other federal securities laws. All forms, reports, certifications, prospectuses, proxy statements, schedules, statements, and other documents (including all amendments thereto) filed or furnished on a voluntary basis on Form 8-K by Earthstone with the SEC since such date are herein collectively referred to as the “SEC Filings.” The SEC Filings, at the time filed, complied as to form in all material respects with applicable requirements of federal securities laws. None of the SEC Filings, including any financial statements or schedules included therein, at the time filed, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. All Earthstone Material Contracts have been included in the SEC Filings, except for those contracts not required to be filed pursuant to the rules and regulations of the SEC. As of the Execution Date, there are no outstanding or unresolved comments received from the SEC staff with respect to the SEC Filings. Earthstone has not received any notification that any of the SEC Filings is the subject of ongoing SEC review or investigation.
Section 7.11    Securities Laws. Assuming Seller’s representations contained in this Agreement are true and correct, the offer and sale of the shares comprising the Stock Consideration (a) are and will be exempt from the registration and prospectus delivery requirements of the Securities Act, (b) have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws, and (c) are and will be accomplished in conformity with all other federal and applicable state securities laws.
Section 7.12    Investment Company Status. Earthstone is not, and after giving effect to the Transaction, Earthstone will not be, (a) an “investment company” as defined in the Investment Company

Act of 1940, as amended (the “Investment Company Act”), or (b) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
Section 7.13    Controls and Procedures. Earthstone’s “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) are designed to provide reasonable assurances that material information required to be disclosed by Earthstone in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. Earthstone maintains “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) as required by Rule 13a-15 under the Exchange Act.
Section 7.14    Absence of Certain Changes. Since December 31, 2020, except as set forth in the SEC Filings filed as of the Execution Date, there has not occurred any Material Adverse Effect or any event, occurrence, change, discovery or development of a state of circumstances or facts which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 7.15    Financial Resources. Buyer will have the financial resources available to pay the Closing Amount at Closing and to close the Transaction without any financing contingency and to perform its post-Closing obligations under this Agreement.
Section 7.16    No Additional Representations. Except for the representations and warranties made in this Article VII, none of Buyer nor any other Person on behalf of Buyer or Earthstone makes any express or implied representation or warranty with respect to Buyer or Earthstone or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement or the transactions contemplated hereby, and Buyer and Earthstone hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, none of Buyer nor any other Person on behalf of Buyer makes or has made any representation or warranty to Seller, any of its Subsidiaries or any of their respective Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Buyer or Earthstone or their respective businesses; or (b) except for the representations and warranties made by Buyer in this Article VII, any oral or written information presented to Seller, any of its Subsidiaries or any of their respective Affiliates or Representatives in the course of their due diligence investigation of Buyer or Earthstone, the negotiation of this Agreement or in the course of the transactions contemplated hereby.
ARTICLE VIII
PRE-CLOSING COVENANTS

Section 8.1    Covenants and Agreements of Seller.
(a)    Operations Prior to Closing. Subject to Section 8.1(b), from the Execution Date to the Closing Date, Seller will maintain all Leases and Contracts in full force and effect, to the extent that it has the ability to do so, and pay or cause to be paid its proportionate share of all costs and expenses incurred in connection with operation of its Assets and Seller will not elect to terminate any Lease or Contract, and Seller will notify Buyer of any ongoing activities and major capital expenditures in excess of $200,000.00 per activity (in gross costs), exclusive of the Capital Projects or AFEs, conducted on the Assets and shall inform Buyer of all such matters and operations involving such expenditures.

(b)    Negative Covenants on Operations. Unless Seller obtains the prior written consent of Buyer to act otherwise, which consent may be withheld at the sole discretion of Buyer, Seller shall not:
(1)    except for Capital Projects and AFEs as described on Schedule 6.14, all of which are deemed to be approved, approve any operations on the Assets that is anticipated to cost the owner of the Assets more than $200,000.00 in gross costs per activity or series of activities (excepting (i) emergency operations required to address an immediate threat to health, safety, or the environment, (ii) operations that are required if a Well goes down and Seller believes, acting reasonably, that there is a reasonable likelihood or risk of immediate reservoir or downhole damage or other immediate potential loss of the wellbore of such Well provided that such operation is not expected to exceed $250,000.00 in gross costs, or (iii) operations immediately necessary to avoid material monetary penalty or forfeiture provisions of any applicable Contract or order of any Governmental Authority, all of which, in the case of clauses (i) through (iii), are deemed approved; provided, however, Seller shall promptly notify Buyer as soon as reasonably practicable of the occurrence of any such events and shall cooperate reasonably with Buyer to minimize the costs thereof);
(2)    lease, transfer, sell, convey or dispose of, or grant a lien on, pledge, hypothecate, or otherwise encumber (including grant or create any preferential right) any, Assets (other than replacement of equipment, other asset retirement obligations, or sale of Hydrocarbons in the ordinary course of business consistent with past practices);
(3)    let lapse any of Seller’s insurance now in force with respect to the Assets;
(4)    modify or terminate or allow to be modified or terminated any Material Contract or Lease or enter into any agreement that, if in effect as of the Execution Date, would be a Material Contract;
(5)    waive, release, assign, settle, or compromise any claim, action, or proceeding relating to the Assets, other than waivers, releases, assignments, settlements, or compromises that involve only the payment of monetary damages not in excess of $50,000.00 individually or in the aggregate (excluding amounts to be paid under insurance policies); or
(6)    commit or agree to take or refrain from taking any action that, if so taken or omitted, would result in a violation of this Section 8.1(b).
(c)    Audits and Filings.
(1)    At Buyer’s request, from the Execution Date and up to the earlier of (y) six months after the Closing Date, or (z) December 1, 2021, Seller shall, and shall use its commercially reasonable best efforts to cause its Affiliates and its and their respective officers, directors, managers, employees, agents and Representatives to, cooperate on a timely basis with Buyer, its Affiliates and their respective agents and Representatives in connection with compliance with Earthstone’s, Buyer’s and their Affiliates’ Tax, financial or other reporting requirements including supplemental oil and gas disclosures satisfying the requirements of ASC 932-235-50 et seq. and audits, including (A) furnishing Buyer and its Representatives as promptly as practicable with the

Required Information, (B) any filings with any Governmental Authority and (C) any filings that may be required by the SEC, under securities Laws applicable to Earthstone and its Affiliates, including the filing by Earthstone with the SEC of one or more registration statements to register any securities of Earthstone under the Securities Act, or of any report required to be filed by Earthstone under the Exchange Act (together with the Securities Act and the rules and regulations promulgated under such acts, the “Securities Laws”) (any such filings described in clause (C), the “Filings”). Further, from and after the Execution Date, Seller shall, and shall use its commercially reasonable best efforts to cause its Affiliates to, make available to Earthstone, Buyer and their Affiliates and their agents and Representatives any and all books, records, information and documents that are attributable to Seller or the Assets in Seller’s or its Affiliates’ possession or control reasonably required by Earthstone, Buyer, their Affiliates and their agents and Representatives, in order for Earthstone or its Affiliates to prepare, if required to comply with the requirements of the Securities Laws in connection with such Filings, financial statements relating to the Company Group meeting the requirements of Regulation S-X under the Securities Act.
(2)    Buyer shall deliver all requests by Earthstone for cooperation, access and documentation pursuant to this Section 8.1(c) with reasonable specificity and with reasonable advance notice to Seller so as not to unreasonably interfere with Seller’s conduct of business.
(3)    Buyer shall promptly, upon request by Seller, reimburse Seller for all post-Closing out-of-pocket costs and expenses incurred by Seller, its Affiliates and its and its Affiliates’ Representatives, in connection with their respective cooperation contemplated by this Section 8.1(c). Except in the case of gross negligence, willful misconduct or actual Fraud (as determined by the final judgment of a court of competent jurisdiction), (i) all of the information provided by Seller pursuant to this Section 8.1(c) is given without any representation or warranty, express or implied, and (ii) in no event will Seller or its Affiliates or its or its Affiliates’ representatives have any liability of any kind or nature to Buyer or any other Person arising or resulting from the cooperation provided pursuant to this Section 8.1(c) or any use of any information provided by Seller or its Affiliates or its or its Affiliates’ Representatives provided pursuant to this Section 8.1(c). Without affecting Buyer’s rights under this Agreement, Buyer shall indemnify and hold harmless each member of the Seller Group from and against any and all Losses suffered or incurred by any member of the Seller Group in connection with any information provided by Seller, its Affiliates or its or its Affiliates’ representatives to Buyer under this Section 8.1(c) to the extent permitted by applicable Law; provided, however, that Buyer shall not be required to indemnify and hold harmless Seller to the extent that such damages arise from gross negligence, willful misconduct or actual Fraud by Seller or any of its Affiliates or its or its Affiliates’ representatives, as determined by the final judgment of a court of competent jurisdiction.
Section 8.2    Covenants and Agreements of Buyer.
(a)    Bonding.
(1)    Bonding. On or before the Closing Date, Buyer shall obtain, or cause to be obtained in the name of Buyer, such surety instruments, bonds, letters of credit, or guarantees, to the extent such instruments are necessary to permit, as of Closing, the ownership and operation of the Assets.
(2)    Delivery of Evidence of Bonds. At or prior to Closing, Buyer shall deliver to Seller evidence of the posting of surety instruments, bonds, letters of credit, or guarantees with the applicable Governmental Authority meeting the requirements of such Governmental Authority to own and operate the Assets.
(b)    Operation of Business of Earthstone. Except as to the matters set forth on Schedule 8.2(b) and any other matters approved by Seller, from the Execution Date until the Closing Date, Earthstone will carry on its business only in the usual and ordinary course, consistent with past practice, and, except with the prior written consent of Seller (such consent not to be unreasonably withheld, conditioned or delayed) or as expressly contemplated or permitted by this Agreement:
(1)    Earthstone will conduct its activities in the usual and customary course of business consistent with past practices;
(2)    Earthstone will not:
(A)    resolve or propose to be wound up, dissolved, liquidated, appoint or agree to the appointment of a liquidator, receiver or trustee in bankruptcy for it or consent to an order by a court for its winding up or dissolution;
(B)    alter or amend or authorize any alteration or amendment to its Certificate of Incorporation or bylaws as they exist at the Execution Date; or
(C)    announce an intention, enter into any agreement, or otherwise make a commitment to do any of the things prohibited by any of the foregoing.
(c)    Listing of the Stock Consideration. Earthstone shall use its reasonable best efforts to cause the Stock Consideration to be approved for listing on the NYSE prior to the Closing, subject to official notice of issuance.
Section 8.3    Covenants and Agreements of the Parties.
(a)    Confidentiality. The Parties shall keep all information and data relating to the existence of this Agreement, the contents hereof, or the transactions contemplated hereby, strictly confidential, except (A) for disclosures to representatives of the Parties (in which event, the disclosing Party will be responsible for making sure that the Representatives keep such information and data confidential), (B) as required to perform this Agreement, (C) to the extent expressly contemplated by this Agreement (including in connection with the resolution of Disputes hereunder), (D) for disclosures that are required (upon advice of counsel) by applicable securities or other Laws or regulations or the applicable rules of any stock exchange having jurisdiction over the Parties or their respective Affiliates, (E) for disclosures to Governmental Authority as required by Law, or (F) as to any information or data that is or becomes available to the public other than through the act or omission of such Party or its representatives in violation of this Section 8.3(a); provided, however, prior to making any disclosures permitted under subsection (A)

above, the Party disclosing such information shall obtain an undertaking of confidentiality from the Person receiving such information; provided further, however, Seller will not be in breach of this Section 8.3(a) if any disclosure is made by any of its former employees whose employment was terminated on or before the Execution Date.
(b)    Injunctive Relief. Buyer acknowledges that Seller will not have an adequate remedy at Law if Buyer violates any of the terms of Section 8.3(a). In such event, Seller will have the right, in addition to any other right it may have, to obtain injunctive relief to restrain any breach or threatened breach of the terms of Section 8.3(a), and/or to seek specific performance of such terms.
(c)    Communication Between the Parties. If prior to Closing a Party obtains Knowledge that the other Party is in breach of any of its covenants, representations, or warranties under this Agreement, such Party shall promptly inform the other Party of such breach and the Party alleged to be in breach may attempt to remedy or cure such breach prior to Closing.
Section 8.4    Casualty Losses. Prior to Closing, if any portion of the Assets is damaged or destroyed or made unavailable or unusable for the intended purpose by fire, vandalism, theft, or other casualty or is taken in condemnation or under right of eminent domain (each, a “Casualty Loss”), the Parties shall nevertheless proceed to Closing; provided that, if and only to the extent that the resulting Loss from such Casualty Loss exceeds $100,000.00 in gross costs, the Cash Consideration shall be reduced pursuant to Section 2.3(e)(6) by the cost to replace or repair such Asset as reasonably estimated by Seller up to the Allocated Value thereof (the “Net Casualty Loss”). Seller, at its sole option, may elect to (a) cure such Casualty Loss by replacing (at Seller’s expense and without charge therefor under Section 2.3) any personal property that is the subject of a Casualty Loss with equipment of similar grade and utility; if Seller elects to so cure the Casualty Loss, Buyer shall purchase the affected Asset at Closing without any reduction to the Cash Consideration, or (b) exclude the affected Assets and reduce the Cash Consideration by the Allocated Values of such Assets. Seller shall retain all rights to insurance, condemnation awards, and other claims against third Persons with respect to the Casualty Loss that is greater than $100,000.00, except to the extent the Parties otherwise agree in writing. To the extent permitted by applicable Contract or Law, Buyer shall receive all rights to insurance, condemnation awards, and other claims against third Persons with respect to the Casualty Loss that is less than $100,000.00, except to the extent the Parties otherwise agree in writing.
Section 8.5    Preparation of Proxy Statement; Stockholder Meeting.
(a)    Preparation of Proxy Statement. As soon as reasonably practicable following the date of this Agreement, Earthstone shall prepare and file with the SEC a proxy statement containing the information specified in Schedule 14A of the Exchange Act to obtain Stockholder Approval (the “Proxy Statement”) in preliminary form. Earthstone will endeavor to provide copies of the proposed Proxy Statement to Seller such that Seller and its representatives are afforded a reasonable amount of time prior to the dissemination or filing thereof to review such material and comment thereon in good faith prior to such dissemination or filing, and Earthstone shall reasonably consider in good faith any comments of such Persons and shall make Earthstone’s representatives available to discuss such comments with such Persons. Earthstone shall use its reasonable best efforts to have the Proxy Statement cleared for use under the Exchange Act as promptly as practicable after such filing. Earthstone shall use its reasonable best efforts to cause the Proxy Statement to be mailed to the Earthstone Stockholders as promptly as practicable after the clearance is received from the SEC. Earthstone shall use commercially reasonable efforts to keep Seller informed throughout the process of filing of the Proxy Statement. If at any time prior to the Closing Date any information relating to Buyer or Seller, or any of their respective Affiliates, directors or officers, is discovered by any Party that should be set forth in an amendment or supplement to the Proxy Statement so that it would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the Earthstone Stockholders. Earthstone shall notify Seller of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information. After the Execution Date, Buyer shall commence preparation of a draft of the registration statement with respect to the Stock Consideration in a manner consistent with the Registration Rights Agreement.
(b)    Stockholder Meeting. Earthstone shall, (1) as soon as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special or annual meeting of the Earthstone Stockholders (the “Stockholders Meeting”) for the purpose of obtaining the Stockholder Approval and (2) through the Earthstone Board or the Audit Committee, as applicable, recommend to the Earthstone Stockholders the adoption of this Agreement and the approval of the Transaction and issuance of the Stock Consideration (the “Earthstone Board Recommendation”). The Proxy Statement shall include the Earthstone Board Recommendation. Earthstone may not postpone or adjourn the Stockholders Meeting without the consent of Seller, other than (i) to solicit additional proxies for the purpose of obtaining the Stockholder Approval, (ii) for the absence of quorum or (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure that Earthstone has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Earthstone Stockholders prior to the Stockholders Meeting. Without limiting the foregoing, Earthstone agrees that its obligation to hold the Stockholder Meeting shall not be affected unless and until this Agreement is terminated in accordance with Section 11.1(f). Notwithstanding the foregoing, at any time prior to obtaining Stockholder Approval, the Audit Committee and the Earthstone Board may, if they determine in good faith, after consultation with outside counsel, that the failure to take such action would be inconsistent with their fiduciary duties under applicable Law, withdraw or change the Earthstone Board Recommendation.
Section 8.6    Required Financial Information. Seller shall deliver (a) true and complete copies of the audited statements of revenues and direct operating expenses (including any supplemental oil and gas disclosures satisfying the requirements of ASC 932-235-50 et seq.) of the Assets for the years ended December 31, 2020 and 2019 prepared in accordance with GAAP and Regulation S-X and audited in accordance with the auditing standards of the PCAOB (the “Audited Financials”) not later than April 30, 2021; (b) true and complete copies of the unaudited statements of revenues and direct operating expenses of the Assets as at and for the three months ended March 31, 2021 and a comparable period in compliance with Item 303 of Regulation S-K, in each case, prepared in accordance with GAAP and Regulation S-X and reviewed in accordance with AS 4105 (the “Unaudited Interim Financials”) not later than April 30, 2021; and (c) as of the Closing Date, an executed consent, in form and substance reasonably satisfactory to Earthstone and dated as of the Closing Date, of Seller’s independent registered public accounting firm responsible for the audit of the Seller’s financial statements, for filing with the SEC of the Audited Financials.
ARTICLE IX
TAX MATTERS

Section 9.1    Apportionment of Property Taxes. Property Taxes shall be deemed attributable to the period of ownership of the applicable Asset subject to Property Taxes, and liability for such Taxes shall be allocated to Seller for all periods (and portions thereof) ending prior to the Effective Time and to Buyer for all periods (and portions thereof) beginning at or after the Effective Time as described further in this Section 9.1. Property Taxes imposed on a periodic basis that includes, but does not end at, the Effective Time, shall be allocated between the portion of such Tax period ending prior to the Effective Time and the portion of such Tax period beginning on or after the Effective Time by prorating each such Property Tax based on the number of days in the applicable Tax period that occur before the day on which the Effective Time occurs, on the one hand, and the number of days in such Tax period that occur on and after the day on which the Effective Time occurs, on the other hand. For purposes of the preceding sentence, the period for such Property Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Property Tax and shall end on the day before the next such date.
Section 9.2    Apportionment of Severance Taxes. Severance Taxes shall be deemed attributable to the period during which the production of the Hydrocarbons with respect to such Severance Taxes occurred, and liability therefor shall be allocated to Seller for pre-Effective Time Severance Taxes and to Buyer for post-Effective Time Severance Taxes.
Section 9.3    True-up for Certain Asset Taxes. To the extent the actual amount of an Asset Tax is not determinable at the time an adjustment to the Cash Consideration is to be made with respect to an Asset under Section 2.3 and/or Section 13.1, as applicable, (a) the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment, and (b) upon the later determination of the actual amount of such Asset Tax, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under Section 9.1 and Section 9.2.
Section 9.4    Tax Returns. Subject to Section 9.3 and Buyer’s indemnification rights under Article XIV of this Agreement, after Closing, Buyer shall timely file or cause to be filed all Tax Returns for Asset Taxes required to be filed after Closing and shall timely pay or cause to be paid to the taxing authorities all Asset Taxes that become due and payable after Closing. Any penalty, addition to Tax, or interest levied or assessed with respect to any Asset Tax shall be allocated to, and shall be payable by, the Party to which the Tax to which such penalty, addition to Tax, or interest relates is allocated, regardless of when such penalty, addition to Tax, or interest is levied or assessed; provided, however, that the liability for any penalty, addition to Tax, or interest levied or assessed with respect to any failure of Buyer to comply with the previous sentence shall be allocated to, and shall be payable by, Buyer; provided further, however, that Buyer shall not be liable for any penalty, addition to Tax, or interest levied or assessed with respect to any Tax Return that was required to be filed on or before the Closing Date.

Section 9.5    Refunds. Buyer shall be entitled to all rights to any refunds of Asset Taxes allocable to Buyer under Section 9.1 and Section 9.2 regardless of when received. Seller shall be entitled to all rights to any refunds of Asset Taxes allocable to Seller under Section 9.1 and Section 9.2 regardless of when received. If a Party or its Affiliate receives a refund to which the other Party is entitled under this Section 9.5, such receiving Party shall forward to the other Party the amount of such refund within 30 days after such refund is received, net of any reasonable costs or expenses incurred by such receiving Party in procuring such refund.
Section 9.6    Income Taxes. Seller shall retain responsibility for, and shall bear and pay, all Income Taxes incurred by or imposed on it, its direct or indirect owners or Affiliates, or any combined, unitary, or consolidated group of which any of the foregoing is or was a member, and no such Taxes shall be taken into account as adjustments to the Cash Consideration under Section 2.3 and/or Section 13.1, as applicable.
Section 9.7    Transfer Taxes. All Transfer Taxes (including any related interest, penalties, or legal costs) that may be imposed on any transfer of the Assets under this Agreement shall be borne and paid 50% by Seller and 50% by Buyer. If required by applicable Law, Seller shall, in accordance with applicable Law, calculate and remit any sales or similar Taxes that are required to be paid as a result of the transfer of the Assets to Buyer, and Buyer shall promptly reimburse Seller’s share thereof. The Parties shall cooperate with one another in the preparation of any Tax Returns and other related documentation with respect to such Transfer Taxes (including any exemption certificates and forms as each may request to establish an exemption from (or otherwise reduce) or make a report with respect to such Transfer Taxes). Any expenses, fees, or costs incurred by the Parties in connection with preparing or filing such Tax Returns shall be paid by Seller.
Section 9.8    Allocations for Federal Income Tax Purposes. Buyer and Seller acknowledge that, under Section 1060 of the Code, Buyer and Seller must report information regarding the allocation of the Base Purchase Price, Assumed Liabilities and any other amounts treated as consideration for federal Income Tax purposes (collectively, the “Allocation Amount”) to the United States Secretary of Treasury by attaching Department of Treasury, Internal Revenue Service, Form 8594 to their federal Income Tax returns for the Tax period that includes the Closing Date, or other applicable Internal Revenue Service forms. Buyer and Seller agree that the Allocation Amount shall be allocated for Tax purposes among each class of assets provided for in Treasury Regulations Section 1.338-6 as described in Schedule 9.8. Such allocation shall be revised in a manner consistent with Section 1060 of the Code, or other applicable provisions of the Code, to take into account any adjustments to the Base Purchase Price under this Agreement, including any indemnification payments under Article XIV. Buyer and Seller shall each prepare their respective Forms 8594, or other applicable Internal Revenue Service forms, with respect to the Transaction in a manner consistent with such allocation, as adjusted. The Parties shall not take any Income Tax position (whether in audits, on Tax Returns, or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise, and/or settle any Tax audit, claim, or similar proceedings in connection with such allocation.

Section 9.9    Post-Closing Tax Matters. After Closing, Buyer and Seller agree and shall, as applicable:
(a)    reasonably cooperate and assist the other (1) in preparing any Tax Returns regarding any Tax relating to the Assets, or the Transaction, and (2) in qualifying for any exemption or reduction in Tax that may be available in accordance with applicable Law;
(b)    reasonably cooperate in preparing for any audits, examinations, or other Tax proceedings by, or disputes with, taxing authorities regarding any Tax relating to the Assets or the Transaction;
(c)    make available to the other, and to any taxing authority as reasonably requested, any information, records, and documents relating to a Tax incurred or imposed in connection with the Assets or the Transaction;
(d)    provide timely notice to the other in writing of any pending or threatened Tax audit, examination, or assessment that could reasonably be expected to affect the other’s Tax liability under applicable Law or this Agreement (a “Tax Controversy”), and to promptly furnish the other with copies of all correspondence with respect to any Tax Controversy;
(e)    allow the other to participate, at its own expense, in any Tax Controversy, and not settle any Tax Controversy without the prior written consent of the other, which may not be unreasonably withheld, conditioned, or delayed;
(f)    Seller shall file or cause to be filed a final year, effective as of the Closing Date, U.S. federal income Tax Returns with respect to any Tax Partnerships that do not survive the Closing in accordance with this Article IX;
(g)    A Push-Out Election shall be made with respect to any Pre-Closing Tax Period with respect to any Tax Partnership; and
(h)    Any U.S. federal income Tax Controversy or other audit relating to a Pre-Closing Tax Period with respect to any Tax Partnership that does not survive the Closing shall be governed by the applicable Tax Partnership Agreement executed in connection with the JDAs; provided, however, Seller agrees to promptly notify Buyer of the commencement of any such Tax Controversy and thereafter keep Buyer reasonably informed of the status and details of such Tax Controversy.
(i)    Notwithstanding anything in this Agreement to the contrary, with respect to any Tax Partnership that survives the Closing, as may be applicable:
(1)    there shall be an interim closing of the books as of the Closing Date pursuant to Section 706 of the Code with respect to the distributive shares and allocations of items of income, gain, loss and deduction of the Tax Partnerships between Seller and Buyer in accordance with the applicable Tax Partnership Agreements executed in connection with the JDAs;

(2)    from and after Closing, Seller shall not request, make or cause to be made, without the prior written consent of Buyer in its sole and absolute discretion, an election under Section 754 of the Code with respect to any Tax Partnership;
(3)    to the extent requested by Buyer, Seller shall cooperate with Buyer to cause the termination of the JDAs and corresponding Tax Partnerships in accordance with the JDAs and make or effectuate such other elections or rights to which Seller is entitled under the JDAs; and
(4)    Seller agrees that Buyer (or its nominee) shall serve as the TRP, TMP and “partnership representative” of such Tax Partnerships (as such terms are defined in the applicable Tax Partnership Agreements executed in connection with the JDAs);
(5)    Buyer shall file or cause to be filed all U.S. federal income Tax Returns required to be filed after the Closing for the taxable year of Closing with respect to any such Tax Partnership. Such Tax Returns shall be prepared in a manner consistent with past practice unless otherwise required by applicable Law and in accordance with this Article IX. Buyer shall cause drafts of such Tax Returns to be provided to Seller at least 30 days prior to the filing thereof for Seller’s prompt review, comment and approval, and Buyer shall make such revisions to such Tax Returns as are reasonably requested by Seller in accordance with applicable Law; and
(6)    any U.S. federal income Tax Controversy or other audit relating to a Pre-Closing Tax Period with respect to any Tax Partnership shall be governed by the applicable Tax Partnership Agreement executed in connection with the JDAs and this Article IX.
ARTICLE X
CONDITIONS PRECEDENT TO CLOSING

Section 10.1    Seller’s Conditions Precedent. The obligations of Seller at Closing are subject to the satisfaction or waiver by Seller at or prior to Closing of the following conditions precedent:
(a)    (1) All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of Closing in accordance with their terms as if such representations and warranties were remade at and as of Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or Material Adverse Effect), individually or in the aggregate has not had and would not reasonably be expected to materially impair the ability of Buyer to consummate the Transaction and perform its obligations under this Agreement, (2) Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to Closing in all material respects, and (3) Buyer shall have delivered Buyer’s Certificate to Seller confirming the foregoing;
(b)    other than an order affecting only a portion of the Assets that is treated as a Casualty Loss, no order shall have been entered by any court or Governmental Authority having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing;

(c)    in each case subject to the Title Threshold, the Aggregate Deductible, and the Environmental Defect Threshold, the aggregate amount of (1) the sum of all Title Defect Amounts for actual Title Defects, less the sum of all Title Benefit Amounts for actual Title Benefits, as determined under Article IV, plus (2) the sum of all Remediation Costs for actual Environmental Defects, shall not exceed an amount equal to 10% of the Unadjusted Base Purchase Price;
(d)    Earthstone shall have caused the Stock Consideration to be issued to each Seller in the proportions described on Schedule 12.3(d), free and clear of any and all liens, claims and Encumbrances;
(e)    the Stock Consideration shall have been approved for listing on the NYSE, subject to official notice of issuance; and
(f)    Buyer shall be ready, willing, and able to perform each of the actions and deliver those deliverables specified in Section 12.3 as required to be delivered by or on behalf Buyer at Closing.
Section 10.2    Buyer’s Conditions Precedent. The obligations of Buyer at Closing are subject to the satisfaction or waiver (except that the requirement that the Stockholder Approval include the vote of a Majority of the Disinterested in favor of the adoption of this Agreement and the transactions contemplated hereby may not be waived by Buyer or Earthstone) at or prior to Closing of the following conditions precedent:
(a)    (1) All representations and warranties of Seller contained in this Agreement (including Section 15.20(a)) shall be true and correct at and as of Closing in accordance with their terms as if such representations and warranties were remade at and as of Closing (except to the extent such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of such specified date), except where the failure to be so true and correct (without giving effect to any limitation or qualification as to materiality or Material Adverse Effect), individually or in the aggregate has not had and would not reasonably be expected to result in a Material Adverse Effect, (2) Seller shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Seller at or prior to Closing in all material respects, and (3) Seller shall have delivered the Seller’s Certificate to Buyer confirming the foregoing;
(b)    other than an order affecting only a portion of the Assets that is treated as a Casualty Loss, no order shall have been entered by any court or Governmental Authority having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the Transaction and that remains in effect at the time of Closing;
(c)    in each case subject to the Title Threshold, the Aggregate Deductible, and the Environmental Defect Threshold, the aggregate amount of (1) the sum of all Title Defect Amounts for actual Title Defects, less the sum of all Title Benefit Amounts for actual Title Benefits, as determined under Article IV, plus (2) the sum of all Remediation Costs for actual Environmental Defects, shall not exceed an amount equal to 10% of the Unadjusted Base Purchase Price;
(d)    Earthstone shall have received Stockholder Approval;

(e)    Buyer shall have closed the transaction contemplated by the Tracker Purchase Agreement;
(f)    the aggregate amount of the Allocated Value of the affected Assets with respect to any preferential rights to purchase any portion of the Assets that are not set forth in Schedule 6.8 as of the Execution Date, regardless of whether such preferential rights to purchase are exercised or unexercised, shall not exceed 25% of the Unadjusted Base Purchase Price; and
(g)    Seller shall be ready, willing, and able to perform each of the actions and deliver those deliverables specified in Section 12.3 as required to be delivered by or on behalf of Seller at Closing.
Article XI
RIGHT OF TERMINATION AND ABANDONMENT

Section 11.1    Termination. This Agreement may be terminated prior to Closing as follows:
(a)    by mutual written consent of Seller and Buyer;
(b)    by Seller, if, through no fault of Seller, Closing does not occur on or before 5:00 p.m., Mountain Time, on the Outside Date;
(c)    by Buyer, if, through no fault of Buyer, Closing does not occur on or before 5:00 p.m., Mountain Time, the Outside Date;
(d)    by Seller, at or after the Scheduled Closing Date, if the conditions set forth in Section 10.1 (other than Section 10.1(c)) are not satisfied or are not capable of satisfaction at such time through no fault of Seller and are not waived by Seller;
(e)    by Buyer, at or after the Scheduled Closing Date, if the conditions set forth in Section 10.2 (other than Section 10.2(c)) are not satisfied or are not capable of satisfaction at such time through no fault of Buyer and are not waived by Buyer;
(f)    by Buyer or Seller, if the Stockholder Meeting shall have concluded and the Stockholder Approval shall not have been obtained;
(g)    by Buyer, if the transaction contemplated by the Tracker Purchase Agreement has not closed by the Outside Date or the Tracker Purchase Agreement is terminated; or
(h)    by Seller, if the Escrow Agent has not received the Deposit by 5:00 p.m., Mountain Time, on the third Business Day after the Execution Date.
provided, however, that without limiting the Parties’ rights under Section 11.1(a), no Party will be entitled to terminate this Agreement under Sections 11.1(b), 11.1(c), 11.1(d), 11.1(e), 11.1(f) or 11.1(g), as applicable, if such Party is in breach of this Agreement and such breach results (or would result, if Closing were then scheduled to occur) in a failure of a condition set forth in Section 10.1 or Section 10.2, as applicable. Any termination under Sections 11.1(a) through 11.1(h) is effective upon the non-terminating Party’s receipt of the terminating Party’s written notice of termination.

Section 11.2    Remedies.
(a)    Buyer’s Breach. If the conditions set forth in Section 10.2 have been satisfied at or after the Scheduled Closing Date (or such later date as determined under Section 12.1) and Buyer fails to tender performance at or after the Scheduled Closing Date (or such later date as determined under Section 12.1), Seller shall be entitled to elect to either (1) terminate this Agreement under Section 11.1(b) or Section 11.1(d) and seek the Deposit from the Escrow Agent as liquidated damages and not as a penalty, or (2) not terminate this Agreement and seek all remedies available at Law or in equity, including the remedy of specific performance of this Agreement. The Parties agree that the monetary damages set forth in this Section 11.2(a) will be deemed liquidated damages (not a penalty) and acknowledge that the damages caused by Buyer’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1) would be impracticable or extremely difficult to estimate and that the amount of liquidated damages set forth in this Section 11.2(a) is a reasonable forecast as of the Execution Date of just compensation for the actual damages reasonably expected to result from Buyer’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1). If Seller elects to seek specific performance of this Agreement pursuant to this Section 11.2(a), the Deposit shall be held by the Escrow Agent until a non-appealable final judgment or award on Seller’s claim for specific performance is rendered, at which time the Deposit shall be applied as provided in Section 2.1(d) of this Agreement.
(b)    Seller’s Breach. If the conditions in Section 10.1 have been satisfied at or after the Scheduled Closing Date (or such later date as determined under Section 12.1) and Seller fails to tender performance at or after the Scheduled Closing Date (or such later date as determined under Section 12.1), Buyer shall be entitled to (1) seek specific performance of this Agreement or (2) terminate this Agreement under Section 11.1(c) or Section 11.1(e) in which event Buyer shall be entitled to receive the return of the Deposit from the Escrow Agent and the Termination Fee. The Parties agree that the monetary damages set forth in clause (2) in this Section 11.2(b) will be deemed liquidated damages (not a penalty) and acknowledge that the damages caused by Seller’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1) would be impracticable or extremely difficult to estimate and that the amount of liquidated damages set forth in clause (2) in this Section 11.2(b) is a reasonable forecast as of the Execution Date of just compensation for the actual damages reasonably expected to result from Seller’s failure to tender performance on or after the Scheduled Closing Date (or such later date as determined under Section 12.1).
(c)    Stockholder Approval. Notwithstanding any language in this Agreement to the contrary, in the event that Seller or Buyer terminates this Agreement under Section 11.1(f), then within two Business Days after termination of this Agreement, the Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver by wire transfer in immediately available funds (1) to Seller an amount in cash of One Million Dollars ($1,000,000.00) (such amount, the “Reverse Termination Fee”), and (2) to Buyer the remaining balance of the Deposit. The Parties acknowledge that the monetary damages set forth in this Section 11.2(c) will be deemed liquidated damages (not a penalty) and acknowledge that the damages caused by either Party’s termination under Section 11.1(f) would be impracticable or extremely difficult to estimate and that the amount of liquidated damages set forth in this

Section 11.2(c) is a reasonable forecast as of the Execution Date of just compensation for the actual damages reasonably expected to result from termination under Section 11.1(f).
(d)    Termination of Tracker Purchase Agreement. Notwithstanding any language in this Agreement to the contrary: (1) in the event that Buyer terminates this Agreement under Section 11.1(g) and Tracker and/or TRD Royalty Holdings (TX), LP is entitled to receive the entire deposit under the Tracker Purchase Agreement, then within two Business Days of termination of this Agreement, the Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver to Seller the Deposit by wire transfer in immediately available funds, (2) in the event that Buyer terminates this Agreement under Section 11.1(g) and neither Tracker nor TRD Royalty Holdings (TX), LP is entitled to receive any of the deposit under the Tracker Purchase Agreement, then within two Business Days of termination of this Agreement, the Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver (A) to Seller, an amount in cash equal to the Termination Fee, and (B) to Buyer, the remaining balance of the Deposit, and (3) in the event that Buyer terminates this Agreement under Section 11.1(g) and Tracker or TRD Royalty Holdings (TX), LP are entitled to a portion of the deposit under the Tracker Purchase Agreement, then within two Business Days of termination of this Agreement, the Parties shall deliver joint written instructions to the Escrow Agent instructing the Escrow Agent to deliver (A) to Seller, an amount in cash equal to the Reverse Termination Fee, and (B) to Buyer, the remaining balance of the Deposit.
(e)    Termination Under Section 11.1. If this Agreement is terminated under Section 11.1, this Agreement shall become void and of no further force or effect, except for the provisions of Sections 8.3(a) (Confidentiality), 8.3(b) (Injunctive Relief), 11.2 (Remedies), and Article XV (Miscellaneous), and such parts of Annex I (Definitions) as are necessary to give effect to the foregoing, all of which shall continue in full force and effect in accordance with their terms. If Buyer or Seller terminates this Agreement under Section 11.1 (other than in the circumstances described in Section 11.2(a), Section 11.2(b), or Section 11.2(c)), neither Buyer nor Seller shall have any liability to any other Party for termination of this Agreement, but, in such event, and other than a termination under Section 11.1(h), Buyer will be entitled to the return of the Deposit from the Escrow Agent.
(f)    Joint Written Instructions. Upon termination of this Agreement as provided in this Article XI, Seller and Buyer shall, as promptly as practicable and in any event within two Business Days after the date that this Agreement is terminated, execute and deliver to each other and the Escrow Agent joint written instructions for the disbursement of the Deposit to the Party entitled to receive the same under this Article XI free and clear of any claims by the other Party with respect thereto.
Article XII
CLOSING

Section 12.1    Date of Closing. The closing of the Transaction (“Closing”) shall be held on the latter to occur of (i) July 16, 2021, (ii) such later date as Buyer and Seller may agree in writing, or (iii) if the conditions set forth in Section 10.1(c), Section 10.2(c) or Section 10.2(d) have not been satisfied as of the date set forth in clause (i), then the earlier of (A) the date that is three Business Days after the date upon which such conditions have been satisfied or waived (which the Parties agree may be deemed effective as of the date of closing of the Tracker Purchase Agreement) or (B) the Outside Date (the date set forth in either

(i), (ii), or (iii), as applicable, is the “Scheduled Closing Date”), or, if all conditions in Article X required to be satisfied at or prior to Closing have not been satisfied or waived as of the Scheduled Closing Date, as soon as possible thereafter as such conditions have been satisfied or waived, subject to the rights of the Parties under Article XI; provided, however, that if there exists any Dispute as to whether any termination right in Article XI has been triggered or if any of the conditions precedent in Article X have failed to be satisfied, Closing shall occur 10 Business Days after the final determination of such Dispute. The date Closing actually occurs is called the “Closing Date.”
Section 12.2    Time and Place of Closing. The Closing shall be held electronically to the extent feasible, or, if not electronically, at the offices of Welborn Sullivan Meck & Tooley, P.C. in Denver, Colorado, or at such other time and place as Buyer and Seller may agree in writing. To the extent the Parties have an in-person Closing, the Parties and their Representatives shall each comply with any COVID-19 Measures at such in-person Closing.
Section 12.3    Closing Obligations. At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:
(a)    Seller and Buyer shall execute, acknowledge and deliver to each other instruments in the form of the Assignment, Bill of Sale and Conveyance attached as Exhibit B (the “Assignment”) in multiple counterparts for each county in which the Assets are located, and any applicable counterpart forms of any Governmental Authorities, conveying the Assets to Buyer as of the Effective Time, with only a special warranty of Defensible Title by, through, and under Seller but not otherwise, in such number of counterparts as reasonably requested by each Party.
(b)    Buyer and Seller shall execute and deliver the Preliminary Settlement Statement delivered under Section 2.3(b).
(c)    Buyer shall deliver the Closing Amount to the account at a bank designated by Seller by wire transfer of immediately available funds, or by such other method as reasonably requested by Seller.
(d)    Buyer shall deliver to Seller evidence of issuance of the Stock Consideration to each Seller in the proportions described on Schedule 12.3(d), credited to book-entry accounts maintained by the transfer agent of Earthstone.
(e)    Buyer shall deliver to Seller the Officer’s Certificate dated as of the Closing Date, substantially in the form attached as Exhibit C (the “Buyer’s Certificate”).
(f)    Seller shall deliver to Buyer the Officer’s Certificate dated as of the Closing Date, substantially in the form attached as Exhibit D (the “Seller’s Certificate”).
(g)    (1) SEG I shall execute and deliver to Buyer a Certificate of Non-Foreign Status, substantially in the form attached as Exhibit E-1, and (2) SEG II shall execute and deliver to Buyer a Certificate of Non-Foreign Status, substantially in the form attached as Exhibit E-2.
(h)    Buyer shall provide evidence that it has provided instruments as required under Section 8.2(a).

(i)    Buyer and Seller shall execute and deliver to each other all required change of operator and similar notices required by Laws of any Governmental Authorities.
(j)    [Intentionally omitted]
(k)    Seller shall deliver recordable releases (in sufficient counterparts to facilitate recording in the applicable counties where the Assets are located) in a form reasonably acceptable to Buyer of any mortgages or security interests over the Assets, in each case, securing indebtedness for borrowed money of Seller or any of its Affiliates.
(l)    Earthstone, Seller, and the other Persons to be party thereto will execute and deliver a Registration Rights Agreement relating to the Stock Consideration, substantially in the form attached hereto as Exhibit F.
(m)    Seller and Buyer shall take such other actions and deliver such other documents as are contemplated by this Agreement or as are reasonably requested by the other Party in order to consummate the Transaction.
Article XIII
POST-CLOSING Covenants

Section 13.1    Post-Closing Adjustments.
(a)    Final Settlement Statement. No later than the date that is 120 days after the Closing Date, Seller will in good faith prepare and deliver to Buyer, in accordance with customary industry accounting practices, the final settlement statement (the “Final Settlement Statement”) setting forth (1) each adjustment or payment that was not finally determined as of Closing, (2) the calculation of such adjustment, and (3) the final adjustments to the Cash Consideration (the Cash Consideration subject to such adjustments as finally determined pursuant to this Section 13.1 is the “Final Cash Consideration”). Seller shall provide Buyer access to such of Seller’s records as may be reasonably necessary to verify the post-Closing adjustments shown on the Final Settlement Statement. No later than 20 days after receipt of Seller’s proposed Final Settlement Statement, Buyer shall deliver to Seller a written report (with supporting documentation including all relevant invoices with specific references and other information reasonably requested by Seller) containing any changes that Buyer proposes to make to the final adjustments to the Cash Consideration proposed in the Final Settlement Statement delivered by Seller. Any changes not so specified in such written report from Buyer shall be deemed waived and Seller’s determinations with respect to all such elements of the Final Settlement Statement that are not addressed specifically in such written notice from Buyer shall prevail. Buyer’s failure to deliver to Seller a written report detailing proposed changes to the Final Settlement Statement by the end of such 20-day period shall be deemed an acceptance by Buyer of the Final Settlement Statement as submitted by Seller and shall not be subject to further Dispute, audit or arbitration. If Seller disagrees with any changes proposed by Buyer, the Parties shall cooperate in good faith to resolve any such Dispute no later than 50 days after Seller’s delivery of the proposed Final Settlement Statement. The date upon which such Disputes are resolved or upon which the Final Cash Consideration is established is the “Final Settlement Date.” If the Final Cash Consideration is more than the sum of the Closing Amount and the Deposit, Buyer shall pay Seller the amount of such difference. If the Final Cash Consideration is less than the sum of the Closing Amount and the Deposit, Seller shall pay to Buyer the amount of such difference. Any payment by a Party under this Section 13.1(a) shall be made by wire transfer of immediately available funds within five days of the Final Settlement Date. Subject to and except for the rights and obligations of the Parties described in Section 13.1(b), Section 9.3, or Article XIV (with respect to any obligation related to Taxes), the adjustments set out in the Final Settlement Statement shall be final settlement of the Parties with respect to all matters addressed in such Final Settlement Statement.
(b)    Dispute Resolution. If the Parties are unable to resolve a Dispute as to the Final Settlement Statement and the adjustments to Cash Consideration set forth therein by 60 days after Seller’s delivery of the proposed Final Settlement Statement, then either Seller or Buyer may submit the Disputed matters (other than Title Disputed Matters or Environmental Disputed Matters, which disputes are governed by Section 4.4 and Section 5.2, respectively) to be resolved by the Houston, Texas, office of KPMG, or, if such firm is not able or willing to serve, a nationally-recognized independent accounting firm or consulting firm mutually acceptable to both Seller and Buyer (the “Accounting Referee”), for review and final determination by arbitration. If Seller and Buyer has not agreed upon a mutually acceptable alternate Person to serve as Accounting Referee within 10 Business Days of receiving notice of KPMG’s unavailability, either Party may, within 10 Business Days after the end of such initial 10 Business Day period, formally apply to the Houston, Texas office of the American Arbitration Association to choose the Title Arbitrator. The arbitration proceeding shall be held in Houston, Texas. The FAA shall govern the interpretation, enforcement and proceedings pursuant to this Section 13.1(b). The Accounting Referee’s award shall be made within 30 days after submission by the Parties of the Disputed matters, or such additional period as the Parties may agree, absent an extension of such deadline for good cause (as determined by such Accounting Referee in its sole discretion). The award of such Accounting Referee shall be final and binding upon all Parties, without right of appeal. In making its determination, the Accounting Referee shall be bound by the rules set forth in Article II and this Section 13.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Accounting Referee are necessary to make a proper determination. The Accounting Referee, however, may not render an award with respect to a disputed adjustment, in each case, in excess of the highest value for such disputed adjustment as claimed by Buyer or Seller, as applicable, or below the lowest value for such disputed adjustment as claimed by Seller or Buyer, as applicable. The Accounting Referee may not otherwise award damages, interest, or penalties to either Party with respect to any disputed matter. Seller and Buyer shall each bear their own legal fees and other costs of presenting their case to the Accounting Referee. Buyer and Seller shall each bear one half of the costs and expenses of the Accounting Referee. Judgment on any award of an Accounting Referee may be entered by any court having jurisdiction thereof.
Section 13.2    Records. Seller shall deliver all electronic Records to Buyer at Closing and, within 15 Business Days after Closing, Seller shall deliver or cause to be delivered to Buyer original copies of the Records. Seller may retain copies of the Records and shall have the right to review and copy the Records during standard business hours upon reasonable notice for so long as Buyer retains the Records. Buyer acknowledges that Seller will provide the Records as they are currently maintained by Seller and Seller shall not have any obligation to manipulate electronic data or otherwise supply to Buyer the Records in a format not currently maintained by Seller. In addition, upon reasonable notice provided to Buyer and so long as Buyer retains the Records, Seller shall be entitled to access the Records, as necessary, for the purposes of complying with its obligations with respect to the Excluded Assets, the Retained Liabilities, and any other matter for which Seller must indemnify Buyer.
Section 13.3    Name Changes. As promptly as practicable, but in any case within 30 days after Closing, Buyer shall, at its sole cost and expense, eliminate the name “Sequel” and any variants thereof from the Assets and, except with respect to such grace period for eliminating existing usage, shall have no right to use any logos, trademarks, or trade names belonging to Seller or any of its Affiliates.
Section 13.4    Improper or Unintended Transfers. If, following Closing, either Party determines that there was inadvertently transferred to Buyer one or more assets (including Contracts) that are not Assets under this Agreement, such Party shall promptly notify the other Party thereof, and such assets shall be transferred and conveyed by Buyer to Seller as promptly as practicable thereafter. As promptly as practicable, but, in any case within 30 days after Closing, Buyer shall, at its sole cost and expense, remove any property included in the Assets that is physically on an Excluded Asset.
Section 13.5    Further Assurances. From time to time after Closing, Seller and Buyer shall each execute, acknowledge, and deliver to the other such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the Transaction.
Article XIV
ALLOCATION OF LIABILITIES; INDEMNIFICATION

Section 14.1    Buyer’s Assumed Liabilities. Without limiting the indemnity provisions set forth in Section 14.3 (but subject to the terms of this Agreement), effective as of Closing, Buyer hereby assumes and agrees to pay, perform, fulfill, and discharge all obligations, duties, liabilities and other Losses with respect to, arising from, based upon, or attributable to the Assets, regardless of whether such obligations, duties, liabilities and other Losses arose prior to, on, or after the Effective Time (the “Assumed Liabilities”), including (a) the Assumed Environmental Liabilities, (b) the administration and payment of the Suspense Funds, (c) those applicable to or related to the ownership, development, exploration, operation, and maintenance of the Assets and the production, transportation, processing, and marketing of Hydrocarbons from the Assets, including the payment of Property Expenses, whether imposed under or required by applicable Contracts, the Leases, applicable Law, or otherwise, (d) the administration and payment of Burdens on the Assets, (e) the Plugging and Abandonment Obligations, (f) Losses relating to or arising from any contamination or condition arising out of or attributable to any offsite disposal, removal, arrangement, or transportation of Hazardous Substances from the Assets as governed by applicable Law, (g) the performance and discharge of all obligations, covenants, and agreements arising from or relating to the Leases and Contracts or other agreements included within the Assets, (h) the make-up and balancing obligations for gas from the Wells, including any Imbalance Volumes, and (i) those matters described in Section 14.2(f) as of 12:00 a.m., local time, on the calendar day immediately following the date that is one year after the Closing Date; provided, however, the Assumed Liabilities do not include, in all instances, (A) the Retained Liabilities, (B) matters that are subject to indemnification pursuant to Section 14.3(b) only for the period under Section 14.9 in which Seller is providing indemnity for such items, and (C) Losses to the extent caused by, arising out of, or resulting from the Excluded Assets. By assuming any liabilities or obligations in this Section 14.1, Seller and Buyer do not intend to admit, and are not deemed to have admitted, any liability to any third Person. Buyer’s assumption of the Assumed Liabilities shall not affect the Parties’ agreement with respect to adjustments to the Cash Consideration under Section 2.3 or Section 13.1.
Section 14.2    Seller’s Retained Liabilities. Without limiting the indemnity provisions set forth in Section 14.3, Seller shall retain and shall pay, perform, fulfill, and discharge all Losses relating to any of the following (collectively, the “Retained Liabilities”):
(a)    any personal injury or death occurring on or attributable to the ownership of the Assets prior to the Closing Date (except for any personal injury or death attributable to or resulting from an Assumed Environmental Liability, all of which are assumed by Buyer at Closing);
(b)    any Seller Taxes;
(c)    any intercompany Losses or liabilities between Seller and any of its Affiliates or between Seller or its Affiliates and Tracker;
(d)    Seller’s or its Affiliates’ responsibilities or liabilities under ERISA or the Code applicable to their respective employees, and any obligations or liabilities owed to, or arising out of any of Seller’s employment or service provider relationships with any of their employees or service providers or out of or with respect to any Benefit Plan or under any applicable Law with respect thereto, to the extent attributable to events that occurred prior to the Closing Date;
(e)    all liabilities and obligations arising from the litigation identified on Schedule 6.7;
(f)    until the date that is one year after the Closing Date:
(1)    Seller’s gross negligence or willful misconduct in connection with any Seller-Operated Property during Seller’s ownership of such Seller-Operated Property prior to Closing;
(2)    the disposal or transportation by Seller from any Seller-Operated Property to any location that is not a Seller-Operated Property during Seller’s ownership of such Seller-Operated Property prior to the Effective Time of any Hazardous Substances generated or used by Seller in connection with Seller’s ownership of the Seller-Operated Properties;
(3)    penalties or fines imposed by any Governmental Authority and related to Seller’s ownership of the Assets to the extent relating to any pre-Closing violation of Law by Seller or any of its Affiliates in connection with the Assets; and
(g)    any Excluded Assets.
By retaining any liabilities or obligations in this Section 14.2, Seller and Buyer do not intend to admit, and shall not be deemed to have admitted, any liability to any third Person.

Section 14.3    Indemnification.
(a)    Buyer’s Indemnification of Seller. From and after Closing, Buyer shall defend, indemnify, save, and hold harmless the Seller Group from and against all Losses to the extent caused by, arising out of, or resulting from:
(1)    the Assumed Liabilities;
(2)    Buyer Taxes;
(3)    any matter for which Buyer has agreed to indemnify Seller under this Agreement or in any Transaction Document;
(4)    any breach of or inaccuracy in any representations or warranties made by Buyer in this Agreement or in any Transaction Document; and
(5)    any breach or non-fulfillment of any covenants or agreements of Buyer under this Agreement or in any Transaction Document.
The indemnification obligations described in this Section 14.3(a) apply to the Losses described in such provisions EVEN IF SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE OTHER PARTY OR ANY INDEMNIFIED PARTIES BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.
(b)    Seller’s Indemnification of Buyer and Earthstone. From and after Closing, Seller, jointly and severally, shall defend, indemnify, save, and hold harmless the Buyer Group from and against all Losses to the extent caused by, arising out of, or resulting from:
(1)    the Retained Liabilities;
(2)    Seller Taxes;
(3)    any matter for which Seller has agreed to indemnify Buyer and Earthstone under this Agreement or in any Transaction Document;
(4)    any breach of or inaccuracy in any representations or warranties made by Seller in this Agreement or in any Transaction Document;
(5)    any breach or non-fulfillment of any covenants or agreements of Seller under this Agreement or in any Transaction Document; and
(6)    up until the end of the General Survival Period:
(A)    Property Expenses of Seller or its Affiliates incurred prior to the Effective Time not accounted for under Section 2.3 or Section 13.1.

The indemnification obligations described in this Section 14.3(b) apply to the Losses described in such provisions EVEN IF SUCH LOSSES ARE CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE (WHETHER SOLE, JOINT, OR CONCURRENT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE OTHER PARTY OR ANY INDEMNIFIED PARTIES, BUT EXCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.
(c)    Materiality. Notwithstanding anything herein to the contrary, for purposes of Section 14.3(a)(4) and Section 14.3(b)(4), when determining whether a breach or inaccuracy has occurred in any representation or warranty contained in Article VI, Article VII or Section 15.20(a), or in the Seller’s Certificate delivered by Seller pursuant to Section 12.3(f) or in the Buyer’s Certificate delivered by Buyer pursuant to Section 12.3(e) (including in any definitions contained therein), and in calculating the amount of Losses resulting from any such breach or inaccuracy, all materiality qualifications referencing the terms “material,” “material and adverse”, Material Adverse Effect, “materially,” “material adverse effect,” “in all material respects,” “substantial,” or words of similar import or effect shall be disregarded and deemed not so qualified.
Section 14.4    Exclusive Remedies; Waiver. Notwithstanding anything to the contrary contained in this Agreement, except for and subject to (a) the special warranty of Defensible Title set forth in the Assignment, (b) Article IV, Article V, Article IX, and Article XI, (c) remedies that cannot be waived as a matter of Law, (d) claims or Losses arising out of Fraud, (e) as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement), and (f) any and all rights for injunctive relief or specific performance expressly provided in this Agreement, in each case, with respect to the breach of this Agreement or any other Transaction Document, (1) the Buyer Group’s sole and exclusive recourse against Seller after Closing for any Loss or claim of Losses arising out of or relating to this Agreement or any other Transaction Document is the indemnification provisions of this Article XIV and as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement), and (2) the Seller Group’s sole and exclusive recourse against Buyer and Earthstone after Closing for any Loss or claim of Losses arising out of or relating to this Agreement or any other Transaction Document is the indemnification provisions of this Article XIV and as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement). Without limiting the generality of the foregoing and subject to the remedies contained in or with respect to: (a) the special warranty of Defensible Title set forth in the Assignment, (b) Article IV, Article V, Article IX, Article XI, and this Article XIV, (c) remedies that cannot be waived as a matter of Law, (d) claims or Losses arising out of Fraud, (e) and as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement), and (f) any and all rights for injunctive relief or specific performance expressly provided in this Agreement, each of the Parties hereby waives, to the fullest extent permitted under applicable Law, any and all other rights, claims and causes of action (except for claims of Fraud) that it or any of its respective Representatives or Affiliates may have against each of the other Parties or any of its Affiliates or its or their respective Representatives with respect to the subject matter of this Agreement, whether under any contract, misrepresentation, tort, or strict liability theory, or under applicable Law, and whether at law or in equity.

Section 14.5    Procedure. All claims for indemnification under this Agreement shall be asserted and resolved as follows:
(a)    Claim Notice. The Party seeking indemnification under the terms of this Agreement (“Indemnified Party”) shall submit a written notice (“Claim Notice”) to the other Party (“Indemnifying Party”) which, to be effective, must state: (1) the Indemnified Party’s good faith estimate of the amount claimed by such Indemnified Party to be owing, (2) the basis for such claim, with supporting documentation, if available, and (3) a list identifying to the extent reasonably possible each separate item of Loss for which payment is so claimed to such Indemnified Party. The amount claimed shall be paid by the Indemnifying Party to the extent required in this Agreement within 30 days after receipt of the Claim Notice, or after the amount of such payment has been finally established, whichever last occurs.
(b)    Third-Party Claim.
(1)    Within 60 days after the Indemnified Party receives notice of a claim, assertion, legal action, arbitration, investigation, or other matter or proceeding brought by any Person that is not a Party or an Affiliate of a Party and that may result in a Loss for which indemnification may be sought under this Agreement (a “Third-Party Claim”), the Indemnified Party shall deliver a Claim Notice regarding such Third-Party Claim to the Indemnifying Party. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of liability under this Agreement except to the extent that the defense of such Third-Party Claim is materially prejudiced by the failure to give such notice. If the Indemnifying Party or its counsel so requests, the Indemnified Party shall furnish the Indemnifying Party with copies of all pleadings and other information with respect to such Third-Party Claim. The Indemnified Party is authorized, prior to the election by the Indemnifying Party to assume the defense of such Third-Party Claim, to file any motion, answer, or other pleading that it shall deem necessary and appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party, all costs of which shall be included as Losses in respect of such claim for indemnification.
(2)    At the election of the Indemnifying Party, which shall be made within 45 days after receipt of the Claim Notice, the Indemnified Party shall permit the Indemnifying Party to assume control of the defense of such Third-Party Claim (to the extent only that such Third-Party Claim relates to a Loss for which the Indemnifying Party may be liable). If the Indemnifying Party elects to assume control of the defense of the Third-Party Claim, (i) any expense incurred by the Indemnified Party thereafter for investigation or defense of the matter shall be borne by the Indemnified Party, and (ii) the Indemnified Party shall give all reasonable information and assistance, other than pecuniary, that the Indemnifying Party shall deem necessary and reasonably request to the proper defense of such Third-Party Claim. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in, but not control, the defense of the Third-Party Claim. If the Indemnifying Party elects to defend the Third-Party Claim under this Section 14.5(b)(2), then the Indemnifying Party shall work diligently to defend or otherwise resolve the Third-Party Claim.
(3)    If the Indemnifying Party does not elect to assume control of the defense of the Third-Party Claim within the 45-day period provided in Section 14.5(b)(2), the Indemnified Party will use its commercially reasonable efforts to defend, at the Indemnifying Party’s expense, any claim, assertion, legal action, or other matter to which such other Party’s indemnification under this Article XIV applies until the Indemnifying Party assumes such defense and, if settlement has been offered and the Indemnifying Party has not at such time admitted its obligation to defend and indemnify the Indemnified Party against such Third-Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its obligation to indemnify the Indemnified Party from and against the liability and consent to such settlement, (ii) if liability is so admitted, reject, in its reasonable judgment, the proposed settlement, or (iii) deny liability. Any failure by the Indemnifying Party to respond to such notice shall be deemed to be an election under clause (iii) in the immediately-preceding sentence.
(4)    The Indemnifying Party shall not, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, conditioned or delayed), enter into any judgment, compromise, settlement, or discharge with respect to the Third-Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise, settlement, or discharge (w) provides for the payment by the Indemnifying Party of money as the sole relief for the claimant, (x) involves no finding or admission of any violation of Law or the rights of any Indemnified Party, (y) does not encumber any of the assets of any Indemnified Party (including the Assets) or agree to any restriction or condition that would apply to or materially adversely affect any Indemnified Party or the conduct of any Indemnified Party’s business, and (z) includes, as a condition of any entry of judgment, settlement, compromise, discharge, or other resolution, a complete and unconditional release of each Indemnified Party from any and all liabilities in respect of such Third-Party Claim.
(c)    Direct Claims. If an Indemnified Party determines that it has a claim for indemnification under this Agreement against the Indemnifying Party other than as a result of a Third-Party Claim (a “Direct Claim”), the Indemnified Party and the Indemnifying Party shall negotiate in good faith for a 30-day period beginning on the date the Indemnified Party provides the Claim Notice to the Indemnifying Party for such Direct Claim. If the Indemnified Party and the Indemnifying Party are unable to reach a resolution as to such Direct Claim within the 30-day period, the Indemnified Party will be entitled to seek appropriate remedies in accordance with the terms of this Agreement, subject to the limitations on recovery in this Article XIV. Promptly following the final determination or agreement by the Parties of the amount of any Losses for which the Indemnifying Party is obligated to indemnify the Indemnified Party under this Agreement in respect of such Direct Claim, the Indemnifying Party shall pay such Losses, if any, to the Indemnified Party by wire transfer of immediately available funds in accordance with Section 14.5(d). If the Indemnified Party is required to institute any proceedings in order to recover Losses, the cost of such proceedings (including costs of investigation and reasonable attorneys’ fees and disbursements) will be added to the amount of Losses payable to the Indemnified Party if and only to the extent the Indemnified Party recovers and it is determined by consent, decree, ruling or other action to become final and nonappealable.
(d)    Satisfaction of Indemnification Claims. Subject to the provisions of this Article XIV, including this Section 14.5(d), any indemnification of any Indemnified Parties pursuant to this Article XIV or for other amounts payable by any Indemnifying Parties under this Agreement shall be effected promptly (and, in any event, within two Business Days after a determination that the Indemnified Party is entitled to indemnification pursuant to Section 14.5(b)) by wire transfer of immediately available funds from the Indemnifying Parties or the Escrow Agent, if applicable, to an account designated by the Indemnified Party.
(e)    Holdback Amount.
(1)    At Closing, Two Million Six Hundred Thousand Dollars ($2,600,000.00) of the Deposit shall be retained in the Escrow Account (such amount as of the Closing is the “Holdback Amount”) until December 2, 2021, and so long thereafter as may be required to resolve any claims asserted by Buyer prior to such date as provided hereunder.
(2)    To the extent that it is finally determined under the terms of this Agreement that Buyer is entitled to any claim for indemnification under Section 14.3(b), the Parties shall cause the Escrow Agent to distribute, without offset or counterclaim, such amount to Buyer from the Holdback Amount, which distribution shall satisfy such claim only up to the amount so distributed to Buyer.
(3)    On December 2, 2021, Buyer and Seller shall jointly instruct the Escrow Agent to release the then-current balance of the Holdback Amount, if any, to Seller in accordance with the Escrow Agreement; provided, however, that Buyer and Seller shall jointly instruct the Escrow Agent to retain an amount (up to the then-current balance of the Holdback Amount) equal to the amount of indemnity claims under Section 14.3(b) asserted by Buyer or Earthstone on behalf of itself or any member of the Buyer Group on or prior to the end of the General Survival Period, of such claim that remains unresolved (an “Unresolved Claim”). That portion of the Holdback Amount retained for each Unresolved Claim shall be released by the Escrow Agent upon the final resolution of such Unresolved Claim in accordance with this Article XIV and paid to (or the applicable portion thereof) (i) the applicable member of the Buyer Group, if applicable, and (ii) Seller with joint escrow instructions pursuant to the Escrow Agreement.
(4)    Notwithstanding anything to the contrary in this Agreement, (i) Buyer’s sole and exclusive remedy for any Losses (except with respect to the Specified Exceptions and as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement)) for which any member of the Buyer Group it is entitled to recovery under this Agreement or in any Transaction Document and as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement) is to first seek recovery of such Losses from the Holdback Amount and then from Seller or its Affiliates or Representatives up to an additional amount of Two Million Six Hundred Thousand Dollars ($2,600,000.00) for an aggregate amount of Five Million Two Hundred Thousand Dollars ($5,200,000.00), and (ii) except with respect to the Specified Exceptions, the Buyer Group shall have no right to indemnification under Section 14.3(b) for aggregate Losses in excess of such amounts in clause (i) above.
(5)    The Parties shall issue such joint written notices, and otherwise take such actions, as may be reasonably necessary from time to time to cause the Escrow Agent to distribute amounts in the Escrow Account in accordance with this Section 14.5(e).

(6)    Buyer and Seller shall each bear 50% of all fees and costs charged by the Escrow Agent associated with the Holdback Amount.
(f)    Non-Party Indemnified Parties. Any claim for indemnity under this Agreement (including this Article XIV) by any Person other than Buyer, Earthstone or Seller must be brought and administered by the applicable Party to this Agreement. No Indemnified Party or Person other than Seller, Earthstone and Buyer shall have any rights against Seller, Earthstone or Buyer under this Agreement (including this Article XIV) except as may be exercised on its behalf by Buyer, Earthstone or Seller, as applicable, under this Article XIV. Each of Seller, Earthstone and Buyer may elect to exercise or not exercise indemnification rights under this Article XIV on behalf of the other Indemnified Party affiliated with such Party in its sole discretion and shall have no liability to any such other Indemnified Party for any action or inaction under this Article XIV. Without limiting the rights of a Party under and to the extent provided under Article XI, (1) no past, present, or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, or Representative or Affiliate of any named Party to this Agreement, and (2) no past, present, or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, advisor, or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements, or other obligations or liabilities of Seller, Earthstone or Buyer under this Agreement (whether for indemnification or otherwise) of or for any claim based on, arising out of, or related to this Agreement or the Transaction.
Section 14.6    Express Negligence. THE DEFENSE, INDEMNIFICATION, HOLD HARMLESS, RELEASE, ASSUMED LIABILITIES, RETAINED LIABILITIES, WAIVER, AND LIMITATION OF LIABILITY PROVISIONS PROVIDED FOR IN THIS AGREEMENT WILL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES, AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT, OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PARTY. THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.
Section 14.7    Reservation as to Third Parties. Nothing in this Agreement is intended to limit or otherwise waive any recourse Buyer or Seller may have against any third Person for any obligations or liabilities that may be suffered by or incurred with respect to the Assets, the Retained Liabilities, or the Assumed Liabilities.
Section 14.8    Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the Parties as an adjustment to the Base Purchase Price for U.S. federal and applicable state income Tax purposes, unless otherwise required by Law.
Section 14.9    Survival; Time for Claims; Liability Limitations.
(a)    Survival of Seller’s Representations, Warranties, Covenants, and Indemnification Obligations. The (1) representations and warranties of Seller in this Agreement (and the corresponding representations and warranties confirmed in the certificates delivered at Closing pursuant to Sections 12.3(f)) or any other Transaction Document, and (2) the covenants and performance obligations of Seller set forth in this Agreement or any other Transaction Document, including all indemnity obligations under

Article XIV, shall survive, with respect to clauses (1) and (2), the Closing Date for a period ending on December 1, 2021 (such period, the “General Survival Period”) (unless a shorter or longer period is expressly provided within the applicable Section or the agreements substantially in the form of Exhibit G (Form of Registration Rights Agreement)), except that (1) Seller’s Fundamental Representations, the Retained Liabilities, and the representations, warranties and covenants of Seller in Section 6.13 and Article IX (regarding Tax matters) and Section 15.20(a) shall survive Closing until 60 days after the expiration of the applicable statute of limitations, and (2) notwithstanding anything in this Section 14.9(a) to the contrary, in the event that any breach of, inaccuracy in, or non-fulfillment of any representation or warranty by Seller constitutes Fraud, such representation or warranty shall survive the Closing indefinitely.
(b)    Survival of Buyer’s Representations, Warranties, Covenants, and Indemnification Obligations. The representations and warranties of Buyer in this Agreement (and the corresponding representations and warranties confirmed in the certificates delivered at Closing pursuant to Section 12.3(e)) or any other Transaction Document, and the covenants, indemnity obligations, and other performance obligations of Buyer in this Agreement or any Transaction Document other than as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement)shall survive until 18 months after Closing, except that (1) Buyer’s Fundamental Representations and Assumed Liabilities shall survive Closing until 60 days after the expiration of the applicable statute of limitations, and (2) notwithstanding anything in this Section 14.9(b) to the contrary, in the event that any breach of, inaccuracy in, or non-fulfillment of any representation or warranty by Buyer constitutes Fraud, such representation or warranty shall survive the Closing indefinitely.
(c)    No Additional Indemnity Rights. No Indemnified Party shall be entitled to indemnification for any Loss under this Article XIV unless the Indemnified Party delivers a Claim Notice setting forth its claim for indemnification to the Indemnifying Party on or prior to the applicable survival date set forth in Section 14.9(a) or Section 14.9(b), as applicable, in which case, such claims and any representations, warranties, covenants or agreements contemplated thereby shall survive such applicable survival period until a final resolution thereof that is not subject to appeal and any Losses resulting from, related to or arising out of such claim shall be fully-recoverable.
(d)    De Minimis Threshold. If the Loss that is the subject of a Direct Claim or a Third-Party Claim for indemnification by the Buyer Group under Section 14.3(b)(4) (other than with respect to the Fundamental Representations) does not exceed $50,000 (the “De Minimis Threshold”) per event or circumstance, then the Buyer Group shall not be entitled to indemnification from Seller for such Loss, and the Buyer Group shall be deemed to have released Seller from (1) all Losses related to, arising from, or associated with such Direct Claim or Third-Party Claim and (2) any duty to defend, indemnify, save, or hold Buyer Group harmless for such Direct Claim or Third-Party Claim.
(e)    Deductible. Seller shall not have any liability for any indemnification under Section 14.3(b)(4) until and unless the aggregate amount of the liability for all Losses that exceed the De Minimis Threshold for which Claim Notices are delivered by Buyer exceeds 2.0% of the Unadjusted Base Purchase Price (the “General Deductible”), at which point, subject to the other limitations set forth herein, any member of the Buyer Group shall be entitled to indemnification for all Losses solely for the amount in excess of the General Deductible up to that amount described in Section 14.9(f); provided, however, the General Deductible shall not apply to any Loss arising from or as a result of any (1) action or inaction that constitutes Fraud, (2) breach of any Fundamental Representation, and any Losses described in this proviso shall be recoverable from the first dollar.
(f)    Seller and Buyer Cap. The aggregate liability of SEG I and SEG II for Losses under this Agreement shall not exceed the Five Million Two Hundred Thousand Dollars ($5,200,000.00); provided, however, that with respect to any Loss arising from or as a result of any (1) action or inaction that constitutes Fraud, (2) breach of or inaccuracy in the Seller’s Fundamental Representations, or (3) the Retained Liabilities (the matters described in clauses (1), (2), and (3) of this proviso are the “Specified Exceptions”), and notwithstanding anything to the contrary contained in this Agreement, in no event shall SEG I and SEG II be collectively liable for Losses under Section 14.3(b) in an amount in excess of the Unadjusted Base Purchase Price. The maximum liability of Buyer and Earthstone, in the aggregate, with respect to Losses under Section 14.3(a) shall be an amount equal to the Five Million Two Hundred Thousand Dollars ($5,200,000.00); provided, however, that with respect to any Loss arising from or as a result of any (1) action or inaction that constitutes Fraud, (2) breach of or inaccuracy in Buyer’s Fundamental Representations, or (3) the Assumed Liabilities, and notwithstanding anything to the contrary contained in this Agreement, in no event shall Buyer be liable for Losses under Section 14.3(a) in an amount in excess of the Unadjusted Base Purchase Price.
(g)    Insurance and Mitigation. The amount of any Losses for which an Indemnified Party is entitled to indemnity under this Article XIV shall be reduced by the amount of insurance proceeds actually received by the Indemnified Party or its Affiliates with respect to such Losses (net of any collection costs). In no event shall any Indemnified Party be entitled to duplicate compensation with respect to the same Loss under more than one provision of this Agreement or any other Transaction Document. Each Indemnified Party shall take all reasonable steps to mitigate all Losses after becoming actually aware of any event that could reasonably be expected to give rise to any Loss that is indemnifiable or recoverable under this Agreement.
ARTICLE XV
MISCELLANEOUS
Section 15.1    Expenses. Except as otherwise specifically provided otherwise in this Agreement, all fees, costs, and expenses incurred by Buyer or Seller in negotiating this Agreement or in consummating the Transaction shall be paid by the Party incurring the same, including engineering, land, title, legal and accounting fees, consultant, and other professional costs and expenses. Buyer shall be solely responsible and pay for (a) all recording fees related to the transfer of the Assets (and, for the sake of clarity, shall be responsible for the recording of documents in the appropriate county offices and in the files of the applicable Governmental Authorities), and (b) any and all fees, costs, and similar charges required in connection with the transfer of any of the Assets.
Section 15.2    Notices. All notices and communications required or permitted under this Agreement shall be in writing and addressed as set forth below. Any communication or delivery under this Agreement shall be deemed to have been duly made and the receiving Party charged with notice (a) if personally delivered, when received, (b) if sent by electronic mail, upon the sending Party’s receipt of a confirmation email (including read-receipt or other automatic delivery confirmation) from the receiving Party that the receiving Party received the notice or communication email transmission, when received, (c) if mailed, five

Business Days after mailing, certified mail, return receipt requested, or (d) if sent by overnight courier, one day after sending (provided, that if such day is not a Business Day, such notice or communication shall be deemed received on the first Business Day thereafter). All notices shall be addressed as follows:
If to Seller:

SEG-TRD LLC
c/o Sequel Energy Group LLC
8101 E. Prentice Ave., Suite 1175
Greenwood Village, CO 80111
Attn:    David J. Kornder,
Email:    dkornder@sequelenergy.com

And with a copy to (which will not constitute notice):

Welborn Sullivan Meck & Tooley, P.C.
    1125 17th Street, Suite 2200
    Denver, CO 80202
    Attn: Amy E. Seneshen
    Email: aseneshen@wsmtlaw.com

If to Earthstone or Buyer:
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attn:     Robert J. Anderson, President and Chief Executive Officer
Email:    Robert@earthstoneenergy.com

And with a copy to (which will not constitute notice):

Jones & Keller, P.C.
1675 Broadway, 26th Floor
Denver, Colorado 80202
Attn:     Reid A. Godbolt
    Adam J. Fogoros
Email:    rgodbolt@joneskeller.com
    adamf@joneskeller.com

Any Party may, by written notice so delivered to the other Party, change the address or individual to which delivery shall thereafter be made.
Section 15.3    Amendments. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.

Section 15.4    Waiver. Except as expressly provided in this Agreement:
(a)    no Party shall be deemed to have waived or discharged any claim arising out of this Agreement, or any power, right, privilege, remedy, or condition under this Agreement, unless the waiver or discharge of such claim, power, right, privilege, remedy, or condition is expressly set forth in a written instrument duly executed and delivered by or on behalf of the Party against whom the waiver or discharge is sought to be enforced;
(b)    a waiver or discharge made on one occasion or a partial waiver or discharge of any power, right, privilege, remedy, or condition shall not preclude any other or further exercise or enforcement of such power, right, privilege, or remedy or requirement to satisfy such condition; and
(c)    no failure or delay on the part of any Party to exercise or enforce any claim, power, right, privilege, remedy, or condition under this Agreement or to require the satisfaction of any condition under this Agreement and no course of dealing between or among the Parties shall operate as a waiver, discharge, or estoppel of any such claim, power, right, privilege, remedy, or condition.
Section 15.5    Assignment. No Party may assign this Agreement or any of its rights or interests under this Agreement, or delegate any of its obligations or liabilities under this Agreement, without the prior written consent of the other Parties, which consent may be withheld for any or no reason in such Party’s sole and absolute discretion and may be conditioned on the receipt of a written assumption of such obligations from the delegate. Any such purported assignment or delegation in breach of the previous sentence is void.
Section 15.6    Announcements. No press release or other public announcement, or public statement or public comment in response to any inquiry, relating to this Agreement or the Transaction shall be issued or made by Seller or Buyer, or any of their respective Affiliates, without the prior written consent of the other Party, as the case may be. Notwithstanding the immediately preceding sentence, the Parties agree that:
(a)    a press release or other public announcement, regulatory filing, statement or comment made without such consent shall not be in violation of this Section 15.6 if (1) it is made in order to comply with applicable Laws or stock exchange rules and (2) in the reasonable judgment of the Party or Affiliate making such release or announcement, based upon advice of counsel, obtaining consent from the other Party would prevent dissemination of such release or announcement in a sufficiently timely fashion to comply with such applicable Laws or rules;
(b)    in all instances Buyer, on the one hand, or Seller, on the other hand, shall provide prompt notice of any such proposed release, announcement, statement, or comment to the other Party and shall provide the other Party with the opportunity to provide comments in good faith with respect to such proposed press release or publicity (which comments shall be considered in good faith by the proposing Party); and
(c)    Earthstone and its Affiliates are permitted to issue a press release after the execution of this Agreement after consulting with Seller under Section 15.6(b).
Section 15.7    Counterparts/Fax Signatures. This Agreement may be executed by Buyer and Seller in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile or electronic image scan transmission in .pdf format shall be deemed to be their original signatures for all purposes. Any Party that delivers an executed counterpart signature page by facsimile or by electronic scan transmission in .pdf format shall promptly following the request of the other Parties deliver a manually executed counterpart signature page to each of the other Party; provided, however, that the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.
Section 15.8    Dispute Resolution.
(a)    Except for (i) Title Disputed Matters, which shall be resolved under Section 4.4, (ii) Environmental Disputed Matters, which shall be resolved under Section 5.2, (iii) Disputes as to the Final Cash Consideration, which shall be resolved under Section 13.1(b), and (iv) those matters described in Section 15.8(b), the Parties shall resolve all other Disputes through the federal and state courts sitting in the City and County of Denver, Colorado, to whose jurisdiction each Party consents. Each Party shall bear its own costs and expenses of resolving such Disputes. IN ENTERING INTO THIS AGREEMENT, THE PARTIES ARE KNOWINGLY AND VOLUNTARILY WAIVING THEIR RIGHTS TO A TRIAL BY JURY.
(b)    The Parties shall continue to perform their respective obligations under this Agreement while any Dispute is pending. Notwithstanding anything in this Section 15.8 to the contrary, any Party may proceed to any court of competent jurisdiction to (1) obtain provisional injunctive, ancillary, or other equitable relief if such action is necessary to avoid irreparable harm or to preserve the status quo pending the resolution of the Dispute in accordance with the provisions of this Section 15.8, or (2) enter and enforce any judgment on the award rendered in accordance with applicable Laws. The arbitration, as applicable, of the underlying Dispute will proceed in accordance with the terms of this Section 15.8 during the pendency of the proceeding to obtain such provisional injunctive, ancillary, or other equitable relief.
(c)    Each of the Parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party or its successors or assigns, shall be brought and determined exclusively in any federal or state court in the City and County of Denver, Colorado.  Each of the Parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the Parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 15.8, (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable

Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. The Parties further agree, to the extent permitted by Law, that a final and non-appealable judgment against a Party in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside of the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.
Section 15.9    Governing Law. This Agreement and the Transaction and any arbitration or Dispute resolution conducted pursuant hereto shall be construed in accordance with, and governed by, the Laws of the State of Delaware (except that, with respect to issues related to real property for Assets located in a specific state, the Laws of such state shall govern), without reference to the conflict of Laws principles thereof.
Section 15.10    Entire Agreement. This Agreement, including the Exhibits and Schedules, the Escrow Agreement and the other Transaction Documents constitutes the entire understanding among the Parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.
Section 15.11    Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns.
Section 15.12    No Third-Party Beneficiaries. Subject to Section 14.5(d), except for the Buyer Group and the Seller Group, all of which Persons are expressly made third-party beneficiaries to this Agreement for purposes of Article XIV, this Agreement is intended to benefit only the Parties and their respective successors and permitted assigns.
Section 15.13    No Recourse. Notwithstanding, but subject to Section 14.5(e)(4), anything that may be expressed or implied in this Agreement or any other Transaction Document other than as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement), and absent Fraud, Buyer, on its own behalf and on behalf of its Affiliates and its and their Representatives, covenants, agrees and acknowledges that no Person other than Seller (and its successors or assignees, as applicable) has any obligation hereunder and that, neither Buyer, its Affiliates or its or their Representatives have any right of recovery under this Agreement or any other Transaction Document other than as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement) against, and no personal liability under this Agreement or any other Transaction Document other than as set forth in the agreement substantially in the form of Exhibit G (Form of Registration Rights Agreement) shall attach to, any of Seller’s former, current or future equity holders, controlling persons, directors, officers, employees, general or limited partners, members, managers, Affiliates or agents, or any former, current or future equity holder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate or agent of any of the foregoing (collectively, each of the foregoing but not including Seller, a “Non-Recourse Party”), through Buyer or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Buyer against any Non-Recourse Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise.

Section 15.14    Time of the Essence. Time is of the essence in this Agreement.
Section 15.15    No Partnership; No Fiduciary Duty. This Agreement shall not create and it is not the purpose or intention of the Parties to create any partnership, mining partnership, joint venture, general partnership, or other partnership relationship and none shall be inferred, and nothing in this Agreement shall be construed to establish a fiduciary relationship between the Parties for any purpose.
Section 15.16    Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY, EXCEPT IN CONNECTION WITH ANY LOSSES INCURRED BY THIRD PARTIES FOR WHICH INDEMNIFICATION IS SOUGHT UNDER THE TERMS OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY OR TO ANY OTHER PARTY’S INDEMNIFIED PARTIES FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES SUFFERED BY SUCH PARTY RESULTING FROM OR ARISING OUT OF THIS AGREEMENT OR THE BREACH THEREOF (INCLUDING CLAIMS PURSUANT TO SECTION 11.2 OR ARTICLE XIV) OR UNDER ANY OTHER THEORY OF LIABILITY, WHETHER TORT, NEGLIGENCE, STRICT LIABILITY, BREACH OF CONTRACT, WARRANTY, INDEMNITY, OR OTHERWISE, INCLUDING LOSS OF USE, INCREASED COST OF OPERATIONS, LOSS OF PROFIT OR REVENUE, DIMINUTION IN VALUE, OR BUSINESS INTERRUPTIONS. IN FURTHERANCE OF THE FOREGOING, EACH PARTY RELEASES THE OTHER PARTY AND WAIVES ANY RIGHT OF RECOVERY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES SUFFERED BY SUCH PARTY REGARDLESS OF WHETHER ANY SUCH DAMAGES ARE CAUSED BY ANY OTHER PARTY’S NEGLIGENCE (AND REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE, JOINT, CONCURRENT, ACTIVE, PASSIVE, OR GROSS NEGLIGENCE), FAULT, OR LIABILITY WITHOUT FAULT. THE EXCLUSION OF SPECIAL, INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, OR INCIDENTAL DAMAGES AS SET FORTH IN THE PRECEDING SENTENCE SHALL NOT APPLY TO ANY SUCH DAMAGES RECOVERED BY THIRD PARTIES AGAINST A MEMBER OF THE BUYER GROUP OR A MEMBER OF THE SELLER GROUP, AS THE CASE MAY BE, IN CONNECTION WITH LOSSES THAT MAY BE INDEMNIFIED UNDER THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE AGREEMENTS CONTAINED IN THIS SECTION 15.16 ARE AN INTEGRAL PART OF THE TRANSACTION, AND THAT, WITHOUT THESE AGREEMENTS, THE PARTIES WOULD NOT ENTER INTO THIS AGREEMENT.
Section 15.17    Waiver of Consumer Rights Under DTPA. Buyer certifies that it is not a “consumer” within the meaning of the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17, Sections 17.41, et seq., of the Texas Business and Commerce Code (as amended, the “DTPA”). Buyer covenants, for itself and for and on behalf of any successor or assignee, that, if the DTPA is applicable to this Agreement, AFTER CONSULTATION WITH ATTORNEYS OF BUYER’S OWN SELECTION, BUYER HEREBY VOLUNTARILY WAIVES AND RELEASES ALL OF BUYER’S RIGHTS AND REMEDIES UNDER THE DTPA AS APPLICABLE TO SELLER AND SELLER’S SUCCESSORS AND ASSIGNS IN CONNECTION WITH THE TRANSACTION.
Section 15.18    Seller’s Representative. SEG II, by executing this Agreement, irrevocably constitutes and appoints SEG I and its successors, acting as provided in this Agreement, as SEG II’s attorney-in-fact to act on behalf of SEG II in connection with the authority granted to SEG I under this Section 15.18 and acknowledges that such appointment is coupled with an interest. SEG II, by such appointment, (a) authorizes SEG I subsequent to the Execution Date to act on SEG II’s behalf with respect to any and all matters contemplated by this Agreement, and (b) is bound by all agreements and determinations made by, and documents executed and delivered, by SEG I pursuant to the authority granted to SEG I under this Section 15.18. SEG II, by the execution of this Agreement, acknowledges that Buyer, each member of the Buyer Group and any other Person is entitled to solely interact with, and rely on any and all actions taken by, SEG I acting pursuant to its authority granted under this Section 15.18 without any liability to, or obligation to inquire of, SEG II.
Section 15.19    Amendment to Schedules. Buyer agrees that, with respect to the representations and warranties of Seller contained in this Agreement, Seller will have the continuing right until 8:00 A.M., Mountain Time on the date that is four Business Days prior to the Closing Date to provide Buyer with amendments to the Schedules to Seller’s representations and warranties contained in this Agreement; to the extent such amendments reflect events occurring after the Execution Date. However, for all purposes of this Agreement, including for purposes of satisfying the condition to Closing in Section 10.2(a), the Schedules to Seller’s representations and warranties contained in this Agreement shall be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto. Notwithstanding the foregoing, if Buyer is not required to consummate the Closing due to a failure of the condition in Section 10.2(a), but Buyer nevertheless elects to consummate the Closing (in lieu of terminating this Agreement), then Buyer shall be deemed to have waived any claims related to each matter that is contained in any such amendments to the Schedules pursuant to this Section 15.19.
Section 15.20    Covenants and Agreements with Respect to Tracker. Seller and Buyer acknowledge, covenant and agree as follows with respect to Tracker and the JDAs:
(a)    Additional Representations and Warranties of Seller. Except as set forth on Schedule 15.20, Seller represents and warrants (1) Seller is not in material default under the JDAs, (2) Seller has no Knowledge of any material default by Tracker under the JDAs; (3) all Initial Wells (and Option Wells, if any), as such terms are defined in the JDAs, have been drilled and completed pursuant to the JDAs and are being operated under the applicable joint operating agreements; (4) there are no outstanding (i) Disputes pursuant to Sections 2.3(d) of the JDAs or (ii) well cost reimbursements pursuant to Sections 4.4 of the JDAs; (5) there are no claims asserted by either Tracker or Seller, nor does Seller have any Knowledge of any such claims, under Sections 4.6 (regarding environmental matters) or Sections 6.1 and 6.2 (regarding indemnification) under the JDAs; and (6) except as set forth on Schedule 6.13, Seller has not made and no Tax Partnership has been in effect as of the Closing an election under Section 754 of the Code.
(b)    Additional Pre-Closing Covenants of Seller. From the Execution Date to Closing, Seller shall reasonably cooperate with Buyer with respect to the Tracker Purchase Agreement.
Section 15.21    Other Contract Interpretation.

(a)    Headings. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.
(b)    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any adverse manner to Seller or Buyer. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transaction is fulfilled to the greatest extent possible.
(c)    Agreement Not to be Construed Against Drafter. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
(d)    Miscellaneous Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (1) “or” is disjunctive but not necessarily exclusive, (2) words in the singular include the plural and vice versa, (3) the words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar nature refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited, and (4) the use in this Agreement of a pronoun in reference to a Party includes the masculine, feminine or neuter, as the context may require. The Schedules and Exhibits attached to this Agreement are deemed to be part of this Agreement and included in any reference to this Agreement. If the date of performance falls on a day that is not a Business Day, then the actual date of performance will be the next succeeding day that is a Business Day. References to any Law or agreement shall mean such Law or agreement as it may be amended from time to time. All references to “dollars” or “$” shall refer to United States Dollars.

[Signature pages follow.]

Seller has executed this Agreement as of the Execution Date.
Seller
SEG-TRD LLC
By:    /s/ David J. Kornder
Name:    David J. Kornder
Title:    Director of Finance
SEG-TRD II LLC
By:    /s/ David J. Kornder
Name:    David J. Kornder
Title:    Director of Finance

    Buyer and Earthstone have executed this Agreement as of the Execution Date.
Buyer
EARTHSTONE ENERGY HOLDINGS, LLC
By:    /s/ Robert J. Anderson
Name:    Robert J. Anderson
Title:    President and Chief Executive Officer

EARTHSTONE
EARTHSTONE ENERGY, INC.
By:    /s/ Robert J. Anderson
Name:    Robert J. Anderson
Title:    President and Chief Executive Officer

Annex I
Definitions
“AAA” is defined in Section 4.4(b).
“Accounting Referee” is defined in Section 13.1(b).
“AFEs” is defined in Section 6.14.
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such Person. As used in this definition, the term “control” and its derivatives means, with respect to any Person, the possession, directly or indirectly, of more than 50% of the equity interest or the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.
“Aggregate Deductible” means an amount of money equal to 2% of the Unadjusted Base Purchase Price (which is a deductible, not a threshold).
“Agreement” is defined in the preamble.
“Allocated Value” means with respect to each Well, the value allocated to such Well in the column with the heading “Allocated Value” on Exhibit A-2.
“Allocation Amount” is defined in Section 9.8.
“AS 4105” means PCAOB Auditing Standard 4105, Reviews of Interim Financial Information.
“ASC” means the Accounting Standards Codification.
“Asset Taxes” means all Property Taxes and Severance Taxes.
“Assets” is defined in Section 1.2.
“Assignment” is defined in Section 12.3(a).
“Assumed Environmental Liabilities” means all Losses (including Remediation Costs, and any damage to natural resources (including soil, air, surface water, or groundwater) and expenses for the modification, repair, replacement, or removal of facilities on the Lands) brought or assessed by any and all Persons relating to (a) environmental conditions in, on, or under the Assets, (b) the presence, disposal, or Release of any Hazardous Substances of any kind in, on, or under the Assets, and (c) any matters described in Section 5.4 or in Schedule 6.12, which, with respect to clauses (a), (b), or (c), is created or attributable to any period of time, whether arising before, on, or after the Closing Date.
“Assumed Liabilities” is defined in Section 14.1.
“Audit Committee” means the audit committee of the Earthstone Board.

“Audited Financials” is defined in Section 8.9.
“Base Purchase Price” is defined in Section 2.1(a).
“Benefit Plan” means (a) all “employee benefit plans” within the meaning of Section 3(3) of ERISA, and (b) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA and whether written or oral, including, cash or equity or equity-based, deferred compensation, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, welfare, cafeteria, severance, retirement, pension, savings, or termination.
“Burdens” means any royalties (including landowner’s, overriding, and nonparticipating), net profits interests, production payments, or other similar burdens measured by or payable out of production of Hydrocarbons.
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Colorado are generally open for business.
“Buyer” is defined in the preamble.
“Buyer’s Certificate” is defined in Section 12.3(e).
“Buyer Group” means, individually and in any combination, (a) Buyer and its Affiliates, (b) as to each of the Persons described in clause (a), each of such Person’s Representatives to the extent acting on behalf of Buyer in connection with or related to the Transaction, and (c) as to each of the Persons described in clauses (a) and (b), such Person’s successors, assigns, legal representatives, heirs, or devisees.
“Buyer Taxes” means (a) Income Taxes imposed by any applicable Law on Buyer, any of Buyer’s direct or indirect owners or Affiliates, or any consolidated, combined, or unitary group of which any of the foregoing is or was a member; (b) any Asset Taxes allocable to Buyer under Article IX (taking into account, and without duplication of, (1) such Asset Taxes effectively borne by Buyer as a result of the adjustments to the Base Purchase Price made under Section 2.3 and/or Section 13.1, as applicable, and (2) any payments made from one Party to the other in respect of Asset Taxes under Section 9.3); (c) any Transfer Taxes allocated to Buyer under Section 9.7, and (d) any Taxes (other than the Taxes described in clauses (a) or (b) of this definition) attributable to the ownership or operation of the Assets for any Tax period (or portion thereof) beginning at the Effective Time.
“Capital Projects” is defined in Section 6.14.
“Cash Consideration” is defined in Section 2.1(a)(1).
“Casualty Loss” is defined in Section 8.4.
“Certificate of Incorporation” means that certain Third Amended and Restated Certificate of Incorporation of Earthstone, executed May 9, 2017.

“Claim” means any claim, action, litigation, inquiry, Proceeding (at law or in equity), cause of action, audit, settlement, investigation, charge, suit, complaint, demand or similar matter, including notice of such matters.
“Claim Notice” is defined in Section 14.5(a).
“Class A Common Stock” is defined in Section 7.2(a).
“Class B Common Stock” is defined in Section 7.2(a).
“Closing” is defined in Section 12.1.
“Closing Amount” means the Cash Consideration, as adjusted in accordance with the terms of this Agreement, less the Deposit.
“Closing Date” is defined in Section 12.1.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” is defined in Section 7.2(a).
“Consent” means, other than any preferential right to purchase, any required consents to assignment or other similar restrictions on assignment, in each case, that would be applicable in connection with the transfer of the Assets to Buyer or the consummation of the Transaction.
“Contract” means any written contract, mortgage, deed of trust, bond, indenture, lease, license, note, franchise, certificate, option, warrant, right, or other instrument, document, obligation, or agreement, and any oral obligation, right, or agreement, including any marketing agreements, area of mutual interest agreements, surface damage agreements, joint venture agreements, participation agreements, exchange agreements, division and transfer orders, purchase and sale agreements, transportation agreements, gathering and processing contracts, marketing agreements, operating agreements, communitization, unitization or pooling agreements, facilities agreements, balancing agreements, farmin and farmout agreements, or service agreements.
“COPAS” means the Council of Petroleum Accountant Societies of North America.
“COVID-19 Measures” means any actions or measures deemed necessary by Seller or Buyer in their discretion, acting reasonably, to comply with any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shut down, closure, sequester Law, or any directives, guidelines or recommendations of any Governmental Authority, in each case in connection with or in response to COVID-19.
“Cure Period” is defined in Section 4.2(f).
“Customary Post-Closing Consents” means the consents and approvals from Governmental Authorities for the assignment of the Assets to Buyer that are customarily obtained after the assignment of properties similar to the Assets.

“De Minimis Threshold” is defined in Section 14.9(d).
“Defect Determination Date” is defined in Section 4.2(f).
“Defect Notice Date” means 5:00 p.m., Mountain Time, on May 14, 2021.
“Defensible Title” is defined in Section 4.1(a).
“Deposit” is defined in Section 2.1(c).
“Direct Claim” is defined in Section 14.5(c).
“Dispute” means any dispute, controversy, or claim (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to, or connected with this Agreement, the Transaction, or the other Transaction Documents including any dispute, controversy, or claim concerning the existence, validity, interpretation, performance, breach, or termination of this Agreement, the relationship of the Parties arising out of this Agreement, the Transaction, or the other Transaction Documents.
“DTPA” is defined in Section 15.17.
“Earthstone” is defined in the preamble.
“Earthstone Board” means the Board of Directors of Earthstone.
“Earthstone Board Recommendation” is defined in Section 8.5(b).
“Earthstone Financial Statements” means the audited financial statements filed with the SEC by Earthstone for the year ended December 31, 2020.
“Earthstone Material Contracts” means all leases, contracts, agreements (oral or written) and instruments to which Earthstone or any of its subsidiaries is a party as of the Execution Date and which are in any single case, of material importance to the conduct of the business of Buyer or any of its subsidiaries, taken as a whole.
“Earthstone Preferred Stock” is defined in Section 7.2(a).
“Earthstone Stockholders” means the stockholders of Earthstone.
“Effective Time” is defined in Section 1.4.
“EnCap” means EnCap Investments L.P.
“Encumbrance” means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition or otherwise), easements and other encumbrances of every type and description, whether imposed by Law, agreement, understanding or otherwise.
“Environmental Arbitrator” is defined in Section 5.2(c).

“Environmental Consultant” is defined in Section 5.1(a).
“Environmental Defect” means a condition (including a condition in air, land, soil, surface strata, subsurface strata, surface water, ground water, or sediments) in, on, or under one or more of the Assets that (a) is attributable to the period of time prior to the Closing Date, (b) causes an Asset and/or Seller to be in violation of or non-compliance with or requires Remediation under any Environmental Laws at the time of the submittal of any Environmental Defect Notice, and (c) requires Remediation Costs in excess of the Environmental Defect Threshold; provided, however, those matters described in Section 5.4 are not Environmental Defects. In all respects, each Environmental Defect that is not the result of a single incident or condition or single ongoing incident or condition will be addressed as a single incident or condition, and such Environmental Defects will not be aggregated on a per condition basis or otherwise (e.g., chemical barrels found at all of the Well sites shall not be aggregated, but instead, shall be evaluated on a site-by-site basis).
“Environmental Defect Adjustment” is defined in Section 5.1(c).
“Environmental Defect Notice” means a written notice of an Environmental Defect that contains the information set forth in Section 5.1(b) made by Buyer to Seller on or before the Defect Notice Date.
“Environmental Defect Threshold” means an amount equal to $50,000 per condition (on an 8/8ths basis).
“Environmental Disputed Matters” is defined in Section 5.2(b).
“Environmental Law” means any Law in effect on or before the Execution Date relating to the prevention of pollution or contamination, protection of human health and safety, preservation and restoration of environmental quality, protection of the environment, damage to natural resources, protection of any endangered, threatened, or similarly protected species, birds, and other organisms, or the Release or threatened Release, generation, handling, storage, transportation, or disposal of Hazardous Substances.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Escrow Account” means the interest-bearing account approved by the Parties and maintained by Escrow Agent in connection with the Escrow Agreement.
“Escrow Agent” means JPMorgan Chase Bank, N.A., as escrow agent under the Escrow Agreement.
“Escrow Agreement” means that certain Escrow Agreement, dated April 1, 2021, by and among Buyer, Seller, and Escrow Agent.
“Exchange Act” means the Securities and Exchange Act of 1934, as amended.
“Excluded Assets” is defined in Section 1.3.
“Execution Date” is defined in the preamble.
“FAA” is the Federal Arbitration Act.

“Facilities” is defined in Section 1.2(f).
“Filings” is defined in Section 8.1(c)(1).
“Final Cash Consideration” is defined in Section 13.1(a).
“Final Settlement Date” is defined in Section 13.1(a).
“Final Settlement Statement” is defined in Section 13.1(a).
“Financial Statements” is defined in Section 8.6.
“Fraud” means, with respect to any Person, actual and intentional fraud by such Person with respect to the making of representations and warranties contained in this Agreement by such Person and not with respect to any other matters; provided, that such actual and intentional fraud of such Person hereto specifically excludes any statement, representation or omission made negligently and shall only be deemed to exist if (a) such Person had knowledge that the representations and warranties made by such Person were inaccurate when made, (b) that such representations and warranties were made with the express intent to induce the other Person to rely thereon and that such other Person would take action or inaction to such other Person’s detriment, (c) such reliance and subsequent action or inaction by such other Person was justifiable, and (d) such action or inaction resulted in actual damages to such other Person.
“Fundamental Representations” means (a) with respect to Seller, the representations and warranties of Seller set forth in Sections 6.1 through 6.5, the representations and warranties of Seller set forth in Section 6.13, and the certifications of the foregoing representations and warranties set forth in Seller’s Certificate and (b) with respect to Buyer, the representations and warranties of Buyer set forth in Section 7.1 through 7.4, the representations and warranties of Buyer set forth in Section 7.7, and the certifications of the foregoing representations and warranties set forth in the Buyer’s Certificate.
“GAAP” means generally accepted accounting principles in the United States, consistently applied.
“General Deductible” is defined in Section 14.9(e).
“General Survival Period” is defined in Section 14.9(a).
“Governmental Authority” means (a) any federal, state, local, municipal, tribal, or other government, (b) any governmental, regulatory, or administrative agency, commission, body, or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or other taxing power, and (c) any court or governmental tribunal.
“Hazardous Substances” means any pollutants, contaminants, toxins, or hazardous or extremely hazardous substances, materials, wastes, constituents, substances, compounds, or chemicals that are regulated by, or may form the basis of any liability under, any Environmental Laws, including petroleum, waste oil, hydrogen sulfide, polychlorinated biphenyls, urea formaldehyde, Hydrocarbons, NORM or TE-NORM, asbestos, and man-made material fibers.
“Holdback Amount” is defined in Section 14.5(e)(1).

“Hydrocarbons” means oil, gas, gas liquids, and all other hydrocarbons and non-hydrocarbons.
“Imbalance Volumes” means those wellhead, pipeline, gathering system, transportation system, and processing plant over-delivery or under-delivery Hydrocarbon imbalance volumes between the amount of Hydrocarbons produced from or allocated to the Assets, regardless of whether such over-production, under-production, over-delivery, under-delivery, or similar imbalance arises at the wellhead, pipeline, gathering system, transportation system, processing plant or other location, including any imbalances under gas balancing or similar agreements, imbalances under processing agreements, and imbalances under gathering or transportation agreements.
“Income Taxes” means (a) all Taxes based upon, measured by, or calculated with respect to (1) gross or net income or gross or net receipts or profits (including franchise Tax and any capital gains, alternative minimum Taxes, net worth, and any Taxes on items of Tax preference, but not including ad valorem, property, sales, use, goods and services, severance, production, real or personal property transfer or other similar Taxes), or (2) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (a)(1) above, and (b) withholding Taxes measured with reference to or as a substitute for any Tax described in clause (a) above.
“Indemnified Party” is defined in Section 14.5(a).
“Indemnifying Party” is defined in Section 14.5(a).
“Inventory” means, except for any Imbalance Volumes, all inventory of Hydrocarbons in storage or inventory (including any linefill).
“Investment Company Act” is defined in Section 7.12.
“JDA-2” means that certain Joint Development Agreement (2019 Barnhart Drilling Program) dated November 6, 2018, between Tracker and SEG II, as such agreement has been amended.
“JDAs” means (a) that certain Joint Development Agreement dated June 19, 2017, between Tracker and SEG I, and (b) JDA-2, as such agreements have been amended.
“Knowledge” means (a) with respect to Seller, the actual, conscious knowledge of Douglas W. York, David J. Kornder or Jeffrey C. Hemphill; and (b) with respect to Buyer, the actual, conscious knowledge of Robert J. Anderson and Mark Lumpkin, Jr.
“Lands” is defined in Section 1.2(a).
“Law” means any applicable statute, law (including common law), rule, regulation, requirement, ordinance, order, code, ruling, writ, injunction, decree, or other official act of or by any Governmental Authority.
“Leases” is defined in Section 1.2(a).

“Loss” or “Losses” means any and all payments, demands, claims, notices of violations, notices of probable violations, filings, investigations, administrative proceedings, actions, causes of action, suits, other legal proceedings, judgments, assessments, damages, deficiencies, Taxes, fees, penalties, fines, obligations, responsibilities, liabilities, payments, charges, losses, costs, and expenses (including costs and expenses of owning or operating the Assets, expert fees, court costs, costs of consultants, accountants, and other agents and experts, costs of enforcement, and costs of collection) of any kind or character (whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability, or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or other legal theory), including penalties and interest on any amount payable as a result of any of the foregoing, any legal or other costs and expenses incurred in connection with investigating or defending any of the foregoing, and all amounts paid in settlement of any of the foregoing. Without limiting the generality of the foregoing, the term “Losses” specifically includes any and all Losses arising from, attributable to, or incurred in connection with any (a) breach of contract, (b) loss or damage to property, injury to, or death of Persons, and other tortious injury, and (c) violations of applicable Laws, including Environmental Laws, and any other legal right or duty actionable at Law or equity.
“Lowest Cost Response” means the response required or allowed under Environmental Laws that cures, remediates, remedies or removes the identified Environmental Defect in the lowest cost manner (considered as a whole, taking into consideration any material negative impact such response may have on the operations of the relevant Assets and any potential material additional costs or liabilities that may likely arise as a result of such response) that is consistent with applicable cleanup objectives under relevant Environmental Laws as compared to any other response that is required or allowed under Environmental Laws; provided, however, if any Remediation is expected to extend for any period of time longer than two years after the Closing Date, the Lowest Cost Response will be calculated using the net present value of such Remediation using an 8% discount rate. The Lowest Cost Response shall include taking no action, leaving the condition unaddressed, periodic monitoring, or the recording of notices in lieu of remediation, if such responses are allowed under Environmental Laws.
“Majority of the Disinterested” means the approval of the holders of a majority of the outstanding shares of Common Stock, excluding shares held by EnCap and its Affiliates, and the executive officers of Earthstone.
“Material Adverse Effect” means, when used with respect to a Person, any change, effect, event, development, circumstance, condition, occurrence or combination of the foregoing that, individually or in the aggregate, has had or would reasonably be expected to have (a) a material adverse effect on the ability of such Person to perform or comply with any material obligation under this Agreement or to consummate the Transaction contemplated hereby in accordance with the terms hereof or (b) a material adverse effect on the business, condition (financial or otherwise) or results of operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any adverse changes, effects, events, developments, circumstances, conditions or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been a Material Adverse Effect: (1) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (2) the announcement or pendency of this Agreement or the transactions contemplated hereby or the performance of this Agreement; (3) any change in the market price or trading volume of Common Stock (it being understood that any underlying cause of any such decline or change, not otherwise excluded by the exceptions set forth in this definition, may be taken into consideration in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur); (4) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (5) any epidemic, disease outbreak, pandemic (including the COVID-19 or SARS-CoV-2 virus or any mutation or variation thereof or related health condition); (6) changes in any applicable Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (7) any legal proceedings commenced by or involving any current or former member, partner or stockholder of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the transactions contemplated hereby; and (8) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided further, however, that any change, effect, event, development, circumstance, condition or occurrence referred to in clause (1), (4) or (8) shall be taken into account for purposes of determining whether there has been a Material Adverse Effect if and to the extent that such change, effect, event, development, circumstance, condition or occurrence disproportionately adversely affects such Person, as compared to other similarly situated Persons operating in the industries in which such Person operates.
“Material Contracts” means, the following types of Contracts included in the Assets or that relate to the Assets and to which Seller is a party as of the Execution Date:
(a)    any Contract that can reasonably be expected to involve aggregate payments or proceeds in excess of $50,000.00 during the current year or any subsequent fiscal year;
(b)    any sale or marketing agreement (excluding any operating agreement) to which Seller is a party for the sale, exchange, or other disposition of Hydrocarbons produced from or attributable to Seller’s interest in and to the Assets that is not cancelable without penalty or other material payment on not more than 60 days prior written notice;
(c)    excluding the Leases, any contract under which Seller is the lessor or the lessee of real or personal property which lease (A) cannot be terminated by Seller without penalty upon 60 days or fewer notice or (B) involves an annual base rental of more than $10,000.00;
(d)    any contract that provides for a call upon, option to purchase or similar right, in each case, with respect to the Hydrocarbons produced from or attributable to the Assets;
(e)    any contract for the sale of Hydrocarbons from the Assets containing a take-or-pay, advance payment, prepayment, or similar provision, or any contract with respect to any of the Assets to gather, deliver, process, or transport any Hydrocarbons without then or thereafter receiving full payment therefor;
(f)    any joint venture, joint development or joint exploration agreement, production sharing agreements, term assignments, or farmout agreements;
(g)    other than office equipment leased in the ordinary course of Seller’s business, any agreement to sell, lease, farmout, exchange, or otherwise dispose of all or any part of the Assets,

respectively, from and after the Effective Time, but excluding rights of reassignment upon intent to abandon an Asset and excluding sales, in the ordinary course of Seller’s business, of any Hydrocarbons or obsolete inventory and equipment;
(h)    any agreement that contains a non-competition agreement or restriction or any agreement that purports to restrict, limit, or prohibit the manner in which, or the locations in which Seller or any of its Affiliates conducts business, including any area of mutual interest agreements;
(i)    any agreement between Seller, on the one hand, and any Affiliate of Seller, on the other hand; and
(j)    any agreement that constitutes a material modification in respect of any of the foregoing.
“Mcf” means one thousand cubic feet of natural gas volume.
“Net Casualty Loss” is defined in Section 8.4.
“Non-Recourse Party” is defined in Section 15.13.
“NORM” means naturally occurring radioactive material.
“NRI” means the interest in and to all Hydrocarbons produced, saved, and marketed from or allocated to a Lease or Well after giving effect to all Burdens thereon.
“NYSE” is defined in Section 7.9.
“Outside Date” means August 15, 2021; provided, however, the Outside Date shall automatically be extended to October 15, 2021, in the event the filing of the preliminary Proxy Statement with the SEC shall have occurred on or before June 8, 2021, and the Stockholders Meeting shall have not been held on or before August 1, 2021.
“Parties” and “Party” are defined in the preamble.
“PCAOB” means the Public Company Accounting Oversight Board.
“Permit” means any credit, permit, license, approval, waiver, or similar qualification or authorization issued or given by any Governmental Authority.
“Permitted Encumbrances” is defined in Section 4.1(b).
“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority, or any other entity.
“Plugging and Abandonment Obligations” means any and all responsibility and liability for the following, arising out of or relating to the Assets, whether before, on, or after the Effective Time: (a) the necessary and proper plugging, replugging, and abandonment of the Wells; (b) the necessary and proper removal, abandonment, and disposal of all structures, pipelines, equipment, operating inventory, abandoned property, trash, refuse, and junk located on or comprising part of the Assets; (c) the necessary and proper capping and burying of all associated flow lines located on or comprising part of the Assets in connection with any plugging, replugging, or abandonment of the Wells; (d) to the extent not covered by clause (b) above, the necessary and proper removal, abandonment, and decommissioning of the Facilities or otherwise comprising part of the Assets; and (e) the necessary and proper restoration of the surface and subsurface of the Lands included in the Assets (including any required reclamation) to the condition required by applicable Laws and contracts.
“Pre-Closing Tax Period” means any Tax period that ends on or before the Closing Date.
“Preliminary Settlement Statement” is defined in Section 2.3(b).
“Proceeding” means any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.
“Properties” means, collectively, the Units, Leases, Lands, and Wells.
“Property Expenses” is defined in Section 2.3(c).
“Property Taxes” means all ad valorem, real property, personal property, and all other similar Taxes assessed against the Assets or based upon or measured by the ownership of the Assets, but not including Income Taxes, Severance Taxes, or Transfer Taxes imposed on any transfer of the Assets under this Agreement.
“Proxy Statement” is defined in Section 8.5(a).
“Push-Out Election” means the election under Section 6226(a) of the Code, commonly known as the “push out” election, or any analogous election under state or local tax law, if applicable.
“Records” means all books, files, records, information and data (including all accounting and Tax information and data), whether written or electronically stored, in each case to the extent relating to the Assets, including: Lease files, land files, right-of-way files, Well files and records, Facility files, production records, mineral ownership reports, land and title records, surveys, maps, title opinions, product purchase and sale, gathering, and processing contracts, division order files, title information, production data, reports, maps, and logs.
“Rejection Notice” is defined in Section 5.2(a).
“Release” means the actual spilling, leaking, disposing, discharging, emitting, depositing, dumping, ejecting, leaching, pumping, pouring, injecting, discarding, abandoning, placing, spreading, escaping, or any other release (including any subsurface migration resulting therefrom), however defined, whether intentional or unintentional, into the environment.
“Remediate” or “Remediation” means action taken to investigate, remove, correct, and/or remediate an Environmental Defect in accordance with applicable Environmental Laws; provided, however, as used in this definition, investigations do not include any Environmental Assessments or Invasive Activities.

“Remediation Costs” means the Lowest Cost Response sufficient to Remediate a particular Environmental Defect, calculated net to Seller’s interest. The Remediation Costs do not include (a) the costs of Buyer’s and/or its Affiliate’s employees, project manager(s), or attorneys, (b) expenses for matters that are costs of doing business, e.g., those costs that would ordinarily be incurred in the day-to-day operations of the Assets, or in connection with permit renewal/amendment activities in connection with operation of the Assets, (c) overhead costs of Buyer and/or its Affiliates, (d) costs and expenses that would not have been required under Environmental Laws as they exist on the Execution Date, and (e) costs or expenses relating to the assessment, remediation, removal, abatement, transportation, and disposal of any asbestos, asbestos containing materials, NORM, or TE-NORM.
“Representatives” means any stockholders, members, managers, officers, directors, employees, agents, lenders, auditors, accountants, attorneys, reserve engineers, and representatives of a Person.
“Required Consent” means any Consent that, if not obtained by Closing, would, by the express terms of the applicable instrument or Contract (a) invalidate or terminate or give the holder of such Consent right the right to invalidate or terminate the conveyance of an Asset or (b) invalidate or terminate or give the holder of such Consent right the right to invalidate or terminate the underlying Asset, including any such restriction that by its express terms includes words such as or with similar effect as “the failure to obtain such Consent will void the assignment” or “the failure to obtain such Consent will void this lease”.
“Required Information” means all other financial, operating and oil and gas reserve data and other information relating to the Assets of the type and form customarily included in a proxy statement under Section 14(a) of the Exchange Act or registration statement on Form S-4 under the Securities Act.
“Restricted Asset” is defined in Section 4.5(a).
“Retained Liabilities” is defined in Section 14.2.
“Reverse Termination Fee” is defined in Section 11.2(c).
“Scheduled Closing Date” is defined in Section 12.1.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” is defined in Section 7.10.
“Securities” means any class or series of equity interest in Earthstone, including the Common Stock, the limited liability company interests of each limited liability company that is a Subsidiary of Earthstone, and the common stock of each corporation that is a Subsidiary of any Party.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” is defined in Section 8.1(c)(1).
“Seller” is defined in the preamble.
“Seller’s Certificate” is defined in Section 12.3(f).

“Seller Group” means, individually and in any combination, (a) Seller and its Affiliates, (b) as to each of the Persons described in clause (a), each of such Person’s Representatives to the extent acting on behalf of Seller in connection with or related to the Transaction, and (c) as to each of the Persons described in clauses (a) and (b), such Person’s successors, assigns, legal representatives, heirs, or devisees.
“Seller Taxes” means (a) Income Taxes imposed by any applicable Law on Seller, any of Seller’s direct or indirect owners or Affiliates or any consolidated, combined, or unitary group of which any of the foregoing is or was a member; (b) any Asset Taxes allocable to Seller under Article IX (taking into account, and without duplication of, (1) such Asset Taxes effectively borne by Seller as a result of the adjustments to the Base Purchase Price made under Section 2.3 and/or Section 13.1, as applicable, and (2) any payments made from one Party to the other in respect of Asset Taxes under Section 9.3); (c) any Taxes imposed on or with respect to the ownership or operation of the Excluded Assets or that are attributable to any asset or business of Seller that is not part of the Assets; (d) any Taxes (other than the Taxes described in clauses (a), (b), or (c) of this definition) attributable to the ownership or operation of the Assets for any Tax period (or portion thereof) ending prior to the Effective Time; and (e) any Transfer Taxes allocated to Seller under Section 9.7.
“Seller-Operated Properties” means those Properties and other Assets that Seller (or its Affiliates) is designated or was designated as operator under applicable Laws or Contract solely during the period of time such Properties are operated by Seller (or its Affiliates).
“Severance Taxes” mean all extraction, production, sales, use, excise, severance, and all other similar Taxes with respect to the Assets that are based upon or measured by the production of Hydrocarbons or the receipt of proceeds therefrom, but not including Property Taxes, Income Taxes, and Transfer Taxes imposed on any transfer of the Assets under this Agreement.
“Specified Exceptions” is defined in Section 14.9(f).
“Stock Consideration” is defined in Section 2.1(a)(2).
“Stock Consideration Value” means $10,860,000.00.
“Stockholder Approval” means the affirmative vote or consent of (a) at least a majority of the outstanding shares of Common Stock that are represented in person or by proxy at the Stockholders Meeting in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, including the issuance of the Stock Consideration, and (b) a Majority of the Disinterested in favor of the adoption of this Agreement and the transactions contemplated hereby, including the issuance of the Stock Consideration.
“Stockholders Meeting” is defined in Section 8.5(b).
“Subsidiary” when used with respect to any Party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such Party in such Party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50%

of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such Party or one or more Subsidiaries of such Party or by such Party and one or more Subsidiaries of such Party.
“Supporting Documentation” for a particular Title Defect means, (a) if the basis is derived from any document, a copy of such document (or pertinent part thereof) or (b) if the basis is derived from any gap in Seller’s chain of title, the recorded documents, run sheet, or other evidence showing such gap, or (c) if the basis is not as described in clauses (a) and (b), then reasonable, written documentation that is sufficient for Seller to verify the existence of the alleged Title Defect.
“Surface Interests” is defined in Section 1.2(e).
“Suspense Funds” means funds held in suspense (whether positive or negative, and including funds held in suspense for unleased interests and penalties and interest) that are attributable to the Assets or any interests pooled therewith.
“Target Formation” means, with respect to each Well, the completed formation(s) for such Well.
“Tax” or “Taxes” means any and all taxes, including any interest, penalties, or other additions to tax, that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all income taxes, profits taxes, taxes on gains, alternative minimum taxes, estimated taxes, payroll taxes, employee withholding taxes, unemployment insurance taxes, social security taxes, welfare taxes, disability taxes, severance taxes, license charges, taxes on stock, sales taxes, harmonized sales taxes, use taxes, ad valorem taxes, privilege taxes, conservation taxes, value added taxes, excise taxes, goods and services taxes, franchise taxes, gross receipts taxes, occupation taxes, real or personal property taxes, land transfer taxes, stamp taxes, environmental taxes, transfer taxes, workers’ compensation taxes, windfall taxes, net worth taxes, and other taxes, fees, duties, levies, customs, tariffs, imposts, assessments, unclaimed property, and escheat obligations and charges of the same or of a similar nature to any of the foregoing.
“Tax Controversy” is defined in Section 9.9(d).
“Tax Partnership” is defined in Section 6.13(j) and shall include the tax partnerships created pursuant to the applicable Tax Partnership Agreements executed in connection with the JDAs.
“Tax Return” means any and all returns, reports, information returns, declarations, statements, certificates, bills, schedules, claims for refund, or other written information provided, or required to be provided, to a Governmental Authority with respect to any Tax, including any and all attachments, amendments, and supplements thereto.
“TE-NORM” means technologically enhanced NORM.
“Termination Fee” means an amount, in cash equal to the lesser of (a) all of Buyer’s and Earthstone’s or Seller’s, as applicable, reasonable and documented out-of-pocket costs and expenses incurred by Buyer and Earthstone or Seller, as applicable, and paid (or payable) to third Persons that are not an Affiliate of Buyer or Earthstone (or both of Buyer and Earthstone) or Seller, as applicable, or (b) $1,000,000.00.
“Third-Party Claim” is defined in Section 14.5(b)(1).
“Title Arbitrator” is defined in Section 4.4(b).
“Title Benefit” is defined in Section 4.3(a).
“Title Benefit Amount” is defined in Section 4.3(d).
“Title Benefit Notice” is defined in Section 4.3(b).
“Title Benefit Notice Date” means the date that is one Business Day prior to the Defect Notice Date.
“Title Defect” is defined in Section 4.1(c).
“Title Defect Adjustment” is defined in Section 4.2(d)(2).
“Title Defect Amount” is defined in Section 4.1(d).
“Title Defect Notice” is defined in Section 4.2(c).
“Title Defect Property” is defined in Section 4.2(c).
“Title Disputed Matters” is defined in Section 4.4(a).
“Title Threshold” means an amount equal to $50,000.00 (on an 8/8ths basis).
“Tracker” means Tracker Resource Development III, LLC, a Delaware limited liability company.
“Tracker Purchase Agreement” means that certain Purchase and Sale Agreement dated March 31, 2021, by and among Earthstone, Buyer, Tracker and TRD III Royalty Holdings (TX), LP.
“Transaction” is defined in Section 2.1(d).
“Transaction Documents” means each of the documents delivered at Closing under Section 12.3 together with all other documents, certificates, and instruments delivered under this Agreement.
“Transfer Taxes” means any and all transfer, sales, use, excise, goods and services, stock, conveyance, registration, real estate transfer, land transfer, stamp, documentary, notarial, filing, recording, and similar Taxes (excluding Income Taxes, Severance Taxes and Property Taxes).
“Treasury Regulations” means the final, temporary, and proposed United States Department of the Treasury regulations promulgated under the Code.
“Unadjusted Base Purchase Price” means (a) the Cash Consideration, plus (b) the Stock Consideration Value.

“Unaudited Financial Statements” is defined in Section 6.19.
“Unaudited Interim Financials” is defined in Section 8.6.
“Units” is defined in Section 1.2(a).
“Unresolved Claim” is defined in Section 14.5(e)(3).
“Voting Agreement” is defined in the recitals.
“Wells” is defined in Section 1.2(b).
“WI” means the percentage interest in and to a Well that is burdened with the obligation to bear and pay costs and expenses of exploration, drilling, maintenance, development, abandonment, and operations on or in connection with such Well required to be borne with respect thereto, but without regard to the effect of Burdens.

Annex E

March 31, 2021

Audit Committee of the
Board of Directors of
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

Dear Members of the Audit Committee of the Board of Directors:

We understand that Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), proposes to enter into two Purchase and Sale Agreements, both of which are dated March 31, 2021 (together, the “Agreements”). One agreement (“Agreement I”) is by and among Tracker Resource Development III, LLC, a Delaware limited liability company (“OpCo”), TRD III Royalty Holdings (TX), LP, a Texas limited partnership (“RoyaltyCo”, together with OpCo, “Seller I”), and Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”) and Earthstone Energy, Inc., a Delaware corporation (“Earthstone” and collectively with EEH, the “Buyer”). The second agreement (“Agreement II”), is by and among SEG-TRD LLC, a Delaware limited liability company, (“SEG I”) and SEG-TRD II LLC, a Delaware limited liability company (“SEG II”, together with SEG I, “Seller II”) and Earthstone. Seller I and Seller II, together are the “Sellers.” The Agreements relate to the purchase by Buyer and sale by Sellers of the Assets (as defined in the Agreements). The transactions contemplated by the Agreements are the “Transaction.”

We have been advised that the Transaction Consideration will consist of $81,600,000 in cash consideration, subject to customary adjustments detailed in Section 2.3 of the Agreements, and 6,200,000 shares of Class A common stock of Earthstone, subject to customary adjustments detailed in Section 2.1(b) of the Agreements. Agreement I total consideration consists of $29,600,000 in cash consideration and 4,700,000 shares of Class A common stock of Earthstone, while Agreement II total consideration consists of $52,000,000 in cash consideration and 1,500,000 shares of Class A common stock of Earthstone. The terms of the Transaction are more fully set forth in the Agreements and capitalized terms used but not defined in this letter have the meanings ascribed to such terms in the Agreements.

You have requested our opinion as to the fairness, from a financial point of view, to Earthstone of the Transaction Consideration to be paid by Buyer under the Agreements.

We, as a customary part of our investment banking business, are continually engaged in performing financial analyses regarding businesses and their securities in connection with acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and other transactions and for estate, corporate and other purposes. We have been engaged by the Audit Committee of the Board of Directors of Earthstone to render the opinion set forth below (the “Opinion”) to it and we will receive a fee from Earthstone for providing the Opinion, which is not contingent upon closing of the Transaction. In addition, Earthstone has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement relating to providing the Opinion. We have not been requested to, and did not, (i) participate in negotiations regarding the Agreements, (ii) solicit any expressions of interest from any other parties regarding any business combination with Earthstone or any other alternative transaction or (iii) advise the
Main 612-851-5900 | Toll Free 800-851-2920
Division of Northland Securities, Inc., Member FINRA and SIPC                  150 South Fifth Street, Suite 3300 | Minneapolis, MN 55402
Page | 277 NorthlandSecurities.com | Member FINRA and SIPC

Audit Committee of the Board of Directors of Earthstone or any other party regarding alternatives to the Transaction. In addition, we were not requested to and did not provide advice regarding the structure or any other aspect of the Transaction, or to provide services other than the delivery of the Opinion. We have not otherwise acted as financial advisor to any party to the Transaction. In the ordinary course of our business, we and our affiliates may actively trade securities of Earthstone for our own account or the account of our customers and, accordingly, we may hold a long or short position in such securities. We may seek to be engaged for compensation in the future to perform investment banking services for Earthstone.

In connection with our review of the Transaction and in arriving at our Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

(i)reviewed and analyzed the financial terms of the draft of the Agreements dated March 26, 2021;
(ii)    reviewed Earthstone’s annual reports to stockholders and Annual Reports on Form 10-K for the last three fiscal years;

(iii)    reviewed certain of Earthstone’s interim reports to stockholders and Quarterly Reports on Form 10-Q;

(iv)    reviewed estimated Earthstone’s proved reserves as of December 31, 2020, as prepared by Cawley, Gillespie & Associates, Inc., which were discussed with Earthstone’s management;

(v)    reviewed unaudited historical financial statements related to the Assets;

(vi)    reviewed estimated proved reserves of the Assets as of March 1, 2021, provided by Earthstone and discussed with Earthstone’s management;

(vii)    reviewed certain non-public financial and production projections provided us by Earthstone’s management;

(viii)    reviewed certain internal financial information, estimates, and financial and operational forecasts for the Assets, prepared by Earthstone’s management;

(ix)    reviewed certain publicly available research analyst reports regarding the future financial performance of Earthstone; and

(x)    reviewed the reported historic price and trading activity for Earthstone’s common stock; compared certain of Earthstone’s financial stock market information with similar information for certain other companies the securities of which are publicly traded, and reviewed the financial terms of certain recent business combinations in the oil and gas exploration and production industry specifically and in other industries generally, and other studies and analyses we deemed appropriate

In addition, we held numerous discussions with Jay Joliat, Chairman of the Audit Committee of the Board of Directors, and members of Earthstone’s senior management regarding the assessment of the strategic
Main 612-851-5900 | Toll Free 800-851-2920
Division of Northland Securities, Inc., Member FINRA and SIPC                  150 South Fifth Street, Suite 3300 | Minneapolis, MN 55402
Page | 278 NorthlandSecurities.com | Member FINRA and SIPC

rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition, and prospects of the Assets. These discussions and related diligence materials accessed through Earthstone-provided data room were held over a period of 22 days from March 10, 2021 until March 31, 2021.

In addition, we have conducted such other analyses, examinations, and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our Opinion.

In reviewing the Transaction, financial analyses, and in rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and assume no responsibility regarding such data, material, and other information. In addition, Earthstone’s management advised us, and we have assumed with your permission, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best available estimates and judgments of Earthstone’s management as to the future financial results and condition of the Assets and we express no opinion regarding such projections or the assumptions on which they are based. We have relied upon Earthstone to advise us promptly if any information provided became inaccurate or had to be updated during the period of our review. If the foregoing assumptions are inaccurate, our Opinion could be materially affected. Earthstone does not publicly disclose internal financial information of the type provided to us in connection with our review of the Transaction. As a result, such information was prepared for financial planning purposes and was not prepared with the expectation of public disclosure.

As you are aware, the credit, financial, and stock markets have from time to time experienced unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Transaction and the Opinion does not address potential developments in any such markets. In addition, we express no opinion or view as to any potential effects of the COVID-19 pandemic on the Transaction, Earthstone, or the Assets.

We have relied upon and assumed, without independent verification, there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Earthstone or the Assets since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or our Opinion, and there is no information or any facts that would make the information reviewed by us incomplete or misleading.
We have assumed that the final form of the Agreements will be substantially similar to the draft we reviewed, dated March 26, 2021, without modification of material terms or conditions. We have assumed that the Transaction will be consummated under the terms of the Agreements without amendments thereto and without waiver by any party of any conditions or obligations thereunder. In arriving at our Opinion, we have assumed that all the regulatory approvals and consents required for the Transaction will be obtained in a manner that will not adversely affect Earthstone or the Assets or alter the terms of the Transaction. Without limiting the generality of the foregoing, we have, for purposes of our analyses of the Transaction Consideration, assumed the financial projections furnished to us by Earthstone are accurate and have further assumed there will be no adjustment to the consideration for balance sheet or other items.

In arriving at our Opinion, we have performed no appraisals or valuations of any specific assets or liabilities (fixed, contingent, or other) of Earthstone or the Assets, including any intellectual property for
Main 612-851-5900 | Toll Free 800-851-2920
Division of Northland Securities, Inc., Member FINRA and SIPC                  150 South Fifth Street, Suite 3300 | Minneapolis, MN 55402
Page | 279 NorthlandSecurities.com | Member FINRA and SIPC

which Earthstone or the Assets might receive royalty or licensing fees, and we have not been furnished with any such appraisals or valuations, and have made no physical inspection of the property or assets of Earthstone or the Assets. We express no opinion regarding the liquidation value of any entity. In arriving at the Opinion set forth below, we have undertaken no independent analysis of any pending or threatened litigation, governmental proceedings or investigations, possible unasserted claims or other contingent liabilities, to which any of Earthstone or the Assets or their respective affiliates is a party or may be subject and at Earthstone’s direction and with its consent, in arriving at our Opinion, we have made no assumption about and therefore have not considered, the possible assertion of claims, outcomes, damages, or recoveries arising out of any such matters.

None of the companies or transaction we may have used in any analysis for purposes of comparison is identical to Earthstone, the Assets, or the Transaction. Accordingly, our analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which Earthstone, the Assets and the Transaction were compared and other factors that could affect the public trading value or transaction value of the companies or transactions. We also have considered no potential judicial, legislative, or regulatory changes pending or being considered or that may be adopted by any judicial, governmental or regulatory bodies or any potential changes in accounting methods or generally accepted accounting principles that may be adopted.

The Opinion is based upon the financial, market, economic, and other conditions that exist on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the Opinion and that we disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion that may come or be brought to our attention after the date of the Opinion. We have not undertaken to reaffirm or revise the Opinion or otherwise comment upon any events after the date hereof and have no obligation to update, revise or reaffirm the Opinion.

Consistent with applicable legal and regulatory requirements, we have adopted policies and procedures to establish and maintain the independence of our research department and personnel. Our research analysts may hold opinions, make statements or recommendations, or publish research reports regarding Earthstone, the Assets, the Transaction and other participants in the Transaction that differ from the views of our investment banking personnel.

The Opinion is furnished under our engagement letter dated March 9, 2021 (the “Engagement Letter”). The Opinion is directed to the Audit Committee of the Board of Directors of Earthstone in connection with its consideration of the Transaction. The Opinion is furnished solely to be used by the Audit Committee of the Board of Directors of Earthstone as only one input to consider in its process of analyzing the Transaction and is not intended to be and does not constitute a recommendation to any member of the Audit Committee of the Board of Directors or any stockholder of Earthstone as to how such director or stockholder should act or vote regarding the Transaction or any other matter. Notwithstanding the foregoing, the Audit Committee of the Board of Directors of Earthstone may rely upon the Opinion. The Opinion is delivered to the Audit Committee of the Board of Directors is subject to the conditions, scope of engagement, limitations, and understandings in this opinion and in the Engagement Letter.

The Opinion addresses solely the fairness, from a financial point of view, to Earthstone of the Transaction Consideration to be paid under the Agreements by Buyer. We were not requested to opine as to, and the Opinion does not address, the basic business decision to proceed with or effect the Transaction, or any
Main 612-851-5900 | Toll Free 800-851-2920
Division of Northland Securities, Inc., Member FINRA and SIPC                  150 South Fifth Street, Suite 3300 | Minneapolis, MN 55402
Page | 280 NorthlandSecurities.com | Member FINRA and SIPC

solvency or fraudulent conveyance consideration relating to the Transaction. We express no opinion as to the relative merits of the Transaction as compared to any alternative business strategies or transactions that might exist for Earthstone or any other party or the effect of any other transaction in which Earthstone or any other party might engage. We express no opinion as to the amount, nature or fairness of the consideration or compensation to be received in or because of the Transaction by securityholders, officers, directors, or employees of the Sellers, or any other class of such persons, or relative to or in comparison with the Transaction Consideration. We have not been asked to consider, and the Opinion does not address, the solvency or viability of Earthstone to pay its obligations when they come due. We are not rendering any financial, legal, accounting, or other advice and understand that Earthstone is relying on its legal counsel and accounting advisors as to legal and accounting matters in connection with the Transaction.

Preparing a fairness opinion is a complex, analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and applying those methods to the particular circumstances and is not necessarily susceptible to partial analysis or summary description. In arriving at the Opinion, we attributed no particular weight to any particular analysis or factor considered by us, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by us in our analyses, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, we believe that our analyses must be considered as a whole and that selecting portions of our analyses and of the factors considered by us, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying the Opinion. The conclusion reached by us, therefore, is based on applying our own experience and judgment to all analyses and factors considered by us. The Opinion was reviewed and approved by the Northland Securities Fairness Opinion Committee.

The Opinion shall not be published, disclosed or otherwise used, nor shall any public references to us be made, without our prior written approval. This letter and a summary thereof may be filed with or included in or with any proxy or information statement required to be filed by Earthstone with the Securities and Exchange Commission and delivered to the holders of Earthstone’s securities in connection with the Transaction. However, no reference to this letter or the Opinion in the proxy or information statement may be made without our written consent and subject to our approval of the language that references this letter or the Opinion, which consent we will not be unreasonably withhold, condition, or delay.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Transaction Consideration to be paid by Buyer in the Transaction under the Agreements is fair, from a financial point of view, to Earthstone.

Sincerely,

Northland Securities, Inc.

By: /s/ Adam B. Connors
Adam B. Connors
Managing Director, Investment Banking
Northland Securities, Inc.
Northland Capital Markets
Main 612-851-5900 | Toll Free 800-851-2920
Division of Northland Securities, Inc., Member FINRA and SIPC                  150 South Fifth Street, Suite 3300 | Minneapolis, MN 55402
Page | 281 NorthlandSecurities.com | Member FINRA and SIPC

Annex F

SUPPORT AND VOTING AGREEMENT

This SUPPORT AND VOTING AGREEMENT, dated as of March 31, 2021 (this “Agreement”), is entered into by and among Tracker Resource Development III, LLC, a Delaware limited liability company (“Tracker”), TRD III Royalty Holdings (TX), LP, a Texas limited partnership (“RoyaltyCo”), SEG-TRD LLC, a Delaware limited liability company (“SEG I”), SEG-TRD II LLC, a Delaware limited liability company (“SEG II” and collectively with SEG I, “Sequel” and with Tracker and RoyaltyCo, the “Seller Parties”), Earthstone Energy Holdings, LLC, a Delaware limited liability company (“Buyer”), Earthstone Energy, Inc., a Delaware corporation (“Buyer Parent” and, together with Buyer, the “Buyer Parties”) and Warburg Pincus Private Equity (E&P) XI – A, L.P., a Delaware limited partnership (“WPXI-A”), Warburg Pincus XI (E&P) Partners – A, L.P., a Delaware limited partnership (“WPPXI”), WP IRH Holdings, L.P., a Delaware limited partnership (“WPIRH”), Warburg Pincus XI (E&P) Partners – B IRH, LLC, a Delaware limited liability company (“WPXI-B”), Warburg Pincus Energy (E&P)-A, LP, a Delaware limited partnership (“WPE-A”), Warburg Pincus Energy (E&P) Partners-A, LP, a Delaware limited partnership (“WPEP-A”), Warburg Pincus Energy (E&P) Partners-B IRH, LLC, a Delaware limited liability company (“WPEP-B”), WP Energy Partners IRH Holdings, L.P., a Delaware limited partnership (“WPEPIRH”), and WP Energy IRH Holdings, L.P., a Delaware limited partnership (collectively with WPXI-A, WPPXI, WPIRH, WPXI-B, WPE-A, WPEP-A, WPEP-B and WPEPIRH, “Warburg”). The Seller Parties, Buyer Parties and Warburg are collectively referred to herein as the “Parties.”
RECITALS
WHEREAS, concurrently herewith, Tracker, RoyaltyCo and the Buyer Parties are entering into a Purchase and Sale Agreement (the “Tracker Purchase Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) Tracker will sell and transfer certain assets to Buyer and the Buyer Parties will pay for, certain assets (as further described in the Tracker Purchase Agreement) (the “Tracker Transaction”);
WHEREAS, concurrently herewith, Sequel and the Buyer Parties are entering into a Purchase and Sale Agreement (the “Sequel Purchase Agreement” and with the Tracker Purchase Agreement, the “Purchase Agreements”), pursuant to which (and subject to the terms and conditions set forth therein) Sequel will sell and transfer certain assets to Buyer and the Buyer Parties will pay for, certain assets (as further described in the Sequel Purchase Agreement) (the “Sequel Transaction” and with the Tracker Transaction, the “Transactions”);
WHEREAS, as of the date hereof, Warburg is the record and/or beneficial owner in the aggregate of, and has the right to vote and dispose of, 13,238,110 shares (the “Existing Shares”) of Class A common stock, $0.001 par value per share of Buyer Parent (“Class A Common Stock”);
WHEREAS, as a condition and inducement to Seller Parties’ and the Buyer Parties’ willingness to enter into the Purchase Agreements and to proceed with the transactions contemplated thereby, including the Transactions, the Parties are entering into this Agreement; and
WHEREAS, Warburg acknowledges that Seller Parties and the Buyer Parties are entering into the Purchase Agreements in reliance on Warburg’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of Warburg set forth herein and would not enter into the Purchase Agreements if Warburg did not enter into this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
“Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. “Control” and derivatives of such term, as used in this definition, means having the ability, whether or not exercised, to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement, or otherwise.
“Class B Common Stock” means the Class B common stock, $0.001 par value per share of Buyer Parent.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.
“Covered Shares” means, Warburg’s Existing Shares, together with any shares of Class A Common Stock that Warburg becomes the record and/or beneficial owner of on or after the date hereof.
“Governmental Authority” means any national, state, county, or municipal government and/or government of any political subdivision, and departments, courts, commissions, boards, bureaus, ministries, agencies, or other instrumentalities of any of them.
“Laws” means all laws, statutes, rules, regulations, ordinances, orders, decrees, requirements, judgments, and codes of Governmental Authorities.
“Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.
“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, hypothecate, encumber or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).
2.Agreement to Vote in Favor of the Transactions. Prior to the Termination Date (as defined herein), Warburg (on behalf of itself and any other entity it controls) irrevocably and unconditionally agrees that it shall, at any meeting of the stockholders of Buyer Parent (whether annual or special and whether or not an adjourned or postponed meeting), however called, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for purpose of establishing a quorum and vote (or consent), and cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (in all manners and by each applicable class) (a) in favor of the Transactions, the Purchase Agreements and any other matter necessary for the consummation of the transactions contemplated by the Purchase Agreements, including the Transactions and the issuance of shares of Class A Common Stock pursuant to the Purchase Agreements, and (b) against any action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transactions. If Warburg is the beneficial owner, but not the record holder, of any Covered Shares, Warburg agrees to take all actions necessary to cause the record holder and any nominees to vote (or exercise a consent with respect to) all of such Covered Shares in accordance with this Section 2. Except as otherwise set forth in or contemplated by this Agreement, Warburg may vote the Covered Shares in its discretion on all matters submitted for the vote of the stockholders of Buyer Parent in a manner that is not inconsistent with the terms of this Agreement.
3.Termination. This Agreement shall terminate upon the earliest of (a) the closing of the transaction contemplated by the Tracker Purchase Agreement, (b) the termination of both Purchase Agreements in accordance with their terms and (c) the mutual written agreement of the Parties to terminate this Agreement (such earliest date being referred to herein as the “Termination Date”); provided that the provisions set forth in Sections 10 to 21 shall survive the termination of this Agreement; provided further that any liability incurred by any Party as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.
4.Representations and Warranties of Warburg. Warburg hereby represents and warrants to the other Parties as follows:
(a)Warburg is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Warburg, the performance by Warburg of its obligations hereunder and the consummation by Warburg of the transactions contemplated hereby have been duly and validly authorized by Warburg and no other actions or proceedings on the part of Warburg are necessary to authorize the execution and delivery by Warburg of this Agreement, the performance by Warburg of its obligations hereunder or the consummation by Warburg of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Warburg and, assuming due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of Warburg, enforceable against Warburg in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)Warburg is the record holder and/or beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of liens other than as created by this Agreement. Warburg has voting power, power of disposition, and power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Shares. As of the date hereof, other than the Existing Shares, Warburg is not a record holder of nor owns beneficially any (i) shares of Common Stock or other voting securities of Buyer Parent, (ii) securities of Buyer Parent convertible into or exchangeable for shares of Common Stock or other voting securities of Buyer Parent or (iii) options or other rights to acquire from Buyer Parent any shares of Common Stock, other voting securities or securities convertible into or exchangeable for shares of Common Stock or other voting securities of Buyer Parent. The Covered Shares are not subject to any voting trust agreement or other contract to which Warburg is a party restricting or otherwise relating to the voting or Transfer of the Covered Shares. Warburg has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares.
(c)Except as contemplated by this Agreement, Warburg (i) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (ii) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, that is inconsistent with or prevents Warburg from performing its obligations pursuant to this Agreement.
(d)Except for the applicable requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Warburg for the execution, delivery and performance of this Agreement by Warburg or the consummation by Warburg of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Warburg nor the consummation by Warburg of the transactions contemplated hereby nor compliance by Warburg with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of Warburg, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien on such property or asset of Warburg pursuant to, any contract to which Warburg is a party or by which Warburg or any property or asset of Warburg is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Warburg or any of Warburg’s properties or assets except, in the case of clause (B) or (C), for breaches, violations or defaults that would not, individually or in the aggregate, materially impair the ability of Warburg to perform its obligations hereunder.
(e)As of the date of this Agreement, there is no action, suit, investigation, complaint or other proceeding pending against Warburg or, to the knowledge of Warburg, any other Person or, to the knowledge of Warburg, threatened against Warburg or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by the Parties of their rights under this Agreement or the performance by any Party of its obligations under this Agreement.
5.Transfer Agent. Warburg hereby authorizes Buyer Parent or its counsel to notify the transfer agent that there is a stop transfer order with respect to all Covered Shares (and that this Agreement places limits on the voting and Transfer of such Covered Shares); provided, however, that Buyer Parent or its counsel will further notify the transfer agent to lift and vacate the stop transfer order with respect to the Covered Shares on the earlier of (a) the date on which the written consent of Warburg is delivered in accordance with Section 2 and (b) the Termination Date.
6.Warburg Capacity. This Agreement is being entered into by Warburg solely in its capacity as a holder of Common Stock, and nothing in this Agreement shall restrict or limit the ability of Warburg or any Affiliate or any employee thereof who is a director or officer of Buyer Parent to take any action in his or her capacity as a director or officer of Buyer Parent to the extent specifically permitted by the Purchase Agreements.
7.Disclosure. Warburg hereby authorizes Buyer Parent to publish and disclose in any announcement or disclosure required by the U.S. Securities and Exchange Commission (“SEC”) and in the proxy statement filed with the SEC in connection with the Transactions Warburg’s identity and ownership of the Covered Shares and the nature of the Warburg’s obligations under this Agreement.
8.No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Seller Parties or the Buyer Parties any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefit relating to the Covered Shares shall remain vested in and belong to Warburg, and Seller Parties and the Buyer Parties shall have no authority to direct Warburg in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.
9.Non-Survival of Representations and Warranties. The representations and warranties of Warburg contained herein shall not survive the Termination Date.

10.Amendment and Modification. Subject to the provisions of the applicable Laws, at any time prior to the Termination Date, the Parties may modify or amend this Agreement, by written agreement of the Parties.
11.Waiver. The failure of any Party to assert any of its rights hereunder or under applicable Law shall not constitute a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise by any Party of any of its rights hereunder precludes any other or further exercise of such rights or any other rights hereunder or under applicable Law. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.
12.Notices. Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, email or overnight courier:
If to Warburg, addressed to:
Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
Attention:     General Counsel
Email:         notices@warburgpincus.com

If to Tracker, addressed to:
Tracker Resource Development III, LLC
1001 17th Street, Suite 1000
Denver, Colorado 80202
Attention:     Jeffrey R. Vaughan
Email:         jeffv@tracker-resources.com
with copies (which shall not constitute notice) to:
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention:    Sam Niebrugge
Email:         sam.niebrugge@dgslaw.com
If to Sequel, addressed to:
SEG-TRD LLC
c/o Sequel Energy Group LLC
8101 E. Prentice Ave., Suite 1175
Greenwood Village, Colorado 80111
Attention:    David J. Kornder
Email:        dkornder@sequelenergy.com

with copies (which will not constitute notice):

Welborn Sullivan Meck & Tooley, P.C.
1125 17th Street, Suite 2200
Denver, Colorado 80202
Attention:     Amy E. Seneshen
Email:         aseneshen@wsmtlaw.com

If to Buyer Parties, addressed to:
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attention:     Robert J. Anderson, President and Chief Executive Officer
Email:         robert@earthstoneenergy.com

with a copy (which shall not constitute notice) to:
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Attention:    Reid A. Godbolt
        Adam J. Fogoros
Email:         rgodbolt@joneskeller.com
        adamf@joneskeller.com

13.Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof.
14.No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
15.GOVERNING LAW AND VENUE. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The Parties hereby irrevocably submit to the personal jurisdiction of the Court of Chancery of the State of Delaware or, if such Court of Chancery shall lack subject matter jurisdiction, the Federal courts of the United States of America located in the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement, and in respect of the transactions contemplated by this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the Parties irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such courts. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
16.WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (d) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.
17.Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or, if said Court of Chancery shall lack subject matter jurisdiction, any Federal court of the United States of America located in the County of New Castle, Delaware, this being in addition to any other remedy to which such Party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 17, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

18.Assignment; Successors. This Agreement shall not be assignable by operation of law or otherwise. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Any purported assignment in violation of this Agreement shall be null and void.
19.Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
20.Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.
21.No Presumption Against Drafting Party. The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused to be executed or executed this Agreement as of the date first written above.
WARBURG:

WARBURG PINCUS PRIVATE EQUITY
(E&P) XI - A, L.P.

By:    Warburg Pincus (E&P) XI, L.P.,
    its general partner

By:    Warburg Pincus (E&P) XI LLC,
    its general partner

By:    Warburg Pincus Partners (E&P) XI LLC,
    its sole member

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
    its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WARBURG PINCUS ENERGY (E&P) PARTNERS-B IRH, LLC

By:    Warburg Pincus Energy (E&P) Partners-B,     L.P.,
    its managing member

By:    Warburg Pincus (E&P) Energy GP, L.P.,
    its general partner

By:    Warburg Pincus (E&P) Energy LLC,
    its general partner

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
    its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WARBURG PINCUS XI (E&P) PARTNERS – A, L.P.

By:    Warburg Pincus (E&P) XI, L.P.,
    its general partner

By:    Warburg Pincus (E&P) XI LLC,
    its general partner

By:    Warburg Pincus Partners (E&P) XI LLC,
    its sole member

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
    its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WARBURG PINCUS XI (E&P) PARTNERS – B IRH, LLC

By:    Warburg Pincus XI (E&P) Partners – B, L.P.,
    its managing member

By:    Warburg Pincus (E&P) XI, L.P.,
    its general partner

By:    Warburg Pincus (E&P) XI LLC,
    its general partner

By:    Warburg Pincus Partners (E&P) XI LLC,
    its sole member

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
     its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WARBURG PINCUS ENERGY (E&P)-A, L.P.

By:    Warburg Pincus (E&P) Energy GP, L.P.,
    its general partner

By:    Warburg Pincus (E&P) Energy LLC,
    its general partner

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
    its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WARBURG PINCUS ENERGY (E&P) PARTNERS-A, L.P.

By:    Warburg Pincus (E&P) Energy GP, L.P.,
    its general partner

By:    Warburg Pincus (E&P) Energy LLC,
    its general partner

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
     its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WP ENERGY PARTNERS IRH HOLDINGS, L.P.

By:    Warburg Pincus (E&P) Energy GP, L.P.,
    its general partner

By:    Warburg Pincus (E&P) Energy LLC,
    its general partner

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
    its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WP ENERGY IRH HOLDINGS, L.P.

By:    Warburg Pincus (E&P) Energy GP, L.P.,
    its general partner

By:    Warburg Pincus (E&P) Energy LLC,
    its general partner

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
    its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

WP IRH HOLDINGS, L.P.

By:    Warburg Pincus (E&P) XI, L.P.,
    its general partner

By:    Warburg Pincus (E&P) XI LLC,
    its general partner

By:    Warburg Pincus Partners (E&P) XI LLC,
    its sole member

By:    Warburg Pincus Partners II (US), L.P.,
    its managing member

By:    Warburg Pincus & Company US, LLC,
    its general partner

By: /s/ David Streter
Name:    David Streter
Title:    Authorized Signatory

TRACKER:

TRACKER RESOURCE DEVELOPMENT III, LLC

        By:    /s/ Jeffrey R. Vaughan
        Name:    Jeffrey R. Vaughan
        Title:    President and Chief Executive Officer

ROYALTYCO:

TRD III ROYALTY HOLDINGS (TX), LP

        By:    /s/ Jeffrey R. Vaughan
        Name:    Jeffrey R. Vaughan
        Title:    President and Chief Executive Officer

SEQUEL:

SEG-TRD LLC

        By:    /s/ David J. Kornder
        Name:    David J. Kornder
        Title:    Director of Finance

SEG-TRD II LLC

        By:    /s/ David J. Kornder
        Name:    David J. Kornder
        Title:    Director of Finance

BUYER:

EARTHSTONE ENERGY HOLDINGS, LLC

        By:    /s/ Robert J. Anderson
        Name:     Robert J. Anderson
        Title:     President and Chief Executive Officer

BUYER PARENT:

EARTHSTONE ENERGY, INC.

        By:    /s/ Robert J. Anderson
        Name:     Robert J. Anderson
        Title:     President and Chief Executive Officer

Annex G

FORM OF
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [______], 2021, by and among Earthstone Energy, Inc., a Delaware corporation (“Parent”), Tracker Resource Development III, LLC, a Delaware limited liability company (“Tracker”), EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership (“EnCap”), ZIP Ventures I, L.L.C., a Delaware limited liability company (“Zip”), Tracker III Holdings, LLC, a Delaware limited liability company (“Tracker Holdings” and together with EnCap and Zip, the “Tracker Stockholders”), and the Persons who become party to this Agreement from time to time upon the execution of a Joinder (as defined herein) in accordance with Section 2.10 of this Agreement.
RECITALS
WHEREAS, Parent, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), TRD III Royalty Holdings (TX), LP, a Texas limited partnership, and Tracker entered into a Purchase and Sale Agreement, dated as of March 31, 2021 (the “Purchase Agreement”), under which, among other things, EEH will acquire certain assets from Tracker;
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Parent will issue shares of Class A Common Stock of Parent, par value $0.001 per share (“Class A Common Stock”), to Tracker or the Tracker Stockholders, at the direction of Tracker; and
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Parent has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein) on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement, except that the terms set forth below are used herein as so defined:
“Agreement” has the meaning specified therefor in the introductory paragraph.
“Bold” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Bold Unitholders” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Texas are generally open for business.
“Class A Common Stock” has the meaning specified therefor in the recitals of this Agreement.
“Class A Common Stock Price” means, as of any date of determination, the volume weighted average closing price of Class A Common Stock (as reported by the New York Stock Exchange) for the ten trading days immediately preceding such date of determination.
“Class B Common Stock” means the Class B Common Stock of Parent, par value $0.001 per share.
“Common Stock” means the Class A Common Stock and the Class B Common Stock.
“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Effectiveness Period” has the meaning specified therefor in Section 2.01(b) of this Agreement.

“EnCap” has the meaning specified therefor in the introductory paragraph.
“Equity Securities” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above. Unless otherwise indicated, the term “Equity Securities” refers to Equity Securities of Parent.
“EEH” has the meaning specified therefor in the recitals of this Agreement.
“EEH A&R LLC Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of EEH (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“EEH Units” means units representing limited liability company interests in EEH.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Holder” means a holder of any Registrable Securities.
“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Independence” means Independence Resources Holdings, LLC, a Delaware limited liability company.
“Independence Stockholders” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Investor Holder” means a Holder that is not a natural person.
“Joinder” has the meaning specified therefor in Section 2.10 of this Agreement.
“Launch Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Managing Underwriter(s)” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager or managers of such Underwritten Offering or Overnight Underwritten Offering.
“Maximum Number of Securities” has the meaning specified in Section 2.02(c).
“Member Distribution” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Offering Holders” has the meaning specified therefor in Section 2.03(a) of this Agreement.
“Opt-Out Notice” shall have the meaning provided in Section 2.02(a) of this Agreement.
“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Parent” has the meaning specified therefor in the introductory paragraph.
“Parity Holders” has the meaning specified therefor in Section 2.02(c) of this Agreement.
“Person” shall mean an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Piggyback Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Piggyback Offering” has the meaning specified therefor in Section 2.02(a) of this Agreement.

“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Registrable Securities” means (i) any Class A Common Stock received by Tracker or the Tracker Stockholders in connection with the transactions contemplated by the Purchase Agreement and (ii) any common Equity Securities of Parent or of any Subsidiary of Parent issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided, however, a holder of Registrable Securities may only request that Registrable Securities in the form of Equity Securities of Parent that are registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement.
“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“SEG I” means SEG-TRD LLC, a Delaware limited liability company.
“SEG II” means SEG-TRD II LLC, a Delaware limited liability company.
“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Selling Holder Indemnified Person” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Selling Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.
“Sequel” means collectively SEG I and SEG II.
“Sequel Stockholders” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Subsidiary” means, with respect to Parent, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by Parent, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by Parent or (y) Parent or one of its Subsidiaries is the sole manager or general partner of such Person.
“Termination Date” has the meaning specified therefor in Section 3.16.
“Tracker” has the meaning specified therefor in the introductory paragraph.
“Tracker Holdings” has the meaning specified therefor in the introductory paragraph.
“Tracker Stockholders” has the meaning specified therefor in the introductory paragraph.

“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Class A Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Filing” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Zip” has the meaning specified therefor in the introductory paragraph.
Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been sold pursuant to, and in compliance with, any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act; (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Parent, and subsequent public distribution of such securities shall not require registration under the Securities Act, or (d) such Registrable Security is held by Parent or one of its Subsidiaries.
ARTICLE II.
REGISTRATION RIGHTS
Section 2.01    Shelf Registration.
(a)    Shelf Registration. Parent shall (i) prepare and file by no later than the date that is 60 days after the date hereof a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) cause the Shelf Registration Statement to become effective as soon as reasonably practicable thereafter but in no event later than 120 days after the date hereof (the “Effectiveness Deadline”).
(b)    The Shelf Registration Statement filed pursuant to Section 2.01(a) shall be on Form S-3 of the SEC if Parent is eligible to use Form S-3 or Form S-1 of the SEC if Parent is not eligible to use Form S-3; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter(s) at any time shall notify the Holders in writing that, in the reasonable judgment of such Managing Underwriter(s), inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, Parent shall use its reasonable best efforts to include such information in such a prospectus supplement. Subject to Section 2.01(c), Parent will cause the Shelf Registration Statement pursuant to this Section 2.01(b) to be continuously effective (including the filing of additional Shelf Registration Statements, if necessary) under the Securities Act from and after the date it is first declared or becomes effective until the earlier of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding and (ii) the Termination Date (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date of effectiveness of such Shelf Registration Statement, but in any event within three Business Days of such date, Parent will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.
Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) the Shelf Registration Statement filed pursuant to this Section 2.01(b) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by any Investor Holder to allow for a distribution to, and resale by, the direct and indirect members, stockholders or partners of such Investor Holder (each, a “Member Distribution”) and (ii) Parent shall, at the reasonable request of such Investor Holder if seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such Investor Holder to effect any such Member Distribution.
(c)    Delay Rights. Notwithstanding anything to the contrary contained herein, Parent may, upon written notice to (x) all Holders, delay the filing of the Shelf Registration Statement or (y) any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if Parent (i) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of Parent determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of Parent would materially adversely affect Parent; provided, however, in no event shall (A) such filing of the Shelf Registration Statement be delayed under clauses (i) or (ii) of this Section 2.01(c) for a period that exceeds 90 days or (B) such Selling Holders be suspended under clauses (i) or (ii) of this Section 2.01(c) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Parent shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement. Parent will only exercise its suspension rights under this Section 2.01(c) if it exercises similar suspension rights with respect to any Parity Holders. If Parent exercises its suspension rights under this Section 2.01(c), then during such suspension period Parent shall not engage in any transaction involving the offer, issuance, sale or purchase of Equity Securities (whether for the benefit of Parent or a third Person), except transactions involving (I) the issuance or purchase of Equity Securities as contemplated by the Parent’s employee benefit plans or employee or director arrangements, (II) the issuance of Equity Securities to a seller as consideration for, or to a third party in order to finance or partially finance, the transaction specified under clause (i) of this Section 2.01(c) that was the basis for which the suspension rights under this Section 2.01(c) were exercised or (III) the issuance of Equity Securities to a member of EEH in connection with the redemption of Class B Common Stock and EEH Units pursuant to the EEH A&R LLC Agreement.
Section 2.02    Piggyback Rights.
(a)    Participation. Except as provided in Section 2.02(b), if at any time during the Effectiveness Period, Parent proposes to file (i) a shelf registration statement other than the Shelf Registration Statement (in which event Parent covenants and agrees to include thereon a description of the transaction under which the Holders acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Class A Common Stock in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or the account of another Person, then as soon as practicable but not less than ten Business Days (or one Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), then Parent shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of shares of Class A Common Stock (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Parent has been advised by the Managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Class A Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. The notice required to be provided in this Section 2.02(a) to each Holder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.01 hereof. Each Holder shall then have five Business Days (or one Business Day in the case of an Overnight Underwritten Offering) after the date on which the Holders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Board of Directors of Parent shall determine for any reason not to undertake or to delay such Underwritten Offering, Parent may, at its election, give written notice of such determination to the Selling Holders and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Parent of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to Parent requesting that such Holder not receive notice from Parent of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder, Parent shall not deliver any notice to such Holder pursuant to this Section 2.02(a), unless such Opt-Out Notice is revoked by such Holder.

Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) any shelf registration statement which includes Registrable Securities pursuant to this Section 2.02(a) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by such Holder to allow for a Member Distribution and (ii) Parent shall, at the reasonable request of the Holder seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Member Distribution.
(b)    Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period, Parent proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after Parent engages one or more Managing Underwriter(s) for the proposed Overnight Underwritten Offering, Parent shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two Business Days after such Holder receives such notice. Notwithstanding the foregoing, if Parent has been advised by the Managing Underwriter(s) that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock being offered in such Overnight Underwritten Offering, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, Parent determines for any reason not to undertake or to delay such Overnight Underwritten Offering, Parent shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to Parent of such withdrawal at least one Business Day prior to the expected Launch Date. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to Parent requesting that such Holder not receive notice from Parent of any proposed Overnight Underwritten Offering and, following receipt of such an Opt-Out Notice from a Holder, Parent shall not deliver any notice to such Holder pursuant to this Section 2.02(b), unless such Opt-Out Notice is revoked by such Holder.
(c)    Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter(s) of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises Parent that the total amount of Class A Common Stock that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock offered in such Underwritten Offering or Overnight Underwritten Offering, as the case may be, or the market for the Class A Common Stock, then the Class A Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of shares of Class A Common Stock that such Managing Underwriter(s) advise Parent can be sold without having such adverse effect (such maximum number of shares of Class A Common Stock, the “Maximum Number of Securities”), with such number to be allocated (i) first, to Parent, (ii) second, pro rata among all Selling Holders and holders of any other securities of Parent having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder or Parity Holder shall be (A) based on the percentage derived by dividing (1) the number of shares of Class A Common Stock (or other securities) that such Selling Holder or such Parity Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering by (2) the aggregate number of shares of Class A Common Stock (or other securities) that all Selling Holders and all Parity Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering or (B) as otherwise agreed by such Selling Holder or Parity Holder, as applicable.
(d)    Notwithstanding anything in this Section 2.02 to the contrary, no Holder shall have any right to include any Class A Common Stock in any offering by Parent of Class A Common Stock executed pursuant to any “at the market” program that Parent may have in effect from time to time on or after the date of this Agreement.
(e)    The Parent, Tracker and the Tracker Stockholders hereby agree that the rights of (i) Bold Energy Holdings, LLC (“Bold”) and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated May 9, 2017, by and among the Parent, Bold and the Persons identified on Schedule I attached thereto (the “Bold

Unitholders”); (ii) Independence and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated January 7, 2021, by and among Parent, Independence and the Persons identified on Schedule I attached thereto (the “Independence Stockholders”); and (iii) Sequel and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated [___________], 2021, by and among Parent, Sequel and the Persons identified on Schedule I attached thereto (the “Sequel Stockholders”) shall rank pari passu with the rights of Tracker and the Tracker Stockholders to register shares of Class A Common Stock under this Agreement. For purposes of clarity and the avoidance of doubt, the Parent, Tracker and the Tracker Stockholders expressly agree that Bold, the Bold Unitholders, Independence, the Independence Stockholders, Sequel and the Sequel Stockholders shall be Parity Holders for purposes of this Section 2.02.
Section 2.03    Underwritten Offering.
(a)    In the event that one or more Selling Holders holding at least $10 million (subject to adjustment pursuant to Section 3.04) of Registrable Securities (the “Offering Holders”) notify Parent in writing of their election to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering or Overnight Underwritten Offering, (i) Parent shall give notice (including, but not limited to, notification by electronic mail, with such notice given no later than one Business Day after the engagement by Parent of the Managing Underwriter(s) in the case of a proposed Overnight Underwritten Offering) of such proposed Underwritten Offering or Overnight Underwritten Offering to the other Holders on a Business Day and such notice shall offer such Holders the opportunity to include in such Underwritten Offering or Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing (within five Business Days in the case of an Underwritten Offering that is not an Overnight Underwritten Offering and within two Business Days after the Holder receives such notice in the case of an Overnight Underwritten Offering) and (ii) Parent will retain Underwriters (which Underwriters shall be reasonably acceptable to the Offering Holders holding a majority of the Registrable Securities to be disposed of pursuant to such Underwritten Offering or Overnight Underwritten Offering) subject to such sale through an Underwritten Offering or Overnight Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter(s), which underwriting agreement shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and will take all reasonable actions as are requested by the Managing Underwriter(s) in order to expedite or facilitate the registration and disposition of the Registrable Securities; provided, however, that Parent shall not be required to effect more than one Underwritten Offering or Overnight Underwritten Offering pursuant to this Section 2.03 in any 365-day period. Parent management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering or Overnight Underwritten Offering are reasonably expected to exceed $20 million. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representations required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering or Overnight Underwritten Offering contemplated by this Section 2.03(a), such Selling Holder may elect to withdraw therefrom by notice to Parent and the Managing Underwriter(s); provided, however, that such notice of withdrawal must be made at a time up to and including the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect Parent’s obligation to pay Registration Expenses.
(b)    In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.03(a), respectively, if the Managing Underwriter(s) of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Selling Holders that the total amount of Registrable Securities that the Selling Holders intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities, then the Registrable Securities to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the Maximum Number of Securities, with such number to be allocated pro rata among all Selling Holders and all Parity Holders who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder or Parity Holder shall be (A) based on the percentage derived by dividing (1) the number of shares of Class A Common Stock (or other securities) that such Selling Holder or such Parity Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering by (2) the aggregate number of shares of Class A Common Stock (or other securities) that all Selling Holders and all Parity Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering or (B) as otherwise agreed by such Selling Holder or Parity Holder, as applicable.
Section 2.04    Registration Procedures. In connection with its obligations under this Article II, Parent or the applicable Selling Holder, as the case may be, will, as expeditiously as possible:

(a)    prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
(b)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other registration statement;
(c)    if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter(s) shall reasonably request, provided that Parent will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(d)    promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;
(e)    immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Parent agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(f)    furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(g)    in the case of an Underwritten Offering or Overnight Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for Parent, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified Parent’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;
(h)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(i)    make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders access to such information and Parent personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Parent need not disclose any information to any such representative unless and until such representative has entered into a customary confidentiality agreement with Parent;
(j)    cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Parent are then listed or quoted;
(k)    use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(l)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(m)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;
(n)    if reasonably required by Parent’s transfer agent, Parent shall promptly deliver any customary authorizations, certificates and directions required by the transfer agent (and use commercially reasonable efforts to promptly deliver any other such authorizations, certificates and directions reasonably required by the transfer agent) which authorize and direct the transfer agent to transfer such Registrable Securities without legend, in accordance with applicable law, upon sale by the Holder of such Registrable Securities under the Registration Statement;
(o)    if any Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Selling Holder Underwriter Registration Statement”), then, until the Effectiveness Period ends, (i) cooperate with such Selling Holder in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to Parent and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Selling Holder request, furnish to such Selling Holder, on the date of the effectiveness of any Selling Holder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from Parent’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Holder, (B) an opinion, dated as of such date, of counsel representing Parent for purposes of such Selling Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Holder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Parent addressed to such Selling Holder; and (iii) permit legal counsel of such Selling Holder to review and comment upon any Selling Holder Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Selling Holder Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Selling Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects;
(p)    each Selling Holder, upon receipt of notice from Parent of the happening of any event of the kind described in subsection (d) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.04 or until it is advised in writing by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Parent, such Selling Holder will, or will request the Managing Underwriter(s), if any, to deliver to Parent (at Parent’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and
(q)    if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.
Notwithstanding anything to the contrary in this Section 2.04, Parent will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Selling Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the Parent determines, upon advice of counsel, that Parent is required to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement and Parent shall have no further obligations hereunder with respect to Registrable Securities held by such Holder with respect to such Registration Statement or Selling Holder Registration Statement unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in Section 2.04(o) with respect to Parent at the time such Holder’s consent is sought.
Section 2.05    Cooperation by Holders. Parent shall have no obligation to include in the Shelf Registration Statement Class A Common Stock of a Holder who has failed to timely furnish such information which, in the opinion of counsel to Parent, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 60 days following completion of an Underwritten Offering or Overnight Underwritten Offering of Equity Securities by Parent, provided that (i) Parent gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on Parent or on the officers or directors or any other affiliate of Parent or unitholder of EEH on whom a restriction is imposed; provided further, that this Section 2.06 shall not apply to a Holder that holds less than 3% of the outstanding Common Stock.
Section 2.07    Expenses.
(a)    Certain Definitions. “Registration Expenses” means all expenses incident to Parent’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for Parent, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance; provided, however, that “Registration Expenses” shall not include any Selling Expenses. “Selling Expenses” means all (i) transfer taxes allocable to the sale of the Registrable Securities; (ii) fees and expenses of counsel engaged by the Holders; and (iii) commissions and discounts of brokers, dealers and underwriters.
(b)    Expenses. Parent will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of Registrable Securities hereunder.
Section 2.08    Indemnification.
(a)    By Parent. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Parent will indemnify and hold harmless each Selling Holder thereunder, its affiliates that own Registrable Securities and their respective directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Parent’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Parent will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Parent, its directors and officers, and each Person, if any, who controls Parent within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from Parent to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder (net of Selling Expenses) from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to Parent or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Parent, on the one hand, and such Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and of such Selling Holder, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of Selling Expenses) received by such Selling Holder from the sale of Registrable

Securities giving rise to such indemnification. The relative fault of Parent, on the one hand, and each Selling Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times from and after the date of this Agreement;
(b)    file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at all times from and after the date of this Agreement;
(c)    so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and
(d)    take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause Parent to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by any Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided that (a) Parent is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement by executing a Joinder in the form attached hereto as Exhibit A (the “Joinder”), and (c) unless any such transferee or assignee is (i) a Tracker Stockholder or (ii) an affiliate of such Holder or any other Tracker Stockholder and after such transfer or assignment, continues to be an affiliate of such Holder or any other Tracker Stockholder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10 million of Registrable Securities (determined by multiplying the number of Registrable Securities owned by the Class A Common Stock Price); provided further that nothing in this Section 2.10 shall limit an Investor Holder’s rights set forth in Section 2.01(b) in connection with a Member Distribution.
Section 2.11    Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to Parent such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.
Section 2.12    Limitation on Subsequent Registration Rights. From and after the date of this Agreement, Parent shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of Parent that would allow such current or future holder to require Parent to include securities in any Piggyback Offering by Parent for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.02 of this Agreement.

ARTICLE III.
MISCELLANEOUS
Section 3.01    Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:
if to Parent to:

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attention: Robert J. Anderson, President and Chief Executive Officer
Facsimile: (832) 823-0478
e-mail: robert@earthstoneenergy.com
with a copy to:
Jones & Keller, P.C.
1675 Broadway, 26th Floor
Denver, Colorado 80202
Attention: Reid A. Godbolt
Adam J. Fogoros
Facsimile: (303) 573-8133
e-mail: rgodbolt@joneskeller.com
adamf@joneskeller.com
if to Tracker to:
Tracker Resource Development III, LLC
1001 17th Street, Suite 1000
Denver, Colorado 80202
Attention: Jeffrey R. Vaughan
e-mail: jeffv@tracker-resources.com
with copies (which shall not constitute notice) to:
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention: Sam Niebrugge
e-mail: sam.niebrugge@dgslaw.com

or, if to (x) a Tracker Stockholder, to the address for such Tracker Stockholder provided to Parent in accordance with this Section 3.01, and (y) a transferee of a Holder, to the transferee at the addresses provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.
Section 3.02    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders only in accordance with Section 2.10 of this Agreement. Parent may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities.

Section 3.04    Recapitalization, Exchanges, etc. Affecting the Class A Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
Section 3.05    Change of Control. Parent shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other Equity Securities issued pursuant to such merger, consolidation or combination.
Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature or other electronic means and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 3.08    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.
Section 3.10    Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
Section 3.11    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Section 3.12    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.13    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Parent set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 3.14    Amendment. This Agreement may be amended only by means of a written amendment signed by Parent and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.15    No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
Section 3.16    Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Agreement after the fourth anniversary of the date hereof (the “Termination Date”).
Section 3.17    Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their transferees or assignees) and Parent shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, as such, for any obligations of a Holder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
Section 3.18    Independent Nature of Each Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
Section 3.19    Further Assurances. Parent and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EARTHSTONE ENERGY, INC.

By:
	Name:	Robert J. Anderson
	Title:	President and Chief Executive Officer

TRACKER RESOURCE DEVELOPMENT, LLC

By:
Name:
Title:

ENCAP ENERGY CAPITAL FUND VIII, L.P.

By:
Name:
Title:

ZIP VENTURES I, L.L.C.

By:
Name:
Title:

TRACKER III HOLDINGS, LLC

By:
Name:
Title:

EXHIBIT A
FORM OF JOINDER AGREEMENT
[DATE]
The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of [__________], 2021, by and among Earthstone Energy, Inc., a Delaware corporation, Tracker Resource Development, LLC, a Delaware limited liability company, EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership, ZIP Ventures I, L.L.C., a Delaware limited liability company, Tracker III Holdings, LLC, a Delaware limited liability company, and the Persons who become party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Tracker Stockholder with the same force and effect as if the undersigned were originally a party thereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of [DATE].

Name:

Annex H

FORM OF
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [______], 2021, by and among Earthstone Energy, Inc., a Delaware corporation (“Parent”), SEG-TRD LLC, a Delaware limited liability company (“SEG I”), SEG-TRD II LLC, a Delaware limited liability company (“SEG II” and together with SEG I, “Sequel”), and the Persons identified on Schedule I hereto who become party to this Agreement from time to time upon the execution of a Joinder (as defined herein) in accordance with Section 2.10 of this Agreement (collectively, the “Sequel Stockholders”).
RECITALS
WHEREAS, Parent, Earthstone Energy Holdings, LLC, a Delaware limited liability company (“EEH”), and Sequel entered into a Purchase and Sale Agreement, dated as of March 31, 2021 (the “Purchase Agreement”), under which, among other things, EEH will acquire certain assets from Sequel;
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Sequel will receive shares of Class A Common Stock of Parent, par value $0.001 per share (“Class A Common Stock”); and
WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Parent has agreed to grant to the Holders (as defined herein) certain rights with respect to the registration of the Registrable Securities (as defined herein) on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01    Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement, except that the terms set forth below are used herein as so defined:
“Agreement” has the meaning specified therefor in the introductory paragraph.
“Bold” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Bold Unitholders” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Texas are generally open for business.
“Class A Common Stock” has the meaning specified therefor in the recitals of this Agreement.
“Class A Common Stock Price” means, as of any date of determination, the volume weighted average closing price of Class A Common Stock (as reported by the New York Stock Exchange) for the ten trading days immediately preceding such date of determination.
“Class B Common Stock” means the Class B Common Stock of Parent, par value $0.001 per share.
“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Effectiveness Period” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Equity Securities” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above. Unless otherwise indicated, the term “Equity Securities” refers to Equity Securities of Parent.
“EEH” has the meaning specified therefor in the recitals of this Agreement.
“EEH A&R LLC Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of EEH (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time).
“EEH Units” means units representing limited liability company interests in EEH.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Holder” means a holder of any Registrable Securities.
“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Independence” means Independence Resources Holdings, LLC, a Delaware limited liability company.
“Independence Stockholder” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Investor Holder” means a Holder that is not a natural person.
“Joinder” has the meaning specified therefor in Section 2.10 of this Agreement.
“Launch Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Managing Underwriter(s)” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager or managers of such Underwritten Offering or Overnight Underwritten Offering.
“Maximum Number of Securities” has the meaning specified in Section 2.02(c).
“Member Distribution” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Offering Holders” has the meaning specified therefor in Section 2.03(a) of this Agreement.
“Opt-Out Notice” shall have the meaning provided in Section 2.02(a) of this Agreement.
“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Parent” has the meaning specified therefor in the introductory paragraph.
“Parity Holders” has the meaning specified therefor in Section 2.02(c) of this Agreement.
“Person” shall mean an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Piggyback Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Piggyback Offering” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Registrable Securities” means (i) any Class A Common Stock received by Sequel in connection with the transactions contemplated by the Purchase Agreement and (ii) any common Equity Securities of Parent or of any Subsidiary of Parent issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided, however, a holder of Registrable Securities may only request that Registrable Securities in the form of Equity Securities of Parent that are registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement.
“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“SEG I” has the meaning specified therefor in the introductory paragraph.
“SEG II” has the meaning specified therefor in the introductory paragraph.
“Selling Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Selling Holder Indemnified Person” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Selling Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.
“Sequel” has the meaning specified therefor in the introductory paragraph.
“Sequel Stockholders” has the meaning specified therefor in the introductory paragraph.
“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Subsidiary” means, with respect to Parent, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by Parent, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by Parent or (y) Parent or one of its Subsidiaries is the sole manager or general partner of such Person.
“Termination Date” has the meaning specified therefor in Section 3.18 of this Agreement.
“Tracker” means Tracker Resource Development, LLC, a Delaware limited liability company.
“Tracker Stockholders” has the meaning specified therefor in Section 2.02(e) of this Agreement.
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Class A Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Filing” has the meaning specified therefor in Section 2.02(a) of this Agreement.
Section 1.02    Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of

Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act; (c) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Parent and subsequent public distribution of such securities shall not require registration under the Securities Act or (d) such Registrable Security is held by Parent or one of its Subsidiaries.
ARTICLE II.
REGISTRATION RIGHTS
Section 2.01    Shelf Registration.
(a)    Shelf Registration. Parent shall (i) prepare and file, as soon as reasonably practicable after the date hereof but in no event later than the date that is 30 days after the date hereof, a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) cause the Shelf Registration Statement to become effective as soon as reasonably practicable thereafter but in no event later than 90 days after the date hereof (or the 120th calendar day after the date hereof if such Shelf Registration Statement is subject to a full review by the SEC) (the “Effectiveness Deadline”).
(b)    The Shelf Registration Statement filed pursuant to Section 2.01(a) shall be on Form S-3 of the SEC if Parent is eligible to use Form S-3 or Form S-1 of the SEC if Parent is not eligible to use Form S-3; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter(s) at any time shall notify the Holders in writing that, in the reasonable judgment of such Managing Underwriter(s), inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, Parent shall use its reasonable best efforts to include such information in such a prospectus supplement. Subject to Section 2.01(c), Parent will cause the Shelf Registration Statement pursuant to this Section 2.01(b) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until the earlier of (i) all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding and (ii) the Termination Date (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date of effectiveness of such Shelf Registration Statement, but in any event within three Business Days of such date, Parent will use its reasonable best efforts to notify the Selling Holders of the effectiveness of such Shelf Registration Statement.
Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) the Shelf Registration Statement filed pursuant to this Section 2.01(b) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by any Investor Holder to allow for a distribution to, and resale by, the direct and indirect members, stockholders or partners of such Investor Holder (each, a “Member Distribution”) and (ii) Parent shall, at the reasonable request of such Investor Holder if seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by such Investor Holder to effect any such Member Distribution.
(c)    Delay Rights. Notwithstanding anything to the contrary contained herein, Parent may, upon written notice to (x) all Holders, delay the filing of the Shelf Registration Statement or (y) any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if Parent (i) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of Parent determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of Parent would materially adversely affect Parent; provided, however, in no event shall (A) such filing of the Shelf Registration Statement be delayed under clauses (i) or (ii) of this Section 2.01(c) for a period that exceeds 90 days or (B) such Selling Holders be suspended under clauses (i) or (ii) of this Section 2.01(c) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Upon disclosure of such information or the termination of the condition described above, Parent shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement. Parent will only exercise its suspension rights under this Section 2.01(c) if it exercises similar suspension rights with respect to any Parity Holders. If Parent exercises its suspension rights under this Section 2.01(c), then during such suspension period Parent shall not engage in any transaction involving the offer, issuance, sale or purchase of Equity Securities (whether for the benefit of Parent or a third Person), except transactions involving (I) the issuance or purchase of Equity Securities as contemplated by the Parent’s employee benefit plans or employee or director arrangements, (II) the issuance of Equity Securities to a seller as consideration for, or to a third party in order to finance or partially finance, the transaction specified under clause (i) of this Section 2.01(c) that was the basis for which the suspension rights under this Section 2.01(c) were exercised or (III) the issuance of Equity Securities to a member of EEH in connection with the redemption of Class B Common Stock and EEH Units pursuant to the EEH A&R LLC Agreement.
Section 2.02    Piggyback Rights.
(a)    Participation. Except as provided in Section 2.02(b), if at any time during the Effectiveness Period, Parent proposes to file (i) a shelf registration statement other than the Shelf Registration Statement (in which event Parent covenants and agrees to include thereon a description of the transaction under which the Holders acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Class A Common Stock in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or the account of another Person, then as soon as practicable but not less than ten Business Days (or one Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), then Parent shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of shares of Class A Common Stock (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if Parent has been advised by the Managing Underwriter(s) that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Class A Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. The notice required to be provided in this Section 2.02(a) to each Holder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.01 hereof. Each Holder shall then have five Business Days (or one Business Day in the case of an Overnight Underwritten Offering) after the date on which the Holders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Board of Directors of Parent shall determine for any reason not to undertake or to delay such Underwritten Offering, Parent may, at its election, give written notice of such determination to the Selling Holders and (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to Parent of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to Parent requesting that such Holder not receive notice from Parent of any proposed Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Holder, Parent shall not deliver any notice to such Holder pursuant to this Section 2.02(a), unless such Opt-Out Notice is revoked by such Holder.
Notwithstanding anything contained herein to the contrary, Parent hereby agrees that (i) any shelf registration statement which includes Registrable Securities pursuant to this Section 2.02(a) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by such Holder to allow for a Member Distribution and (ii) Parent shall, at the reasonable request of the Holder seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Member Distribution.

(b)    Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period, Parent proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after Parent engages one or more Managing Underwriter(s) for the proposed Overnight Underwritten Offering, Parent shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two Business Days after such Holder receives such notice. Notwithstanding the foregoing, if Parent has been advised by the Managing Underwriter(s) that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock being offered in such Overnight Underwritten Offering, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, Parent determines for any reason not to undertake or to delay such Overnight Underwritten Offering, Parent shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to Parent of such withdrawal at least one Business Day prior to the expected Launch Date. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to Parent requesting that such Holder not receive notice from Parent of any proposed Overnight Underwritten Offering and, following receipt of such an Opt-Out Notice from a Holder, Parent shall not deliver any notice to such Holder pursuant to this Section 2.02(b), unless such Opt-Out Notice is revoked by such Holder.
(c)    Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter(s) of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises Parent that the total amount of Class A Common Stock that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock offered in such Underwritten Offering or Overnight Underwritten Offering, as the case may be, or the market for the Class A Common Stock, then the Class A Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of shares of Class A Common Stock that such Managing Underwriter(s) advise Parent can be sold without having such adverse effect (such maximum number of shares of Class A Common Stock, the “Maximum Number of Securities”), with such number to be allocated (i) first, to Parent, (ii) second, pro rata among all Selling Holders and holders of any other securities of Parent having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder or Parity Holder shall be (A) based on the percentage derived by dividing (1) the number of shares of Class A Common Stock (or other securities) that such Selling Holder or such Parity Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering by (2) the aggregate number of shares of Class A Common Stock (or other securities) that all Selling Holders and all Parity Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering or (B) as otherwise agreed by such Selling Holder or Parity Holder, as applicable.
(d)    Notwithstanding anything in this Section 2.02 to the contrary, no Holder shall have any right to include any Class A Common Stock in any offering by Parent of Class A Common Stock executed pursuant to any “at the market” program that Parent may have in effect from time to time on or after the date of this Agreement.
(e)    The Parent, Sequel and the Sequel Stockholders hereby agree that the rights of (i) Bold Energy Holdings, LLC (“Bold”) and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated May 9, 2017, by and among the Parent, Bold and the Persons identified on Schedule I attached thereto (the “Bold Unitholders”); (ii) Independence and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated January 7, 2021, by and among Parent, Independence and the Persons identified on Schedule I attached thereto (the “Independence Stockholders”); and (iii) Tracker and its permitted assigns to register shares of Class A Common Stock under that certain Registration Rights Agreement, dated [________], 2021, by and among Parent, Tracker and the Persons identified on Schedule I attached thereto (the “Tracker Stockholders”) shall rank pari passu with the rights of Sequel and the Sequel Stockholders to register shares of Class A Common Stock under this Agreement. For purposes of clarity and the avoidance of doubt, the Parent, Sequel and the Sequel Stockholders expressly agree that Bold, the Bold Unitholders,

Independence, the Independence Stockholders, Tracker and the Tracker Stockholders shall be Parity Holders for purposes of this Section 2.02.
Section 2.03    Underwritten Offering.
(a)    In the event that one or more Selling Holders holding at least $10 million (subject to adjustment pursuant to Section 3.04) of Registrable Securities (the “Offering Holders”) notify Parent in writing of their election to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering or Overnight Underwritten Offering, (i) Parent shall give notice (including, but not limited to, notification by electronic mail, with such notice given no later than one Business Day after the engagement by Parent of the Managing Underwriter(s) in the case of a proposed Overnight Underwritten Offering) of such proposed Underwritten Offering or Overnight Underwritten Offering to the other Holders on a Business Day and such notice shall offer such Holders the opportunity to include in such Underwritten Offering or Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing (within five Business Days in the case of an Underwritten Offering that is not an Overnight Underwritten Offering and within two Business Days after the Holder receives such notice in the case of an Overnight Underwritten Offering) and (ii) Parent will retain Underwriters (which Underwriters shall be reasonably acceptable to the Offering Holders holding a majority of the Registrable Securities to be disposed of pursuant to such Underwritten Offering or Overnight Underwritten Offering) subject to such sale through an Underwritten Offering or Overnight Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter(s), which underwriting agreement shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and will take all reasonable actions as are requested by the Managing Underwriter(s) in order to expedite or facilitate the registration and disposition of the Registrable Securities; provided, however, that Parent shall not be required to effect more than one Underwritten Offering or Overnight Underwritten Offering pursuant to this Section 2.03 in any 365-day period. Parent management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering or Overnight Underwritten Offering are reasonably expected to exceed $20 million. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with Parent or the underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representations required by law. If any Selling Holder disapproves of the terms of an Underwritten Offering or Overnight Underwritten Offering contemplated by this Section 2.03(a), such Selling Holder may elect to withdraw therefrom by notice to Parent and the Managing Underwriter(s); provided, however, that such notice of withdrawal must be made at a time up to and including the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect Parent’s obligation to pay Registration Expenses.
(b)    In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.03(a), respectively, if the Managing Underwriter(s) of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Selling Holders that the total amount of Registrable Securities that the Selling Holders intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities, then the Registrable Securities to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the Maximum Number of Securities, with such number to be allocated pro rata among all Selling Holders and all Parity Holders who have requested participation in such Underwritten Offering or Overnight Underwritten Offering. The pro rata allocations for each such Selling Holder or Parity Holder shall be (A) based on the percentage derived by dividing (1) the number of shares of Class A Common Stock (or other securities) that such Selling Holder or such Parity Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering by (2) the aggregate number of shares of Class A Common Stock (or other securities) that all Selling Holders and all Parity Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering or (B) as otherwise agreed by such Selling Holder or Parity Holder, as applicable.
Section 2.04    Registration Procedures. In connection with its obligations under this Article II, Parent or the applicable Selling Holder, as the case may be, will, as expeditiously as possible:
(a)    prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
(b)    furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other registration statement;
(c)    if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter(s) shall reasonably request, provided that Parent will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(d)    promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;
(e)    immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, Parent agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(f)    furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(g)    in the case of an Underwritten Offering or Overnight Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for Parent, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified Parent’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;
(h)    otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(i)    make available to the appropriate representatives of the Managing Underwriter(s) and Selling Holders access to such information and Parent personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that Parent need not disclose any information to any such representative unless and until such representative has entered into a customary confidentiality agreement with Parent;
(j)    cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by Parent are then listed or quoted;
(k)    use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Parent to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(l)    provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(m)    enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;
(n)    if reasonably required by Parent’s transfer agent, Parent shall promptly deliver any customary authorizations, certificates and directions required by the transfer agent (and use commercially reasonable efforts to promptly deliver any other such authorizations, certificates and directions reasonably required by the transfer agent) which authorize and direct the transfer agent to transfer such Registrable Securities without legend, in accordance with applicable law, upon sale by the Holder of such Registrable Securities under the Registration Statement;
(o)    if any Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Selling Holder Underwriter Registration Statement”), then, until the Effectiveness Period ends, (i) cooperate with such Selling Holder in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to Parent and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Selling Holder request, furnish to such Selling Holder, on the date of the effectiveness of any Selling Holder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from Parent’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Holder, (B) an opinion, dated as of such date, of counsel representing Parent for purposes of such Selling Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Holder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of Parent addressed to such Selling Holder; and (iii) permit legal counsel of such Selling Holder to review and comment upon any Selling Holder Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Selling Holder Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Selling Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects;
(p)    each Selling Holder, upon receipt of notice from Parent of the happening of any event of the kind described in subsection (d) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (d) of this Section 2.04 or until it is advised in writing by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by Parent, such Selling Holder will, or will request the Managing Underwriter(s), if any, to deliver to Parent (at Parent’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and
(q)    if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.
Notwithstanding anything to the contrary in this Section 2.04, Parent will not name a Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act) in any Registration Statement or Selling Holder Underwriter Registration Statement, as applicable, without such Holder’s consent. If the Parent determines, upon advice of counsel, that Parent is required to name any Holder as an underwriter (as defined in Section 2(a)(11) of the Securities Act), and such Holder does not consent thereto, then such Holder’s Registrable Securities shall not be included on the applicable Registration Statement and Parent shall have no further obligations hereunder with respect to Registrable Securities held by such Holder with respect to such Registration Statement or Selling Holder Registration Statement unless such Holder has not had an opportunity to conduct customary underwriter’s due diligence as set forth in Section 2.04(o) with respect to Parent at the time such Holder’s consent is sought.
Section 2.05    Cooperation by Holders. Parent shall have no obligation to include in the Shelf Registration Statement Class A Common Stock of a Holder who has failed to timely furnish such information which, in the reasonable opinion of counsel to Parent, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 60 days following completion of an Underwritten Offering or Overnight Underwritten Offering of Equity Securities by Parent, provided that (i) Parent gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (ii) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on Parent or on the officers or directors or any other affiliate of Parent or unitholder of EEH on whom a restriction is imposed; provided further, that this Section 2.06 shall not apply to a Holder that holds less than $10 million of Registrable Securities, which value shall be determined by multiplying the number of Registrable Securities owned by the Class A Common Stock Price.
Section 2.07    Expenses.
(a)    Certain Definitions. “Registration Expenses” means all expenses incident to Parent’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and NYSE fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, all word processing, duplicating and printing expenses, and the fees and disbursements of counsel and independent public accountants for Parent, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance; provided, however, that “Registration Expenses” shall not include any Selling Expenses. “Selling Expenses” means all (i) transfer taxes allocable to the sale of the Registrable Securities; (ii) fees and expenses of counsel engaged by the Holders; and (iii) commissions and discounts of brokers, dealers and underwriters.
(b)    Expenses. Parent will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of Registrable Securities hereunder.
Section 2.08    Indemnification.
(a)    By Parent. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, Parent will indemnify and hold harmless each Selling Holder thereunder, its affiliates that own Registrable Securities and their respective directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Parent’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that Parent will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(b)    By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless Parent, its directors and officers, and each Person, if any, who controls Parent within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from Parent to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
(d)    Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to Parent or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between Parent, on the one hand, and such Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of Parent, on the one hand, and of such Selling Holder, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of Parent, on the one hand, and each Selling Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)    Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
Section 2.09    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, Parent agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding Parent available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times from and after the date of this Agreement;
(b)    file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act at all times from and after the date of this Agreement;
(c)    so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of Parent, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and
(d)    take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.
Section 2.10    Transfer or Assignment of Registration Rights. The rights to cause Parent to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by any Holder to one or more transferee(s) or assignee(s) of such Registrable Securities; provided that (a) Parent is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement by executing a Joinder in the form attached hereto as Exhibit A (the “Joinder”), and (c) unless any such transferee or assignee is (i) a Sequel Stockholder or (ii) an affiliate of such Holder or any other Sequel Stockholder and after such transfer or assignment continues to be an affiliate of such Holder or any other Sequel Stockholder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10 million of Registrable Securities (determined by multiplying the number of Registrable Securities owned by the Class A Common Stock Price).
Section 2.11    Information by Holder. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to Parent such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Parent may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.
Section 2.12    Limitation on Subsequent Registration Rights. From and after the date of this Agreement, Parent shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of Parent that would allow such current or future holder to require Parent to include securities in any Piggyback Offering by Parent for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.02 of this Agreement.
ARTICLE III.
MISCELLANEOUS
Section 3.01    Communications. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:
if to Parent to:

Earthstone Energy, Inc.

1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attention: Robert J. Anderson, President and Chief Executive Officer
Facsimile: (832) 823-0478
e-mail: robert@earthstoneenergy.com
with a copy to:
Jones & Keller, P.C.
1675 Broadway, 26th Floor
Denver, Colorado 80202
Attention: Reid A. Godbolt
Adam J. Fogoros
Facsimile: (303) 573-8133
e-mail: rgodbolt@joneskeller.com
adamf@joneskeller.com
if to Sequel to:
SEG-TRD LLC
c/o Sequel Energy Group LLC
8101 E. Prentice Avenue, Suite 1175
Greenwood Village, Colorado 80111
Attention: David J. Kornder
e-mail: dkornder@sequelenergy.com
with copies (which shall not constitute notice) to:
Welborn Sullivan Meck & Tooley, P.C.
1125 17th Street, Suite 2200
Denver, Colorado 80202
Attention: Amy E. Seneshen
e-mail: aseneschen@wsmtlaw.com

or, if to (x) a Sequel Stockholder, to the address for such Sequel Stockholder provided to Parent in accordance with this Section 3.01, and (y) a transferee of a Holder, to the transferee at the addresses provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (iii) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (iv) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (v) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.
Section 3.02    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
Section 3.03    Assignment of Rights. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders only in accordance with Section 2.10 of this Agreement. Parent may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities.
Section 3.04    Recapitalization, Exchanges, etc. Affecting the Class A Common Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
Section 3.05    Change of Control. Parent shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other Equity Securities issued pursuant to such merger, consolidation or combination.
Section 3.06    Specific Performance. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
Section 3.07    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature or other electronic means and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Section 3.08    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
Section 3.09    Governing Law. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.
Section 3.10    Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court. Each of the parties hereby irrevocably and unconditionally agrees that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
Section 3.11    WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
Section 3.12    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
Section 3.13    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by Parent set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
Section 3.14    Amendment. This Agreement may be amended only by means of a written amendment signed by Parent and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
Section 3.15    No Presumption. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

Section 3.16    Obligations Limited to Parties to Agreement. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their transferees or assignees) and Parent shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or affiliate of any of the foregoing, as such, for any obligations of a Holder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
Section 3.17    Independent Nature of Each Holder’s Obligations. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
Section 3.18    Termination of Registration Right. No Holder shall be entitled to exercise any right provided for in this Agreement after the fourth anniversary of the date hereof (the “Termination Date”).
Section 3.19    Further Assurances. Parent and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EARTHSTONE ENERGY, INC.

By:
	Name:	Robert J. Anderson
	Title:	President and Chief Executive Officer

SEG-TRD LLC

By:
Name:
Title:

SEG-TRD II LLC

By:
Name:
Title:

SCHEDULE 1

EXHIBIT A
FORM OF JOINDER AGREEMENT
[DATE]
The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of [__________], 2021, by and among Earthstone Energy, Inc., a Delaware corporation, SEG-TRD LLC, a Delaware limited liability company, and SEG-TRD II, LLC, a Delaware limited liability company, and the Persons identified on Schedule I thereto who become party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Sequel Stockholder with the same force and effect as if the undersigned were originally a party thereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of [DATE].

Name:

Annex I

FORM OF
LOCK-UP AGREEMENT

[____________], 2021

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380

Ladies and Gentlemen:
This agreement is being delivered to Earthstone Energy, Inc., a Delaware corporation (“Earthstone”), in connection with the consummation of the transactions contemplated by that certain Purchase and Sale Agreement, dated as of March 31, 2021 (the “Purchase Agreement”), by and among Tracker Resource Development, LLC (“Tracker”), TRD III Royalty Holdings (TX), LP, Earthstone and Earthstone Energy Holdings, LLC. Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.
In order to induce Earthstone to consummate the transactions contemplated by the Purchase Agreement, and in light of the benefits that the Purchase Agreement will confer upon the undersigned (“Investor”) in its capacity as a securityholder of Tracker, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor agrees with Earthstone that, during the period beginning on and including the Closing Date through and including the date that is the 120th day after the Closing Date (the “Lock-Up Period”), Investor will not, without the prior written consent of Earthstone, directly or indirectly:
    (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Class A common stock, par value $0.001 per share of Earthstone (the “Class A Common Stock”), or any other class of Earthstone capital stock (collectively, “Capital Stock”) or any other securities convertible into or exercisable or exchangeable for any Capital Stock, whether now owned or hereafter acquired by Investor during the Lock-Up Period or with respect to which Investor has or hereafter acquires the power of disposition during the Lock-Up Period, or
    (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock (the actions specified in clauses (i) and (ii), collectively, “Transfers”), whether any transaction described in clause (i) or (ii) above is to be settled by delivery of any Capital Stock, other securities, in cash or otherwise; provided, however, that the restrictions in the foregoing clauses (i) and (ii) shall not apply to:
(a)    in the case of an entity, Transfers to a stockholder, partner, member or affiliate of such entity, including by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity or otherwise;
(b)    the entry by Investor into any trading plan providing for the sale of Class A Common Stock by Investor, which trading plan meets the requirements of Rule 10b-5 under the Securities Exchange Act of 1934, as amended, provided that such plan does not provide for, or permit, the sale of any Class A Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding during such plan during the Lock-Up Period; or
(c)    Transfers or other transactions in the event of a liquidation, merger, equity exchange or other similar transaction which results in Earthstone’s securityholders having the right to exchange their Capital Stock for cash, securities or other property;

provided, however, that in the case of clauses (a) and (b), the applicable transferees must enter into a written agreement, in substantially the form of this agreement, agreeing to be bound by these Transfer restrictions until the expiration of the Lock-Up Period. For purposes of the foregoing, the term “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).
Furthermore, nothing in this agreement shall prohibit Investor from receiving shares of Capital Stock or any other securities convertible into or exercisable or exchangeable for any Capital Stock by reason of a stock dividend, reclassification, recapitalization, split, combination, exchange of shares or similar event or transaction, and any such shares received will also be subject to the terms of this agreement.
Investor further agrees that (i) it will not, during the Lock-Up Period make any demand for or exercise any right with respect to the registration under the Securities Act of any shares of any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock, and (ii) Earthstone may, with respect to any Capital Stock or any securities convertible into or exercisable or exchangeable for any Capital Stock owned or held (of record or beneficially) by Investor that is subject to the restrictions set forth in this agreement, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; provided, however, that nothing in the foregoing shall (x) reduce or eliminate Earthstone’s obligations with respect to the preparation and filing of a registration statement under the Securities Act pursuant to Section 2.01 of the Registration Rights Agreement, or (y) prevent Investor from exercising any rights it may have under the Registration Rights Agreement.
Investor hereby represents and warrants that Investor has full power and authority to enter into this agreement and that this agreement has been duly authorized, executed and delivered by Investor and is a valid and binding agreement of Investor. This agreement and all authority herein conferred are irrevocable and shall be binding upon the applicable successors and assigns of Investor.
This agreement and all related proceedings shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
This agreement may be executed by facsimile or electronic (i.e., PDF) transmission, which is deemed an original.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.
Yours very truly,
[________________________]
By:_______________________
Name:____________________
Title:_____________________

Annex J

GLOSSARY OF CERTAIN OIL AND NATURAL GAS TERMS

The following are abbreviations and definitions of terms commonly used in the oil and natural gas industry and within this document.

3-D seismic – An advanced technology method of detecting accumulation of hydrocarbons identified through a three-dimensional picture of the subsurface created by the collection and measurement of the intensity and timing of sound waves transmitted into the earth as they reflect back to the surface.

Bbl – One barrel or 42 U.S. gallons liquid volume of oil or other liquid hydrocarbons.

Boe – Barrel of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent. The ratio does not assume price equivalency and, given price differentials, the price for a barrel of oil equivalent for natural gas differs significantly from the price for a barrel of oil.  A barrel of NGLs also differs significantly in price from a barrel of oil.

Btu – British thermal unit, the quantity of heat required to raise the temperature of one pound of water by one-degree Fahrenheit.

Completion – The process of treating and hydraulically fracturing a drilled well followed by the installation of permanent equipment for the production of oil or natural gas, or in the case of a dry hole, the reporting of abandonment to the appropriate regulatory agency.

Developed acreage – The number of acres which are allotted or assignable to producing wells or wells capable of production.

Development activities – Activities following exploration including the drilling and completion of additional wells and the installation of production facilities.

Development well – A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole or well – A well found to be incapable of producing hydrocarbons economically.

Exploitation – A development or other project which may target proven or unproven reserves (such as probable or possible reserves), but which generally has a lower risk than that associated with exploration projects.

Exploratory well – A well drilled to find and produce oil or natural gas reserves in an area or a potential reservoir not classified as proved.

Farm-in or Farm-out – An agreement whereby the owner of a working interest in an oil and natural gas lease assigns or contractually conveys, subject to future assignment, the working interest or a portion thereof to another party who desires to drill on the leased acreage. Generally, the farmee is required to drill one or more wells in order to earn its interest in the acreage. The farmor usually retains a royalty and/or an after-payout interest in the lease. The interest received by the farmee is a “farm-in” while the interest transferred by the farmor is a “farm-out.”

Field – An area consisting of a single reservoir or multiple reservoirs all grouped on or related to the same individual geological structural feature and/or stratigraphic condition.

Gross acres or gross wells – The total acres or wells, as the case may be, in which a working interest is owned.

Horizontal drilling – A drilling technique that permits the operator to drill horizontally within a specified targeted reservoir and thus exposes a larger portion of the producing horizon to a wellbore than would otherwise be exposed through conventional vertical drilling techniques.

Hydraulic fracture or Frac – A well stimulation method by which fluid, comprised largely of water and proppant (purposely sized particles used to hold open an induced fracture) is injected downhole and into the producing formation at high pressures and rates in order to exceed the rock strength and create a fracture such that the proppant material can be placed into the fracture to enhance the productive capability of the formation.

Injection well – A well which is used to inject gas, water, or liquefied petroleum gas under high pressure into a producing formation to maintain sufficient pressure to produce the recoverable reserves.

Joint Operating Agreement or JOA – Any agreement between working interest owners concerning the duties and responsibilities of the operator and rights and obligations of the non-operators.

MBbls – One thousand barrels of crude oil or other liquid hydrocarbons.

MBoe – One thousand barrels of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent.

MMBoe – One million barrels of oil equivalent, determined using a ratio of six Mcf of natural gas equal to one barrel of oil equivalent.

MMBtu – One million Btu.

Mcf – One thousand cubic feet.

MMcf – One million cubic feet.

Net acres or net wells – The sum of the fractional working interests owned in gross acres or gross wells.

NGLs – Natural gas liquids measured in barrels. NGLs are made up of ethane, propane, isobutane, normal butane and natural gasoline, each of which have different uses and different pricing characteristics.

NYMEX – The New York Mercantile Exchange.

Plugging and abandonment or P&A – Refers to the sealing off of fluids in the strata penetrated by a well so that the fluids from one stratum will not escape into another stratum or to the surface.

PV-10 – The present value of estimated future revenues, discounted at 10% annually, to be generated from the production of proved reserves determined in accordance with the SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, without giving effect to (i) non-property related expenses such as general and administrative expenses, debt service and future income tax expense, or (ii) depreciation, depletion and amortization.

Productive well – A well that is found to be capable of producing hydrocarbons in sufficient quantities such that proceeds from the sale of such production exceeds production expenses and taxes.

Proppant – A solid material, typically treated sand or man-made ceramic materials, designed to keep an induced hydraulic fracture open, during or following a fracturing treatment.

Proved developed nonproducing reserves or PDNP – Hydrocarbons in a potentially producing horizon penetrated by a wellbore, the production of which has been postponed pending completion activities and the installation of surface equipment or gathering facilities or pending the production of hydrocarbons from another formation penetrated by the wellbore. The hydrocarbons are classified as proved developed but nonproducing reserves.

Proved developed producing reserves or PDP – Reserves that can be expected to be recovered from existing wells and completions with existing equipment and operating methods.

Proved developed reserves or PD – The estimated quantities of oil, natural gas and NGLs that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved reserves – Those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations—prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. The area of the reservoir considered as proved includes (i) the area identified by drilling and limited by fluid contacts, if any, and (ii) adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data. In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (“LKH”), as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty. Where direct observation from well penetrations has defined a highest known oil (“HKO”), elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty. Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when (i) successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (ii) the project has been approved for development by all necessary parties and entities, including governmental entities. Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Proved undeveloped reserves or PUD – Proved reserves that are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances. Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are schedule to be drilled within five years unless specific circumstances justify a longer time. Under no circumstances shall estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Recompletion – The completion for production of an existing well bore in another formation from that in which the well has been previously completed.

Re-engineering – A process involving a comprehensive review of the mechanical conditions associated with wells and equipment in producing fields. Our re-engineering practices typically result in a capital expenditure plan which is implemented over time to workover (see below) and re-complete wells and modify down hole artificial lift equipment and surface equipment and facilities. The programs are designed specifically for individual fields to increase and maintain production, reduce down-time and mechanical failures, lower per-unit operating expenses, and therefore, improve field economics.

Reservoir – A permeable underground formation containing a natural accumulation of producible oil and/or natural gas that is confined by impermeable rock or water barriers and is individual and separate from other reservoirs.

Royalty interest – An interest in an oil and natural gas property entitling the owner to a share of oil or natural gas production free of costs of production.

SEC – United States Securities and Exchange Commission.

Shut-in reserves – Those reserves expected to be recovered from completion intervals that were open at the time the reserve was estimated but were not producing due to market conditions, mechanical difficulties or because production equipment or pipelines were not yet installed. These reserves are included in the PDNP category in our reserve report.

Standardized Measure – The present value of estimated future net revenue to be generated from the production of proved reserves, determined in accordance with the rules and regulations of the SEC (using prices and costs in effect as of the date of estimation), less future development, production and income tax expenses, and discounted at 10% per annum to reflect the timing of future net revenue.

Undeveloped acreage – Lease acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and natural gas regardless of whether such acreage contains proved reserves.

Working interest or WI – The ownership interest, generally defined in a JOA, that gives the owner the right to drill, produce and/or conduct operating activities on the property and share in the sale of production, subject to all royalties, overriding royalties and other burdens and obligates the owner of the interest to share in all costs of exploration, development operations and all risks in connection therewith.

Workover – Operations on a producing well to restore or increase production.

WTI – West Texas Intermediate light sweet crude oil, a benchmark in crude oil pricing.

FORM OF PROXY

EARTHSTONE ENERGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS – [•], 2021 AT 9:00 AM CDT

CONTROL ID:

REQUEST ID:

The undersigned hereby appoints Robert J. Anderson and Tony Oviedo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the shares of Class A Common Stock and Class B Common Stock of Earthstone Energy, Inc. ("Earthstone") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on [•], 2021, at 9:00 a.m., Central Daylight Time, at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Your vote is very important. Thank you for voting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS

If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
INTERNET:	https://www.iproxydirect.com/ESTE
PHONE:	1-866-752-VOTE(8683)

→ **Please ensure you fold then detach and retain this portion of this Proxy** →

**ANNUAL MEETING OF THE STOCKHOLDERS OF EARTHSTONE ENERGY, INC.**

**PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

**The Board of Directors recommends a vote FOR all of the listed nominees and FOR Proposals 2, 3, 4, 5 and 6.**

| **Proposal 1** | → FOR ALL | WITHHOLD ALL | FOR ALL EXCEPT | |
|---|---|---|---|---|
| Election of Class III Director Nominees: | ☐ | ☐ | | |
| Jay F. Joliat | | | ☐ | **CONTROL ID:** |
| Phillip D. Kramer | | | ☐ | **REQUEST ID:** |
| Robert L. Zorich | | | ☐ | |

| **Proposal 2** | → FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| To amend the Third Amended and Restated Certificate of Incorporation of Earthstone Energy, Inc. to increase the authorized size of our board of directors from nine members to eleven members. | ☐ | ☐ | ☐ |

| **Proposal 3** | → FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| To approve and adopt an amendment to the Earthstone Energy, Inc. Amended and Restated 2014 Long-Term Incentive Plan. | ☐ | ☐ | ☐ |

| **Proposal 4** | → FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| Ratification of the appointment of Moss Adams LLP as Earthstone's independent registered public accounting firm for 2021. | ☐ | ☐ | ☐ |

**NOTE: In their discretion, Proxies are authorized to vote upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.**

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING:** ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

________________________

________________________

________________________

**IMPORTANT:** Please print your name and sign exactly as your name appears in the records of the Company. When shares are held by joint tenants, both should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a company, please provide the full name of the company and a signature from a duly authorized officer, giving the officer's full title as such. If your shares are held at a brokerage house, please indicate in the space provided the name of the brokerage house and the number of shares held.

Dated: ____________________, 2021

______________________________

(Print Name of Stockholder and/or Joint Tenant)

______________________________

(Signature of Stockholder)